UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENDEAVOR ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock of Endeavor Acquisition Corp.

(2)	Aggregate number of securities to which transaction applies:

37,258,065

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Average of the bid and ask price for common stock as of November 1, 2007: ($12.30)

(4)	Proposed maximum aggregate value of transaction:

$458,274,200

(5)	Total fee paid:

$16,954

☒	Fee paid previously with preliminary materials: $13,845

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This proxy statement is dated November     , 2007 and is first being mailed to Endeavor stockholders on or about November     , 2007.

Endeavor Acquisition Corp.

590 Madison Avenue

21st Floor

New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER     , 2007

TO THE STOCKHOLDERS OF ENDEAVOR ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Endeavor Acquisition Corp. (“Endeavor”), a Delaware corporation, will be held at 10:00 a.m., eastern time, on December     , 2007, at the offices of Graubard Miller, Endeavor’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon the adoption and approval of the Amended and Restated Agreement and Plan of Reorganization dated as of November 7, 2007 (the “Acquisition Agreement”), among Endeavor, AAI Acquisition, LLC, a California limited liability company and wholly owned subsidiary of Endeavor (“Merger Sub”), American Apparel Inc., a California corporation (“AAI”), American Apparel, LLC, a California limited liability company (“LLC”), each of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. (together, the “CI companies” and, collectively with AAI and LLC, “American Apparel”), Dov Charney, a principal stockholder and member of AAI and LLC, respectively (“Mr. Charney”), Sang Ho Lim, the other principal stockholder and member of AAI and LLC, respectively (“Mr. Lim”), and the stockholders of each of the CI companies (the “CI Stockholders”), and the transactions contemplated thereby. The Acquisition Agreement amends and restates in its entirety that certain Agreement and Plan of Reorganization, dated as of December 18, 2006 (the “Original Agreement”), by and among Endeavor, AAI Acquisition Corp., AAI, LLC, the CI companies, Mr. Charney, Mr. Lim and the CI Stockholders. We refer to this proposal as the “acquisition proposal.” The board of directors and stockholders of each of AAI and each of the CI companies and the members of LLC have already approved and adopted the Acquisition Agreement.

(2) to consider and vote upon an amendment to the certificate of incorporation of Endeavor to change the name of Endeavor from “Endeavor Acquisition Corp.” to “American Apparel, Inc.” We refer to this proposal as the “name change amendment proposal”;

(3) to consider and vote upon an amendment to the certificate of incorporation of Endeavor to increase the number of authorized shares of Endeavor common stock from 75,000,000 to 120,000,000. We refer to this proposal as the “capitalization amendment proposal”;

(4) to consider and vote upon an amendment to the certificate of incorporation of Endeavor to remove the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the acquisition, as these provisions will no longer be applicable to Endeavor, and to redesignate section E of Article Sixth as modified as Article Sixth of Endeavor’s restated and amended certificate of incorporation. We refer to this proposal as the “Article Sixth amendment proposal”;

(5) to consider and vote upon the 2007 performance equity plan (an equity-based performance equity plan). We refer to this proposal as the “performance equity plan proposal”; and

(6) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the special meeting, Endeavor is not authorized to consummate the acquisition—we refer to this proposal as the “adjournment proposal.”

(i)

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Endeavor’s common stock at the close of business on November 16, 2007 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. Endeavor will not transact any other business at the special meeting or any adjournment or postponement of the meeting.

The acquisition proposal must be approved by the holders of a majority of the shares of Endeavor common stock sold in Endeavor’s initial public offering (“IPO”) that are cast at the special meeting. Each of the name change amendment, capitalization amendment and Article Sixth amendment proposals must be approved by the holders of a majority of the outstanding shares of Endeavor common stock. The performance equity plan proposal must be approved by the holders of a majority of the shares of Endeavor common stock that are present in person or represented by proxy and entitled to vote at the meeting.

The adoption of the acquisition proposal is conditioned on the adoption of the name change amendment and the capitalization amendment, and neither the name change amendment nor the capitalization amendment will be presented to the meeting for adoption unless the acquisition proposal is approved. The adoption of the Article Sixth amendment and the performance equity plan proposals are not conditions to the adoption of the acquisition proposal or to the adoption of either of the name change amendment or the capitalization amendment proposals, but if the acquisition proposal is not approved, neither the Article Sixth amendment proposal nor the performance equity proposal will be presented at the meeting for adoption. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the special meeting, Endeavor is not authorized to consummate the acquisition.

Your broker, bank or nominee cannot vote your shares on any proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Abstentions will have the same effect as a vote “AGAINST” the name change amendment, capitalization amendment, Article Sixth amendment, the performance equity plan and adjournment proposals but will have no effect on the acquisition proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the same effect as a vote “AGAINST” the name change amendment, capitalization amendment, Article Sixth amendment and adjournment proposal, but will have no effect on the acquisition proposal or the performance equity plan proposal. However, since the adoption of the acquisition proposal is conditioned on the adoption of the name change amendment and capitalization amendment proposals, any broker non-vote with respect to the name change amendment or capitalization amendment proposals will decrease the likelihood of the adoption of such proposals and thus also reduce the likelihood of the effectuation of the acquisition proposal.

Each Endeavor stockholder that holds shares of common stock issued in Endeavor’s IPO has the right to vote against the acquisition proposal and demand that Endeavor convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Endeavor’s IPO was deposited. The exact conversion price will be determined as of a date which is two business days prior to the anticipated date of the consummation of the acquisition. As of November 1, 2007, the conversion price would have been approximately $7.97 in cash for each share of Endeavor common stock issued for the IPO. These shares will be converted into cash only if the acquisition is consummated. If, however, the holders of 20% (approximately 3,232,149 shares) or more shares of common stock issued in Endeavor’s IPO both vote against the acquisition proposal and demand conversion of their shares, Endeavor will not consummate the acquisition. Prior to exercising conversion rights, Endeavor stockholders should verify the market price of Endeavor’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of Endeavor’s common stock are quoted on the American Stock Exchange under the symbol “EDA.” On November 1, 2007, the last sale price of Endeavor’s common stock was $12.30.

Endeavor’s initial stockholders who purchased their shares of common stock prior to Endeavor’s IPO, and which include all of Endeavor’s current directors and executive officers and their affiliates and are referred to

(ii)

collectively in this proxy statement as the “Endeavor Inside Stockholders,” currently own an aggregate of approximately 18.8% of the outstanding shares of Endeavor common stock. Each of the Endeavor Inside Stockholders has agreed to vote all of the shares they purchased prior to the IPO on the acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in the IPO. The Endeavor Inside Stockholders have also indicated that they intend to vote such shares “FOR” the adoption of the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals, as well as the adjournment proposal if considered at the special meeting. These Endeavor insiders also have indicated they intend to vote any shares they acquire after the IPO for all of the proposals. As of the record date, these Endeavor insiders have not acquired any additional shares of Endeavor common stock since the IPO.

After careful consideration, Endeavor’s board of directors has determined that the acquisition proposal and the other proposals are fair and in the best interests of Endeavor’s stockholders.

Endeavor’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” the adoption of the acquisition proposal, the name change amendment proposal, the capitalization amendment proposal, the Article Sixth amendment proposal and the performance equity plan proposal and, if considered at the special meeting, the adjournment proposal.

All Endeavor stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Endeavor common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the name change amendment, the capitalization amendment and the Article Sixth amendment proposals.

A complete list of Endeavor stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Endeavor for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

Thank you for your participation. We look forward to your continued support.

NOVEMBER , 2007	By Order of the Board of Directors

Sincerely,

Eric J. Watson
Chairman and Treasurer

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

Endeavor maintains a website at www.endeavoracq.com. The contents of that website are not part of this proxy statement.

SEE “ RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION.

(iii)

(iv)

SUMMARY OF MATERIAL TERMS OF THE ACQUISITION

Parties

The parties to the acquisition are:

•	Endeavor Acquisition Corp. (“Endeavor”),

•	AAI Acquisition LLC (“Merger Sub”), a wholly owned subsidiary of Endeavor that was formed solely for the purpose of effecting the acquisition as described herein,

•	American Apparel Inc. (“AAI”),

•	American Apparel, LLC (inactive) (“LLC”),

•

Dov Charney, an owner of 50% of the outstanding capital stock of AAI, 50% of the outstanding membership interests of LLC and 100% of the securities of the CI companies (as defined below). (“Mr. Charney”),

•	Sang Ho Lim, the owner of the remaining 50% of the outstanding capital stock of AAI and the remaining 50% of the outstanding membership interests of LLC (“Mr. Lim”), and

•

Each of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. (together, the “CI companies” and, collectively with AAI and LLC, “American Apparel” or the “American Apparel companies”).

See the section entitled “Summary of Certain Provisions of the Proxy Statement - Parties.”

The Acquisition

Under the terms of the Acquisition Agreement:

•

prior to the closing of the acquisition (the “Closing”), Mr. Charney will have the right, but not the obligation, to purchase all of the outstanding capital stock and membership interests of the American Apparel companies owned by Mr. Lim (the “Lim Buyout”), provided that, if the Lim Buyout is not consummated by Mr. Charney prior to the Closing, the Lim Buyout shall be consummated directly by Endeavor at its sole cost and expense;

•	prior to the Closing, all of the membership interests of LLC will be transferred to AAI;

•	AAI will be merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor; and

•

all of the outstanding capital stock of each of the CI companies, as successors in interest to the Canadian entities that were original signatories to the Acquisition Agreement, will be acquired by Endeavor, with each of them surviving the transaction as a wholly owned subsidiary of Endeavor.

See the section entitled “The Acquisition Proposal.”

Acquisition Consideration

•

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 37,258,065 shares of Endeavor common stock, subject to downward adjustment if American Apparel’s net debt, as defined in the Acquisition Agreement, at the close of business on the date two business days prior to the Closing is more than $150,000,000. Following the Closing, Endeavor will pay and expense as part of its operations an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. As of September 30, 2007, American Apparel’s net debt does not exceed $150,000,000 and it is not anticipated to exceed $150,000,000 at Closing. Accordingly, it is unlikely that any adjustment will be made to the number of shares issued to Mr. Charney. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

Post-Closing Ownership of Endeavor Common Stock

As a result of the acquisition, and assuming that there is no adjustment to the number of shares issued based on American Apparel’s net debt and that:

•

no Endeavor stockholder demands that Endeavor convert its shares to cash as permitted by Endeavor’s certificate of incorporation, Mr. Charney will own approximately 65.2% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 34.8% of the outstanding Endeavor common stock immediately following the Closing;

•

assuming approximately 19.99% of the common stock issued in Endeavor’s initial public offering votes against the acquisition and such stock is converted into cash, Mr. Charney will own approximately 69.1% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 30.9% of the outstanding common stock of Endeavor immediately following the Closing.

The foregoing percentages do not take into account any exercise of outstanding warrants to purchase shares of Endeavor common stock (which warrants will become exercisable at Closing) or any outstanding options.

Escrow Agreement

•

At the closing of the acquisition, 8,064,516 of the Endeavor shares to be issued to Mr. Charney will be placed in escrow until the later of (a) the first anniversary of the Closing and (b) the thirtieth day after the date that Endeavor files its Annual Report on Form 10-K for the year ended December 31, 2007, as a fund for the payment of indemnification claims that may be made by Endeavor as a result of any breaches of American Apparel’s covenants, representations and warranties in the Acquisition Agreement and certain lawsuits to which American Apparel is a party. See the section entitled “The Acquisition Agreement—Escrow Agreement.”

Lock-Up Agreement

•

Mr. Charney has agreed not to sell any of the shares of Endeavor common stock he receives in the acquisition before the third anniversary of the Closing, subject to certain exceptions. See the section entitled “The Acquisition Agreement—Lock-up Agreement.”

Post-Acquisition Executive Officers and Employment Agreements

•

At the closing of the acquisition Mr. Charney, who is currently the chief executive officer of AAI, will become Endeavor’s chief executive officer and president. None of Endeavor’s current officers will continue with Endeavor after the acquisition. All of the current officers of American Apparel will continue in their current or related positions with American Apparel following the acquisition. Mr. Charney will enter into an employment agreement with Endeavor and American Apparel, effective as of the closing of the acquisition. See the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition—Executive Compensation—Employment Agreement and Non-Competition Covenants.”

Post-Acquisition Board of Directors; Voting Agreement

•

After the acquisition, the board of directors of Endeavor will have nine members comprised of four persons designated by Mr. Charney, four persons designated by certain of Endeavor’s current stockholders and one person mutually designated by the parties in accordance with a voting agreement that will be executed by the parties immediately prior to closing. The voting agreement will provide that the parties thereto will vote their shares of Endeavor common stock in favor of such designees to serve as directors of Endeavor through the annual meeting of stockholders of Endeavor to be held in 2010. See the section entitled “The Acquisition Agreement—Election of Directors; Voting Agreement.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?	A.	Endeavor and American Apparel have agreed to a business combination under the terms of the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007, as described in this proxy statement. This agreement is referred to as the “Acquisition Agreement.” A copy of the Acquisition Agreement is attached to this proxy statement as Annex A, and we encourage you to read it in its entirety.

In order to complete the acquisition, Endeavor stockholders must vote in favor of (i) the Acquisition Agreement, (ii) an amendment to Endeavor’s certificate of incorporation to change the name of Endeavor from “Endeavor Acquisition Corp.” to “American Apparel, Inc.” and (iii) an amendment to Endeavor’s certificate of incorporation to increase the number of shares of authorized common stock from 75,000,000 to 120,000,000. Endeavor stockholders also will be asked to vote to approve (a) an amendment to Endeavor’s certificate of incorporation to make certain modifications to Article Sixth thereof and (b) the performance equity plan, but such approvals are not conditions to the acquisition. The performance equity plan has been approved by Endeavor’s board of directors and will be effective upon Closing, if approved by the stockholders. Endeavor’s amended and restated certificate of incorporation, as it will appear if all amendments proposed hereby are approved, is attached to this proxy statement as Annex B. The performance equity plan is attached to this proxy statement as Annex C.

Endeavor will hold a special meeting of its stockholders to obtain these approvals. This proxy statement contains important information about the proposed acquisition, the other proposals and the special meeting of Endeavor stockholders. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Do I have conversion rights?	A.	If you hold shares of common stock issued in Endeavor’s IPO, then you have the right to vote against the acquisition proposal and demand that Endeavor convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Endeavor’s IPO are held. We sometimes refer to these rights to vote against the acquisition and demand conversion of the shares into a pro rata portion of the trust account as “conversion rights.”

Q.	How do I exercise my conversion rights?	A.

If you wish to exercise your conversion rights, you must (i) vote against the acquisition proposal, (ii) demand that Endeavor convert your shares into cash, (iii) continue to hold your shares through the closing of the acquisition and (iv) then deliver your shares to our transfer agent within the period specified in a notice you will receive from Endeavor, which period will be not less than 20 days. In lieu of delivering your stock certificate, you may deliver your shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System.

Any action that does not include an affirmative vote against the acquisition will prevent you from exercising your conversion rights. Your vote on any proposal other than the acquisition proposal will have no impact on your right to seek conversion.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Endeavor at the address listed at the end of this section. If you (i) initially vote for the acquisition proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the acquisition proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Endeavor to exercise your conversion rights, or (iii) initially vote against the acquisition but later wish to vote for it, or (iv) otherwise wish to correct or change your proxy card, you may request Endeavor to send you another proxy card on which you may indicate your intended vote and, if that vote is against the acquisition proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Endeavor at the phone number or address listed at the end of this section.

Any corrected or changed proxy card or written demand of conversion rights must be received by Endeavor prior to the special meeting. No demand for conversion will be honored unless the holder’s stock certificate has been delivered to Endeavor’s transfer agent within the period specified in the notice that will be provided by Endeavor as described above.

If, notwithstanding your negative vote, the acquisition is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the anticipated date of the consummation of the acquisition. As of the record date, there was approximately $128.7 million in the trust account, which would amount to approximately $7.96 per share sold in the IPO upon conversion. If you exercise your conversion rights, then you will be exchanging your shares of Endeavor common stock for cash and will no longer own these shares. See the section entitled “Special Meeting of Endeavor Stockholders—Conversion Rights” for the procedures to be followed if you wish to convert your shares into cash.

Exercise of your conversion rights does not result in either the conversion or a loss of your warrants. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock unless we do not consummate the acquisition. A registration statement must be in effect to allow you to exercise any warrants you may hold or to allow Endeavor to call the warrants for redemption if the redemption conditions are satisfied.

Q.	Do I have appraisal rights if I object to the acquisition?	A.	Endeavor stockholders do not have appraisal rights in connection with the acquisition under the General Corporation Law of the State of Delaware (“DGCL”).

Q.	What happens to the funds deposited in the trust account after consummation of the acquisition?	A.	After consummation of the acquisition, Endeavor stockholders properly electing to exercise their conversion rights will receive their pro rata portion of the funds in the trust account. If Endeavor is required to effect the Lim Buyout, $60 million plus an additional cash amount based on the date on which the Lim Buyout is completed shall be used from the trust account and will therefore be unavailable to the combined companies. If the acquisition were to be consummated on December 14, 2007, and Endeavor was required to effect the Lim Buyout on the same date, Endeavor would pay Mr. Lim approximately $67.8 million. See the section entitled “The Acquisition Agreement—Acquisition Consideration—Lim Buyout.” In addition, if Endeavor is required to convert 19.99% of the Public Shares into cash, approximately $25.7 million of the proceeds in trust would be paid to the holders thereof. Accordingly, the minimum amounts available to the combined companies at consummation of the acquisition would range from approximately $35.2 million to $60.9 million. Regardless of the amount of proceeds delivered to the combined companies at closing of the acquisition, approximately $19.4 million will be used to repay existing indebtedness, $3.2 million will be used to make certain prescribed distributions to stockholders of AAI in connection with their personal income tax responsibilities; and $2.5 million will be used to pay cash bonuses to retained American Apparel personnel. In addition, a portion of the proceeds will be used to pay the costs associated with the acquisition, including professional and printing fees. The balance of the funds in the trust account will be released to Endeavor and will become funds of the consolidated companies.

Q.	What happens if the acquisition is not consummated?	A.	If Endeavor does not complete the acquisition by December 15, 2007, it will be dissolved pursuant to Section 275 of the Delaware General Corporation Law. In connection with such dissolution, the expected procedures of which are set forth in the section entitled “Other Information Related to Endeavor—Liquidation If No Business Combination,” Endeavor will liquidate and distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus remaining assets. Holders of Endeavor common stock acquired prior to the IPO, including all of Endeavor’s officers and directors, have waived any right to any liquidation distribution with respect to those shares.

Q.	When do you expect the acquisition to be completed?	A.	It is currently anticipated that the Closing will occur promptly following the Endeavor special meeting on December , 2007. For a description of the conditions to completion of the acquisition, see the sections entitled “The Acquisition Agreement—Conditions to the Closing of the Acquisition.”

Q.	What do I need to do now?	A.	Endeavor urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the acquisition will affect you as a stockholder of Endeavor. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?	A.	If you are a holder of record of Endeavor common stock at the close of business on November 16, 2007, which is the record date for the special meeting, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A.	No. Your broker, bank or nominee cannot vote your shares on any proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	Can I change my vote after I have mailed my signed proxy or direction form?	A.	Yes. Send a later-dated, signed proxy card to Endeavor’s secretary at the address of Endeavor’s corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Endeavor’s secretary, which must be received by Endeavor’s secretary prior to the special meeting.

Q.	Do I need to send in my stock certificates?	A.	Endeavor stockholders who do not elect to have their shares converted into a pro rata share of the trust account should not submit their stock certificates now or after the acquisition, because their shares will not be converted or exchanged in the acquisition. Endeavor stockholders who vote against the acquisition and exercise their conversion rights must deliver their shares to Endeavor’s transfer agent (either physically or electronically) after the meeting.

Q.	What should I do if I receive more than one set of voting materials?	A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Endeavor shares.

Q.	Who can help answer my questions?	A.	If you have questions about the acquisition or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Martin Dolfi Endeavor Acquisition Corp. 590 Madison Avenue, 21st Floor New York, New York 10022 Tel: (212) 683-5350

You may also obtain additional information about Endeavor from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to vote against the acquisition and seek conversion of your shares, you will need to deliver your shares (either physically or electronically) to Endeavor’s transfer agent at the address below after the meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Mark Zimkind Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004 Telephone: (212) 845-3287

SUMMARY OF THE PROXY STATEMENT

Parties

Endeavor is a blank check company formed on July 22, 2005 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Its mailing address is 590 Madison Avenue, New York, New York 10022. After the consummation of the acquisition, its mailing address will be 747 Warehouse Street, Los Angeles, California 90021, which is American Apparel’s corporate headquarters. Its present website address is www.endeavoracq.com. After the consummation of the acquisition its website address will be www.americanapparel.net, which is presently the website address of American Apparel.

American Apparel is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel. As of September 30, 2007, American Apparel operated 165 retail stores in 13 countries, including the United States, Canada, Mexico, England, Germany, France, Switzerland, the Netherlands, Israel, Italy, Japan, Sweden and South Korea. American Apparel also operates a leading wholesale business that supplies t-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at www.americanapparelstore.net. See the section entitled “Business of American Apparel.”

Acquisition Structure

Under the terms of the Acquisition Agreement:

•

prior to the Closing, Mr. Charney will have the right, but not the obligation to purchase all of the outstanding capital stock and membership interests of the American Apparel companies owned by Mr. Lim (“the Lim Buyout”), provided that, if the Lim Buyout is not consummated by Mr. Charney prior to the Closing, the Lim Buyout shall be consummated directly by Endeavor at its sole cost and expense;

•	prior to the Closing, all of the membership interests of LLC will be transferred to AAI;

•	AAI will be merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor; and

•	all of the outstanding capital stock of each of the CI companies will be acquired by Endeavor, with all of the CI companies surviving the transaction as wholly owned subsidiaries of Endeavor.

The stockholders owning all of the outstanding voting stock or membership interests of each of the American Apparel companies have approved and adopted the Acquisition Agreement in accordance with the applicable corporate or company laws of each such company’s jurisdiction of formation.

See the section entitled “The Acquisition Proposal.”

Acquisition Consideration

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 37,258,065 shares of Endeavor common stock, subject to downward adjustment if American Apparel’s net debt, as defined in the Acquisition Agreement, at the close of business on the date two business days prior to the Closing is more than $150,000,000. Following the Closing, Endeavor will pay and expense as part of its operations an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

Lim Buyout

Mr. Charney shall purchase all of Mr. Lim’s equity interests in the American Apparel companies prior to the Closing. The purchase price shall be $60 million plus an additional cash price determined by the date on which the Lim Buyout is completed. In the event that the Lim Buyout is not consummated by Mr. Charney prior to closing of the acquisition for any reason, Endeavor shall effect the Lim Buyout as part of the acquisition by paying Mr. Lim cash for all of his equity interests in the American Apparel companies. The consideration to be received by Mr. Charney in connection with the Closing will not be reduced or otherwise affected should the Lim Buyout be consummated by Endeavor. If the acquisition were to be consummated on December 14, 2007, and Endeavor was required to effect the Lim Buyout on the same date, Endeavor would pay Mr. Lim approximately $67.8. See the section entitled “The Acquisition Agreement—Acquisition Consideration—Lim Buyout.”

Other Proposals

In addition to voting on the acquisition, the stockholders of Endeavor will vote on proposals to change its name to “American Apparel, Inc.,” to increase the number of shares of common stock it is authorized to issue from 75,000,000 to 120,000,000, to amend its charter to delete certain provisions that will no longer be operative after the acquisition and to approve the performance equity plan. In addition, if, based on the tabulated vote at the time of the special meeting, Endeavor is not authorized to consummate the acquisition, the stockholders of Endeavor will vote on the adjournment proposal. See the sections entitled “Name Change Amendment Proposal,” “Capitalization Amendment Proposal,” “Article Sixth Amendment Proposal,” “2007 Performance Equity Plan Proposal” and “The Adjournment Proposal.”

Interests of Endeavor’s Directors and Officers in the Acquisition

Certain of Endeavor’s officers and directors have interests in the acquisition that differ from, or are in addition to, those of Endeavor stockholders generally. In particular:

•

if the acquisition is not approved and Endeavor is required to liquidate, the 3,750,000 shares of common stock held by Endeavor’s officers and directors that were acquired prior to the IPO for an aggregate purchase price of $25,000 will be worthless. In the event the acquisition is not consummated, all 3,750,000 shares held by Endeavor’s officers and directors, which had an aggregate market value of approximately $46,125,000 as of November 1, 2007, would expire and be worthless.

•

As of November 1, 2007, Endeavor owes an aggregate of $575,000 to Mr. Eric Watson and Mr. Jonathan Ledecky, Endeavor’s current chairman of the board and president, respectively, and their affiliates. If the business combination is not consummated, Messrs. Watson and Ledecky will be repaid only to the extent Endeavor has sufficient funds available to it outside of the trust account. As of November 1, 2007, Endeavor had only nominal funds outside of the trust account. Accordingly, in the event the acquisition is not consummated, Messrs. Watson and Ledecky will not be repaid.

•

If Endeavor is unable to complete a business combination and is required to liquidate, Messrs. Watson and Ledecky will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust account are not reduced by the claims of certain prospective target businesses and vendors or other entities that are owed money by Endeavor for services rendered or products sold to it.

See the section entitled “The Acquisition Proposal—Interests of Endeavor’s Directors and Officers in the Acquisition.”

Interests of American Apparel’s Directors and Officers in the Acquisition

In addition, we urge you to consider the interests of certain directors and officers of American Apparel in the acquisition. In particular:

•

in connection with the consummation of the acquisition, Mr. Charney shall receive an aggregate of up to 37,258,065 shares of Endeavor’s common stock, subject to downward adjustment, which will result in Mr. Charney owning up to 69.1% of the outstanding Endeavor common stock immediately following the Closing, assuming that approximately 19.99% of the common stock issued in Endeavor’s initial public offering votes against the acquisition and such stock is converted into cash. In the event the acquisition is not consummated, none of the 37,258,065 shares issuable to Mr. Charney, which have an aggregate market value of approximately $458,274,200 as of November 1, 2007, would be issued. In addition, Mr. Charney will enter into an employment agreement with Endeavor concurrently with the Closing under which he shall receive an annual base salary of $750,000 and also be entitled to receive an annual bonus of up to 150% of his base salary and a long-term bonus over the initial three-year term of the employment agreement of up to 300% of his base salary upon attainment by Endeavor of performance objectives to be determined by Endeavor’s compensation committee following the Closing.

•

Mr. Charney has the right, but not the obligation to purchase all of Mr. Lim’s equity interest in the American Apparel companies prior to Closing for $60 million plus an additional cash price to be determined based upon the date on which the Lim Buyout is completed. However, in the event that Mr. Charney does not consummate the Lim Buyout prior to the Closing, Endeavor shall effect the Lim Buyout as part of the transaction at its sole cost and expense. Assuming the acquisition is consummated on December 14, 2007 and Endeavor is required to purchase Mr. Lim’s equity interest, Endeavor would pay Mr. Lim approximately $67.8 million.

•

certain key officers and other employees of American Apparel may receive a cash bonus in connection with the consummation of the acquisition. The aggregate total of cash bonuses to be awarded has been set at $2.5 million.

•

all outstanding unsecured indebtedness currently due and owing from American Apparel to Messrs. Charney and Lim, as well as certain members of their respective families and officers of American Apparel, shall be paid by Endeavor immediately following the Closing. At September 30, 2007, the aggregate amount of such indebtedness was approximately $18.7 million.

Please see the sections entitled “The Acquisition Agreement—Acquisition Consideration” and “Certain Relationships and Related Party Transactions—American Apparel Related Party Transactions” for a more detailed discussion of these interests.

Federal Income Tax Consequences

The merger of AAI info Merger Sub and the acquisition by Endeavor of all of the outstanding capital stock of the CI companies will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by Endeavor or American Apparel as a result of the acquisition. Further, no gain or loss will be recognized by non-converting stockholders of Endeavor as a result of the acquisition. See the section entitled “The Acquisition Proposal—Material Federal Income Tax Consequences of the Acquisition.”

Opinion of Jefferies & Company, Inc.

In connection with the acquisition as contemplated by the Original Agreement, Endeavor’s board of directors received an opinion from Jefferies & Company, Inc., or Jefferies, as to (i) the fairness to the holders of Endeavor common stock (other than any affiliates of Endeavor), from a financial point of view and as of the date of Jefferies’ opinion, of the consideration of approximately 32.3 million shares of Endeavor common stock that was to be paid by Endeavor pursuant to the Original Agreement, and (ii) whether the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets. The full text of Jefferies’ opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement as Annex F.

Endeavor encourages stockholders to read this opinion carefully and in its entirety. Jefferies’ opinion addresses only the fairness to the holders of Endeavor common stock (other than any affiliates of Endeavor), from a financial point of view and as of the date of Jefferies’ opinion, of the consideration of approximately

32.3 million shares of Endeavor common stock that was to be paid by Endeavor under the terms of the Original Agreement, and whether the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets. Jefferies’ opinion does not address any other aspect of the acquisition or the terms of the Acquisition Agreement, which amends and restates the Original Agreement in its entirety. Jefferies’ opinion does not constitute a recommendation as to how any holder of Endeavor common stock should vote on the acquisition or any matter related thereto.

Recommendation of Endeavor Board of Directors

Endeavor’s board of directors:

•

has unanimously determined that the acquisition proposal and each of the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals are fair to and in the best interests of Endeavor and its stockholders;

•	has unanimously approved the acquisition proposal and each of the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the acquisition proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the name change amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the capitalization amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the Article Sixth amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the proposal to approve the performance equity plan; and

•	if necessary, unanimously recommends that Endeavor’s common stockholders vote “FOR” the proposal to approve an adjournment of the special meeting.

American Apparel Stockholders Approval

All of the stockholders of the American Apparel companies have approved the acquisition by written consent for purposes of the corporate and company laws of the State of California and the applicable Canadian federal and provincial law. Accordingly, no further action by the American Apparel stockholders is needed to approve the acquisition.

Reasons for the Acquisition

Endeavor believes that American Apparel is positioned for continued growth in its markets and believes that a business combination with American Apparel will provide Endeavor stockholders with an opportunity to participate in an enterprise with significant growth potential. American Apparel had an annual growth rate in revenues of approximately 41.1% from revenues of approximately $201.5 million in 2005 to revenues of approximately $284.3 million in 2006, and an annual growth rate in EBITDA of approximately 33.3% from EBITDA of approximately $16.8 million in 2005 to EBITDA of approximately $22.4 million in 2006. For the nine month period ended September 30, 2007, American Apparel had revenues of approximately $275.6 million. This was an approximate 31% increase over revenues of approximately $209.8 million for the nine month period ended September 30, 2006. American Apparel’s retail sales for the first nine months of 2007 were approximately $126.0 million, an increase of approximately 51% over retail sales of approximately $83.6 million in the comparable period for 2006. EBITDA for the nine month period ended September 30, 2007 was approximately $40.2 million, an increase of approximately 125.8% over EBITDA of approximately $17.8 million for the comparable period for 2006. See “The Acquisition Proposal—Background of the Acquisition—Endeavor’s Board

of Directors’ Reasons for Approval of the Acquisition.” A discussion of American Apparel’s use of EBITDA and a reconciliation of American Apparel’s EBITDA to net income, the most comparable GAAP measure, is contained in “Selected Summary Historical and Pro Forma Consolidated Financial Information—Non-GAAP Financial Measures.”

Risk Factors

In analyzing the proposed acquisition, Endeavor considered the risk factors identified in “Risk Factors” and notes that, among other risks, American Apparel had aggregate existing net debt as defined in the Acquisition Agreement of approximately $124.7 million as of September 30, 2007, American Apparel was required to negotiate waivers with respect to its current noncompliance with certain covenants under its existing bank and credit facilities and American Apparel is involved in certain litigations and claims. See the section entitled “American Apparel’s Management Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

In evaluating the acquisition proposal, as well as the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals, you should carefully read this proxy statement and consider the factors discussed in the section entitled “Risk Factors.”

Certain Waivers and Amendments

Waivers

In March and April 2007, Endeavor waived certain obligations of American Apparel contained in the Original Agreement. Specifically, Endeavor waived the requirement that:

•

American Apparel deliver audited financial statements for the years ended December 31, 2006, 2005 and 2004 by January 30, 2007, although it did not waive the obligation to ultimately deliver such financial statements (which have since been delivered);

•	American Apparel deliver projections that demonstrate it would have EBITDA of at least $50 million for the year ending December 31, 2007 giving effect to certain adjustments; and

•	American Apparel deliver projections that demonstrate it would have EBITDA of at least $70 million for the year ending December 31, 2008 giving effect to certain adjustments.

No additional obligations were imposed or agreed to in connection with the foregoing waivers.

Modifications

The Original Agreement provided, as a condition to Endeavor’s obligation to close the acquisition, that American Apparel have EBITDA of at least $30 million for the year ended December 31, 2006, after giving effect to certain adjustments, such as inventory write downs and workers compensation expenses, aggregating $5 million. In April 2007, Endeavor allowed an increase to the adjustments to approximately $9.9 million in the aggregate. No additional obligations were imposed or agreed to in connection with the foregoing modification.

Amended and Restated Acquisition Agreement

On November 7, 2007, the Original Agreement was amended and restated in its entirety by the Acquisition Agreement to give effect to the foregoing waivers and modifications by removing those financial statement and financial projections delivery obligations and to, among other things:

•	substitute a limited liability company for a corporation as the Merger Sub;

•	increase the number of shares of Endeavor being issued to Mr. Charney at the closing of the acquisition from 32,258,065 to 37,258,065;

•

provide that if Mr. Charney does not affect the Lim Buyout prior to Closing and Endeavor is therefore required to affect the Lim Buyout, the shares issuable to Mr. Charney in the acquisition would not be reduced as provided in the Original Agreement;

•

increase the level of American Apparel’s net debt above which there would be a downward adjustment in the number of shares issued to Mr. Charney at the closing of the acquisition from $110 million to $150 million;

•

increase the size of the 2007 performance equity plan from 2,710,000 shares to 7,710,000 shares and to provide that stock awards for an aggregate of 2,710,000 shares would be allocated and issued thereunder after Closing and upon filing of an effective registration statement on Form S-8; and

•	eliminate as a closing condition the hiring of a chief financial officer, chief operations officer and chief information officer.

Additionally, in connection with the revised terms of the acquisition, the employment agreement to be executed by Mr. Charney and Endeavor at the closing of the acquisition as contemplated by the Original Agreement has been revised. See the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition—Executive Compensation—Employment Agreement and Non-Competition Covenants.”

After discussion with Jefferies, the board of directors of Endeavor determined to forego obtaining a new opinion in connection with the amended and restated Acquisition Agreement given the limited time remaining to consummate the acquisition prior to the date Endeavor would be required to liquidate and Endeavor’s lack of remaining funds outside the trust. See “The Acquisition Proposal—Background of the Acquisition—Endeavor’s Board of Directors’ Reasons for Approval of the Acquisition.”

See the section entitled “The Acquisition Agreement—Certain Waivers and Amendments” and “The Acquisition Proposal—Endeavor’s Board of Directors’ Reasons for Approval of the Acquisition.”

SELECTED SUMMARY HISTORICAL AND PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

We are providing the following selected financial information to assist you in your analysis of the acquisition.

AAI’s consolidated statements of operations for the nine months ended September 30, 2007 (unaudited) and September 30, 2006 (unaudited) and years ended December 31, 2006 (audited), December 31, 2005 (audited) and December 31, 2004 (unaudited) and consolidated balance sheets as of September 30, 2007 (unaudited), September 30, 2006 (unaudited), December 31, 2006 (audited), December 31, 2005 (audited) and December 31, 2004 (unaudited), are included elsewhere in this proxy statement.

The CI companies’ combined statements of operations for the nine months ended September 30, 2007 (unaudited) and September 30, 2006 (unaudited) and years ended December 31, 2006 (audited), December 31, 2005 (audited) and December 31, 2004 (unaudited) and combined balance sheets as of September 30, 2007 (unaudited), September 30, 2006 (unaudited), December 31, 2006 (audited), December 31, 2005 (audited) and December 31, 2004 (unaudited), are included elsewhere in this proxy statement.

Endeavor’s statements of operations for the nine months ended September 30, 2007 (unaudited) and September 30, 2006 (unaudited), year ended December 31, 2006 (audited) and period from July 22, 2005 (Inception) to December 31, 2005 (audited) and balance sheets as of September 30, 2007 (unaudited), September 30, 2006 (unaudited), December 31, 2006 (audited) and December 31, 2005 (audited), are included elsewhere in this proxy statement.

In the opinion of each of Endeavor’s and American Apparel’s management, the respective unaudited financial statements include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of such consolidated financial statements. AAI’s interim financial statements for the period ended September 30, 2007 and 2006 were not required to be reviewed and therefore were not reviewed by an independent registered public accounting firm using professional review standards and procedures.

The selected financial information of AAI, the CI companies and Endeavor is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes and “Other Information About Endeavor” and “American Apparel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement. The information presented may not be indicative of the future performance of Endeavor, AAI or the CI companies or the combined company resulting from the acquisition.

American Apparel, Inc. and Subsidiaries (AAI)

Selected Historical Consolidated Financial Information (a)

(in thousands of dollars except share data)

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(unaudited)	(unaudited)			(unaudited)	(unaudited)	(unaudited)
Consolidated Statements of Operations:
Net sales	$254,837	$196,745	$264,691	$188,106	$127,929	$77,983	$38,564
Cost of sales	119,103	106,064	138,385	101,048	80,995	49,086	26,390

Gross profit	135,734	90,681	126,306	87,058	46,934	28,897	12,174
Operating expenses	108,270	82,388	117,006	76,823	37,676	22,261	9,812

Income from operations	27,464	8,293	9,300	10,235	9,258	6,636	2,362
Interest expense	12,255	7,869	10,797	6,258	1,928	855	671
Other (income) expense	(1,097)	(350)	(1,208)	2	(12)	172	12

Income (loss) before income taxes	16,306	774	(289)	3,975	7,342	5,609	1,679
Income tax expense (benefit)	4,725	959	1,335	392	1,019	(379)	13

Net income (loss)	$11,581	$(185)	$(1,624)	$3,583	$6,323	$5,988	$1,666

Weighted average diluted shares outstanding	100,000	100,000	100,000	100,000	100,000	100,000	100,000
Basic and diluted net income (loss) per share	115.81	(1.85)	(16.24)	35.83	63.23	59.88	16.66
Cash dividends per share	47.35	6.74	6.96	29.90	3.13	3.63	4.55

	September 30,		December 31,
	2007	2006	2006	2005	2004	2003	2002
	(unaudited)	(unaudited)			(unaudited)	(unaudited)	(unaudited)
Consolidated Balance Sheet Data:
Total assets	$182,956	$148,306	$148,157	$124,226	$82,865	$30,206	$12,842
Total current liabilities	50,763	58,830	59,794	44,915	57,622	21,565	9,657
Total long-term liabilities	113,464	76,069	76,661	65,365	12,780	1,696	1,147
Stockholders’ equity	18,729	13,407	11,702	13,946	12,463	6,945	2,038

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(unaudited)	(unaudited)			(unaudited)	(unaudited)	(unaudited)
Other Cash Flow Data:
Cash Flow (used in) from operations	$(12,629)	$1,505	$9,886	$(1,116)	$(16,607)	$(4,211)	$(789)
Cash Flow used in investing activities	(10,892)	(13,085)	(15,232)	(15,859)	(9,895)	(3,119)	(2,285)
Cash Flow from financing activities	26,600	13,432	6,001	17,428	27,756	7,706	3,500
Effect on cash from exchange rates	197	137	177	(136)	—	0	0

Net change in cash	$3,276	$1,989	$832	$317	$1,254	$376	$426

Other Consolidated Data (unaudited):
EBITDA (b)	$36,618	$15,942	$19,938	$15,603	$11,476	$7,536	$2,828

(a)	These financial statements do not include the results of operations or financial condition of the CI companies, which are audited separately, and set forth separately in this proxy.
(b)	See “—Non-GAAP Financial Measures.”

The American Apparel Group of Canada (CI)

Selected Historical Combined Financial Information (a)

(in thousands of dollars, except share data)

	Nine Months Ended September 30,
	2007	2007	2006	2006
	CDN $ (unaudited)	USD $ (c) (unaudited)	CDN $ (unaudited)	USD $ (c) (unaudited)
Combined Statements of Operations:
Net sales	$33,100	$30,017	$25,837	$22,819
Cost of sales	12,044	10,922	9,670	8,541

Gross profit	21,056	19,095	16,167	14,278

Operating expenses	18,294	16,590	14,988	13,238

Income from operations	2,762	2,505	1,179	1,040
Interest expense	991	899	803	708
Other expense (income)	—	—	—	—

Income before income taxes	1,771	1,606	376	332
Income tax expense	812	735	259	228

Net Income	$959	$871	$117	$104

Weighted average diluted shares outstanding	2,010	2,010	1,710	1,710
Basic and diluted net income (loss) per share	477.11	433.33	68.12	60.82
Cash dividends per share	—	—	—	—

	September 30,
	2007	2007	2006	2006
	CDN $ (unaudited)	USD $ (c) (unaudited)	CDN $ (unaudited)	USD $ (c) (unaudited)
Combined Balance Sheet Data:
Total assets	$17,500	$17,641	$18,239	$16,376
Total current liabilities	8,471	8,540	11,727	10,529
Total long-term liabilities	5,882	5,930	4,690	4,211
Shareholders’ equity	3,147	3,172	1,822	1,636

	Nine Months Ended September 30,
	2007	2007	2006	2006
	CDN $ (unaudited)	USD $ (c) (unaudited)	CDN $ (unaudited)	USD $ (c) (unaudited)
Other Cash Flow Data:
Cash Flow from (used in) operations	$5,961	$5,406	$(117)	$(103)
Cash Flow (used in) investing activities	(2,118)	(1,921)	(937)	(828)
Cash Flow from financing activities	(4,146)	(3,760)	1,032	911
Effect on cash from exchange rates	—	56	—	26

Net change in cash	$(303)	$(219)	$(22)	$6

	Nine Months Ended September 30,
	2007	2007	2006	2006
	CDN $	USD $ (c)	CDN $	USD $ (c)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Other Data (unaudited):
EBITDA (b)	$4,125	$3,741	$2,360	$2,084

(a)	These financial statements do not include the results of operations or financial condition of AAI, which are audited separately and set forth separately in this proxy statement.
(b)	See “—Non-GAAP Financial Measures.”
(c)	Canadian dollars presented as of September 30, 2007 and 2006 were converted at an exchange rate of $1.0081 and $0.8979, respectively. Canadian dollars presented for the nine months ended September 30, 2007 and 2006 were converted at an exchange rate of $0.9069 and $0.8832, respectively.

The American Apparel Group of Canada (CI)

Selected Historical Combined Financial Information (a)

(in thousands of dollars, except share data)

	Year Ended December 31,
	2006	2006	2005	2005	2004	2004	2003	2003	2002	2002
	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)
					(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Combined Statements of Operations:
Net sales	$34,658	$30,544	$29,283	$23,728	$17,379	$13,384	$11,038	$7,907	$5,835	$3,718
Cost of sales	12,852	11,327	11,466	9,291	8,786	6,766	6,138	4,397	4,000	2,549

Gross profit	21,806	19,217	17,817	14,437	8,593	6,618	4,900	3,510	1,835	1,169

Operating expenses	20,473	18,042	17,044	13,811	8,068	6,214	3,928	2,814	1,423	907

Income from operations	1,333	1,175	773	626	525	404	972	696	412	262
Interest expense	1,151	1,014	642	520	343	264	125	90	47	30

Income before income taxes	182	161	131	106	182	140	847	606	365	232
Income tax expense	271	239	138	112	71	55	288	206	140	89

Net (loss) income	$(89)	$(78)	$(7)	$(6)	$111	$85	$559	$400	$225	$143

Weighted average diluted shares outstanding	1,710	1,710	1,710	1,710	1,000	1,000	1,000	1,000	1,000	1,000
Basic and diluted net income (loss) per share	(52.05)	(45.61)	(4.09)	(3.51)	111.00	85.00	559.00	400.00	225.00	143.00
Cash dividends per share	—	—	—	—	—	—	—	—	—	—

	December 31,
	2006	2006	2005	2005	2004	2004	2003	2003	2002	2002
	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $	CDN $	USD $ (c)	CDN $	USD $ (c)
					(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Combined Balance Sheet Data:
Total assets	$18,082	$15,532	$17,297	$14,834	$11,148	$9,275	$6,005	$4,640	$2,631	$1,669
Total current liabilities	9,152	7,119	10,756	9,225	7,812	6,499	4,226	3,265	1,579	1,002
Total long-term liabilities	7,228	6,951	5,073	4,350	2,046	1,702	523	404	314	199
Shareholders’ equity	1,702	1,462	1,468	1,259	1,290	1,074	1,256	971	737	468

	Year Ended December 31,
	2006	2006	2005	2005	2004	2004	2003	2003	2002	2002
	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)
					(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Other Cash Flow Data:
Cash Flow from (used in) operations	$(519)	$(457)	$129	$106	$1,615	$1,241	$(1,155)	$(827)	$(1,121)	$(714)
Cash Flow used in investing activities	(1,881)	(1,658)	(3,908)	(3,225)	(3,339)	(2,565)	(518)	(371)	(156)	(99)
Cash Flow from financing activities	2,814	2,480	4,025	3,322	1,724	1,324	1,673	1,198	1,125	716
Effect on cash from exchange rates	—	(9)	—	8	—	—	—	—	—	—

Net change in cash	$414	$356	$246	$211	$—	$—	$—	$—	$(152)	$(97)

	Year Ended December 31,
	2006	2006	2005	2005	2004	2004	2003	2003	2002	2002
	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)	CDN $	USD $ (c)
					(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Other Data (unaudited):
EBITDA (b)	$3,004	$2,648	$1,919	$1,554	$903	$695	$1,039	$744	$449	$286

(a)	These financial statements do not include the results of operations or financial condition of AAI, which are audited separately and set forth separately in this proxy statement.
(b)	See “—Non-GAAP Financial Measures.”
(c)	Canadian dollars presented as of December 31, 2006, 2005, 2004, 2003 and 2002 were converted at an exchange rate of $0.8590, $0.8576, $0.8319, $0.7727 and $0.6344 respectively. Canadian dollars presented for the year ended December 31, 2006, 2005, 2004, 2003 and 2002 were converted at an exchange rate of $0.8813, $0.8103, $0.77014, $0.7163 and $0.6372 respectively.

Endeavor Acquisition Corp.

Selected Historical Financial Information

(in thousands of dollars, except share data)

	Nine Months Ended September 30,		Year Ended December 31, 2006	Period from July 22, 2005 (Inception) to December 31, 2005
	2007	2006
	(unaudited)	(unaudited)
Statements of Operations:
Selling, general & administrative expenses	$686	$705	$1,101	$63

Loss from operations	(686)	(705)	(1,101)	(63)
Dividend and interest income	3,264	2,898	3,974	118

Income before provision for income taxes	$2,578	$2,193	$2,873	$55
Provision for income taxes	—	—	3	1

Net income	$2,578	$2,193	$2,870	$54
Accretion of trust fund relating to common stock subject to possible conversion	652	580	794	24

Net income available to common stockholders	$1,926	$1,613	$2,076	$30

Weighted average basic shares outstanding	16,678,713	16,668,470	16,668,534	4,670,245

Weighted average diluted shares outstanding	16,748,738	16,668,470	16,668,534	4,670,245

Basic income per share	$0.12	$0.10	$0.12	$0.01

Diluted income per share	$0.11	$0.10	$0.12	$0.01

	September 30,		December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Balance Sheet Data:
Total assets	$128,938	$125,546	$125,546	$113,640
Total current liabilities	1,074	260	260	64
Common stock subject to possible conversion	25,674	25,022	25,022	22,461
Stockholders’ equity	102,190	100,264	100,264	91,115

	Nine Months Ended September 30,		Year Ended December 31, 2006	Period from July 22, 2005 (Inception) to December 31, 2005
	2007	2006
	(unaudited)	(unaudited)
Cash Flow Data:
Cash Flow from (used in) operations	$2,721	$2,462	$3,137	$(68)
Cash Flow used in investing activities	(3,261)	(11,740)	(12,809)	(112,308)
Cash Flow from financing activities	475	8,840	8,694	113,521

Net change in cash	(65)	(438)	$(978)	$1,145

Non-GAAP Financial Measures

Use of EBITDA

Endeavor believes that EBITDA provides relevant and useful information for analysts and investors as a non-GAAP operating performance measure. In particular, EBITDA is one of the key measures used by Endeavor with respect to the proposed acquisition in the valuation of American Apparel as described in the sections of this proxy statement entitled “The Acquisition Proposal—Endeavor’s Board of Directors’ Reasons for Approval of the Acquisition.” In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of a company in comparison to other companies in the same industry.

American Apparel presents EBITDA because it believes it provides an important measure of its financial performance. American Apparel defines EBITDA as net income (loss) before:

•	interest expense;

•	income taxes; and

•	depreciation and amortization.

American Apparel’s management uses EBITDA as an important financial measure to assess American Apparel’s operating performance. American Apparel’s management believes that the presentation of EBITDA included in this proxy statement provides a supplementary non-GAAP operating performance measure to assist readers with the overall evaluation of operating performance and also to assist in the review of results of operations for planning and forecasting certain operations in future periods. The presentation also provides a measurement which industry analysts use when evaluating operating performance and to allow comparisons of operating performance to that of competitors. EBITDA will also be useful for calculating bonuses to be paid to management.

Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because of the following material limitations:

•

“It does not include interest expense. Because AAI borrowed money to finance its operations, interest expense is a necessary and ongoing part of its costs and has assisted in generating revenue. Therefore, any measure that excludes interest has material limitations.”

•	“It does not include taxes. Because the payment of taxes is a necessary and ongoing part of operations, any measure that excludes taxes has material limitations.”

•

“It does not include depreciation and amortization expense. Because AAI uses capital assets, depreciation and amortization expense is a necessary element of costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations.”

American Apparel’s management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Since AAI has previously reported non-GAAP segment results to Endeavor’s management and the investment community, we believe the inclusion of non-GAAP numbers provides consistency in financial reporting. Lastly, an investor or potential investor may find any one or all these items important in evaluating AAI’s performance, its results of operations and financial position. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting AAI’s business.

American Apparel had growth in EBITDA of approximately $22.4 million or 125.8% from EBITDA of approximately $17.8 million in the first nine months of 2006 to EBITDA of approximately $40.2 million in the first nine months of 2007.

Reconciliation of AAI’s EBITDA

The following table presents a reconciliation of the AAI’s EBITDA to its net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$11,581	$(185)	$(1,624)	$3,583	$6,323	$5,988	$1,666
Income taxes	4,725	959	1,335	392	1,019	(379)	13
Interest expense	12,255	7,869	10,797	6,258	1,928	855	671
Depreciation and amortization	8,057	7,299	9,430	5,370	2,206	1,072	478

EBITDA	$36,618	$15,942	$19,938	$15,603	$11,476	$7,536	$2,828

Reconciliation of the CI companies’ EBITDA

The following tables present a reconciliation of the CI companies’ EBITDA to their net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Nine Months Ended September 30,
	2007	2007	2006	2006
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$959	$871	$117	$103
Income taxes	812	735	259	229
Interest expense	991	899	803	709
Depreciation and amortization	1,363	1,236	1,181	1,043

EBITDA	$4,125	$3,741	$2,360	$2,084

	Year Ended December 31,
	2006	2006	2005	2005	2004	2004	2003	2003	2002	2002
	CDN $	USD $	CDN $	USD $	CDN $	USD $	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(89)	$(78)	$(7)	$(6)	$111	$85	$559	400	225	$143
Income taxes	271	239	138	112	71	55	288	206	140	89
Interest expense	1,151	1,014	642	520	343	264	125	90	47	30
Depreciation and amortization	1,611	1,420	1,093	885	378	291	67	48	37	24

EBITDA	$2,944	$2,595	$1,866	$1,511	$903	$695	$1,039	$744	$449	$286

Selected Unaudited Pro Forma Combined Financial Information

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of American Apparel will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction. American Apparel will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of American Apparel. Accordingly, the assets and liabilities and the historical operations that will be reflected in the Endeavor financial statements after consummation of the acquisition will be those of American Apparel and will be recorded at the historical cost basis of American Apparel. Endeavor’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of American Apparel upon consummation of the acquisition.

We have presented below selected unaudited pro forma condensed combined financial information that reflects recapitalization accounting and is intended to provide you with a better picture of what Endeavor’s businesses might have looked like had AAI, the CI companies and Endeavor actually been combined as of the periods indicated. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the acquisition. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The following unaudited selected pro forma condensed combined statement of operations combines Endeavor’s historical statement of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 with those of AAI and the CI companies for the nine months ended September 30, 2007 and the year ended December 31, 2006, in each case giving effect to the acquisition as if it had occurred on January 1, 2006. The following unaudited selected pro forma condensed combined balance sheet combines Endeavor’s historical balance sheet and those of AAI and the CI companies as of September 30, 2007, giving effect to the transactions described in the Acquisition Agreement as if they had occurred on September 30, 2007.

The unaudited pro forma adjustments are based upon available information and assumptions that we believe are directly attributable to the transaction and are factually supportable. The unaudited pro forma condensed combined statements of operations and the pro forma condensed combined balance sheet do not purport to represent the results of operations that would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period.

The following information, which is included elsewhere in this proxy statement, should be read in conjunction with the pro forma condensed combined financial information:

•	accompanying notes to the unaudited pro forma condensed combined information;

•	separate historical consolidated financial statements of AAI and the CI companies for the years ended December 31, 2006 and December 31, 2005 as well as unaudited for the year ended December 31, 2004.

•	separate historical financial statements of Endeavor for the year ended December 31, 2006;

•	separate historical unaudited consolidated financial statements of AAI and the CI companies for the nine months ended September 30, 2007; and

•	separate historical unaudited financial statements of Endeavor for the nine months ended September 30, 2007.

The following selected financial data is derived from the pro forma condensed combined financial statement included elsewhere in this proxy statement, which has been prepared using four different assumptions with respect to the number of outstanding shares of Endeavor stock and cash immediately following the acquisition, as follows:

•

assuming no conversions and Mr. Charney consummates the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Mr. Charney purchases all of Mr. Lim’s equity interest in the American Apparel companies using his own resources;

•

assuming maximum conversions and Mr. Charney consummates the Lim Buyout—this presentation assumes stockholders of Endeavor owning approximately 19.99% of the stock sold in Endeavor’s initial public offering seek conversion and Mr. Charney purchases all of Mr. Lim’s equity interest in the American Apparel companies using his own resources;

•

assuming no conversions and Endeavor consummates the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Endeavor purchases all of Mr. Lim’s equity interest in the American Apparel companies using a portion of the trust fund (estimated at approximately $67.8 million assuming a closing on December 14, 2007); and

•

assuming maximum conversions and Endeavor consummate the Lim Buyout—this presentation assumes stockholders of Endeavor owning approximately 19.99% of the stock sold in Endeavor’s initial public offering seek conversion and Endeavor purchases all of Mr. Lim’s equity interest in the American Apparel companies using a portion of the trust fund (estimated at approximately $67.8 million assuming the acquisition closes on December 14, 2007).

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

SEPTEMBER 30, 2007

(in thousands of dollars, except per share data)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Inter- company Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Pro Forma Adjustments No Conversion	Pro Forma Combined-No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $	CDN $	USD $	USD $	USD $	USD $	USD $	USD $	USD $	USD $
Total assets	$182,956	$17,500	$17,642	$(1,316)	$199,282	$128,938	$(14,957)	$313,263	$(25,674)	$287,589

Current Liabilities	50,763	8,471	8,539	(1,150)	58,152	1,074	(14,188)	45,038	—	45,038
Long-term debt, net of current portion	102,106	5,004	5,045	—	107,151	—	(4,556)	102,595	—	102,595
Capital lease obligations, net of current portion	3,681	—	—	—	3,681	—	—	3,681	—	3,681
Deferred rent	7,677	878	885	—	8,562	—	—	8,562	—	8,562
Total stockholders’ equity	18,729	3,147	3,173	(166)	21,736	127,864	3,787	153,387	(25,674)	127,713

Total liabilities and stockholders’ equity	$182,956	$17,500	$17,642	$(1,316)	$199,282	$128,938	$(14,957)	$313,263	$(25,674)	$287,589

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

NINE MONTHS ENDED, SEPTEMBER 30, 2007

(in thousands of dollars)

	American Apparel, Inc.	American Apparel, Canada	American Apparel Canada	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Pro Forma Adjustments No Conversion	Pro Forma Combined-No Conversion
	USD $	CDN $	USD $	USD $	USD $	USD $	USD $	USD $
Net sales	$254,837	$33,100	$30,017	(9,217)	$275,637	$—	$—	$275,637
Cost of goods sold	119,103	12,044	10,922	(9,051)	120,974	—	—	120,974

Gross profit	135,734	21,056	19,095	(166)	154,663	—	—	154,663
Selling, general and administrative	108,270	18,294	16,591	—	124,861	686	(2,140)	123,407

Income (loss) from operations	27,464	2,762	2,504	(166)	29,802	(686)	2,140	31,256
Interest and other (income) expense	11,158	991	898	—	12,056	(3,264)	1,733	10,525

Income (loss) before income taxes	16,306	1,771	1,606	(166)	17,746	2,578	407	20,731
Income tax provision (benefit)	4,725	812	735	—	5,460	—	(186)	5,274

Net income (loss)	11,581	959	871	(166)	12,286	2,578	593	15,457
Accretion of trust fund, relating to Common Stock subject to possible conversion	—	—	—	—	—	652	(652)	—

Net income (loss) available to common stockholders	$11,581	$959	$871	$(166)	$12,286	$1,926	$1,245	$15,457

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

YEAR ENDED DECEMBER 31, 2006

(in thousands of dollars)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Pro Forma Adjustments No Conversion	Pro Forma Combined-No Conversion
	USD $	CDN $	USD $	USD $	USD $	USD $	USD $	USD $
Net sales	$264,691	$34,658	$30,546	$(10,972)	$284,265	$—	$—	$284,265
Cost of goods sold	138,385	12,852	11,327	(10,790)	138,922	—	—	138,922

Gross profit	126,306	21,806	19,219	(182)	145,343	—	—	145,343
Selling, general and administrative	117,006	20,473	18,044	—	135,050	1,101	(1,216)	134,935

Income (loss) from operations	9,300	1,333	1,175	(182)	10,293	(1,101)	1,216	10,408
Interest and other (income) expense	9,589	1,151	1,014	—	10,603	(3,974)	2,559	9,188

Income (loss) before income taxes	(289)	182	161	(182)	(310)	2,873	(1.343)	1,220
Income tax provision (benefit)	1,335	271	239	—	1,574	3	(2,236)	(659)

Net income (loss)	(1,624)	(89)	(78)	(182)	(1,884)	2,870	893	1,879
Accretion of trust fund, relating to Common Stock subject to possible conversion	—	—	—	—	—	794	(794)	—

Net income (loss) available to common stockholders	$(1,624)	$(89)	$(78)	$(182)	$(1,884)	$2,076	$1,687	$1,879

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

SEPTEMBER 30, 2007

(in thousands of dollars)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Pro Forma Adjustments No Conversion	Pro Forma Combined- No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $	CDN $	USD $	USD $	USD $	USD $	USD $	USD $	USD $	USD $
Total assets	$182,956	$17,500	$17,642	$(1,316)	$199,282	$128,938	$(82,797)	$245,423	$(25,674)	$219,749

Current Liabilities	50,763	8,471	8,539	(1,150)	58,152	1,074	(14,188)	45,038	—	45,038
Long-term debt, net of current portion	102,106	5,004	5,045	—	107,151	—	(4,556)	102,595	—	102,595
Capital lease obligations, net of current portion	3,681	—	—	—	3,681	—	—	3,681	—	3,681
Deferred rent	7,677	878	885	—	8,562	—	—	8,562	—	8,562
Total stockholders’ equity	18,729	3,147	3,173	(166)	21,736	127,864	(64,053)	85,547	(25,674)	59,873

Total liabilities and stockholders’ equity	$182,956	$17,500	$17,642	$(1,316)	$199,282	$128,938	$(82,797)	$245,423	$(25,674)	$219,749

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

NINE MONTHS ENDED SEPTEMBER 30, 2007

(in thousands of dollars)

	American Apparel, Inc.	American Apparel, Canada	American Apparel Canada	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Pro Forma Adjustments No Conversion	Pro Forma Combined-No Conversion
	USD $	CDN $	USD $	USD $	USD $	USD $	USD $	USD $
Net sales	$254,837	$33,100	$30,017	(9,217)	$275,637	$—	$—	$275,637
Cost of goods sold	119,103	12,044	10,922	(9,051)	120,974	—	—	120,974

Gross profit	135,734	21,056	19,095	(166)	154,663	—	—	154,663
Selling, general and administrative	108,270	18,294	16,591	—	124,861	686	(2,140)	123,407

Income (loss) from operations	27,464	2,762	2,504	(166)	29,802	(686)	2,140	31,256
Interest and other (income) expense	11,158	991	898	—	12,056	(3,264)	1,733	10,525

Income (loss) before income taxes	16,306	1,771	1,606	(166)	17,746	2,578	407	20,731
Income tax provision (benefit)	4,725	812	735	—	5,460	—	(186)	5,274

Net income (loss)	11,581	959	871	(166)	12,286	2,578	593	15,457
Accretion of trust fund, relating to Common Stock subject to possible conversion	—	—	—	—	—	652	(652)	—

Net income (loss) available to common stockholders	$11,581	$959	$871	$(166)	$12,286	$1,926	$1,245	$15,457

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

YEAR ENDED, DECEMBER 31, 2006

(in thousands of dollars, except per share data)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Pro Forma Adjustments No Conversion	Pro Forma Combined-No Conversion
	USD $	CDN $	USD $	USD $	USD $	USD $	USD $	USD $
Net sales	$264,691	$34,658	$30,546	$(10,972)	$284,265	$—	—	$284,265
Cost of goods sold	138,385	12,852	11,327	(10,790)	138,922	—	—	138,922

Gross profit	126,306	21,806	19,219	(182)	145,343	—	—	145,343
Selling, general and administrative	117,006	20,473	18,044	—	135,050	1,101	(1,216)	134,935

Income (loss) from operations	9,300	1,333	1,175	(182)	10,293	(1,101)	1,216	10,408
Interest and other (income) expense	9,589	1,151	1,014	—	10,603	(3,974)	2,559	9,188

Income (loss) before income taxes	(289)	182	161	(182)	(310)	2,873	(1,343)	1,220
Income tax provision (benefit)	1,335	271	239	—	1,574	3	(2,236)	(659)

Net income (loss)	(1,624)	(89)	(78)	(182)	(1,884)	2,870	893	1,879
Accretion of trust fund, relating to Common Stock subject to possible conversion	—	—	—	—	—	794	(794)	—

Net income (loss) available to common stockholders	$(1,624)	$(89)	$(78)	$(182)	$(1,884)	$2,076	$1,687	$1,879

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

Comparative Per Share Data

The following table sets forth unaudited pro forma combined per share ownership information of AAI, the CI companies and Endeavor after giving effect to the acquisition, assuming both no conversions and maximum conversions by Endeavor stockholders. You should read this information in conjunction with the selected summary historical financial information included elsewhere in this proxy statement, and the historical financial statements of AAI, the CI companies and Endeavor and related notes that are included elsewhere in this proxy statement. The unaudited AAI, the CI companies and Endeavor pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have actually occurred had the companies been combined, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of AAI, the CI companies and Endeavor would have actually been had the companies been combined. The numerator used to calculate the per share data for the annual periods ended December 31, 2004 and 2005 were derived from the summary of selected financial information contained in pages 12 through 16 of the proxy statement. For the year ended December 31, 2006 and for the nine months ended September 30, 2007 the numerator used was based on the information contained in the pro forma financials on pages 95 through 114 of the proxy statement. The denominator used to calculate diluted earnings per share for all periods presented include warrants aggregating 16,160,745 and options aggregating 700,000.

	December 31,			Nine Months Ended 30-September-07
	2004	2005	2006
Book value per common share:
AAI – Historical				$187.29
CI – Historical ($US)				$1,851.28
Endeavor – Historical – commenced operations July 22, 2005				$6.13
Pro forma book value per share assuming Mr. Charney effects the Lim buyout:
Assuming no conversions				$2.68
Assuming maximum conversions				$2.37
Pro forma book value per share assuming Endeavor effects the Lim buyout:
Assuming no conversions				$1.50
Assuming maximum conversions				$1.11

Net Income (loss) per common share – Basic and Diluted:
AAI – Historical – Basic and diluted	$63.23	$35.83	$(16.24)	$115.81
CI – Historical – Basic and diluted ($US)	$85.00	$(3.51)	$(45.61)	$433.33
Endeavor – Historical – basic (commenced operations July 22, 2005)	n/a	$0.01	$0.12	$0.12
Endeavor – Historical – diluted (commenced operations July 22, 2005)	n/a	$0.01	$0.12	$0.11
Basic pro forma net income per share assuming Mr. Charney effects the Lim buyout:
Assuming no conversions	$0.09	$0.14	$0.03	$0.27
Assuming maximum conversions	$0.10	$0.15	$0.04	$0.29
Diluted pro forma net income per share assuming Mr. Charney effects the Lim buyout:
Assuming no conversions	$0.07	$0.10	$0.03	$0.21
Assuming maximum conversions	$0.07	$0.11	$0.03	$0.22
Basic pro forma net income per share assuming
Endeavor effects the Lim buyout:
Assuming no conversions	$0.10	$0.15	$0.03	$0.27
Assuming maximum conversions	$0.11	$0.16	$0.04	$0.29
Diluted pro forma net income per share assuming Endeavor effects the Lim buyout:
Assuming no conversions	$0.08	$0.11	$0.03	$0.21
Assuming maximum conversions	$0.08	$0.12	$0.03	$0.22

Cash dividends per share:
AAI – Historical	$3.13	$29.90	$6.96	$47.35
CI – Historical ($US)	$—	$—	$—	$—
Endeavor – Historical – commenced operations July 22, 2005	$—	$—	$—	$—

Pro forma weighted average shares of common stock outstanding (In thousands):
Basic pro forma weighted average shares outstanding assuming Mr. Charney effects the Lim buyout:
Assuming no conversions	57,168	57,168	57,168	57,168
Assuming maximum conversions	53,937	53,937	53,937	53,937
Diluted pro forma weighted average shares outstanding assuming Mr. Charney effects the Lim buyout:
Assuming no conversions	74,030	74,030	74,030	74,030
Assuming maximum conversions	70,797	70,797	70,797	70,797
Basic pro forma weighted average shares outstanding assuming Endeavor effects the Lim buyout:
Assuming no conversions	57,168	57,168	57,168	57,168
Assuming maximum conversions	53,937	53,937	53,937	53,937
Diluted pro forma weighted average shares outstanding assuming Endeavor effects the Lim buyout:
Assuming no conversions	74,030	74,030	74,030	74,030
Assuming maximum conversions	70,797	70,797	70,797	70,797

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal.

Risks Related to Endeavor’s Business and Operations

Following the Acquisition of American Apparel

The value of your investment in Endeavor following consummation of the acquisition will be subject to the significant risks inherent in operating in the retail apparel market, as well as risks that may arise in connection with the integration of the various companies. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement. If any of the events described below occur, Endeavor’s post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of its common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

We must successfully gauge fashion trends and changing consumer preferences in order to succeed generally and to effectively manage our inventory.

Our success will be largely dependent upon our ability to gauge the fashion tastes of our customers and to provide merchandise that satisfies customer demand in a timely manner. The retail apparel business fluctuates according to changes in consumer preferences dictated, in part, by fashion and season. To the extent we misjudge the market for our merchandise or the products suitable for our market, our sales will be adversely affected and the markdowns required to sell the resulting excess inventory will adversely affect our operating results. Some of our past product offerings have not been well received by our customer base. Merchandise misjudgments could have a material adverse effect on our image with our customers and on our operating results. Fluctuations in the apparel retail market affect the inventory owned by apparel retailers, since merchandise usually must be manufactured in advance of the season and frequently before fashion trends are evidenced by customer purchases. In addition, the cyclical nature of the retail apparel business will require us to carry a significant amount of inventory, especially prior to peak selling seasons when we build up our inventory levels. As a result, we will be vulnerable to demand and pricing shifts and to suboptimal selection and timing of merchandise production. If sales do not meet expectations, too much inventory may cause excessive markdowns and, therefore, lower than planned margins.

Our business will be highly competitive and our market share may be adversely impacted at any time by the significant number of competitors in our industry.

The retail apparel industry, in general, and the imprintable apparel market, specifically, are fragmented and highly competitive. Prices of certain products we manufacture, particularly t-shirts, are determined based on market conditions, including the price of raw materials. There can be no assurance that we will be able to compete successfully in the future. We will compete with national and local department stores, specialty and discount store chains, independent retail stores and Internet businesses that market similar lines of merchandise. We will face a variety of competitive challenges, including:

•	anticipating and quickly responding to changing consumer demands;

•	maintaining favorable brand recognition and effectively marketing our products to consumers in several diverse market segments;

•	developing innovative, high-quality products in sizes, colors and styles that appeal to consumers;

•	sourcing raw materials and manufacturing merchandise efficiently;

•	competitively pricing our products and achieving customer perception of value;

•	providing strong and effective marketing support; and

•	maintaining high levels of consumer traffic to our retail stores.

We will also face competition in European, Asian and Canadian markets from established regional and national chains. Our success in these markets depends on determining a sustainable profit formula to build brand loyalty and gain market share in these challenging retail environments.

Purchases of retail apparel merchandise are generally discretionary and therefore are particularly susceptible to decline in poor economic conditions.

The outlook for the United States and world economy is uncertain and is directly affected by global factors that are beyond our control. Such factors include disposable consumer income, oil prices, recession and fears of recession, war and fears of war, terrorist attacks, inclement weather, consumer debt, interest rates, sales tax rates, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security. Consumers are generally more willing to make discretionary purchases, including purchases of fashion products, during periods in which favorable economic conditions prevail. If economic conditions change, our business, financial condition and results of operations could be adversely affected. We cannot predict the indirect effects such as rising oil and freight prices, consumer spending or other economic factors such as natural disasters will have on our results of operations.

Our growth strategy relies in part on the opening of new stores and the remodeling of existing stores each year, which may strain our resources and adversely impact the performance of our existing store base.

Our growth strategy depends in part on the opening of new American Apparel retail stores, the remodeling of existing stores in a timely manner and the operation of these stores in a cost-efficient manner. Successful implementation of this portion of our growth strategy depends on a number of factors including, but not limited to, our ability to:

•	obtain suitable store locations and negotiate acceptable leases for these locations;

•	complete store design and remodeling projects on time and on budget;

•	supply our stores with proper types and quantities of merchandise; and

•	hire and train qualified store managers and sales people.

Additionally, new stores that we open may place increased demands on our existing operational, managerial and administrative resources, which could cause us to operate less effectively. Furthermore, it is possible that by opening a new store in an existing market, we could adversely affect the previously existing stores in that market by drawing away foot traffic from the previously existing store.

Expanding our business internationally is an important part of our overall growth strategy and our success in this regard is subject to numerous risks, any of which could delay or prevent successful penetration into international markets.

As we expand internationally, we will need to effectively and efficiently open and operate stores in international locations. Our international growth will be limited unless we can:

•	identify suitable markets and sites for store locations;

•	negotiate acceptable lease terms;

•	hire, train and retain competent store personnel;

•	gain acceptance from foreign customers;

•	manage inventory effectively to meet the needs of new and existing stores on a timely basis;

•	expand infrastructure to accommodate growth;

•	generate sufficient operating cash flows or secure adequate capital on commercially reasonable terms to fund our expansion plan;

•	manage foreign exchange risks effectively;

•	address existing and changing legal, regulatory and political environments in target foreign markets; and

•	manage international growth, if any, in a manner that does not unduly strain our financial, operating and management resources.

We anticipate that we will incur significant costs related to starting up and maintaining additional foreign operations. Costs may include, and will not be limited to, obtaining prime locations for stores, setting up foreign offices and distribution facilities and hiring experienced management.

We expect to experience fluctuations in our comparable store sales and margins, which could make it difficult to gauge our growth at any specific period of time.

Our success will depend, in part, upon our ability to improve sales, as well as gross margins and operating margins, at American Apparel’s existing stores. American Apparel’s comparable store sales have fluctuated significantly in the past on an annual, quarterly and monthly basis, and we expect that they will continue to fluctuate in the future. For example, over the past two years, American Apparel’s quarterly comparable store sales have ranged from an increase of 64.4% in the first quarter of 2005 to an increase of 0.1% in the second quarter of 2006. American Apparel’s comparable store sales in 2006 increased 4.8% from 2005. A variety of factors affect comparable store sales, including fashion trends, competition, current economic conditions, the timing of release of new merchandise and promotional events, changes in our merchandise mix, the success of marketing programs and weather conditions. These factors may cause our comparable store sales results to differ materially from American Apparel’s prior periods and from our expectations. Our ability to deliver strong comparable store sales results and margins will depend in large part on accurately forecasting demand and fashion trends, selecting effective marketing techniques, providing an appropriate mix of merchandise for our customer base, managing inventory effectively, using more effective pricing strategies, and optimizing store performance.

We will be dependent on key personnel, and our ability to grow and compete will be harmed if we do not retain the continued services of such personnel, or we fail to identify, hire and retain additional qualified personnel.

We will be dependent on the efforts of American Apparel’s management team, and the loss of services of one or more members of this team, each of whom have substantial experience in the apparel industry, could have an adverse effect on our business. American Apparel’s senior officers closely supervise all aspects of the American Apparel business, in particular the design and production of merchandise and the operation of the American Apparel stores. If any member of American Apparel’s management leaves, such departure could have an adverse effect on our operations and could adversely affect our ability to design new products and to maintain and grow the distribution channels for our products. The loss of Mr. Charney would be particularly harmful as he is considered intimately connected to American Apparel’s brand identity and is the principal driving force behind American Apparel’s core concepts. In addition, if we experience material growth following the acquisition, we will need to attract and retain additional qualified personnel. The market for qualified and talented design and marketing personnel in the apparel industry is intensely competitive. If we are unable to attract or retain qualified personnel as needed, our growth will be hampered and our operating results could be materially adversely affected.

Cost increases in the materials or labor used to manufacture our products could negatively impact our business and financial condition.

The manufacture of American Apparel’s products is labor intensive and utilizes raw materials supplied by third parties. An important part of American Apparel’s branding and marketing is that its products are made in the United States. If the cost of labor materially increases, our financial results could be materially adversely affected and our ability to compete against companies with lower labor costs could be hampered. Material increases in labor costs in the United States could also force us to move all or a portion of our manufacturing overseas, which could adversely affect the American Apparel brand identity. Similarly, increases in the prices we pay to the suppliers of the raw materials used in the manufacturing of our products could adversely affect our financial condition and ability to compete and could force us to seek to offset increased raw material costs by relocating all or a portion of our manufacturing overseas to locations with lower labor costs.

Unionization of employees at our facilities could result in increased risk of work stoppages and high labor costs.

American Apparel’s employees are not party to any collective bargaining agreement or union. If employees at our manufacturing or distribution facilities were to unionize, our relationship with our employees could be adversely affected. We would also face an increased risk of work stoppages and higher labor costs. Accordingly, unionization of our employees could have a material adverse impact on our operating costs and financial condition and could force us to raise prices on our products, curtail operations and/or relocate all or a portion of our operations overseas.

Many of American Apparel’s workers are documented immigrants and authorized to work in the United States; however, changes in immigration and labor laws could affect such labor force.

Many of American Apparel’s workers are documented immigrants, authorized to work in the United States. Changes to existing U.S. immigration laws or labor laws could affect this labor force and could make it harder for members of such force to remain or legally work in the United States. Any changes in U.S. laws having such an affect could make it harder for American Apparel to maintain and expand its work force, which would be adverse to American Apparel’s manufacturing capabilities and harm American Apparel’s operations and financial results.

Our manufacturing operations will be located in higher-cost geographic locations, placing us at a disadvantage to competitors that have a higher percentage of their operations overseas.

Despite the general industry-wide migration of manufacturing operations to lower-cost locations, such as Central America, the Caribbean Basin and Asia, American Apparel’s textile manufacturing operations are still located in the United States, which is a higher-cost location relative to these offshore locations. In addition, American Apparel’s competitors generally source or produce a greater portion of their textiles from regions with lower costs than American Apparel, which will place us at a cost disadvantage. This can enable our competitors to exert pricing pressure in the industry by using their manufacturing cost savings to reduce prices of their products.

Reliance on third party shippers to deliver merchandise to stores and customers could result in business disruption.

The efficient operation of American Apparel’s stores and wholesale business depends on the timely receipt of merchandise from its distribution centers. Independent third party transportation companies deliver a substantial portion of American Apparel’s merchandise to our stores. These shippers may not continue to ship our products at current pricing or terms. These shippers may employ personnel represented by labor unions. Disruptions in the delivery of merchandise or work stoppages by employees or contractors of these third parties could delay the timely receipt of merchandise. There can be no assurance that such stoppages or disruptions will not occur in the future. Any failure by these third parties to respond adequately to our distribution needs would disrupt our operations and could have a material adverse effect on our financial condition and results of operations.

Elimination of U.S. import protections would eliminate an important barrier to competition with respect to merchandise produced in lower labor cost locations, which could place us at a disadvantage.

Our products will be subject to foreign competition. Foreign producers of apparel often have significant labor cost advantages, which can enable them to sell their products at relatively lower prices. However, in the past, foreign competitors have been faced with significant U.S. government import restrictions. The extent of import protection afforded to domestic apparel producers has been, and is likely to remain, subject to political considerations, and is therefore unpredictable. Given the number of foreign producers, the substantial elimination of import protections that protect domestic apparel producers such as American Apparel could materially adversely affect our business.

Because American Apparel utilizes foreign suppliers and sells into foreign markets, we will be subject to numerous risks associated with international business that could increase our costs or disrupt the supply of its products, resulting in a negative impact on our business and financial condition.

American Apparel’s international operations subject it to risks, including:

•	economic and political instability,

•	restrictive actions by foreign governments,

•	greater difficulty enforcing intellectual property rights and weaker laws protecting intellectual property rights,

•	changes in import duties or import or export restrictions,

•	fluctuations in currency exchange rates, which could negatively affect profit margins,

•	timely shipping of product and unloading of product through West Coast ports, as well as timely truck delivery to American Apparel’s warehouses,

•	complications complying with the laws and policies of the United States affecting the importation of goods, including duties, quotas, and taxes, and

•	complications in complying with trade and foreign tax laws.

Any of these events or circumstances could disrupt the supply of our products or increase our expenses.

Litigation exposure could exceed expectations and have a material adverse effect on our financial condition and results of operations.

American Apparel is subject to regulatory inquiries, claims and suits that arise in the ordinary course of business and is currently involved in litigation incidental to the conduct of its business. American Apparel is currently defending two personnel-related claims of harassment, discrimination and/or wrongful termination and a claim of trademark infringement brought by Hanesbrands, Inc. American Apparel’s management believes these matters are generally without merit, but there can be no assurance that we would not incur substantial costs to defend them or substantial liability in the event one or more of these matters are decided against us. We are unable to assess the specific maximum potential financial exposure that could result from these matters. Our estimates of the viability of these claims or the financial exposure in which they could result could change from time to time as the matters proceed through their course, as facts are established and various judicial determinations are made. Should management’s current evaluation that pending matters are without merit prove incorrect, we could have material financial exposure, which would have a material adverse effect upon our financial condition and results of operations. See the section entitled “Business of American Apparel—Legal Proceedings” for a more detailed discussion of American Apparel’s pending litigation.

The process of upgrading American Apparel’s information technology infrastructure may disrupt our operations.

American Apparel has performed an evaluation of its information technology systems and requirements and is in the beginning stages of implementing upgrades to its information technology systems supporting the business. These upgrades will involve replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality. There are inherent risks associated with replacing and changing these systems, including accurately capturing data and system disruptions. We believe that American Apparel is taking appropriate action to mitigate the risks through testing, training and staging implementation, as well as securing appropriate commercial contracts with third-party vendors supplying such replacement technologies. Information technology system disruptions, if not anticipated and appropriately mitigated, could have a material adverse effect on our financial condition and results of operations. Additionally, there is no assurance that a successfully implemented system will produce its intended benefits.

We will have potentially adverse exposure to credit risks on our wholesale sales.

American Apparel is exposed to the risk of financial non-performance by its customers, primarily in its wholesale business. Sales to wholesale customers represented approximately 56% of total sales for the year ended December 31, 2006 and approximately 51% of total sales for the nine months ended September 30, 2007. American Apparel’s extension of credit involves considerable use of judgment and is based on an evaluation of each customer’s financial condition and payment history. American Apparel monitors its credit risk exposure by periodically obtaining credit reports and updated financials on its customers. American Apparel maintains an allowance for doubtful accounts for potential credit losses based upon historical trends and other available information. However, the inability to collect on sales to significant customers or a group of customers could have a material adverse effect on our results of operations.

Our online retail operations will face risks that could have a material adverse effect on its financial condition and results of operations.

Our online retail operations were approximately 7% of sales for the year ending December 31, 2006 and approximately 7% of sales for the nine months ended September 30, 2007 and are subject to numerous risks that could have a material adverse effect on our operational results. Risks include, but are not limited to, the following:

•	a diversion of sales from our retail stores, which may impact comparable store sales figures;

•	difficulty in recreating the in-store experience on a web site; and

•

risks related to the failure of the systems that operate the web sites and their related support systems, including computer viruses, theft of customer information, telecommunication failures and electronic break-ins and similar disruptions.

We will incur significant costs as a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives and we will be required to remediate our material weakness in American Apparel’s internal control over financial reporting identified by its auditors, which related to American Apparel not having sufficient personnel for its financial reporting responsibilities, which results in the untimely close of its books and records and preparation of financial statements and related disclosures.

While we are a public company, our compliance costs to date have not been substantial in light of our limited operations. American Apparel has never operated as a public company. As a public company with substantial operations, we will incur increased legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and the American Stock Exchange, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

In addition, the Sarbanes-Oxley Act requires, among other things, that we report on the effectiveness of our internal control over financial reporting and disclosure controls and procedures. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. After the acquisition, the added complexity and geographical scope of our operations will substantially increase our costs in complying with Section 404. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Additionally, American Apparel’s auditors have identified certain deficiencies in American Apparel’s internal control over financial reporting that will need to be remedied. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues current management has. If we are not able to comply with the requirements of Section 404, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the American Stock Exchange.

American Apparel has significant indebtedness and a failure to generate significant cash flow could render it unable to service such obligations.

As of September 30, 2007, American Apparel had aggregate indebtedness of approximately $124.7 million. Approximately 42% of this aggregate indebtedness of $124.7 million bears variable interest rates. American Apparel’s ability to service this indebtedness will be dependent on its ability to generate cash from internal operations sufficient to make required payments on such indebtedness. American Apparel’s business may not generate sufficient cash flow from operations and future borrowings may not be available to American Apparel under these facilities in an amount sufficient to enable American Apparel to pay this indebtedness and fund operating and liquidity requirements prior to the closing of the acquisition. American Apparel may need to refinance all or a portion of this indebtedness on or before maturity. However, American Apparel may not be able to refinance any of this indebtedness on commercially reasonable terms, or at all. On July 2, 2007, American Apparel obtained an additional $10 million secured debt financing with the same private investment firm which provided $41 million in financing under a term loan agreement in January 2007. On July 2, 2007 American Apparel also replaced its secured revolving credit facility of $62.5 million with an increased revolving credit facility of $75 million from a new bank, which expires on the earlier of July 2, 2012 or thirty days prior to the maturity date of the loan agreement with the private investment firm (January 18, 2009) unless it is refinanced on terms acceptable to the bank in December 2008. Borrowings under the new facility are subject to certain advance provisions established by the bank and are collateralized by substantially all of the assets of American Apparel.

Interest costs paid by American Apparel would increase if interest rates increase.

Approximately 42% of the debt of AAI at September 30, 2007 was at a variable rate. In the event that interest rates rise, the result would be higher interest costs at AAI. Approximately 83% of the debt of CI at September 30, 2007 was at a variable rate. In the event that interest rates rise, CI will incur higher interest costs.

Failure of American Apparel to remain in compliance with certain financial covenants under its financing arrangements could result in the acceleration of its debt repayment obligations.

The financing agreements between AAI and its lenders contain certain financial covenants relating to AAI’s fixed charge coverage ratio, annual capital expense limitations, minimum EBITDA, debt to EBITDA ratios and adjusted debt to EBITDA ratios. Failure of American Apparel to maintain compliance with any of these financial covenants can result in an increase in the interest rate payable under the financing arrangements or acceleration of the outstanding debt in its entirety and may adversely effect the ability of American Apparel to obtain additional financing that may be necessary to effectively grow the business going forward. Prior to July 2, 2007, AAI was in non-compliance under its then existing financing agreements, failing to meet the senior debt to

EBITDA ratio test under its revolving credit facility and failing to satisfy the minimum EBITDA test for 2006 as well as the minimum EBITDA test and the maximum senior debt to EBITDA ratio test for the first quarter of 2007 under its term loan agreement with a private investment firm. On July 2, 2007, AAI replaced its existing revolving credit facility with a revolving credit facility agreement with a new bank and the private investment firm agreed to waive past defaults and reset the financial covenants under AAI’s term loan agreement. As of the date hereof, AAI is in compliance with all of the financial covenants under each of these financing agreements.

The financing agreement among the CI companies and their lender contain certain financial covenants relating to working capital requirements and debt to net worth ratios. Failure to maintain compliance with those financial covenants may result in additional fees being assessed against the CI companies or acceleration of the outstanding debt in its entirety and may adversely effect the ability of the CI companies to continue operations. At September 30, 2007 and as of the date hereof, the CI companies were not in compliance with the financial covenants of their financing agreement, failing to meet the minimum net working capital test and debt to tangible net worth ratio test. The CI companies are in discussions with their lender seeking waivers for the current defaults and/or revised covenants that will allow it to be in compliance on a going forward basis. No assurances can be given that the CI companies will be able to obtain such waivers or revised covenants.

Substantially all of American Apparels’ assets are used to collateralize its credit facilities, certain term loans and equipment leasing agreements

Substantially all of American Apparel’s assets are used to collateralize its credit facilities, certain term loans and equipment leasing agreements. As of September 30, 2007, these credit facilities consist of AAI’s revolving credit facility of $75 million, which is secured by substantially all assets of AAI including cash, inventory and accounts receivable as well as the CI Companies’ line of credit facility of $4.5 million, which is secured the CI Companies’ accounts receivable, inventory and all other moveable assets. AAI’s term loan agreement with a private investment firm of $61 million also uses substantially all assets of AAI as collateral and names the private investment firm a second lien lender. All of these debt agreements contain various covenants that require the AAI and CI Companies to maintain certain financial ratios and commitments as defined by the agreements. All leasing agreements are collateralized by equipment provided by the leasing arrangement.

In the event of the default on these agreements, substantially all of the assets of AAI and CI Companies would be subject to liquidation by the creditors, which may result in no assets being left available to the stockholders.

American Apparel is currently being audited by government tax agencies regarding its operating activities in previous periods which may result in an assessment of a material amount, the payment of which may adversely impact American Apparel’s financial conditions and operations.

As of July 31, 2007, American Apparel is being audited by Federal and State agencies in regards to sales and income taxes for certain previous years. At this time, no assessments have been issued and American Apparel cannot quantify what impact these audits may have, if any. Therefore no provisions have been set up in the accounts of American Apparel.

Investors evaluating the proposals described in this proxy statement will not have, prior to the special meeting, certain information relating to compensation arrangements for the officers, directors and employees of the combined companies.

Significant compensation decisions will be made by Endeavor’s board of directors and compensation committee going forward after the acquisition, as generally described in the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition - Executive Compensation.” While it is generally anticipated that American Apparel’s current officers and employees (other than Mr. Lim) will continue in the same or substantially the same capacities with American Apparel after the acquisition, none of them, other than

Mr. Charney, is entering into a new employment agreement in connection with the acquisition. Accordingly, their compensation arrangements will be subject to review and change from time to time, including in the near term, by the board of Endeavor and its compensation committee following the acquisition. Although the board of directors and compensation committee will have a fiduciary duty to make fair and reasonable compensation decisions, future compensation arrangements cannot be currently quantified and therefore investors must recognize the presently indeterminate nature of this factor in their economic analysis of the acquisition and the related proposals discussed in this proxy statement.

Additionally, although it has been agreed among American Apparel and Endeavor that key officers and employees of American Apparel may be granted cash bonuses in connection with the consummation of the acquisition, neither the pool of eligible officers and employees nor individual bonus awards have been determined as of the date hereof. Bonuses in an aggregate amount of $2.5 million shall be awarded to key officers and employees of American Apparel in recognition of the contributions they have made to the successful completion of the acquisition and overall growth of American Apparel. However, specific details of those awards have not yet been determined and cannot be factored into your evaluation of the transaction.

Endeavor’s financial statements contain a statement indicating that its ability to continue as a going concern is dependent on consummation of the acquisition.

As of September 30, 2007, Endeavor’s cash and working capital were insufficient to fund its operations for the next 12 months. The report of its independent registered public accounting firm on the financial statements includes an explanatory paragraph stating that the ability to continue as a going concern is dependent on the consummation of the acquisition. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The market for real estate in desirable retail store locations is competitive, which could hamper our ability to open new stores.

Our ability to obtain real estate to open new stores in desirable locations depends upon the availability of real estate that meets our criteria, which includes, among other items, projected foot traffic, square footage, demographics and whether we are able to negotiate lease terms that meet our operating budget. In addition, we must be able to effectively renew our existing store leases from time to time. Failure to secure real estate in desirable locations on economically beneficial terms or to renew leases on existing store locations on economically beneficial terms could have a material adverse effect on our results of operations.

Endeavor’s outstanding warrants and options may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to Endeavor’s stockholders.

Outstanding redeemable warrants to purchase an aggregate of 16,160,745 shares of common stock issued in Endeavor’s IPO will become exercisable after the consummation of the acquisition. These will be exercised only if the $6.00 per share exercise price is below the market price of Endeavor’s common stock. On November 1, 2007, the last sale price of a share of Endeavor common stock was $12.30, thereby creating incentive for warrant holders to exercise their warrants. Endeavor also has outstanding options to purchase 350,000 shares of its common stock and other warrants to purchase an additional 350,000 shares of its common stock. Immediately following the closing of the acquisition, assuming no conversions, Endeavor will have 57,168,810 shares outstanding. Giving effect to the foregoing assumptions, as well as the exercise of all of the outstanding warrants and options (and warrants underlying such options), there would be 74,029,555 shares outstanding. This substantial dilution would more than double the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

There will be a substantial number of shares of Endeavor’s common stock available for sale in the future that may increase the volume of common stock available for sale in the open market and may cause a decline in the market price of Endeavor’s common stock.

The consideration to be issued in the acquisition to the American Apparel stockholders will include 37,258,065 shares of Endeavor common stock that will be issued at the closing, such shares being subject to downward adjustment based on American Apparel’s net debt. These shares are initially not being registered and will be restricted from public sale under the securities laws. All of these shares will be subject to the lock-up agreement and cannot be sold publicly until the expiration of the restricted period under the lock-up agreements and under Rule 144 promulgated under the Securities Act of 1933. The presence of this additional number of shares of common stock eligible for trading in the public market after the lapse of the restrictions may have an adverse effect on the market price of Endeavor’s common stock.

Endeavor’s working capital will be reduced if Endeavor stockholders exercise their right to convert their shares into cash. This would reduce Endeavor’s cash reserve after the acquisition.

Pursuant to Endeavor’s certificate of incorporation, holders of shares issued in Endeavor’s IPO may vote against the acquisition and demand that we convert their shares calculated as of two business days prior to the anticipated date of the consummation of the acquisition, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. Endeavor and American Apparel will not consummate the acquisition if holders of 3,232,149 or more shares of common stock issued in Endeavor’s IPO exercise these conversion rights. To the extent the acquisition is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the acquisition. As of November 1, 2007, assuming the acquisition proposal is adopted, the maximum amount of funds that could be disbursed to Endeavor’s stockholders upon the exercise of their conversion rights is approximately $25.7 million, or approximately 20% of the funds then held in the trust account. Any payment upon exercise of conversion rights will reduce Endeavor’s cash after the acquisition, which may limit Endeavor’s ability to implement American Apparel’s business plan.

If Endeavor is required to consummate the Lim Buyout instead of Mr. Charney, the cash available to the combined companies for use in operations and expansion would be significantly reduced.

In the event that Endeavor consummates the Lim Buyout instead of Mr. Charney, it will purchase all of Mr. Lim’s equity interests in the American Apparel companies for cash in the approximate amount of $67.8 million, assuming a closing date of December 14, 2007. As a result, significantly less money would be available to the combined companies from the trust following consummation of the acquisition for use in the operations of American Apparel, funding American Apparel’s growth strategy and reducing American Apparel’s debt. This could result in American Apparel reducing its expansion efforts and could diminish American Apparel’s ability to replace existing credit facilities or negotiate improved terms thereon.

If Endeavor stockholders fail to vote or abstain from voting on the acquisition proposal, they may not exercise their conversion rights to convert their shares of common stock of Endeavor into a pro rata portion of the trust account as of the record date.

Endeavor stockholders holding shares of Endeavor common stock issued in Endeavor’s IPO who affirmatively vote against the acquisition proposal may, at the same time, demand that we convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated date of the consummation of the acquisition. Endeavor stockholders who seek to exercise this conversion right must affirmatively vote against the acquisition and tender their shares (either physically or electronically) to Endeavor’s transfer agent after the special meeting. Any Endeavor stockholder who fails to vote or who abstains from voting on the acquisition proposal or who fails to tender their shares as required may not exercise his or her conversion rights and will not receive a pro rata portion of the trust account for conversion of his or her shares.

If we are unable to maintain listing of Endeavor’s securities on the American Stock Exchange or any stock exchange, it may be more difficult for Endeavor’s stockholders to sell their securities.

Endeavor’s units, common stock and warrants are currently traded on the American Stock Exchange. In connection with the acquisition, it is likely that the American Stock Exchange may require Endeavor to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that Endeavor will be able to meet those initial listing requirements at that time. If the American Stock Exchange delists Endeavor’s securities from trading on its exchange, and Endeavor is unable to obtain listing on Nasdaq, Endeavor could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	a limited amount of news and analyst coverage for Endeavor;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•

the foregoing factors could lead to reduced market prices for Endeavor’s Common Stock, which could lead to a determination that its common stock is a “penny stock,” which would require brokers trading in its common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Endeavor’s common stock.

Our ability to request indemnification from American Apparel’s stockholders for damages arising out of the acquisition is limited to those claims where damages exceed $250,000 and are only indemnifiable to the extent that damages exceed $250,000.

At the closing of the acquisition, 8,064,516 shares of Endeavor common stock to be issued to Mr. Charney will be deposited in escrow as the sole remedy for the obligation of the American Apparel stockholders to indemnify and hold harmless Endeavor for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of American Apparel. Claims for indemnification may only be asserted by Endeavor once the damages exceed $250,000 in the aggregate and are indemnifiable only to the extent that damages exceed $250,000. Accordingly, it is possible that Endeavor will not be entitled to indemnification even if American Apparel is found to have breached its representations and warranties contained in the Acquisition Agreement if such breach would only result in damages to Endeavor of less than $250,000.

Endeavor’s current directors and executive officers own shares of common stock that will become worthless if the acquisition is not approved. Consequently, they may have a conflict of interest in determining whether particular changes to the terms of the business combination with American Apparel or waivers of conditions are appropriate.

All of Endeavor’s officers and directors or their affiliates beneficially own stock in Endeavor, which they purchased prior to Endeavor’s IPO. Endeavor’s executives and directors and their affiliates are not entitled to receive any of the cash proceeds that may be distributed upon Endeavor’s liquidation with respect to shares they acquired prior to Endeavor’s IPO. Therefore, if the acquisition is not approved and Endeavor is forced to liquidate, such shares held by such persons will be worthless, as will all of the warrants, and such shares and warrants cannot be sold by them prior to the consummation of the acquisition. In addition, if Endeavor liquidates prior to the consummation of a business combination, Eric Watson and Jonathan Ledecky, Endeavor’s chairman of the board and chief executive officer, respectively, will be personally liable to pay the debts and obligations, if any, to vendors and other entities that are owed money by Endeavor for services rendered or products sold to Endeavor, or to any target business, to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account.

These personal and financial interests of Endeavor’s directors and officers may have influenced their decision to approve the business combination with American Apparel. In considering the recommendations of

Endeavor’s board of directors to vote for the acquisition proposal and other proposals, you should consider these interests. Additionally, the exercise of Endeavor’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes to the terms of the business combination or waivers of conditions are appropriate and in Endeavor’s stockholders’ best interest.

The Original Agreement has been amended and restated in its entirety by the Acquisition Agreement to provide for certain modifications to the terms of the acquisition, including eliminating EBITDA thresholds that American Apparel was required to meet and increasing the consideration being paid by Endeavor, which required Endeavor’s board to re-evaluate and reaffirm its approval of the transaction. You should base your decision on how to vote on the proposals on the information contained in the definitive proxy statement and not on the information contained in any preliminary proxy statement.

Under the terms of the Original Agreement, a condition to Endeavor consummating the acquisition was that American Apparel had EBITDA of at least $30 million for the year ended December 31, 2006 after giving effect to up to an aggregate of $5 million of adjustments for deferred rent, legal, litigation and workers’ compensation expenses. In April 2007, Endeavor agreed to allow certain adjustments above the original $5 million basket to accommodate an approximate $3.5 million inventory obsolescence reserve established for excess inventory in connection with American Apparel’s December 31, 2006 inventory valuation. In addition, Endeavor waived American Apparel’s breach of the Original Agreement caused by American Apparel’s failure to timely deliver its financial statements for the year ended December 31, 2006 and also waived compliance with American Apparel’s obligation to deliver projections of EBITDA for 2007 and 2008. In November 2007, the Original Agreement was amended and restated in its entirety by the Acquisition Agreement to affect the foregoing waivers and adjustments and other changes including increasing the aggregate consideration issuable or payable by Endeavor in the acquisition. As a result, Endeavor’s board was required to re-evaluate the acquisition based on these modifications and voted to reaffirm its approval of the transaction. You should base your decision on how to vote on the proposals on the information contained in the definitive proxy statement.

If we are unable to complete the business combination with American Apparel and are forced to dissolve and liquidate, third parties may bring claims against us and as a result, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders could be less than $7.97 per share.

As of November 1, 2007, Endeavor held approximately $128.7 million in the trust account, or approximately $7.97 per share of Endeavor common stock issued for the IPO. If we are unable to complete the business combination with American Apparel by December 15, 2007 and are forced to dissolve and liquidate, third parties may bring claims against us. Although we have obtained waiver agreements from the vendors and service providers we have engaged and owe money to, and the prospective target businesses we have negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust fund, there is no guarantee that they will not seek recourse against the trust fund notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims that could take priority over those of Endeavor’s public stockholders. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Endeavor’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Endeavor’s stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to Endeavor’s public stockholders at least $7.97 per share.

If we do not consummate the business combination with American Apparel by December 15, 2007 and are forced to dissolve and liquidate, payments from the trust account to Endeavor’s public stockholders may be delayed.

If we do not consummate the business combination with American Apparel by December 15, 2007, we will dissolve and liquidate. We anticipate that, promptly after such date, the following would occur:

•

Endeavor’s board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to Endeavor’s stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•	we will promptly file Endeavor’s preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to Endeavor’s stockholders, and 10 to 20 days following the mailing of such definitive proxy statement, we will convene a meeting of Endeavor’s stockholders, at which they will vote on Endeavor’s plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days after the filing of such proxy statement. We would then mail the definite proxy statement to Endeavor’s stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of Endeavor’s stockholders at which they will vote on Endeavor’s plan of dissolution and liquidation.

We expect that all costs associated with the implementation and completion of Endeavor’s plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, we anticipate that Endeavor’s management will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000) and not seek reimbursements thereof.

We will not liquidate the trust account unless and until Endeavor’s stockholders approve Endeavor’s plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in Endeavor’s liquidation and the distribution to Endeavor’s public stockholders of the funds in Endeavor’s trust account and any remaining net assets as part of Endeavor’s plan of dissolution and liquidation.

Completion of the acquisition is subject to filing with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and passage of an applicable 30-day waiting period with any action being taken by those agencies, subject to earlier termination of the waiting period in their discretion. Failure to timely receive clearance could delay completion of the acquisition or impose conditions that could have a material adverse effect on the combined company or that could cause abandonment of the acquisition.

The acquisition may be subject to review by the Antitrust Division of the U.S. Department of Justice (“Department of Justice”) and the U.S. Federal Trade Commission (“Federal Trade Commission”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the related rules and regulations that have been issued by the Federal Trade Commission. Under the HSR Act, Endeavor and American Apparel each has made a pre-merger notification filing and is now required to await the expiration of the statutory waiting period prior to completing the acquisition. In connection with the review, at the end of an initial 30-day waiting period, we could receive a request for additional information regarding the acquisition from either the Department of Justice or the Federal Trade Commission. Such a request would extend the initial waiting period under the statute during which time either the Department of Justice or the Federal Trade Commission is permitted to review a proposed transaction until 30 days after the parties have substantially complied with the request, unless the Department of Justice or the Federal Trade Commission chooses to terminate that period early.

The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take any action under the antitrust laws that it either considers necessary or desirable in the public interest, including seeking to enjoin the acquisition. Private parties as well as state attorneys general and foreign antitrust regulators may also bring legal actions under the antitrust laws under certain circumstances. There is a possibility that such an injunction may be imposed. Neither Endeavor nor American Apparel is obligated to complete the acquisition if a waiting period under the HSR Act in connection with the acquisition has not expired or a voluntary agreement exists between either party and the Department of Justice or the Federal Trade Commission pursuant to which the party has agreed not to consummate the acquisition for any period.

Endeavor’s stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete the business combination with American Apparel, we will dissolve and liquidate pursuant to Section 275 of the DGCL. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provisions for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to Endeavor’s public stockholders as part of Endeavor’s plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the DGCL, to adopt a plan that will provide for Endeavor’s payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, Endeavor’s stockholders could potentially be liable for any claims to the extent of distributions received by them in dissolution (but no more) and any liability of Endeavor’s stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from Endeavor’s stockholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that are not dismissed, any distributions received by stockholders in Endeavor’s dissolution might be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Endeavor’s stockholders in Endeavor’s dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to Endeavor’s public stockholders as soon as possible after Endeavor’s dissolution, this may be viewed or interpreted as giving preference to Endeavor’s public stockholders over any potential creditors with respect to access to or distributions from Endeavor’s assets. Furthermore, Endeavor’s board of directors may be viewed as having breached their fiduciary duties to Endeavor’s creditors or may have acted in bad faith, and thereby exposing itself and Endeavor’s company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors or complying with certain provisions of the DGCL with respect to Endeavor’s dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Voting control by the combined companies’ executive officers, directors and other affiliates may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

Upon consummation of the acquisition, the persons who are parties to the voting agreement, Mr. Charney and the Endeavor Inside Stockholders, will own approximately 71.7% of Endeavor’s voting stock. These persons have agreed to vote for each other’s designees to Endeavor’s board of directors through director elections in 2010. Accordingly, they will be able to control the election of directors and, therefore, Endeavor’s policies and direction during the term of the voting agreement. This concentration of ownership and voting agreement could have the effect of delaying or preventing a change in Endeavor’s control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of Endeavor’s common stock or prevent Endeavor’s stockholders from realizing a premium over the market price for their shares of common stock.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate Endeavor’s expectations to Endeavor’s stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or American Apparel in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of Endeavor, American Apparel or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Endeavor and American Apparel undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the proposals, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on Endeavor and American Apparel.

SPECIAL MEETING OF ENDEAVOR STOCKHOLDERS

General

We are furnishing this proxy statement to Endeavor stockholders as part of the solicitation of proxies by Endeavor’s board of directors for use at the special meeting of Endeavor stockholders to be held on December     , 2007, and at any adjournment or postponement thereof. This proxy statement is first being furnished to Endeavor’s stockholders on or about November     , 2007 in connection with the vote on the acquisition proposal, the certificate of incorporation amendments and performance equity plan proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on December     , 2007, at 10:00 a.m., eastern time, at the offices of Graubard Miller, Endeavor’s general counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

Purpose of the Endeavor Special Meeting

At the special meeting, we are asking holders of Endeavor common stock to:

•	approve and adopt the Acquisition Agreement and the transactions contemplated thereby (acquisition proposal);

•	approve an amendment to Endeavor’s certificate of incorporation to change Endeavor’s name from “Endeavor Acquisition Corp.” to “American Apparel, Inc.” (name change amendment proposal);

•

approve an amendment to Endeavor’s certificate of incorporation to increase the number of authorized shares of Endeavor’s common stock from 75,000,000 to 120,000,000 (capitalization amendment proposal);

•

approve an amendment to Endeavor’s certificate of incorporation to remove the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the acquisition, as these provisions will no longer be applicable to us, and to redesignate section E of Article Sixth, which relates to the staggered board, as Article Sixth (Article Sixth amendment proposal);

•

approve the adoption of the 2007 performance equity plan (performance equity plan proposal) under which 7,710,000 shares shall be reserved for issuance for options and other awards that may be granted thereunder; and

•

approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the special meeting, Endeavor is not authorized to consummate the acquisition (adjournment proposal).

Recommendation of Endeavor Board of Directors

Endeavor’s board of directors:

•	has unanimously determined that the acquisition proposal and each of the other proposals are fair to and in the best interests of Endeavor and its stockholders;

•

has unanimously approved the acquisition proposal and each of the name change amendment, the capitalization amendment, the Article Sixth amendment, the performance equity plan and adjournment proposals;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the acquisition proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the name change amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the capitalization amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the Article Sixth amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the proposal to approve the performance equity plan; and

•	if necessary, unanimously recommends that Endeavor’s common stockholders vote “FOR” the adjournment proposal.

Record Date; Who is Entitled to Vote

We have fixed the close of business on November 16, 2007, as the “record date” for determining the Endeavor stockholders entitled to notice of and to attend and vote at the special meeting. As of November 16, 2007, the record date, there were 19,910,745 shares of Endeavor’s common stock outstanding and entitled to vote. Each share of Endeavor’s common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with us, the 3,750,000 shares of Endeavor’s common stock held by the Endeavor Inside Stockholders will be voted on the acquisition proposal in accordance with the majority of the votes cast at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting. Abstentions and broker non-votes will count as present for purposes of establishing a quorum.

Abstentions and Broker Non-Votes

If you do not give your broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the acquisition proposal, or any of the name change amendment, capitalization amendment, Article Sixth amendment, performance equity plan, or adjournment proposals. Since a stockholder must affirmatively vote against the acquisition proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against the acquisition may exercise their conversion rights, provided that, within the period specified in a notice they will receive from Endeavor, which period will be not less than 20 days, they either have their shares certificated and deliver the certificates to Endeavor’s transfer agent or deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System. See the information set forth in “Special Meeting of Endeavor Stockholders—Conversion Rights.”

Vote of Endeavor’s Stockholders Required

The approval of the acquisition proposal will require the affirmative vote of the holders of a majority of the shares of Endeavor common stock sold in the IPO that are cast at the special meeting. Abstentions and broker non-votes, while considered present for the purpose of establishing a quorum, will have no effect on the acquisition proposal. You cannot seek conversion unless you affirmatively vote against the acquisition proposal.

The name change amendment, the capitalization amendment and the Article Sixth amendment proposals will require the affirmative vote of the holders of a majority of Endeavor common stock outstanding on the record date. Because each of these proposals to amend Endeavor’s charter requires the affirmative vote of a majority of the shares of common stock outstanding, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote “AGAINST” these proposals. In order to consummate the acquisition, each of the name change amendment and the capitalization amendment proposals must be approved by the stockholders. For both of the name change amendment and the capitalization amendment to be implemented, the acquisition proposal must be approved by the stockholders.

The approval of the performance equity plan and adjournment proposals will require the affirmative vote of the holders of a majority of Endeavor’s common stock represented and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” the performance equity plan and adjournment proposals and broker non-votes, while considered present for the purpose of establishing a quorum, will have no effect on the performance equity plan or adjournment proposals.

Endeavor’s initial stockholders who purchased their shares of common stock prior to Endeavor’s IPO, and which include all of Endeavor’s directors and executive officers and their affiliates and are referred to collectively in this proxy statement as the “Endeavor Inside Stockholders,” currently own an aggregate of approximately 18.8% of the outstanding shares of Endeavor common stock. Each of the Endeavor Inside Stockholders has agreed to vote all of the shares they purchased prior to the IPO on the acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in the IPO. Accordingly, their vote will have no effect on the outcome of the acquisition proposal. The Endeavor Inside Stockholders also have indicated that they intend to vote such shares in favor of all other proposals being presented at the special meeting. The Endeavor Inside Stockholders also have indicated that they intend to vote any shares they acquire after the IPO for all of the proposals. As of the record date, the Endeavor Inside Stockholders have not acquired any additional shares of Endeavor common stock since the IPO.

Voting Your Shares

Each share of Endeavor common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Endeavor’s common stock that you own.

There are two ways to vote your shares of Endeavor common stock at the special meeting:

•

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Endeavor’s board “FOR” the adoption of the acquisition proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals. Votes received after a matter has been voted upon at the special meeting will not be counted.

•

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF ENDEAVOR’S COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE AGAINST THE ACQUISITION PROPOSAL, SUCH FAILURE WILL NOT HAVE THE EFFECT OF A DEMAND FOR CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF ENDEAVOR’S IPO ARE HELD.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the vote is taken at the meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Endeavor (Attention: Martin Dolfi) in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your shares of Endeavor’s common stock, you may call Morrow & Co., Inc., Endeavor’s proxy solicitor, at (800) 607-0088, or Martin Dolfi at Endeavor at (212) 683-5350.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the acquisition proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals. Under Endeavor’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Conversion Rights

Any of Endeavor’s stockholders holding shares of Endeavor common stock issued in Endeavor’s IPO as of the record date who affirmatively votes these shares against the acquisition proposal may also demand that we convert his or her shares into a pro rata portion of the trust account calculated as of two business days prior to the anticipated date of the consummation of the acquisition. Any holders seeking such conversion must affirmatively vote against the acquisition proposal. Abstentions and broker non-votes do not satisfy this requirement.

Additionally, holders demanding conversion must continue to hold their shares through the closing of the meeting and then deliver their shares (either physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian System) to our transfer agent within the period specified in a notice they will receive from Endeavor, which period will be not less than 20 days. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares.

The closing price of Endeavor’s common stock on November 16, 2007, the record date, was $         per share and pro rata cash held in the trust account on the record date was approximately $7.97 per share sold in the IPO. Prior to exercising conversion rights, Endeavor’s stockholders should verify the market price of Endeavor’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. We cannot assure Endeavor stockholders that they will be able to sell their shares of Endeavor common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in Endeavor’s securities when its stockholders wish to sell their shares.

If the holders of approximately 3,230,149 or more shares of common stock issued in Endeavor’s IPO (an amount equal to 20% or more of those shares), vote against the acquisition and properly demand conversion of their shares, we will not be able to consummate the acquisition. In such case, or in any other circumstances in which the acquisition is not completed, shares of holders who demand conversion will not be converted to cash. However, in such circumstances, Endeavor will be dissolved and liquidated and all holders of shares issued in its IPO will receive their pro rata share of amounts in the trust account. Although both the per share liquidation price and the per share conversion price are equal to the amount of trust funds in the trust account divided by the number of shares issued in the IPO, the amount a holder of shares issued in the IPO would receive at liquidation may be greater or less than the amount such a holder would have received had it sought conversion of his shares and Endeavor consummates the acquisition because (i) there will be greater earned interest net of taxes in the trust account at the time of a liquidation distribution since it would occur at a later date than a conversion and (ii) Endeavor may incur expenses it otherwise would not incur if Endeavor consummates the acquisition, including, potentially, claims requiring payment from the trust account by creditors who have not waived their rights against the trust account. Eric Watson, our chairman, and Jon Ledecky, our chief executive officer and a director, will be personally liable under certain circumstances (for example, if a vendor successfully makes a claim against funds in the trust account) to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by us for services rendered or products sold to us. While Endeavor has no reason to believe that Messrs. Watson and Ledecky will not be able to satisfy those obligations, there cannot be any assurance to that effect. See the section entitled “Other Information Related to Endeavor—Liquidation If No Business Combination” for additional information.

Appraisal Rights

Stockholders of Endeavor do not have appraisal rights in connection the acquisition under the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of Endeavor’s board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors and officers may also solicit proxies in person, by telephone or by facsimile or email.

We have hired Morrow & Co., Inc. to assist in the proxy solicitation process. We will pay Morrow & Co., Inc. a fee of approximately $7,000 plus reasonable out-of pocket charges and a flat fee of $             per outbound proxy solicitation call. Such fee will be paid with non-trust account funds.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Endeavor Inside Stockholders

At the close of business on the record date, the Endeavor Inside Stockholders beneficially owned and were entitled to vote 3,750,000 shares or approximately 18.8% of the then outstanding shares of Endeavor’s common stock, which includes all of the shares held by Endeavor’s directors and executive officers and their affiliates. Among the Endeavor Inside Stockholders is Eric Watson, Endeavor’s current chairman of the board, and Jonathan Ledecky, Endeavor’s current chief executive officer. All of the Endeavor Inside Stockholders have agreed to vote their shares on the acquisition proposal in accordance with the majority of the votes cast by the holders of shares issued in Endeavor’s IPO. The Endeavor Inside Stockholders also have indicated that they intend to vote their Original Shares in favor of all other proposals being presented at the meeting. These Endeavor Inside Stockholders have also indicated they intend to vote any shares they acquired after the IPO for all of the proposals. As of the record date, the Endeavor Inside Stockholders have not acquired any additional shares of Endeavor common stock since the IPO. All of the Endeavor Inside Stockholders also agreed, in connection with the IPO, to place their shares in escrow until December 15, 2008.

THE ACQUISITION PROPOSAL

The discussion in this document of the acquisition and the principal terms of the Acquisition Agreement by and among Endeavor, Merger Sub, each of the American Apparel companies, and the American Apparel stockholders is subject to, and is qualified in its entirety by reference to, the Acquisition Agreement. A copy of the Acquisition Agreement is attached as Annex A to this proxy statement.

General Description of the Acquisition

The Acquisition Agreement provides for a business combination transaction in which:

•	American Apparel will merge into the Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor and Endeavor changing its name to “American Apparel, Inc.”;

•	Endeavor will acquire all of the outstanding capital stock of each of the CI companies, and each such company will become a wholly-owned subsidiary of Endeavor; and

•	Merger Sub will be renamed “American Apparel (USA), LLC.” after Closing.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor an aggregate of 37,258,065 shares of Endeavor common stock, subject to downward adjustment if American Apparel’s net debt at the close of business on the date two business days prior to the Closing is more than $150,000,000. As of September 30, 2007, such net debt was approximately $124.7 million. Accordingly, it is not anticipated that the shares to be issued to Mr. Charney at the Closing of the acquisition will be adjusted downward. See the section entitled “The Acquisition Agreement—Acquisition Consideration—Reduction of Shares Based on Net Debt.”

Following the consummation of the acquisition, Endeavor will pay an aggregate of $2.5 million of cash bonuses to key American Apparel officers and employees in recognition of the contributions they have made to the successful completion of the acquisitions and the growth of American Apparel. As of the date of this proxy statement, American Apparel is still reviewing the recommendations of its management team and American Apparel believes that it is premature to include a more definitive breakdown of the awards that may be granted to key personnel. The terms of the Acquisition Agreement require American Apparel to identify those individuals who shall receive cash bonuses, together with the amount of such payments, at or prior to the Closing. In light of this requirement, as well as the ongoing review of the contributions of key personnel to the company, the specific amounts and persons to whom these bonuses will be allocated cannot be set forth herein. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

As a result of the acquisition, and assuming that there is no adjustment to the number of shares issued based on American Apparel’s net debt and that:

•

no Endeavor stockholder demands that Endeavor convert its shares to cash as permitted by Endeavor’s certificate of incorporation, Mr. Charney will own approximately 65.2% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 34.8% of the outstanding Endeavor common stock immediately following the Closing;

•

assuming 19.99% of the common stock issued in Endeavor’s initial public offering votes against the acquisition and such stock is converted into cash, Mr. Charney will own approximately 69.1% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 30.9% of the outstanding common stock of Endeavor immediately following the Closing.

Background of the Acquisition

The Original Agreement was executed by the parties thereto as of December 18, 2006. On November 7, 2007, the Acquisition Agreement, which amends and restates the Original Agreement in its entirety, was executed and made effective by the parties thereto. The terms of the Acquisition Agreement were the result of arm’s-length negotiations between representatives of Endeavor and American Apparel. The following is a discussion of the background of these negotiations, the Acquisition Agreement and related transactions.

Endeavor was formed on July 22, 2005 to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. Endeavor completed its IPO on December 21, 2005, raising gross proceeds, including proceeds from the exercise of the underwriters’ over-allotment option, of approximately $129,285,959. Of these proceeds, approximately $121,030,234 were placed in a trust account immediately following the IPO and, in accordance with Endeavor’s certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Endeavor. As of September 30, 2007, the trust account had $127,374,498 contained therein. Endeavor must liquidate unless it has consummated a business combination by December 21, 2007. As of November 1, 2007, approximately $128.7 million was held in deposit in the trust account.

Promptly following Endeavor’s IPO, Endeavor contacted several investment banks, including Jefferies, private equity firms, consulting firms, legal and accounting firms and numerous business associates. Endeavor did not enter into any agreements with these entities or other parties with respect to the identification of potential acquisition targets other than, in June 2006, retaining Martin Dolfi as a consultant to assist Endeavor’s management with day to day operations and the objectives of the company. The consulting agreement terminates on December 15, 2007 and provides for a base annual fee of $125,000, paid in equal monthly installments. Additionally, the consulting agreement provides that Mr. Dolfi will receive 12,500 shares of Endeavor common stock upon consummation of a business combination and an additional 12,500 shares of Endeavor common stock on the six month anniversary of such closing. Mr. Dolfi is also reimbursed for reasonable out of pocket expenses. Neither Endeavor nor American Apparel has any other agreement or arrangement with any such entities or other parties relating to any finder’s fees to be paid in connection with the acquisition.

Through these efforts, Endeavor identified and reviewed information with respect to more than 100 acquisition opportunities based on the acquisition criteria disclosed in the IPO prospectus that Endeavor developed during the process of completing its IPO. Among these opportunities, Endeavor focused on companies that had the best combination of the following characteristics:

•	demonstrated revenue generation,

•	compelling growth prospects,

•	attractive profit margins (current or potential),

•	talented management with an interest in continuing at the company,

•	reasonable valuation expectations,

•	the ability to deploy capital productively,

•	a willingness to operate as a publicly-traded company, and

•	an understanding and acceptance of Endeavor’s structure, acquisition process and timing.

As discussed below, Endeavor entered into discussions with several companies that it believed met most or all of the foregoing criteria. It exchanged information with these companies, including business plans and financial information and held bilateral management presentations. Although Endeavor investigated these opportunities in varying depth, none resulted in the execution of any preliminary letter of intent or memorandum of understanding. Endeavor declined to move forward on some opportunities because it did not believe the financial characteristics, business dynamics, management teams, attainable valuations and/or deal structures were suitable. There were also companies that were not interested in pursuing a deal with Endeavor based on its publicly-traded status, capital structure or ability to close with sufficient certainty or speed or which decided to accept competitive bids from other acquirers.

On January 13, 2006, Jon Ledecky, Endeavor’s chief executive officer, met with representatives of an investment banking firm that had no prior relationship with Endeavor to discuss potential transactions that might be available to Endeavor. The investment bankers noted that their company had a relationship with a private equity firm that owned a branded restaurant chain with franchising operations that was headquartered in Los Angeles, California. In February 2006, a preliminary meeting between representatives of Endeavor and this potential target company were schedule for March 2006. On March 11, 2006, Mr. Ledecky met with a representative of the target business in Washington D.C. to discuss a potential transaction and how the target company might be able to grow its operations post-acquisition. In May and June 2006, additional meetings were held among principals of Endeavor, including Mr. Ledecky, principals of the potential target company and principals of the private equity firm that owned such company and information was exchanged between the participants. These meetings resulted in an initial valuation of the target company being set at $125 million. The private equity firm thereafter arranged for Mr. Ledecky and Eric J. Watson, Endeavor’s chairman of the board, to visit the target company’s headquarters in California and conduct due diligence meetings. These meetings occurred on July 2, 3 and 4, 2006. As the process continued, Endeavor was advised by the private equity firm that owned the target company that another private investment firm had made an offer on the target business for cash with a proposed immediate closing. Discussions between Endeavor and this target company were terminated.

On March 14, 2006, Mr. Ledecky met with representatives from the same investment banking firm it met with on January 13, 2006, to discuss additional potential transactions that may be available to Endeavor. The investment bankers noted that a well-known national chain of weight loss centers headquartered in California was for sale by its private equity owners. It was further noted that another investment bank was handling the sale on behalf of the owners and that a formal process for such sale had commenced. This formal process included an existing offering memorandum and the need for any potential bidder to make a qualifying bid to pursue due diligence. At the March 14, 2006 meeting, Mr. Ledecky instructed the investment bank with whom he was meeting to contact the investment bank representing the target company owners to obtain an offering memorandum and to commence structuring a bid to qualify for further due diligence. The preliminary bid communicated to the target company group was in the $600-$650 million range and Endeavor was allowed to proceed with further due diligence. On April 24, 2006, Messrs Ledecky and Watson met with the entire senior management team of the target company and representatives of the target company’s investment bank. Endeavor received a full presentation by senior management and conducted extensive on-site due diligence along with representatives from a large institutional hedge fund willing to co-invest with Endeavor. Mr. Ledecky then held several telephonic meetings with members of the target company’s management team during May 2007. On June 19, 2006, the target company announced that it had agreed to be acquired by one of the leading global conglomerates in the food industry for $600 million.

On July 17, 2006, Mr. Ledecky met with representatives of another investment banking firm that had no prior relationship with Endeavor to discuss potential transactions that might be available to Endeavor. The investment bankers noted they had as a client that is a restaurant chain headquartered in California that had strong regional brand recognition on the West Coast. On August 14, 2006, Mr. Ledecky conducted initial due diligence on the target company and its brand, which included visits to several of the target company’s California locations. On September 9, 2006, Mr. Ledecky met in Dallas, Texas with a representative of the investment bank that had identified the target company to Endeavor and a member of the board of directors of the target company to discuss Endeavor and its structure and information related to Endeavor’s continuing due diligence process. On September 26, 27 and 28, 2006, meeting were held in the target company’s California headquarters between the target company’s entire senior management, Messrs. Ledecky and Watson and representatives of the investment bank . Endeavor proposed the basic terms of a proposed transaction, including an initial valuation of the target company of between $150 million and $200 million. The meetings were adjourned and it was agreed that the target company would consider the proposal. On October 10, 2006, Endeavor was notified by the target company’s investment bankers that the target company did not believe it was well-positioned to make the transition from a private company to a public company. Discussions were then terminated.

On July 18, 2006, Mr. Ledecky met in New York with principal shareholders of a regional ethanol producer headquartered in the Midwestern United States and representatives of the investment banking firm representing the target company. In July 2006, Mr. Edward Mathias, a member of the board of directors of Endeavor, held an additional meeting with one of the principal shareholders of the target company. On July 27, 2006, an additional meeting was in New York among principals of Endeavor, including Mr. Ledecky, a principal shareholder of the target company and members of management of the target company. During the following two weeks, due diligence and valuation discussions were held and a proposed purchase price for the target company in the $150-200 million range was discussed. On August 8, 2006, a meeting was held in New York with a principal shareholder of the target company and representatives of certain investment banks that Endeavor had worked with in connection with other potential targets. The principal shareholder indicated that a purchase price in the $200-250 million range would be necessary to buy the target company. Endeavor, in consultation with the investment bankers determined that this price was not in the best interests of Endeavor. Discussions with the target company were then terminated.

In July 2006, Mr. Ledecky met with Endeavor consultant, Mr. Dolfi, to discuss deal flow. During this meeting between Messrs. Ledecky and Dolfi they discussed the philosophy espoused by Mr. Peter Lynch of “investing in what you know.” Mr. Ledecky then asked for examples of products that Mr. Dolfi used and enjoyed. Mr. Dolfi indicated that he enjoyed the clothing sold at American Apparel. As a way to reinforce the discussion, Mr. Ledecky instructed Mr. Dolfi to research the American Apparel company. Mr. Dolfi returned in August 2006 with a research book presentation on American Apparel. Mr. Ledecky then instructed Mr. Dolfi to determine whether American Apparel had a business development officer. Prior to this time, Mr. Dolfi had never had any contact with American Apparel and there had been no direct or indirect contact between Endeavor and American Apparel. At the time of this meeting, there existed no affiliations or relationships between any of Endeavor’s and American Apparel’s respective officers, directors, stockholders or other affiliates.

Mr. Dolfi placed a preliminary call to American Apparel’s principal offices in Los Angeles, California on September 10, 2006 and was directed to Mr. Adrian Kowalewski, an executive officer in charge of corporate development for American Apparel. During this call, Messrs. Dolfi and Kowalewski had preliminary discussions as to whether American Apparel would be receptive to a business combination. At this time Endeavor was advised that American Apparel would be interested in receiving additional information about Endeavor and continuing a dialogue. Prior to this initial contact, there had been no contact between American Apparel and Endeavor, its officers, directors, affiliates or any other person on Endeavor’s behalf.

On September 11, 2006, Mr. Dolfi sent preliminary information about Endeavor to Mr. Kowalewski. On September 26, 2006, a meeting among Messrs. Watson, Ledecky and Kowalewski took place at American Apparel’s Los Angeles headquarters. Mr. Kowalewski gave Messrs. Watson and Ledecky a tour of the facilities and answered preliminary questions.

In early October 2006, Mr. Watson was contacted by a private equity owner of a leading fashion accessory company. Endeavor had an initial exchange of information with the target company, and during October 2006, held several telephonic meetings with representatives of the target company. On October 20, 2006, Endeavor made an initial bid for the target company of approximately 175 million British Pounds Sterling. However, in early November 2006, Endeavor was advised that the target company had elected to accept a bid from another party.

On a regular basis throughout October 2006, Messrs. Dolfi and Kowalewski held discussions and exchanged information about American Apparel. Valuation discussions of a general nature took place as the two companies exchanged information.

On October 25, 2006, Mr. Ledecky received a call from Mr. Charney, American Apparel’s chief executive officer and founder. During this conversation, Mr. Ledecky shared information about Endeavor and answered questions regarding Endeavor’s philosophy with respect to seeking target companies and for the operations and growth of a target post-acquisition. Messrs. Ledecky and Charney also discussed the structural issues surrounding a blank check company. As part of their discussion, Mr. Charney advised Mr. Ledecky that he was currently finalizing long-term negotiations with Mr. Lim, pursuant to which Mr. Charney would purchase of all of Mr. Lim’s interest in AAI and LLC for approximately $60 million. Mr. Charney advised Mr. Ledecky that discussions regarding Mr. Charney’s buyout of Mr. Lim’s interests began in late November/early December of 2005. Preliminary terms were agreed to in principle on or about December 6, 2005. The final terms of the option were negotiated by the parties and their respective counsel on and off for a number of months and the parties, independent of any discussions among American Apparel and Endeavor, finalized their negotiations and executed a definitive option agreement on November 9, 2006. Mr. Charney advised Mr. Ledecky of the possible buyout of Mr. Lim during their initial telephone conversation on October 25, 2006.  At that time the negotiations between Messrs. Charney and Lim were substantially complete and the transaction was being reduced to writing. The terms of the final option agreement were: Mr. Lim granted Mr. Charney and AAI, collectively, an option to purchase all of his interests in AAI and LLC for an aggregate purchase price of $60 million. The consideration for the option was $10.00 and the term of the option was set to expire at 5:00 PDT on May 1, 2007.

On October 26, 2006, Messrs. Watson and Ledecky visited Mr. Charney in Montreal, Canada and during this visit reviewed American Apparel’s history and operations, as well as its on-line and information technology operations, and toured several of American Apparel’s Montreal retail locations. Messrs. Watson, Ledecky and Charney met again over dinner to discuss the companies and their respective backgrounds in greater detail.

From November 13 to November 17, 2006, Mr. Dolfi toured American Apparel’s California facilities and retail locations and conducted financial and general due diligence. From November 20 to November 22, 2006, Messrs. Charney and Ledecky met in New York City in a series of meetings to negotiate the general terms of the transaction. These meetings also included tours of American Apparel’s various New York City retail stores and operations.

On November 22, 2006, Messrs. Charney and Ledecky, together with Mr. Keith Miller (an advisor to Mr. Charney) and Mr. Michael Rapp of Broadband Capital Management LLC, an underwriter of Endeavor’s IPO, met in Mr. Rapp’s offices in New York to discuss the potential transaction and to provide Messrs. Miller and Charney with additional information on special purpose acquisition companies (“SPACs”).

On November 22, 2006, a letter of intent was executed by Endeavor and American Apparel. The terms of the letter of intent provided for (i) the issuance to Mr. Charney of $190 million of Endeavor common stock valued at $7.75 per share (i.e., 24,516,129 shares), (ii) payment of $60 million to Mr. Charney to be used at closing of the acquisition to repurchase all of Mr. Lim’s equity interests in American Apparel (under the terms of an existing option agreement between Messrs. Charney and Lim, discussed below), and the assumption of American Apparel’s debt, which was not to exceed $80 million at closing of the acquisition. The number of shares issuable to Mr. Charney was subject to downward adjustment in the event American Apparel’s EBITDA for 2006 was less than $40 million or its projected 2007 EBITDA was less than $57 million, in each case as adjusted for deferred rent, litigation and other appropriate items. The terms were the result of arms-length negotiations by the parties and based on a valuation of American Apparel by Endeavor as discussed in “The Acquisition Proposal - Endeavors’ Board of Directors’ Reasons for Approval of the Acquisition - Valuation.” The equity/cash makeup of the transaction consideration was mutually desired by the parties. Mr. Charney expressed a desire to receive consideration in shares of Endeavor common stock in order to participate in what he believed would be strong growth of the combined companies following the acquisition. Endeavor favored a large stock component as well, believing that equity in the post-acquisition company would favorably incentivize Mr. Charney in his efforts to continue growing American Apparel.

In the initial negotiations between Endeavor and American Apparel, it was maintained by American Apparel that the consideration in the acquisition would need to include $60 million to fund the Lim Buyout. Given its valuation of American Apparel, Endeavor viewed the opportunity to acquire Mr. Lim’s position for $60 million cash and to reduce the number of shares of common stock issued in the acquisition favorably. As the option agreement between Messrs. Charney and Lim would expire before the procedures to consummate the acquisition could be completed, an extension of the option was negotiated. In consideration of the extension of the time to exercise the option for the Lim Buyout, it was agreed that the purchase price for Mr. Lim’s equity in AAI would be $60 million plus an additional cash price equal to (x) $60 million divided by 365, (y) multiplied by 0.20, (z) multiplied by the number of days after May 1, 2007 that the Lim Buyout is consummated. This total price is referred to as the “Lim Payment Amount.” It was also agreed that if the Lim Buyout is not consummated by Mr. Charney prior to Closing, Endeavor would effect the Lim Buyout directly by reducing the number of shares of Endeavor common stock to be issued to Mr. Charney by a number equal to the Lim Payment Amount divided by $7.75 and paying to Mr. Lim the Lim Payment Amount in cash. If the acquisition were consummated on October 31, 2007, and Endeavor was required to affect the Lim Buyout on the same date, the number of shares issued to Mr. Charney, as reduced, would be 23,739,815 and Endeavor would pay Mr. Lim $66,016,438.

On November 23, 2006, Endeavor delivered to American Apparel an extensive due diligence request list. Endeavor began to focus its resources on compiling and reviewing in detail the due diligence materials received from American Apparel. Endeavor provided copies of all diligence information received by Endeavor to its counsel, Graubard Miller, for review and legal due diligence. Additionally, Endeavor instructed Graubard Miller to begin preparation of the first draft of a definitive acquisition agreement consistent with the terms of the letter of intent. Throughout the due diligence process, Endeavor and its counsel had numerous telephone conversations with individuals at American Apparel in order to discuss issues relating to the potential transaction.

During the week of December 4, 2006, a series of all-day meetings were held at American Apparel’s headquarters in Los Angeles. The Endeavor due diligence team included Messrs. Ledecky and Dolfi and consultants from Bendon, an apparel company controlled by Mr. Watson. Representatives of Jefferies, which we subsequently retained in connection with rendering a fairness opinion, were also in attendance. During this visit to American Apparel’s facilities, Endeavor interviewed more than 30 American Apparel employees across the various departments of American Apparel. Endeavor also held meetings with the audit partner of American Apparel’s outside certified public accountant. Endeavor also conducted a series of meetings with consultants hired by American Apparel to interface with its senior lenders and subordinated debt lenders. Endeavor conducted telephonic meetings with all of American Apparel’s secured lenders, in each instance, with American Apparel’s chief financial officer, Ken Cieply.

In December 2006, Endeavor retained the services of ICR, LLC as an investor relations consultant to assist Endeavor in developing and disseminating investor presentations and communications. Endeavor pays ICR a fee of $12,000 per month, plus expenses, and will issue ICR 9,700 shares of Endeavor common stock upon Closing. There is no affiliation between ICR and Endeavor or American Apparel or any of their respective officers, directors or stockholders.

Endeavor’s due diligence also included numerous calls with Marcum & Kliegman LLP, both with and without representatives from American Apparel on the phone, where American Apparel’s financial statements, financial reporting systems and significant accounting policies were discussed. Marcum & Kliegman did not provide any report, opinion or appraisal materially relating to the transaction. Marcum & Kliegman is the independent outside auditor for Endeavor and became the independent outside auditor for American Apparel after the Original Agreement was executed. Marcum & Kliegman maintains separate audit teams for each of Endeavor and American Apparel, which teams are independent of one another.

On numerous occasions through the process, Endeavor’s board of directors discussed the terms of the letter of intent and proposed business combination with American Apparel. All of Endeavor’s directors received a copy of the letter of intent as well as financial, operational and descriptive information about American Apparel. The directors were continuously updated as to the status of the due diligence and negotiations, and copies of the most recent drafts of the significant transaction documents were delivered to the directors in connection with their consideration of the proposed business combination with American Apparel.

Throughout the period from November 23, 2006 through December 18, 2006 succeeding drafts of the transaction documents were prepared in response to comments and suggestions of the parties and their counsel, with management and counsel for both companies engaging in numerous negotiating sessions. Included in the various transaction documents, in addition to the Acquisition Agreement, were an escrow agreement, voting agreement, lock-up agreements, and an employment agreement for Mr. Charney.

Representatives of Endeavor met with Mr. Charney at the offices of Graubard Miller numerous times during the period from December 11, 2006 through December 18, 2006 in order to resolve open items and to discuss the progress of the transaction. During these discussions, negotiations were conducted to revise the terms of the acquisition. It was agreed that the parties would prefer that the acquisition consideration be solely in the form of stock in order to preserve as much of Endeavor’s cash as possible so it would be available to American Apparel after the closing of the business combination to fund American Apparel’s operations and growth plans and provide American Apparel with flexibility with respect to its existing credit facilities. It was also agreed by the parties that keeping the acquisition consideration solely in the form of stock would fully align the interests of Mr. Charney with the stockholders of the post-business combination and evidence his belief in the future potential of American Apparel. However, it was also determined that the purchase of Mr. Lim’s equity interest in American Apparel could be accomplished only with cash. It was decided that Mr. Charney would be given the opportunity to purchase Mr. Lim’s position prior to Closing, and if this could not be accomplished, that Endeavor would purchase Mr. Lim for cash as further described in this proxy statement. Increases to American Apparel’s indebtedness were noted and it was agreed that if American Apparel’s net debt was more than $110,000,000 when acquired by Endeavor, the number of shares of Endeavor common stock to be issued in the acquisition would be lowered as described in this proxy statement. As part of this negotiation, the parties agreed to eliminate a share reduction based on EBITDA, but to have EBITDA targets remain a waiveable condition to Closing. The draft of the Original Agreement was revised to reflect these modified terms.

On December 18, 2006, a meeting of the board of directors of Endeavor was held. All directors attended, as did, by invitation telephonically, David Alan Miller, Esq., Brian L. Ross, Esq. and Jeffrey M. Gallant. Esq. of Graubard Miller. Prior to the meeting, copies of the most recent drafts of the significant transaction documents, in substantially final form, were delivered to all participants. Messrs. Watson and Ledecky discussed the analysis undertaken by Endeavor at length with Endeavor’s board to determine whether the acquisition consideration to be paid by Endeavor was fair from a financial point of view to Endeavor’s stockholders, as well as to determine the fair market value of American Apparel. The analysis used by Endeavor and presented for consideration by the board was based on a valuation of American Apparel as compared to similar companies, and its growth potential in relation to such valuation. The comparable company analysis was based on revenues and EBITDA of similar companies in the apparel industry as further discussed in the section entitled “The Acquisition Proposal—Endeavor’s Board of Directors’ Reasons for Approval of the Acquisition—Valuation of Original Terms.”

After considerable review and discussion by the board, it was determined that the consideration to be paid in the acquisition as set forth in the Original Agreement executed in December 2006 was fair and that the acquisition was fair to Endeavor and to its stockholders. The Original Agreement and related documents were unanimously approved, and the board determined to recommend the approval of the acquisition to the stockholders of Endeavor. However, the board specifically conditioned such approval on Endeavor obtaining, prior to soliciting the vote of stockholders on the acquisition, an opinion from an investment bank to the effect that the consideration to be paid by Endeavor pursuant to the Original Agreement is fair, from a financial point of view, to the holders of Endeavor common stock and that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets.

The Original Agreement was signed on December 18, 2006. Immediately thereafter, Endeavor and American Apparel issued a joint press release announcing the execution of the Original Agreement and discussing the terms of the Original Agreement, and on December 20, 2006, Endeavor filed a Current Report on Form 8-K discussing in greater detail the terms of the Original Agreement and American Apparel’s business.

In June 2007, Mr. Ledecky was advised by Mr. Charney that American Apparel’s business was experiencing greater growth, with existing store sales growing and opportunities to open additional retail stores increasing, than was originally anticipated in December 2006. Mr. Charney expressed concern that the provisions of the Original Agreement would limit American Apparel’s ability to exploit and continue this growth. Mr. Charney also noted his belief that the value of American Apparel and its business had increased substantially since the execution of the Original Agreement. After consultation with Mr. Watson and members of the Endeavor board, Mr. Ledecky advised Mr. Charney that Endeavor would take all of the concerns he expressed under advisement and would continue to monitor the financial results of American Apparel.

During the period from July 2007 through October 2007, Endeavor reviewed American Apparel’s financial performance for the six month period ended June 30, 2007, and also monitored American Apparel’s financial performance subsequent to June 30, 2007. Endeavor also considered American Apparel’s need to access capital to fund its operations, new store openings and continued growth prior to the Closing. Endeavor further considered the need to retain and attract employees as American Apparel grows. In this context, Endeavor and American Apparel held various discussions with respect to amending certain terms of the Original Agreement.

In mid-October 2007, Mr. Watson and Mr. Charney met in Paris, France to discuss specific modifications to terms of the Original Agreement including increasing the number of shares to be issued to Mr. Charney to better reflect the value of American Apparel, increasing the net debt American Apparel could undertake prior to Closing to accommodate the need to finance growth opportunities, such as new stores openings, and an increase in the size of the 2007 performance equity plan to enable American Apparel to attract and retain officers qualified to work in a public company structure and employees to support continued growth. It was also noted that as a private company without adequate equity participation plans in place, it has proven difficult for American Apparel to hire certain executive officers it believes it will need as a public company, including a chief operating officer and chief information officer. Mr. Charney requested that the hiring of such officers as a condition to Closing be waived.

During the remainder of October 2007, Messrs. Ledecky and Watson, on behalf of Endeavor, and Messrs. Charney and Kowalewski, on behalf of American Apparel, and their respective counsel, discussed and formulated proposed amended deal terms. On October 26, 2007, Messrs. Ledecky and Watson agreed to present such amended terms to Endeavor’s board. See “Important events subsequent to initial board approval—Amended terms of the acquisition.”

On October 29, 2007, Endeavor’s board of directors met to consider the proposed amended terms of the acquisition. All directors, other than Jay Nussbaum, attended the meeting either in person or telephonically. Mr. Nussbaum was later advised of the resolutions of the board and affirmed them. Also present by invitation were David Alan Miller. Esq., and Brian L. Ross, Esq., of Graubard Miller. Prior to the meeting, copies of drafts of the Acquisition Agreement and revised employment agreement for Mr. Charney were distributed to the meeting attendees. Messrs. Watson and Ledecky discussed at length the significant growth experienced by American Apparel’s business during 2007. The board then made an analysis of the proposed amended terms of the acquisition to determine if the consideration to be paid by Endeavor in the acquisition was still fair from a financial point of view to Endeavor’s stockholders, as well as to determine the fair market value of American Apparel. The analysis used by the board was similar to that it utilized when first considering the transaction in December 2006 and was based on a valuation of American Apparel as compared to similar companies and its growth potential in relation to such valuation. The comparable company analysis was based on revenues and EBITDA of such similar companies in the apparel industry as further discussed in the section entitled “The Acquisition Proposal—Endeavor’s Board of Directors’ Reasons for Approval of the Acquisition—Important events subsequent to initial board approval.”

After considerable review and discussion by the board, it was determined that the consideration to be paid pursuant to the Acquisition Agreement was fair and that the acquisition was fair to Endeavor and to its stockholders. The Acquisition Agreement and related documents were unanimously approved and the board decided to recommend the approval of the acquisition to the stockholders of Endeavor.

The Acquisition Agreement was executed as of November 7, 2007. On November 8, 2007, Endeavor and American Apparel issued a joint press release announcing the execution of the Acquisition Agreement and discussing the terms of the Acquisition Agreement, and on November 9, 2007, Endeavor filed a Current Report on Form 8-K discussing in greater detail the terms of the Acquisition Agreement and American Apparel’s business.

Other than the shares issuable to Mr. Dolfi and ICR, there are no finders’ fees payable in connection with the acquisition.

Endeavor’s Board of Directors’ Reasons FOR Approval of the Acquisition

General

The final agreed-upon consideration in the Acquisition Agreement was determined by several factors. Endeavor’s board of directors reviewed industry and financial data, including a comparable company analysis compiled by management, in order to determine that the consideration to be paid by Endeavor in the acquisition was fair and that the acquisition was in the best interests of Endeavor’s stockholders.

In order to enable the board of directors of Endeavor to evaluate the proposed acquisition, Endeavor’s management conducted a due diligence review with respect to American Apparel that included:

•	a general analysis of American Apparel’s industry;

•	tours of American Apparel’s manufacturing facilities and principal offices in Los Angeles, California;

•	on-site visits to various American Apparel retail stores;

•	a valuation analysis of American Apparel; and

•	reviews of historic financial statements and information and financial projections provided by American Apparel.

The Endeavor board of directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, the Endeavor board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Endeavor board may have given different weight to different factors.

The historical financial information and financial projections provided to Endeavor by American Apparel in November and December 2006 included:

•	audited financial statements for the year ended June 30, 2004 and the six months ended December 31, 2004;

•	unaudited financial statements for the year ended December 31, 2005;

•	unaudited financial statements for the ten-month period ended October 31, 2006; and

•	financial projections for the year ending December 31, 2007.

The historical financial information and financial projections provided to Endeavor by American Apparel subsequent to the execution of the Original Agreement have included:

•	audited financial statements for the years ended December 31, 2006 and 2005;

•	unaudited financial statements for the year ended December 31, 2004;

•	unaudited financial statements for the three months ended March 31, 2007;

•	unaudited financial statements for the six months ended June 30, 2007; and

•	preliminary unaudited financial statements for the nine months ended September 30, 2007.

Initial board approval

As of December 18, 2006, the date on which Endeavor’s board of directors first met to vote upon the acquisition of American Apparel, American Apparel had provided Endeavor with estimates that American Apparel’s revenues for the year ending December 31, 2006 would be approximately $275 million, a 36.5% increase from revenues of $216 million for the year ended December 31, 2005. As of December 18, 2006, American Apparel had also provided Endeavor with projections that American Apparel’s revenues for the year ending December 31, 2007 would be at least $355 million, a 29% increase from the $275 million of revenues then expected for the year ending December 31, 2006. American Apparel had advised that the growth in revenues evidenced by these estimates and projections would be driven by anticipated growth in same store sales and the opening of additional retail locations, as well as increases in online sales. As of December 18, 2006, American Apparel was projecting approximately $30 million of EBITDA for 2006, giving effect to various non-cash and one-time adjustments (of up to $5 million in the aggregate) prescribed by the Acquisition Agreement and $50 million of EBITDA for 2007, subject to similar adjustments. American Apparel had advised Endeavor that the projected increase in EBITDA from 2006 to 2007 would be driven primarily by the projected increase in revenues and improvements in EBITDA margins as selling, general and administrative and research and development expenses were forecast to decrease as a percentage of sales as they were spread across a larger base of revenues.

Based on the foregoing information and procedures, the board of directors of Endeavor unanimously approved the Acquisition Agreement. In considering the acquisition, the Endeavor board of directors gave considerable weight to the following factors:

•

American Apparel’s record of growth and potential for future growth. Endeavor believes that American Apparel has a well-established and growing brand and has in place the core infrastructure for strong business operations that will enable American Apparel to achieve growth both organically and through accretive strategic acquisitions. Endeavor’s belief in American Apparel’s growth potential is based in part on American Apparel’s historical growth rate. American Apparel had experienced a compounded annual growth rate of approximately 62% in revenues from approximately $40 million in 2002 to estimated revenues of $275 million in 2006, while it experienced a compounded annual growth rate of approximately 69% in EBITDA from approximately $4 million to more than $30 million over the same period.

•

American Apparel’s ability to broaden distribution. American Apparel has demonstrated continued organic growth in core US, European and Asian markets, with more than 140 company-owned retail stores worldwide as of December 18, 2006. American Apparel also has demonstrated an ability to expand distribution to additional channels, including though wholesale operations to other apparel providers and online sales to American Apparel customers.

•

“American Apparel” is a recognizable brand targeted toward an emerging demographic. The American Apparel brand has received a large amount of coverage in the print and broadcast media, including on television such as The Today Show, Nightline, 60 Minutes, Charlie Rose and Dateline. This brand and the products which are marketed under the brand are targeted toward the young adult market, which is one of the largest emerging market demographics.

•	The experience of American Apparel’s management. An important factor to Endeavor’s board of directors in evaluating an acquisition target was whether the target had a management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. Endeavor’s board of directors believes that American Apparel’s management, and Mr. Charney in particular, have experience and talent in the apparel industry as demonstrated by the background of the members of American Apparel’s management and American Apparel’s ability to develop new product offerings in fashion basics, as well as new categories.

•

American Apparel’s vertically integrated business model. American Apparel’s business model utilizes American Apparel’s own manufacturing facilities and exploits the company’s U.S.–based design and manufacturing operations to provide speed to market, which allows American Apparel to produce product quickly when specific demand is identified and to supervise quality control. This allows American Apparel to focus on year-round styles, minimize risk of producing ahead of demand and maintain the quality production identified with the brand.

Certain Projections Provided by American Apparel

In its evaluations of the potential acquisition of American Apparel, Endeavor considered various projections provided to it by American Apparel, comprised principally of revenue and EBITDA projections for 2006, 2007 and 2008. Endeavor compared these revenue and EBITDA projections for American Apparel to publicly available revenue and EBITDA estimates for the same time periods for public companies in the apparel industry. Endeavor compared the relationship between overall enterprise value as publicly reported for each comparable public company to such comparable company’s projected revenues and EBITDA to determine the multiples being given by the public market to such companies in relation to their respective revenues and EBITDA.

Projections used for original deal terms.

The projections provided by American Apparel to Endeavor during the due diligence period prior to execution of the Original Agreement in December 2006 (the “2006 projections”) consisted of information relating to American Apparel’s projected revenue and EBITDA for the years then ending December 31, 2006 and December 31, 2007. American Apparel also provided projections with respect to the number of retail stores it would have open by the end of 2006.

Prior to execution of the Original Agreement, American Apparel projected consolidated revenues of approximately $275 million for the year ending December 31, 2006 and approximately $355 million for the year ending December 31, 2007. These projections demonstrated a continuance of the trend of growth evidenced by American Apparel’s consolidated revenues of approximately $40 million, $82 million, $136 million and $208 million in the years ended December 31, 2002, 2003, 2004 and 2005, respectively. Actual consolidated revenues for American Apparel for the year ended December 31, 2006 were approximately $284 million. Actual consolidated revenues for American Apparel for the nine months ended September 30, 2007 were approximately $276 million.

American Apparel projected consolidated EBITDA of approximately $30 million for the year then ending December 31, 2006 and approximately $50 million for the year ending December 31, 2007 giving effect to adjustments as is described below in the section entitled “—Certain Adjustments Considered by Endeavor.” These projections demonstrated a continuance of the trend of growth evidenced by American Apparel’s consolidated EBITDA of approximately $3 million, $8 million, $12 million and $17 million in the years ended December 31, 2002, 2003, 2004 and 2005, respectively. Without adjustment, actual consolidated EBITDA for American Apparel for the year ended December 31, 2006 was approximately $22.4 million. Actual consolidated EBITDA for American Apparel for the six months ended June 30, 2007 was approximately $24.1 million. These amounts give no effect to the adjustments required under the Acquisition Agreement. See the section below entitled “Certain Adjustments Considered by Endeavor” for a discussion of the adjustments considered by Endeavor in its evaluation of American Apparel.

American Apparel projected that it would have 143 retail stores opened at December 31, 2006. These projections demonstrated a continuance of the trend of growth evidenced by American Apparel having 103 retail stores, 38 retail stores, 3 retail stores and no retail stores opened at December 31, 2005, 2004, 2003 and 2002, respectively.

Projections used for amended and restated deal terms.

In September and October 2007 American Apparel provided Endeavor with updated projections. These projections were utilized by the parties in connection with formulating the amended terms of the Acquisition Agreement.

American Apparel projected consolidated revenues of approximately $365 million for the year ending December 31, 2007. This projection demonstrated a continuance of the trend of growth evidenced by American Apparel’s consolidated revenues of approximately $40 million, $82 million, $136 million, $208 million and $284 million in the years ended December 31, 2002, 2003, 2004, 2005 and 2006, respectively. Actual consolidated revenues for American Apparel for the nine months ended September 30, 2007 were approximately $275.6 million.

American Apparel projected consolidated EBITDA of approximately $57 million for the year then ending December 31, 2007 and approximately $75 million for the year ending December 31, 2008 giving effect to certain adjustments considered by Endeavor. These projections demonstrated a continuance of the trend of growth evidenced by American Apparel’s consolidated EBITDA of approximately $3 million, $8 million, $12 million, $17 million and $24.1 million in the years ended December 31, 2002, 2003, 2004, 2005 and 2006, respectively. Actual consolidated EBITDA for American Apparel for the nine months ended September 30, 2007 was approximately $35.0 million. See the subsection below entitled “—Certain Adjustments Considered by Endeavor” for a discussion of the adjustments considered by Endeavor in its evaluation of American Apparel.

American Apparel projected that it would have 176 retail stores opened at December 31, 2007. These projections demonstrated a continuance of the trend of growth evidenced by American Apparel having 149 retail stores, 103 retail stores, 38 retail stores, 3 retail stores and no retail stores opened at December 31, 2006, 2005, 2004, 2003 and 2002, respectively.

The projections provided by American Apparel were only estimates based on information available to American Apparel at the time they were made and based on reasonable assumptions made on such information. The foregoing summary of these projections are included solely to provide reader of this proxy statement with background information on the information considered by Endeavor and its board in connection with their evaluation of American Apparel and its operations and, solely with respect to the 2006 projections, by Jefferies in its analyses described below in the section entitled “Opinion of Jefferies & Company, Inc.” Investors should not rely on these projections as estimates of future results of American Apparel or the combined companies following consummation of the acquisition and should not place undue reliance on these projections when evaluating the proposals to be presented at the special meeting of Endeavor’s stockholders.

Valuation of original terms

In its evaluation of the original terms of the acquisition as contemplated by the Original Agreement, the board considered the valuation of American Apparel in relation to its growth potential and found it to be attractive when compared to other companies in its industries. As part of such analysis, the board looked at comparable companies and based on the valuation of these companies in terms of expected 2006 revenues, 2006 expected EBITDA and projected 2007 EBITDA, the board calculated the expected initial valuation of American Apparel in the public market. Endeavor presented its board with information regarding certain publicly-traded companies that compete in American Apparel’s markets, as follows:

Company	Enterprise Value (1)	Revenue CY2006E (2)	EV / Revenue		EBITDA		EV / EBITDA				Annual Sales (3)	Net Income (3)
			CY2006E (2)		CY2006E (2)	CY2007E (2)	CY2006E (2)		CY2007E (2)
	(in millions)
Abercrombie & Fitch Co. (Cl A)	$6,017.3	$3,325.7	1.8	x	$801.2	$924.3	7.5	x	6.5	x	$3,140.8	$388.5
American Eagle Outfitters Inc.	10,517.9	2,732.2	3.8		667.5	738.7	15.8		14.2		2,577.5	344.3
bebe Stores Inc.	1,629.0	702.1	2.3		153.7	190.5	10.6		8.6		610.0	80.7
Chico’s FAS Inc.	3,614.6	1,629.0	2.2		346.0	401.0	10.4		9.0		1,580.0	192.9
dELiA*s Corp.	327.7	253.0	1.3		10.3	19.3	31.8		17.0		246.6	3.7
Guess? Inc.	2,759.6	1,149.8	2.4		203.2	245.7	13.6		11.2		1,115.4	103.3
H & M Hennes & Mauritz AB	39,064.2	11,539.3	3.4		2,794.6	3,180.7	14.0		12.3		8,966.8	1,374.1
Inditex S.A.	33,840.3	10,996.0	3.1		2,846.8	3,321.6	11.9		10.2		9,072.0	1,541.8
J. Crew Group Inc.	2,148.6	1,131.2	1.9		158.2	187.3	13.6		11.5		1,075.4	32.9
Urban Outfitters Inc.	3,964.8	1,229.5	3.2		219.9	278.1	18.0		14.3		1,182.5	116.1
Zumiez Inc.	792.7	284.2	2.8		32.1	55.0	24.7		14.4		261.2	16.9

American Apparel		$285.7			$30.0	$50.0					$264.7	($1.9)

Mean			2.6	x			15.6	x	11.7	x
Median			2.4	x			13.6	x	11.5	x

(1)	Enterprise Value was obtained for each company by adding its short and long term debt to the sum of the market value of its common equity (stock prices as of December 12, 2006) and the book value of any minority interest, and subtracting its cash and cash equivalents.

(2)	Based on average estimates as reported by Institutional Brokers’ Estimate System (IBES) and based on stock prices as December 12, 2006.

(3)	Historical figures based on SEC company filings and exclude extraordinary and non-recurring charges as of December 12, 2006 except figures for American Apparel, which were based on information provided by American Apparel in December 2006.

Specifically, for each comparable company, the board:

•	analyzed the enterprise value for each comparable company;

•

compared such enterprise value to such comparable company’s estimated revenues for 2006 and estimated EBITDA for 2006 and 2007, as published by Institutional Brokers’ Estimate System (IBES), a system that gathers and compiles estimates published by analysts for the majority of U.S. public companies;

•	divided such enterprise value by such 2006 revenue projections to determine the multiple to 2006 revenues at which the public market was valuing such comparable company (“2006 revenue multiple”);

•	divided such enterprise value by 2006 EBITDA projections to determine the multiple to 2006 EBITDA at which the public market was valuing the company (“2006 EBITDA multiple”);

•	divided such enterprise value by 2007 EBITDA projections to determine the multiple to 2007 EBITDA at which the market was valuing the company (“2007 EBITDA multiple”)

The board then examined the 2006 revenue multiples, 2006 EBITDA multiples and 2007 EBITDA multiples for all of the comparable companies to determine the median 2006 revenue, 2006 EBITDA and 2007 EBITDA multiples of all the companies.

This analysis revealed that the median valuation of the aforementioned comparable companies was approximately 2.4 times expected 2006 revenues, 13.6 times expected 2006 EBITDA and 11.5 times projected 2007 EBITDA. Based on these multiples, American Apparel would have a value range of between $408 million (based on 2006 EBITDA) and $686 million (based on 2006 revenues). Based on American Apparel’s 2007 EBITDA projections available to the board of directors of Endeavor at December 18, 2006, American Apparel had a value of $575 million.

In December 2006, Endeavor’s board calculated that the valuation of maximum consideration payable to American Apparel’s stockholders amounted to approximately $362.5 million, comprised of:

•	$250 million of Endeavor common stock (32,258,065 shares at a price of $7.75 per share on December 18, 2006),

•	$110 million of assumed American Apparel indebtedness, and

•	$2.5 million of cash bonuses to be paid to key American Apparel employees following closing of the acquisition.

In its December 2006 evaluation of American Apparel, Endeavor considered the net losses experience by AAI in 2006 and CI in 2005 and 2006. Endeavor, however, determined that the growth prospects of American Apparel outweighed these concerns based on certain factors, including Endeavor’s belief that:

•

AAI had the ability to further enhance margins due to learned operating efficiencies and a lower cost structure primarily driven by future volume purchase discounts, bargaining power with vendors and 100% utilization of its factory, which would help absorb overhead going forward;

•

in 2005, related party management fees of approximately $1.9 million were the primary cause of the net losses reported by CI, which was approximately $6,000 with an EBITDA of approximately $1.6 million; and

•

in 2006, related party management fees of approximately $2.0 million were the primary cause of the net losses reported by CI, which was approximately $78,000 with an EBITDA of approximately $2.6 million.

In its December 2006 evaluation of American Apparel, Endeavor considered American Apparel’s debt servicing obligations. Endeavor determined that American Apparel had adequate cash flows to service these obligations, as well as the ability to obtain replacement financing on more favorable terms both before the acquisition was consummated and after. The amount of American Apparel’s indebtedness was also considered in connection with the determination of the consideration to be paid by Endeavor in the acquisition, with a downward adjustment in the number of shares to be issued by Endeavor at closing if American Apparel’s net debt at closing exceeded $110 million. See the section entitled “The Acquisition Agreement—Acquisition Consideration—Reduction of Shares Based on Net Debt.”

The board noted that if Mr. Charney failed to consummate the Lim Buyout under the Original Agreement, Endeavor would consummate the Lim Buyout by paying Mr. Lim approximately $60 million and reducing the number of shares issued in the acquisition by an amount equal to the cash paid to Mr. Lim divided by $7.75. Accordingly, the total valuation of consideration payable to American Apparel would remain the same.

Since the value of the consideration to be paid by Endeavor in the acquisition would be significantly below the valuation determined from the comparable company analysis, the board determined at its December 18th meeting that the consideration to be paid to American Apparel was fair and that the acquisition was in the best interests of Endeavor’s stockholders and approved the acquisition. However, the board specifically conditioned such approval on Endeavor obtaining, prior to soliciting the vote of stockholders on the acquisition, an opinion from an investment bank to the effect that the consideration to be paid by Endeavor pursuant to the Original Agreement is fair, from a financial point of view, to the holders of Endeavor common stock and that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets.

Important events subsequent to initial board approval

On April 2, 2007, the board of directors of Endeavor met for an update on the acquisition and to be presented with certain revised financial information with respect to American Apparel. The board was advised that American Apparel had approximately $285 million of revenues for the year ended December 31, 2006. At the same time, the board was advised that, as a result of comments received during the audit of its financial statements, management of American Apparel proposed additional write-downs on American Apparel’s inventory for 2006 considering the inventory levels. As a result, the board was told that American Apparel was seeking to implement non-cash and additional adjustments to 2006 EBITDA beyond the aggregate $5 million adjustments agreed to by Endeavor in the Original Agreement. The board agreed with the rationale presented and voted to allow the additional adjustments. Total adjustments to 2006 EBITDA allowed by Endeavor were approximately $9.9 million and are set forth in “—Certain Adjustment Considered by Endeavor.” The board was also advised that American Apparel had revised its EBITDA projections for 2007 from $50 million to $40 million as a result of various factors, including its determination to slow down new store openings until such time as it receives the capital infusion it will receive as a result of the acquisition. In this regard, the board voted to allow Endeavor to waive the requirement that American Apparel deliver formal EBITDA projections for 2007 and 2008 prior to closing of the acquisition.

At the April 2nd meeting, Endeavor’s board re-evaluated the acquisition based on American Apparel’s actual 2006 revenues of $285 million, the pro forma 2006 EBITDA of $30 million and revised 2007 projected EBITDA of $40 million. The board utilized the same processes and metrics as when it first approved the acquisition on December 18, 2006, including the multiples derived from other publicly traded retail apparel companies—2.4 times expected 2006 revenues, 13.6 times expected 2006 EBITDA and 11.5 times projected 2007 EBITDA. Based on the revised financial information and projections of American Apparel, the board determined that American Apparel would have a value range of between $408 million (based on 2006 EBITDA) and $684 million (based on 2006 revenues). Based on American Apparel’s revised 2007 EBITDA projections, the board concluded that American Apparel had a value of $460 million. The board found that the acquisition was still fair and affirmed its approval of the Original Agreement and the acquisition based on the revised financial information presented to it.

On May 9, 2007, Jefferies delivered to Endeavor’s board of directors its opinion based on the same financial information and revised EBITDA and financial projections considered by the board in April 2007 when the board affirmed the acquisition. On that date Jefferies made a presentation to Endeavor’s board of directors concerning the financial terms of the acquisition as provided by the Original Agreement and delivered to the board Jefferies’ opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, the consideration of approximately 32.3 million shares of Endeavor common stock that was to be paid by Endeavor under the terms of the Original Agreement was fair from a financial point of view to the holders of Endeavor common stock, other than affiliates of Endeavor, and that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets. For a more detailed description of the Jefferies’ opinion, see the section entitled “The Acquisition Proposal—Opinion of Jefferies & Company, Inc.”

Amended terms of the acquisition

In October 2007, American Apparel provided Endeavor with updated financial projections, including projected revenues for the year ending December 31, 2007 of $365 million, EBITDA of $57 million for the year ending December 31, 2007 and EBITDA of $75 million for the year ending December 31, 2008 giving effect to the type of adjustments described in the section entitled “Certain Adjustments Considered by Endeavor.” Based on the foregoing, the parties discussed amending the terms of the transaction.

On October 29, 2007, the board of directors of Endeavor met to consider the Acquisition Agreement to, among other things,

•	substitute a limited liability company for a corporation to serve as the Merger Sub;

•	increase the number of shares of Endeavor being issued to Mr. Charney at the Closing from 32,258,065 to 37,258,065;

•

provide that if Mr. Charney does not affect the Lim Buyout prior to Closing and Endeavor is therefore required to affect the Lim Buyout, the shares issuable to Mr. Charney in the acquisition would not be reduced as provided in the Original Agreement;

•	increase the level of American Apparel’s net debt above which there would be a downward adjustment in the number of shares issued to Mr. Charney at Closing from $110 million to $150 million;

•

increase the size of the 2007 performance equity plan from 2,710,000 shares to 7,710,000 shares and to provide that stock awards for an aggregate of 2,710,000 shares would be allocated and issued thereunder after Closing and upon filing of an effective registration statement on Form S-8; and

•	eliminate as a closing condition the hiring of a chief financial officer, chief operations officer and chief information officer.

At the October 29, 2007 meeting, the board calculated that the valuation of maximum consideration payable to American Apparel’s stockholders under the Acquisition Agreement as amended and restated amounted to approximately $515.9 million, comprised of:

•	$295.8 million of Endeavor common stock (37,258,065 shares at a price of $7.94 per share based on then current per-share trust value);

•	$150 million of assumed American Apparel indebtedness.

•	$67.8 million cash to be paid to Mr. Lim for his equity in American Apparel.

•	$2.5 million of cash bonuses.

The board utilized the same processes and metrics as when it first approved the acquisition on December 18, 2006 and affirmed it on April 2, 2007 as described on pages 58 to 64 of this proxy statement.

After discussion with Jefferies, the board of directors of Endeavor determined to forego obtaining a new fairness opinion in connection with the Acquisition Agreement given the limited time remaining to consummate the acquisition prior to the date Endeavor would be required to liquidate and Endeavor’s lack of remaining funds outside the trust.

Valuation of revised terms

The board looked at the same comparable companies it reviewed in December 2006 and, based on the valuation of these companies in terms of expected 2007 revenues, 2007 expected EBITDA and projected 2008 EBITDA, the board calculated the expected initial valuation of American Apparel in the public market. Endeavor presented its board with information regarding these companies as follows:

Company	Enterprise Value (1)	Revenue CY2007E (2)	EV / Revenue		EBITDA		EV / EBITDA				Annual Sales (3)	Net Income (3)
			CY2007E (2)		CY2007E (2)	CY2008E (2)	CY2007E (2)		CY2008E (2)
	(in millions)
Abercrombie & Fitch Co. (Cl A)	$6,474	$3,791	1.7	x	$892	$1,033	7.3	x	6.3	x	$3,549	$442
American Eagle Outfitters Inc.	4,313	3,121	1.4		736	821	5.9		5.3		2,985	411
bebe Stores Inc.	977	708	1.4		129	148	7.6		6.6		828	98
Chico’s FAS Inc.	2,030	1,811	1.1		330	376	6.1		5.4		1,742	147
dELiA*s Corp.	106	279	0.4		7	16	15.9		6.7		267	2
Guess? Inc.	4,577	1,452	3.2		301	382	15.2		12.0		1,529	175
H & M Hennes & Mauritz AB	50,539	12,362	4.1		3,244	3,756	15.9		13.8		11,757	1,995
Inditex S.A.	43,252	13,814	3.1		3,084	3,642	13.9		11.8		12,601	1,582
J. Crew Group Inc.	2,328	1,313	1.8		210	248	11.1		9.4		1,205	115
Urban Outfitters Inc.	3,662	1,450	2.5		265	340	13.8		10.8		1,332	131
Zumiez Inc.	1,259	388	3.2		59	78	21.4		16.2		345	23

American Apparel		$365			$57	$75					$322	$3

Mean			2.2	x			12.2	x	9.5	x
Median			1.8	x			13.8	x	9.4	x

(1)	Enterprise Value was obtained for each company by adding its short and long-term debt to the sum of the market value of its common equity (stock prices as of October 26, 2007) and the book value of any minority interest, and subtracting its cash and cash equivalents.

(2)	Based on average estimates as reported by Institutional Brokers’ Estimate System (IBES) and stock prices as of October 26, 2007.

(3)	Historical figures based on last twelve months as reported in SEC company filings and exclude extraordinary and non-recurring charges as of October 26, 2007, except figures for American Apparel, which were based on information provided by American Apparel in October 2007.

Specifically, for each comparable company, the board:

•	analyzed the enterprise value for each comparable company;

•

compared such enterprise value to such comparable company’s estimated revenues for 2007 and estimated EBITDA for 2007 and 2008, as published by Institutional Brokers’ Estimate System (IBES), a system that gathers and compiles estimates published by analysts for the majority of U.S. public companies;

•	divided such enterprise value by such 2007 revenue projections to determine the multiple to 2007 revenues at which the public market was valuing such comparable company (“2007 revenue multiple”);

•	divided such enterprise value by 2007 EBITDA projections to determine the multiple to 2007 EBITDA at which the public market was valuing the company (“2007 EBITDA multiple”); and

•	divided such enterprise value by 2008 EBITDA projections to determine the multiple to 2008 EBITDA at which the market was valuing the company (“2008 EBITDA multiple”).

The board then examined the 2007 revenue multiples, 2007 EBITDA multiples and 2008 EBITDA multiples for all of the comparable companies to determine the median 2007 revenue, 2007 EBITDA and 2008 EBITDA multiples of all the companies. This analysis revealed that the median valuation of the aforementioned comparable companies was approximately 1.8 times expected 2007 revenues, 13.8 times expected 2007 EBITDA and 9.4 times projected 2008 EBITDA. Based on these multiples, American Apparel would have a value range of between $647 million (based on 2007 expected revenues) and $788 million (based on 2007 projected EBITDA). Based on American Apparel’s 2007 EBITDA projections available to the board of directors of Endeavor at December 18, 2006, American Apparel had a value of $575 million compared to a value of $788 million using American Apparel’s updated financial projections and current 2007 EBITDA multiples described above.

The board found that the acquisition was still fair and affirmed its approval of the Acquisition Agreement and the acquisition based on the revised financial information presented to it.

Certain Adjustments Considered by Endeavor

In connection with its evaluation of American Apparel and its operations and financial results, and the negotiation of the Acquisition Agreement, Endeavor wanted a mechanism in place that ensured American Apparel was continuing to demonstrate growth prior to consummation of the acquisition process. At the same time, the parties acknowledged that American Apparel would need to take certain actions and incur certain costs as it positioned itself to become part of a public company, such as audits of certain of its financial results. Endeavor also believed it reasonable to evaluate American Apparel’s growth without regard to certain charges.

Under the terms of the Original Agreement, a condition to Endeavor consummating the acquisition was that American Apparel have EBITDA of at least $30 million for the year ended December 31, 2006 after giving effect to up to an aggregate of $5 million of adjustments for related-party management fee, deferred rent, legal, litigation and workers’ compensation expenses. In April 2007, Endeavor agreed to allow certain adjustments above the original $5 million basket to accommodate an approximate $3.5 million inventory obsolescence reserve established in connection with American Apparel’s December 31, 2006 inventory valuation and other adjustments described below.

These adjustments were as follows:

	Nine Months Ended September 30,	Year Ended December 31,
	2007	2006
Related-party adjustment fee	$2,721	$7,045

Add-backs
Deferred rent	$1,117	$2,093
Litigation expense	—	1,120

Total add-backs	$1,117	$3,213

Exclusions:
Workers compensation adjustment	$—	$550
Inventory obsolescence	—	3,454
Business combination expenses not capitalized	979	—

Total exclusions	$979	$4,004

Additional add-backs:
Legal fees related to abandoned financing attempts	$—	$277
Accounting fees related to abandoned financing attempts	—	138
Financial consulting fees related to senior debt defaults	—	287

Total additional add-backs	$—	$702

Total Adjustment	$4,817	$9,964

See the section entitled “Selected Summary Historical and Pro-Forma Consolidated Financial Information—Non-GAAP Financial Measures” for a discussion of American Apparel’s use of EBITDA and reconciliations to GAAP financial measures.

Other positive factors considered by Endeavor’s board

Endeavor’s board also considered other factors in evaluating the acquisition with American Apparel, including the following:

•

American Apparel’s competitive position and market acceptance of its products. American Apparel’s reputation in its industry, within its distribution channels and among its end customers was considered by the board to be one of the favorable factors in concluding that its competitive position was strong. As part of its due diligence investigation, Endeavor visited numerous American Apparel retail locations. In addition, Endeavor conducted phone interviews with several of American Apparel’s key customers as well as other industry experts. Endeavor reported to the board that feedback from these sources on the company and its products was very strong.

•

Costs associated with effecting the business combination. The board determined that the costs associated with effecting the acquisition with American Apparel would be of the same order of magnitude as would be encountered with most other business combinations. In addition, it was favorably viewed by the board that all of American Apparel’s key employees would stay in place to operate the post- acquisition company and that there would therefore be relatively minimal integration issues following the acquisition.

Potential adverse factors considered by Endeavor

Endeavor’s board evaluated several potential adverse factors in its consideration of the acquisition of American Apparel. These included:

•

Pending litigation against American Apparel. Endeavor noted that American Apparel was a party to various litigations and other proceedings. As part of its due diligence investigation, Endeavor reviewed all of the outstanding and pending proceedings against American Apparel, spoke at length to American Apparel’s management and attorneys and determined that none of these items were likely to materially impact the company. The various proceedings were characterized by American Apparel as typical of the type of proceedings that arise in the course of business of a company of the size and type of American Apparel. Endeavor was advised by American Apparel that several claims were scheduled to be settled in the near-term and the potential damages in the other proceedings were currently viewed as insignificant relative to the size of American Apparel’s business. See the section entitled “Business of American Apparel—Legal Proceedings.”

•

American Apparel’s non-compliance under financing facilities. Endeavor examined American Apparel’s debt structure. Endeavor concluded that the debt level was reasonable in the context of American Apparel’s business and growth plan. Endeavor concluded that American Apparel’s credit facilities could be readily replaced on commercially reasonable terms or repaid in part after closing without materially impacting American Apparel’s ability to achieve its business and growth plan. See the section entitled “American Apparel’s Management Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

•

American Apparel’s net losses. In its evaluation of American Apparel, Endeavor considered the net losses experience by AAI in 2006 and CI in 2005 and 2006. Endeavor, however, determined that the growth prospects of American Apparel outweighed these concerns based on certain factors, including Endeavor’s belief that:

•

AAI had the ability to further enhance margins due to learned operating efficiencies and a lower cost structure primarily driven by future volume purchase discounts, bargaining power with vendors and 100% utilization of its factory, which would help absorb overhead going forward;

•

in 2005, related party management fees of approximately $1.9 million were the primary cause of the net losses reported by CI, which was approximately $6,000 with an EBITDA of approximately $1.6 million; and

•

in 2006, related party management fees of approximately $2.04 million were the primary cause of the net losses reported by CI, which was approximately $78,000 with an EBITDA of approximately $2.6 million.

•

American Apparel’s level of indebtedness. In its evaluation of American Apparel, Endeavor considered American Apparel’s debt servicing obligations. Endeavor determined that American Apparel had adequate cash flows to service these obligations, as well as the ability to obtain replacement financing on more favorable terms both before the acquisition was consummated and after. The amount of American Apparel’s indebtedness was also considered in connection with the determination of the consideration to be paid by Endeavor in the acquisition, with a downward adjustment in the number of shares to be issued by Endeavor at closing if American Apparel’s net debt at closing exceeded $110 million. See the section entitled “The Acquisition Agreement—Acquisition Consideration—Reduction of Shares Based on Net Debt.”

Satisfaction of 80% Test

It is a requirement that any business acquired by Endeavor have a fair market value equal to at least 80% of Endeavor’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of American Apparel generally used to approve the transaction, the Endeavor board of directors determined that this requirement was met. Endeavor estimates that its net assets at the closing of the acquisition will be at least $122 million, after deduction of the costs of the acquisition that may be paid from the funds in the trust account upon closing of the acquisition and assuming that no Endeavor stockholders vote against the acquisition and seek conversion of their Endeavor shares into cash, of which 80% is $97.6 million.

As described above, at the time the board considered the amendment to the Acquisition Agreement, it valued American Apparel in a range of approximately $647 million to $788 million based on its comparable company analysis and significant transaction experience. This value substantially exceeds the $97.6 million value required to meet the 80% test. The board noted that it based its calculation on the most conservative projections it had received from American Apparel and used valuation multiples for companies that had significantly less growth potential than American Apparel, and thus it felt comfortable with its decision.

The Endeavor board of directors believes, because of the financial skills and background of several of its members, it was qualified to perform the valuation analysis described above and to conclude that the acquisition of American Apparel met this requirement. The Endeavor board members have a significant number of years of experience in the private equity/venture capital and investment banking industries and have been involved in numerous transactions of a similar nature to the one contemplated between Endeavor and American Apparel. Notwithstanding this, the board specifically conditioned such approval on Endeavor obtaining, prior to soliciting the vote of stockholders on the acquisition, an opinion from an investment bank to the effect that the consideration to be paid by Endeavor pursuant to the Original Agreement is fair, from a financial point of view, to the holders of Endeavor common stock and that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets.

Interests of Endeavor’s and American Apparel’s Directors and Officers in the Acquisition

In considering the recommendation of the board of directors of Endeavor to vote for the proposals to approve the Acquisition Agreement, as well as the certificate of incorporation amendments and the performance equity plan proposals, you should be aware that certain members of the Endeavor board have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Endeavor stockholders generally. In particular:

•

if the acquisition is not approved by December 15, 2007, Endeavor will be required to liquidate. In such event, the 3,750,000 shares of common stock held by Endeavor’s officers and directors that were acquired prior to the IPO for an aggregate purchase price of $25,000 will be worthless because Endeavor’s initial stockholders are not entitled to receive any liquidation proceeds with respect to such shares. Such shares had an aggregate market value of $46,125,000 based on the last sale price of $12.30 on the American Stock Exchange on November 1, 2007.

•

Through November 1, 2007, Endeavor has borrowed an aggregate of $575,000 from Messrs. Watson and Ledecky, Endeavor’s current chairman of the board and president, respectively, and their affiliates. These loans are unsecured, non-interest bearing and will be repaid on the earlier of the consummation by Endeavor of a business combination or upon demand by Messrs. Ledecky and Watson; provided, however, that if a business combination is not consummated, Endeavor will be required to repay the loans only to the extent it has sufficient funds available to it outside of the trust account.

•

If we are unable to complete a business combination and are forced to liquidate, Messrs. Watson and Ledecky will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust account are not reduced by the claims of certain prospective target businesses and vendors or other entities that are owed money by us for services rendered or products sold to us. As of November 16, 2007, the record date, the estimated value of Mr. Watson’s and Mr. Ledecky’s obligation is 494,168, based on cash held outside the trust account of $54,959 and $549,127 owed to parties who have not waived claims against the trust account. We cannot assure you that Messrs. Watson and Ledecky will be able to satisfy those obligations in the event the acquisition is not consummated and Endeavor is required to liquidate. While the other officers and directors of Endeavor would be obligated to take steps, including legal action, to enforce the indemnification obligations, there can be no assurance that any such steps will be successful. If Messrs. Watson and Ledecky ultimately do not satisfy their indemnification obligations, the creditors that have not waived their right to make claims against the trust account and successfully establish their claims will be entitled to receive payment from the trust account and payments to them would reduce the amount in the trust account that would be available for distribution to the holders of shares issued in the IPO.

None of Endeavor’s current directors or officers or employees will continue with Endeavor or American Apparel following the acquisition. The current officers and directors of AAI and the CI companies, other than Mr. Lim, are expected to continue in their current or substantively similar offices and retain board memberships with AAI and the CI companies after the acquisition. This includes Mr. Charney, AAI’s current chief executive officer and president, who also will become the chairman of the board, chief executive officer and president of Endeavor upon consummation of the acquisition. This also includes Adrian Kowalewski, AAI’s current director of corporate finance and development, who also will become a member of Endeavor’s board of directors. Ken Cieply, AAI’s current chief financial officer, and Martin Bailey, AAI’s current president of manufacturing, also will remain in similar or identical positions with AAI following the acquisition. None of American Apparel’s officers or directors currently has an employment agreement and is not entering into any employment agreement in connection with the acquisition, other than Mr. Charney. The terms of Mr. Charney’s employment agreement are described in the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition —Employment Agreement and Non-Competition Covenants.” The employment arrangements between AAI and the CI companies and their respective officers and employees shall be subject to the review and authority of Endeavor’s board of directors and compensation committee. See the section entitled “Risk Factors—Investors evaluating the proposals described in this proxy statement will not have, prior to the special meeting, certain information relating to compensation arrangements of officers, directors and employees of the combined companies.”

The officers and directors of American Apparel have interests in the acquisition that differ from, or are in addition to, those of Endeavor stockholders generally. In particular:

•

Mr. Charney stands to receive as many as approximately 37.3 million shares of Endeavor upon closing, which shares are subject to a three year lock-up agreement. In the event the acquisition is not consummated, none of the 37,258,065 shares issuable to Mr. Charney, which have an aggregate market value of approximately $458,274,200 as of November 1, 2007, would be issued. In addition, Mr. Charney will enter into an employment agreement with Endeavor concurrently with the closing of the acquisition under which he shall receive an annual base salary of $750,000 and also be entitled to receive an annual bonus of up to 150% of is base salary and a long-term bonus over the initial three-year term of the employment agreement of up to 300% of this base salary upon attainment by Endeavor of performance objectives to be determined by Endeavor’s compensation committee following the consummation of the acquisition.

•	Mr. Lim will receive an estimated $67.8 million in cash at the completion of the merger, assuming a December 14, 2007 closing.

•	Both Mr. Charney and Mr. Lim will have loans that they have made to the company in aggregate principal amounts of approximately $4.8 million and $180,000, respectively, repaid to them upon Closing.

•

Certain other officers and employees of American Apparel will have loans repaid to them that they have made to American Apparel. The aggregate principal amount of these loans is approximately $3.2 million. For further information regarding the repayment of all loans, see the section called “American Apparel Related Party Transactions.” They will also be potentially eligible for Endeavor shares made available to them under incentive plans going forward as a public company. Some will also be eligible for cash bonuses upon Closing.

Recommendation of Endeavor’s Board of Directors

After careful consideration, Endeavor’s board of directors determined unanimously that each of the acquisition proposal and the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals are fair to and in the best interests of Endeavor and its stockholders. Endeavor’s board of directors has approved and declared fair and advisable the acquisition, the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan and unanimously recommends that you vote or give instructions to vote “FOR” each of the proposals to approve the acquisition proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan.

The foregoing discussion of the information and factors considered by the Endeavor board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Endeavor board of directors.

Opinion of Jefferies & Company, Inc.

Endeavor’s board of directors engaged Jefferies solely to render an opinion in connection with Endeavor’s acquisition of American Apparel based on the terms of the Original Agreement. On May 9, 2007, Jefferies delivered to Endeavor’s board of directors its opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, (i) the consideration of approximately 32.3 million shares of Endeavor common stock that was to be paid by Endeavor under the terms of the Original Agreement was fair, from a financial point of view, to the holders of Endeavor common stock, other than affiliates of Endeavor, and (ii) the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets. Jefferies’ opinion assumed no adjustment under the terms of the Original Agreement to the number of shares to be issued based on American Apparel’s net debt.

The full text of Jefferies’ opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement as Annex F. Endeavor encourages stockholders to read Jefferies’ opinion carefully and in its entirety. Jefferies’ opinion addresses only the fairness to the holders of Endeavor common stock, from a financial point of view and as of the date of Jefferies’ opinion, of the consideration of approximately 32.3 million shares of Endeavor common stock that was to be paid by Endeavor pursuant to the Original Agreement, and whether the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets. Jefferies’ opinion does not address any other aspect of the acquisition or the terms of the Acquisition Agreement. In addition, Jefferies’ opinion does not constitute a recommendation as to how any holder of Endeavor common stock should vote on the acquisition or any matter related thereto.

In connection with its opinion, Jefferies, among other things:

•	reviewed the Original Agreement;

•	reviewed certain publicly available financial and other information about Endeavor and American Apparel;

•

reviewed certain information furnished to it by American Apparel’s management, including historical financial information and financial forecasts and analyses relating to the business, operations and prospects of American Apparel, which information included (i) limited forecast information relating to American Apparel’s Canadian business, Jefferies having been advised that more detailed financial forecasts for that business were not available, and (ii) certain adjustments to American Apparel’s historical consolidated earnings before interest, taxes, depreciation and amortization that were prepared by the management of American Apparel and also agreed to by Endeavor’s management;

•	reviewed certain information furnished to it by Endeavor’s management relating to Endeavor;

•	held discussions with members of senior management of Endeavor and American Apparel concerning the matters described in the three preceding paragraphs;

•

reviewed the share trading price history for Endeavor common stock for the period ending December 18, 2006, and considered the implied value of the consideration to be paid pursuant to the Original Agreement based upon the closing price of Endeavor common stock as of that date;

•	reviewed the valuation multiples for certain publicly traded companies that Jefferies deemed relevant in lines of business similar to the American Apparel;

•	compared the proposed financial terms of the acquisition with the financial terms of certain other transactions that Jefferies deemed relevant;

•	reviewed and compared the net asset value of Endeavor to the indicated fair market value of American Apparel; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to it by Endeavor and American Apparel or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by it. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Endeavor or American Apparel, nor was Jefferies furnished with any such evaluations of appraisals or such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by it, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. Endeavor and American Apparel informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of American Apparel as to the future financial performance of American Apparel, and Jefferies relied solely upon such financial forecasts prepared by the management of American Apparel. Jefferies expressed no opinion as to American Apparel’s financial forecasts or the assumptions on which they are made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies noted, however, that in rendering its opinion it analyzed the implied value of the consideration based upon the closing price of Endeavor common stock as of December 18, 2006, which was the date immediately prior to the date of the public announcement of the acquisition. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting Endeavor or American Apparel, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to Endeavor and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Original Agreement to Endeavor and its stockholders. In addition, Jefferies relied on certain adjustments to American Apparel’s historical consolidated cash flow figures that were prepared by the management of American Apparel and are summarized above under the section “—Certain Adjustments Considered by Endeavor.” Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the acquisition, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Endeavor, American Apparel or the contemplated benefits of the acquisition.

Jefferies’ opinion was for the use and benefit of Endeavor’s board of directors of Endeavor in its consideration of the acquisition, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Original Agreement as compared to any alternative transaction or opportunity that might be available to Endeavor, nor did it address the underlying business decision by Endeavor to engage in the acquisition or the terms of the Original Agreement or the documents referred to therein. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of Endeavor common stock should vote on the acquisition or any matter related thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the acquisition, other than the holders of shares of Endeavor common stock. Jefferies expressed no opinion as to the price at which shares of Endeavor common stock will trade at any time.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies’ view of Endeavor actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond Endeavor’s and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of Endeavor common stock do not purport to be appraisals or to reflect the prices at which shares of Endeavor common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the consideration to be paid by Endeavor pursuant to the acquisition, and were provided to Endeavor’s board of directors in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Transaction Overview. Based upon approximately 32.3 million shares of Endeavor common stock to be issued pursuant to the Original Agreement and the closing price of $7.55 per share of Endeavor common stock as of December 18, 2006 (one day prior to announcement of the acquisition), Jefferies noted that the acquisition consideration implied a total equity value of approximately $243.5 million. Assuming $110.0 million of indebtedness and $2.5 million of cash bonus payments to American Apparel’s management, Jefferies noted that the acquisition consideration implied a total enterprise value of approximately $356.0 million, which is referred to below as the Implied Consideration Value. The Implied Consideration Value provided a basis for comparing the amount that was to be paid by Endeavor for American Apparel to the implied valuations of American Apparel derived using the various valuation methodologies summarized below.

Comparable Public Company Analysis. Using publicly available information, Jefferies reviewed the share price trading history of a group consisting of the following five specialty retailers, which are referred to as the “Specialty Retailer Companies”, and a group consisting of the following three wholesale apparel manufacturers, which are referred to as the “Wholesale Apparel Manufacturer Companies”:

Specialty Retailer Companies

•	Abercrombie & Fitch Co.;

•	Aeropostale, Inc.;

•	American Eagle Outfitters, Inc.;

•	J. Crew Group, Inc.; and

•	Urban Outfitters, Inc.,

Wholesale Apparel Manufacturer Companies

•	Delta Apparel, Inc.;

•	Gildan Activewear, Inc.; and

•	Hanesbrands, Inc.

The revenues, EBITDA and earnings per share for the last-twelve-months, or LTM, and as estimated for fiscal years 2007 and 2008 by publicly available equity research analyst reports for each of these companies were as follows:

Comparable Public Company Revenues (in millions of dollars)

Specialty Retailer Companies

	LTM Revenue	FY2007E Revenue	FY2008E Revenue
Abercrombie & Fitch Co.	$3,318.2	$3,857.0	$4,326.3
Aeropostale, Inc.	$1,413.2	$1,599.4	$1,793.5
American Eagle Outfitters, Inc.	$2,794.4	$3,202.1	$3,525.8
J. Crew Group, Inc.	$1,152.1	$1,296.0	$1,442.6
Urban Outfitters, Inc.	$1,224.7	$1,491.8	$1,752.1

Wholesale Apparel Manufacturer Companies

	LTM Revenue	FY2007E Revenue	FY2008E Revenue
Delta Apparel, Inc.	$303.1	$323.3	$353.0
Gilden Activewear, Inc.	$ NA	$1,040.0	$1,238.0
Hanesbrands, Inc.	$4,479.9	$4,478.0	$4,589.3

Comparable Public Company EBITDA (in millions of dollars)

Specialty Retailer Companies

	LTM EBITDA	FY2007E EBITDA	FY2008E EBITDA
Abercrombie & Fitch Co.	$804.2	$912.7	$1,041.3
Aeropostale, Inc.	$195.7	$222.2	$258.4
American Eagle Outfitters, Inc.	$674.8	$755.9	$849.2
J. Crew Group, Inc.	$159.1	$187.4	$211.1
Urban Outfitters, Inc.	$219.7	$291.3	$374.0

Wholesale Apparel Manufacturer Companies

	LTM EBITDA	FY2007E EBITDA	FY2008E EBITDA
Delta Apparel, Inc.	$26.8	$28.5	$34.4
Gilden Activewear, Inc.	$ NA	$214.7	$285.5
Hanesbrands, Inc.	$534.4	$551.6	$599.5

Comparable Public Company Earnings Per Share

Specialty Retailer Companies

	LTM EPS	FY2007E EPA	FY2008E EPA
Abercrombie & Fitch Co.	$4.59	$5.30	$5.99
Aeropostale, Inc.	$1.93	$2.27	$2.65
American Eagle Outfitters, Inc.	$1.70	$1.99	$2.21
J. Crew Group, Inc.	$1.62	$1.29	$1.58
Urban Outfitters, Inc.	$0.69	$0.95	$1.19

Wholesale Apparel Manufacturer Companies

	LTM EPS		FY2007E EPS	FY2008E EPS
Delta Apparel, Inc.		$1.26	$1.29	$1.61
Gilden Activewear, Inc.	$	NA	$2.70	$3.56
Hanesbrands, Inc.	$	NA	$1.60	$2.00

In its analysis, Jefferies derived multiples for the selected companies as of May 4, 2007, calculated as follows:

•

the enterprise value (which was obtained for each company by adding its short and long debt to the sum of the market value of its common equity and the book value of any minority interest, and subtracting its cash and cash equivalents) divided by LTM EBITDA, which is referred to as “Enterprise Value/LTM EBITDA,”

•	the enterprise value divided by estimated EBITDA for fiscal year 2007, which is referred to as “Enterprise Value/2007E EBITDA,” and

•	the enterprise value divided by estimated EBITDA for fiscal year 2008, which is referred to as “Enterprise Value/2008E EBITDA.”

This analysis indicated the following:

Comparable Public Company Multiples

Specialty Retailer Companies

	Low	High	Median	Mean	American Apparel*
Enterprise Value/LTM EBITDA	8.5x	19.1x	9.7x	12.6x	11.5x
Enterprise Value/2007E EBITDA	7.5x	14.6x	8.5x	10.5x	8.9x
Enterprise Value/2008E EBITDA	6.6x	12.9x	7.3x	9.0x	7.2x

*	Implied by Implied Consideration Value

Wholesale Apparel Manufacturer Companies

	Low	High	Median	Mean	American Apparel*
Enterprise Value/LTM EBITDA	8.3x	9.2x	8.7x	8.7x	11.5x
Enterprise Value/2007E EBITDA	7.8x	18.6x	8.9x	11.8x	8.9x
Enterprise Value/2008E EBITDA	6.5x	14.0x	8.2x	9.6x	7.2x

*	Implied by Implied Consideration Value

Using a reference range selected by Jefferies based on the factors described below in the last paragraph of the Comparable Public Company Analysis of 12.0x to 14.0x Specialty Retailer Companies’ 2006 EBITDA and 8.0x to 10.0x Wholesale Apparel Manufacturer Companies’ 2006 EBITDA, Jefferies determined an implied blended multiple for American Apparel ranging from 11.0x to 13.0x American Apparel’s 2006 EBITDA of $30.9 million (as provided to Jefferies in connection with the delivery of its opinion dated May 9, 2007). The implied blended multiple range was calculated from the reference range on a sum-of-the-parts basis based upon approximately 75% of American Apparel’s projected EBITDA resulting from its retail business and approximately 25% of its projected EBITDA resulting from its wholesale business. Using financial information provided by American Apparel’s management, this analysis indicated a range of implied total enterprise values of approximately $340.4 million to $402.2 million, compared to the Implied Consideration Value of approximately $356.0 million.

Using a reference range selected by Jefferies based on the factors described below in the last paragraph of the Comparable Public Company Analysis of 10.0x to 12.0x Specialty Retailer Companies’ 2007E EBITDA and 7.5x to 9.5x Wholesale Apparel Manufacturer Companies’ 2007E EBITDA, Jefferies determined an implied blended multiple for American Apparel ranging from 9.4x to 11.4x American Apparel’s 2007E EBITDA of $40.0 million (as provided to Jefferies in connection with the delivery of its opinion dated May 9, 2007). The implied blended multiple range was calculated from the reference range on a sum-of-the-parts basis based upon the mix of American Apparel’s projected EBITDA from its retail and wholesale businesses described above. Using financial projections provided by American Apparel’s management, this analysis indicated a range of implied total enterprise values of approximately $375.0 million to $455.0 million, compared to the Implied Consideration Value of approximately $356.0 million.

Using a reference range selected by Jefferies based on the factors described below in the last paragraph of the Comparable Public Company Analysis of 8.0x to 10.0x Specialty Retailer Companies’ 2008E EBITDA and 6.5x to 8.5x Wholesale Apparel Manufacturer Companies’ 2008E EBITDA, Jefferies determined an implied blended multiple for American Apparel ranging from 7.6x to 9.6x American Apparel’s 2008E EBITDA of $49.2 million (as provided to Jefferies in connection with the delivery of its opinion dated May 9, 2007). The implied blended multiple range was calculated from the reference range on a sum-of-the-parts basis based upon the mix of American Apparel’s projected EBITDA from its retail and wholesale businesses described above. Using financial projections provided by American Apparel’s management, this analysis indicated a range of implied total enterprise values of approximately $375.5 million to $474.0 million, compared to the Implied Consideration Value of approximately $356.0 million.

Jefferies selected the Specialty Retailer Companies and Wholesale Apparel Manufacturer Companies because their businesses and operating profiles are similar to that of American Apparel in certain respects. However, because of the inherent differences between the business, operations and prospects of American Apparel and the businesses, operations and prospects of the selected companies, no company utilized in the comparable public company analysis is identical to American Apparel. Therefore, Jefferies believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable public company analysis. Accordingly, Jefferies also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of American Apparel and the companies included in this analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, number of store locations and historical same-store growth (for Specialty Retailer Companies only), historical and projected revenue growth and projected earnings growth, profitability levels and degree of operational risk between American Apparel and the companies included in this analysis. Jefferies also made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Endeavor’s and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Comparable Transaction Analysis. Using publicly available and other information, Jefferies examined the following seven transactions involving specialty apparel retailers announced since 2003 with transaction values greater than $90.0 million and less than $1.1 billion, which are referred to as the “Specialty Retailer Transactions.” The Specialty Retailer Transactions considered and the month and year each transaction was announced were as follows:

Specialty Retailer Transactions

Target	Acquiror	Month and Year Announced	Target LTM EBITDA ($ in millions)
Fat Face Limited	Bridgepoint Capital Limited	March 2007	58.0
ROC Apparel Group, LLC	Iconix Brand Group, Inc.	March 2007	N/A
Kate Spade, LLC	Liz Claiborne, Inc.	November 2006	N/A
The J. Jill Group, Inc.	The Talbots, Inc.	February 2006	26.3
Maurices, Inc.	The Dress Barn, Inc.	November 2004	38.4
Barneys New York, Inc.	Jones Apparel Group, Inc.	November 2004	49.4
The White House, Inc.	Chico’s FAS, Inc.	July 2003	8.3

Using publicly available and other information, Jefferies also examined the following seven transactions involving wholesale apparel manufacturers announced since 2003 with transaction values greater than $90.0 million and less than $1.1 billion, which are referred to as the “Wholesale Apparel Manufacturer Transactions.” The Wholesale Apparel Manufacturer Transactions considered and the month and year each transaction was announced were as follows:

Wholesale Apparel Manufacturer Transactions

Target	Acquiror	Month and Year Announced	Target LTM EBITDA ($ in millions)
Cutter & Buck, Inc.	New Wave Group AB	April 2007	13.1
Americana International Limited	HgCapital	March 2007	N/A
VF Intimates, LP	Fruit of the Loom, Inc.	January 2007	N/A
Russell Corp.	Berkshire Hathaway, Inc.	April 2006	132.1
Haggar Corp.	Consortium of Buyers led by Infinity Associates	August 2005	22.1
Alpha Shirt Holdings, Inc.	Broder Bros., Co.	July 2003	29.3
Nautica Enterprises, Inc.	VF Corporation	July 2003	81.3

Using publicly available estimates and other information for each of these transactions, Jefferies reviewed the transaction value (which was obtained by calculating the enterprise value of the target company using the purchase price of the transaction) as a multiple of the target company’s LTM EBITDA immediately preceding announcement of the transaction, which is referred to below as “Transaction Value/LTM EBITDA.”

Specialty Retailer Transactions

	Mean	Median	American Apparel*
Transaction Value/LTM EBITDA	11.3x	11.0x	11.3x

*	Multiple implied by Implied Consideration Value

Wholesale Apparel Manufacturer Transactions

	Mean	Median	American Apparel*
Transaction Value/LTM EBITDA	8.5x	8.7x	11.3x

*	Multiple implied by Implied Consideration Value

Using a reference range selected by Jefferies based on the factors described below in the last paragraph of the Comparable Transactions Analysis of 10.0x to 12.0x Specialty Retailer Companies’ 2006 EBITDA and 8.0x to 10.0x Wholesale Apparel Manufacturer Companies’ 2006 EBITDA, Jefferies determined an implied blended multiple for American Apparel ranging from 9.5x to 11.5x American Apparel’s 2006 EBITDA of $30.9 million (as provided to Jefferies in connection with the delivery of its opinion dated May 9, 2007). The implied blended multiple range was calculated from the reference range on a sum-of-the-parts basis based upon the mix of American Apparel’s projected EBITDA from its retail and wholesale businesses described above. Using financial information provided by American Apparel’s management, this analysis indicated a range of implied total enterprise values of approximately $293.9 million to $355.8 million, compared to the Implied Consideration Value of approximately $356.0 million.

Jefferies chose the transactions used in this analysis based on the similarity of the target companies in the transactions to American Apparel in the size, mix, margins and other characteristics of their businesses. The reasons for and the circumstances surrounding each of the transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of American Apparel, and the businesses, operations, financial conditions and prospects of the companies included in the comparable transaction analysis. Therefore, Jefferies believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the merger and therefore did not rely solely on the quantitative results of the selected transaction analysis. Accordingly, Jefferies also made qualitative judgments concerning differences between the characteristics of the transactions and the merger. Jefferies applied in its analysis a range of multiples that it believed reflected the appropriate range of transaction value multiples applicable to American Apparel. Jefferies also made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Endeavor’s and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis for American Apparel to estimate the present value of American Apparel’s after-tax unlevered cash flows, which is referred to as free cash flows, calculated as of December 31, 2006.

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of a business by calculating the “present value” of its estimated future free cash flows. “Present value” refers to the current value of future free cash flows or amounts and is obtained by discounting those future free cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Jefferies performed a discounted cash flow analysis for American Apparel by adding (1) the present value of American Apparel’s projected free cash flows for fiscal years 2007 through 2011 to (2) the present value of the “terminal value” of American Apparel as of December 31, 2011. “Terminal value” refers to the value of all future free cash flows from a business at a particular point in time.

Using American Apparel management’s financial projections, Jefferies estimated a range of terminal values by applying a range of EBITDA multiples of 8.0x to 9.0x to American Apparel’s 2011 projected EBITDA. The range of EBITDA multiples was selected based on the range of EBITDA multiples indicated in the Comparable Public Company Analysis summarized above. Jefferies discounted the free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 14.0% to 16.0%. The discount rates utilized in this analysis were chosen by Jefferies based on an analysis of the weighted average cost of capital (or WACC) of American Apparel, which is based on a WACC analysis for the Specialty Retailer Companies and Wholesale Apparel Manufacturer Companies. In selecting a set of comparable public companies for this purpose, Jefferies reviewed and compared specific financial, operating and market data relating to American Apparel with selected companies that Jefferies deemed comparable in certain respects to American Apparel.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of American Apparel indicated a range of implied equity values of approximately $559.4 million to $696.5 million, and a range of implied total enterprise values of approximately $671.9 million to $809.0 million, compared to the Implied Consideration Value of approximately $356.0 million.

Net Asset Analysis. Jefferies reviewed and estimated Endeavor’s net assets based on its stockholders’ equity as of December 31, 2006 and compared that to American Apparel’s indicated range of equity values using each of the methodologies described above. Jefferies noted that the fair market value of American Apparel exceeded 80% of Endeavor’s net asset value for each of these analyses.

Jefferies’ opinion was one of many factors taken into consideration by Endeavor’s board of directors in making its determination on the acquisition and should not be considered determinative of the views of Endeavor’s board of directors with respect to the acquisition.

Jefferies was selected by Endeavor’s board of directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

Pursuant to an engagement letter between Endeavor and Jefferies dated March 17, 2007, Endeavor agreed to pay Jefferies a fee in the amount of $600,000 for its services. Of this amount, $300,000 was payable upon delivery of Jefferies’ opinion and the balance is payable upon the earliest to occur of the consummation of the acquisition, abandonment of the acquisition, or termination of the engagement letter. In addition, Endeavor has agreed to reimburse Jefferies for reasonable expenses incurred, including reasonable fees and disbursements of Jefferies’ legal counsel. Endeavor also has agreed to indemnify Jefferies and certain related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by it under its engagement. Jefferies has provided investment banking services to an affiliate of Endeavor subsequent to its delivery of its opinion in May 2007, but has not provided any other services to either American Apparel or Endeavor during the past two years.

In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold securities of Endeavor and/or its affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to Endeavor, American Apparel or entities that are affiliated with Endeavor or American Apparel, for which Jefferies would expect to receive compensation. Pursuant to its engagement letter with Endeavor, Jefferies consented to the inclusion of its opinion in this proxy statement.

Material Federal Income Tax Consequences of the Acquisition

The following section is a summary of the opinion of Graubard Miller, counsel to Endeavor, regarding material United States federal income tax consequences of the acquisition to holders of Endeavor common stock. This discussion addresses only those Endeavor security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold Endeavor common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	persons who are not citizens or residents of the United States.

The Graubard Miller opinion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither Endeavor nor American Apparel intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the acquisition.

It is the opinion of Graubard Miller that the acquisition will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by Endeavor or American Apparel as a result of the acquisition. It is also the opinion of Graubard Miller that no gain or loss will be recognized by Endeavor or by the stockholders of Endeavor if their conversion rights are not exercised.

It is also the opinion of Graubard Miller that a stockholder of Endeavor who exercises conversion rights and effects a termination of the stockholder’s interest in Endeavor will be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of Endeavor for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Endeavor common stock. This gain or loss will be a capital gain or loss if such shares were held as a capital asset on the date of the acquisition and will be a long-term capital gain or loss if the holding period for the share of Endeavor common stock is more than one year. The tax opinion issued to Endeavor by Graubard Miller, its counsel, is attached to this proxy statement as Annex I. Graubard Miller has consented to the use of its opinion in this proxy statement.

This discussion is intended to provide all material United States federal income tax consequences of the acquisition to Endeavor and its stockholders who hold their stock as a capital asset. This discussion is not a complete analysis or description of all potential United States federal tax consequences of the acquisition to other holders who are subject to special rules. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the acquisition. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the acquisition.

The tax opinion issued to Endeavor by Graubard Miller, its counsel, is attached to this proxy statement as Annex I. Graubard Miller has consented to the use of its opinion in this proxy statement.

Anticipated Accounting Treatment

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of American Apparel will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction. American Apparel will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of American Apparel. Accordingly, American Apparel’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and Endeavor’s assets, liabilities and results of operations will be consolidated with American Apparel effective as of the acquisition date. The CI companies will be retroactively consolidated with AAI as they are entities under common control.

Regulatory Matters

The requisite notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was made and the waiting period thereunder will expire on December 10, 2007. The acquisition and the other transactions contemplated by the Acquisition Agreement do not require any pre-closing filings with state or Canadian federal or provincial authorities.

THE ACQUISITION AGREEMENT

The following summary of the material provisions of the Acquisition Agreement is qualified by reference to the complete text of the Acquisition Agreement, a copy of which is attached as Annex A to this proxy statement as it may be amended. All stockholders are encouraged to read the Acquisition Agreement in its entirety for a more complete description of the terms and conditions of the acquisition.

General; Structure of Acquisition

On November 7, 2007, Endeavor entered into the Acquisition Agreement with each of the American Apparel companies and all of the stockholders of the American Apparel companies. Merger Sub, a wholly owned subsidiary of Endeavor, which was formed to effectuate the acquisition, is also a party to the Acquisition Agreement. In the acquisition:

•	AAI will merge into the Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor;

•	Endeavor will change its name to “American Apparel, Inc.” and Merger Sub will change its name to “American Apparel (USA), LLC”; and

•	Endeavor will acquire all of the outstanding capital stock of each of the CI companies, and each such company will become a wholly-owned subsidiary of Endeavor.

The American Apparel stockholders approved and adopted the Acquisition Agreement, as amended, and the transactions contemplated thereby by virtue of their respective execution of the Acquisition Agreement. Accordingly, no further action is required to be taken by American Apparel stockholders to approve the acquisition.

Closing and Effective Time of the Acquisition

The Closing will take place promptly following the satisfaction of the conditions described below under “The Acquisition Agreement—Conditions to the Closing of the Acquisition,” unless Endeavor and American Apparel agree in writing to another time. The Closing is expected to occur promptly after the special meeting of Endeavor’s stockholders described in this proxy statement.

After Closing:

•	the name of Endeavor will be “American Apparel, Inc.”;

•	the corporate headquarters and principal executive offices of Endeavor will be located at 747 Warehouse Street, Los Angeles, California 90021, which is American Apparel’s corporate headquarters; and

•

Endeavor and American Apparel will cause the common stock, warrants and units of Endeavor outstanding prior to the acquisition, which are traded on the American Stock Exchange, to continue trading on the American Stock Exchange or to be quoted on either the Nasdaq Global Market or Nasdaq Capital Market. The symbols for our securities will change to new symbols determined by the board of directors and the trading medium that are reasonably representative of the corporate name or business of Endeavor.

Acquisition Consideration

Generally

Pursuant to the Acquisition Agreement, Mr. Charney, in consideration of Endeavor receiving ownership of all of the securities of American Apparel outstanding immediately prior to the Closing, will receive from Endeavor an aggregate of 37,258,065 shares of Endeavor common stock, such shares being subject to downward adjustment based on American Apparel’s net debt at closing.

Reduction of Shares Based on Net Debt

If American Apparel’s net debt as defined in the Acquisition Agreement at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000,000, the number of shares Mr. Charney will receive will be reduced by that number of shares equal to the quotient derived by dividing (i) the difference between the Closing Date net debt and $150,000,000 by (ii) $7.75 (rounded up to the nearest shares); provided, however, that if Closing Date net debt is equal to or less than $150,000,000, there shall be no reduction. As of September 30, 2007, American Apparel’s net debt was approximately $124 million and it is not anticipated to elect $150,000,000 at Closing. Accordingly, it is unlikely that any adjustment will be made to the number of shares issued to Mr. Charney. “Net debt” is defined in the Acquisition Agreement to mean American Apparel’s combined indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts), less American Apparel’s combined cash and cash equivalents (i.e., all short-term money market instruments and treasury bills and similar instruments).

Lim Buyout

Mr. Charney has the right, but not the obligation, to purchase all of Mr. Lim’s equity interests in the American Apparel companies in the Lim Buyout prior to Closing. The purchase price shall be $60 million plus an additional cash price (“Additional Purchase Price”) equal to the amount of interest accrued on the $60 million purchase price at a rate of 20% per annum, compounded monthly, from May 1, 2007 through the date the Lim Buyout is consummated. The $60 million purchase price plus any Additional Purchase Price is referred to as the “Lim Payment Amount.” In the event that the Lim Buyout is not consummated by Mr. Charney prior to Closing for any reason, Endeavor shall effect the Lim Buyout as part of and conditioned upon the consummation of the acquisition by paying to Mr. Lim the Lim Payment Amount in cash. If the acquisition was consummated on December 14, 2007, and Endeavor is required to effect the Lim Buyout on the same date, Endeavor would pay Mr. Lim approximately $67.8 million.

Post-Closing ownership of Endeavor common stock

As a result of the acquisition, and assuming that there is no adjustment to the number of shares issued based on American Apparel’s net debt and that:

•

no Endeavor stockholder demands that Endeavor convert its shares to cash as permitted by Endeavor’s certificate of incorporation, Mr. Charney will own approximately 65.2% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 34.8% of the outstanding Endeavor common stock immediately following the Closing;

•

assuming 19.99% of the common stock issued in Endeavor’s initial public offering votes against the acquisition and such stock is converted into cash, Mr. Charney will own approximately 69.1% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 30.9% of the outstanding common stock of Endeavor immediately following the Closing.

Escrow Agreement

8,064,516 shares of the Endeavor common stock received by the American Apparel stockholders will be placed into escrow to secure the indemnity rights of Endeavor under the Acquisition Agreement. The escrow will be governed by the terms of an escrow agreement, a copy of which is attached to this proxy statement as Annex G.

Lock-Up Agreement

Mr. Charney has entered into a lock-up agreement to not sell or otherwise transfer any of the shares of Endeavor common stock received by him in the acquisition until the third anniversary of the closing of the acquisition, subject to certain exceptions, such as transfers to family members who agree to be similarly bound by the terms of the lock-up. The lock-up agreement alleviates any potential dilutive impact of such shares upon the market price of Endeavor common stock during the periods the restrictions apply.

Employment Agreements

A condition to the Closing is that Mr. Charney, American Apparel’s current chief executive officer, shall enter into an employment agreement with Endeavor and/or American Apparel, effective upon the Closing. The employment agreement is attached to this proxy statement as Annex J. For a summary of the employment agreement, see the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition—Employment Agreement and Non-Competition Covenants.” We encourage you to read the employment agreement in its entirety.

Election of Directors; Voting Agreement

Certain of the Endeavor Inside Stockholders and Mr. Charney, the sole American Apparel principal stockholder who will become a stockholder of Endeavor upon consummation of the acquisition, will enter into a voting agreement immediately prior to closing of the acquisition. The voting agreement will provide that Mr. Charney, on the one hand, and such Endeavor Inside Stockholders, on the other hand, will each designate four directors and mutually designate one additional directors to Endeavor’s board. Each of the parties to the voting agreement will vote for such designees as directors of Endeavor until immediately following the election that will be held in 2010. Endeavor will be obligated to provide for its board of directors to be comprised of nine members and to enable the election to the board of directors of the persons designated by the parties to the voting agreement. The form of voting agreement is attached to this proxy statement as Annex E. We encourage you to read the voting agreement in its entirety.

Immediately upon the consummation of the acquisition, the directors of Endeavor will be Messrs. Charney, Robert Greene, Mark Klein, Adrian Kowalewski, Allan Mayer, Keith Miller, Mark Samson, Mortimer Singer and Mark Thornton. Under the terms of the voting agreement, Mr. Charney, on the one hand, and the Endeavor Inside Stockholders who are party to the voting agreement, on the other hand, have agreed to vote for the designees to Endeavor’s board of directors through the election in 2010 as follows:

•	in the class to stand for reelection in 2008—Messrs. Greene, Miller and Mayer.

•	in the class to stand for reelection in 2009—Messrs. Kowalewski, Klein and Singer.

•	in the class to stand for reelection in 2010—Messrs. Charney, Samson and Thornton.

Endeavor’s directors do not currently receive any cash compensation for their services as members of the board of directors. Our non-employee directors will receive annual stock grants to purchase that number of shares of our common stock having an aggregate market value of $75,000 at the time of grant, with the first grant being made at the closing of the proposed acquisition and on each anniversary of service thereafter. Non-employee directors also will receive $1,000 for each board and committee meeting attended and shall be reimbursed for travel expenses incurred in connection with attending these meetings.

Registration Rights Agreement

Pursuant to the Acquisition Agreement, Endeavor and Mr. Charney will enter into a registration rights agreement to provide Mr. Charney certain rights relating to the registration of shares of Endeavor common stock that he will receive in connection with the acquisition. Under the registration rights agreement, Mr. Charney is afforded both demand and piggyback registration rights. The registration rights agreement is attached to this proxy statement as Annex H. We encourage you to read the registration rights agreement in its entirety.

Representations and Warranties

The Acquisition Agreement contains representations and warranties of each of American Apparel and Endeavor relating, among other things, to:

•	proper corporate organization and similar corporate matters;

•	capital structure of each constituent company;

•	the authorization, performance and enforceability of the Acquisition Agreement;

•	licenses and permits;

•	taxes;

•	financial information and absence of undisclosed liabilities;

•	holding of leases and ownership of other properties, including intellectual property;

•	contracts;

•	title to properties and assets;

•	environmental matters;

•	title to and condition of other assets;

•	absence of certain changes;

•	employee matters;

•	compliance with laws;

•	product liability and product recalls;

•	litigations; and

•	compliance with applicable provisions of securities laws.

Mr. Charney has represented and warranted, among other things, as to his accredited investor status.

Covenants

Endeavor and American Apparel have each agreed to take such actions as are necessary, proper or advisable to consummate the acquisition. Each of them has also agreed, subject to certain exceptions, to continue to operate its respective businesses in the ordinary course prior to the closing and not to take the following actions without the prior written consent of the other party:

•

waive any stock repurchase rights, accelerate, amend or (except as specifically provided for in the Acquisition Agreement) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

•

grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement;

•

transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property of American Apparel or Endeavor, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event will American Apparel or Endeavor license on an exclusive basis or sell any intellectual property of the American Apparel or Endeavor, as applicable;

•

declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock (other than certain distributions to stockholders of American Apparel, a subchapter S corporation, in connection with income taxes as prescribed by the Acquisition Agreement);

•

purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of American Apparel and Endeavor, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

•

issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

•	amend its certificate of incorporation or bylaws;

•

acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Endeavor or American Apparel , as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

•

sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business and the sale, lease or disposition of assets (other than through licensing) of property or assets that are not material to its business;

•

except as disclosed in the Acquisition Agreement, and except for borrowing under American Apparel’s existing credit facilities in the ordinary course of business or any new borrowing arrangements entered into by American Apparel for the purpose of operating the business in the ordinary course or replacing currently existing borrowing, in the approximate amount of $15 million with C3 Capital Partners and syndicated lenders, incur any indebtedness for borrowed money in excess of $25,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Endeavor or American Apparel, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, nor shall American Apparel modify or terminate any of its existing credit facilities;

•

adopt or amend any employee benefit plan, policy or arrangement, any employee performance equity plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

•

pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the Acquisition Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities previously disclosed in financial statements to the other party in connection with the Acquisition Agreement or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the American Apparel is a party or of which American Apparel is a beneficiary or to which Endeavor is a party or of which Endeavor is a beneficiary, as applicable;

•

except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract of American Apparel or Endeavor, as applicable, or waive, delay the exercise of, release or assign any material rights or assign any material rights or claims thereunder;

•	except as required by applicable U.S. or Canada GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

•

except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $250,000 in any 12 month period;

•

engage in any action that could reasonably be expected to cause the merger of AAI into Merger Sub or the acquisition by Endeavor of all of the outstanding capital stock of the CI companies to fail to qualify as a “reorganization” under Section 368(a) of the Code;

•	settle any litigation to which any director, officer of stockholder of such company is a party or, in the case of American Apparel , where the consideration given is other than monetary;

•

make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;

•	form, establish or acquire any subsidiary except as contemplated by the Acquisition Agreement;

•

permit any person to exercise any of its discretionary rights under any plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

•	make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

•	make or omit to take any action which would be reasonably anticipated to have a material adverse effect;

•

except as disclosed in the Acquisition Agreement, enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates; or

•	agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

The Acquisition Agreement also contains additional covenants of the parties, including covenants providing for:

•

each party to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Acquisition Agreement;

•

American Apparel to maintain insurance polices providing insurance coverage for its business and its assets in the amounts and against the risks as are commercially reasonable for the businesses and risks covered;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	Endeavor to prepare and file this proxy statement;

•

the American Apparel stockholders to release and forever discharge American Apparel and its directors, officers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages arising out of or resulting from such stockholder’s status as a holder of an equity interest in American Apparel and employment, service, consulting or other similar agreement entered into with American Apparel prior to the consummation of the Acquisition Agreement;

•

making commercially reasonable efforts to negotiate with American Apparel’s creditors to eliminate any personal guarantees given by American Apparel stockholders for the liabilities of American Apparel;

•

American Apparel and the American Apparel stockholders to waive their rights to make claims against Endeavor to collect from the trust account established for the benefit of the Endeavor stockholders who purchased their securities in Endeavor’s IPO for any moneys that may be owed to them by Endeavor for any reason whatsoever, including breach by Endeavor of the Acquisition Agreement or its representations and warranties therein;

•

the American Apparel stockholders to repay to American Apparel at or prior to the consummation of the acquisition, all direct and indirect indebtedness and other obligations owed by them to American Apparel;

•

each stockholder of American Apparel to agree that he or she shall not, after the consummation of the acquisition and prior to third anniversary after the closing of the acquisition the shares of Endeavor common stock or she receives as a result of the acquisition other than as permitted pursuant to his or her lock-up agreement;

•	each party to use commercially reasonable efforts to secure the consent of third parties as necessary to consummate the acquisition as contemplated by the Acquisition Agreement;

•

Endeavor and American Apparel to use their reasonable best efforts to maintain listing for trading on the American Stock Exchange or to obtain listing on either the Nasdaq Global Market or Nasdaq Capital Market for Endeavor common stock and warrants. If such listing is not maintained or obtained as of the closing of the acquisition, Endeavor and American Apparel will continue to use their best efforts after closing of the acquisition to obtain such listing;

•

Endeavor to maintain current policies of directors’ and officers’ liability insurance with respect to claims arising from facts and events that occurred prior to the consummation of the acquisition for a period of six years after the consummation of the acquisition;

•

Endeavor, immediately following the Closing, shall allocate 2,710,000 shares of its common stock available under the 2007 performance equity plan for issuance to or for the benefit of certain employees;

•	American Apparel will use its commercially reasonable best efforts to secure and maintain insurance on the life of Mr. Charney for the benefit of American Apparel in the amount of $100 million; and

•

Mr. Charney, Mr. Lim and any other stockholders of the American Apparel companies to refrain from competing with the combined companies for a period of four years following consummation of the acquisition.

Conditions to the Closing of the Acquisition

General conditions

Consummation of the Acquisition Agreement and the related transactions is conditioned on the Endeavor stockholders, at a special meeting called for these purposes, (i) adopting the Acquisition Agreement and approving the acquisition, (ii) approving the change of Endeavor’s name, and (iii) approving the increase of the authorized shares of Endeavor’s common stock from 75,000,000 to 120,000,000. The Endeavor stockholders will also be asked to approve the performance equity plan and to approve the removal of all of the provisions of Article Sixth of Endeavor’s certificate of incorporation other than the paragraph relating to Endeavor’s classified board of directors. The consummation of the acquisition is not dependent on the approval of either of such actions.

The acquisition will be consummated only if holders of twenty percent (20%) or more of the shares of Endeavor common stock issued in Endeavor’s IPO and outstanding immediately before the consummation of the acquisition shall not have properly exercised their rights to convert their shares into a pro rata share of the trust account in accordance with Endeavor’s certificate of incorporation.

In addition, the consummation of the transactions contemplated by the Acquisition Agreement is conditioned upon normal closing conditions in a transaction of this nature, including:

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all material respects as of the closing and all covenants contained in the Acquisition Agreement have been materially complied with by the delivering party;

•	the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings;

•

Endeavor’s common stock being quoted on the American Stock Exchange or listed for trading on either the Nasdaq Global Market or Nasdaq Capital Market and there being no action or proceeding pending or threatened against Endeavor by the National Association of Securities Dealers, Inc. (NASD) to prohibit or terminate the quotation of Endeavor’s common stock on the American Stock Exchange or the trading thereof on Either the Nasdaq Global Market or Nasdaq Capital Market; and

•	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions.

American Apparel’s conditions to closing

The obligations of American Apparel to consummate the transactions contemplated by the Acquisition Agreement, in addition to the general conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to Endeavor since the date of the Acquisition Agreement;

•

Endeavor shall have executed and delivered an employment agreement for Mr. Charney on the terms described in this proxy statement and such employment agreement shall be in full force and effect as of the closing of the acquisition;

•

American Apparel shall have received from Graubard Miller, counsel to Endeavor, a legal opinion, which among other things, opines on the validity and enforceability of the Acquisition Agreement and the transactions contemplated thereby, substantially in the form annexed to the Acquisition Agreement, which is customary for transactions such as the acquisition;

•

Mr. Charney shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, or other legal counsel reasonably acceptable to Mr. Charney, a legal opinion which opines that the acquisition by Endeavor of all of the securities of the CI companies outstanding immediately prior to Closing constitutes a “reorganization” under Section 368(a) of the Code; and

•

the trust fund established for the benefit of the holders of Endeavor’s public common stock shall contain no less than $124,042,336 and shall be dispersed to Endeavor immediately upon the closing, less (i) any amounts that may be paid to Mr. Lim by Endeavor, (ii) amounts paid to Endeavor stockholders who have elected to convert their shares to cash in accordance with Endeavor’s certificate of incorporation, (iii) repayment of any interest-free loans made by certain stockholders of Endeavor to fund necessary operating expenses of Endeavor prior to closing, and (iv) expenses incurred by Endeavor in connection with the business combination that are not otherwise paid with Endeavor’s assets held outside of the trust fund.

Endeavor’s conditions to closing

The obligations of Endeavor to consummate the transactions contemplated by the Acquisition Agreement, in addition to the general conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to American Apparel since the date of the Acquisition Agreement;

•

the employment agreement between American Apparel and Mr. Charney shall have been executed by Mr. Charney and such employment agreement be in full force and effect; as of the closing of the acquisition;

•

Endeavor shall have received from Buchanan Ingersoll & Rooney PC, counsel to American Apparel, and American Apparel’s Canadian and other general corporate counsel a legal opinion, which, among other things, opines on the validity and enforceability of the Acquisition Agreement and the transactions contemplated thereby; substantially in the form annexed to the Acquisition Agreement, which is customary for transactions of this nature;

•

the voting agreement between certain stockholders of Endeavor and Mr. Charney and Endeavor shall be in full force and effect, and the Endeavor designees shall have been elected to Endeavor’s board of directors;

•	Mr. Charney, Mr. Lim and any and all other stockholders of the American Apparel companies shall have repaid any and all amounts owed by them to American Apparel;

•	all of the LLC interests shall have been transferred to AAI;

•

Endeavor shall have received an opinion from a qualified investment bank addressed to Endeavor’s board of directors that, as of the date of the opinion, the consideration being given by Endeavor in the acquisition is fair, from a financial point of view, to the stockholders of Endeavor and that the fair market value of American Apparel is at least equal to 80% of the net assets of Endeavor at the time of the transaction; and

•	American Apparel shall have obtained all necessary authorization under the applicable laws of Canada and its provinces, including a Section 116 Certificate.

Indemnification

As the sole remedy for the obligation of the American Apparel stockholders to indemnify and hold harmless Endeavor for any damages, whether as a result of any third party claim or otherwise, which arise as a result of or in connection with the breach of representations, warranties, agreements and covenants of American Apparel, at the closing of the acquisition, 8,064,516 shares of Endeavor common stock to be issued to the American Apparel stockholders as acquisition consideration will be deposited in escrow. Claims for indemnification may be asserted by Endeavor once the damages exceed $250,000 and are indemnifiable to the extent that damages exceed $250,000. Any shares of Endeavor common stock remaining in the indemnity escrow fund on the later of (a) the first anniversary of the closing of the acquisition and (b) the thirtieth day after the date that Endeavor files its Annual Report on Form 10-K for the year ended December 31, 2007, or for such further period as may be required pursuant to the Escrow Agreement, shall be released to the persons entitled to them. For purposes of satisfying an indemnification claim, shares of Endeavor common stock will be valued at the average reported last sale price for the ten trading days ending on the last day prior to the day that the claim is paid. The escrow agreement is attached to this proxy statement as Annex F. We encourage you to read the escrow agreement in its entirety.

The board of directors of Endeavor has appointed              to take all necessary actions and make all decisions pursuant to the escrow agreement regarding Endeavor’s right to indemnification under the Acquisition Agreement. If              ceases to so act, Endeavor’s board of directors shall appoint as a successor a person who was a director of Endeavor prior to the closing who would qualify as an “independent” director of Endeavor and who had no relationship with American Apparel prior to the closing.             , and any successor, is charged with making determinations whether Endeavor may be entitled to indemnification, and may make a claim for indemnification by giving notice to Mr. Charney, with a copy to the escrow agent, specifying the details of the claim. Mr. Charney may accept the claim or dispute it. If the claim is disputed by Mr. Charney and not ultimately resolved by negotiation, it shall be determined by arbitration. Upon a claim and its value becoming established by the parties or through arbitration, it is payable from the shares placed in escrow or cash substituted therefor.

Termination

The Acquisition Agreement provides that it may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Endeavor and American Apparel;

•

by either party if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order, decree, ruling or other action is final and nonappealable;

•

by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 30 days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

•

by either party if, at the Endeavor stockholder meeting, the Acquisition Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Endeavor’s common stock, or the holders of 20% or more of the shares issued in Endeavor’s IPO properly exercise their conversion rights; and

•	by either party if the acquisition has not been consummated by December 15, 2007.

If permitted under the applicable law, either American Apparel or Endeavor may waive any inaccuracies in the representations and warranties made to such party contained in the Acquisition Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Acquisition Agreement. The condition requiring that the holders of fewer than 20% of the shares of Endeavor common stock issued in its IPO affirmatively vote against the acquisition proposal and properly demand conversion of their shares into cash may not be waived. We cannot assure you that all of the conditions will be satisfied or waived. Endeavor’s board of directors will resolicit stockholder approval of the acquisition if either party waives a material condition to the Acquisition Agreement (other than those waivers granted to date and described in “The Acquisition Agreement—Certain Waivers and Modifications”) or such changes in the terms of the acquisition render the disclosure previously provided materially misleading.

Certain Waivers and Amendments

Waivers

In March and April 2007, Endeavor waived certain obligations of American Apparel contained in the Original Agreement. Specifically, Endeavor waived the requirement that:

•

American Apparel deliver audited financial statements for the years ended December 31, 2006, 2005 and 2004 by January 30, 2007, although not the obligation to ultimately deliver such financial statements (which have since been delivered);

•	American Apparel deliver projections that demonstrate it would have EBITDA of at least $50 million for the year ending December 31, 2007; and

•	American Apparel deliver projections that demonstrate it would have EBITDA of at least $70 million for the year ending December 31, 2008.

Endeavor waived these pro forma adjusted EBITDA projection requirements for 2007 and 2008 due to changes in the original timing assumptions used by American Apparel in its projections for receipt of both additional interim bank debt financing and the equity financing that the parties believed would be available to American Apparel as a result of the acquisition. The existing projections were also impacted by various covenants then in place on American Apparel’s existing debt financing that the parties believed served to limit the number of store openings for 2007 to a number lower than that contained in American Apparel’s original projections. No additional obligations were imposed or agreed to in connection with the foregoing waivers.

Modifications

The Original Agreement provided as a condition to Endeavor’s obligation to close the acquisition that American Apparel have EBITDA of at least $30 million for the year ended December 31, 2006, after giving effect to certain adjustments, such as inventory write downs and workers compensation expenses, aggregating $5 million. In April 2007, Endeavor allowed an increase to the adjustments to approximately $9 million in the aggregate. The rationale behind this modification was principally to accommodate an approximate one-time $3.5 million inventory obsolescence reserve established in connection with American Apparel’s 2006 audit and the proposed acquisition. No additional obligations were imposed or agreed to in connection with the foregoing modification.

As of November 6, 2007, the Original Agreement was amended to give effect to the foregoing waivers by removing those financial statement and financial projections delivery obligations and to, among other things:

•	substitute a limited liability company for the corporation to serve as Merger Sub;

•	increase the number of shares of Endeavor being issued to Mr. Charney at the closing of the acquisition from 32,258,065 to 37,258,065;

•

provide that if Mr. Charney does not affect the Lim Buyout prior to closing of the acquisition and Endeavor is therefore required to affect the Lim Buyout, the shares issuable to Mr. Charney in the acquisition would not be reduced as provided in the Original Agreement;

•

increase the level of American Apparel’s net debt above which there would be an adjustment in the number of shares issued to Mr. Charney at closing of the acquisition from $110 million to $150 million;

•

increase the size of the 2007 performance equity plan from 2,710,000 shares to 7,710,000 shares and to provide that stock awards for an aggregate of 2,710,000 shares would be issued thereunder after consummation of the closing and upon filing of an effective registration statement on Form S-8; and

•	eliminate as a closing condition the hiring of a chief financial officer, chief operations officer and chief information officer.

Effect of Termination

In the event of proper termination by either Endeavor or American Apparel , the Acquisition Agreement will become void and have no effect, without any liability or obligation on the part of Endeavor or American Apparel, except that:

•	the confidentiality obligations set forth in the Acquisition Agreement will survive;

•

the waiver by American Apparel and the American Apparel stockholders of all rights against Endeavor to collect from the trust account any moneys that may be owed to them by Endeavor for any reason whatsoever, including but not limited to a breach of the Acquisition Agreement, and the acknowledgement that neither American Apparel nor the American Apparel stockholders will seek recourse against the trust account for any reason whatsoever, will survive;

•	the rights of the parties to bring actions against each other for breach of the Acquisition Agreement will survive; and

•	the fees and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

The Acquisition Agreement does not provide for specific penalties or payments in the event of a material breach by a party of its covenants or warranties or a refusal or wrongful failure of the other party to consummate the acquisition. In such event, the non-wrongful party would be entitled to assert its legal rights for breach of contract against the wrongful party.

Fees and Expenses

All fees and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the Acquisition Agreement is consummated.

Confidentiality; Access to Information

Endeavor and American Apparel will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the acquisition reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Endeavor and American Apparel will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Acquisition Agreement.

Amendments

The Acquisition Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

Extension; Waiver

At any time prior to the closing, any party to the Acquisition Agreement may, in writing, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;

•	waive any inaccuracies in the representations and warranties made to such party contained in the Acquisition Agreement or in any document delivered pursuant to the Acquisition Agreement; and

•	waive compliance with any of the agreements or conditions for the benefit of such party contained in the Acquisition Agreement.

Public Announcements

Endeavor and American Apparel have agreed that until closing or termination of the Acquisition Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Acquisition Agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the Acquisition Agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable laws or court process.

Arbitration

Any disputes or claims arising under or in connection with the Acquisition Agreement or the transactions contemplated thereunder will be resolved by binding arbitration. Arbitration will be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”). The arbitration will be governed and conducted by applicable AAA rules, and any award or decision shall be conclusive and binding on the parties. Each party consented to the exclusive jurisdiction of the federal and state courts located in the State of Delaware, New Castle County, for such purpose. The arbitration shall be conducted in Wilmington, Delaware. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator shall be assessed against the losing party.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(IN THOUSANDS OF DOLLARS)

The following unaudited pro forma condensed combined balance sheet combines Endeavor’s historical balance sheet and those of AAI and the CI companies as of September 30, 2007, giving effect to the transactions described in the Acquisition Agreement as if they had occurred on September 30, 2007. The following unaudited pro forma condensed combined statements of operations combine Endeavor’s historical statement of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 with those of AAI and the CI companies for the nine months ended September 30, 2007 and the year ended December 31, 2006, in each case giving effect to the acquisition as if it had occurred on January 1, 2006.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of American Apparel will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction. American Apparel will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of American Apparel. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of American Apparel and are recorded at the historical cost basis of American Apparel. Endeavor’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of American Apparel after consummation of the acquisition. The CI companies’ financial results will be retroactively combined with those of AAI as they are entities under common control.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed below that have a continuing impact on the operations of Endeavor and are based on available data and certain assumptions that management believes are factually supportable.

The unaudited pro forma condensed combined financial statements described above should be read in conjunction with Endeavor’s historical financial statements and those of AAI and the CI companies and the related notes thereto. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or of Endeavor’s future financial position or operating results.

On December 18, 2006 Endeavor entered into an agreement and plan of reorganization, which was amended and restated on November 7, 2007, by which it will acquire American Apparel. In exchange for all of the securities of American Apparel, Endeavor will issue 37,258,065 shares of its common stock, subject to downward adjustment based on American Apparel’s net debt immediately prior to closing of the acquisition. Mr. Charney shall purchase all of the outstanding capital stock and membership interest of the various American Apparel companies owned by Mr. Lim prior to the closing of the acquisition. In the event that the Lim Buyout is not consummated by Mr. Charney prior to closing of the acquisition for any reason, Endeavor shall effect the Lim Buyout as part of the acquisition by paying Mr. Lim cash for all of his equity interests in American Apparel.

The purchase price payable to Mr. Lim shall be $60 million plus an additional cash price (“Additional Purchase Price”) equal to the amount of interest accrued on the $60 million purchase price at a rate of 20% per annum, compounded monthly, from May 1, 2007 through the date the Lim Buyout is consummated. The $60 million purchase price plus any Additional Purchase Price is referred to as the “Lim Payment Amount.” In the event that the Lim Buyout is not consummated by Mr. Charney prior to the closing of the acquisition for any reason, Endeavor shall effect the Lim Buyout as part of and conditioned upon the consummation of the acquisition by paying to Mr. Lim the Lim Payment Amount in cash. If the acquisition is consummated on December 14, 2007, and Endeavor is required to effect the Lim Buyout on the same date, Endeavor would pay Mr. Lim approximately $67.8 million.

Consummation of the acquisition is conditioned upon, among other things, the Endeavor stockholders adopting and approving the Acquisition Agreement. If Endeavor stockholders owning 20% or more of Endeavor common stock sold in the IPO vote against the acquisition and exercise their right to convert their shares of

Endeavor common stock issued in the IPO into a pro rata portion of the funds held in the trust account, then the acquisition cannot be consummated. Consequently, up to 3,232,148 shares of Endeavor common stock, representing approximately 19.99% of the 16,160,745 shares of Endeavor common stock issued in Endeavor’s IPO are subject to possible conversion in this manner. This would represent an aggregate maximum conversion liability of approximately $25.7 million as of September 30, 2007. As indicated in the pro forma balance sheets which follow, Endeavor would have adequate cash resources to satisfy this liability, even if Endeavor is the party required to affect the Lim Buyout.

The following unaudited pro forma financial statements have been prepared using four different assumptions with respect to the number of outstanding shares of Endeavor stock and cash, as follows:

•

assuming no conversions and Mr. Charney consummates the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Mr. Charney purchases all of Mr. Lim’s equity interest in the American Apparel companies using his own resources;

•

assuming maximum conversions and Mr. Charney consummates the Lim Buyout—this presentation assumes stockholders of Endeavor owning approximately 19.99% of the stock sold in Endeavor’s initial public offering seek conversion and Mr. Charney purchases all of Mr. Lim’s equity interest in the American Apparel companies using his own resources;

•

assuming no conversions and Endeavor consummates the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Endeavor purchases all of Mr. Lim’s equity interest in the American Apparel companies using a portion of the trust fund (estimated at approximately $67.8 million assuming Closing occurs on December 14, 2007); and

•

assuming maximum conversions and Endeavor consummate the Lim Buyout—this presentation assumes that stockholders of Endeavor owning approximately 19.99% of the stock sold in Endeavor’s initial public offering seek conversion and Endeavor purchases all of Mr. Lim’s equity interest in the American Apparel companies using a portion of the trust fund (estimated at approximately $67.8 million assuming Closing occurs on December 14, 2007).

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with Endeavor’s historical financial statements and those of AAI and the CI companies and the related notes thereto. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or of Endeavor’s future financial position or operating results.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

SEPTEMBER 30, 2007

(in thousands of dollars)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Notes	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined- No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $	USD $ Note 1		USD $	USD $	USD $	USD $
Assets
Current Assets
Cash and cash equivalents	$6,490	$357	$360		$—	$6,850	$101	8,14	106,481	$113,432	(25,674)	$87,758
Cash held in Trust Fund	—	—	—	—	—	—	128,375	6,7,8	(128,375)	—	—	—
Accounts receivables	21,268	1,763	1,777		—	23,045	—		—	23,045	—	23,045
Due from U.S. Affiliate	—	1,143	1,150	4	(1,150)	—	—		—	—	—	—
Prepaid expenses and other current assets	2,766	233	237		—	3,003	28		—	3,031	—	3,031
Inventories, net	91,324	7,069	7,127	5	(166)	98,285	—		—	98,285	—	98,285
Deferred tax asset	336	168	169		—	505	—	10	4,402	4,907	—	4,907

Total current assets	122,184	10,733	10,820		(1,316)	131,688	128,504		(17,492)	242,700	(25,674)	217,026
Property and equipment, net	48,532	6,102	6,152		—	54,684	3		—	54,687	—	54,687
Deferred tax asset		387	390		—	390	—	10	3,084	3,474	—	3,474
Intangible assets, net	1,062	—	—		—	1,062	—		—	1,062	—	1,062
Goodwill	950	—	—		—	950	—		—	950	—	950
Other assets	10,228	278	280		—	10,508	431	13	(549)	10,390	—	10,390

Total assets	$182,956	$17,500	$17,642		$(1,316)	$199,282	$128,938		$(14,957)	$313,263	$(25,674)	$287,589

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY (continued)

SEPTEMBER 30, 2007

(in thousands of dollars)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Notes	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined- No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $	USD $ Note 1		USD $	USD $	USD $	USD $
Liabilities and stockholders’ equity
Current liabilities
Cash overdraft	$4,858	$—	$—		$—	$4,858	$—		$—	$4,858	$—	$4,858
Current portion of long-term debt	10,744	2,081	2,098		—	12,842	475	6	(11,528)	1,789	—	1,789
Accounts payable	13,354	1,345	1,355		—	14,709			—	14,709	—	14,709
Accrued expenses	13,776	3,887	3,919		—	17,695	599	6	(2,660)	15,634	—	15,634
Due to Canadian Affiliate	660	486	490	4	(1,150)	—	—		—	—	—	—
Income taxes payable	4,280	597	601		—	4,881	—		—	4,881	—	4,881
Current portion of capital lease obligations	3,091	75	76		—	3,167	—		—	3,167	—	3,167

Total current liabilities	50,763	8,471	8,539		(1,150)	58,152	1,074		(14,188)	45,038	—	45,038
Long-term debt, net of current portion	102,106	5,004	5,045		—	107,151	—	6	(4,556)	102,595	—	102,595
Capital lease obligations, net of current position	3,681	—	—		—	3,681	—		—	3,681	—	3,681
Deferred rent	7,677	878	885		—	8,562	—		—	8,562	—	8,562

Total liabilities	164,227	14,353	14,469		(1,150)	177,546	1,074		(18,744)	159,876	—	159,876

Stockholders’ equity
Common stock, subject to possible conversion	—	—	—	—	—	—	25,674	14	—	25,674	(25,674)	—
Common stock and additional paid-in capital	5,706	1,068	1,077	5	(166)	6,617	96,688	7,9,10,13	21,808	125,113	—	125,113
Due from stockholders	(767)	—	—		—	(767)		7	767	—	—	—
Accumulated other comprehensive income (loss)	504	—	—		—	504			—	504	—	504
Retained earnings	13,286	2,079	2,096		—	15,382	5,502	10	(18,788)	2,096	—	2,096

Total stockholders’ equity	18,729	3,147	3,173		(166)	21,736	127,864		3,787	153,387	(25,674)	127,713

Total liabilities and stockholders’ equity	$182,956	$17,500	$17,642		$(1,316)	$199,282	$128,938		$(14,957)	$313,263	$(25,674)	$287,589

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND PER SHARE DATA

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

NINE MONTHS ENDED SEPTEMBER 30, 2007

(in thousands of dollars, except per share data)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Notes	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined—No Conversion
	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $	USD $ Note 1		USD $	USD $
Net sales	$254,837	$33,100	$30,017	15	(9,217)	$275,637	$—		$—	$275,637
Cost of goods sold	119,103	12,044	10,922	15	(9,051)	120,974	—			120,974

Gross profit	135,734	21,056	19,095		(166)	154,663	—		—	154,663
Selling, general and administrative	108,270	18,294	16,591		—	124,861	686	16,18	(2,140)	123,407

Income (loss) from operations	27,464	2,762	2,504		(166)	29,802	(686)		(2,140)	31,256

Interest and other (income) expense
Interest expense	12,255	991	898		—	13,153	—	16	(1,531)	11,622
Foreign currency (gain) loss	(20)	—	—		—	(20)	—		—	(20)
Other (income) expense	(1,077)	—	—		—	(1,077)	—		—	(1,077)
Dividend & interest income	—	—	—		—	—	(3,264)	16	3,264	—

	11,158	991	898		—	12,056	(3,264)		1,733	10,525

Income (loss) before income taxes	16,306	1,771	1,606		(166)	17,746	2,578		407	20,731
Income tax provision (benefit)	4,725	812	735		—	5,460	—	17	(186)	5,274

Net income (loss)	11,581	959	871		(166)	12,286	2,578		593	15,457
Accretion of trust fund, relating to Common Stock subject to possible conversion	—	—	—		—	—	652	16	(652)	—

Net income (loss) available to common stockholders	$11,581	$959	$871		$(166)	$12,286	$1,926		$1,245	15,457

The denominator used to calculate diluted earnings per share include warrants aggregating 16,160,745 and options aggregating 700,000.
Pro Forma Combined—No Conversion
Basic weighted average shares outstanding							19,910,745	11	37,258,065	57,168,810

Diluted weighted average shares outstanding							36,771,490	11	37,258,065	74,029,555

Basic net income per share							$0.10			$0.27

Diluted net income per share							$0.05			$0.21

Pro Forma Combined—Maximum Conversion
Basic weighted average shares outstanding								14	(3,232,148)	53,936,662

Diluted weighted average shares outstanding								14	(3,232,148)	70,797,407

Basic net income per share										$0.29

Diluted net income per share										$0.22

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

SEPTEMBER 30, 2007

(in thousands of dollars)

Note 1	Derived from the unaudited financial statements of Endeavor Acquisition Corp. as of September 30, 2007.

Note 2	Derived from the unaudited consolidated financial statements of American Apparel, Inc. as of September 30, 2007.

Note 3	Derived from the unaudited combined financial statements of The American Apparel Group of Canada as of September 30, 2007. Canadian dollars converted to US dollars—Average rate of $0.9069 for the pro forma statement of operations and the actual rate on September 30, 2007 of $1.0081 for the pro forma balance sheet.

AS OF SEPTEMBER 30, 2007:

Intercompany Eliminations:

Note 4	Reflects the elimination of affiliated payable/receivable between American Apparel, Inc. and The American Apparel Group of Canada.

Decrease	Due from U.S. Affiliate	$1,150
Decrease	Due to Canadian Affiliate	1,150

Note 5	Reflects the Inter-Company profit in the ending inventory of The American Apparel Group of Canada as of September 30, 2007.

Decrease	Inventory	$166

Pro Forma Adjustments:

Note 6	Reflects the repayment of loans made to American Apparel by certain of its directors, officers, employees and other persons at the time of the acquisition. Such loans are required to be repaid pursuant to Section 5.25(c) of the Acquisition Agreement.

Decrease	Cash held in trust fund	$18,744
Decrease	Current portion of long-term debt	11,528
Decrease	Accrued expenses	2,660
Decrease	Long-term debt	4,556

Note 7	To reflect certain distributions to stockholders of American Apparel, Inc., a subchapter S corporation, in connection with income taxes as prescribed by the Acquisition Agreement.

Decrease	Cash held in trust fund	$3,150
Decrease	Common Stock and additional paid in capital	3,917
Decrease	Due from stockholders	767

Note 8	Reclass cash held in trust

Decrease	Cash held in trust fund	$106,481
increase	Cash and cash equivalents	106,481

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

SEPTEMBER 30, 2007 (Continued)

(in thousands of dollars)

Note 9	To record deferred tax asset, at an effective tax rate of 43.5%, as a result of a change in tax status from Sub Chapter S Corporation to a C Corporation as of September 30, 2007.

Increase	Common stock and additional paid in capital	$7,486
Increase	Deferred tax asset—Long term	3,084
Increase	Deferred tax asset—Current	4,402

Note 10	To record stock recapitalization upon consummation of the acquisition

Increase	Common stock and additional paid-in capital	$18,788
Decrease	Retained earnings	18,788

Note 11	To record stock issued to Mr. Charney for the purchase of AAI and CI.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 37,258,065 shares of Endeavor common stock, subject to adjustment if American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000.

Note 12	If American Apparel’s net debt, as defined in the Acquisition Agreement, at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000, the number of shares Mr. Charney will receive will be reduced by that number of shares equal to the quotient derived by dividing (i) the difference between the closing date net debt and $150,000 by (ii) $7.75 (rounded up to the nearest shares); provided, however, that if closing date net debt is equal to or less than $150,000, there shall be no reduction. As of September 30, 2007, net debt as defined under the agreement, approximated $124,700.

Note 13	To reclass deferred merger costs upon acquisition

Decrease	Intangible Assets	$549
Decrease	Common stock and additional paid in capital	$549

Assuming maximum conversions:

Note 14	To record maximum conversion of approximately 19.99% of outstanding shares (3,232,148 shares)

Decrease	Common Stock, subject to possible conversion	$25,674
Decrease	Cash and cash equivalents	25,674

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

SEPTEMBER 30, 2007 (Continued)

(in thousands of dollars)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

Intercompany Eliminations:

Note 15	Reflects the elimination of sales and cost of sales between American Apparel, Inc. and The American Apparel Group of Canada.

Decrease	Net sales	$9,217
Decrease	Cost of sales	9,051

Pro Forma Adjustments:

Note 16	To eliminate, effective January 1, 2007, dividend income earned on cash held in trust fund, interest expense on long-term indebtedness paid off, management fees paid to a related party and the accretion of trust fund relating to common stock.

Decrease	Dividend income	$3,264
Decrease	Interest expense	1,531
Decrease	Accretion of trust fund, relating to common stock	652
Decrease	Management fee	2,721

Note 17	To record additional tax provision, at an effective tax rate of 28.8%, as a result of a change in tax status from Sub Chapter S Corporation to a C Corporation for the nine months ended September 30, 2007.

Increase	Income Tax Provision (Benefit)	$(186)

Note 18	To record compensation to Mr. Charney for the nine months ending September 30, 2007, pursuant to employment agreement.

Increase operating expenses	$563

Under a revised employment agreement, Mr. Charney would receive a three-year initial term at a base annual salary of $750. He would also be entitled to an annual performance bonus of 150% of base salary upon achievement of annual goals to be set by compensation committee subsequent to the merger; and a long-term performance bonus of 300% of base salary upon achievement of three-year goals to be set by compensation committee subsequent to the merger.

Additional Consideration:

Following the consummation of the acquisition, Endeavor will pay and expense as part of its operations an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT

OF OPERATIONS AND PER SHARE DATA

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

YEAR ENDED, DECEMBER 31, 2006

(in thousands of dollars, except for per share data)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Notes	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined- No Conversion
	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $	USD $ Note 1		USD $	USD $
Net sales	$264,691	$34,658	$30,546	5	$(10,972)	$284,265	$—		$—	$284,265
Cost of goods sold	138,385	12,852	11,327	5	(10,790)	138,922	—		—	138,922

Gross profit	126,306	21,806	19,219		(182)	145,343	—		—	145,343
Selling, general and administrative	117,006	20,473	18,044		—	135,050	1,101	7,5	(1,216)	134,935

Income (loss) from operations	9,300	1,333	1,175		(182)	10,293	(1,101)		1,216	10,408

Interest and other (income) expense
Interest expense	10,797	1,151	1,014		—	11,811		5	(1415)	10,396
Foreign currency (gain) loss	(601)	—	—		—	(601)			—	(601)
Other (income) expense	(607)	—	—		—	(607)			—	(607)
Dividend income	—	—	—		—	—	(3,974)	5	3,974	(0)

	9,589	1,151	1,014		—	10,603	(3,974)		2,559	9,188

Income (loss) before income taxes	(289)	182	161		(182)	(310)	2,873		(1,343)	1,220
Income tax provision (benefit)	1,335	271	239		—	1,574	3	6	(2,236)	(659)

Net income (loss)	(1,624)	(89)	(78)		(182)	(1,884)	2,870		893	1,879
Accretion of trust fund, relating to Common Stock subject to possible conversion	—	—	—		—	—	794		(794)	(0)

Net income (loss) available to common stockholders	$(1,624)	$(89)	$(78)		$(182)	$(1,884)	$2,076		$1,687	$1,879

The denominator used to calculate diluted earnings per share include warrants aggregating 16,160,745 and options aggregating 700,000.
Pro Forma Combined—No Conversion:
Basic weighted average shares outstanding							19,910,745	8	37,258,065	57,168,810

Diluted weighted average shares outstanding							36,771,490	8	37,258,065	74,029,555

Basic diluted net income per share							$0.10			$0.03

Diluted net income per share							$0.06			$0.03

Pro Forma Combined—Maximum Conversion:
Basic weighted average shares outstanding								9	(3,232,148)	53,936,662

Diluted weighted average shares outstanding								9	(3,232,148)	70,797,407

Basic diluted net income per share										$0.04

Diluted net income per share										$0.03

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

DECEMBER 31, 2006

(in thousands of dollars)

Note 1	Derived from the audited statement of operations of Endeavor Acquisition Corp. for the year ending December 31, 2006.

Note 2	Derived from the audited consolidated statement of operations of American Apparel, Inc. for the year ending December 31, 2006.

Note 3	Derived from the combined audited statement of operations of The American Apparel Group of Canada for the year ending December 31, 2006. Canadian dollars converted to US dollars at an average rate of $0.8813.

Intercompany Elimination:

Note 4	Reflects the elimination of sales, cost of sales and ending inventory profits between American Apparel, Inc. and The American Apparel Group of Canada.

Decrease	Net sales	$10,972
Decrease	Cost of sales	10,790

Pro Forma Adjustments:

Note 5	To eliminate, effective January 1, 2006, dividend income earned on cash held in trust fund, interest expense on long-term indebtedness paid off, management fees paid to a related party and accretion of trust fund relating to common stock

Decrease	Dividend income	$3,974
Decrease	Interest expense	1,415
Decrease	Accretion of trust fund, relating to common stock	794
Decrease	Management fee	1,991

Note 6	To record income tax benefit, at an effective tax rate of 28.8%, assuming American Apparel, Inc. was a C corporation for the entire year.

Increase	Income tax provision (Benefit)	$(2,236)

Note 7	To record compensation to Mr. Charney for the year ending December 31, 2006, pursuant to an employment contract.

Increase in operating expenses	$750

Under a revised employment agreement, Mr. Charney would receive a three-year initial term at a base annual salary of $750. He would also be entitled to an annual performance bonus of 150% of base salary upon achievement of annual goals to be set by compensation committee subsequent to the merger; and a long-term performance bonus of 300% of base salary upon achievement of three-year goals to be set by compensation committee subsequent to the merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY MR. CHARNEY

DECEMBER 31, 2006 (Continued)

(in thousands of dollars)

Note 8	To record stock issued to Mr. Charney from the purchase of AAI and CI.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 37,258,065 shares of Endeavor common stock, subject to adjustment if American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000.

If American Apparel’s net debt as defined in the Acquisition Agreement, at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000, the number of shares Mr. Charney will receive will be reduced by that number of shares equal to the quotient derived by dividing (i) the difference between the Closing Date net debt and $150,000 by (ii) $7.75 (rounded up to the nearest shares); provided, however, that if Closing Date net debt is equal to or less than $150,000, there shall be no reduction. As of December 31, 2006 American Apparel’s net debt was below $150,000.

Assuming Buyout of Sam Lim and maximum conversions:

Note 9	To record maximum conversion of approximately 19.99% of outstanding shares (3,232,148 shares purchased)

Additional Consideration:

Following the consummation of the acquisition, Endeavor will pay and expense as part of its operations an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

SEPTEMBER 30, 2007

(in thousands of dollars)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Notes	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined- No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $	USD $ Note 1		USD $	USD $	USD $	USD $
Assets
Current Assets
Cash and cash equivalents	$6,490	$357	$360		$—	$6,850	$101	8,14	38,641	$45,592	(25,674)	$19,918
Cash held in Trust Fund	—	—	—	—	—	—	128,375	6,7,8,11	(128,375)	—	—	—
Accounts receivables	21,268	1,763	1,777		—	23,045	—		—	23,045	—	23,045
Due from U.S. Affiliate	—	1,143	1,150	4	(1,150)	—	—		—	—	—	—
Prepaid expenses and other current assets	2,766	233	237		—	3,003	28		—	3,031	—	3,031
Inventories, net	91,324	7,069	7,127	5	(166)	98,285	—		—	98,285	—	98,285
Deferred tax asset	336	168	169		—	505	—	10	4,402	4,907	—	4,907

Total current assets	122,184	10,733	10,820		(1,316)	131,688	128,504		(85,332)	174,860	(25,674)	149,186
Property and equipment, net	48,532	6,102	6,152		—	54,684	3		—	54,687	—	54,687
Deferred tax asset		387	390		—	390	—	10	3,084	3,474	—	3,474
Intangible assets, net	1,062	—	—		—	1,062	—		—	1,062	—	1,062
Goodwill	950	—	—		—	950	—		—	950	—	950
Other assets	10,228	278	280		—	10,508	431	13	(549)	10,390	—	10,390

Total assets	$182,956	$17,500	$17,642		$(1,316)	$199,282	$128,938		$(82,797)	$245,423	$(25,674)	$219,749

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR (continued)

SEPTEMBER 30, 2007

(in thousands of dollars)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Notes	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined- No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $	USD $ Note 1		USD $	USD $	USD $	USD $
Liabilities and stockholders’ equity
Current liabilities
Cash overdraft	$4,858	$—	$—		$—	$4,858	$—		$—	$4,858	$—	$4,858
Current portion of long-term debt	10,744	2,081	2,098		—	12,842	475	6	(11,528)	1,789	—	1,789
Accounts payable	13,354	1,345	1,355		—	14,709			—	14,709	—	14,709
Accrued expenses	13,776	3,887	3,919		—	17,695	599	6	(2,660)	15,634	—	15,634
Due to Canadian Affiliate	660	486	490	4	(1,150)	—	—		—	—	—	—
Income taxes payable	4,280	597	601		—	4,881	—		—	4,881	—	4,881
Current portion of capital lease obligations	3,091	75	76		—	3,167	—		—	3,167	—	3,167

Total current liabilities	50,763	8,471	8,539		(1,150)	58,152	1,074		(14,188)	45,038	—	45,038
Long-term debt, net of current portion	102,106	5,004	5,045		—	107,151	—	6	(4,556)	102,595	—	102,595
Capital lease obligations, net of current position	3,681	—	—		—	3,681	—		—	3,681	—	3,681
Deferred rent	7,677	878	885		—	8,562	—		—	8,562	—	8,562

Total liabilities	164,227	14,353	14,469		(1,150)	177,546	1,074		(18,744)	159,876	—	159,876

Stockholders’ equity
Common stock, subject to possible conversion	—	—	—	—	—	—	25,674	14	—	25,674	(25,674)	—
Common stock and additional paid-in capital	5,706	1,068	1,077	5	(166)	6,617	96,688	7,9,10,13,11	(46,032)	57,273	—	57,273
Due from stockholders	(767)	—	—		—	(767)		7	767	—	—	—
Accumulated other comprehensive income (loss)	504	—	—		—	504			—	504	—	504
Retained earnings	13,286	2,079	2,096		—	15,382	5,502	10	(18,788)	2,096	—	2,096

Total stockholders’ equity	18,729	3,147	3,173		(166)	21,736	127,864		(64,053)	85,547	(25,674)	59,873

Total liabilities and stockholders’ equity	$182,956	$17,500	$17,642		$(1,316)	$199,282	$128,938		$(82,797)	$245,423	$(25,674)	$219,749

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND PER SHARE DATA

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

NINE MONTHS ENDED SEPTEMBER 30, 2007

(in thousands of dollars, except per share data)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Notes	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined—No Conversion
	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $	USD $ Note 1		USD $	USD $
Net sales	$254,837	$33,100	$30,017	15	(9,217)	$275,637	$—		$—	$275,637
Cost of goods sold	119,103	12,044	10,922	15	(9,051)	120,974	—			120,974

Gross profit	135,734	21,056	19,095		(166)	154,663	—		—	154,663
Selling, general and administrative	108,270	18,294	16,591		—	124,861	686	16,18	(2,140)	123,407

Income (loss) from operations	27,464	2,762	2,504		(166)	29,802	(686)		(2,140)	31,256

Interest and other (income) expense
Interest expense	12,255	991	898		—	13,153	—	16	(1,531)	11,622
Foreign currency (gain) loss	(20)	—	—		—	(20)	—		—	(20)
Other (income) expense	(1,077)	—	—		—	(1,077)	—		—	(1,077)
Dividend & interest income	—	—	—		—	—	(3,264)	16	3,264	—

	11,158	991	898		—	12,056	(3,264)		1,733	10,525

Income (loss) before income taxes	16,306	1,771	1,606		(166)	17,746	2,578		407	20,731
Income tax provision (benefit)	4,725	812	735		—	5,460	—		(186)	5,274

Net income (loss)	11,581	959	871		(166)	12,286	2,578		593	15,457
Accretion of trust fund, relating to Common Stock subject to possible conversion	—	—	—		—	—	652	16	(652)	—

Net income (loss) available to common stockholders	$11,581	$959	$871		$(166)	$12,286	$1,926		$1,245	15,457

The denominator used to calculate diluted earnings per share include warrants aggregating 16,160,745 and options aggregating 700,000.
Pro Forma Combined—No Conversion
Basic weighted average shares outstanding							19,910,745	11	37,258,065	57,168,810

Diluted weighted average shares outstanding							36,771,490	11	37,258,065	74,029,555

Basic net income per share							$0.10			$0.27

Diluted net income per share							$0.05			$0.21

Pro Forma Combined—Maximum Conversion
Basic weighted average shares outstanding								14	(3,232,148)	53,936,662

Diluted weighted average shares outstanding								14	(3,232,148)	70,797,407

Basic net income per share										$0.29

Diluted net income per share										$0.22

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

SEPTEMBER 30, 2007

(in thousands of dollars)

Note 1	Derived from the unaudited financial statements of Endeavor Acquisition Corp. as of September 30, 2007.

Note 2	Derived from the unaudited consolidated financial statements of American Apparel, Inc. as of September 30, 2007.

Note 3	Derived from the unaudited combined financial statements of The American Apparel Group of Canada as of September 30, 2007. Canadian dollars converted to US dollars — Average rate of $0.9069 for the pro forma statement of operations and the actual rate on September 30, 2007 of $1.0081 for the pro forma balance sheet.

AS OF SEPTEMBER 30, 2007:

Intercompany Eliminations:

Note 4	Reflects the elimination of affiliated payable/receivable between American Apparel, Inc. and The American Apparel Group of Canada.

Decrease	Due from U.S. Affiliate	$1,150
Decrease	Due to Canadian Affiliate	1,150

Note 5	Reflects the Inter-Company profit in the ending inventory of The American Apparel Group of Canada as of September 30, 2007.

Decrease	Inventory	$166

Pro Forma Adjustments:

Note 6	Reflects the repayment of loans made to American Apparel by certain of its directors, officers, employees and other persons at the time of the acquisition. Such loans are required to be repaid pursuant to Section 5.25(c) of the Acquisition Agreement.

Decrease	Cash held in trust fund	$18,744
Decrease	Current portion of long-term debt	11,528
Decrease	Accrued expenses	2,660
Decrease	Long-term debt	4,556

Note 7	To reflect certain distributions to stockholders of American Apparel, Inc., a subchapter S corporation, in connection with income taxes as prescribed by the Acquisition Agreement.

Decrease	Cash held in trust fund	$3,150
Decrease	Common Stock and additional paid in capital	3,917
Decrease	Due from stockholders	767

Note 8	Reclass cash held in trust

Decrease	Cash held in trust fund	$38,641
increase	Cash and cash equivalents	38,641

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

SEPTEMBER 30, 2007 (Continued)

(in thousands of dollars)

Note 9	To record deferred tax asset, at an effective tax rate of 43.5%, as a result of a change in tax status from Sub Chapter S Corporation to a C Corporation as of September 30, 2007.

Increase	Common stock and additional paid in capital	$7,486
Increase	Deferred tax asset — Long term	3,084
Increase	Deferred tax asset — Current	4,402

Note 10	To record stock recapitalization upon consummation of the acquisition

Increase	Common stock and additional paid-in capital	$18,788
Decrease	Retained earnings	18,788

Note 11	To record stock issued to Mr. Charney for the purchase of AAI and CI and Endeavor’s buyout of Lim.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 37,258,065 shares of Endeavor common stock, subject to adjustment if American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000. If the acquisition is consummated on December 15, 2007, and Endeavor is required to effect the Lim Buyout on the same date, Endeavor would pay Mr. Lim $67,840.

Decrease	Common stock and additional paid-in capital	$67,840
Decrease	Cash held in trust fund	$67,840

Note 12	If American Apparel’s net debt, as defined in the Acquisition Agreement, at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000, the number of shares Mr. Charney will receive will be reduced by that number of shares equal to the quotient derived by dividing (i) the difference between the closing date net debt and $150,000 by (ii) $7.75 (rounded up to the nearest shares); provided, however, that if closing date net debt is equal to or less than $150,000, there shall be no reduction. As of September 30, 2007, net debt as defined under the agreement, approximated $124,700.

Note 13	To reclass deferred merger costs upon acquisition

Decrease	Intangible Assets	549
Decrease	Common stock and additional paid in capital	549

Assuming maximum conversions:

Note 14	To record maximum conversion of approximately 19.99% of outstanding shares (3,232,148 shares)

Decrease	Common Stock, subject to possible conversion	$25,674
Decrease	Cash and cash equivalents	25,674

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

SEPTEMBER 30, 2007 (Continued)

(in thousands of dollars)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

Intercompany Eliminations:

Note 15	Reflects the elimination of sales and cost of sales between American Apparel, Inc. and The American Apparel Group of Canada.

Decrease	Net sales	$9,217
Decrease	Cost of sales	9,051

Pro Forma Adjustments:

Note 16	To eliminate, effective January 1, 2007, dividend income earned on cash held in trust fund, interest expense on long-term indebtedness paid off, management fees paid to a related party and the accretion of trust fund relating to common stock.

Decrease	Dividend income	$3,264
Decrease	Interest expense	1,531
Decrease	Accretion of trust fund, relating to common stock	652
Decrease	Management fee	2,721

Note 17	To record additional tax provision, at an effective tax rate of 28.8%, as a result of a change in tax status from Sub Chapter S Corporation to a C Corporation for the nine months ended September 30, 2007.

Increase	Income Tax Provision (Benefit)	$(186)

Note 18	To record compensation to Mr. Charney for the nine months ending September 30, 2007, pursuant to employment agreement.

Increase operating expenses	$563

Under a revised employment agreement, Mr. Charney would receive a three-year initial term at a base annual salary of $750. He would also be entitled to an annual performance bonus of 150% of base salary upon achievement of annual goals to be set by compensation committee subsequent to the merger; and a long-term performance bonus of 300% of base salary upon achievement of three-year goals to be set by compensation committee subsequent to the merger.

Additional Consideration:

Following the consummation of the acquisition, Endeavor will pay and expense as part of its operations an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT

OF OPERATIONS AND PER SHARE DATA

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

YEAR ENDED, DECEMBER 31, 2006

(in thousands of dollars, except for per share data)

	American Apparel, Inc.	American Apparel Canada	American Apparel Canada	Notes	Intercompany Eliminations	Combined AA Companies (AAI & CI)	Endeavor Acquisition Corp.	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined- No Conversion
	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $	USD $ Note 1		USD $	USD $
Net sales	$264,691	$34,658	$30,546	5	$(10,972)	$284,265	$—		$—	$284,265
Cost of goods sold	138,385	12,852	11,327	5	(10,790)	138,922	—		—	138,922

Gross profit	126,306	21,806	19,219		(182)	145,343	—		—	145,343
Selling, general and administrative	117,006	20,473	18,044		—	135,050	1,101	7,5	(1,216)	134,935

Income (loss) from operations	9,300	1,333	1,175		(182)	10,293	(1,101)		1,216	10,408

Interest and other (income) expense
Interest expense	10,797	1,151	1,014		—	11,811		5	(1415)	10,396
Foreign currency (gain) loss	(601)	—	—		—	(601)			—	(601)
Other (income) expense	(607)	—	—		—	(607)			—	(607)
Dividend income	—	—	—		—	—	(3,974)	5	3,974	(0)

	9,589	1,151	1,014		—	10,603	(3,974)		2,559	9,188

Income (loss) before income taxes	(289)	182	161		(182)	(310)	2,873		(1,343)	1,220
Income tax provision (benefit)	1,335	271	239		—	1,574	3	6	(2,236)	(659)

Net income (loss)	(1,624)	(89)	(78)		(182)	(1,884)	2,870		893	1,879
Accretion of trust fund, relating to Common Stock subject to possible conversion	—	—	—		—	—	794		(794)	(0)

Net income (loss) available to common stockholders	$(1,624)	$(89)	$(78)		$(182)	$(1,884)	$2,076		$1,687	$1,879

The denominator used to calculate diluted earnings per share include warrants aggregating 16,160,745 and options aggregating 700,000.
Pro Forma Combined—No Conversion:
Basic weighted average shares outstanding							19,910,745	8	37,258,065	57,168,810

Diluted weighted average shares outstanding							36,771,490	8	37,258,065	74,029,555

Basic diluted net income per share							$0.10			$0.03

Diluted net income per share							$0.06			$0.03

Pro Forma Combined—Maximum Conversion:
Basic weighted average shares outstanding								9	(3,232,148)	53,936,662

Diluted weighted average shares outstanding								9	(3,232,148)	70,797,407

Basic diluted net income per share										$0.04

Diluted net income per share										$0.03

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

DECEMBER 31, 2006

(in thousands of dollars)

Note 1	Derived from the audited statement of operations of Endeavor Acquisition Corp. for the year ending December 31, 2006.

Note 2	Derived from the audited consolidated statement of operations of American Apparel, Inc. for the year ending December 31, 2006.

Note 3	Derived from the combined audited statement of operations of The American Apparel Group of Canada for the year ending December 31, 2006. Canadian dollars converted to US dollars at an average rate of $0.8813.

Intercompany Elimination:

Note 4	Reflects the elimination of sales, cost of sales and ending inventory profits between American Apparel, Inc. and The American Apparel Group of Canada.

Decrease	Net sales	$10,972
Decrease	Cost of sales	10,790

Pro Forma Adjustments:

Note 5	To eliminate, effective January 1, 2006, dividend income earned on cash held in trust fund, interest expense on long-term indebtedness paid off, management fees paid to a related party and accretion of trust fund relating to common stock

Decrease	Dividend income	$3,974
Decrease	Interest expense	1,415
Decrease	Accretion of trust fund, relating to common stock	794
Decrease	Management fee	1,991

Note 6	To record income tax benefit, at an effective tax rate of 28.8%, assuming American Apparel, Inc. was a C corporation for the entire year.

Increase	Income tax provision (Benefit)	$(2,236)

Note 7	To record compensation to Mr. Charney for the year ending December 31, 2006, pursuant to an employment contract.

Increase in operating expenses	$750

Under a revised employment agreement, Mr. Charney would receive a three-year initial term at a base annual salary of $750. He would also be entitled to an annual performance bonus of 150% of base salary upon achievement of annual goals to be set by compensation committee subsequent to the merger; and a long-term performance bonus of 300% of base salary upon achievement of three-year goals to be set by compensation committee subsequent to the merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT EFFECTED BY ENDEAVOR

DECEMBER 31, 2006 (Continued)

(in thousands of dollars)

Note 8	To record stock issued to Mr. Charney from the purchase of AAI and CI.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 37,258,065 shares of Endeavor common stock, subject to adjustment if American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000.

If American Apparel’s net debt as defined in the Acquisition Agreement, at the close of business on the date two business days prior to the closing of the acquisition is more than $150,000, the number of shares Mr. Charney will receive will be reduced by that number of shares equal to the quotient derived by dividing (i) the difference between the Closing Date net debt and $150,000 by (ii) $7.75 (rounded up to the nearest shares); provided, however, that if Closing Date net debt is equal to or less than $150,000, there shall be no reduction. As of December 31, 2006 American Apparel’s net debt was below $150,000.

Assuming Buyout of Sam Lim and maximum conversions:

Note 9	To record maximum conversion of approximately 19.99% of outstanding shares (3,232,148 shares purchased)

Additional Consideration:

Following the consummation of the acquisition, Endeavor will pay and expense as part of its operations an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

NAME CHANGE AMENDMENT PROPOSAL

Pursuant to the Acquisition Agreement, we will change Endeavor’s corporate name from “Endeavor Acquisition Corp.” to “American Apparel, Inc.” upon consummation of the acquisition. The acquisition will not be consummated unless the proposal to change Endeavor’s name is approved at the meeting. If the acquisition proposal is not approved, the name change amendment will not be presented at the meeting.

In the judgment of Endeavor’s board of directors, the change of Endeavor’s corporate name is desirable to reflect Endeavor’s acquisition of American Apparel . The American Apparel name has been a recognized name in retail clothing industry for several years and has meaningful brand identity.

The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Endeavor common stock on the record date.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

ENDEAVOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENDEAVOR’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NAME CHANGE AMENDMENT. THE ACQUISITION PROPOSAL WILL NOT BE IMPLEMENTED IF THE NAME CHANGE AMENDMENT IS NOT APPROVED.

CAPITALIZATION AMENDMENT PROPOSAL

Pursuant to the Acquisition Agreement, we will increase the number of authorized shares of Endeavor common stock from 75,000,000 to 120,000,000 upon consummation of the acquisition. The acquisition will not be consummated unless the proposal to increase Endeavor’s capitalization is approved at the meeting. If the acquisition proposal is not approved, the capitalization amendment will not be presented at the meeting.

In the judgment of Endeavor’s board of directors, the increase in Endeavor’s capitalization is desirable and in Endeavor’s stockholders’ best interests. Currently, we have 19,910,745 shares of Endeavor’s common stock outstanding and we will be issuing an additional 37,258,065 shares of common stock upon consummation of the acquisition. Additionally, we have reserved 16,160,745 shares of common stock issuable upon exercise of warrants and 700,000 shares issuable upon exercise of the unit purchase option (and the warrants included therein) issued in Endeavor’s IPO. We will also need to reserve 7,710,000 shares of common stock in connection with Endeavor’s performance equity plan proposal discussed below. The authorization of additional shares of common stock will enable us to have the flexibility to authorize the issuance of shares of common stock in the future for financing Endeavor’s business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. As of the date of this proxy statement, Endeavor has no agreements or understandings with respect to any such financing, acquisition, strategic partnership, alliance, dividend or split.

While the board of Endeavor believes it in the best interest of Endeavor and its stockholders to increase Endeavor’s operating flexibility by increasing the amounts of its available capitalization, it should be noted that if the capitalization amendment proposal is approved, Endeavor will have a significant number of shares of capital stock available for use and unreserved for a specific purpose. This will enable the board of directors of Endeavor to issue a significant number of shares of common stock in their discretion without stockholder approval. Any such issuance could have a material dilutive effect on the then existing holders of Endeavor common stock. In addition, the board could utilize the available and unreserved common stock to prevent or discourage parties from seeking to acquire Endeavor or its common stock, including in a tender offer or other takeover bid that might otherwise enhance the value of the holdings of Endeavor stockholders.

The approval of the capitalization amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Endeavor common stock on the record date.

ENDEAVOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENDEAVOR’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CAPITALIZATION AMENDMENT. THE ACQUISITION PROPOSAL WILL NOT BE IMPLEMENTED IF THE CAPITALIZATION AMENDMENT IS NOT APPROVED.

ARTICLE SIXTH AMENDMENT PROPOSAL

Pursuant to the Acquisition Agreement, we will remove the preamble and sections A through D, inclusive, of Article Sixth of Endeavor’s certificate of incorporation and redesignate section E of Article Sixth as Article Sixth upon consummation of the acquisition. If the acquisition proposal is not approved, the Article Sixth amendment will not be presented at the meeting.

The current Article SIXTH of Endeavor’s certificate of incorporation reads as follows:

SIXTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business (“Target Business”). The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date (defined below).

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if 20% or more in interest of the holders of IPO Shares exercise their conversion rights described in paragraph B below.

B. In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

C. In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

E. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

Article SIXTH of Endeavor’s amended and restated certificate of incorporation will be restated as follows:

SIXTH: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors in Class A shall be elected for a term expiring at the first annual meeting of stockholders, the directors in Class B shall be elected for a term expiring at the second annual meeting of stockholders and the directors in Class C shall be elected for a term expiring at the third annual meeting of stockholders. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

In the judgment of Endeavor’s board of directors, the Article Sixth amendment is desirable, as sections A through D relate to the operation of Endeavor as a blank check company prior to the consummation of a business combination. Such sections will not be applicable upon consummation of the acquisition.

The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Endeavor common stock on the record date.

ENDEAVOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENDEAVOR’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ARTICLE SIXTH AMENDMENT.

2007 PERFORMANCE EQUITY PLAN PROPOSAL

Background

Endeavor’s “2007 Performance Equity Plan” has been approved by Endeavor’s board of directors and will take effect upon consummation of the acquisition, provided that it is approved by the stockholders at the special meeting. We are submitting the plan to Endeavor’s stockholders for their approval in order to comply with American Stock Exchange policy and so that options granted under the plan may qualify for treatment as incentive stock options.

The plan reserves 7,710,000 shares of Endeavor common stock for issuance in accordance with its terms. The purpose of the plan is to enable Endeavor to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Endeavor have been, are or will be important to the success of Endeavor, an opportunity to acquire a proprietary interest in Endeavor. The various types of incentive awards that may be provided under the plan will enable Endeavor to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. All officers, directors and employees of American Apparel and Endeavor will be eligible to be granted awards under the plan. There are no present plans to make awards under the plan to any person who will be an executive officer or director of Endeavor after the acquisition. However, each non-employee director will receive grants of shares of Endeavor having a value of $75,000 at the closing of the acquisition and each anniversary of service thereafter.

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Annex C.

Administration

The plan will be administered by Endeavor’s board or compensation committee thereof. Subject to the provisions of the plan, the board or committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then in the Board’s or the committee’s discretion, the number of shares available under the plan may be increased by the lesser of the number of such surrendered shares and shares used to pay taxes and the number of shares purchased under the stock option.

Under the plan, on a change in the number of shares of Endeavor’s common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the board or committee may determine whether the change requires equitably adjusting the terms of the award or the aggregate number of shares reserved for issuance under the plan.

Eligibility

Endeavor may grant awards under the plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to Endeavor and who are deemed to have contributed, or to have the potential to contribute, to Endeavor’s success. Notwithstanding anything to the contrary, Endeavor shall not grant to any one holder in any one calendar year awards for more than 200,000 shares in the aggregate.

Types of Awards

Options. The plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of Endeavor’s stock may not be less than 110% of the fair market value on the date of grant. The number of shares covered by incentive stock options that may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

An incentive stock option may only be granted within a ten-year period from the date of the consummation of acquisition and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of Endeavor’s stock. Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in Endeavor’s securities or any combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the board or committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by Endeavor or a subsidiary of Endeavor at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause or due to normal retirement, then the portion of any stock option that has vested on the date of termination may be exercised for the lesser of three months after termination of employment, or the balance of the stock option’s term.

Stock Appreciation Rights. Under the plan, Endeavor may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock. Under the plan, Endeavor may award shares of restricted stock either alone or in addition to other awards granted under the plan. The board or committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the plan requires that all shares of restricted stock awarded to the holder remain in Endeavor’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Deferred Stock. Under the plan, Endeavor may award shares of deferred stock either alone or in addition to other awards granted under the plan. The board or committee determines the eligible persons to whom, and the time or times at which, deferred stock will be awarded, the number of shares of deferred stock to be awarded to any person, the duration of the period during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of deferred stock awards.

Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to Endeavor during the applicable deferral period. The holder shall not have any rights of a stockholder until the expiration of the applicable deferral period and the issuance and delivery of the certificates representing the common stock. The holder may request to defer the receipt of a deferred stock award for an additional specified period or until a specified event. This request must generally be made at least one year prior to the expiration of the deferral period for the deferred stock award.

Stock Reload Options. Under the plan, Endeavor may grant stock reload options to a holder who tenders shares of common stock to pay the exercise price of a stock option or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A stock reload option permits a holder who exercises a stock option by delivering stock owned by the holder for a minimum of six months to receive a new stock option at the current market price for the same number of shares delivered to exercise the option. The board or committee determines the terms, conditions, restrictions and limitations of the stock reload options. The exercise price of stock reload options shall be the fair market value as of the date of exercise of the underlying option. Unless otherwise determined, a stock reload option may be exercised commencing one year after it is granted and expires on the expiration date of the underlying option.

Other Stock-Based Awards. Under the plan, Endeavor may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of Endeavor’s subsidiaries. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of Endeavor’s other plans.

Accelerated Vesting and Exercisability. Unless otherwise provided in the grant of an award, if any “person,” as defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), is or becomes the “beneficial owner,” as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of Endeavor’s securities representing 50% or more of the combined voting power of Endeavor’s then outstanding voting securities in one or more transactions, and Endeavor’s board of directors does not authorize or approve the acquisition, then the vesting periods with respect to awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an award will have the immediate right to purchase and receive all shares of Endeavor’s common stock subject to the award in accordance with the terms set forth in the plan and in the corresponding award agreements.

Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of Endeavor’s assets or at least 50% of the combined voting power of Endeavor’s then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by Endeavor’s board of directors, accelerate the vesting of any and all awards granted and outstanding under the plan.

Repurchases. Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of Endeavor’s assets or at least 50% of the combined voting power of Endeavor’s then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by Endeavor’s board of directors, require a holder of any award granted under the plan to relinquish the award to Endeavor upon payment by Endeavor to the holder of cash in an amount equal to the fair market value of the award or $0.01 per share for awards that are out-of-the money.

Competition; Solicitation of Customers and Employees; Disclosure of Confidential Information

If a holder’s employment with Endeavor or a subsidiary of Endeavor is terminated for any reason whatsoever and within 12 months after the date of termination, the holder either:

•	accepts employment with any competitor of, or otherwise engages in competition with, Endeavor,

•

solicits any of Endeavor’s customers or employees to do business with or render services to the holder or any business with which the holder becomes affiliated or to which the holder renders services, or

•	uses or discloses to anyone outside Endeavor any of Endeavor’s confidential information or material in violation of Endeavor’s policies or any agreement between Endeavor and the holder,

the board or the committee may require the holder to return to Endeavor the economic value of any award that was realized or obtained by the holder at any time during the period beginning on the date that is 12 months prior to the date the holder’s employment with Endeavor is terminated.

Withholding Taxes

Upon the exercise of any award granted under the plan, the holder may be required to remit to Endeavor an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the date of the consummation of the acquisition. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive stock options. Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of Endeavor or any of Endeavor’s subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. Endeavor will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above: the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and Endeavor will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

Non-incentive stock options.

With respect to non-incentive stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of Endeavor’s common stock on the date of grant;

•

upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and Endeavor will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	Endeavor will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and Endeavor will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock appreciation rights. Upon the grant of a stock appreciation right, the participant recognizes no taxable income and Endeavor receives no deduction. The participant recognizes ordinary income and Endeavor receives a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted stock. A participant who receives restricted stock will recognize no income on the grant of the restricted stock and Endeavor will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), Endeavor generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by Endeavor, subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by Endeavor.

Deferred stock. A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption “Restricted Stock.”

Other stock-based awards. The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is Endeavor’s intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Recommendation and Vote Required

Approval of Endeavor’s performance equity plan will require the affirmative vote of the holders of a majority of the outstanding shares of Endeavor’s common stock represented in person or by proxy and entitled to vote at the meeting.

ENDEAVORS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENDEAVOR’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2007 PERFORMANCE EQUITY PLAN.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Endeavor’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In no event will Endeavor solicit proxies to adjourn the special meeting or consummate the acquisition beyond the date by which it may properly do so under its certificate of incorporation and Delaware law.

Consequences if Adjournment Proposal Is Not Approved

If an adjournment proposal is presented to the meeting and is not approved by the stockholders, Endeavor’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In such event, Endeavor will be required to liquidate.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Endeavor’s common stock represented in person or by proxy at the meeting. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT PROPOSAL, IF PRESENTED.

OTHER INFORMATION RELATED TO ENDEAVOR

Business of Endeavor

Endeavor was formed on July 22, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Prior to executing the Acquisition Agreement with American Apparel, Endeavor’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

Endeavor consummated its IPO on December 21, 2005. The net proceeds of the offering, including the exercise of the underwriters’ over-allotment option, and after payment of underwriting discounts and expenses were approximately $129 million. Of that amount, approximately $121 million was placed in the trust account and invested in government securities. The remaining proceeds have been used by Endeavor in its pursuit of a business combination. The “Use of Proceeds” section of Endeavor’s prospectus in connection with its IPO provided Endeavor’s estimate and projected allocation of how the $1,385,000 held outside of the trust would be used in connection with Endeavor’s search for a potential business combination target and operations and Exchange Act reporting prior to the consummation of a business combination. This estimate included approximately $180,000 payable for office space and administrative fees, $300,000 for due diligence of prospective target businesses, $300,000 related to the expense of a business combination and $80,000 for legal and accounting expenses related to Exchange Act reporting. As a result of the large number of target businesses examined by Endeavor and the amount of time that elapsed prior to targeting and entering into a definitive Acquisition Agreement with American Apparel, some of these estimates were exceeded. Specifically, through June 30, 2007, Endeavor has expended approximately $530,000 on due diligence of prospective target businesses, including expenses related to the due diligence conducted with respect to American Apparel throughout the acquisition process. Additionally, legal and accounting expenses related to Exchange Act reporting through June 30, 2007 of $244,615 were higher than projected.

Since Endeavor’s expenditures have exceeded amounts raised in the IPO that are held outside of the trust account, Messrs. Ledecky and Watson have made loans to Endeavor to fund its working capital requirements. As of September 30, 2007, such loans were approximately $475,000 in the aggregate. All such loans will be repaid at closing, including amounts, if any, advanced after September 30, 2007. Each of Messrs. Ledecky and Watson has signed waivers with respect to these loans by which he has waived his right to proceed against any funds held in trust. As of September 30, 2007, Endeavor also owed an aggregate of approximately $403,900 to non-audit related professionals and service providers, all of whom have executed waivers with respect to their right to proceed against the trust fund. Endeavor also owes approximately $25,000 in Delaware franchise taxes, which are payable in due course and for which no waiver may be obtained.

The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Endeavor. The trust account contained approximately $128,035,484 as of September 24, 2007.

If the acquisition with American Apparel is consummated, the trust account will be released to Endeavor and used to pay various losses and expenses and other payments required in connection with the acquisition including:

•	amounts payable to Mr. Lim for direct purchase by Endeavor of his equity ownership of American Apparel, in the event Mr. Charney fails to effect the Lim Buyout;

•	amounts owed to stockholders of Endeavor who do not approve the acquisition and elect to convert their shares of common stock into their pro rata share of the trust account;

•	deferred commissions of $1.825 million payable to Ladenburg Thalmann & Co., Endeavor’s underwriter in connection with its December 2005 IPO;

•	professional fees; and

•	other transaction costs

The remaining proceeds could potentially be used to fund working capital increases going forward; acquire other businesses; pay dividends; or repurchase Endeavor common stock or warrants. Proceeds also could be used to pay off existing debt of American Apparel, although none of such proceeds are currently allocated for this purpose. Even if the existing debt is paid down, it is likely that American Apparel will continue to maintain available lines of credit on an asset-backed basis in order to fund working capital needs in the future. None of these funds have been allocated for the repayment of debt.

Fair Market Value of Target Business

Pursuant to Endeavor’s certificate of incorporation, the initial target business that Endeavor acquires must have a fair market value equal to at least 80% of Endeavor’s net assets at the time of such acquisition. Endeavor’s board of directors determined that this test was met in connection with its acquisition of American Apparel.

Stockholder Approval of Business Combination

The approval of the acquisition proposal will require the affirmative vote of holders of a majority of the shares of Endeavor common stock sold in Endeavor’s IPO that are cast at the special meeting. If the holders of 20% or more of the shares of the common stock issued in Endeavor’s IPO both vote against the acquisition proposal and properly demand that Endeavor convert their shares into a pro rata portion of Endeavor’s trust account, calculated as of two business days prior to the anticipated date of the consummation of the acquisition, then the acquisition will not be consummated and Endeavor will be forced to liquidate. The Endeavor Inside Stockholders have agreed to vote their common stock they purchased prior to the IPO on the acquisition proposal in accordance with the vote of holders of a majority of the outstanding shares of Endeavor’s common stock. The Endeavor Inside Stockholders also have indicated that they intend to vote their Original Shares in favor of all other proposals being presented at the meeting. These Endeavor Inside Stockholders have also indicated they intend to vote any shares they acquired after the IPO for all of the proposals. As of the record date, the Endeavor Inside Stockholders have not acquired any additional shares of Endeavor common stock since the IPO.

Liquidation if No Business Combination

Endeavor’s certificate of incorporation provides for mandatory liquidation of Endeavor in the event that Endeavor does not consummate a business combination within 18 months from the date of consummation of its IPO, or 24 months from the consummation of the IPO if certain extension criteria have been satisfied. Such dates are June 21, 2007 and December 21, 2007, respectively. Endeavor signed a letter of intent with American Apparel on November 22, 2006 and signed a definitive acquisition agreement with American Apparel on December 18, 2006. As a result of having signed the letter of intent, Endeavor satisfied the extension criteria and now has until December 21, 2007 to complete the acquisition. However, the Acquisition Agreement has a termination date of December 15, 2007.

If Endeavor does not complete the acquisition by December 15, 2007, Endeavor will be dissolved pursuant to Section 275 of the Delaware General Corporation Law. In connection with such dissolution, the expected procedures of which are set forth below, Endeavor will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus remaining assets. The Endeavor Inside Stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the trust account with respect to Endeavor’s warrants.

It is anticipated that, if Endeavor is unable to complete the business combination with American Apparel, the following will occur:

•

Endeavor’s board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to Endeavor’s stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•	Endeavor will promptly file a preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, Endeavor will mail the definitive proxy statement to its stockholders, and 10 to 20 days following the mailing of such definitive proxy statement, Endeavor will convene a meeting of its stockholders, at which they will vote on the plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, Endeavor currently estimates that it would receive their comments 30 days after the filing of such proxy statement. Endeavor would then mail the definitive proxy statement to its stockholders following the conclusion of the comment and review process (the length of which cannot be predicted with any certainty, and which may be substantial) and Endeavor will convene a meeting of its stockholders at which they will vote on the plan of dissolution and liquidation.

Endeavor expects that all costs associated with the implementation and completion of Endeavor’s plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account, although Endeavor cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, it is anticipated that Endeavor’s management will advance the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000).

Endeavor will not liquidate the trust account unless and until its stockholders approve such plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in Endeavor’s liquidation and the distribution to its public stockholders of the funds in the trust account and any remaining net assets as part of Endeavor’s plan of dissolution and liquidation.

If Endeavor were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, the liquidation price per IPO Share as of November 1, 2007, would be approximately $7.97, or $0.03 less than the per-unit offering price of $8.00 in Endeavor’s IPO. The proceeds deposited in the trust account could, however, become subject to the claims of Endeavor’s creditors and there is no assurance that the actual per share liquidation price will not be less than $7.97, due to those claims. If Endeavor liquidates prior to the consummation of a business combination, Mr. Watson and Mr. Ledecky, chairman of the board and president, respectively, of Endeavor will be personally liable to pay debts and obligations to vendors and other entities that are owed money by Endeavor for services rendered or products sold to Endeavor, or to any target business, to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account. There is no assurance, however, that they would be able to satisfy those obligations. However, because Endeavor was obligated to have, and subsequently did have, all vendors and service providers that we engaged and owe money to, and the prospective target businesses we had negotiated with, waive any right, title, interest or claim of any kind they may have had in or to any monies held in the trust account, Endeavor believes the likelihood of Messrs. Watson and Ledecky having to pay any such debts and obligations is minimal. Nevertheless, we cannot assure you that the per share distribution from the trust fund, if Endeavor liquidates, will not be less than $7.97, plus interest, then held in the trust fund due to claims of creditors.

Additionally, if Endeavor is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Endeavor that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in the bankruptcy estate and subject to the claims of third parties with priority over the claims of Endeavor’s stockholders. Also, in any such case, any distributions received by stockholders in Endeavor’s dissolution might be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Endeavor’s stockholders in the dissolution. Furthermore, because Endeavor intends to distribute the proceeds held in the trust account to its public stockholders as soon as possible after dissolution, this may be viewed or interpreted as giving preference to the public stockholders over any potential creditors with respect to access to or distributions from Endeavor’s assets. In addition, Endeavor’s board of directors may be viewed as having breached their fiduciary duties to Endeavor’s creditors or may have acted in bad faith, thereby exposing itself and Endeavor’s company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors or complying with certain provisions of the DGCL with respect to the dissolution and liquidation. We cannot assure you that claims will not be brought against Endeavor for these reasons.

To the extent any bankruptcy or other claims deplete the trust account, we cannot assure you we will be able to return to Endeavor’s public stockholders at least $7.97 per share.

Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although Endeavor will seek stockholder approval to liquidate the trust account to its public stockholders as part of its plan of dissolution and liquidation, Endeavor will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with the foregoing provisions, Section 281(b) of the DGCL requires Endeavor to adopt a plan that will provide for Endeavor’s payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because Endeavor is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Endeavor’s vendors and service providers to which Endeavor owes money and potential target businesses, from all of which Endeavor has received agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against Endeavor will be significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Nevertheless, such agreements may or may not be enforceable. As such, Endeavor’s stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of Endeavor’s stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from Endeavor’s stockholders amounts owed to them by Endeavor.

Facilities

Endeavor maintains executive offices at 590 Madison Avenue, 21st Floor, New York, New York, 10022. From inception through January 1, 2007, Endeavor paid $7,500 per month to Ironbound Partners Fund, LLC, for general and administrative services. Ironbound is an affiliate of Jonathan Ledecky, Endeavor’s president and secretary. This arrangement ceased as of January 1, 2007. From January 1, 2007 through April 2007, Endeavor paid a monthly rental of $3,000 for office space to an unaffiliated party. Endeavor was not required to pay any rent for space during from May 2007 through October 2007. Commencing November 1, 2007 Endeavor is required to pay a monthly rental of $2,500 to another unaffiliated party for office space for the benefit of their consultants. Endeavor believes, based on rents and fees for similar services in the New York, New York area, that the fees charged to it are at least as favorable as Endeavor could have obtained from other persons. Endeavor considers its current office space adequate for current operations.

Employees

Endeavor has two executive officers, each of whom also serves on Endeavor’s board of directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to Endeavor’s affairs. Endeavor does not intend to have any full time employees prior to the consummation of the acquisition.

Periodic Reporting and Audited Financial Statements

Endeavor has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Endeavor’s annual reports contain financial statements audited and reported on by Endeavor’s independent accountants. Endeavor has filed with the Securities and Exchange Commission a Form 10-K covering the fiscal year ended December 31, 2006 and its most recent Form 10-Q covering the fiscal quarter ended June 30, 2007.

Legal Proceedings

There are no legal proceedings pending against Endeavor.

Plan of Operations

The following discussion should be read in conjunction with Endeavor’s audited December 31, 2006 and unaudited September 30, 2007 financial statements and related notes thereto included elsewhere in this proxy statement.

Endeavor was formed on July 22, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Endeavor intends to utilize cash derived from the proceeds of its recently completed public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Endeavor consummated its initial public offering on December 21, 2005. All activity from July 22, 2005 through December 21, 2005 related to Endeavor’s formation and its initial public offering. Since December 21, 2005, Endeavor has been searching for prospective target businesses to acquire.

Endeavor had net income of $940,088 for the three months ended September 30, 2007 (unaudited) consisting of $1,112,492 of dividend interest income, offset by $172,404 of general, selling and administrative expenses.

For the three months ended September 30, 2006, Endeavor had net income of $997,309 consisting of $1,031,673 of dividend and interest income offset by $286,512 of general, selling and administrative expenses and $252,148 of benefit for income taxes. State and local taxes were being accrued on the net income through September 30, 2006. After Endeavor completed its tax return, it was determined that the interest and dividends on the trust fund were exempt from state and local tax and accordingly such accrual was subsequently reversed.

For the nine months ended September 30, 2007, Endeavor had net income of $2,577,913 consisting of $3,264,238 of dividend and interest income offset by $686,325 of general, selling and administrative expenses.

For the nine months ended September 30, 2006, Endeavor had net income of $2,192,356 consisting of $2,897,916 of dividend and interest income offset by $705,560 of general, selling and administrative expenses.

For the period from July 22, 2005 (inception) to September 30, 2007, Endeavor had net income of $5,502,364 consisting of $7,356,450 of dividend and interest income offset by $1,854,086 of general, selling and administrative expenses.

Upon consummation of Endeavor’s initial public offering (“Offering”), $121,030,234 of the net proceeds was deposited in trust, with the remaining net proceeds of $1,316,746 becoming available to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Endeavor has used substantially all of the net proceeds of our initial public offering not held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. Endeavor intends to utilize our cash, including the funds held in the trust fund, capital stock, debt or a combination of the foregoing to effect a business combination. To the extent that Endeavor’s capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other available cash will be used to finance the operations of the target business.

At September 30, 2007, Endeavor had current assets (excluding cash held in the trust fund) of $129,483 and current liabilities of $1,074,241, leaving Endeavor with working capital deficit of $944,758, net of $128,374,498 of cash held in trust.

As indicated in Endeavor’s accompanying financial statements, such financial statements have been prepared assuming that Endeavor will continue as a going concern. As discussed elsewhere in this proxy statement, Endeavor is required to consummate a business combination by December 21, 2007. The possibility that the acquisition of American Apparel will not be consummated raises substantial doubt about Endeavor’s ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

From inception through January 1, 2007, Endeavor paid $7,500 per month to Ironbound Partners Fund, LLC, for general and administrative services. Ironbound is an affiliate of Jonathan Ledecky, Endeavor’s president and secretary. This arrangement ceased as of January 1, 2007. From January 1, 2007 through April 2007, Endeavor paid a monthly rental of $3,000 for office space to an unaffiliated party. Endeavor was not required to pay any rent for space during from May 2007 through October 2007. Commencing November 1, 2007 Endeavor is required to pay a monthly rental of $2,500 to another unaffiliated party for office space for the benefit of their consultants.

Endeavor reimburses its officers and directors for any reasonable out-of-pocket expenses incurred by them in connection with certain activities on Endeavor’s behalf such as identifying and investigating possible target businesses and business combinations. From Endeavor’s inception in July 2005, through the record date, Endeavor has reimbursed its officers and directors in the aggregate amount of approximately $            for expense incurred by them on Endeavor’s behalf.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the period from July 22, 2005 (inception) through September 30, 2007, that have or are reasonably likely to have a current or future effect on Endeavor’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to Endeavor.

ENDEAVOR ACQUISITION CORP.’S

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Statements of Operations

(unaudited)

For the Nine Months Ended September 30, 2007 and 2006,

And the Period July 22, 2005 (inception) to September 30, 2007

	For the nine months ended September 30, 2007	For the nine months ended September 30, 2006	For the period July 22, 2005 (inception) to September 30, 2007
Revenue	$—	$—	$—
General, selling and administrative expenses	686,325	705,560	1,854,086

Operating Loss	(686,325)	(705,560)	(1,854,086)
Dividend and interest income	3,264,238	2,897,916	7,356,450

Income before provision for income taxes	2,577,913	2,192,356	5,502,364
Benefit for income taxes	—	—	—

Net income	2,577,913	2,192,356	5,502,364
Accretion of Trust Fund relating to Common Stock subject to possible conversion	(652,274)	(579,786)	(1,469,614)

Net income attributable to common stockholders	$1,925,639	$1,612,570	$4,032,750

Weighted average basic shares outstanding	16,678,713	16,668,470

Weighted average diluted shares outstanding	16,748,738	16,668,470

Basic income per share	$.12	$.10

Diluted income per share	$.11	$.10

Nine months ended September 30, 2007 compared with nine months ended September 30, 2006 and the period from July 22, 2005 (inception) to September 30, 2007

Results of Operations

For the three months ended September 30, 2007, Endeavor had net income of $940,088 consisting of $1,112,492 of dividend and interest income offset by $172,404 of general, selling and administrative expenses.

For the three months ended September 30, 2006, Endeavor had net income of $997,309 consisting of $1,031,673 of dividend and interest income offset by $286,512 of general, selling and administrative expenses and $252,148 of benefit for income taxes. State and local taxes were being accrued on the net income through September 30, 2006. After Endeavor completed its tax return, it was determined that the interest and dividends on the trust fund were exempt from state and local tax and accordingly such accrual was subsequently reversed.

For the nine months ended September 30, 2007, Endeavor had net income of $2,577,913 consisting of $3,264,238 of dividend and interest income offset by $686,325 of general, selling and administrative expenses.

For the nine months ended September 30, 2006, Endeavor had net income of $2,192,356 consisting of $2,897,916 of dividend and interest income offset by $705,560 of general, selling and administrative expenses.

For the period from July 22, 2005 (inception) to September 30, 2007, Endeavor had a net income of $5,502,364 consisting of $7,356,450 of dividend and interest income offset by $1,854,086 of general, selling and administrative expenses.

Financial Condition and Liquidity

Endeavor consummated its initial public offering on December 21, 2005. On January 5, 2006, we consummated the closing of an additional 1,160,745 units which were subject to the over-allotment option. Gross proceeds from our initial public offering, including the over-allotment option, were $129,285,959. Endeavor paid a total of $6,205,726 in underwriting discounts and commissions and $743,766 for other costs and expenses related to the offering and the over-allotment option. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the offering were $122,336,467, of which $121,030,234 was deposited into the Trust Account and the remaining proceeds of $1,306,233 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Endeavor intends to use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. Through June 30, 2007, $1,681,682 of expenses were incurred to acquire a target business. To the extent that Endeavor’s capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. At June 30, 2007, Endeavor had current assets (excluding cash held in the Trust Account) of $133,102 and current liabilities of $805,358, leaving us with negative working capital of $672,256, net of $127,262,006 which is cash held in the Trust Account. Our officers have agreed to advance us enough capital in order to consummate the acquisition of American Apparel, Inc. and its affiliated companies “American Apparel” described below.

As of September 30, 2007, Endeavor owes an aggregate of $475,000 to Jonathan Ledecky, its President, and Eric Watson, its Chairman of the Board, as a result of the following:

•	On March 8, 2007, Endeavor borrowed $75,000 from each of Messrs. Ledecky and Watson;

•	On April 30, 2007, Endeavor borrowed an additional $87,500 from each of Messrs. Ledecky and Watson; and

•	On August 8, 2007, Endeavor borrowed an additional $75,000 from each of Messrs. Ledecky and Watson.

All of the foregoing loans are non-interest bearing and are repayable on the earlier of the consummation of the acquisition or demand. The notes evidencing these loans each contain a provision by which Messrs. Ledecky and Watson have waived their right to proceed against Endeavor’s trust funds with respect to the repayment of the loans.

From inception through January 1, 2007, Endeavor paid $7,500 per month to Ironbound Partners Fund, LLC, for general and administrative services. Ironbound is an affiliate of Jonathan Ledecky, Endeavor’s president and secretary. This arrangement ceased as of January 1, 2007. From January 1, 2007 through April 2007, Endeavor paid a monthly rental of $3,000 for office space to an unaffiliated party. Endeavor was not required to pay any rent for space during from May 2007 through October 2007. Commencing November 1, 2007 Endeavor is required to pay a monthly rental of $2,500 to another unaffiliated party for office space for the benefit of their consultants.

We entered into a consulting agreement with a consultant on July 17, 2006 to perform services through December 15, 2007. We pay the consultant a fee of $125,000 per year and we will issue to the consultant 12,500 shares of our common stock upon the closing of the initial business combination. We will also issue to the consultant an additional 12,500 shares of our common stock six months after closing of the initial business combination by us.

Endeavor Acquisition Corp.

(a development stage enterprise)

Statement of Operations

	For the Year Ended December 31, 2006	For the Period from July 22, 2005 (inception) to December 31, 2005	For the Period From July 22, 2005 (inception) to December 31, 2006
Revenue	$—	$—	$—
General, selling and administrative expenses	1,101,412	63,233	1,164,645

Operating loss	(1,101,412)	(63,233)	(1,164,645)
Dividend income	3,974,013	118,199	4,092,212

Income before provision of income tax	2,872,601	54,966	2,927,567
Provision for income tax	2,465	651	3,116

Net income	2,870,136	54,315	2,924,451
Accretion of Trust Fund relating to Common Stock subject to possible conversion	(793,712)	(23,628)	(817,340)

Net income available to common stockholders	$2,076,424	$30,687	$2,107,111

Weighted average shares outstanding	16,668,534	4,670,245	12,836,677

Basic and diluted net income per share	$0.12	$0.01	$0.16

Endeavor had net income of $2,870,136 for the year ended December 31, 2006 consisting of $3,974,013 of dividend income, $1,101,412 of general, selling and administrative expenses, and $2,465 of income tax expense.

Endeavor had net income of $2,924,451 for the period July 22, 2005 (inception) to December 31, 2006 consisting of $4,092,212 of dividend income, $1,164,645 of general, selling and administrative expenses and $3,116 of income tax expense.

Endeavor had net income of $54,315 for the fiscal period July 22, 2005 (inception) to December 31, 2005.

Upon consummation of Endeavor’s initial public offering (“Offering”), $121,030,234 of the net proceeds was deposited in trust, with the remaining net proceeds of $1,316,746 becoming available to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We have used substantially all of the net proceeds of our initial public offering not held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. We intend to utilize our cash, including the funds held in the trust fund, capital stock, debt or a combination of the foregoing to effect a business combination. To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other available cash will be used to finance the operations of the target business. At December 31, 2006, we had current assets (excluding cash held in the trust fund) of $283,265 and current liabilities of $260,076, leaving us with working capital of $23,189, net of $125,113,007 which is cash held in trust. Our officers have agreed to advance us enough capital in order to consummate the acquisition of American Apparel described below.

BUSINESS OF AMERICAN APPAREL

Overview

American Apparel is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel. As of September 30, 2007, American Apparel operated 165 retail stores in 13 countries, including the United States, Canada, Mexico, England, Germany, France, Italy, the Netherlands, Sweden, Switzerland, Israel, Japan and South Korea, either directly or through one or more subsidiaries. American Apparel also operates a leading wholesale business that supplies t-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, since 2004 American Apparel operates an online retail e-commerce website at www.americanapparelstore.com.

American Apparel currently has the following US-domiciled subsidiaries: American Apparel Retail, Inc., American Apparel Dyeing and Finishing, Inc., and KCL Knitting, LLC. Additionally, American Apparel operates its retail and wholesale business through the following direct and indirect foreign subsidiaries: American Apparel Canada Wholesale Inc., American Apparel Canada Retail Inc., American Apparel Deutschland GmbH, American Apparel Spain, S.L., American Apparel Italia GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, American Apparel Mexico S DE RL DE CU, American Apparel Mexico Labor, LLC, American Apparel Japan Co., Ltd., American Apparel Korea Co., Ltd. and American Apparel Retail (Israel), Ltd.

American Apparel operates principally out of its 800,000 square foot facility in downtown Los Angeles, which houses its executive offices, as well as its cutting, sewing, and distribution operations. American Apparel operates a knitting facility in Los Angeles, as well as a dyeing and finishing facility in Hawthorne, California. The company’s domestic manufacturing operations allow American Apparel to quickly respond to customer demand and react faster to changing fashion trends. The company’s products are noted for their quality and fit, and the company’s edgy, distinctive branding has differentiated it in the marketplace. “American Apparel®” is a registered trademark of American Apparel, Inc.

American Apparel was founded in 1998 as a limited liability company in the state of California. In 2003, it was converted to a corporation. In 2004, it elected to be treated as a Subchapter S corporation. Since inception, American Apparel has operated its wholesale business. In October 2003, American Apparel opened its first retail store in Los Angeles. In 2004, American Apparel began its online retail operations, and opened its first stores in Canada and Europe. In 2005, it opened its first store in Asia.

Core Business Strengths

American Apparel has relied on a number of core business strengths that it believes have contributed to its past success and will contribute to its future growth:

Design Vision

American Apparel’s design vision and aesthetic is intended to appeal to young, metropolitan adults by providing them with a core line of iconic, timeless styles offered year-round in a wide variety of colors at reasonable prices. Since its founding, American Apparel has operated with the belief that there is a large potential market among young adults for well-designed, high-quality, fashion essentials. Led by Mr. Charney, the company’s in-house creative team has carefully developed the company’s product line and brand image.

Advertising and Branding

American Apparel attracts customers through internally-developed, edgy, high-impact, visual advertising campaigns which use print, outdoor, in-store, and electronic communication vehicles. These advertising campaigns communicate a distinct brand image that differentiates the company from its competitors and seek to establish a connection with the company’s customers. The company’s retail stores are an important part of American Apparel’s branding and convey a modern, internationalist lifestyle. At various times, the company has also drawn attention to the “Made in USA” nature of its products and the “Sweatshop Free” environment in which the company’s garments are produced.

Speed to Market

The company’s vertically integrated business model, where manufacturing and various other elements of the company’s business processes are located in downtown Los Angeles, allows the company to play a role in originating and defining new and innovative trends in fashion, while enabling the company to quickly respond to market and customer demand for classic and new products. For the company’s wholesale segment, being able to fulfill large orders with quick turn around allows American Apparel to win business that might otherwise go to competitors. The ability to respond to the market quickly means that the company’s retail segment can deliver on-trend apparel in a timely manner, adhere to a policy of not discounting product at its retail stores and maximize sales on popular styles that may have otherwise sold out.

Quality

American Apparel prides itself on its use of quality fabrics. American Apparel has a stringent quality control department that oversees the production of its garments and, with the 2005 acquisition of its own dyeing operation, American Apparel has the ability to exercise greater control over the entire process of creating its expanding line of clothing and accessories.

Broad Appeal

While initially targeted towards young, metropolitan adults in North America, the clean, simple styles and quality of the company’s garments have helped American Apparel appeal to various demographics across the world. The company believes that its appeal has been augmented by, and should continue to benefit from, the growing trend toward casual attire.

Growth Strategy

American Apparel has developed a growth strategy that is designed to capitalize on its strengths. The principal elements of this growth strategy are:

New Store Expansion

American Apparel is committed to expanding its presence in the North America while significantly increasing its store footprint in markets throughout Europe and Asia. American Apparel evaluates proposed sites based on traffic patterns, co-tenancies, average sales per square foot achieved by neighboring stores, lease economics, demographic characteristics and other factors considered important regarding the specific location. The company’s experience in overseas markets to date suggests that American Apparel’s brand concept is readily transferable.

New Merchandise Introduction

As American Apparel expands beyond its original product offering of t-shirts, the company is increasing the options available to its growing customer base. American Apparel has strategically expanded its product offerings and intends to continue to introduce new merchandise to complement its existing products and draw in new customers, including denim, sweaters, jackets, and other products.

Continue In-Sourcing Manufacturing Processes

American Apparel has explored making strategic acquisitions to consolidate its manufacturing operations and continue to produce high quality products. In 2005, the company acquired a dyeing and finishing facility in Hawthorne, California. American Apparel believes that bringing certain elements of its production process in-house affords the company the opportunity to exert higher quality control while also lowering production costs. American Apparel intends to continue to pursue strategic opportunities to further consolidate its operations while maintaining its “Made in USA” status.

Improve Information Systems

American Apparel plans to implement an enterprise resources planning (“ERP”) system to replace, enhance and integrate many elements of its current information systems. The company currently operates a number of unrelated information technology systems which has resulted in operational inefficiencies and increased cost. It is anticipated that the implementation of this new system will be a multi-phased project, with the first phase covering manufacturing and production planning, and an estimated “go-live” date sometime in the first calendar quarter of 2008. Beyond the implementation of this ERP system, American Apparel believes that a continued focus on enhancing its information system will help optimize operations.

Manufacturing Operations

American Apparel conducts all of its manufacturing operations in the Los Angeles metropolitan area, and principally at its cutting and sewing facility in downtown Los Angeles.

American Apparel purchases yarn which is sent to knitters to be knit into greige fabric, which is fabric that is not dyed or otherwise processed. The company currently conducts knitting operations in-house at its knitting facility in Los Angeles. The company operates circular and flat knitting machines at this facility, producing jersey, piqué, fleece and ribbing using cotton and cotton/polyester yarns. The company also utilizes third-party commission knitters. The company’s knitting facility knits approximately a third of the total fabric used in American Apparel’s garments, and employs a staff of approximately 70 people, as of June 30, 2007.

Knitted greige fabric produced at the Los Angeles facility or other commission knitters is batched for bleaching and dyeing and is taken to the company’s dyeing and finishing facility, or other local commission dyers. In some cases, dyed fabric is transferred to subcontractors for fabric laundering. The company’s dyeing and finishing facility dyes approximately a third of the total fabric used in American Apparel’s garments, and employs a staff of approximately 130 people, as of June 30, 2007.

All fabric is shipped to the company’s primary manufacturing facility in downtown Los Angeles where it is inspected and eventually cut on manual and automated cutting tables, and subsequently sewn into finished garments. Some fabric is purchased directly from third parties, along with all trims. Garments are sewn by teams of sewing operators typically ranging from 5-15 operators, depending on the complexity of a particular garment. Each sewing operator performs a different sewing operation on a garment before passing it to the next operator. Sewing operators are compensated on a modified piece-rate basis. Quality control personnel inspect finished garments for defects and reject any defective merchandise. American Apparel also manufactures some hosiery in-house at this facility, where it does knitting, inspection, and packing, and uses off-site contractors for washing and boarding. Approximately 2,300 employees are directly involved in the cutting, sewing, and hosiery operations at the downtown Los Angeles facility, as of June 30, 2007.

American Apparel does not have any major suppliers for which it relies on the raw materials that it uses in its production process. Furthermore, the inputs that American Apparel purchases are produced competitively and are commodity in nature. American Apparel believes that it could easily source its inputs from other vendors if current suppliers were not able to meet its needs.

American Apparel maintains a warehouse and distribution center at its downtown Los Angeles facility where it stores fabric rolls, trims, and finished goods. The company also maintains warehouses in Montreal, Quebec, and Dusseldorf, Germany.

Retail

The retail segment consists of 165 retail stores in 13 countries, including the United States, Canada, Mexico, England, Germany, France, Italy, the Netherlands, Sweden, Switzerland, Israel, Japan and South Korea. American Apparel opened its first retail location in October 2003, in the Echo Park neighborhood of Los Angeles, California. American Apparel’s retail segment principally targets young adults aged 21 to 32 through its unique assortment of fashionable clothing and accessories and its compelling in-store experience. American Apparel has established a reputation with its customers, who are culturally sophisticated, creative and independent-minded. The product offering includes women’s and men’s basic apparel and accessories, as well as new lines for children and pets. Stores average approximately 2,500-3,000 square feet of selling space. American Apparel’s stores are located in large metropolitan areas, emerging neighborhoods, and select university communities.

American Apparel seeks to instill enthusiasm and dedication in store management personnel and sales associates through regular communication with the stores. Store personnel receive minimum hourly compensation and receive discretionary incentive compensation based on meeting sales and profitability benchmarks.

In September 2007, American Apparel began operations of a test retail concept named California Vintage, which sells fashionable vintage apparel not manufactured by American Apparel. Currently American Apparel operates one California Vintage location in Cologne, Germany. American Apparel has not yet determined its long-term plans for this concept.

Wholesale

The wholesale segment sells to over a dozen authorized distributors and 10,000 screen printers and advertising specialty companies. These screen printers and advertising specialty companies decorate our blank product with corporate logos, brands and other images. American Apparel’s decorator customers then sell imprinted sportswear and accessories to a highly diversified range of end-consumers, including companies, sporting venues, concert promoters, athletic leagues, and educational institutions, among others. In order to better serve customers, American Apparel allows customers to order products by the piece, by the dozen, or in full case quantities. American Apparel also, to a lesser extent, fulfills custom and private-label orders. American Apparel does not have any major customers who account for ten percent or more of total sales.

American Apparel operates a call center out of its Los Angeles headquarters. The call center is staffed with approximately 40 customer service representatives initiating sales calls, answering incoming phone calls, emails, and faxes assisting customers in placing orders, checking stock levels, looking for price quotes or requesting adjustments. On average, the call center receives 800 calls daily and operates from Monday to Friday, 7am to 6pm, PT.

While American Apparel operates primarily on a “make-to-stock” basis, manufacturing and maintaining a sufficient inventory of products to meet future demand, the company’s in-house manufacturing capacity also allows American Apparel to fulfill large orders in a timely fashion. American Apparel levers its inventory position with a quick turn-around on customer orders. Credit approved orders to be shipped by ground service are generally shipped the same day when received before 4:30pm PT while those to be shipped by air are generally shipped the same day when received by 3:30pm PT. The majority of American Apparel’s wholesale and internet consumer orders are processed within these parameters. For these reasons, American Apparel does not typically maintain a large backlog of orders.

You can find more information about the financial results of each segment in American Apparel’s consolidated financial statements included in this proxy statement.

Online Retail

Since 2004, American Apparel has operated an online retail e-commerce website at www.americanapparelstore.com which offers the company’s products for purchase. This retail website has localized storefronts for many of the international markets in which American Apparel has a physical retail presence. In July 2007, American Apparel started operations of an online storefront for the Australian market.

Brand, Advertising, and Marketing

American Apparel’s advertising and direct marketing initiatives have been developed to elevate brand awareness, increase customer acquisition and retention and support key growth strategies. American Apparel’s in-house creative team works to create edgy, high-impact, provocative ads which are produced year-round and are featured in leading national and local lifestyle publications, on billboards, and on specialty online websites. While the primary intent of this advertising is to support American Apparel’s retail and online retail segments, the wholesale segment also benefits from the greater overall brand awareness generated by this advertising.

For the wholesale segment, American Apparel takes advantage of industry trade shows as an opportunity to expand and enhance customer relationships, exhibit its product offerings and share new promotions with customers. American Apparel participates in approximately two dozen trade shows annually. American Apparel also produces an annual print catalog of its wholesale products, designed to be of the standard of high-end consumer retail catalogs with attractive models, appealing photographs and a clear display of products.

Product Development

American Apparel employs an in-house staff of designers and creative professionals whose mandate it is to develop compelling garments. Led by Mr. Charney, this team takes its inspiration from classic styles of the past, as well as the latest emerging trends in fashion seen on the streets of some of the most fashion-forward neighborhoods in the world. Even after a new style is launched, the American Apparel’s design team will often continue to update or renew it.

Intellectual Property

American Apparel trademarks and service marks, and certain other trademarks, have been registered, or are the subject of pending trademark applications with the United States Patent and Trademark Office and with the registries of many foreign countries and/or are protected by common law. In the United States, American Apparel is the registered owner of the “American Apparel,” “Classic Girl,” “Standard American,” “Classic Baby,” and “Sustainable Edition” trademarks, among others.

Competition; Customers

The specialty retail, online retail and the wholesale apparel businesses are each highly competitive. The apparel industry is characterized by rapid shifts in fashion, consumer demand, and competitive pressures, resulting in both price and demand volatility. American Apparel believes that its emphasis on quality fashion essentials mitigates these factors.

American Apparel’s retail segment competes on the basis of, among other things, the location of the stores, the breadth, quality, style, and availability of merchandise, the level of customer service offered and price. While American Apparel believes that the fit and quality of its garments, as well as the broad variety of colors and styles of casual fashion essentials that it offers, helps differentiate it, it competes against a wide variety of smaller, independent specialty stores, as well as department stores and national and international specialty chains. Companies that operate in this space include The Gap, Urban Outfitters, H&M, Uniqlo and Forever 21. Many of these companies have substantially greater name recognition as well as financial, marketing, and other resources.

The wholesale business competes with numerous wholesale companies based on the quality, fashion, availability, and price of our wholesale product offerings. These companies include Gildan Activewear, Hanes, Russell Athletic and Fruit of the Loom. Many of these companies have greater name recognition and financial and other resources.

Along with certain retail segment factors noted above, other key competitive factors for American Apparel’s online retail operations include the success or effectiveness of customer mailing lists, response rates, merchandise delivery and web site design and availability. The online retail operations compete against numerous web sites, many of which may have a greater volume of web traffic, and greater financial, marketing and other resources.

Seasonality

American Apparel experiences seasonality in its operations. Historically, sales during the second and third fiscal quarters have generally been the highest, with sales during the first fiscal quarter the lowest. This reflects the combined impact of the seasonality of the wholesale and retail segments. Generally, American Apparel’s retail segment has not experienced the same pronounced sales seasonality around the back-to-school and year-end holiday selling seasons as other retailers.

Employees

As of October 31, 2007, American Apparel employed a work force of over 6,100 employees worldwide. To ensure long-term success, American Apparel must attract, develop and retain skilled employees. This includes, but is not limited to manufacturing, retail, sales, creative, and executive employees. Competition for such employees can be intense. American Apparel’s success is dependent to a significant degree on the continued contributions of key employees, including Mr. Charney.

American Apparel views its employees as long-term investments and adheres to a philosophy of providing employees with decent working conditions in a technology-driven environment which allows the company to attain improved efficiency, while inspiring employee loyalty. American Apparel has emphasized its compensation structure and benefits package for manufacturing employees, which includes above-market wages, company-subsidized health insurance, free English language classes, free massage, free parking, as well as other benefits. American Apparel also provides for a well-lit working environment that is properly ventilated and heated or cooled in its manufacturing facilities. These working conditions, as well as compensation and benefits packages, are key elements in achieving American Apparel’s desire to be an “employer of choice” in the Los Angeles area. American Apparel tries to provide for year-round employment, in contrast to the seasonality in production volumes experienced by other apparel companies which often result in seasonal layoffs. None of the employees are covered by a collective bargaining agreement. American Apparel has never had a strike and believes that its relations with its employees are excellent.

Information Technology

American Apparel is committed to utilizing technology to enhance its competitive position. American Apparel’s information systems provide data for production, merchandising, distribution, retail stores and financial systems. The core business systems, which consist of both purchased and internally developed software, are accessed over a company-wide network providing corporate employees with access to key business applications.

To support continued growth, American Apparel has initiated a strategic review of its information systems. American Apparel plans to implement the ERP system to replace, enhance and integrate many elements of its current information systems. American Apparel currently operates a number of unrelated information technology systems that have resulted in operational inefficiencies and in some cases have increased costs. It is anticipated that the implementation of this new system will be a multi-phased project, with the first phase covering manufacturing and production planning, with an estimated “go-live” date sometime in the first quarter of calendar 2008. If American Apparel fails to properly execute or misses critical deadlines in the implementation of this new system, it could experience serious disruption and harm to its business.

American Apparel dedicates a significant portion of its information technology resources to web services, which includes the operation of the corporate website at www.americanapparel.net and the online retail site at www.americanapparelstore.com.

Properties

The following table sets forth the location and use of each of American Apparel’s principal non-retail properties, which are all leased:

Location	Use
Los Angeles, California	Executive offices, sewing, cutting, and distribution
Los Angeles, California	Knitting facility
Hawthorne, California	Dyeing and finishing facilities
Montreal, Quebec	Executive offices, distribution
Dusseldorf, Germany	Offices, distribution
London, England	Offices
Tokyo, Japan	Offices
Seoul, South Korea	Offices

All of American Apparel’s retail stores are well maintained and in good operating condition. American Apparel’s retail stores are typically leased for a term of five to ten years with renewal options for an additional five to ten years. Most of these leases provide for base rent, as well as maintenance and common area charges, real estate taxes and certain other expenses. Selling space of opened stores will sometimes change due to store renovations that modify space utilization, use of staircases, cash registers configuration, and other factors. As well, a number of American Apparel store locations have undergone expansions in the past several years. The following table shows the location of each of American Apparel’s existing retail stores, as of September 30, 2007:

Domestic Locations (96)

Arizona (2)

Tempe

Tuscon

California (24)

Berkeley

Camarillo

Claremont

Los Angeles—

    Cherokee

    Factory Store

    Echo Park

    Hollywood

    Little Tokyo

    Los Feliz

    Melrose

    Robertson

    Westwood Village

    West Hollywood

Huntington Beach

La Jolla

Palo Alto

San Diego—

    Hillcrest

    Pacific Beach

San Francisco—

    Haight Ashbury

    Union Street

Santa Ana

Santa Barbara

Santa Cruz

Santa Monica

Colorado (2)

Boulder

Denver

Connecticut (1)

South Norwalk

District of Columbia (1)

Lincoln Square

Florida (7)

Coconut Grove

Coral Gables

Gainesville

Key West

Miami—

    Lincoln Road

    Ocean Drive

    Sunset Drive

Georgia (4)

Atlanta—

    Buckhead

    Georgia Tech

    Little Five Points

Savannah

Illinois (5)

Chicago—

    Gold Coast

    Lakeview

    Lincoln Park

    Wicker Park

Evanston

Louisiana (1)

New Orleans

Maryland (2)

Baltimore

Silver Spring

Massachusetts (2)

Boston

Cambridge

Michigan (3)

Ann Arbor

East Lansing

Royal Oak

Minnesota (1)

Minneapolis

Nevada (1)

Las Vegas

New Jersey (1)

Hoboken

New York (16)

Brooklyn—

    Carroll Gardens

    Court Street

    Park Slope

    Williamsburg

Manhattan—

    Broadway

    Chelsea

    Columbia     University

New York (cont’d.)

    Columbus Circle

    Flatiron

    Gramercy Park

    Lower East Side

    Soho

    Tribeca

    Upper East Side

    West Village

Woodbury Common

North Carolina (1)

Charlotte

Ohio (3)

Cincinnati

Cleveland

Columbus

Oregon (3)

Eugene

Portland—

    Hawthorne Blvd.

    Stark Street

Pennsylvania (4)

Philadelphia—

    Sansom Commons

    Walnut Street

Pittsburgh—

    Shadyside

    Univ. of Pittsburgh

Rhode Island (1)

Providence

South Carolina (2)

Charleston

Columbia

Tennessee (2)

Memphis

Nashville

Texas (2)

Dallas

Houston

Vermont (1)

Burlington

Virginia (1)

Richmond

Washington (3)

Seattle—

    Capitol Hill

    Downtown Seattle

    University Way

International Locations (69)

Canada (25)

Alberta (2)

Calgary

Edmonton

British Columbia (4)

Burnaby

Vancover—

    Granville

    South Granville

    West 4th Street

Nova Scotia (1)

Halifax

Ontario (8)

Kingston

Ottawa

Toronto—

    Bloor Street

    Church Street

    College Street

    Queen Street

    Yonge & Dundas

    Yonge & Eglington

Quebec (10) Montreal— Cote-des-Neiges Cours Mont-Royal Mont-Royal Est St-Denis St-Laurent Ste-Catherine Ste-Catherine Est Pointe-Claire Sainte-Foy Westmount Mexico (2) Mexico City Playa del Carmen

Europe (30)

France (6)

Paris—

Be aurepaire

Marais – Men’s

Marais – Women’s

Marche St-Honore

Saint-Germain

Vielle du Temple

Germany (14)

Berlin 1

Berlin 2

Berlin 3

Cologne 1

Cologne 2

  (California Vintage)

Dusseldorf

Frankfurt

Hamburg

Hamburg 2

Heidelberg

Munich 1&2

Munich 3

Stuttgart

	Italy (1) Milan Netherlands (2) Amsterdam Rotterdam Sweden (1) Stockholm Switzerland (1) Zurich United Kingdom (5) Brighton London— Carnaby Street Kensington High St. Portobello Road Shoreditch	Israel (1) Tel Aviv Asia (11) Japan (5) Fukuoka Osaka Tokyo— Azabu Daikanyama Shibuya South Korea (6) Bundang Busan Cheong-Ju Seoul— Hong-Dae Kangnam Myung-Dong

Stores Opened by Year

	United States	Canada	International	Total
2003
Opened	3	1	0	4

Total at Year End	3	1	0	4

2004
Opened	22	8	3	33

Total at Year End	25	9	3	37

2005
Opened	41	11	15	67

Total at Year End	66	20	18	104

2006
Opened	29	6	12	47
Closed	(2)	0	0	(2)

Total at Year End	93	26	30	149

2007
Opened	4	0	14	18
Closed	(1)	(1)	0	(2)

Total as of September 30, 2007	96	25	44	165

Store Pipeline

As part of American Apparel’s new store expansion, at any one time American Apparel may have store locations under signed leases which are in the process of being opened. This store pipeline as of September 30, 2007 is as follows:

Austin, TX Honolulu, HI Kansas City, MO King of Prussia, PA	Las Vegas, NV Pasadena, CA Salt Lake City, UT San Francisco, CA	Scottsdale, AZ Vancouver, BC Winnipeg, MB Antwerp, Belgium	Barcelona, Spain Florence, Italy Glasgow, Scotland Jerusalem, Israel	London, England— Covent Garden Oxford Street Madrid, Spain Turin, Italy

Comparable Same Store Sales

Comparable same store sales are defined as the change in sales for stores that have been open for more than one year over the comparable period of the previous year. The table below shows the comparable same store sales of American Apparel, including the number of stores included in the comparison at the end of each period and the increase from the prior comparable period.

	For the Quarter Ended
	March 31	June 30	September 30	December 31	For the year
2005	64%	56%	41%	41%	45%
Stores	6	10	18	31
2006	16%	0%	3%	5%	5%
Stores	43	50	64	83
2007	17%	24%
Stores	104	119

Environmental Regulation

American Apparel’s operations are subject to various environmental and occupational health and safety laws and regulations. Because the company monitors, controls and manages environmental issues, American Apparel believes it is in compliance in all material respects with the regulatory requirements of those jurisdictions in which its facilities are located as it does receive compliance confirmations from those jurisdictions on a regular basis. In line with its commitment to the environment as well as to the health and safety of its employees, American Apparel will continue to make expenditures to comply with these requirements, and does not believe that compliance will have a material adverse effect on its business. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from its properties or any associated offsite disposal locations, or if contamination from prior activities is discovered at any of its properties, American Apparel may be held liable. While the amount of such liability could be material, American Apparel seeks to conduct its operations in a manner that reduces such risks.

Legal Proceedings

American Apparel is subject to regulatory inquiries, claims and suits that arise in the ordinary course of business and is, from time to time, involved in litigation incidental to the conduct of its business. Additionally, from time to time, American Apparel is the subject of labor related claims filed by current and former employees with the courts and regulatory agencies. The company conducts extensive internal investigations of all allegations brought against it and cooperates with external regulatory investigations.

During the latter half of 2006, American Apparel initiated company-wide layoffs in response to its then-current financial condition. One of the employees affected by these layoffs was Mr. Lewis Copsidas, an accounts receivable manager for American Apparel. During the first quarter of 2007, American Apparel was contacted in writing by Mr. Copsidas, who alleged that his termination was due to his age. American Apparel promptly conducted an internal investigation of the allegation and found no evidence to support any such claim. In June 2007, Mr. Copsidas filed a claim with the Equal Employment Opportunity Commission (“EEOC”), which is currently investigating the claim. Upon request, American Apparel submitted a written statement to the EEOC in support of its position with respect to Mr. Copsidas’ termination in July 2007. No further action has been taken by the EEOC or Mr. Copsidas. To the best of American Apparel’s knowledge, Mr. Copsidas’ has not specified any damages nor sought any specific relief in his pending EEOC claim.

Additionally, on or about September 19, 2005, Ms. Mary Nelson, an independent contractor in the sales department at American Apparel commenced a suit in a case captioned as Mary Nelson v. American Apparel, Inc., et al., Case Number BC333028, filed in Superior Court of the State of California for the County of Los Angeles, Central District, wherein she alleges she was wrongfully terminated, was subjected to harassment and discrimination based upon her gender and other claims related to her tenure at American Apparel. The company denies all of Ms. Nelson’s allegations of wrongdoing. Ms. Nelson is seeking unspecified monetary damages and costs. This case is currently in pre-trial mediation. American Apparel intends to aggressively defend this matter.

In the third quarter of 2007, American Apparel reached a confidential financial settlement with a motion picture studio regarding allegations of copyright infringement relating to past advertisements. This settlement has not had a material adverse effect on American Apparel’s financial position, results of operations or liquidity. American Apparel has been in discussions about the possibility of setting up mediation with a well-known actor who claims certain ownership rights over these same past advertisements.

On or about September 4, 2007, Hanesbrands, Inc. and related entities (collectively, “Hanes”) filed a lawsuit in the United States District Court for the Middle District of North Carolina captioned Hanesbrands, Inc. et al. v. American Apparel, Inc. and American Apparel Retail, Inc., Case No. 1:07-cv-00662. In that lawsuit, Hanes contends that American Apparel used Hanes’ trademarks BARELY THERE and/or BARELYTHERE without Hanes’ authorization or approval and, by so doing, falsely represented the source, affiliation or sponsorship of American Apparel products. The lawsuit seeks injunctive relief and unquantified monetary damages. American Apparel is in the process of settling this matter with Hanes.

On or about October 3, 2007, Ms. Sonja Klimp filed a lawsuit in the United States District Court for the Central District of California captioned as Sonja Klimp v. American Apparel, Inc. and American Apparel Retail, Inc., Case No. CV07-06448. Ms. Klimp is claiming that American Apparel, Inc. and American Apparel, Retail, Inc., knowingly and willfully violated the Fair Credit Reporting Act (15 U.S.C. §1681 et seq.) by printing more than the last five digits of a person’s credit card or debit card numbers and/or printing the expiration date of the person’s credit card on receipts provided to customers. The lawsuit is seeking an order certifying this case as a class action, as well as injunctive relief and unquantified statutory and monetary damages. American Apparel denies the allegations and intends to aggressively defend this matter.

American Apparel’s management intends to investigate all of the aforesaid matters and, as appropriate, engage in a vigorous defense. Although the outcome of these claims cannot be determined with certainty, American Apparel is of the opinion that these claims will not have a material adverse impact on American Apparel’s financial position, results of operations or liquidity. However, management’s assessment of American Apparel’s exposure could change as the claims proceed or if additional facts become known in the future.

Compensation Discussion and Analysis

Discussion and Analysis of Current Compensation Scheme

Since its formation, American Apparel has been a closely held company, operating under the direction of its Chief Executive Officer and its board of directors (which consists of the Chief Executive Officer and Mr. Lim, the company’s Secretary). As a result, American Apparel’s executive compensation practices have been relatively informal. To date, American Apparel has not used, and has not had the need to use, the more formal compensation practices and policies employed by publicly traded companies subject to the executive compensation disclosure rules of the Securities and Exchange Commission. Historically, all compensation decisions have been made by American Apparel’s Chief Executive Officer, with the approval and consent of the board of directors when deemed necessary or appropriate.

American Apparel’s Chief Executive Officer and Secretary are the sole shareholders of American Apparel, a subchapter S corporation, and, in lieu of salary or other compensation, have elected to take periodic cash distributions of the net income of the company allocated to them as shareholders of a subchapter S corporation.

The primary goals of American Apparel’s executive compensation program for other executives are to attract and retain the most talented and dedicated executives possible through the use of a cash incentives designed to reward the achievement of corporate and individual objectives that promote the growth of American Apparel’s business. American Apparel’s compensation packages for the executives other than Mr. Charney and Mr. Lim have generally been a mix of salary and cash incentive payments. American Apparel has not employed equity based compensation for such other executives because of its belief that, due to the illiquid nature of an investment in its shares, equity based compensation would not provide the same incentive as a cash-based program.

American Apparel believes that its performance-based compensation is an important component of the total executive compensation package for attracting, motivating and retaining high-quality executives.

American Apparel’s compensation philosophy is designed to help the company attract talented individuals to manage and operate all aspects of its business, to reward these individuals fairly, and to retain those individuals who continue to meet American Apparel’s high expectations and support the achievement of its business objectives. In this regard, during 2006, American Apparel’s compensation program was designed to:

•	reward employees and executives for the company’s overall performance; and

•	attract and retain talented individuals who are capable of leading American Apparel as it continues to develop into a preeminent clothing manufacturer and retail enterprise.

Elements of Compensation

The compensation received by American Apparel’s executive officers consists of the following elements:

Compensation of Messrs. Charney and Lim. In lieu of salary and other compensation, during 2006 Messrs. Charney and Lim, , received periodic cash distributions of the net income of the company allocated to them under the subchapter S corporation rules. During 2006, Mr. Charney received distributions in the amount of $348,000 and Mr. Lim received distributions in the amount of $348,000. During 2006, Mr. Charney also borrowed $69,468 and Mr. Lim borrowed $148,580 from the company. Mr. Charney also received a management fee from the CI companies in the amount of $2,045,000. To date, during 2007, Messrs. Charney and Lim have each received distributions in the amount of $2,260,920 from the company. Additionally, during 2007 Mr. Charney has borrowed $439,947 and Mr. Lim has borrowed $238,098 from the company. Mr. Charney has also had approximately $2.7 million in management fees allocated to him from the CI companies. These management fees are subject to adjustment based upon the full year performance of the CI companies.

Compensation of other Executive Officers.

Base Salary. Base salaries for American Apparel’s other executive officers are established based on the scope of their responsibilities, historical performance and individual experience. Base salaries are reviewed annually, and adjusted from time to time. During 2006:

•	Ken Cieply, American Apparel’s Chief Financial Officer as of June 12, 2006, received a salary of $103,846; and

•	Martin Bailey, American Apparel’s President of Manufacturing, received a salary of $200,000 and a bonus of $15,000 for a total of $215,000.

The base salaries for Messrs. Cieply and Bailey have increased during 2007. Mr. Cieply’s current annual salary is $240,000 (a 20% increase) and Mr. Bailey’s current salary is $245,000 (a 22.5% increase).

Benefits. We also offer the following benefits to our named executive officers, generally on the same basis provided to all of our employees:

•	health, dental insurance and vision;

•	life insurance; and

•	short-term disability.

Discussion and Analysis of Future Compensation Scheme

Overall

Following completion of the transactions contemplated by the Acquisition Agreement, American Apparel intends to develop executive compensation packages that are competitive in terms of potential value to its executives, and which are tailored to the unique characteristics and needs of American Apparel within its industry to reward its executives for their roles in creating value for shareholders. American Apparel intends to be competitive with other similarly situated companies in its industry following completion of the acquisition.

It is anticipated that decisions on executive compensation policies and programs following the completion of the acquisition will be made by a compensation committee of the company’s Board of Directors Since that compensation committee will not be established until consummation of the acquisition, no formal or informal policies or guidelines now exist for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation have been adopted as of the date hereof. The following discussion is based on the company’s present expectations as to the policies and programs to be adopted by the compensation committee. The actual policies and programs actually adopted will depend on the application of the judgment of the members of the compensation committee and may differ from those reflected in the following discussion.

Of necessity, the compensation decisions regarding executives will be based on the need to retain and attract individuals with the skills necessary for the company to achieve its business objectives, to reward those individuals fairly, and to retain those individuals who continue to perform at or above expectations.

It is anticipated that compensation for executives will have three primary components—salary, cash incentive bonus and stock-based awards. These components of executive compensation would be related but distinct. Although it is anticipated that the compensation committee would review total compensation, the company does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The company anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely.

In addition to the guidance provided by its compensation committee, the company may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

It is expected that the compensation committee will be charged with performing an annual review of executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

The company expects that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the apparel and related industries through data obtained from such companies’ public reports and from other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to the company, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of the post-acquisition business and objectives that may be unique to the company, The company expects gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

Base Salary. The company expects to work with the compensation committee to set executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. The company expects to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what it believes is necessary to motivate executives to meet corporate goals. It is anticipated that base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. The company intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. It expects that, near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. It also expects that, at the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

It is anticipated that the performance parameters for eligibility to receive cash bonuses under the terms of the employment agreements to be executed in connection with the consummation of the acquisition will be set by the compensation committee each year, within 45 days of approval of such year’s annual budget.

The company intends to establish cash incentive bonus compensation that it is taxable to its employees at the time it becomes available to them. At this time, it is anticipated that one or more executive officer’s annual cash compensation may exceed $1 million, and Endeavor may make plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code (the “Code”).

Equity Awards. The company also intends to use stock options and other stock-based awards to reward long-term performance. The company believes that providing a meaningful portion of an executive’s total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of shareholders and with the company’s long-term success. The company expects the compensation committee and board to develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Equity awards will be granted through the 2007 Performance Equity Plan, which was adopted by Endeavor board and is being submitted to the stockholders of Endeavor for their consideration at the special meeting. All employees, directors, officers and consultants will be eligible to participate in the 2007 Performance Equity Plan. The material terms of the 2007 Performance Equity Plan are further described in the section of this proxy statement entitled “2007 Performance Equity Plan Proposal.” No awards have been made under the plan as of the date of this proxy statement. It is anticipated that all options granted under the plan in the future will have an exercise price at least equal to the fair market of Endeavor’s common stock on the date of grant.

Any equity compensation expense will be accounted for under the rules of SFAS 123R, which requires a company to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also will require the company to record cash compensation as an expense at the time the obligation is accrued. Until the company achieves sustained profitability, the availability to it of a tax deduction for compensation expense is not material to its financial position.

Severance Benefits. The company may consider the adoption of a severance plan for executive officers and other employee in the future. Employment agreements that may be entered into by the persons who will initially serve as executive officers following consummation of the acquisition will likely provide for certain rights and obligations in the event of the termination of employment as more fully described in the section of this proxy statement entitled “Employment Agreements.”

Other Compensation. It is currently anticipated that the company will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. The company may extend other perquisites to its executives that are not available to our employees generally.

For additional information regarding the compensation philosophy and objectives, elements of compensation, and material factors used by the compensation committee with respect to ongoing compensation of executive officers following the consummation of the acquisition, see the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition—Executive Compensation.”

Summary Compensation

The following table shows for 2006, compensation awarded or paid to, or earned by, American Apparel’s principal executive officer, its principal financial officer and its next three most highly compensated executive officers in 2006 who received at least $100,000 of total compensation. We refer to such persons elsewhere in this document as American Apparel’s “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Owner Distributions		Salary ($)		Bonus ($) (1)	All Other Compensation		Total
Dov Charney	2006	$348,000	(2)	$2,045,000	(3)	$—	$33,726	(4)	$2,426,726
President and Chief Executive Officer

Ken Cieply(5)	2006			$103,846		$10,000	$22,572	(6)	$136,418
Chief Financial Officer

Sam Lim	2006	$348,000	(2)	$0		$—	$40,754	(7)	$388,754
Secretary

Martin Bailey	2006			$200,000		$15,000	$55,322	(8)	$270,322
President of Manufacturing

(1)	Includes bonuses earned in 2006, regardless of when paid.

(2)	Messrs. Charney and Lim did not receive any salary or bonus from American Apparel in connection with their service as executive officers of the Company. As shareholders of AAI, and as a result of the S corporation status of the company, each of Messrs. Charney and Lim are allocated income based on the net profits of the company and , from time to time, received a distribution of the profits attributed to each of them. During 2006, Mr. Charney received distributions on his allocable income in the amount of $348,000 and Mr. Lim took received on his allocable income in the amount of $348,000.

(3)	Under the terms of an arrangement among the CI companies and Mr. Charney, Mr. Charney received a management fee of $2,045,000.

(4)	Personal benefits include payment of the executive officer’s share of the Company’s health insurance premium. The total also includes $31,608 in life insurance premiums paid on behalf of life insurance policies held by Mr. Charney. American Apparel is also the beneficiary of one or more key-man insurance policies issued for Mr. Charney. The face value of these policies is $50 million.

(5)	Mr. Cieply joined AAI on June 12, 2006. His annualized salary for 2006 was $200,000.

(6)	Personal benefits includes commuting reimbursement expenses related to Mr. Cieply’s commute between Montreal, Canada and Los Angeles, California.

(7)	Personal benefits include payment of the executive officer’s share of the Company’s health insurance premium and a vehicle reimbursement expense of $14,631. The total also includes $15,000 in life insurance premiums paid on behalf of a life insurance policy held by Mr. Lim.

(8)	Personal benefits include payment of the executive officer’s share of the Company’s health insurance premium and a vehicle allowance. The total also includes $24,000 in life insurance premiums paid on behalf of life insurance policies held by Mr. Bailey.

Pension Benefits

American Apparel’s named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by the company during 2006.

Nonqualified Deferred Compensation

American Apparel’s named executive officers did not earn any nonqualified compensation benefits from the company during 2006.

Employment Agreements

American Apparel has not entered into any employment agreements or other written employment arrangements with any of its named executive officers. However, in contemplation of the transactions contemplated by the Acquisition Agreement, Endeavor has entered into an agreement with Mr. Charney. For a further discussion of this agreement, see the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition—Executive Compensation—Employment Agreement and Non-Competition Covenants.”

Severance Arrangements

American Apparel has not entered into any change in control agreements or other severance arrangements with any of its named executive officers.

Director Compensation

Currently, Messrs. Charney and Lim are the sole members of the American Apparel board of directors. Neither Mr. Charney nor Mr. Lim receives any cash or non-cash compensation for their services as members of the board. Further, neither Mr. Charney nor Mr. Lim is reimbursed for any expenses incurred in connection with their attendance at board of directors meetings. For information regarding director compensation following the consummation of the acquisition, see the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition—Compensation of Directors.”

AMERICAN APPAREL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained in this section has been derived from consolidated financial statements of AAI and the combined financial statements of CI companies. Information contained herein should be read together with AAI’s, the CI companies’ and Endeavor’s financial statements and related notes included elsewhere in this proxy statement. All amounts are in thousands of US dollars unless specifically noted.

The following discussion is intended to assist in the assessment of significant changes and trends related to the results of operations and financial condition of American Apparel. This discussion and analysis should be read in conjunction with AAI’s consolidated financial statements and notes thereto included, as well as in conjunction with the CI companies’ combined financial statements and notes thereto included.

American Apparel’s business has grown organically in all of its markets. AAI designs, manufactures and distributes apparel for women, men, children and pets in retail stores and through wholesale business operations, which includes its web-based operations, throughout the United States and internationally, except for Canada where the CI companies sell AAI’s products through their retail stores and distribute goods to third party wholesale companies.

American Apparel’s revenue is driven by its ability to design and market desirable products, identify business opportunities and secure new as well as renew existing distribution channels. American Apparel’s income from operations is derived from its ability to generate revenue and collect cash in excess of labor, material and other inventory manufacturing costs as well as selling, general and administrative costs.

US and Canadian dollar amounts set forth in “American Apparel’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are in thousands (000s) unless otherwise indicated.

Nature of Operations

AAI is a designer, manufacturer and distributor of blank t-shirts and other comfort apparel for men, women, children and pets. American Apparel operates its business through three distinct business segments: US—Wholesale, which includes a consumer e-commerce web site; US—Retail, which consists of 96 retail stores located in the United States; and International, consisting of 44 retail stores in 14 countries. AAI maintains corporate offices, primary manufacturing and distribution facilities, as well as a knitting and dye house in Los Angles, California. AAI also maintains a portion of its yarn at outside knitting facilities and a portion of its greige goods at outside dye houses. AAI operates through numerous subsidiaries. AAI’s net sales from US Wholesale, US-Retail, and International, as a percentage of consolidated net sales, were approximately 45.5%, 31.5% and 23.0%, for the nine months ended September 30, 2007 and 53.5%, 29.5% and 17.0% for the nine months ended September 30, 2006. The CI companies sell American Apparel products through 25 Canadian retail outlets, as well as a Canadian wholesale distribution center.

During the period from January 1, 2004 through September 30, 2007, American Apparel increased its US-based retail stores from three to 96, while establishing an additional 69 retail outlets in 12 countries. The following tables detail the growth in retail store activity during the nine months ended September 30, 2007 and twelve months ended December 31, 2006, 2005 and 2004.

Retail Stores—US	9 Months September 30, 2007	12 Months December 31, 2006	12 Months December 31, 2005	12 Months December 31, 2004
Open at beginning of the period	93	66	26	3
Opened during the period	4	29	40	23
Closed during the period	(1)	(2)	0	0

Open at end of the period	96	93	66	26

Retail Stores - International	9 Months September 30, 2007	12 Months December 31, 2006	12 Months December 31, 2005	12 Months December 31, 2004
Open at beginning of the period	30	18	3	0
Opened during the period	14	12	15	3
Closed during the period	0	0	0	0

Open at end of the period	44	30	18	3

Retail Stores - Canadian	9 Months September 30, 2007	12 Months December 31, 2006	12 Months December 31, 2005	12 Months December 31, 2004
Open at beginning of the period	26	20	9	0
Opened during the period	0	6	11	9
Closed during the period	(1)	0	0	0

Open at end of the period	25	26	20	9

Overview

For the nine months ended September 30, 2007 AAI reported net sales of $255 million, an increase of $58 million over the comparable 2006 period. Further, the CI companies posted net sales of CDN$33 million for the nine months ended September 30, 2007, up from CDN$26 million for the corresponding 2006 period. The increase in net sales was generally the result of expansion in the company’s US Retail, International and Canadian retail business segments, as the company added new store locations and expanded its product offerings in existing stores. As a result, AAI and the CI companies both saw comparable store sales increase by 24% in the year to year period.

Gross profits for AAI and the CI companies increased by 7.2 percentage points and 1 percentage point, respectively, in the nine-month period ended September 30, 2007 as compared to the first nine months of 2006. These increases are primarily attributed to the higher mix of retail sales to wholesale sales which generate higher gross profits. AAI’s net income for the 2007 period increased to $11.6 million compared to a loss of $0.2 million in the 2006 period, while the CI companies reported the net income of CDN$1 million for the nine months ended September 30, 2007 as compared to CDN$0.1 million in the corresponding 2006 period.

Management of American Apparel believes that this growth has been enhanced by the addition of new stores, an increased focus on building brand awareness and product diversity, designed to keep existing retail customers and attract new ones. To build on this trend, American Apparel is looking to grow its US Retail, International and Canadian Retail segments. 13 additional stores are expected to open before the end of 2007 domestically and internationally. Additionally, AAI and the CI companies are currently selecting, negotiating and signing store leases for openings in 2008.

As American Apparel’s business grows, management is examining its existing systems to make each segment work as efficiently as possible. To that end, the first phase of the company’s ERP system to manage the production requirements is on schedule to go operational in the first quarter of 2008. AAI, while currently able to meet its production requirements using both internal and third party resources, is developing strategies to increase its internal production capacity to meet future needs. The business combination will provide significant working capital that is needed for the company to achieve its current expansion goals. However, in the event that the Endeavor shareholders fail to approve the contemplated transactions, American Apparel would likely be required to scale back its expansion plans.

Critical Accounting Estimates and Policies

Complete descriptions of American Apparel’s significant accounting policies are outlined in Note 2 of the Notes to Consolidated Financial Statements included in this proxy statement.

The preparation of financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. American Apparel’s critical accounting estimates and policies include:

•	sales returns and allowances;

•	allowance for doubtful accounts; inventory valuation and obsolescence;

•	valuation and recoverability of long-lived and indefinite-lived intangible assets including the values assigned to acquired intangible assets, goodwill, and property, plant and equipment;

•	income taxes;

•	foreign currency; and

•	accruals for the outcome of current litigation.

In general, estimates are based on historical experience, on information from third party professionals and on various other sources and assumptions that are believed to be reasonable under the facts and circumstances at the time such estimates are made. On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results may vary from these estimates and assumptions under different and/or future circumstances. American Apparel’s management considers an accounting estimate to be critical if:

•	it requires assumptions to be made that were uncertain at the time the estimate was made; and

•

changes in the estimate, or the use of different estimating methods that could have been selected, could have a material impact on American Apparel’s consolidated results of operations or financial condition.

Revenue Recognition

American Apparel recognizes product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from wholesale sales, including on-line sales, are recorded at the time the product is shipped to the customer. With respect to its own retail store operations American Apparel recognizes revenue upon the sale of its products to retail customers. American Apparel’s net sales represent gross sales invoiced to customers, less certain related charges for discounts, returns, and other promotional allowances. Allowances provided for these items are presented in the consolidated financial statements primarily as reductions to sales and cost of sales (see “Sales Returns and Other Allowances” discussed below for further information). American Apparel recognizes the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise.

Allowance for Sales Returns

American Apparel analyzes sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). American Apparel is able to make reasonable and reliable estimates of product returns for both its wholesale and retail segments based upon historical experience. American Apparel also monitors the buying patterns of the end-users of its products based on sales data received by its retail outlets. Estimates for sales returns are based on a variety of factors including actual returns based on expected return data communicated to it by customers. Accordingly, American Apparel believes that its historical returns analysis is an accurate basis for its allowance for sales returns. Actual results could differ from those estimates. At September 30, 2007, allowance for sales returns for AAI was $340.

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for the company’s allowance for sales returns above. However, American Apparel believes that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at the allowance. American Apparel regularly reviews the factors that influence its estimates and, if necessary, make adjustments when it believes that actual product returns and credits may differ from established reserves. Actual experience may be significantly different than American Apparel’s estimates.

Trade Receivables

Accounts receivable primarily consists of trade receivables, including amounts due from credit card companies, net of allowances. On a periodic basis, American Apparel evaluates its trade receivables and establishes an allowance for doubtful accounts based on a history of past bad debt expense, collections and current credit conditions.

American Apparel performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information. Collections and payments from customers are continuously monitored. American Apparel maintains an allowance for doubtful accounts, which is based upon historical experience as well as specific customer collection issues that have been identified. While such bad debt expenses have historically been within expectations and allowances established, American Apparel cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories are stated at the lower of cost or market. Cost is primarily determined on the first-in, first-out (FIFO) method. AAI identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. At times however, AAI will purposefully engage in inventory build up at a rate that outpaces sales. This is typically done during the first quarter in anticipation of peak selling season which occurs during the summer months of the second and third quarter of the year. At such times, AAI will consider the timing of inventory buildup in order to determine whether the buildup warrants additional reserves for inventory obsolescence. If the inventory buildup precedes the selling season, management maintains the existing provision for inventory obsolescence until the peak selling season has passed and the accumulated sales data provide a better basis for an update of management’s estimate of this provision. AAI has evaluated the current level of inventories considering historical sales and other factors and, based on this evaluation, has recorded adjustments to cost of goods sold to adjust inventories to net realizable value. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer demand or competition differ from expectations.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The SFAS 142 goodwill impairment model is a two-step process. The first step compares the fair value of a reporting unit that has goodwill assigned to its carrying value. American Apparel estimates the fair value of a reporting unit by using a discounted cash flow model. If the fair value of the reporting unit is determined to be less than its carrying value, a second step is performed to compute the amount of goodwill impairment, if any. Step two allocates the fair value of the reporting unit to the reporting unit’s net assets other than goodwill. The excess of the fair value of the reporting unit over the amounts assigned to its net assets other than goodwill is considered the implied fair value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the carrying value of its goodwill. Any shortfall represents the amount of goodwill impairment.

Long-Lived Assets

American Apparel periodically reviews the values assigned to long-lived assets, such as property, plant and equipment, intangibles and goodwill. The associated depreciation and amortization periods are reviewed on an annual basis.

Impairment of Long-Lived Assets

American Apparel follows the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires evaluation of the need for an impairment charge relating to long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write down to a new depreciable basis is required. If required, an impairment charge is recorded based on an estimate of future discounted cash flows.

American Apparel considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or loss of key contracts acquired in an acquisition relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of the acquired assets or in American Apparel’s overall strategy with respect to the manner or use of the acquired assets or changes in American Apparel’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in American Apparel’s stock price for a sustained period of time; and (vi) regulatory changes.

American Apparel periodically evaluates acquired businesses for potential impairment indicators. Judgment regarding the existence of impairment indicators is based on market conditions and operational performance of the acquired businesses. Future events could cause American Apparel to conclude that impairment indicators exist, and therefore that goodwill and other intangible assets as well as other long lived assets are impaired. Such evaluations for impairment are significantly impacted by estimates of future revenues, costs and expenses and other factors. A significant change in cash flows in the future could result in an impairment of long lived assets.

Foreign Currency

In preparing the consolidated financial statements, the financial statements of the foreign subsidiaries are translated from the functional currency, generally the local currency, into U.S. Dollars. This process results in exchange rate gains and losses, which, under the relevant accounting guidance, are included as a separate component of stockholders’ equity under the caption “Accumulated other comprehensive income.”

Under the relevant accounting guidance, the functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered.

If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the remeasurement of these financial statements from the local currency to the functional currency would be included within the statement of operations. If American Apparel disposes of subsidiaries, then any cumulative translation gains or losses would be recorded into the statement of operations. If American Apparel determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of operations.

Based on an assessment of the factors discussed above, American Apparel considers the relevant subsidiary’s local currency to be the functional currency for each of its foreign subsidiaries.

Income Taxes

American Apparel records the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying consolidated balance sheets, as well as tax credit carrybacks and carryforwards. American Apparel periodically reviews the recoverability of deferred tax assets recorded on the balance sheet and provides valuation allowances as management deems necessary. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, American Apparel operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Contingencies

American Apparel is subject to proceedings, lawsuits and other claims related to various matters. American Apparel is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. Management determines the amount of reserves needed, if any, for each individual issue based on its knowledge and experience and discussions with legal counsel. The required reserves may change in the future due to new developments in each matter, the ultimate resolution of each matter or changes in approach, such as a change in settlement strategy, in dealing with these matters. American Apparel currently does not believe that these matters will have a material adverse effect on its consolidated financial position, results of operations or cash flows.

Once the proposed acquisition is completed, American Apparel’s growth strategy will be to re-accelerate the number of retail locations. While there can be no assurance, American Apparel believes that there is a significant potential to expand its retail presence, with up to 800 worldwide locations in the current store format possible. In addition, American Apparel will continue to strategically expand its wholesale business. Finally, American Apparel will also look to expand the categories of merchandise it offers, specifically for denim, sweaters and accessories. To execute this growth strategy, American Apparel will leverage American Apparel’s brand awareness and its vertical manufacturing experience.

As American Apparel continues to expand through organic growth, internal initiatives and future acquisitions, it will incur additional material expenses. Two of the key areas in which such increased expenses will likely occur are cost of sales as well as new merchandise development. As previously noted, in order to grow retail sales, American Apparel will have to open new retail locations and hire additional retail personnel to service new retail stores. In order to grow the wholesale distribution channel, American Apparel will have to hire new sales personnel to service new geographic territories.

To support new merchandise development, expenses will increase as AAI designs new products in existing and new categories.

Ongoing infrastructure investment also may be required to support growth. This may include expenditures for new buildings, machinery and equipment, as well as expenditures for upgraded information systems and expenditures to enhance the management team.

To reduce the impact of additional material expenses on earnings, American Apparel will have to look for ways to improve productivity of current manufacturing operations and to enhance other operating procedures. One of the initiatives already underway in its planning stage is the implementation of an ERP system that should realize gains in operation efficiencies in a number of enterprise-wide processes including inventory and production management.

Sales

For the nine months ended September 30, 2007, approximately 68% of the combined sales of AAI and CI companies were made to customers in the United States, 11% to customers in Canada and the remaining 21% to other international customers.

During 2006, approximately 73% of the combined sales of AAI and the CI companies were made to customers in the United States, 11% to customers in Canada and the remaining 16% to other international customers.

American Apparel, Inc.

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2007 and 2006 (unaudited)

	Nine Months Ended September 30, 2007		Nine Months Ended September 30, 2006
	(Unaudited)		(Unaudited)
Net sales	$254,837	100.0%	$196,745	100.0%
Cost of sales	119,103	46.7%	106,064	53.9%

Gross profit	135,734	53.3%	90,681	46.1%

OPERATING EXPENSES
Selling	52,285	20.5%	35,564	18.08%
Warehouse and Distribution	4,074	1.6%	4,284	2.2%
General and Administrative	51,911	20.3%	42,540	21.6%

Operating income	27,464	10.8%	8,293	4.2%
Interest expense	12,255	4.8%	7,869	4.0%
Foreign currency gain	(20)	(0.0)%	(436)	(0.2)%
Other (Income) Expense	(1,077)	(0.4)%	86	0.0%

INCOME BEFORE INCOME TAXES	16,306	6.4%	774	0.4%
Income tax provision	4,725	1.9%	959	0.5%

NET INCOME (Loss)	$11,581	4.5%	$(185)	(0.1)%

The following tables set forth AAI’s net sales for the nine month period ended September 30, 2007 as compared to September 30, 2006 and provide key breakdowns within each segment of significant net sales growth from period to period. One significant factor contributing to the overall growth in net sales period to period was the expansion of our international operations, as evidenced by the opening of 18 retail stores during the nine months ended September 30, 2007. Of the 18 stores opened, 4 were opened in the United States and 14 overseas. During the same period, one store was closed in the United States. Also of primary significance to the expansion of AAI’s retail business in the United States was AAI’s increased focus on building brand awareness and targeted advertising campaigns.

	Nine Months Ended September 30, 2007		Nine Months Ended September 30, 2006		$ Change	% Change
	Amount	%	Amount	%
NET SALES	$254,837	100.0%	$196,745	100.0%	$58,092	29.5%

US Wholesale	115,683	45.8%	105,330	53.5%	10,353	9.8%
US Retail	80,411	31.5%	58,008	29.5%	22,404	38.6%
International	58,743	23.1%	33,407	17.0%	25,336	75.9%

	$254,837	100.0%	$196,745	100.0%	$58,092	59.3%

US Wholesale: Net sales for AAI’s US wholesale segment increased $10,353, an increase of 9.8%, in the nine month period ended September 30, 2007 as compared to the nine-month period ended September 30, 2006, primarily as a result of increase in online sales due to advertising and increase in brand recognition as well as a result of organic growth of the wholesale business while maintaining focus on continued relationships with a set of established wholesale trading partners.

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	$ Change	% Change
	Amount	Amount
US WHOLESALE BREAKDOWN:
US - Wholesale	$105,342	$99,020	$6,322	6.4%
US - Online	11,341	6,310	5,031	79.7%

	$116,683	$105,330	$11,353	10.8%

US Retail: Net sales for the US retail store segment increased $22,408, increase of 38.6%, from the nine-month period ended September 30, 2006 to the comparable 2007 period, fueled by the addition of retail outlets in key markets within the US (adding six stores while closing one store), as well as a significant increase in same store sales of 18.2%. Same store sales contributed approximately $9,785 to the increase in US retail sales while sales from new stores contributed additional $12,618 to the increase in US retail sales.

International: Net sales for AAI’s International business segment increased $24,336 or 72.8% in the nine-month period ended September 30, 2007 as compared to the nine-month period ended September 30, 2006. This increase was primarily due to the increase in number of open international stores from 28 to 44 and partially due to the increase in same store sales of 36.4%. During the period sales of existing store sales increased from $22,834 to $31,155 or 36.4%, while sales from new stores contributed additional $14,397 and sales from wholesale and online contributed additional $2,619. During the nine months ended September 20, 2007 approximately $9,102 and $4,089 of the international sales were generated by wholesale and online sales, respectively.

Cost of Sales. Cost of sales for the nine months ended September 30, 2007 as compare to the nine months ended September 30, 2006 is as follows:

	Nine Months Ended September 30, 2007		Nine Months Ended September 30, 2006
	Amount	%	Amount	%
Net sales	$254,837	100.0%	$196,745	100.0%
Cost of sales	119,103	46.7%	106,064	53.9%

Gross profit	$135,734	53.3%	$90,681	46.1%

As a percentage of total sales, cost of sales have decreased from 53.9% of net sales for nine months ended September 30, 2006 down to 46.7% for the nine months ended September 30, 2007. This decrease in the cost of sales is a result of better operational efficiencies realized through production during the nine months ended September 30, 2007. During that period AAI was operating closer to its full production capacity and was therefore able to absorb higher amount of overhead costs into inventory costs rather than recognize these costs as period costs. A portion of the cost of sales decrease also relates to the fact that as of September 30, 2006, AAI had to increase its provision for slow-moving inventory due to inventory obsolescence concerns. This provision amounted to a cost of approximately $1,300 and accounted for approximately 1% of the net sales for the period.

Gross Profit. The following table sets forth AAI’s gross profit as a percentage of net sales by segment for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006. The overall increase in the gross profit percentage for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 is a result better efficiency in the US segment as well as the product mix (higher retail sales) in the total sales. This increase in gross profit is a result of an increased amount of sales being generated from US Retail, International as well as a portion of US Wholesale segment related to the online sales. Increase in international gross profit is a result of growth in international online sales and addition of new retail stores which generate higher margins.

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	% Change
	%	%
US Wholesale	28.2%	23.3%	4.9%
US Retail	77.6%	77.7%	(0.1)%
International	70.0%	62.9%	7.1%

Total	53.3%	46.1%	7.2%

Selling, Advertising and Promotions. Selling, advertising and promotion expenses by segment, together with unallocated corporate selling, advertising and promotion expenses, for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 increased an aggregate of 47.0%, as set forth in table below. These expenses represented 20.5% and 18.1%, respectively of the total net sales for the periods.

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	$ Change	% Change
	Amount	Amount
US – Wholesale	$12,108	$6,248	$3,491	74.5%
US – Retail	23,353	18,851	4,502	23.9%
International	16,824	10,465	6,359	60.8%
Corporate	11,405	5,320	6,085	114%

	$52,285	$35,564	$16,721	47.0%

Increases in selling, advertising and promotions are primarily due to the increase in total retail stores (from 118 to 140), as well as, the strategic promotional advertising of the company brands and product styles. Selling, advertising and promotional expenses by type for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 are as follows:

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	$ Change	% Change
	Amount	Amount
SELLING:
Advertising & catalogs	$8,177	$4,686	$3,491	74.5%
Payroll & fringes	30,851	22,425	8,217	36.6%
Rent, utilities, store maintenance & supplies	7,334	4,312	3,022	70.1%
Tradeshows, travel, promotions	3,232	2,613	619	23.7%
Other	2,900	1,528	1,163	89.8%

Total	$52,285	$35,564	$16,721	47.0%

The net increase in selling, advertising and promotion expense is attributable to the following: Advertising & catalogs costs increased mainly due to the promotions for new store openings, as well as, the strategic promotional advertising of the company brands and product styles, Payroll costs increased mainly due to new store openings. Opened stores increased from 118 to 140. General salary increases, rents, utilities, store maintenance & store supplies, travel, promotions and other expenses also increased due to new store openings. Tradeshow expenses increased as a result of the additional emphasis on marketing efforts for the brand.

Warehouse and Distribution. Warehouse and distribution expenses by segment, for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 are set forth in the following table. These expenses represented 1.6% and 2.2%, respectively of the total net sales for the periods. Increase in International warehouse and distribution expenses is primarily due to increase in transportation costs to distribute the property to international subsidiaries and related to an increased number of international locations where merchandise is shipped.

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	$ Change	% Change
	Amount	Amount
US – Wholesale	$3,443	$3,846	$(403)	(10.5)%
US – Retail	—	—	—	—%
International	631	438	193	44.1%

	$4,074	$4,284	$(210)	(4.9)%

Warehouse and distribution expenses by type for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 are as follows:

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	$ Change	% Change
	Amount	Amount
WAREHOUSE AND DISTRIBUTION:
Payroll & fringes	$3,182	$3,716	$(534)	(14.4)%
Other	892	568	324	57.0%

Total	$4,074	$4,284	$(210)	(4.9)%

The net decrease in warehouse and distribution expense is attributable to improved efficiencies in our corporate operations.

General and Administrative. General and administrative expenses by segment, together with unallocated corporate general and administrative expenses, for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 are set forth in the following table. These expenses represented 20.4% and 21.6%, respectively of the total net sales for the periods.

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	$ Change	% Change
	Amount	Amount
US – Wholesale	$2,285	$952	$1,333	140.0%
US – Retail	22,474	18,939	3,535	18.7%
International	11,651	8,065	3,586	44.5%
Corporate	17,148	14,650	2,498	17.1%

	$51,911	$42,540	$9,371	18.0%

The US Retail segment’s general and administrative expenses increased primarily due to the increase in sales volume. Specific expense items include credit card fees, depreciation and amortization, payroll and store rents. The increase in the International segment’s general and administrative expenses was likewise primarily due to the increase in sales volume and the additional administrative structure required to support a higher number of retail locations. Specific expense items include depreciation and amortization, payroll and store rents. Unallocated corporate expenses increased primarily due to expenses incurred related to the proposed business combination with Endeavor. These increases were significantly offset by a decrease in general and administrative expenses in the US Wholesale segment as a result of increased administrative operating efficiencies at the US wholesale segment.

General and administrative expenses by type for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 are as follows:

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	$ Change	% Change
	Amount	Amount
GENERAL AND ADMINISTRATIVE:
Payroll & fringes	$11,679	$7,731	$3,948	51.1%
Rent, utilities, maintenance	22,220	18,484	3,596	19.5%
Depreciation & amortization	6,047	5,288	759	14.4%
Professional fees	5,615	4,366	1,249	28.6%
Credit card fees	1,519	2,181	(662)	(30.4)%
Other	4,971	4,490	341	7.6%

Total	$51,911	$42,540	$9,371	22.0%

The net increase in general and administrative expense is attributable to the following: Payroll costs increased mainly due to the increase in retail and wholesale sales growth and general salary increases, Rent, utilities & maintenance costs increased mainly due to the increase in retail store openings, Depreciation and amortization costs increased due to additional in property, plant and equipment to support the growth in wholesale and retail, professional fees increased due to additional costs incurred in the proposed business combination with Endeavor.

Interest Expenses. The major components of interest expense are interest on the outstanding revolving credit facility, loans from related and unrelated parties and term loan for a private investment firm. Interest expense for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 were $12,255 and $7,869, respectively. These expenses represented 4.8% and (4.0)%, respectively, of the total net sales for the periods. The net increase in interest expense is attributable to the increase in interest bearing debt. Total interest bearing debt increased from $86,337 to $119,622.

Other (Income) Expense, Net. Other (income) expense, net for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 are set forth in the following table. These expenses represented (0.4)% and (0.0)%, respectively, of the total net sales for the periods.

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	$ Change
	Amount	Amount
OTHER (INCOME) EXPENSE:
Foreign currency transaction gain	$(20)	$(436)	$416
Other (income) expense	(1,077)	86	(1,163)

	$(1,097)	$(522)	(747)

The decrease in other (income) expense, net is primarily due to the foreign exchange transaction gain associated with the weakening of the U.S. Dollar against the foreign currency as compared to the prior comparable period.

Income Taxes. The provision for income taxes for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 were $4,725 and $959, respectively. AAI’s income tax expense is impacted by a number of factors, including federal taxes, its international tax structure, state tax rates in the jurisdictions where AAI conducts business, and its ability to utilize state tax credits.

Net Income (Loss). AAI’s net income (loss) after income taxes for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 were $11,581 and $(185), respectively. A significant factor contributing to the increase in AAI’s net income after income taxes from period to period was a significant increase in net sales, combined with the reduction in cost of sales as a percentage of sales as well as higher operating income as a percentage of net sales.

American Apparel, Inc.

Consolidated Statements of Income

For the Twelve Months Ending December 31, 2006 and 2005

	Twelve Months Ended December 31, 2006		Twelve Months Ended December 31, 2005
Net sales	$264,691	100.0%	$188,106	100.0%
Cost of sales	138,385	52.3%	101,048	53.7%

Gross profit	126,306	47.7%	87,058	46.3%

OPERATING EXPENSES
Selling	49,320	18.6%	34,496	18.3%
Warehouse and Distribution	6,669	2.5%	4,156	2.2%
General and Administrative	61,017	23.1%	38,171	20.3%

Operating income	9,300	3.5%	10,235	5.4%
Interest expense	10,797	4.1%	6,258	3.3%
Other (Income) Expense	(1,208)	(0.5)%	2	0.0%

(LOSS) INCOME BEFORE INCOME TAXES	(289)	(0.1)%	3,975	2.1%
Income tax provision	1,335	0.5%	392	0.2%

NET (LOSS) INCOME	$(1,624)	(0.6)%	$3,583	1.9%

Net Sales. The following table sets forth AAI’s net sales for the for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 and provides key breakdowns within each segment of significant net sales growth from period to period. Net sales were as follows:

	Twelve Months Ended December 31, 2006		Twelve Months Ended December 31, 2005		$ Change	% Change
	Amt	%	Amt	%
NET SALES	$264,691	100.0%	$188,106	100.0%	$76,585	40.7%

US – Wholesale	138,056	52.2%	128,274	68.2%	9,782	7.6%
US – Retail	80,210	30.3%	45,532	24.2%	34,678	76.2%
International	46,425	17.5%	14,300	7.6%	32,125	224.7%

	$264,691	100.0%	$188,106	100.0%	$76,585	40.7%

Net sales increased $76,585 or 40.7% from approximately $188,106 in the twelve months ended December 31, 2005 to approximately $264,691 for the twelve months ended December 31, 2006. This sales increase was primarily attributable to opening 41 new retail locations while closing 2 existing locations during 2006. The number of retail locations in the United States increased from 66 as of December 31, 2005 to 93 as of December 31, 2006. The number of international retail locations increased from 18 as of December 31, 2005 to 30 as of December 31, 2006.

US Wholesale. Net sales for the US wholesale segment increased $9,782 or 7.6% from approximately $128,274 in the twelve months ended December 31, 2005 to approximately $138,056 for the twelve months ended December 31, 2006. This increase is a result of increased wholesale sales of $6,124 or 5.0% and increased US online sales of $3,658 or an increase of 68.1%. We believe the online sales segment will continue to grow as a percentage of our total annual net sales in the future. Online sales generally have a much higher gross margin than our traditional wholesale sales. US wholesale sales for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 is as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change	% Change
	Amt	Amt
US WHOLESALE BREAKDOWN
US – Wholesale	$129,024	$122,900	$6,124	5.0%
US – Online	9,032	5,374	3,658	68.1%

	$138,056	$128,274	$9,782	7.6%

US Retail. Net sales for the US retail segment increased $34,678 or 76.2% from approximately $45,531 in the twelve months ended December 31, 2005 to approximately $80,210 for the twelve months ended December 31, 2006. This increase is partially due to the increase in stores from 66 to 93. New store sales contributed approximately $36,279 to the increase in US Retail sales. This increase was offset in part with a decrease in same store sales of 4.0% or $1,601 for the twelve months ended December 31, 2006, compared to the twelve months ended December 31, 2005.

International: Net sales for the International segment increased $32,125 or 224.7% from approximately $14,300 in the twelve months ended December 31, 2005 to approximately $46,425 for the twelve months ended December 31, 2006. This increase is partially due to the increase in stores from 18 to 30 and partially due to an increase in same store sales of 41.7%. Same store sales contributed approximately $3,804 to the increase in sales of the international segment, while sales from new stores contributed approximately $28,321 to the increase in international sales.

Cost of Sales. Cost of sales increased from approximately $101,048 for the twelve months ended December 31, 2005 to approximately $138,385 for the twelve months ended December 31, 2006. Cost of sales decreased as a percentage of net sales from 53.7% in the twelve months ended December 31, 2005 to 52.3% in the twelve months ended December 31, 2006. The decrease in cost of sales as a percentage of net sales is primarily related to a shift in American Apparel’s sales mix. Cost of sales for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 is as follows:

	Twelve Months Ended December 31, 2006		Twelve Months Ended December 31, 2005
	Amount	%	Amount	%
Net sales	$264,691	100.0%	$188,106	100.0%
Cost of sales	138,385	52.3%	101,048	53.7%

Gross profit	$126,306	47.7%	$87,058	46.3%

During 2005 and the first half of 2006, AAI increased production of certain styles and introduced certain new styles which would be needed to support the anticipated further expansion into the retail channel in 2006. Due to the changing sales mix in 2006 and the increase in retail sales the growth in overall sales volume was substantially faster that the growth in the number of units sold. However, while evaluating the inventory obsolescence reserves for 2006, it became evident that certain styles did not achieve expected sales levels. As a matter of policy, AAI keeps stock of a wide variety of styles, sizes and colors in order to keep commitments to customers and be responsive to customer needs.

Nevertheless, in the later part of 2006 AAI considered the possibility of having an excess of certain styles on hand. As there is no assurance that demands for these styles will materialize, AAI increased its reserve for slow-moving inventory from $800 as of December 31 2005 to $4,284 as of December 31, 2006. The increase in cost of sales was also related to costs not absorbed by production caused by financing constraints in the fourth quarter of fiscal 2006 as well as the increased costs resulting from rapid introduction of multiple new styles for the retail channel. Gross profit increased as a percentage of sales, from 46.3% for the twelve months ended December 31, 2005 to 47.7% for the twelve months ended December 31, 2006.

Gross Profit. The overall increase in the gross profit percentage for the twelve months ended December 31, 2006, as compared to the twelve months ended December 31, 2005 is a result of the change in sales mix. A higher percentage of our sales are coming from retail sales at a higher gross margin. American Apparel’s retail segments (domestic and foreign) have generated an increased percentage of net sales during 2006 as compared to 2005. American Apparel’s retail segments have higher gross margins as compared to its wholesale segments. Gross profit as a percentage of net sales by segment for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 is as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	% Change
	%	%
US – Wholesale	22.9%	31.0%	(8.1)%
US – Retail	78.5%	82.5%	(4.0)%
International	68.3%	67.9%	0.4%

Total	47.7%	46.3%	1.4%

The US wholesale decrease in the gross profit percentage for the year ended December 31, 2006 as compared to year ended December 31, 2005 is a result of an increase to the reserve for slow-moving inventory of $3,484. In addition, decrease in gross profit was also result of a slowdown in production in the last quarter of 2006. As a result of a slowdown in production, a lower amount of overhead was absorbed into inventory and a significant amount of overhead was recognized as a component of cost of sales in that period. Consequently, US wholesale gross profit was reduced from to 31.0% to 22.9%.

US Retail gross profit decreased from 82.5% to 78.5% due to an increase in cost of merchandise supplied and manufacturing operations.

International gross profit realized an increase as a percentage of net sales due to the increased amount of sales being realized from international retail sales and online sales which realize higher margins.

Selling, Advertising and Promotions. Selling, advertising and promotion expenses by segment together with unallocated corporate selling, advertising and promotion expenses, for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 are as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change	% Change
	Amount	Amount
US – Wholesale	$9,797	$11,819	$(2,022)	(17.1)%
US – Retail	25,857	16,230	9,627	59.3%
International	13,666	6,447	7,219	112.0%
Corporate				%

	$49,320	$34,496	$14,824	43.0%

Selling, advertising and promotional expense increased $14,824 or 43.0% from approximately $34,496 for the twelve months ended December 31, 2005 to approximately $49,320 for the twelve months ended

December 31, 2006. Increases in selling, advertising and promotions are primarily due to the increase in total retail stores from 84 to 123, as well as, the strategic promotional advertising of the company brands and product styles.

Selling, advertising and promotional expenses by type for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 are as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change	% Change
	Amount	Amount
SELLING:
Advertising & catalogs	$7,138	$5,732	$1,406	24.5%
Payroll & fringes	30,984	18,553	12,431	67.0%
Rent, utilities, store maintenance & supplies	6,011	5,462	549	10.1%
Tradeshows, travel, promotions	3,329	3,224	105	3.3%
Other	1,858	1,525	333	21.8%

Total	$49,320	$34,496	$14,824	43.0%

The net increase in selling, advertising and promotional expense is attributable to the following: Advertising & catalogs costs increased mainly due to the promotions for new store openings. Payroll & fringes cost increased mainly due to new store openings from 84 to 123 and general salary increases. Rents, utilities store maintenance & supplies increased mainly due to new store openings. Other expenses increased due to new store openings and the increase in overall sales.

Warehouse and Distribution. Warehouse and distribution expenses by segment, together with unallocated corporate warehouse and distribution expenses, for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 are as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change	% Change
	Amount	Amount
US - Wholesale	$5,020	$3,236	$1,784	55.1%
US - Retail	0	0	0	0%
International	1,649	920	729	79.2%
Corporate	0	0	0	0%

	$6,669	$4,156	$2,513	60.5%

Warehouse and distribution expenses increased $2,513 or 60.5% from approximately $4,156 for the twelve months ended December 31, 2005 to approximately $6,669 for the twelve months ended December 31, 2006. As a percentage of net sales this increase represented an increase from 2.2% of net sales to 2.5% of net sales. This increase is primarily related to additional salary after another warehouse building was occupied during 2006.

Warehouse and distribution expenses by type for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 are as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change	% Change
	Amount	Amount
WAREHOUSE AND DISTRIBUTION
Payroll & fringes	$4,823	$3,198	$1,625	50.8%
Duty	1,004	592	412	69.6%
Other	842	366	476	130.1%

Total	$6,669	$4,156	$2,513	60.5%

General and Administrative. General and administrative expenses by segment, together with unallocated corporate general and administrative expenses, for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 are as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change	% Change
	Amount	Amount
US - Wholesale	$2,598	$1,837	$761	41.4%
US - Retail	25,600	14,587	11,013	75.5%
International	11,669	3,227	8,442	261.6%
Corporate	21,150	18,520	2,630	14.2%

	$61,017	$38,171	$22,846	59.9%

General and administrative expenses increased $22,846 or 59.9% from approximately $38,171 for the twelve months ended December 31, 2005 to approximately $61,017 for the twelve months ended December 31, 2006. This increase was primarily related to the increase in rent expense for leases at new retail store locations. In addition, other significant increases were evident in salaries and wages, depreciation and amortization, professional fees, credit card service fees and utilities, all related to the buildup required to support store expansion, increased personnel and sales increases.

The US wholesale segment’s general and administrative expenses increased primarily due to the additional costs in incurred in the credit card usage and fees. US retail segment’s general and administrative expenses increased primarily due to the increase in new stores from 66 to 93. International segment’s general and administrative expenses increased primarily due to the increase in net sales.

General and administrative expenses by type for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 are as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change	% Change
	Amount	Amount
GENERAL AND ADMINISTRATIVE
Payroll & fringes	$12,462	$8,817	$3,645	41.3%
Rent, utilities, maintenance	26,143	14,135	12,008	85.0%
Depreciation & amortization & impairment	7,281	3,735	3,546	94.9%
Professional fees	6,838	5,171	1,667	32.2%
Credit card fees	3,027	1,155	1,872	162.1%
Bad debts	1,121	576	545	94.6%
Other	4,145	4,582	(437)	-9.5%

Total	$61,017	$38,171	$22,846	59.9%

The net increase in general and administrative expenses in attributable to the following: Payroll costs increased mainly due to the increase in retail and wholesale sales growth and general salary increases. Rent, utilities & maintenance costs increased mainly due to the increase in retail store openings. Depreciation and amortization costs increased due to additions in property, plant and equipment to support the growth in wholesale and retail. Professional fees increased due to additional costs incurred in the accounting and legal areas, Credit card fees increased due to increase in sales volume for both retail and wholesale and bad debts increased mainly due to the increase in the wholesale segment.

Interest Expenses. The major components of interest expense are interest on the outstanding revolving credit facility, term loans with banks, loans from related and unrelated parties. Interest expense for the year ended December 31, 2006 as compared to the year ended December 31, 2005 is as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change
	Amount	Amount
INTEREST EXPENSE	$10,797	$6,258	$4,539

Interest expense increased $4,359 or 72.5% from approximately $6,258 for the twelve months ended December 31, 2005 to approximately $10,797 for the twelve months ended December 31, 2006. This increase was primarily attributable to increased borrowing levels and higher interest rates in 2006 to support the rapid growth of American Apparel. Total interest bearing debt increased from $73,012 to $85,129.

Other (Income) Expense, Net. Other (income) expense, net for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 are as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change
	Amount	Amount
OTHER (INCOME) EXPENSE
Foreign currency transaction (gain) loss	$(601)	$358	$(959)
Other income	(607)	(356)	(251)

	$(1,208)	$2	$(1,210)

The increase in other (income) expense, net is primarily due to the foreign exchange transaction (gain) associated with the strengthening of the U.S. Dollar against the foreign currency as compared to the prior comparable period.

Income Taxes. Income tax expense for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 are as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change
	Amount	Amount
PROVISION FOR INCOME TAXES	$1,335	$392	$943

Income tax provision increased from approximately $392 for the twelve months ended December 31, 2005 to approximately $1,335 for the twelve months ended December 31, 2006, as a result of an increase in foreign taxable income. AAI was a subchapter S corporation. Therefore, domestic earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders and taxed according to their personal tax strategies. Accordingly, AAI does not incur additional Federal income tax obligations, and the consolidated financial statements do not include any provision for Federal income taxes. Where applicable, state income taxes are provided by AAI at the applicable statutory rates multiplied by pre-tax income. AAI files income tax returns in various states. Some of these states accept subchapter S corporation status, while in some states AAI is taxed at C corporation tax rates and in the remaining states; it is taxed at reduced rates applicable to S corporations.

Net Income (Loss). Net income (Loss) for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005 is as follows:

	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005	$ Change
	Amount	Amount
NET INCOME (LOSS)	$(1,624)	$3,583	$(5,207)

Net income decreased from approximately $3,583 for the twelve months ended December 31, 2005 to a loss of approximately $1,624 for the twelve months ended December 31, 2006. This decrease was primarily attributable to the increase in selling, general and administrative and interest expense as described above.

American Apparel, Inc.

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2005 and 2004 (unaudited)

	Twelve Months Ended December 31, 2005		Twelve Months Ended December 31, 2004 (Unaudited)
Net sales	$188,106	100.0%	$127,929	100.0%
Cost of sales	101,048	53.7%	80,995	63.3%

Gross profit	87,058	46.3%	46,934	36.7%
OPERATING EXPENSES
Selling	34,496	18.3%	17,793	13.9%
Warehouse and Distribution	4,156	2.2%	4,061	3.2%
General and Administrative	38,171	20.3%	15,822	12.4%

Operating income	10,235	5.4%	9,258	7.2%
Interest expense	6,258	3.3%	1,928	1.5%
Other (Income) Expense	2	0.0%	(12)	0.0%

INCOME BEFORE INCOME TAXES	3,975	2.1	7,342	5.7%
Income tax provision	392	0.2	1,019	0.8%

NET INCOME	$3,583	1.9%	$6,323	4.9%

Net Sales: Net sales increased $60,177 or 47.0% from approximately $127,929 in the twelve months ended December 31, 2004 to approximately $188,106 for the twelve months ended December 31, 2005. This sales increase was primarily attributable to the opening of 55 new retail locations worldwide during 2005. The number of retail locations in the United States increased from 26 as of December 31, 2004 to 66 as of December 31, 2005. The number of international retail locations increased from 3 as of December 31, 2004 to 18 as of December 31, 2005.

The following table sets forth AAI’s net sales for the twelve month period ended December 31, 2005 as compared to December 31, 2004 and provide key breakdowns within each segment of significant net sales growth from period to period.

	Twelve Months Ended December 31, 2005		Twelve Months Ended December 31, 2004		$ Change	% Change
	Amount	%	Amount	%
NET SALES	$188,106	100.0%	$127,929	100.0%	$60,177	47.0%

US Wholesale	128,274	68.2%	117,715	92.0%	10,559	9.0%
US Retail	45,532	24.2%	7,810	6.1%	37,722	483.0%
International	14,300	7.6%	2,403	1.9%	11,897	495.0%

	$188,106	100.0%	$127,928	100.0%	60,177	47.0%

US Wholesale: Net sales for AAI’s US wholesale segment increased $10,564, an increase of 9.0%, in the twelve month period ended December 31, 2005 as compared to the twelve-month period ended December 31, 2004. This increase was primarily as a result of increase in wholesale sales, which accounted for 94.8% of total wholesale sales and increase in online sales, a component of US Wholesale, which represented 5.2% of the total wholesale sales for 2005.

US Retail: Net sales for the US retail store segment increased $37,721 or 483.0%, to $45,531 from $7,810 for the twelve months ended December 31, 2005 compared to the twelve month period ended December 31, 2004. This increase is partially due to the increase in stores from 26 to 66 and partially due to increases in same store sales of 45.9%. Same store sales contributed approximately $4,625 to the increase in US retail sales while sales from new stores contributed an additional $33,096 to the increase in US retail sales.

International: Net sales for the International segment increased $11,892 or 494.9%, to $14,295 from $2,403 for the twelve months ended December 31, 2005 compared to the twelve month period ended December 31, 2004. This increase is partially due to the increase in stores from 3 to 18 and partially due to increases in same store sales of 98.2%. Same store sales contributed approximately $984 to the increase in International sales while sales from new stores contributed additional $10,908 to the increase in International sales.

Cost of Sales. Cost of sales increased from approximately $80,995 for the twelve months ended December 31, 2004 to approximately $101,048 for the twelve months ended December 31, 2005. Cost of sales decreased as a percentage of net sales from 63.3% in the twelve months ended December 31, 2004 to 53.7% in the twelve months ended December 31, 2005. Decrease in cost of sales as a percentage of net sales were primarily related to the increase in number of retail locations opened during 2005 and the underlying higher margin of gross profit that was realized in the retail as opposed to the wholesale channel.

The following table sets forth AAI’s cost of sales for the year ended December 31, 2005 as compared to the year ended December 31, 2004.

	Twelve Months Ended December 31, 2005		Twelve Months Ended December 31, 2004
	Amount	%	Amount	%
Net sales	$188,106	100.0%	$127,929	100.0%
Cost of sales	101,048	53.7%	80,995	63.3%

Gross profit	$87,058	46.3%	$46,934	36.7%

Gross Profit. Gross profit dollars increased from approximately $46,934 for the twelve months ended December 31, 2004 to approximately $87,058 for the twelve months ended December 31, 2005. This change was attributable to the increase in net sales as well as the change in revenue mix from AAI’s business segments. Wholesale revenue increased from approximately $117,716 for the twelve months ended December 31, 2004 to approximately $128,280 for the twelve months ended December 31, 2005, an increase of 9%. In the meantime revenue from retail operations increased from approximately $7,810 for the twelve months ended December 31, 2004 to approximately $45,531 for the twelve months ended December 31,2005, an increase of approximately 483%. American Apparel was able to realize much better gross margins on its retail sales as opposed to wholesale sales. As a result, gross profit increased as a percentage of sales, from 36.7% for the twelve months ended December 31, 2004 to 48.1% for the twelve months ended December 31, 2005.

The following table sets forth AAI’s gross profit as a percentage of net sales by segment for the twelve months ended December 31, 2005 as compared to the twelve months ended December 31, 2004.

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004	% Change
	%	%
US Wholesale	31.0%	32.8%	-1.8%
US Retail	82.5%	82.9%	-0.4%
International	67.9%	78.4%	-10.5%

Total	43.6%	36.7%	6.9%

Selling, Advertising and Promotions. Selling, advertising and promotions expenses by segment, together with unallocated corporate selling, advertising and promotions expenses increased from approximately $17,793 for the twelve months ended December 31, 2004 to approximately $34,496 for the twelve months ended December 31, 2005. This increase was primarily attributable to increased rent, payroll, advertising, promotion and catalog expenses associated with opening of new retail stores, higher level of sales and promotional campaigns during 2005. Selling expenses also increased as a percentage of sales from 13.9% in the twelve months ended December 31, 2004 to 18.3% for the twelve months ended December 31, 2005, as AAI spent higher amounts on retail store startup costs and location advertising.

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004	$ Change	% Change
	Amount	Amount
US - Wholesale	$11,819	$2,202	$9,617	436.7%
US - Retail	16,230	12,049	4,181	34.7%
International	6,447	3,542	2,905	82.0%
Corporate				%

	$34,496	$17,793	$16,703	93.9%
The net increase in selling, advertising and promotion expense is attributable to the following: Advertising & catalogs costs increased mainly due to the promotions for new store openings, Payroll costs increased mainly due to new store openings from 29 to 84 and general salary increases, Rents, utilities store maintenance & store supplies increased mainly due to new store openings, and Other expenses increased due to new store openings and the increase in overall sales.

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004	$ Change	% Change
	Amount	Amount
SELLING:
Advertising & catalogs	$5,732	$3,436	$2,296	66.8%
Payroll & fringes	18,553	8,312	10,241	123.2%
Rent, utilities, store maintenance & supplies	5,462	1,285	4,077	325.1%
Tradeshows, travel, promotions	3,224	2,548	676	26.5%
Other	1,525	2,212	(687)	-31.1%

Total	$34,496	$17,793	$16,703	93.9%

Warehouse and Distribution. Warehouse and distribution expenses by segment, together with unallocated corporate warehouse and distribution expenses, increased from approximately $4,061 for the twelve months ended December 31, 2004 to approximately $4,156 for the twelve months ended December 31, 2005. As a percentage of sales this represented a drop from 3.2% of sales down to 2.2%. This decrease as a percentage of net sales was related to the fact that during 2005 AAI did not require additional warehousing capacity in order to support expansion as American Apparel’s existing facilities were sufficient to support its then-current requirements.

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004	$ Change	% Change
	Amount	Amount
US - Wholesale	$3,236	3,608	$(372)	-10.3%
US - Retail	0	0	0	0.0%
International	920	453	467	103.1%
Corporate				%

	$4,156	$4,061	$95	2.3%

The net increase in warehouse and distribution expense is mainly attributable to the increase in duty. Warehouse and distribution expenses by type for the twelve months ended December 31, 2005 as compared to the twelve months ended December 31, 2004 are as follows:

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004	$ Change	% Change
	Amount	Amount
WAREHOUSE AND DISTRIBUTION:
Payroll & fringes	$3,198	$3,246	$(48)	-1.5%
Other	958	815	143	17.5%

Total	$4,156	$4,061	$95	2.3%

General and Administrative. General and administrative expenses by segment, together with unallocated corporate general and administrative expenses, increased from approximately $15,821 for the twelve months ended December 31, 2004 to approximately $38,171 for the twelve months ended December 31, 2005. This increase was primarily related to the increase in rent expense for leases at new retail store locations. In addition, other significant increases were evident in salaries and wages, depreciation and amortization, credit card service fees and utilities, all related to the buildup required to support store expansion and sales increases.

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004	$ Change	% Change
	Amount	Amount
US - Wholesale	$1,837	$1,928	$(91)	-4.7%
US - Retail	14,587	2,024	12,563	620.7%
International	3,227	719	2,508	348.8%
Corporate	18,520	11,151	7,369	66.1%

	$38,171	$15,822	$22,349	141.3%

The net increase in general and administrative expenses in attributable to the following: Payroll costs increased mainly due to the increase in retail and wholesale sales growth and general salary increases, Rent, utilities & maintenance costs increased mainly due to the increase in retail store openings, Depreciation and amortization costs increased due to additions in property, plant and equipment to support the growth in wholesale and retail, Professional fees increased due to additional costs incurred in the accounting and legal Credit card fees increased due to increase in sales volume for both retail and wholesale and bad debts decreased mainly due to the increase in the wholesale activity.

General and administrative expenses by type for the twelve months ended December 31, 2005 as compared to the twelve months ended December 31, 2004 are as follows:

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004	$ Change	% Change
	Amount	Amount
GENERAL AND ADMINISTRATIVE:
Payroll & fringes	$8,817	$3,877	$4,940	127.4%
Rent, utilities, maintenance	14,135	4,629	9,506	205.4%
Depreciation & amortization & impairment	3,735	1,392	2,343	168.3%
Professional fees	5,171	1,527	3,644	238.6%
Credit card fees	1,155	542	613	113.1%
Bad Debts	576	1,366	(790)	-57.8%
Other	4,582	2,488	2,094	84.2%

Total	$38,171	$15,822	$22,349	141.3%

Interest Expenses. Interest expense increased from approximately $1,928 for the twelve months ended December 31, 2004 to approximately $6,258 for the twelve months ended December 31, 2005. This increase was primarily attributable to increased borrowing levels in 2005 to support the growth of American Apparel. The major components of interest expense are interest on the outstanding revolving credit facility, term loans with banks, loans from related and unrelated parties. Total interest bearing debt increased from $48,595 to $73,012.

Other (Income) Expense, Net. Other (income) expense, net for the twelve months ended December 31, 2005 as compared to the twelve months ended December 31, 2004 are set forth in the following table. The decrease in other (income) expense, net is primarily due to the foreign exchange transaction loss associated with the strengthening of the U.S. Dollar against the foreign currency as compared to the prior comparable period.

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004	$ Change
	Amount	Amount
OTHER (INCOME) EXPENSE:
Foreign currency transaction loss (gain)	$358	$(352)	$710
Other (income) expense	(356)	340	(696)

	$2	$(12)	14

Income Taxes. Income tax provision decreased from approximately $1,019 for the twelve months ended December 31, 2004 to approximately $392 for the twelve months ended December 31, 2005. This decrease was primarily due to AAI’s subchapter “S” election for the income tax year 2005.

Net Income (Loss). Net income decreased from approximately $6,323 for the twelve months ended December 31, 2004 to approximately $3,583 for the twelve months ended December 31, 2005. This decrease was primarily attributable to the increase in selling, general and administrative and interest expense which where required to support and finance the growth of AAI through 2005.

The CI Companies

Condensed Combined Statements of Income

For the Nine Months Ending September 30, 2007 and 2006 (unaudited)

(in CDN $,000)

	Nine Months Ended September 30,
	2007		2006
	(Unaudited)		(Unaudited)
Sales	$33,100	100.00%	$25,837	100.00%
Cost of sales	12,044	36.39%	9,670	37.43%

Gross profit	21,056	63.61%	16,167	62.57%

OPERATING EXPENSES
Selling expenses	10,004	30.22%	8,854	34.27%
Warehouse and distribution expenses	2,488	7.52%	2,143	8.29%
General and administrative expenses	5,802	17.53%	3,991	15.45%

Operating Income	2,762	8.34%	1,179	4.56%
Interest expense	991	2.99%	803	3.11%

Income before income taxes	1,771	5.35%	376	1.45%
Income-Tax Provision	812	2.45%	259	1.00%

Net income	$959	2.90%	$117	0.45%

Nine months ended September30, 2007 compared with nine months ended September 30, 2006

Net sales for the nine months ended September 30, 2007 were approximately $33,100, a $7,263 or 28.1% increase from the sales of approximately $25,837 for the nine months ended September 30, 2006.

Retail sales for the period increased to $22,906 from $15,955. This increase of $6,951 is attributable to the increase in comparable store sales of $3,667, or 23.0% with the balance of the increase of $3,284 due to the opening of three additional stores from September to December 2006 and the closing of one existing store from January 2007 through September 2007 for a total of 25 stores as at September 30, 2007. The main contributing factor in the increase of retail sales from 2006 to 2007 is due to the greater variety of items being sold at our stores and the remerchandising of our stores to better display our products.

Wholesale sales increased to $10,194 in 2007 from $9,881 in 2006 for a total increase of $313 or 3.1%. This increase can be attributed to our increased efforts to expand our wholesale clientele.

Gross profit increased 30.2% from approximately $16,167 for the nine months ended September 30, 2006 to approximately $21,056 for the nine months ended September 30, 2007. Retail gross profit has increased to $17,041, or 74.4% of sales, for 2007 from $11,601, or 72.7% of sales, for 2006. The increase in our retail gross profit percentage is mainly attributable to favorable exchange rates for purchases denominated in US dollars. Wholesale gross profit decreased to $4,015, or 39.4% of sales, in 2007 from $4,565, or 46.2% of sales, in 2006. The decrease in our wholesale gross profit can be attributed mainly to lower prices which were set to increase our sales volume. The increase in gross profit to 63.6% of sales in 2007 from 62.6% of sales in 2006 can be attributed to a greater percentage of our total sales coming from retail versus wholesale with the higher gross profit percentage earned on retail sales.

General and administrative expenses increased to approximately $5,802 for the nine months ended September 30, 2007 from $3,991 for the same period in 2006. Retail general and administrative expenses increased to $3,676 in 2007 from $1,573 in 2006 due to an increase in management fees paid to the shareholder from $1,274 in 2006 to $2,750 in 2007. Retail professional fees increased to $601 in 2007 from $135 in 2006 mainly due to the increased reporting standards necessitated by the Endeavor transaction.

Wholesale general and administrative expenses decreased to $2,127 in 2007 from $2,418 in 2006. Wholesale management fees paid to the shareholder decreased to $250 in 2007 from $550 in 2006 while wholesale professional fees increased to $264 in 2007 from $179 in 2006 mainly due to the increased reporting standards necessitated by the Endeavor transaction

Selling expenses increased to approximately $10,004 in 2007 from $8,854 in 2006. Retail selling expenses increased to $8,961 in 2007 from $7,856 in 2006 and wholesale selling expenses increased to $1,043 from $997 during this same period. Retail salaries and wages increased to $3,370 in 2007 from $2,872 in 2006 and retail rent increased to $3,189 in 2007 from $2,750 in 2006. Both of these increases can be mainly attributed to our opening of three new stores in the last half of 2006.

Warehouse and distribution expenses increased to $2,488 in 2007 from $2,143 in 2006. Retail warehouse salaries increased from $683 in 2006 to $1,296 in 2007 due to the extra labor required for the increased sales volume in 2007 while wholesale warehouse salaries decreased to $821 in 2007 from $1,040 in 2006.

Interest expense increased from approximately $803 for the nine months ended September 30, 2006 to approximately $997 for the nine months ended September 30, 2007. This increase is attributable to the additional financing required for the capital expenditures required for new store openings and the extra inventory needed for these stores and to the imputed interest on the increased long-term debt from the shareholder.

Income tax provision increased from approximately $259 for the nine months ended September 30, 2006 to approximately $812 for the nine months ended September 30, 2007 due to our higher profits.

Net income increased from approximately $117 for the nine months ended September 30, 2006 to a profit of approximately $959 for the nine months ended September 30, 2007. This increase was primarily attributable to the increase changes described above.

CI Companies

Combined Statements of Income

For the Twelve Months Ending December 31, 2006 and 2005

(In CDN $)

Twelve months ended December 31, 2006 compared with twelve months ended December 31, 2005.

	Twelve Months Ended December 31, 2006		Twelve Months Ended December 31, 2005
Net sales	$34,658	100.0%	$29,283	100.0%
Cost of sales	12,852	37.1%	11,466	39.2%

Gross profit	21,806	62.9%	17,817	60.8%
OPERATING EXPENSES
Selling	11,849	34.3%	9,819	33.5%
Warehouse and Distribution	3,446	9.9%	2,439	8.3%
General and Administrative	5,178	14.9%	4,786	16.4%

Operating income	1,333	3.8%	773	2.6%
Interest expense	1,151	3.3%	642	2.2%

INCOME BEFORE INCOME TAXES	182	0.5%	131	0.4%
Income tax provision	271	0.8%	138	0.4%

NET (LOSS)	$(89)	(0.3)%	$(7)	0.0%

Twelve months ended December 31, 2006 compared with twelve months ended December 31, 2005.

Net sales for the twelve months ended December 31, 2006 were approximately $34,658, a $5,375 or 18.4% increase from the sales of approximately $29,283 for the twelve months ended December 31, 2005.

Retail sales for the year increased to $22,014 from $15,596. This increase of $6,418 is attributable to the increase in comparable store sales of $1,568, or 10% with the balance of the increase due to the opening of six additional stores during the year for a total of 26 stores open as at December 31, 2006. The increase in comparable sales can be attributed to concentrated efforts to consistently and reliably provide high quality service and product. This has generated loyalty from repeat customers and has sparked interest in consumers new to American Apparel.

Wholesale sales decreased to $12,644 in 2006 from $13,687 in 2005 for a total decrease of $1,043 or 7.6%. This decrease can be attributed to the change of focus to our retail activities from our wholesale operations.

Gross profit increased 22.4% from approximately $17,817 for the twelve months ended December 31, 2005 to approximately $21,806 for the twelve months ended December 31, 2006. Retail gross profit has increased to $16,963, or 77% of sales, for 2006 from $11,840, or 76% of sales, for 2005. Wholesale gross profit decreased to $4,843, or 38% of sales, in 2006 from $5,977, or 44% of sales, in 2005. The decrease in our wholesale gross profit percentage can be attributed mainly to lower pricing due to the highly competitive nature of the industry in Canada. The increase in the over all gross profit to 63% of sales in 2006 from 61% of sales in 2005 can be attributed to a greater percentage of total sales coming from retail with a higher gross profit percentage. In 2006 retail sales accounted for 64% of total sales and in 2005 retail sales accounted for just 53% of total sales.

General and administrative expenses increased from $4,786 for the year ended December 31, 2005 to $5,178 in the year ended December 31, 2006. Retail general and administrative increased from $1,245 in 2005 to $2,209 in 2006. Retail management fees increased to $1,620 in 2006 from $700 in 2005. Wholesale general and administrative expenses decreased to $2,969 in 2006 fro $3,540 in 2005. Wholesale general and administrative salaries and wages increased from $811 in 2005 to $1,187 in 2006. Administrative salaries went up because of the additional personnel required due to the growth of the company. Wholesale management fees decreased from $1,598 in 2005 to $700 in 2006.

Selling expenses increased to $11,848 in 2007 from $9,819 in 2006. Retail selling expenses increased to $11,167 in 2006 from $8,873 in 2005. Retail selling rent increased to $3,833 in 2006 from $2,650 in 2005 due to the additional stores opened in 2006. Retail advertising and promotion increased to $938 in 2006 from $543 due to our successful efforts to both build awareness and promote new and existing stores. Retail selling depreciation and amortization increased to $1,373 in 2006 from $886 in 2005 due to the additional capital expenditures for the new stores that we opened during the year. Retail salaries and wages increased by $139 mainly due to the opening of six new stores and the increase in sales volume in our existing stores. Wholesale selling expenses decreased to $681 in 2006 from $946 in 2005 mostly due to the reduction of our wholesale advertising and promotion by $260. This reduction was due to a redirection of some of our advertising from wholesale to retail.

Warehouse and distribution expenses increased to $3,446 in 2006 from $2,439 in 2005. Retail warehouse and distribution expenses increased to $1,324 in 2006 from $513 in 2005. This increase was due to an increase in retail warehouse salaries of $1,066. Wholesale warehouse and distribution expenses increased to $2,122 in 2006 from $1,927 in 2005, Wholesale warehouse salaries increased by $177 from $1,277 in 2005 to $1,454 in 2006. The increase in both retail and wholesale warehouse salaries can be explained by the increased sales volume due to both the additional stores opened during the year and the increase in comparable store sales.

Interest expenses increased from approximately $642 for the twelve months ended December 31, 2005 to approximately $1,151 for the twelve months ended December 31, 2006. This increase is attributable to the additional financing required for the capital expenditures incurred in opening of new stores and the additional inventory required to stock the new stores.

Income tax provision increased from approximately $138 for the twelve months ended December 31, 2005 to approximately $271 for the twelve months ended December 31, 2006.

Net loss increased from approximately $7 for the twelve months ended December 31, 2005 to a loss of approximately $89 for the twelve months ended December 31, 2006. This increase was primarily attributable to the increase in salaries, rent and interest as described above.

CI Companies

Combined Statements of Income

For the Twelve Months Ending December 31, 2005 and 2004

(In CDN $)

	Twelve Months Ended December 31, 2005		Twelve Months Ended December 31, 2004 (Unaudited)
Net sales	$29,283	100.0%	$17,379	100.0%
Cost of sales	11,466	39.2%	8,786	50.6%

Gross profit	17,817	60.8%	8,593	49.4%

OPERATING EXPENSES
Selling	9,819	33.5%	3,261	18.7%
Warehouse and Distribution	2,439	8.3%	1,276	7.4%
General and Administrative	4,786	16.4%	3,531	20.3%

Operating income	773	2.6%	525	3.0%
Interest expense	642	2.2%	343	2.0%

INCOME BEFORE INCOME TAXES	131	0.4%	182	1.0%
Income tax provision	138	0.4%	71	0.4%

NET (LOSS) INCOME	$(7)	0.0%	$111	0.6%

Twelve months ended December 31, 2005 compared with twelve months ended December 31, 2004 (unaudited)

Net sales for the twelve months ended December 31, 2005 were approximately $29,283, an $11,904 or 68.5% increase from the sales of approximately $17,379 for the twelve months ended December 31, 2004.

Retail sales for the year increased to $15,596 from $4,004. This increase of $11,592 is attributable to the increase in comparable store sales of $1,051, or 26% with the balance of the increase due to the opening of 11 additional stores during the year for a total of 20 stores at December 31, 2005.

Wholesale sales increased to $13,687 in 2005 from $13,374 in 2004 for a total increase of $313 or 2.3%.

Gross profit increased 107.4% from approximately $8,592 for the twelve months ended December 31, 2004 to approximately $17,817 for the twelve months ended December 31, 2005. Retail gross profit has increased to $11,840, or 76% of sales, for 2005 from $2,585, or 65% of sales, for 2004. Wholesale gross profit decreased to $5,977, or 44% of sales, in 2005 from $6,007, or 45% of sales, in 2004. The decrease in our wholesale gross profit percentage can be attributed mainly to lower pricing due to the highly competitive nature of the industry in Canada. The increase in the over all gross profit to 62% of sales in 2005 from 51% of sales in 2004 can be attributed to a greater percentage of total sales coming from retail with a higher gross profit percentage. In 2005 retail sales accounted for 53% of total sales and in 2004 retail sales accounted for just 23% of total sales.

General and administrative expenses increased to $4,786 for the year ended December 31, 2005 from $3,531 for the year ended December 31, 2004. Administrative salaries increased from $1,814 in 2004 to $2,298 in 2005. Professional fees increased to $499 in 2005 from $305 in 2004. Management fees paid to the shareholder increased to $2,298 in 2005 from $1,814 in 2004.

Selling expenses increased from approximately $3,261 for the twelve months ended December 31, 2004 to approximately $9,819 for the twelve months ended December 31, 2005. Salaries and wages increased by $2,565 mainly due to the opening of eleven new stores and the increase in sales volume in our existing stores. Rent increased by $2,151 due to the opening of new stores. Advertising and promotion increased by $686 due to our successful efforts to both build awareness and promote new and existing stores Depreciation and amortization expenses increased from approximately $225 for the twelve months ended December 31, 2004 to approximately $914 for the twelve months ended December 31, 2005. This increase was due to the additional capital expenditures necessitated by the opening of 11 new stores in 2005.

Warehouse and distribution expenses increased to $2,439 in 2005 from $1,276 in 2004. Warehouse salaries increased by $682 in 2005 due to the increased labor force required to service the more than doubling of our retail outlets during the year.

Interest expense increased from approximately $343 for the twelve months ended December 31, 2004 to approximately $642 for the twelve months ended December 31, 2005. This increase is attributable to the additional financing required for the capital expenditures incurred in opening of new stores and the additional inventory required to stock the new stores.

Income tax provision increased from approximately $71 for the twelve months ended December 31, 2004 to approximately $138 for the twelve months ended December 31, 2005.

Net profit decreased from approximately $111 for the twelve months ended December 31, 2004 to a loss of approximately $7 for the twelve months ended December 31, 2005. This decrease was primarily attributable to the increase in expenses necessitated by our rapid retail expansion.

Liquidity and Capital Resources

Liquidity and Capital Resources – AAI

American Apparel generally funds its operations and working capital needs through cash generated from operations and borrowings under its credit facilities, term loans and promissory notes.

The typical cash flow cycle from operations is as follows:

•

Yarn inventory is purchased to meet expected demand plus a safety stock. The yarn supplied from the United States and Mexico is generally purchased directly from the yarn mills while yarn from Pakistan and other countries is purchased through yarn brokers. Payment terms for these vendors average 60 days from the date the product ships from the mill in the United States or Mexico and from other sources, from the US warehouse or US entry point of direct shipments. Increased sales have resulted in increased levels of inventory, and therefore an increase in the amount of cash required to fund inventory levels. The growth in the number of worldwide retail stores has resulted in increased levels of finished goods inventory at retail and back up inventory at the distribution centers. The need to respond quickly to trends and product demand has also resulted in higher inventory levels at the intermediate stages, greige goods and dyed fabrics, to permit faster product completion in our vertically integrated manufacturing system. The seasonality of our products in both the retail and wholesale channels would generally result in an overall inventory buildup in the first quarter to be positioned properly to support sales in the second and third quarters.

•

Sales to wholesale customers generally have payment terms of 30 days. The increased sales have resulted in an increase in the level of accounts receivable, and therefore have increased the amount of cash required to fund working capital.

A summary of inventory and trade accounts receivable for AAI were as follows:

	September 30, 2007 (Unaudited)	December 31, 2006	December 31, 2005	December 31, 2004 (Unaudited)
Inventory	$91,324	$76,470	$67,534	$47,072
Trade Receivables	20,497	13,969	12,111	12,035

As of September 30, 2007, and December 31, 2006, 2005 and 2004, AAI maintained an allowance for doubtful accounts of $1,997, $2,163, $1,085 and $864, respectively. For the same periods, AAI’s provision for slow moving inventories was $4,254, $4,254, $800 and $200, respectively. AAI’s allowance for doubtful accounts as a percentage of trade receivables decreased from approximately 15% at December 31, 2006 down to approximately 10% at September 30, 2007. This decrease is due to several key factors. A certain portion of the aged trade accounts receivable associated with AAI’s foreign operations were written off against the allowance for doubtful accounts after they were deemed uncollectible. In addition, parallel with its expansion into international markets, AAI has experienced an improvement in accounts receivable turnover during the six month period ended September 30, 2007 which allowed for an adjustment in the estimate for the allowance for doubtful accounts.

A summary of inventory and accounts receivable for the CI companies (in CDN$):

	September 30, 2007 (unaudited)	December 31, 2006	December 31, 2005	December 31, 2004 (unaudited)
Inventory	$7,069	$8,162	$7,393	$5,447
Trade Receivables	1,763	1,317	2,536	1,500

As of September 30, 2007, and December 31, 2006, 2005 and 2004, the CI companies maintained an allowance for doubtful accounts of CDN$61, CDN$30, CDN$32 and CDN$48, respectively.

American Apparel has been able to fund its increased working capital through an asset-based line of credit with a bank. The lender follows a borrowing base formula that allows advances based on the levels of accounts receivable and inventory and various other conditions. In addition, American Apparel also has term loans with banks and various notes payable.

A major portion of capital expenditures for American Apparel are for production machinery and information systems. Decisions to purchase equipment and machinery are based upon the planning for required inventory levels. Certain types of equipment are more efficient at production of certain styles so that the desired inventory mix may also influence the decisions made regarding the types of equipment and machinery that are being purchased.

Another major portion of capital expenditures are made for leasehold improvement costs related to retail store openings as well as for continuing store operations. These leasehold improvements are capitalized of the shorter of either the life of the lease or the useful lives of improvements.

Going forward, American Apparel’s management believes that it will be successful in obtaining additional funding and if necessary, negotiating waivers to certain loan covenants with its existing lenders. However, no assurance can be provided that American Apparel will obtain the additional funding or that its lenders will grant waivers if there are further covenant violations.

American Apparel’s strategy for funding its business going forward is a combination of the following: increased profitability; increased borrowing lines as required with traditional lenders (asset-based); and utilization of the proceeds available from the business combination with Endeavor to fund its business as well as potential acquisitions. These proceeds could potentially be used to pay off the existing debt; fund working capital increases; fund acquisitions of other businesses and pay dividends to current AAI stockholders for their income tax liabilities. Even if the existing debt is paid down, it is likely that AAI will continue to maintain available lines of credit on an asset-backed basis in order to fund working capital needs in the future.

Over the past year, AAI’s growth has been funded through a combination of borrowings from related and unrelated parties, bank debt and lease financing. As of September 30, 2007 AAI had approximately $6.5 million in unrestricted cash. On January 18, 2007, AAI completed a $41 million secured debt financing with SOF

Investments. During July 2007, AAI executed an agreement to obtain an additional $10 million in financing from SOF Investments. During July 2007, AAI also replaced its revolving credit facility of $62.5 million with an increased revolving facility of $75 million from LaSalle Bank. AAI believes that as a result of this it currently has sufficient cash and financing commitments to meet its funding requirements through at least June 2008. AAI expects that it will need to obtain additional financing in order to accomplish its business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing might be available.

Cash Flow Overview—AAI

For the nine months ended September 30, 2007, cash used in operations was $12,629. This is a result of income from operations before non-cash expenses (depreciation and amortization, deferred rent expense and bad debt expense) of $8,750 offset by the increase in inventory of $14,499, increase in receivables of $3,183, increase in prepaid expenses and other assets of $3,926, decrease in accounts payable and accrued expenses of $13,383 and an increase in income taxes payable of $2,840. Cash used in operations was primarily used to reduce obligations to trade and other vendors. Cash used in operations was also used to finance an increase in inventory levels to support AAI’s peak selling season that generally occurs from the months of May through September.

For the nine months ended September 30, 2007, AAI used $10,892 of cash in investing activities. This is a result of increased investment in property and equipment for the wholesale segment by approximately $1,196 and an increased investment in property and equipment of $9,696 for the retail and other segments. Increase in investment in property and equipment for the retail segment was due to the 15 new retail stores that were opened in the nine months ended September 30, 2007.

For the nine months ended September 30, 2007, cash from financing activities was $26,600. This is a result of increases to the line of credit of $1,542, increases to the term loans and notes payable of $53,981 offset by payments to term loans and notes payable of $21,711, payments to capital lease obligations of $2,518 and distributions and advances to stockholders of $4,736. AAI’s principal capital requirements are to fund working capital needs and to finance opening of new retail stores.

For the year ended December 31, 2006, cash provided by operations was $9,886. This is a result of income from operations before non-cash expenses (depreciation and amortization, inventory reserve and deferred rent expense) of $13,454 offset by the increase in inventory of $12,010, increase in deposits and other assets of $4,596 and the increase in accounts payable and accrued expenses of $13,253. Cash proved by operations was a direct result of buildup in trade payables until additional, long-term financing was secured. This financing was completed in January 2007.

For the year ended December 31, 2006, cash used in investing activities was $15,232. This is a result of investments in property and equipment for the wholesale segment by $4,288 and $10,944 for the retail and other segments to support the growth of AAI. The retail segment opened 41 new stores during the year ended December 31, 2006.

For the year ended December 31, 2006, cash from financing activities was $6,001. This is a result of increases to the line of credit of $6,643, increases in term loans and notes payable of $11,885 offset by payments to term loans and notes payable of $7,803, payments to capital lease obligations of $3,141 and distributions and advances to stockholders of $1,091. AAI’s principal capital requirements are to fund working capital needs and to finance opening of new retail stores.

For the year ended December 31, 2005, cash used in operations was $1,116. This is a result of income from operations before non-cash expenses (depreciation and amortization, inventory reserve and deferred rent expense) of $14,612 offset by the increase in inventory of $20,824, increase in receivables of $1,588, increase in prepaid expenses, deposits and other assets of $3,444 and the increase in accounts payable and accrued expenses of $9,819. Cash used in operations was used to reduce obligations to vendors and to finance an increase in inventory levels to support AAI’s peak selling season that generally occurs from the months of May through September.

For the year ended December 31, 2005, cash used in investing activities was $15,859. This is a result of additional investing in property and equipment for the wholesale segment by $2,695 and $11,940 for the retail and other segments. The retail segment opened 56 new stores during the year ended December 31, 2005. During the same year, AAI also purchased the net assets of the E & J Textile Group fro $1,244. These assets were used to organize a subsidiary and start a dyeing facility (American Apparel Dyeing and Finishing, Inc.).

For the year ended December 31, 2005, cash from financing activities was $17,428. This is a result of increases to the line of credit of $10,220, increases to term loans and notes payable of $12,046 offset by payments to term loans and notes payable of $2,229, payments to capital lease obligations of $3,659, distributions and advances to stockholders of $1,951 and increases to cash overdraft by $2,385. AAI’s principal capital requirements are to fund working capital needs and to finance opening of new retail stores.

For the year ended December 31, 2004, cash used in operations was $16,607. This is a result of income from operations before non-cash expenses (depreciation and amortization, provisions for bad debts, inventory reserve and deferred rent expense) of $11,348 offset by the increase in inventory of $26,438, increase in receivables of $5,907, increase in prepaid expenses and other assets of $1,537 and the increase in accounts payable and accrued expenses of $5,518. Cash used in operations was used to reduce obligations to vendors and to finance an increase in inventory levels to support AAI’s peak selling season that generally occurs from the months of May through September.

For the year ended December 31, 2004, cash used in investing activities was $9,896. This is a result of increasing property and equipment for the wholesale segment by $4,970 and $4,926 for the retail segment. The retail segment opened 25 new stores during the year ended December 31, 2004.

For the year ended December 31, 2004, cash from financing activities was $27,756. This is a result of increases to our line of credit of $31,705, increases to our term loans and notes payable of $11,094 offset by payments to term loans and notes payable of $415, payments to capital lease obligations of $412, distributions and advances to stockholders of $1,510, increases to cash overdraft of $1,301 and decreases to matured funds from factor of $14,711. AAI’s principal capital requirements are to fund working capital needs and to finance opening of new retail stores.

Cash Flow Overview—The CI Companies (in CDN$)

For the nine months ended September 30, 2007 CI companies had cash provided by operating activities as compared to cash used in operating activities for the nine months ended September 30, 2006. This improvement was due in large part to the increased profitability of CI companies and the improved management of operating assets. As well, they did not open any new stores in the first half of 2007 so their cash requirements for additions to capital expenditures were reduced and their funds were used mainly to repay bank indebtedness. On September 30, 2007 their bank indebtedness was $885 with a credit facility allowing maximum borrowings of $4,500.

On September 30, 2007 their working capital was $2,263 as compared to negative working capital of $182 in 2006. Accounts receivable days outstanding improved to 47 days as at September 30, 2007 from 57 in 2006. Inventory decreased to $7,069 in 2007 from $8,948 in 2006. Inventory turnover has increased to 1.9 times in 2007 from 1.5 times in 2006.

Cash provided by operating activities for the nine months ended September 30, 2007 was $5,961 as compared to cash used in operating activities of $117 for the nine months ended September 30, 2006. Cash used in investing activities was $2,118 representing property and equipment additions for this year together with advances given to the U.S. affiliate. In 2006 the cash used in investing activities was $937 and this was only related to additions to property and equipment.

Cash used in financing activities was $4,146 in 2007 versus cash provided of $1,032 in 2006. In 2007 this represented a pay down of bank indebtedness by CI companies as compared to an increase in bank indebtedness and long-term debt in 2006 which provided the bulk of their financing. This resulted in a decrease in cash of $303 for the nine months ended September 30, 2007.

CI companies’ principal capital requirements are to fund working capital needs and to open new stores. These capital requirements have generally been satisfied by a combination of borrowings under their credit facility and the issuance of long-term debt to related parties. On December 31, 2006, their bank indebtedness was $3,821 with a credit facility having maximum borrowings of $4,500.

In 2006 working capital was $1,795 as compared to negative working capital of $248 in 2005. Accounts receivable days outstanding improved to 38 days in 2006 from 68 in 2005. Inventory increased to $8,162 in 2006 from $7,393 in 2005 mainly due to the opening of 6 new stores during 2006. Inventory turnover has decreased to 1.7 times in 2006 from 1.8 times in 2005.

Cash used in operating activities for the year ended December 31, 2006 was $518 as compared to cash provided by operating activities of $128 for the year ended December 31, 2005. Cash used in investing activities was $1,881 representing property and equipment additions for this year, which were primarily related to the build out of six new stores. In 2005 the cash used in investing activities was $3,908 and was primarily related to the build out of 11 new stores.

Cash provided by financing activities was $2,814 in 2006 versus $4,025 in 2005. In both years the bulk of the financing has been provided by a combination of bank indebtedness and issuance of long-term debt. This resulted in an increase in cash of $414 for the year.

In 2005, CI companies principally financed its operations through a combination of borrowings under their credit facility and through the issuance of long-term debt. The long-term debt was issued both by related parties and from their bankers. The principal use of these funds was for the additions to capital assets necessitated by their opening of 11 new stores during the year. In 2004 our principal use of funds was also for capital expenditures for the opening of 8 new stores.

In 2005 working capital was negative $248 as compared to negative working capital of $444 in 2004. Accounts receivable days outstanding worsened to 68 days in 2005 from 41 in 2004. Inventory increased to $7,393 in 2005 from $5,447 in 2004 mainly due to the opening of 11 new stores during 2005. Inventory turnover has decreased to 1.8 times in 2005 from 2.0 times in 2004.

Cash provided by operating activities for the year ended December 31, 2005 was $128 as compared to $1,615 for the year ended December 31, 2005. Cash used in investing activities was $3,908 representing property and equipment additions for this year, which were primarily related to the build out of 11 new stores, as compared to $3,339 in 2004 which was used primarily for the build out of 8 new stores.

Cash provided by financing activities was $4,025 in 2005 versus $1,724 in 2004. In both years the bulk of the financing has been provided by a combination of bank indebtedness and issuance of long-term debt. This resulted in an increase in cash of $246 for the year.

Obligations Overview—AAI

Over the past year, AAI’s growth has been funded through a combination of borrowings from related and unrelated parties, bank debt and lease financing. As of September 30, 2007 AAI had approximately $6,490 in unrestricted cash. On January 18, 2007, AAI completed a $41 million secured debt financing with SOF Investments. During July 2007, AAI executed an agreement to obtain an additional $10 million in financing from SOF Investments. During July 2007, AAI also replaced its revolving credit facility of $62,500 with an increased revolving facility of $75,000 from LaSalle Bank. AAI believes that as a result of this it currently has sufficient cash and financing commitments to meet its funding requirements through at least June 2008. AAI expects that it will need to obtain additional financing in order to accomplish its business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing might be available.

Debt Agreements

The following is an overview of AAI’s long term and current debt as of September 30, 2007.

Description of Debt	Lender Name	Interest Rate	September 30, 2007	Covenant Violations	Reference
Revolving Credit Line	LaSalle Bank	LIBOR + 2.0%	$50,110	Yes	a
Term loan from private investment firm	SOF Investments	16.0%	51,000	Yes	b
Term Loan	South Bay Bank	Prime + 1.00%	249		c
Long-Term Equipment Loans	3 loans for equipment and vehicles ranging between $5 - $26	From 4.6% to 11.9%	46		d
Leasehold Improvement Loans	2 loan from landlords ranging between $90 -$655	From 8% to 9%	746		e
Long-Term Software Loan	De Lage Landen Financial	9.0%	320		f

Total Long Term Bank Debt			102,471
Less current portion of bank debt			365

Long-Term bank debt, net of current portion			102,106
Notes payable to related parties	Six individual notes to shareholder and family members	From 12% to 18%	4,390		g
Notes payable to unrelated parties	Thirty four individual notes to individuals ranging between $10 -$500	From 12% to 24%	5,639		h
Subordinated notes payable to related parties	Two notes to shareholder and family member	From 12% to 18%	360		i
Capital lease obligations	72 individual leases ranging between $1 - $428	From 8% to 24%	6,772		j

Total debt			119,267
Cash Overdraft			4,858

Total Net debt			$124,125

a) At September 30, 2007, revolving credit facility with LaSalle Bank provided for borrowings up to $75,000. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by substantially all assets of AAI. Interest under the agreement is at LIBOR (5.12% at September 30, 2007) plus 2.0% or the bank’s prime rate (8.25% at September 30, 2007), at AAI’s option. The interest rate was 7.12% at September 30, 2007. The facility was to expire in January 2010. The average borrowings during the nine months were $50,241. AAI’s stockholders personally guaranteed the borrowings. On January 18, 2007, AAI negotiated an increase in the size of its credit facility to $62,500. Among other requirements, this facility agreement included a subjective acceleration clause and required AAI to maintain a lock box. During July 2007, AAI replaced this revolving credit facility with an increased revolving credit facility of $75 million from LaSalle Bank which expires at the earlier of July 2, 2012 or thirty days prior to the maturity date of the loan agreement with the private investment firm (January 18, 2009) unless its refinanced on terms acceptable to the bank. Borrowings under the new facility are subject to certain advance provisions established by the bank and are collateralized by substantially all of the assets of American Apparel. No charges for early extinguishment of debt were incurred associated with this transaction. At September 30, 2007, AAI failed to meet certain covenants relating to its financing agreement with LaSalle Bank. Covenant violations of the LaSalle agreement included issuance of guarantees for leases outside of United States, cash advances to subsidiaries incorporated outside of United States and assignment of certain life insurance proceeds from AAI to the CI companies. These covenant violations triggered a cross default covenant violation with SOF Investments. As a result of these covenant violations, AAI was in default of provisions stipulated in its financing agreements with these two creditors. During November 2007, AAI obtained from LaSalle Bank and SOF waivers for the violation of these covenants effective September 30, 2007 and as at November 2007.

b) On January 18, 2007, AAI completed a $41 million secured debt financing with SOF Investments. The proceeds of the financing were used to repay AAI’s subordinated notes payable held by C3 Capital Partners, L.P., of $15,000 (including principal, interest and fees), and to repay its term loans with its bank of $5,600. Net proceeds related to the secured debt financing amounted to approximately $18 million. Indebtedness under the agreement bears interest at 16% per annum, payable monthly and matures on January 18, 2009. The agreement requires AAI to meet certain financial covenants. These covenants include fixed charge coverage ratio, annual capital expense limitation, minimum EBITDA, debt to EBITDA ratio, and adjusted debt to EBITDAR ratio. In the event AAI is in default under the agreement the interest rate increases to 21% per annum and the lender has the right to demand payment in full of all outstanding indebtedness. On July 2, 2007, AAI obtained an additional $10 million secured debt financing with SOF Investments under the same terms as the original agreement dated January 18, 2007. The agreement allows prepayments prior to January 18, 2008 at the present value of all scheduled payments of interest (whether in cash and in-kind) through the first anniversary of the Closing Date in respect of the amount so repaid discounted at a rate equal to the Federal Funds Rate. Subsequent to that date, any prepayment must include a prepayment premium equal to 3% of the amount prepaid. As discussed in (a) covenant violations of the LaSalle financing agreement triggered a cross default covenant violation with SOF Investments. As a result of these covenant violations, AAI was in default of provisions stipulated in its financing agreements with these two creditors. During November 2007, AAI obtained from LaSalle Bank and SOF waivers for the violation of these covenants effective September 30, 2007 and as at November 2007.

c) At September 30, 2007, AAI had two term loans with South Bay Bank. The first loan is payable in monthly installments of $5, including interest at prime (8.25% at September 30, 2007) plus 1% through October 2007. The balance at September 30, 2007 was $5. The second loan is payable in monthly installments of $22, including interest at prime plus 1% through December 2008. The balance at September 30, 2007 was $244. Both of these loans are secured by related equipment.

d) At September 30, 2007, AAI had various promissory notes payable in monthly installments aggregating $18, including interest ranging from 4.6% to 11.9% and maturing at various dates through August 2011. The notes are collateralized by equipment.

e) At September 30, 2007, AAI had two leasehold improvement term loans with certain landlords of its retail stores. The first loan is payable in monthly installments of $3 through March 2010, including interest at a rate of 8%. The balance at September 30, 2007 was $90. The second loan was payable in monthly interest only payments at 9% through December 2009. The balance at September 30, 2007 was $656.

f) At September 30, 2007, AAI has a term loan with De Lage Landen Financial financing company payable in monthly installments of $11 through April 2011, including interest at a rate of 9%. The balance at September 30, 2007 was $320.

g) AAI has unsecured notes payable to certain individuals related to a stockholder, which are due upon demand with interest ranging from 12% to 18% per annum. The balance outstanding at September 30, 2007 was $4,380.

h) AAI has unsecured notes payable to certain unrelated individuals, which are due upon demand with interest ranging from 10% to 24% per annum. The balance outstanding at September 30, 2007 was $5,639. Notes are personally guaranteed by a stockholder of AAI.

i) AAI has unsecured notes payable with a related party (relative of a stockholder), which are due upon demand with interest at 18%. The balance outstanding at September 30, 2007 was $180. The note is subordinated to the interest of the bank which held AAI’s current revolving credit facility as well as the interest of the bank which provided the new secured revolving credit facility on July 2, 2007. AAI has an unsecured note payable to a stockholder which is due on demand with interest at 12%. The balance outstanding at September 30, 2007 was $180. The note is subordinated to the interest of the bank which held AAI’s current revolving credit facility as well as the interest of the bank which provided the new secured revolving credit facility on July 2, 2007.

j) AAI leases certain equipment under capital lease arrangements expiring at various times through 2011. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets.

Contractual Obligations Summary

The following table summarizes AAI’s contractual commitments as of September 30, 2007, which relate to future minimum payments due under non-cancelable licenses, leases, long-term debt and advertising commitments. Future minimum rental payment on operating lease obligations presented below do not include any related property insurance, taxes, maintenance or other related costs required by operating leases. Operating lease rent expenses, including the related real estate taxes and maintenance costs, are included in the Cost of sales and General and administrative expenses in AAI’s financial statements and amounted to approximately $22,738 for the nine months ending September 30, 2007.

	Total	Payments due by period
Contractual Obligations		Less than 1 year	1-3 years	4-5 years	More than 5 years
Long term debt, excluding interest	$102,106	$—	$102,098	$8	$—
Current debt	10,774	10,774	—	—	—
Capital lease obligations	6,772	3,091	3,681	—	—
Operating lease obligations	159,420	25,953	$42,712	$35,505	$55,250
Advertising Commitments	$1,929	$1,929	—	—	—

Total	$280,970	$41,717	$148,491	$35,513	$55,250

Over the past year, AAI’s growth has been funded through a combination of borrowings from related and unrelated parties, bank debt and lease financing. As of September 30, 2007, AAI had approximately $6,490 in unrestricted cash. As of September 30, 2007, AAI failed to meet certain debt covenants relating to its financing agreements with LaSalle Bank and SOF Investments. Covenant violations of the LaSalle agreement included issuance of guarantees for leases outside of United States, cash advances to subsidiaries incorporated outside of United States and assignment of certain life insurance proceeds from AAI to the CI companies. These covenant violations triggered a cross default covenant violation with SOF Investments. As a result of these covenant violations, AAI was in default of provisions stipulated in its financing agreements with these two creditors. During November 2007, AAI obtained from LaSalle Bank and SOF waivers for the violation of these covenants effective September 30, 2007 and as at November 2007.

Obligations Overview—The CI Companies (in CDN$)

Long Term and Current Debt

The following is an overview of the CI companies’ long term and current debt. Payments due on these obligations are summarized in the table of contractual obligations below.

The CI companies have a line of credit facility with maximum borrowings of $4,500, due on demand, bearing interest at the bank’s prime rate plus 1% per annum payable monthly. This line of credit is secured by a $5,000 moveable hypothec and provides for a charge on the CI companies’ accounts receivable, inventory and all other moveable assets and by Section 427 under the Bank Act of Canada on inventory. A movable hypothec is a legal term used in Quebec civil law which is equivalent to the common law term, chattel mortgage. It is a real right on a movable property made liable for the performance of an obligation. It confers on the creditor the right to follow the property into whosoever hands it may be, to take possession of it or to take it in payment, or to sell it or cause it to be sold and, to have a preference upon the proceeds of the sale ranking.

The bank’s agreement contains various covenants which require the CI companies to maintain certain financial ratios and commitments as defined by the bank. As at September 30, 2007 and December 31, 2006, the CI companies were not in compliance with certain of these covenants. The bank has waived compliance with the obligation to meet these covenants as at September 30, 2007 and December 31, 2006.

Certain of the CI companies have provided unlimited corporate guarantees to secure this credit facility. These guarantees are secured by either moveable hypothecs in the amount of $3,200 or general assignment agreements.

In addition to the line of credit facility, the CI companies have the following long term debt:

•

Various bank term loans, repayable in monthly capital installments aggregating $37 plus interest at rates ranging from the bank’s prime rate plus 2% to the bank’s prime rate plus 3% per annum, maturing at dates ranging from 2008 to 2011. As a result of the reorganization of the retail companies these loans were fully repaid by September 30, 2007. Aggregate balance of these loans was $1,323 at December 31, 2006.

•

Loan of $450 U.S. from a member of the immediate family of the stockholder, being a director of a company, bearing interest at 18% and without terms of repayment. The loan has been subordinated in favor of the bank. This loan will not be repaid prior to January 1, 2008. Balance of this loan was $524 at December 31, 2006.

•

Loan of $3,804 U.S. from the stockholder, non-interest bearing and without terms of repayment. An amount of $2,394 U.S. has been subordinated in favor of the bank. The stockholder has agreed to subordinate an additional $1,410 U.S. This loan will not be repaid prior to January 1, 2008. Balance of this loan was $5,098 at December 31, 2006.

•

Mortgage of $401maturing November 2009, bearing interest at 4.85% per annum. The mortgage is secured by the building and is repayable in monthly installments of $2, combining principal and interest. Balance of this loan was $408 at December 31, 2006.

•

Loan of $300 from a member of the immediate family of the stockholder, and a director of a company, bearing interest at 15% and without terms of repayment. The loan has been subordinated in favor of the bank. This loan will not be repaid prior to January 1, 2008. Balance of this loan was $300 at December 31, 2006.

•	Loan of $42 from an individual, bearing interest at 14%, repayable in blended monthly payments of $21, maturing in 2007. Balance of this loan was $219 at December 31, 2006.

Debt Agreements

The following is an overview of CI companies’ long term and current debt as of September 30, 2007

Description of Debt	Lender Name	Interest Rate	September 30, 2007	Covenant Violations	Reference
Revolving demand credit facility $4,500	Toronto Dominion Bank	Canadian prime plus 1%	$885	Yes	a
Mortgage	HSBC	4,85%	401
Various loans	Various*	14 - 18%	4,574

			$5,860

*	Lenders referred to as various include a 4 of debt agreements with individual debt amounts in the range from $92 to $3,785.

a)	The revolving demand credit facility is secured by the accounts receivable, inventory and all moveable assets of the companies. The shareholder has subrogated US$2,394 and a relative of the shareholder has subrogated $750 in favor of the bank. The shareholder has provided an unlimited personal guarantee in favor of the bank. A relative of the shareholder has provided a personal guarantee in the amount of US$450 in favor of the bank.

As at September 30, 2007 the company was not in compliance with the Minimum Net Working Capital covenant required by the bank. The bank has waived compliance with the obligation to meet this covenant. The company is presently negotiating with its bank to revise these covenants as part of its annual renewal of the banking agreement.

Contractual Obligations Summary

The following table summarizes the CI companies’ contractual commitments as of September 30, 2007, which relate to future minimum payments due under non-cancelable licenses, leases and other debt (in CDN$). Future minimum rental payment on operating lease obligations presented below do not include any related property insurance, taxes, maintenance or other related costs required by operating leases. Operating lease rent expenses, including the related real estate taxes and maintenance costs, are included in the Cost of sales and General and administrative expenses in CI companies’ financial statements and amounted to approximately $3,553 for the nine months ending September 30, 2007.

	Total	Less than 1 year	Payments due by period
Contractual Obligations			1-3 years	4-5 years	More than 5 years	No fixed terms of repayment
Long term debt, excluding interest	$4,975	$52	$391	$—	$—	$4,532
Interest	42	20	22	—	—	—
Capital lease obligations, excluding interest	13	13	—	—	—	—
Interest	1	1	—	—	—	—
Operating lease obligations	22,103	3,492	6,287	5,222	7,102	—

Total	$27,134	$3,578	$6,700	$5,222	$7,102	$4,532

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors, except for the financing commitments previously discussed.

American Apparel Related Party Transactions

The following is a summary of transactions since January 1, 2006 to which American Apparel has been a party in which the amount involved exceeded $120,000 and in which any of American Apparel’s executive officers, directors or stockholders had or will have a direct or indirect material interest.

Lim Buyout Agreement

Each of AAI and Messrs. Charney and Lim are parties to an agreement, dated as of November 9, 2006, pursuant to which Mr. Charney shall purchase all of the outstanding capital stock and membership interests of the American Apparel companies held by Mr. Lim in the Lim Buyout for $60 million in cash, plus an additional cash price equal to (1) $60 million divided by 365, (2) multiplied by 0.20, (3) multiplied by the number of days after May 1, 2007 the Lim Buyout is consummated. The purchase price for the Lim Buyout shall be referred to as the “Lim Payment Amount.” In the event that the Lim Buyout is not consummated by Mr. Charney prior to closing of the acquisition for any reason, Endeavor shall effect the Lim Buyout as part of and conditioned upon the consummation of the acquisition. This cash payment shall be deemed part of the consideration paid by Endeavor for the acquisition.

Employment Agreements

American Apparel has not entered into employment agreements or any other written employment arrangements with any of its named executive officers. American Apparel is a party to an employment agreement with one of its non-executive officers. The employment agreement provides that the executive is an “at-will” employee and her employment may be terminated at any time by the employee or the company upon notice. The employee’s base salary under the employment agreement is $150,000 and the employee shall be entitled to a vested guaranteed bonus of $37,500, payable each May 31st and December 31st. The initial term of the agreement is one year, such term to be automatically renewed for successive one-year period unless earlier terminated in accordance with the agreement. Under the employment agreement, the officer is entitled to participate in American Apparel’s general employee benefit plans in accordance with the terms and conditions of such plans. The employment agreement also provides the officer with certain severance benefits.

Unsecured Indebtedness

American Apparel is currently indebted to its stockholders, certain key employees, and/or relatives of its stockholders in an aggregate principal amount of approximately $12.0 million. All of the unsecured indebtedness is due on demand by the holder of the underlying notes. Upon consummation of the acquisition, these amounts will be immediately paid. The specifics of each of the notes issued to the related parties are as follows as at September 30, 2007:

Name of Noteholder	Principal Amount of Note Outstanding as of the date hereof		Annual Interest Rate
Moshe Safdie & Associates (architecture firm principally owned by Mr. Charney’s uncle)		$2,718	18%, paid monthly
Sylvia Safdie (Mr. Charney’s mother)		$832	12%, compounded monthly
Maya Charney (Mr. Charney’s sister)		$56	12%, compounded monthly
Gabriel Safdie (Mr. Charney’s uncle)		$121	18%, paid monthly
Kelley Devanathan (employee of AAI)		$23	18%, compounded monthly
Ronite Sasson (employee of CI)		$284	18%, compounded monthly
Martin Bailey (officer of AAI)		$116	18%, paid monthly
Adrian Kowalewski (employee of AAI)		$35	18%, paid monthly
Rod Kazazi (employee of AAI)		$100	18%, paid monthly
Louis Canadas (employee of AAI)		$80	18%, paid monthly
Sam Lim		$180	12%, paid monthly (subordinated)
Morris Charney (Mr. Charney’s father)	$ $	180 2,198	18%, paid monthly (subordinated) 18%, paid monthly
Dov Charney		$4,027	18%, paid monthly
David Kim (employee of AAI)		$150	18%, paid monthly
Lloyd Brown (director of CI)		$42	14% blended monthly payments
Paul Willianson (relative of employee)		$50	12%, compounded monthly
Four-Two-Three (company owned by relative of employee)		$250	18%, compounded monthly
Members of Kapadia Family (relatives of employee)		$121	18%, compounded monthly
Billy Mauer (Mr. Charney’s cousin)		$500	18%, compounded monthly

Property Leases

Mr. Charney and/or AAI have guaranteed the obligations of American Apparel under various property leases, including:

•	New York store at 712 Broadway, New York, NY for up to approximately $820,000 in aggregate obligations;

•	New York store at 183 E. Houston St. New York, NY for up to approximately $430,000 in aggregate obligations;

•	New York store at 1090 Third Ave., New York, NY for up to approximately $190,000 in aggregate obligations;

•	Chicago store at 1563 N. Milwaukee Ave., Chicago, IL for up to approximately $213,000 in aggregate obligations;

•	Los Angeles store at 6922 Hollywood Blvd., Los Angeles, CA for up to approximately $2.2 million in aggregate obligations; and

•	Montreal store at 3521, 3523 and 3525 St. Laurent Blvd., Montreal Quebec HTX2T6 for up to approximately C$514,000 in aggregate obligations.

In December 2005, American Apparel entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with American Central Plaza, LLC. Mr. Charney and Mr. Lim’s spouse each hold a 25% membership interest in American Central Plaza. The remaining members of American Central Plaza are not affiliated with American Apparel. The monthly lease payments are $48 and the lease expires in November 2011, with a five year extension, at the option of American Apparel. A number of the property leases entered into by American Apparel require the consent of the lessor in the event of a change of control.

Inflation

Inflation affects the cost of raw materials, goods and services used by AAI. In recent years, inflation has been modest. However, high oil costs can affect the cost of all raw materials and components. The competitive environment somewhat limits the ability of AAI to recover higher costs resulting from inflation by raising prices. Although AAI cannot precisely determine the effects of inflation on its business, it is management’s belief that the effects on revenues and operating results have not been significant. AAI seeks to mitigate the adverse effects of inflation primarily through improved productivity and strategic buying initiatives. AAI does not believe that inflation has had a material impact on its results of operations for the periods presented, except with respect to payroll-related costs and other costs arising from or related to government imposed regulations.

Financial Covenants and Credit Rating

AAI’s credit arrangements impose certain restrictions on AAI regarding capital expenditures and limit AAI’s ability to: incur additional indebtedness, dispose of assets, make repayments of indebtedness or amendments of debt instruments, pay distributions, create liens on assets and enter into sale and leaseback transactions, investments, loans or advances and acquisitions. Such restrictions could limit AAI’s ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business or acquisition opportunities. AAI is in compliance with all covenants under its credit arrangements at September 30, 2007.

Seasonality

AAI experiences seasonality in its operations. Historically, sales during the second and third fiscal quarters have generally been the highest, with sales during the first fiscal quarter the lowest. This reflects the combined impact of the seasonality of the wholesale and retail segments. Generally, AAI’s retail segment has not experienced the same pronounced sales seasonality around the back-to-school and year-end holiday selling seasons as other retailers.

Accounting Pronouncements-Newly Issued

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 15, 2006, and is to be applied to all open tax years as of the date of effectiveness. The AAI adopted the interpretation as of January 1, 2007 and such adoption did not have a material effect on the AAI’s consolidated financial statements (Note 17).

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15,

2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The AAI is currently evaluating the expected effect of SFAS No. 157 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the AAI’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. AAI is currently evaluating the expected effect of SFAS No. 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, AAI should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. AAI adopted EITF 06-3 on January 1, 2007. The adoption of EITF 06-3 did not have a significant impact on its consolidated financial position or results of operations. AAI currently records its sales net of any value added or sales tax.

All other recently issued accounting pronouncements are not expected to have a material impact on AAI’s consolidated financial statements.

Non-GAAP Discussion

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, minority interest in net income of affiliates, interest expense, and depreciation and amortization. American Apparel’s management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of EBITDA provides useful information regarding American Apparel’s results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

EBITDA also is used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•

to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of a company in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Reconciliation of AAI’s EBITDA

The following table presents a reconciliation of the AAI’s EBITDA to its net income (loss) for, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,			2003	2002
	2007	2006	2006	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$11,581	$(185)	$(1,624)	$3,583	$6,323	$5,988	$1,666
Income taxes	4,725	959	1,335	392	1,019	(379)	13
Interest expense	12,255	7,869	10,797	6,258	1,928	855	671
Depreciation and amortization	8,057	7,299	9,430	5,370	2,206	1,072	478

EBITDA	$36,618	$15,942	$19,938	$15,603	$11,476	$7,536	$2,828

Reconciliation of the CI companies’ EBITDA

The following table presents a reconciliation of the CI companies’ EBITDA to their net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Nine Months Ended September 30,
	2007	2007	2006	2006
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$959	$870	$117	$103
Income taxes	812	736	259	229
Interest expense	991	899	803	709
Depreciation and amortization	1,363	1,236	1,181	1,043

EBITDA	$4,125	$3,741	$2,360	$2,084

The following table presents a reconciliation of the CI companies’ EBITDA to their net (loss) income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Year Ended December 31,
	2006	2006	2005	2005	2004	2004	2003	2003	2002	2002
	CDN $	USD $	CDN $	USD $	CDN $	USD $	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net (loss) income	$(89)	$(78)	$(7)	$(6)	$111	$85	$559	$400	$225	$143
Income taxes	271	239	138	112	71	55	288	206	140	89
Interest expense	1,151	1,014	642	520	343	264	125	90	47	30
Depreciation and amortization	1,611	1,420	1,093	885	378	290	67	48	37	24

EBITDA	$2,944	$2,595	$1,866	$1,511	$903	$694	$1,039	$744	$449	$286

Quantitative and Qualitative Disclosures about Market Risk

American Apparel’s exposure to market risk is limited to interest rate risk associated with American Apparel’s credit facilities and foreign currency exchange risk associated with American Apparel’s foreign operations.

Based on AAI’s interest rate exposure on variable rate borrowings at September 30, 2007, a one percentage point increase in average interest rates on AAI’s borrowings would increase future interest expense by approximately $42 per month. AAI determined these amounts based on approximately $50,359 of variable rate borrowings at September 30, 2007, multiplied this amount by 1% and divided by twelve. AAI is currently not using any interest rate collars or hedges to manage or reduce interest rate risk. As a result, any increase in interest rates on AAI’s variable rate borrowings would increase interest expense and reduce net income.

The majority of AAI’s operating activities are conducted in US dollars. Approximately 18% of AAI’s sales are denominated in other currencies such as Euros, or British Pounds Sterling. Nearly all of AAI’s production costs and material costs are denominated in US dollars although the majority of the yarn is sourced from outside the United States. A 10% change in the exchange rate of the US dollar with respect to the foreign countries where the company operates, in a scenario where the US dollar would appreciate against other currencies could have a significant impact on AAI’s earnings. We have estimated that for the nine months ended September 30, 2007, such a gain in the value of the US$ would have resulted in a decrease of approximately $3,100 in net income due to the United States being the source for the goods being sold as well as the effect on retail margins which is the primary sales channel in those markets. We have not, however, factored in our ability to raise prices in those markets to compensate for such an increase in the effective cost of our products in foreign markets.

While the CI companies purchases from AAI are denominated in US dollars, its operating activities and all of its sales are denominated in Canadian dollars. A 10% change in the exchange rate of the US dollar with respect to the Canadian dollar, in a scenario where the US dollar would appreciate against the Canadian dollar could have a significant impact on the CI companies’ earnings. We have estimated that for nine months ended September 30, 2007, such a gain in the value of the US$ would have resulted in a decrease of approximately $1,080 in net income of the CI companies due to the United States being the source for the goods being sold as well as the effect on retail margins which is the primary sales channel for the CI companies. We have not, however, factored in our ability to raise prices in the Canadian market to compensate for such an increase in the effective cost of our products in Canada.

DIRECTORS AND EXECUTIVE OFFICERS OF ENDEAVOR FOLLOWING THE ACQUISITION

At the effective time of the acquisition, the board of directors and executive officers of Endeavor will be as follows:

Name	Age	Position
Dov Charney	38	Chairman of the Board, Chief executive officer, president and director
Ken Cieply	52	Chief financial officer and treasurer
Robert Greene	48	Director
Mark D. Klein	45	Director
Adrian Kowalewski	29	Director
Allan Mayer	57	Director
Keith Miller	40	Director
Mark Samson	54	Director
Mortimer Singer	30	Director
Mark A. Thornton	42	Director

Directors

Dov Charney is founder of American Apparel and has served as a director, chief executive officer and president of American Apparel since its formation in 1998 and has been a managing member of LLC since its formation in 1998. Prior to starting American Apparel, Mr. Charney founded American Heavy, Inc., an apparel company located in Columbia, South Carolina, in 1989, and served as its founder and chief executive officer until 1996. Mr. Charney is a graduate of Choate Rosemary Hall and attended Tufts University.

Ken Cieply has been the chief financial officer of American Apparel since June 2006, overseeing the domestic and international financial and administrative activities for the company. Prior to joining American Apparel, Mr. Cieply worked as an independent business and financial consultant in Montreal, Canada from May 2004 to June 2006. From 2000 to May 2004, he was vice president of finance and chief financial officer of Cavalier Specialty Yarn Inc., a manufacturer with locations in Canada and the United States. From 1999 to 2000, Mr. Cieply was executive vice president and chief financial officer of Grand Toys International Inc., a Nasdaq-listed distributor and licensee of toys in Canada and the United States. Prior to Grand Toys, he served from 1994 to 1999 as vice president of finance and administration for Gildan Activewear Inc., a publicly-traded manufacturer and distributor of active wear with locations in Canada, the United States, Central America and the Caribbean. Mr. Cieply successfully led that company’s 1998 initial public offering on U.S. and Canadian public markets. Prior to joining Gildan, Mr. Cieply was vice president of finance for Rosilco International, a manufacturer and importer of textiles based in Montreal, from 1988 to 1994. Mr. Cieply previously served as controller of several companies between 1981 and 1988. He began his career as an accountant at KPMG. Mr. Cieply holds a Bachelor of Commerce degree from McGill University and is a member of the Canadian Institute of Chartered Accountants.

Robert Greene will become a director of Endeavor upon consummation of the acquisition of American Apparel. Mr. Greene is a bestselling author known for his books on strategy. Mr. Greene has worked as a private consultant to several executives in businesses ranging from financial management, to artists’ agencies and film producers. He has written three books, all published by Penguin: The 48 Laws of Power (1998, over 900,000 copies sold in US, and translated into 21 languages); The Art of Seduction (2001) and The 33 Strategies of War (2006). He has worked in New York City as an editor and writer for several magazines, including Esquire, and in Hollywood as a story developer and writer. He lived for years in London, England; Paris, France; and Barcelona, Spain; he speaks several languages and has worked as a translator. He attended the University of California, Berkeley and the University of Wisconsin-Madison, where he received a B.A. in classical studies.

Mark D. Klein will become a director of Endeavor upon consummation of the acquisition of American Apparel. Mr. Klein has been Chief Executive Officer, President and a Director of Alternative Asset Management

Acquisition Corp., a publicly traded blank check company formed for the purpose of acquiring an operating business, since February 2007. Mr. Klein is presently the Chief Executive Officer of Hanover Group US LLC, a newly formed indirect US subsidiary of the Hanover Group, whose primary purpose is to be involved with the organization and initial public offering of a blank check company. Mr. Klein is also an investment banker at Ladenburg Thalmann & Co. Inc. and a Managing Member of the LTAM Titan Fund, a fund of funds hedge fund. Prior to joining Hanover in 2007, Mr. Klein was Chairman of Ladenburg Thalmann & Co., Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co., Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005 Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the US subsidiaries of the National Bank of Greece, the largest financial institution in Greece. Prior to joining NBGI, Mr. Klein was President and Founder of Newbrook Capital Management, and Founder and Managing Member of Independence Holdings Partners, LLC, a private equity fund of funds company. Prior to the formation of Newbrook Capital Management and Independence Holdings Partners, LLC, Mr. Klein was a Senior Portfolio Manager for PaineWebber and Smith Barney Shearson. Prior to his affiliation with PaineWebber and Smith Barney Shearson, Mr. Klein managed investment accounts at Prudential Securities and managed firm capital at MKI Securities. Before entering the securities industry, Mr. Klein worked for two years at Arthur Young in its Entrepreneurial Services Group. Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration degree with high distinction from Emory University.

Adrian Kowalewski will become a director of Endeavor upon consummation of the acquisition of American Apparel. Mr. Kowalewski has been with American Apparel since June 2006. In his role as Director of Corporate Finance & Development, he has been chiefly involved in the corporate finance function and helping set company strategy. From July 1999 to June 2002, he worked in the Mergers & Acquisitions Group of CIBC World Markets in New York and London, where he was involved in advising public and private companies in North America and Europe on mergers and acquisition transactions. From July 2003 to July 2004, he worked for Houlihan Lokey Howard & Zukin, where he participated in financial restructurings, mergers and acquisitions, and private placements. He also worked at Lazard Freres & Co., a preeminent advisory investment bank. Mr. Kowalewski holds an A.B. with honors from Harvard University, and an M.B.A. from the University of Chicago Graduate School of Business.

Allan Mayer will become a director of Endeavor upon consummation of the acquisition of American Apparel. Since October 2006, he has been a principal partner, member of the management committee, and head of the Strategic Communications Division of 42West LLC, a leading public relations firm. In this capacity, and in his previous position as managing director and head of the entertainment practice at the nationally-known crisis communications firm Sitrick And Company, which he held from 1997 until October 2006, he has advised a wide range of corporate and institutional clients in the entertainment and related industries, including, among others, Imagine Entertainment, the Los Angeles Dodgers, the Major League Baseball Players Association, the Motion Picture Association of America, MTV Networks, the Recording Industry Association of America, Sony Pictures, United Artists, Universal Studios, and The Weinstein Co., as well as providing strategic counsel to such high-profile individuals as Halle Berry, Jim Carrey, Tom Cruise, Johnny Depp, Eminem, Brian Grazer, Ron Howard, Rush Limbaugh, and Steven Spielberg. Mr. Mayer served as a staff reporter for The Wall Street Journal from 1972 to 1973; a writer, foreign correspondent and senior editor for Newsweek from 1973 to 1982, and the founding editor (and later publisher) of Buzz magazine from 1990 to 1997. He served as editorial director of Arbor House Publishing Co. from 1987 to 1988 and senior editor of Simon & Schuster from 1988 to 1990. Mr. Mayer has authored two books—Madam Prime Minister: Margaret Thatcher and Her Rise to Power (Newsweek Books, 1980) and Gaston’s War (Presidio Press, 1987). He also is co-author, with Michael S. Sitrick, of Spin: How To Turn The Power of the Press to Your Advantage (Regnery, 1998). In addition, he has written for a wide variety of national publications, ranging from The New York Times Magazine to Vogue. Mr. Mayer is a recipient of numerous professional honors, including the National Magazine Award, the Overseas Press Club Citation of Excellence, and six William Allen White Awards. Mr. Mayer serves on the Board of Directors of Film Independent and lectures regularly on crisis management and communications at UCLA’s Anderson School of Business and USC’s Annenberg School of Communication. Mr. Mayer received his B.A. from Cornell University.

Keith Miller is a partner of Goode Consumer Advisors. Prior to joining Goode at it’s formation in January 2006, Mr. Miller was a private investor and advisor to the global consumer branded marketplace. From October 2002 to March 2006, Mr. Miller served as a senior advisor to Itochu Corporation’s executive management in Osaka and Tokyo, Japan. His responsibilities included the origination, structuring and the execution of brand related mergers and acquisitions, licenses, distribution and joint venture agreements in Asia. As a principal investor and while assisting Itochu, Mr. Miller targeted the acquisition of many consumer and lifestyle brands with global awareness and positioning. From 1987 to 1999, Mr. Miller was the co-founder and President of a manufacturing business which supplied some of the most notable brands in the world including: Gap, Adidas, Old Navy, Polo Ralph Lauren, Levi Strauss and Company, Express, and The Limited. Mr. Miller is an advisory board member and shareholder of Chrome Hearts, Inc., and advisory board member to LeSportsac, Shabby Chic, Intermix, Vestal Watch Company and James Perse. Mr. Miller sits on the board of the Sachdev Group of New Dehli, India which operates and manages global luxury consumer brands in the country of India. Mr. Miller continues to advise many well known entrepreneurs, CEOs and principal shareholders in the consumer marketplace.

Mark Samson will become a director of Endeavor upon consummation of the acquisition of American Apparel. Since 1999, Mr. Samson has been Managing Director of Getzler Henrich and Associates LLC., a leading corporate restructuring firm in the U.S. with a focus on middle market companies. In this capacity, he has served as interim chief executive officer, chief operating officer and/or chief restructuring officer and financial advisor for more than 40 companies. During his tenure with Getzler Henrich, Mr. Samson has provided numerous clients with guidance in operational restructuring, bankruptcy proceedings and business operation, management practices, cash flow and profitability improvements. From 1984 to 2000, Mr. Samson served as Executive Chairman of the Board, Co-President and Chief Executive Officer of Debjon Group/Sidcor/MQM Group, a consortium of 53 vertically integrated retail businesses and convenience stores. From 1976 to 1984, Mr. Samson was Marketing Director for the Berden Group, the largest manufacturer of work wear and corporate uniforms in Africa. Mr. Samson received his BBA in Economics and Marketing from the University of South Africa and is a member of the Turnaround Management Association and American Bankruptcy Institute.

Mortimer Singer will become a director of Endeavor upon consummation of the acquisition of American Apparel. Mr. Singer has been a Senior Vice President of Marvin Traub Associates (“MTA”), a business development and strategy consulting firm focused on working with brands, retailers, developers and related businesses that operate in the retail and consumer goods sectors, since April 2003. In this capacity he oversees all aspects of MTA’s business, from merger and acquisition advisory services to strategic consulting in the fashion and retail industries for clients in the U.S., as well as Russia, India, Europe and other locales. In this capacity he also co-founded and became Managing Director of Traub Singer Magnusdottir Capital, MTA’s venture division. Prior to joining MTA, Mr. Singer launched, in August 2002, the U.S. division of Quintessentially, a UK based luxury concierge services, where he headed the sale and business development initiative, as well as US brand development until April 2003. From June 2000 to June 2002, Mr. Singer worked in the Technology, Media and Telecom division of JPMorgan Chase, where he advised domestic clients on acquisitions, divestitures, restructurings, joint ventures and financing alternatives. He received his BA from the University of Pennsylvania.

Mark A. Thornton will become a director of Endeavor upon consummation of the acquisition of American Apparel. Since January 2005, Mr. Thornton has been an independent consultant to various clients, advising them in the areas of private equity raises and project management, and also lectures at the Harvard Negotiation Insight Initiative. From April 2002 until December 2004, Mr. Thornton researched and authored a book, entitled Meditation in a New York Minute, which was published by Sounds True. At various times during the period from

1997 to March 2002, Mr. Thornton worked in several capacities for JPMorgan, including serving as the Chief Operating Officer for JPMorgan Private Bank in London from June 2001 to March 2002, specializing in operational risk management relating to the merger of JPMorgan with Robert Fleming. He oversaw core aspects of the merger and chaired numerous committees related to operational risk, new product lines and new business development. Prior to joining JPMorgan in 1997, Mr. Thornton worked in various market risk and credit risk positions for blue chip investment banks and securities firms, including Daiwa Europe Bank plc and Australian and New Zealand Banking Group Ltd.

Compensation of Directors

Our non-employee directors will receive annual stock grants equal to that number of shares of our common stock having an aggregate market value of $75,000 at the time of grant, with grants being made at the closing of the proposed acquisition and on each anniversary of service thereafter. Non-employee directors also will receive $1,000 for each board and committee meeting attended and shall be reimbursed for travel expenses incurred in connection with attending these meetings.

The following table sets for certain information regarding the benefits to be provided with respect to such grants to the extent reasonably anticipated on the reflected on November 16, 2007, the record date, and reflects only grants proposed to made on the date of closing of the acquisition.

Name and Position	Value of Grant

Chief Executive Officer
Dov Charney	$0

Non-employee Directors
Robert Greene	$75,000
Mark D. Klein	$75,000
Allan Mayer	$75,000
Keith Miller	$75,000
Mark Samson	$75,000
Mortimer Singer	$75,000
Mark A. Thornton	$75,000

All Executive Officers	$0
All Non-employee Directors	$525,000
All Non-executive Officers and Employees	$0

Meetings and Committees of the Board of Directors of Endeavor

During the fiscal year ended December 31, 2006, Endeavor’s board of directors held five meetings. Although Endeavor does not have any formal policy regarding director attendance at annual stockholder meetings, Endeavor will attempt to schedule its annual meetings so that all of its directors can attend. Endeavor expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors

Endeavor will adhere to the rules of the American Stock Exchange in determining whether a director is independent. The board of directors of Endeavor also will consult with Endeavor’s counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The American Stock Exchange listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these considerations, the board of directors of Endeavor has affirmatively determined that, upon appointment to the board of directors of Endeavor on the closing of the acquisition, Messrs. Greene, Klein, Mayer, Miller, Samson, Singer and Thornton will be the independent directors of Endeavor.

Audit Committee

Effective December 21, 2005, Endeavor established an audit committee of the board of directors, which consists of Edward J. Mathias, as chairman, Jay H. Nussbaum and Richard Y. Roberts, each of whom is an independent director under the American Stock Exchange’s listing standards. Following the consummation of the acquisition, the members of the audit committee will be Messrs. Klein, Samson and Thornton, with Mr. Klein as Chairman.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;

•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•

reviewing disclosures made to the audit committee by our principal executive officer and principal financial officer during their certification process for our Form 10-Ks and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•

reviewing and approving all related-party transactions including analyzing the shareholder base of each target business so as to ensure that we do not consummate a business combination with an entity that is affiliated with our management;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange’s listing standards. The American Stock Exchange’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Edward J. Mathias currently satisfies, and upon consummation of the acquisition, Mr. Samson will satisfy, the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Auditor Fees

The firm of Marcum & Kliegman LLP acts as Endeavor’s independent registered public accounting firm. The following is a summary of fees paid by Endeavor to Marcum & Kliegman LLP for services rendered.

Audit Fees

During the fiscal year ended December 31, 2006, audit fees for Endeavor’s independent registered public accounting firm were $37,000.

During the period from July 22, 2005 (inception) to December 31, 2005, fees for Endeavor’s independent registered public accounting firm were $70,000 for the services they performed in connection with Endeavor’s IPO, including the financial statements included in the Form 8-K filed with the SEC on December 21, 2005 and the audit of Endeavor’s December 31, 2005 Annual Report on Form 10-K.

Audit Related Fees

During 2006, Endeavor’s independent registered public accounting firm rendered audit related services amounting to $14,000 related to the American Apparel transaction.

Tax Fees

During 2006, Endeavor’s independent registered public accounting firm rendered services to Endeavor for tax compliance, tax advice and tax planning in the amount of $3,500.

All Other Fees

During 2005 and 2006, there were no fees billed for products and services provided by Endeavor’s independent registered public accounting firm other than those set forth above.

Audit Committee Approval

Since Endeavor’s audit committee was not formed until December 2005, the audit committee did not pre-approve all of the foregoing services although any services rendered prior to the formation of Endeavor’s audit committee were approved by Endeavor’s board of directors. However, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, before Endeavor engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by our audit committee.

Code of Ethics

In December 2005, our board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries. Requests for copies of our code of ethics should be sent in writing to Endeavor Acquisition Corp., 590 Madison Avenue, 21st Floor, New York, New York 10022.

Compensation Committee Information

Upon consummation of the acquisition, the board of directors of Endeavor will establish a compensation committee with Messrs. Greene, Mayer, Miller, Singer and Thornton as its initial members, each an independent director under the American Stock Exchange’s listing requirements, with Mr. Miller as Chairman. The purpose of the compensation committee will be to review and approve compensation paid to Endeavor’s officers and to administer American Apparel’s incentive compensation plans, including authority to make and modify awards under such plans. Initially, the only plan will be the 2007 performance equity plan.

Nominating Committee Information

Nominating Committee

Effective December 2005, Endeavor established a nominating committee of the board of directors, which consists of Kerry Kennedy, as chairman, and Robert B. Hersov, each of whom is an independent director under the American Stock Exchange’s listing standards. Following the acquisition, the members will be Messrs. Miller, Singer and Greene, each an independent director under the American Stock Exchange’s listing standards, as well as Mr. Charney, with Mr. Singer as Chairman.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

Election of Directors; Voting Agreement

The Endeavor Inside Stockholders and Mr. Charney will enter into a voting agreement at closing of the acquisition. The voting agreement will provide that Mr. Charney, on the one hand, and such Endeavor Inside Stockholders, on the other hand, will each designate four directors and mutually designate one additional directors to Endeavor’s board. Each of the parties to the voting agreement will vote for such designees as directors of Endeavor until immediately following the election that will be held in 2010. Endeavor will be obligated to have a board of directors comprised of nine members and to enable the election to the board of directors of the persons designated by the parties to the voting agreement. The voting agreement is attached to this proxy statement as Annex E. We encourage you to read the voting agreement in its entirety.

Immediately upon the consummation of the acquisition, the directors of Endeavor will be Messrs. Charney, Greene, Klein, Kowalewski, Mayer, Miller, Samson, Singer and Thornton. Under the terms of the voting agreement, Mr. Charney, on the one hand, and the Endeavor Inside Stockholders who are party to the voting agreement, on the other hand, have agreed to vote for the designees to Endeavor’s board of directors through the election in 2010 as follows:

•	in the class to stand for reelection in 2008—Messrs. Greene, Miller and Mayer.

•	in the class to stand for reelection in 2009—Messrs. Kowalewski, Klein and Singer.

•	in the class to stand for reelection in 2010—Messrs. Charney, Samson and Thornton.

Endeavor’s directors do not currently receive any cash compensation for their services as members of the board of directors. Our non-employee directors will receive annual stock option grants to purchase that number of shares of our common stock having an aggregate market value of $75,000 at the time of grant, with grants being made at the closing of the proposed acquisition and on each anniversary of service thereafter. See the section entitled “2007 Performance Equity Plan Proposal—Background.” Non-employee directors also will receive $1,000 for each board and committee meeting attended and shall be reimbursed for travel expenses incurred in connection with attending these meetings.

Executive Officers

As previously stated, Mr. Charney shall serve as chief executive officer and president of Endeavor following the consummation of the acquisition. In addition, Messrs. Charney and Ledecky are currently assessing the needs of Endeavor going forward and evaluating potential candidates for the key positions of chief financial officer, chief operating officer and chief information officer of Endeavor following the closing. It is currently anticipated that the successful candidate for each of these positions shall be familiar with the corporate responsibilities and obligations of officers of public companies, to shareholders, customers and the public. Additionally, Endeavor’s chief financial officer going forward shall be financially literate and experienced in dealing with the complexities of an international corporation and its chief operating officer shall be well-versed with the apparel industry. Those candidates who are approved by Messrs. Charney and Ledecky shall be presented to the boards of directors of American Apparel and Endeavor for their consideration of the appointment of such officers. Further, it is currently anticipated that American Apparel’s current officers and employees (other than Mr. Lim) will continue in the same or substantially the same capacities with American Apparel after the acquisition.

Executive Compensation

No executive officer of Endeavor has received any cash or non-cash compensation for services rendered to Endeavor. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

From inception through January 1, 2007, Endeavor paid $7,500 per month to Ironbound Partners Fund, LLC, for general and administrative services. Ironbound is an affiliate of Jonathan Ledecky, Endeavor’s president and secretary. This arrangement ceased as of January 1, 2007. From January 1, 2007 through April 2007, Endeavor paid a monthly rental of $3,000 for office space to an unaffiliated party. Endeavor was not required to pay any rent for space during from May 2007 through October 2007. Commencing November 1, 2007 Endeavor is required to pay a monthly rental of $2,500 to another unaffiliated party for office space for the benefit of their consultants. Other than the aforementioned fee paid to Ironbound, no compensation of any kind, including finders and consulting fees, have been or will be paid to any of Endeavor’s officers for services rendered prior to the closing of the acquisition. However, Endeavor’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on Endeavor’s behalf such as identifying potential target business and performing due diligence on suitable business combinations. As of the record date, an aggregate of approximately $                     has been reimbursed to them for such expenses.

Upon consummation of the acquisition, Endeavor will operate in the retail apparel industry. In connection with the acquisition of American Apparel, Endeavor will enter into an employment agreement with Mr. Charney for him to serve as Endeavor’s chief executive officer. It also is anticipated that Endeavor will hire and enter into employment agreements with a chief financial officer, chief operating officer and a chief information officer.

The policies of Endeavor with respect to the compensation of the aforementioned executive officers and other executive officers following the acquisition will be administered by Endeavor’s board in consultation with its compensation committee. This committee will be formed from the independent directors on Endeavor’s board following consummation of the acquisition. Messrs. Greene, Miller, Mayer, Singer and Thornton shall serve as its members. Mr. Miller will be the initial chairperson of this committee. The compensation policies followed by Endeavor will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee will be charged with recommending executive compensation packages to Endeavor’s board of directors.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as Endeavor believes it is important to maintain a strong link between executive incentives and the creation of shareholder value. Endeavor believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. The employment agreements to be entered into by future executive officers of Endeavor and the adoption of the proposed 2007 performance equity plan reflect and will reflect what Endeavor believes is a focus on performance- and equity-based compensation. Since Endeavor will not have a compensation committee until completion of the acquisition, Endeavor has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

Compensation Discussion and Analysis

Overall, Endeavor will seek to provide total compensation packages that are competitive in terms of potential value to its executives, and which are tailored to the unique characteristics and needs of Endeavor within its industry in order to create an executive compensation program that will adequately reward its executives for their roles in creating value for Endeavor shareholders. Endeavor intends to be competitive with other similarly situated companies in its industry following completion of the acquisition.

The compensation decisions regarding Endeavor’s executives will be based on Endeavor’s need to attract individuals with the skills necessary for Endeavor to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above Endeavor’s expectations.

It is anticipated that Endeavor’s executives’ compensation will have three primary components—salary, cash incentive bonus and stock-based awards. Endeavor will view the three components of executive compensation as related but distinct. Although Endeavor’s compensation committee will review total compensation, Endeavor does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. Endeavor anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since Endeavor’s compensation committee will not be formed until consummation of the acquisition, Endeavor has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by its compensation committee, Endeavor may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Endeavor’s compensation committee will be charged with performing an annual review of Endeavor’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

Endeavor believes it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the apparel industries. Endeavor expects that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the apparel and related industries through the review of such companies’ public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to Endeavor, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of Endeavor post-acquisition business and objectives that may be unique to Endeavor, Endeavor generally believes that gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

Base Salary. Generally, Endeavor, working with the compensation committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. Endeavor will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what Endeavor believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. Endeavor intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

The performance parameters for which executive officers are eligible to receive cash bonuses under the terms of the employment agreements to be executed in connection with the consummation of the acquisition will be set by the compensation committee each year, within 45 days of approval of such year’s annual budget.

Endeavor will structure cash incentive bonus compensation so that it is taxable to its employees at the time it becomes available to them.

Section 162(m). At this time, it is anticipated that one or more executive officer’s annual cash compensation may exceed $1 million, and Endeavor has accordingly made any plans to qualify for any compensation deductions under Section 162(m) of the Code. With some exceptions, Section 162(m) of the federal income tax laws will limit Endeavor’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the Chief Executive Officer and four next highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The compensation committee shall reserve the discretion to provide compensation that is both market and performance-based. While it is anticipated that the compensation committee will consider the tax impact of any compensation arrangement, the compensation committee will evaluate such impact in light of Endeavor’s overall compensation objectives. The compensation committee will have the right to approve non-deductible compensation if the compensation committee believes it is in the best interests of Endeavor shareholders.

Equity Awards. Endeavor also will use stock options and other stock-based awards to reward long-term performance. Endeavor believes that providing a meaningful portion of its executives’ total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of Endeavor’s shareholders and with Endeavor’s long-term success. The compensation committee and board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to Endeavor’s executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Equity awards will be granted through Endeavor’s 2007 performance equity plan, which was adopted by Endeavor board and is being submitted to the stockholder of Endeavor for their consideration at the special meeting. All of Endeavor’s employees, directors, officers and consultants will be eligible to participate in the 2007 performance equity plan. The material terms of the 2007 Performance Equity Plan are further described in the section of this proxy statement entitled “2007 performance equity plan Proposal.” No awards have been made under the plan as of the date of this proxy statement. It is anticipated that all options granted under the plan in the future will have an exercise price at least equal to the fair market of Endeavor’s common stock on the date of grant.

Endeavor will account for any equity compensation expense under the rules of SFAS 123R, which requires a company to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also will require Endeavor to record cash compensation as an expense at the time the obligation is accrued. Until Endeavor achieves sustained profitability, the availability to it of a tax deduction for compensation expense is not material to its financial position.

Severance Benefits. Endeavor currently has no severance benefits plan. Endeavor may consider the adoption of a severance plan for executive officers and other employee in the future. The employment agreements to be entered into by the persons who will initially serve as executive officers of Endeavor following consummation of the acquisition provide fore certain rights and obligations in the event of the termination of employment as more fully described in the section of this proxy statement entitled “Employment Agreements.”

Other Compensation. Endeavor will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. Endeavor may extend other perquisites to its executives that are not available to our employees generally.

Employment Agreement and Non-Competition Covenants

In connection with the consummation of the acquisition, Mr. Charney will enter into a three year employment agreement with Endeavor. Under the terms of the employment agreement, Mr. Charney will serve full-time as the chief executive officer of Endeavor and American Apparel for an initial term of three years. The employment agreement provides that Mr. Charney will receive an annual base salary of $750,000. Mr. Charney also will be eligible to receive an annual bonus of 150% of his base salary upon the attainment by Endeavor of performance criteria to be established by its compensation committee as soon as practicable after consummation of the acquisition. Mr. Charney also will be eligible to receive a long-term bonus of 300% of his base salary upon the attainment by Endeavor of long-term performance criteria over the three-year term of this agreement, as established by the compensation committee as soon as practicable after consummation of the acquisition.

Each of Messrs. Charney and Lim has agreed in the Acquisition Agreement to refrain from competing with Endeavor or American Apparel or soliciting their respective employees or customers for a period of four years from the closing of the acquisition.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information regarding the beneficial ownership of Endeavor’s common stock as of the record date, November 16, 2007, and after consummation of the acquisition by:

•	each person known by us to be the beneficial owner of more than 5% of Endeavor’s outstanding shares of common stock either on the record date or after the consummation of the acquisition;

•	each of Endeavor’s current executive officers and directors;

•	each person who will become director upon consummation of the acquisition;

•	all Endeavor’s current executive officers and directors as a group; and

•	all of Endeavor’s executive officers and directors as a group after the consummation of the acquisition.

The following table shows beneficial ownership after the consummation of the acquisition if (i) none of the shares of common stock sold in Endeavor’s initial public offering are converted and (ii) 19.99% of the shares of common stock sold in Endeavor’s initial public offering are converted:

	Beneficial Ownership of Endeavor Common Stock on November 16, 2007			Beneficial Ownership of Endeavor Common Stock after Acquisition Consummation Assuming Maximum Conversions			Beneficial Ownership of Endeavor Common Stock after Acquisition Consummation Assuming no Conversions
Name and Address of Beneficial Owner (1)	Number of Shares		Percent of Class before Acquisition	Number of Shares		Percent of Class after Acquisition	Number of Shares		Percent of Class after Acquisition
Jonathan J. Ledecky	1,775,000		8.9%	1,775,000		3.6%	1,775,000		3.4%
Eric J. Watson	1,775,000	(2)	8.9%	1,775,000	(2)	3.6%	1,775,000	(2)	3.4%
Jay H. Nussbaum	40,000		*	40,000		*	40,000		*
Kerry Kennedy (3)	40,000		*	40,000		*	40,000		*
Robert B. Hersov (4)	40,000		*	40,000		*	40,000		*
Edward J. Mathias (5)	40,000		*	40,000		*	40,000		*
Richard Y. Roberts (6)	40,000		*	40,000		*	40,000		*
T. Rowe Price Associates, Inc. (7)	1,557,600	(8)	7.8%	1,557,600	(8)	3.2%	1,557,600	(8)	3.0%
JLF Asset Management, L.L.C. (9)	1,027,467	(10)	5.2%	1,027,467	(10)	2.1%	1,027,467	(10)	2.0%
Fir Tree, Inc. (11)	1,964,200	(11)	9.9%	1,964,200	(11)	4.0%	1,964,200	(11)	3.8%
Prentice Capital Management, LP (13)	1,000,000	(14)	5.0%	1,000,000	(14)	2.0%	1,000,000	(14)	1.9%
Steven A. Cohen (15)	1,751,550	(16)	8.7%	1,751,550	(16)	3.6%	1,751,550	(16)	3.4%
Gilder, Gagnon, Howe & Co. LLC (17)	1,082,043	(18)	5.4%	1,082,043	(18)	2.2%	1,082,043	(18)	2.1%
FMR Corp. (19)	2,709,133	(20)	13.6%	2,709,133	(20)	5.5%	2,709,133	(20)	5.2%
Morgan Stanley (21)	2,885,652	(22)	13.6%	2,885,652	(22)	5.5%	2,885,625	(22)	5.2%
Fred Alger Management, Inc. (23)	2,342,000	(24)	11.6%	2,342,000		4.8%	2,342,000		4.5%
Scott A. Bommer (25)	1,165,000	(26)	5.9%	1,165,000		2.4%	1,165,000		2.2%
Weiss Multi-Strategy Advisors LLC et al (27)	1,010,000	(28)	5.1%	1,010,000		2.2%	1,010,000		2.0%
Dov Charney (29)	*		*	37,258,065		69.1%	37,258,065		65.2%
Robert Greene (29)	*		*	*		*	*		*
Mark D. Klein (29)	*		*	*		*	*		*
Adrian Kowalewski (29)	*		*	*		*	*		*
Allan Mayer (29)	*		*	*		*	*		*
Keith Miller (29)	*		*	*		*	*		*
Mark Samson (29)	*		*	*		*	*		*
Mortimer Singer (29)	*		*	*		*	*		*
Mark A. Thornton (29)	*		*	*		*	*		*

	Beneficial Ownership of Endeavor Common Stock on September 24, 2007		Beneficial Ownership of Endeavor Common Stock after Acquisition Consummation Assuming Maximum Conversions		Beneficial Ownership of Endeavor Common Stock after Acquisition Consummation Assuming no Conversions
Name and Address of Beneficial Owner (1)	Number of Shares	Percent of Class before Acquisition	Number of Shares	Percent of Class after Acquisition	Number of Shares	Percent of Class after Acquisition
Chief financial officer	*	*	*	*	*	*
All existing directors and executive officers as a group (seven individuals)	3,750,000	18.8%	3,750,000	7.7%	3,750,000	7.2%
All new directors and executive officers as a group (12 individuals)	*	*	37,258,065	69.1%	37,258,065	65.2%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is 590 Madison Avenue, 21st Floor, New York, New York 10022.
(2)	These shares are held by Tower Trust, a trust established for the benefit of Mr. Watson and his family.
(3)	Ms. Kennedy’s business address is c/o Robert F. Kennedy Center, 1367 Connecticut Avenue N.W., Suite 200, Washington, D.C. 20036.
(4)	Mr. Hersov’s business address is NetJets Europe, Ltd., Grundstrasse 12, 6343 Rotkreuz, Switzerland.
(5)	Mr. Mathias’ business address is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004.
(6)	Mr. Roberts’ business address is Roberts, Raheb & Gradler, 805 15th Street, NW, Suite 1101, Washington, DC 20005.
(7)	The business address of T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(8)	Represents shares of common stock held by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 13, 2007.
(9)	The business address of JLF Asset Management, L.L.C. is 2775 via de la Valle, Suite 204, Del Mar, CA 92014.
(10)	Jeffrey L. Feinberg is the managing member of JLF Asset Management, L.L.C. The foregoing information was derived from a Schedule 13G filed with the SEC on January 29, 2007.
(11)	The business address of Fir Tree, Inc. is 535 Fifth Avenue, 31st Floor, New York, New York 10017.
(12)	Represents (i) 1,452,519 shares of common stock held by Sapling, LLC and (ii) 511,681 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both entities. The foregoing information was derived from a Schedule 13G/A filed with the SEC on December 22, 2006.
(13)	The business address of Prentice Capital Management, LP is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.
(14)	Represents shares held by investment funds for which Prentice Capital Management serves as investment manager. Michael Zimmerman is the managing member of Prentice Management GP, LLC, the general partner of Prentice Capital Management. The foregoing information was derived from a Schedule 13G filed with the SEC on May 17, 2006.
(15)	The business address of Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.
(16)	Represents (i) 1, 250,950 shares held by S.A.C. Capital Associates, Inc. (“S.A.C”), (ii) 250,600 shares held by CR Intrinsic Investors, LLC (“CR”) and (iii) 250,000 shares held by Sigma Capital Management, LLC (“Sigma”). Mr. Cohen controls CR and Sigma and S.A.C. Capital Advisors and S.A.C. Capital Management, which share all investment and voting power with respect to the securities held by S.A.C. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.
(17)	The business address of Gilder, Gagnon, Howe & Co. LLC is 1775 Broadway, 26th Floor, New York, New York 10019.

(18)	Represents (i) 997,758 shares of common stock held in customer accounts over which partners and/or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose of or direct the disposition of the shares, (ii) 55,543 shares of common stock held in accounts owned by the partners of Gilder, Gagnon, Howe & Co. LLC and their families, and (iii) 28,742 shares of common stock held in the account of the profit-sharing plan of Gilder, Gagnon, Howe & Co. LLC. The foregoing information was derived from a Schedule 13G filed with the SEC on March 12, 2007.
(19)	The business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(20)	Represents shares of common stock under control of FMR Corp. and Edward C. Johnson 3d., its chairman. The foregoing information was derived from a Schedule 13G filed with the SEC on March 12, 2007.
(21)	The business address of Morgan Stanley is 180 Madison Avenue, Suite 2305, New York, New York 10016.
(22)	Represents 2,885,652 shares held by Morgan Stanley Investment Management Inc., a wholly-owned subsidiary of Morgan Stanley. The foregoing information was derived from a Schedule 13G filed with the SEC on April 9, 2007.
(23)	The business address of Fred Alger Management, Inc. is 111 Fifth Avenue, New York, New York 10003.
(24)	Represents 2,324,000 shares held by Fred Alger Management, Inc. (“FAM”) The Alger Family indirectly owns FAM. The foregoing information was derived from a Schedule 13G filed with the SEC on June 13, 2007.
(25)	The business address of Scott A. Bommer is 767 Fifth Avenue, 21st Floor, New York, 10153.
(26)	Represents (1) 803,177 shares held by SAB Capital Partners, L.P. (“SAB”), (ii) 18,566 shares held by SAB Capital Partners II, L.P. (“SAB II”) and, (iii) 343,267 shares held by SAB Overseas Master Fund, L.P. (“Master Fund”). Scott Bommer serves as managing member of each of SAB Capital Advisors, L.L.C., the general partner of SAB, SAB II and the Master Fund, and SAB Capital Management, L.L.C., the investment manager of SAB, SAB II and the Master Fund. The foregoing information was derived from a Schedule 13G filed with the SEC on May 14, 2007.
(27)	The business address of Weiss Multi-Strategy Advisors LLC, George A. Weiss and Frederick E. Doucette III is One State Street, 20th Floor, Hartford CT 06103.
(28)	Represents shares beneficially owned by Weiss Multi-Strategy Advisors LLC, George A. Weiss and Frederick E. Doucette III. The foregoing information was derived from a Schedule 13G filed with the SEC on October 25, 2007.
(29)	The business address of each of these individuals is 747 Warehouse Street, Los Angeles, CA 90021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Endeavor Related Party Transactions

In July 2005, we issued 6,250,000 shares of our common stock to the Endeavor Inside Stockholders, comprised of the individuals set forth below for $25,000 in cash, at a purchase price of $0.004 share, as follows:

Stockholders	Number of Shares
Tower Trust	3,045,000
Jonathan J. Ledecky	3,045,000
Jay H. Nussbaum	40,000
Kerry Kennedy	40,000
Robert B. Hersov	40,000
Edward J. Mathias	40,000

On July 28, 2005, Messrs. Watson and Ledecky advanced an aggregate of $225,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. These amounts were repaid out of proceeds of our initial public offering.

On March 8, 2007, Endeavor borrowed funds from Messrs. Watson and Ledecky. Endeavor issued two promissory notes in the amount of $75,000 each. The principal balance of these notes shall be repayable on the earlier of the consummation of Endeavor’s business combination with American Apparel or upon demand by Messrs. Watson and Ledecky. These promissory notes are noninterest bearing.

On April 30, 2007, Endeavor borrowed funds from Messrs. Watson and Ledecky. Endeavor issued two promissory notes in the amount of $87,500 each. The principal balance of these notes shall be repayable on the earlier of the consummation of Endeavor’s business combination with American Apparel or upon demand by Messrs. Watson and Ledecky. These promissory notes are non-interest bearing.

On August 31, 2007, Endeavor borrowed funds from Messrs. Watson and Ledecky. Endeavor issued two promissory notes in the amount of $75,000 each. The principal balance of these notes shall be repayable on the earlier of the consummation of the Endeavor’s business combination with American Apparel or upon demand by Messrs. Watson and Ledecky. These promissory notes are non-interest bearing.

On October 17, 2007, Endeavor borrowed funds from Messrs. Watson and Ledecky. Endeavor issued two promissory notes in the amount of $75,000 each for a total of $575,000 as of November 1, 2007. The principal balance of these notes shall be repayable on the earlier of the consummation of the Endeavor’s business combination with American Apparel or upon demand by Messrs. Watson and Ledecky. These promissory notes are non-interest bearing.

In November 2005, each of Mr. Ledecky and Tower Trust transferred 20,000 shares of common stock to Richard Y. Roberts, a director of ours, for $0.004 per share (for an aggregate purchase price of $160). Additionally, in November 2005, Mr. Ledecky and Tower Trust contributed to us a total of 2,500,000 shares of common stock, effectively increasing the average purchase price to $0.0067 per share, and reducing the number of shares of our common stock held by the Endeavor Inside Stockholders to 3,750,000 shares.

We also entered into a registration rights agreement with the Endeavor Inside Stockholders pursuant to which the holders of the majority of their aggregate shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Each of the Endeavor Inside Stockholders also entered into a letter agreement with us and Ladenburg Thalmann pursuant to which, among other things:

•	each agreed to vote all of the shares originally issued to him in accordance with the majority of the IPO Shares if we solicit approval of our stockholders for a business combination;

•	if we fail to consummate a business combination by December 21, 2007, each agreed to take all reasonable actions within his power to cause us to liquidate as soon as reasonably practicable;

•	each waived any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his Founder Shares;

•

each agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director of ours, subject to any pre-existing fiduciary obligations he might have. To that effect, Robert B. Hersov has pre-existing contractual and fiduciary obligations to Shine Media Acquisition Corp. Shine Media Acquisition Corp. is a blank check company formed to acquire a direct or indirect interest in an operating business in the media and advertising industry in the People’s Republic of China. Mr. Hersov will honor his pre-existing contractual and fiduciary obligations to Shine Media Acquisition Corp. and present all suitable business opportunities that he may identify to it. Accordingly, he may not present opportunities to us that otherwise may be attractive to Shine Media Acquisition Corp. unless such entity has declined to accept such opportunities;

•	each agreed that he and his affiliates will not be entitled to receive and will not accept any compensation for services rendered to us prior to the consummation of our business combination; and

•	each agreed that he and his affiliates will not be entitled to receive or accept a finder’s fee or any other compensation in the event he or his affiliates originate a business combination.

Pursuant to an escrow agreement between Endeavor, the Endeavor Inside Stockholders and Continental Stock Transfer & Trust Company (“Continental”), all of the shares listed above were placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earliest of:

•	December 21, 2008;

•	Endeavor’s liquidation;

•

such date, following a business combination, that we consummated a liquidation, merger, stock exchange or other similar transaction which results in all of Endeavor’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to Endeavor’s consummating a business combination with a target business;

•	such date, following a business combination, as the last sales price of our common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period.

During the escrow period, these shares cannot be sold, but the holders thereof will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If Endeavor is unable to effect a business combination and liquidate, none of Endeavor’s Founders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to Endeavor’s initial public offering.

From inception through January 1, 2007, Endeavor paid $7,500 per month to Ironbound Partners Fund, LLC, for general and administrative services. Ironbound is an affiliate of Jonathan Ledecky, Endeavor’s president and secretary. This arrangement ceased as of January 1, 2007. From January 1, 2007 through April 2007, Endeavor paid a monthly rental of $3,000 for office space to an unaffiliated party. Endeavor was not required to pay any rent for space during from May 2007 through October 2007. Commencing November 1, 2007 Endeavor is required to pay a monthly rental of $2,500 to another unaffiliated party for office space for the benefit of their consultants.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses previously paid to Ironbound, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our founders or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations.

From consummation of our IPO through the record date, Endeavor has borrowed an aggregate of $             from Messrs. Watson and Ledecky. These loans are unsecured, non-interest bearing and will be repaid on the earlier of the consummation by Endeavor of a business combination or upon demand by Messrs. Ledecky and Watson; provided, however, that if a business combination is not consummated, Endeavor will be required to repay the loans only to the extent if has sufficient funds available to it outside of the trust account.

All ongoing and future transactions between Endeavor and any of its officers and directors or their respective affiliates, will be on terms believed by Endeavor to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Endeavor’s board who do not have an interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Endeavor directors, officers and persons owning more than 10% of Endeavor’s common stock to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to Endeavor, or representations from certain reporting persons that no other reports were required, Endeavor believes that all applicable filing requirements were complied with during the fiscal years ended December 31, 2005 and 2006 and as required through September 30, 2007.

DESCRIPTION OF ENDEAVOR COMMON STOCK AND OTHER SECURITIES

General

The certificate of incorporation of Endeavor authorizes the issuance of 75,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the record date, 19,910,745 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of the existing stockholders, including all officers and directors of Endeavor, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO in accordance with the vote of the public stockholders owning a majority of the shares of Endeavor’s outstanding common stock. This voting arrangement does not apply to shares included in units purchased in the IPO or purchased following the IPO in the open market by any of Endeavor’s stockholders, officers and directors. Endeavor’s stockholders, officers and directors may vote their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of Endeavor’s stockholders.

Endeavor will proceed with the acquisition only if the stockholders who own at least a majority of the shares of common stock sold in the IPO vote in favor of the acquisition and stockholders owning less than 20% of the shares sold in the IPO exercise conversion rights discussed below.

Endeavor’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If Endeavor is required to liquidate, the holders of Endeavor common stock purchased in the IPO will be entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Holders of common stock issued prior to Endeavor’s IPO have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the IPO if Endeavor is forced to liquidate.

Holders of Endeavor common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that the holders of Endeavor common stock acquired in the IPO have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the acquisition, properly demand conversion and the acquisition is approved and completed. Holders of common stock who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

The certificate of incorporation of Endeavor authorizes the issuance of 1,000,000 shares of a blank check preferred stock with such designations, rights and preferences as may be determined from time to time by Endeavor’s board of directors. Accordingly, Endeavor’s board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although Endeavor has entered into an underwriting agreement which prohibits Endeavor, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Endeavor may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of Endeavor. There are no shares of preferred stock outstanding and Endeavor does not currently intend to issue any preferred stock.

Warrants

Endeavor currently has outstanding 16,160,745 redeemable common stock purchase warrants. Each warrant entitles the registered holder to purchase one share of Endeavor’s common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the completion of the acquisition. The warrants expire on December 14, 2009 at 5:00 p.m., New York City time. Endeavor may call the warrants for redemption;

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

Under the terms of the Acquisition Agreement, Endeavor has agreed that in connection with any redemption of the warrants, Endeavor would afford all of the holders thereof the right and opportunity to exercise their warrants on a “cashless” basis utilizing the value of such warrants based on the difference between the then current market price per share of Endeavor common stock and the pre-share exercise price of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or Endeavor’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to Endeavor, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of a warrant agreement, Endeavor has agreed to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there is no assurance that Endeavor will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. If Endeavor is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the Endeavor common stock is not effective, then in no event would Endeavor be obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise.

PRICE RANGE OF ENDEAVOR SECURITIES

Endeavor’s units, common stock and warrants are traded on American Stock Exchange under the symbols EDA-U, EDA and EDA-WT, respectively. Each unit is comprised of one share of common stock and one warrant. The units commenced public trading on December 16, 2005, and the common stock and warrants commenced public trading on March 6, 2006. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2007:
Fourth Quarter (through November 16, 2007)
Third Quarter	17.75	13.59	12.04	9.70	5.87	3.42
Second Quarter	19.45	14.40	12.90	9.92	6.50	3.95
First Quarter	17.50	11.91	12.06	9.18	5.60	3.05
2006:
First Quarter	9.00	8.16	7.58	7.15	1.49	1.01
Second Quarter	9.00	7.92	7.55	7.25	1.55	0.96
Third Quarter	8.60	8.15	7.49	7.10	1.25	1.06
Fourth Quarter	12.00	8.10	9.31	7.28	3.05	1.02
2005:
Fourth Quarter (commencing December 16, 2005)	8.10	7.98	—	—	—	—

Holders of Endeavor common stock, warrants and units should obtain current market quotations for their securities. The market price of Endeavor common stock, warrants and units could vary at any time before the acquisition.

In connection with the acquisition, Endeavor and American Apparel will use their reasonable best efforts to maintain listing for trading on the American Stock Exchange of Endeavor’s common stock, warrants and units. Endeavor believes it will meet the American Stock Exchange listing requirements upon consummation of the acquisition.

Holders

As of November 16, 2007, there were                  holders of record of Endeavor units,                  holders of record of Endeavor common stock and                  holders of record of Endeavor warrants. Endeavor believes that the beneficial holders of the units, common stock and warrants to be in excess of 1,000 persons each.

APPRAISAL RIGHTS

Endeavor stockholders do not have appraisal rights in connection the acquisition or the issuance of Endeavor common stock pursuant to the acquisition under the DGCL.

STOCKHOLDER PROPOSALS

The Endeavor 2008 annual meeting of stockholders will be held on or about June 15, 2008 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2008 annual meeting, you need to provide it to us by no later than                 , 2008. You should direct any proposals to our secretary at Endeavor’s principal office which will be in                     . If you want to present a matter of business to be considered at the year 2008 annual meeting, under Endeavor’s by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between                      and                     . If Endeavor’s is liquidated as a result of not consummating a business combination transaction before December 21, 2007, there will be no annual meeting in 2008.

INDEPENDENT AUDITORS

The consolidated financial statements of AAI and its subsidiaries at December 31, 2006 and 2005 and for the years then ended included in this proxy statement, have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the CI companies at December 31, 2006 and 2005 and for the years then ended included in this proxy statement, have been audited by SNG Collins Barrow, S.E.N.C.R.L./LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Endeavor at December 31, 2006, and 2005, the year ended December 31 2006 and the period from July 22, 2005 (inception) to December 31, 2005 included in this proxy statement have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Representatives of Marcum & Kliegman LLP will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Endeavor and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Endeavor’s annual report to stockholders and Endeavor’s proxy statement. Upon written or oral request, Endeavor will deliver a separate copy of the annual report and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Endeavor deliver single copies of such documents in the future. Stockholders may notify Endeavor of their requests by calling or writing Endeavor at its principal executive offices at 590 Madison Avenue, New York, New York 10022.

WHERE YOU CAN FIND MORE INFORMATION

Endeavor files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Endeavor with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Endeavor at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Endeavor has been supplied by Endeavor, and all such information relating to American Apparel has been supplied by American Apparel. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the acquisition, you should contact via phone or in writing:

Mr. Martin Dolfi

Endeavor Acquisition Corp.

590 Madison Avenue, 21st Floor

New York, New York 10022

212-683-5350 telephone

212-521-4389 telecopy

INDEX TO FINANCIAL STATEMENTS

Page
American Apparel and Subsidiaries

Consolidated Interim Balance Sheets As of September 30, 2007 and 2006 (Unaudited)	FS-2
Consolidated Interim Statements of Operations For the Nine Months Ending September 30, 2007 and 2006 (Unaudited)	FS-3
Consolidated Interim Statement of Stockholders’ Equity and Comprehensive Income For the Nine Months Ended September 30, 2007 (Unaudited)	FS-4
Consolidated Interim Statements of Cash Flows For the Nine Months Ending September 30, 2007 and 2006 (Unaudited)	FS-5
Notes to Consolidated Interim Financial Statements (Unaudited)	FS-6
Report of Independent Registered Public Accounting Firm	FS-29
Consolidated Balance Sheets as of December 31, 2006 and 2005	FS-30
Consolidated Statements of Operations For the Years Ended December 31, 2006 and 2005	FS-32
Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss) For the Years Ended December 31, 2006 and 2005	FS-33
Consolidated Statements of Cash Flows For the Years Ended December 31, 2006 and 2005	FS-34
Notes to Consolidated Financial Statements For the Years Ended December 31, 2006 and 2005	FS-36
Consolidated Balance Sheet as of December 31, 2004 (Unaudited)	FS-60
Consolidated Statement of Income Year Ended December 31, 2004 (Unaudited)	FS-61
Consolidated Statement of Stockholders’ Equity Year Ended December 31, 2004 (Unaudited)	FS-62
Consolidated Statement of Cash Flow Year Ended December 31, 2004 (Unaudited)	FS-63
Notes to Consolidated Financial Statements (Unaudited)	FS-64

American Apparel Canada Group Companies

Combined Interim Balance Sheets As At September 30, 2007 and September 30, 2006 (in Canadian dollars) (Unaudited)	FS-76
Combined Interim Statements of Additional Paid in Capital and Retained Earnings for the Periods ended September 30, 2007 and September 30, 2006 (in Canadian Dollars) (Unaudited)	FS-77
Combined Interim Statements of Operations For The Periods Ended September 30, 2007 and September 30, 2006 (in Canadian Dollars) (unaudited)	FS-78
Combined Interim Statements of Cash Flows (Note 17) For The Periods Ended September 30, 2007 and September 30, 2006 (in Canadian Dollars) (unaudited)	FS-79
Notes To The Combined Interim Financial Statements As At September 30, 2007 and September 30, 2006 (in Canadian Dollars) (unaudited)	FS-80
Report of Independent Registered Public Accounting Firm	FS-96
Combined Balance Sheets As At December 31, 2006 (audited) 2005 (audited) and 2004 (unaudited) (in Canadian Dollars)	FS-97
Combined Statements of Additional Paid In Capital And Retained Earnings For The Years Ended December 31, 2006 (audited) 2005 (audited) and 2004 (unaudited) (in Canadian Dollars)	FS-98
Combined Statements of Operations For The Years Ended December 31, 2006 (audited), 2005 (audited) and 2004 (unaudited) (in Canadian Dollars)	FS-99
Combined Statements of Cash Flows For The Years Ended December 31, 2006 (audited, 2005 (audited) and 2004 (unaudited) (in Canadian dollars)	FS-100
Notes to Combined Financial Statements (in Canadian dollars)	FS-101

Endeavor Acquisition Corp.
Condensed Balance Sheets	FS-118
Condensed Statements of Operations (unaudited) For the Nine Months Ended September 30, 2007 and 2006, and the Period July 22, 2005 (inception) to September 30, 2007	FS-119
Condensed Statement of Stockholders’ Equity (unaudited) For the Period July 22, 2005 (inception) to September 30, 2007	FS-120
Condensed Statements of Cash Flows (unaudited) For the Nine Months Ended September 30, 2007 and 2006 and For the Period July 22, 2005 (inception) to September 30, 2007	FS-121
Notes To Unaudited Condensed Financial Statements For The Nine Months Ended September 30, 2007 And 2006 And The Period July 22, 2005 (inception) To September 30, 2007	FS-122
Report of Independent Registered Public Accounting Firm	FS-129
Balance Sheet	FS-130
Statement of Operations	FS-131
Statement of Changes in Stockholders’ Equity From July 22, 2005 (Inception) to December 31, 2006	FS-132
Statement of Cash Flows	FS-133
Notes to Financial Statements	FS-134

American Apparel, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2007 and 2006

(Unaudited)

(Dollars and Shares In Thousands)

	2007	2006
ASSETS
CURRENT ASSETS
Cash	$6,490	$4,371
Receivables
Trade, net of allowances of $1,997 and $1,567 at September 30, 2007 and 2006, respectively	20,497	16,095
Due from Canadian Affiliate	—	314
Other	771	486
Prepaid expenses and other current assets	2,766	1,611
Inventories, net	91,324	76,079
Deferred tax asset	336	—

Total Current Assets	122,184	98,956
PROPERTY AND EQUIPMENT, net	48,532	41,083
INTANGIBLE ASSETS, net	1,062	871
GOODWILL	950	950
OTHER ASSETS	10,228	6,446

TOTAL ASSETS	$182,956	$148,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$4,858	$5,257
Current portion of bank debt	365	5,116
Notes payable to unrelated parties	5,639	4,106
Notes payable to related parties	4,380	4,258
Subordinated notes payable to related parties	360	360
Accounts payable	13,354	25,637
Accrued expenses	13,776	10,994
Due to Canadian Affiliate	660	—
Income taxes payable	4,280	367
Current portion of capital lease obligations	3,091	2,735

Total Current Liabilities	50,763	58,830
LONG-TERM BANK DEBT, Net of current portion	102,106	52,077
SUBORDINATED NOTE PAYABLE TO UNRELATED PARTY	—	13,990
CAPITAL LEASE OBLIGATIONS, Net of current portion	3,681	3,695
DEFERRED RENT	7,677	6,307

TOTAL LIABILITIES	164,227	134,899

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, no par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid-in capital	5,706	5,706
Due from stockholders	(767)	(199)
Accumulated other comprehensive income	504	171
Retained earnings	13,286	7,729

TOTAL STOCKHOLDERS’ EQUITY	18,729	13,407

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$182,956	$148,306

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

	2007	2006
NET SALES (including sales to the Canadian Affiliate of $9,217 and $9,724, for the nine months ending September 30, 2007 and 2006, respectively)	$254,837	$196,745
COST OF SALES (including cost of sales to the Canadian Affiliate of $8,941 and $9,433, for the nine months ending September 30, 2007 and 2006, respectively)	119,103	106,064

GROSS PROFIT	135,734	90,681

OPERATING EXPENSES
Selling	52,285	35,564
Warehouse and distribution	4,074	4,284
General and administrative (including related party rent expense of $477 and $ 0, for the nine months ended September 30 2007 and 2006, respectively)	51,911	42,540

TOTAL OPERATING EXPENSES	108,270	82,388

INCOME FROM OPERATIONS	27,464	8,293

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense (including related party interest expense of $658 and $154 for the nine months ended September 30 2007 and 2006, respectively)	12,255	7,869
Foreign currency gain	(20)	(436)
Other (income) expense	(1,077)	86

TOTAL INTEREST AND OTHER (INCOME) EXPENSE	11,158	7,519

INCOME BEFORE INCOME TAXES	16,306	774
INCOME TAX PROVISION	4,725	959

NET INCOME (LOSS)	$11,581	$(185)

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity and Comprehensive Income

For the Nine Months Ended September 30, 2007

(Unaudited)

(In Thousands)

	Outstanding Shares	Amount	Additional Paid-in Capital	Due from Stockholders	Accumulated Other Comprehensive Income	Retained Earnings	Stockholders’ Equity	Comprehensive Income
BALANCE, January 1, 2007	100	$—	$5,706	$(553)	$322	$6,227	$11,702
Advances to stockholders	—	—	—	(214)	—	—	(4,736)
Distributions to stockholders	—	—	—	__	—	(4,522)	—
Components of comprehensive income:
Net income	—	—	—	—	—	11,581	11,581	$11,581
Foreign currency translation	—	—	—	—	182	—	182	182

								$11,763

BALANCE, September 30, 2007	100	$—	$5,706	$(767)	$504	$13,286	$18,729

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers (including cash received from sales to Canadian Affiliate of $??? and $????, for the nine months ended September 30, 2007 and 2006, respectively)	$250,634	$193,406
Cash paid to suppliers, employees and others	(249,489)	(182,894)
Income taxes paid	(1,885)	(1,152)
Interest paid	(12,155)	(7,869)
Other	266	12

Net cash (used in) provided by operating activities	(12,629)	1,505

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(10,892)	(13,085)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft from financial institution	1,897	1,524
Borrowings under revolving credit facility, net	1,542	6,029
Advances to stockholders	(214)	(41)
Distribution to stockholders	(4,522)	(633)
Advances from Canadian Affiliate, net	324	1,126
Deferred merger costs	(549)
Deferred financing costs	(1,630)
Borrowings of notes payable to related party	703	3,383
Borrowings under notes payable to unrelated parties	1,932	2,321
Repayment under notes payable to unrelated parties	(1,178)	(1,079)
(Repayments of) Borrowings under subordinated note payable to unrelated party, net	(14,201)	614
Borrowings under term loans and notes payable	51,346	7,716
Repayment of term loans and notes payable	(6,332)	(5,155)
Repayment of capital lease obligations	(2,518)	(2,373)

Net cash provided by financing activities	26,600	13,432

EFFECT OF FOREIGN EXCHANGE RATE ON CASH	197	137

NET CHANGE IN CASH	3,276	1,989
CASH, beginning of period	3,214	2,382

CASH, end of period	$6,490	$4,371

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES
Net income (loss)	$11,581	$(185)
Depreciation and amortization	8,057	7,299
Foreign Currency transaction gain	(20)	(436)
Deferred rent	1,022	1,434
Bad debt expense (income)	(329)	667
Deferred Tax Benefit
Changes in cash due to changes in operating assets and liabilities
Trade receivables	(3,183)	(4,745)
Other receivables	(502)	316
Inventories	(14,499)	(8,303)
Prepaid expenses and other current assets	(1,421)	78
Other assets	(2,505)	(3,157)
Accounts payable	(16,810)	7,297
Accrued expenses	3,140	1,336
Income taxes payable	2,840	(96)

Net cash (used-in) provided by operating activities	$(12,629)	1,505

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under a capital lease	$3,226	$1,829

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

NOTE 1—Organization and Business

American Apparel, Inc. (“AA”), a California corporation is a vertically-integrated manufacturer, distributor and retailer of branded fashion basic apparel for men, women and children. AA sells its products through a wholesale distribution channel supplying t-shirts and other casual wear to distributors and screen printers, as well as direct to end users through retail stores located in the United States and internationally. In addition, AA operates an online retail e-commerce website. AA, collectively with its subsidiaries is referred to as the “Company”.

As of September 30, 2007 and 2006, the Company had 96 and 90 retail stores in the United States and 44 and 28 retail stores internationally, respectively.

The Company maintains its corporate offices, primary manufacturing and distribution facility, knitting and dye house in Los Angeles, California. The Company also maintains a portion of its yarn at outside knitting facilities and a portion of its greige goods at outside dye houses.

The wholly-owned operating subsidiaries of the Company are:

Sales

•	United States: American Apparel Retail, Inc. (“AAR”) operates retail stores. American Apparel Retail 1090 Third NYC, Inc., a wholly-owned subsidiary of AAR, operates a retail store in New York.

•	Mexico: American Apparel Mexico, S DE RL DE CU (“AAM”) operates retail stores. American Apparel Mexico Labor, LLC operates a payroll company used to provide services exclusively for AAM.

•	Continental Europe: American Apparel Deutschland GmbH operates retail stores and distributes American Apparel products.

•	United Kingdom: American Apparel (Carnaby) Limited operates retail stores. American Apparel (UK) Limited distributes American Apparel products.

•	Israel: American Apparel Retail (Israel), Ltd. operates a retail store.

•	Japan: American Apparel Japan Co., Ltd. operates retail stores and distributes American Apparel products.

•	Korea: American Apparel Korea Co., Ltd. operates retail stores, distributes, and franchises American Apparel products.

Manufacturing

•	KCL Knitting, LLC is engaged in textile manufacturing. The operating agreement under which KCL conducts its business provides that the term of their existence should continue until December 31, 2050.

•	American Apparel Dyeing and Finishing, Inc. operates a fabric dyeing and finishing plant.

In June 2007, the Company registered a wholly owned subsidiary in Australia called American Apparel Australia Pty Ltd. This subsidiary operates an online store in Australia which commenced operations in August 2007.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

NOTE 2—Summary of Significant Accounting Policies

Liquidity Matters

Over the past year, the Company’s growth has been funded through a combination of borrowings from related and unrelated parties, bank debt, and lease financing. As of September 30, 2007 the Company had approximately $6,490 in unrestricted cash. During July 2007, the Company executed an agreement to obtain an additional $10 million in financing from its private investment firm. The Company also replaced its revolving credit facility of $62,500 (Note 9) with an increased revolving facility of $75,000 from a new bank. The Company believes that as a result of this it currently has sufficient cash and financing commitments to meet its funding requirements through at least September 30, 2008. The Company expects that it will need to obtain additional financing in order to accomplish its business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing might be available. As of September 30, 2007, the Company failed to meet certain debt covenants relating to its financing agreements with its bank and private investment firm (Note 9). During November 2007, the Company obtained waivers from both the bank and its private investment firm for the violation of certain covenants. As a result of the waivers, the Company is currently in compliance with covenants set forth by the credit facility agreement and its term loan agreement and accordingly the loan balances as of September 30, 2007 are classified as long term obligations.

As discussed above, Management has taken several actions to improve the financial position of the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company not continue as a going concern.

The consolidated financial statements include the accounts of American Apparel, Inc. and its direct and indirect wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation.

Principles of Consolidation and Basis of Presentation

The financial information in this quarterly report reflects, in the opinion of management, all adjustments of a normal recurring nature necessary to present fairly the results for the interim period. Quarterly operating results are not necessarily indicative of the results that may be expected for other interim periods or the year ending December 31, 2007. The interim financial statements for the periods ended September 30, 2007 and 2006 were not required to be reviewed and therefore were not reviewed by an independent registered public accounting firm using professional review standards and procedures.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include; sales returns

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

and other allowances, allowance for doubtful accounts, inventory valuation and obsolescence, valuation and recoverability of long-lived intangible assets including the values assigned to acquired intangible assets, goodwill, property and equipment, income taxes; and accruals for the outcome of current litigation.

On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from wholesale product sales and on-line product sales are recorded at the time the product is shipped to the customer. With respect to its own retail store operations, the Company recognizes revenue upon the sale of its products to retail customers. The Company’s net sales represent gross sales invoiced to customers, less certain related charges for discounts, returns, and other promotional allowances. Allowances provided for these items are presented in the consolidated financial statements primarily as reductions to sales and cost of sales (see “Sales Returns and Other Allowances” discussed below for further information).

The Company recognizes the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise. Prior to redemption, the Company maintains an unearned revenue liability for gift cards, gift certificates and store credits until the Company is released from such liability. The Company’s gift cards, gift certificates and store credits do not have expiration dates. The unearned revenue for gift cards, gift certificates and store credits are recorded in accrued expenses in the amount of $809 and $597 at September 30, 2007 and 2006, respectively.

Sales Returns and Other Allowances

Allowances For Sales Returns—The Company analyzes sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). The Company is able to make reasonable and reliable estimates of product returns for its wholesale, on-line product sales and retail store sales based on the Company’s past history. The Company also monitors the buying patterns of the end-users of its products based on sales data received by its retail outlets. Estimates for sales returns are based on a variety of factors including actual returns based on expected return data communicated to it by customers. Accordingly, the Company believes that its historical returns analysis is an accurate basis for its allowance for sales returns. Actual results could differ from those estimates.

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for each allowance above. However, the Company believes that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at each allowance. The Company regularly reviews the factors that influence its estimates and, if necessary, makes adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves. Actual experience associated with any of these items may be significantly different than the Company’s estimates.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist primarily of cash (the amounts of which may, at times, exceed Federal Deposit Insurance Corporation limits on insurable amounts) and trade accounts receivable, relating substantially to the Company’s US wholesale segment. The Company mitigates its risk by investing in or through major financial institutions. The Company has approximately $3,953 and $4,043 held in foreign banks at September 30, 2007 and 2006, respectively.

The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information. Collections and payments from customers are continuously monitored. The Company maintains an allowance for doubtful accounts, which is based upon historical experience as well as specific customer collection issues that have been identified. While such bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Cash

The Company’s cash balances represent cash on deposit held at banks.

Accounts Receivable

Accounts receivable primarily consists of trade receivables, including amounts due from credit card companies, net of allowances. Amounts due from credit card, debit card and electronic benefit transfer transactions as of September 30, 2007 and 2006 were approximately $2,257 And $1,213, respectively.

Inventories

Inventories are stated at the lower of cost or market. Cost is primarily determined on the first-in, first-out (FIFO) method. The cost elements of inventories include materials, labor and overhead. For the nine months ending September 30, 2007 and 2006 no one supplier provided more than 10% of the Company’s raw material purchases.

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory agings, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. At September 30, 2007 and 2006 the Company had a reserve for slow-moving inventories of $4,284 and $1,961, respectively.

The Company establishes a reserve for inventory shrinkage for each of its retail locations. The reserve is based on the historical results of physical cycle counts.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. The costs of normal maintenance and repairs are charged to expense

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

in the year incurred. Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset’s remaining useful life. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. Upon sale or disposition, the related cost and accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in operations.

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. Goodwill and other intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The SFAS 142 goodwill impairment model is a two-step process. The first step compares the fair value of a reporting unit that has goodwill assigned to its carrying value. The Company estimates the fair value of a reporting unit by using a discounted cash flow model. If the fair value of the reporting unit is determined to be less than its carrying value, a second step is performed to compute the amount of goodwill impairment, if any. Step two allocates the fair value of the reporting unit to the reporting unit’s net assets other than goodwill. The excess of the fair value of the reporting unit over the amounts assigned to its net assets other than goodwill is considered the implied fair value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the carrying value of its goodwill. Any shortfall represents the amount of goodwill impairment. The Company has not had any goodwill impairment.

Other definite lived intangibles are amortized on a straight-line basis over periods not exceeding 10 years.

Impairment of Long-Lived Assets

The Company follows the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires evaluation of the need for an impairment charge relating to long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write down to a new depreciable basis is required. If required, an impairment charge is recorded based on an estimate of future discounted cash flows. The Company did not recognize any impairment charges for its long-lived assets during the nine months ended September 30, 2007 and 2006, respectively.

Foreign Currency

The financial statements of international subsidiaries are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for revenues, expenses, gains and losses. Foreign currency transaction gains and losses are charged or credited to operations as incurred. Where the local currency is the functional currency (which is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary) translation adjustments are recorded as a separate component of stockholders’ equity. For the nine months ended September 30, 2007 and 2006 the Company recognized foreign currency transaction gains of $20 and $436, respectively.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

Income Taxes

The stockholders of American Apparel, Inc. and its U.S. subsidiaries, American Apparel Retail, Inc., American Apparel Retail 1090 Third NYC, Inc., and American Apparel Dyeing and Finishing, Inc. elected subchapter S corporation status. Earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders. Accordingly, the Company does not incur additional Federal income tax obligations, and the consolidated financial statements do not include a provision for Federal income taxes. American Apparel, Inc. expects to pay the necessary distributions to satisfy the stockholders’ estimated personal income tax aggregate personal liabilities based upon the Company’s taxable income. As defined in the definitive Acquisition Agreement with Endeavor Acquisition Corp. (“Endeavor”) (Note 22), upon consummation of the merger, the stockholders will receive distributions to satisfy the stockholders estimated personal tax liabilities, as defined per the agreement. This distribution will be for shareholders taxable income attributable to the subchapter S corporation status and for the period commencing January 1, 2006 through the effective date of the Acquisition Agreement. The distribution amount will be less all previous distributions made by the Company. For periods before January 1, 2006, the Company expects to pay the estimated tax liabilities of the individual stockholders. As of December 31, 2006, the estimated tax liabilities of the individual stockholders, attributable to the taxable income of the Company approximated $6,200. Through September 30, 2007, payments of $3,050 were made against these liabilities. Subsequent to September 30, 2007 and through October 31, 2007, additional payments of $400 were made against these liabilities. Where applicable, state income taxes are provided by the Company at applicable statutory rates multiplied by pre-tax income. The Company files income tax returns in various states. Some of these states accept subchapter S corporation status, while in some states, the Company is taxed at C Corporation tax rates and in the remaining states, the Company is taxed at reduced rates applicable to S corporations.

American Apparel Deutschland GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, American Apparel Mexico S DE RL DE CU, American Apparel Mexico Labor, LLC, American Apparel Japan Co., Ltd., American Apparel Korea Co., Ltd. and American Apparel Retail (Israel), Ltd. are foreign domiciled entities subject to foreign income taxes on earnings in their respective jurisdictions.

KCL Knitting, LLC (“KCL”) is a limited liability company, classified as a pass-through entity for federal income tax purposes, which provides for profits and losses to be reported by American Apparel, Inc.

American Apparel, Inc. has unrecognized built-in gains of approximately $26 million resulting from its S corporation election. If any of the assets creating the unrecognized built-in gains are sold in the ten-year period ending July 1, 2014, AA is liable for Federal income taxes on those gains. The gain is determined by using the tax basis of the assets compared with the fair value of those assets at the time of the S corporation election. No deferred income taxes have been provided as the built-in gain relates primarily to intangible assets that are not expected to be sold within the ten year holding period.

The foreign entities have elected to be consolidated with the US entities for federal tax purposes. As such, all of the operations are included in the determination of the taxable income of American Apparel, Inc. Foreign income taxes paid internationally may be treated as foreign tax credits at the stockholder level as American Apparel, Inc. is taxed as an S corporation for federal tax purposes.

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carryforwards will result in a benefit based on expected profitability by tax jurisdiction. A valuation allowance for such tax assets and loss carryforwards is provided when it is determined that such assets will more likely than not go unused. If it becomes more likely than not that a tax asset will be used, the related valuation allowance on such assets would be reversed. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, accounts payable, revolving line of credit, and long-term debt. The Company estimates that carrying amounts of all financial instruments described above approximate fair value based upon current market conditions, maturity dates, and other factors.

Advertising, Promotion and Catalog

The Company expenses the production costs of advertising the first time the advertising takes place. The advertising expenses for the nine months ended September 30, 2007 and 2006 amounted to $7,355 and $4,261, respectively and were included in Selling expense in the Consolidated Statements of Operations. The Company has cooperative advertising arrangements with certain vendors in its US wholesale segment. For the nine months ended September 30, 2007 and 2006, cooperative advertising expenses were $364 and $301, respectively.

Shipping and Handling Costs

The Company incurs shipping and handling costs in its operations. These costs consist of freight expenses incurred for third-party shippers to transport products to wholesale customers. They are included in Cost of Sales in the Consolidated Statements of Income. Amounts billed to customers are included in Net Sales.

Deferred Rent, Rent Expense and Tenant Allowances

The Company occupies its retail stores and combined corporate office, manufacturing, and distribution center under operating leases generally with terms of one to ten years. Some leases contain renewal options for periods ranging from five to fifteen years under substantially the same terms and conditions as the original leases. Most of the store leases require payment of a specified minimum rent, a contingent rent based on a percentage of the store’s net sales in excess of a specified threshold, plus defined escalating rent provisions. The Company straight-lines and recognizes its rent expense over the term of the lease (including probable lease renewals), plus the construction period prior to occupancy of the retail location, using a mid-month convention. Also included in rent expense are payments of real estate taxes, insurance and certain common area and maintenance costs in addition to the future minimum operating lease payments. Certain lease agreements provide for the Company to receive lease inducements or tenant allowances from landlords to assist in the financing of certain property. These inducements are recorded as a deferred credit and amortized as a reduction of rent expense over the term of the related lease.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

Start-up Costs

The Company expenses as incurred all retail store start-up and organization costs, including travel, training, recruiting, salaries and other operating costs.

Web Site Development Costs

The Company capitalizes applicable costs incurred during the application and infrastructure development stage and expenses incurred during the planning and operating stage. As of September 30, 2007 and 2006, the Company had capitalized website development costs of $280 and $28, respectively, which are included in Property and equipment in the accompanying Consolidated Balance Sheets.

Self-insurance accruals

The Company self-insures a significant portion of expected losses under the workers’ compensation program. Accrued liabilities are recorded based on the Company’s estimates of the ultimate costs to settle incurred claims, both reported and unreported.

Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income,” the Company is required to display comprehensive income and its components as part of its complete set of financial statements (Note 17). Comprehensive income represents the change in stockholders’ equity resulting from transactions other than stockholder investments and distributions. Included in accumulated other comprehensive income (loss) are changes in equity that are excluded from the Company’s net income, specifically, unrealized gains and losses on foreign currency translation adjustments.

The Company does not record deferred income taxes related to accumulated other comprehensive income due to its subchapter S election in the United States and the foreign entities are taxed as disregarded entities.

Seasonality

The company experiences seasonality in its operations. Historically, sales during the second and third fiscal quarters have generally been the highest, with sales during the first fiscal quarter the lowest. This reflects the combined impact of the seasonality of the wholesale and retail segments. Generally, the company’s retail segment has not experienced the same pronounced sales seasonality as other retailers.

Accounting Pronouncements-Newly Issued

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 15, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company adopted the interpretation as of January 1, 2007 and such adoption did not have a material effect on the Company’s consolidated financial statements (Note 17).

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The Company is currently evaluating the expected effect of SFAS No. 157 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The Company is currently evaluating the expected effect of SFAS No. 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, a company should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. The Company adopted EITF 06-3 on January 1, 2007. The adoption of EITF 06-3 did not have a significant impact on its consolidated financial position or results of operations. The Company currently records its sales net of any value added or sales tax.

All other recently issued accounting pronouncements are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 3—Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). In December 2003, the FASB modified FIN 46 to make certain

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

technical corrections and address certain implementation issues that had arisen. FIN 46R provides a new framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principle activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

The Company identified an affiliate in Canada (“Canadian Affiliate”) that is determined to be a VIE under the provisions of FIN 46R. The Company determined it is not the primary beneficiary of the VIE and, as a result, has not consolidated the entity at September 30, 2007 or 2006.

The Canadian Affiliate, which is indirectly owned by one of the Company’s 50% owners, has been in business since 1994. The Canadian Affiliate through its combined group of related companies operates 25 and 24 retail stores in Canada, that sell the Company’s products at September 30, 2007 and 2006, respectively. The Canadian Affiliate’s total assets at September 30, 2007 and 2006 were approximately $17,642 USD and $16,376 USD, respectively. The Canadian Affiliate’s total equity was $2,772 USD and $1,571 USD at September 30, 2007 and 2006, respectively. The Company sells the Canadian Affiliate merchandise on credit, with payment due 60 days from delivery. As of September 30, 2007 and 2006 the Company had accounts receivable from the Canadian Affiliate of $— and $314, respectively, and accounts payable to the Canadian Affiliate of $660 and $—, respectively.

NOTE 4—Inventories, net

The components of inventories at September 30 are as follows:

	2007	2006
Raw materials	$27,261	$24,374
Work in process	3,177	2,477
Finished goods	60,886	49,228

Total	$91,324	$76,079

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

NOTE 5—Property and Equipment

The components of property and equipment at September 30 are as follows:

	2007	2006	Depreciation and Amortization Period (Years)
Machinery and equipment	$20,847	$17,591	5-7 years
Furniture and fixtures	10,262	7,756	5 years
Computers and software	9,342	7,435	3-5 years
Automobiles	383	145	3 years
Leasehold Improvements	33,676	26,313	Shorter of the life of lease or useful life
Construction in progress	2,199	234

	76,709	59,474
Accumulated depreciation and amortization	(28,177)	(18,391)

Total	$48,532	$41,083

For the nine months ended September 30, 2007 and 2006, depreciation and amortization expense relating to property and equipment (including capitalized leases) was $8,004 and $7,160, respectively. At September 30, 2007 and 2006, property and equipment includes $7,380 and $6,651 for assets held under capital leases, respectively. Accumulated depreciation for these capital leases at September 30, 2007 and 2006 was $3,844 and $2,332, respectively.

NOTE 6—Goodwill and Other Intangible Assets

Goodwill

Goodwill of $950 is related to the acquisition of American Apparel Dyeing & Finishing, Inc. on June 2, 2005, and was assigned to the U.S. wholesale segment. There were no changes in the carrying amount of goodwill by segment for the nine months ended September 30, 2007 and 2006.

Intangible Asset, net

The carrying amounts of intangible assets at September 30, are as follows:

	2007 Carrying Amount	2006 Carrying Amount	Amortization Period (Years)
Definite lived intangible assets:
Key money store leases	$521	$737	Life of lease
Lease rights	841	203	Life of lease

	1,362	940
Accumulated Amortization	(300)	(69)

Total	$1,062	$871

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

Key money is the amount of funds paid to a landlord or tenant to acquire the rights of tenancy under a commercial property lease for a certain property. Key money represents the “right to lease” with an automatic right of renewal. This right can be subsequently sold by the Company or can be recovered should the landlord refuse to allow the automatic right of renewal to be exercised. Key money is amortized over the respective lease terms.

Lease rights are costs incurred to acquire the right to lease a specific property. A majority of our lease rights are related to premiums paid to landlords. Lease rights are recorded at cost and are amortized over the estimated useful term of the respective leases. Property lease terms are generally for ten years.

Aggregate amortization expense of other definite lived intangible assets included in the Consolidated Statement of Operations under the caption “General and administrative” expenses for the nine months ended September 30, 2007 and 2006 was approximately $53 and $69, respectively.

As of September 30, 2007 estimated amortization expense for each of the five succeeding years is as follows:

Amount
2008	$123
2009	123
2010	123
2011	123
2012	123

NOTE 7—Other Assets

The components of other assets at September 30 are as follows:

	2007	2006
Lease security deposits	$7,157	$5,648
Deferred financing costs	1,037	—
Deferred potential merger costs	549	—
Worker’s Compensation deposit	—	728
Other	1,485	70

Total	$10,228	$6,446

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

NOTE 8—Accrued Expenses

The components of accrued expenses at September 30 are as follows:

	2007	2006
Accrued compensation and related taxes	$3,499	$2,775
Worker’s Compensation self-insurance reserves	4,511	2,041
Sales, value added tax, property taxes	1,280	855
Accrued interest		5
Gift certificates	809	597
Other	3,677	4,721

Total	$13,776	$10,994

NOTE 9—Long-term Bank Debt

Long-term bank debt at September 30 consists of the following:

	2007	2006
Credit Line Facility
Revolving Credit Facility, maturing July 2012—all long term (a)	$50,110	$47,954

Term Loans and Notes Payable
Term loan with bank, maturing September 2007 (b)	—	5,000
Term loan with bank, maturing March 2010 (b)	—	2,016
Term loan with bank, maturing October 2007 (c)	5	67
Term loan with bank, maturing December 2008 (c)	244	440
Term loan with private investment firm, maturing November 2008 (d)	51,000	—
Various notes payable (e)	46	292
Leasehold improvement note, maturing March 2010 (f)	90	128
Leasehold improvement note, maturing December 2009 (f)	656	1,296
Term loan with financing company, maturing April 2010 (g)	320	—

	52,361	9,239

Total Long-Term Bank Debt	102,471	57,193
Less current portion of bank debt	(365)	(5,116)

Long-Term Bank Debt, net of current portion	$102,106	$52,077

(a)	At September 30, 2006, the revolving credit facility with a bank provided for borrowings up to $57,500. Borrowings under the facility were subject to certain advance provisions established by the bank and were collateralized by substantially all assets of the Company. Interest under the agreement was at LIBOR (5.32% plus 2.5% at September 30, 2006 or the bank’s prime rate (8.25% at September 30, 2006) plus 2.25%, at the Company’s option. The interest rate was 7.82% at September 30, 2006. The facility was to expire in January 2010. Stockholders of the Company personally guaranteed the borrowings. On January 18, 2007, the Company negotiated an increase in the size of its credit facility from $57,500 to $62,500. Among other requirements, this facility agreement included a subjective acceleration clause and required the Company to maintain a lock box.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

On July 2, 2007, the Company replaced its secured revolving credit facility of $62,500 with an increased revolving credit facility of $75,000 from a new bank. The Company did not incur any losses for early extinguishment of debt with this transaction. Prepayment fees of $313 were expensed in July 2007. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by all assets of the Company. Interest under the agreement is at LIBOR plus 2% or Prime rate, at the Company’s option. The credit facility expires at the earlier of July 2, 2012 or thirty days prior to the maturity date of the loan agreement with the private investment firm (January 18, 2009) unless its refinanced on terms acceptable to the bank in December 2008. The credit facility agreement requires the Company to comply with certain covenants. The average borrowings during the nine months ended September 30, 2007 and 2006 were $50,241 and $46,263, respectively. As of September 30, 2007, the Company failed to meet certain debt covenants relating to the credit facility agreement with its bank. During November 2007, the Company obtained from the bank a waiver for the violation of that certain covenant. As a result of the waiver, the Company is currently in compliance with covenants set forth by the credit facility agreement and accordingly the loan balance as of September 30, 2007 is classified as a long term obligation.
(b)	At September 30, 2006, the Company had two term loans with a bank. The first loan was payable in monthly installments of $417, including interest at prime plus 1% through September 2007. The balance at September 30, 2006 was $5,000. The second loan was payable in monthly installments of $48, including interest at prime (8.25% at September 30, 2006) plus 1% through March 2010. The balance at September 30, 2006 was $2,016. Both of these loans were secured by various unsecured equipment. On January 18, 2007, the Company completed a $41,000 secured debt financing with a private investment firm (see (d) below). A portion of the financing proceeds was used to pay off both of these loans without any prepayment penalty. No charges for early extinguishment of debt were incurred associated with this transaction.
(c)	At September 30, 2007 and 2006, the Company has two term loans with a financial institution. The first loan is payable in monthly installments of $5, including interest at prime (8.25% at September 30, 2007 and 2006) plus 1% through October 2007. The balances at September 30, 2007 and 2006 were $5 and $67, respectively. The second loan is payable in monthly installments of $22, including interest at prime plus 1% through December 2008. The balances at September 30, 2007 and 2006 were $244 and $440, respectively. Both of these loans are secured by related equipment.
(d)	At September 30, 2007, the Company has a term loan agreement with a private investment firm with balance of $51,000. On July 2, 2007, the Company increased this secured debt financing from $41,000 to $51,000. Indebtedness under the agreement bears interest at 16% per annum, payable monthly and matures on November 30, 2008. The agreement requires the Company to meet certain financial covenants. In the event the Company is in default under the agreement, the interest rate increases to 21% per annum and the private investment firm has the right to demand payment in full of all outstanding indebtedness. The agreement does not allow any prepayments prior to January 18, 2008 and subsequent to that date, any prepayment shall include a prepayment premium equal to 3% of the amount prepaid. As of September 30, 2007, the Company failed to meet certain debt covenants relating to the term loan agreement with the private investment firm. During November 2007, the company obtained from the private investment firm a waiver for the violation of that certain covenants. As a result of the waiver, the Company is currently in compliance with covenants set forth by the term loan agreement and accordingly the loan balance as of September 30, 2007 is classified as a long term obligation.
(e)	At September 30, 2007 and 2006, the Company had various promissory notes payable in monthly installments aggregating $18 and $51, respectively including interest ranging from 4.6% to 11.9% and maturing at various dates through August 2011. The notes are collateralized by equipment.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars In Thousands)

(f)	At September 30, 2007 and 2006, the Company had two leasehold improvement term loans. The first loan is payable in monthly installments of $3 through March 2010, including interest at a rate of 8%. The balances at September 30, 2007 and 2006 were $90 and $128, respectively. The second loan is payable in monthly interest only payments at 9% through December 2009. The balances at September 30, 2007 and 2006 were $656 and $1,296, respectively.
(g)	At September 30, 2007, the Company has a term loan with a financing company payable in monthly installments of $11 through April 2011, including interest at a rate of 9%. The balance at September 30, 2007 was $320.

Required principal payments of long-term debt are as follows:

Twelve Months Ending September 30,
2008	$365
2009	51,210
2010	50,888
2011	8

$102,471

NOTE 10—Notes Payable to Unrelated Parties

Unsecured notes payable to certain unrelated individuals are due upon demand with interest ranging from 10% to 24% per annum. The balances outstanding at September 30, 2007 and 2006 were $5,639 and $4,106, respectively. Notes are personally guaranteed by a stockholder.

NOTE 11—Notes Payable to Related Parties

Unsecured notes payable to certain individuals related to a stockholder are due upon demand with interest ranging from 12% to 18% per annum. The balances outstanding at September 30, 2007 and 2006 were $4,380 and $4,258, respectively.

NOTE 12—Subordinated Notes Payable to Unrelated Party

The Company had a financing agreement for borrowings of $12,500 with an unrelated third party, (the “current second lien lender”). Interest on the loan was at a rate of 17%. The Company paid monthly interest payments at a rate of 11% on the current outstanding principal balance. The remaining unpaid portion of all monthly interest was added to the principal balance. The balance outstanding at September 30, 2006 was $13,990, which included accrued interest aggregating $1,490. On January 18, 2007, the Company completed a $41,000 secured debt financing with a private investment firm (Note 9). A portion of the financing proceeds were used to pay off this loan with the unrelated third party plus the accrued interest without any prepayment penalty. No charges for early extinguishment of debt were incurred associated with this transaction.

NOTE 13—Subordinated Notes Payable to Related Parties

The Company has unsecured notes payable with a related party (relative of a stockholder), which are due upon demand with interest at 18%. The balance outstanding at September 30, 2007 and 2006 was $180,

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars in Thousands)

respectively. The note was subordinated to the interest of the bank which held the Company’s current revolving credit facility as well as the interest of the bank which provided the new secured revolving credit facility on July 2, 2007 (Note 9).

The Company has an unsecured note payable to a stockholder which is due on demand with interest at 12%. The balance outstanding at September 30, 2007 and 2006 was $180, respectively. The note is subordinated to the interest of the bank which provided the new secured revolving credit facility on July 2, 2007 (Note 9).

NOTE 14—Capital Lease Obligations

The Company leases certain equipment under capital lease arrangements expiring at various times through 2011. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The interest rates pertaining to these capital leases range from 6.00% to 18.00% (average interest rate is 11.9%).

Minimum future payments under these capital leases at September 30 are:

	2007	2006
Total future minimum lease payments	$7,578	$7,504
Less: amounts representing interest	(806)	(1,074)

Net minimum lease payments	6,772	6,430
Current portion	(3,091)	(2,735)

Long-term portion	$3,681	$3,695

NOTE 15—Related Party Transactions

In December 2005, the Company entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with a related company, which is partially owned by the stockholders of the Company. The monthly lease payments are $48 and the lease expires in November 2011, with a five year extension, at the option of the Company.

NOTE 16—Comprehensive Income

Total comprehensive income for the Company includes net income (loss) and the effects of foreign currency translation, which are charged or credited to the accumulated other comprehensive income account within stockholders’ equity. Total comprehensive income for the nine months ended September 30 is as follows:

	2007	2006
Net income (loss), as reported	$11,581	$(185)
Changes in:
Foreign currency translation adjustments	182	320

Total Comprehensive Income	$11,763	$135

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars in Thousands)

The change in the cumulative foreign currency translation adjustment primarily relates to the Company’s investment in its foreign subsidiaries and fluctuations in exchange rates between their local functional currencies and the U.S. Dollar.

The Company does not record deferred income taxes relating to accumulated other comprehensive income due to their Subchapter S election in the U.S. and the foreign entities taxes as disregarded entities.

NOTE 17—Income Taxes

On January 1, 2007 the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB No. 109” (“FIN No. 48”). FIN No. 48 addresses the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Fin No. 48, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize any additional liabilities for uncertain tax positions as a result of the implementation of FIN No. 48. There were no unrecognized tax benefits as of the date of adoption or as of September 30, 2007.

The Company’s uncertain tax positions are related to tax years that remain subject to examination by the relevant taxing authorities. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the fiscal year ended June 30, 2004 and the calendar years ended December 31, 2004 through December 31, 2006. The Company has been contacted by the Internal Revenue Service to commence an audit of the 2005 calendar year tax return. The audit is currently in its initial stages. The Company and its subsidiaries’ state and foreign tax returns are also open to audit under similar statute of limitations for the same tax years. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company accrues interest on unrecognized tax benefits as a component of income tax expense. Penalties, if incurred, would be recognized as a component of income tax expense. The Company had no such accrued interest or penalties included in the accrued liabilities associated with unrecognized tax benefits as of the date of adoption or as of September 30, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Pursuant to Internal Revenue Code Sections 382 and 383, the annual use of the Company’s general business credit carryforwards may be limited if there is greater than a 50% cumulative change in ownership.

The difference between the federal statutory rate of 34% and the effective tax rate of approximately 30% and 10% for the nine months ended September 30, 2007 and 2006, respectively, is due to applying the annual expected effective tax rate to the interim period. The difference between the statutory rate and the effective tax rate is due to the impact of the Company’s S Corporation status for federal income tax purposes with no federal tax imposed, state income taxes, and foreign taxes.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars in Thousands)

For the nine months ending September 30, income tax expense differs from the amount computed by applying the federal statutory tax rate of 34% to income before income taxes as shown below:

	2007	2006
Computed expected income tax expense	$5,361	$5,012
Reduced Federal tax rate for S Corporations	(5,361)	(5,012)
State income taxes, net of Federal income tax benefit	550	—
California enterprise zone tax credits	(2,124)	(2,125)
Change in valuation allowance	2,124	2,125
Foreign taxes	4,175	959

Income Tax Expense	$4,725	$959

NOTE 18—Commitments and Contingencies

Operating Leases

The Company conducts retail operations under operating leases, which expire at various dates through 2020. Future minimum rental payments, including related party lease (Note 15) (excluding real estate tax and maintenance costs) for retail locations and other leases that have initial or noncancelable lease terms in excess of one year at September 30, 2007 are as follows:

Amount
2008	$26,222
2009	23,045
2010	20,236
2011	18,717
2012	17,374
Thereafter	55,252

Total	$160,846

Operating lease rent expense (including real estate taxes and maintenance costs) and leases on a month to month basis were approximately $22,738 and $18,681 for the nine months ending September 30, 2007 and 2006, respectively. The Company did not incur any contingent rent during the same period. Rent expense is included in Cost of sales and General and administrative expenses in the accompanying Consolidated Statements of Operations.

Sales Tax

The Company has been contacted by the California State Board of Equalization in regard to scheduling a Sales and Use Tax audit for the period January 1, 2002 through December 31, 2004. No provision has been made for any future assessment, if any, which might be determined by the State Board of Equalization at the outcome of the audit.

California Franchise Tax Board

The Company has been contacted by the California Franchise Tax Board in regard to scheduling an audit related to California Enterprise Zone Tax Credits taken by the Company for the 2001 and 2002 income tax years.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars in Thousands)

No provision has been made for any future assessment, if any, which might be determined by the California Franchise Tax Board at the outcome of the audit. However, the California Enterprise Zone Tax Credits have a full valuation allowance at December 31, 2006 (Note 17).

Internal Revenue Service

The Company has been contacted by the Internal Revenue Service in regard to performing an audit for the income tax year 2005. The audit commenced in 2007. At this time no determination can be made as to the outcome of the audit and therefore no provision has been made for any additional future assessment, if any, which might be determined by the Internal Revenue Service as the outcome of the audit.

Advertising

At September 30, 2007, the Company had approximately $1,929 in open advertising commitments, which primarily relate to print advertisements in various newspapers and magazines during the remainder of 2007 and 2008.

NOTE 19—Workers’ Compensation Self-Insurance Reserves

Self Insurance Reserves

The Company uses a combination of third-party insurance and/or self-insurance for a number of risks including workers’ compensation and general liability claims. General liability costs relate primarily to litigation that arises from store operations. Self-insurance reserves include estimates of both claims filed carried at their expected ultimate settlement value and claims incurred but not yet reported. The Company’s estimated claim amounts are discounted using a rate with a duration that approximates the duration of the Company’s self-insurance reserve portfolio. The Company’s liability reflected on the Consolidated Balance Sheet represents an estimate of the ultimate cost of claims incurred as of the balance sheet date. In estimating this liability, the Company utilizes loss development factors based on Company-specific data to project the future development of incurred losses. Loss estimates are adjusted based upon actual claim settlements and reported claims. These projections are subject to a high degree of variability based upon future inflation rates, litigation trends, legal interpretations, benefit level changes and claim settlement patterns. Although the Company does not expect the amounts ultimately paid to differ significantly from its estimates, self-insurance reserves could be affected if future claim experience differs significantly from the historical trends and the assumptions applied.

The workers’ compensation liability is based on estimate of losses for claims incurred, but not paid at year end. Funding is made directly to the providers and/or claimants by the insurance company. To guarantee performance under the workers’ compensation program, as of September 30, 2007 and 2006, the Company has issued standby letters of credit in the amount of $5,940 and $3,256, respectively, with two insurance companies being the beneficiaries, through a bank along with cash deposits of $             and $728 as of September 30, 2007 and 2006, respectively. At September 30, 2007 and 2006, the Company recorded a reserve of $4,511 and $2,041, respectively for potential losses on existing claims as such amounts are believed to be probable and reasonably estimable.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars in Thousands)

NOTE 20—Business Segment and Geographic Area Information

Segment Information

The Company’s management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income or loss from operations of each segment, as these are the key performance indicators reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses, interest expense and other miscellaneous income/expense items. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance, IT and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 2.

The Company reports the following segments: US Wholesale, US Retail and All Other. All of the Company’s sales fall into one of these segments. The US Wholesale consists of sales of undecorated apparel products made to third party embellishers and other apparel manufacturers directly as well as through distributors including sales to its Canadian Affiliate that operates 25 retail stores plus wholesale operations. Internet sales are also recorded in the US wholesale segment. US Retail is comprised of 96 Company owned retail stores operating in the United States selling the Company’s apparel products directly to consumers. The All Other segment comprises the international subsidiaries in Israel, continental Europe, the United Kingdom, Mexico, Japan and Korea, which operate 44 retail stores along with wholesale operations. None of these operations meet any of the quantitative thresholds for separate disclosure, as defined in SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Disclosures.”

The following table represents key financial information of the Company’s business segments:

	For the nine months ended September 30, 2007
	US Wholesale	US Retail	All Other	Consolidated
Net sales to external customers	$115,683	$80,411	$58,743	$254,837
Income from operations	14,872	16,397	11,796	43,065
Depreciation and amortization	3,655	3,192	1,210	8,057
Capital Expenditures	1,196	5,267	4,429	10,892
Deferred rent expense	(112)	1,056	78	1,022

	For the nine months ended September 30, 2006
	US Wholesale	US Retail	All Other	Consolidated
Net sales to external customers	$105,330	$58,008	$33,407	$196,745
Income from operations	11,236	8,439	3,202	22,877
Depreciation and amortization	3,704	2,891	704	7,299
Capital Expenditures	942	9,643	2,500	13,085
Deferred rent expense	(44)	1,516	(38)	1,434

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars in Thousands)

Reconciliation to Income Before Income Taxes for the nine months ended September 30,

	2007	2006
Consolidated Income from operations of reportable segments	$43,065	$22,877
Corporate expenses	(14,501)	(14,584)
Interest expense	(12,255)	(7,869)
Other income (expense)	1,077	(86)
Foreign currency gain	20	436

Consolidated Income Before Income Taxes	$16,306	$774

	2007	2006
Net sales by location of customer
United States	$186,865	$154,110
Germany	31,567	16,855
Korea	7,163	3,795
Canada	9,229	9,229
United Kingdom	11,224	6,702
Japan	7,147	4,579
Other foreign countries	1,642	1,475

Total Consolidated Net Sales	$254,837	$196,745

Long-lived assets—Property and equipment, net, as of September 30,

	2007	2006
United States	$38,195	$35,782
Germany	6,284	2,438
Japan	1,592	1,272
Korea	538	450
United Kingdom	1,759	930
Other foreign countries	164	211

Consolidated Long-lived Assets	$48,532	$41,083

Identifiable assets by segment
US wholesale	$112,122	$110,267
US retail	47,189	26,255
All other	23,645	11,784

Total	$182,956	$148,306

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars in Thousands)

Foreign subsidiaries accounted for the following percentages of assets and total liabilities as of September 30,

	2007	2006
Total assets	13%	8%
Total liabilities	6%	6%

Product Revenue

For the nine months ended September 30,

	2007	2006
Net sales by class of customer:
Wholesale	$128,874	$113,095
Retail	125,963	83,650

Total Consolidated Net Sales	$254,837	$196,745

NOTE 21—Litigation

The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters and taxes, among others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. The liability recorded includes probable and estimable legal costs associated with the claim or potential claim. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material.

The Company is currently involved in matters with a few ex-employees who have either filed claims or state intentions to file various claims against the Company with the courts and regulatory agencies, which relate to alleged labor law violations, sexual harassment and other vague employment claims. One such claim against the Company was filed during 2005. During 2006, the Company was notified by two other ex-employees with respect to potential claims against the Company. One of these two ex-employees filed their claim against Company in 2007. Since these matters are currently in discovery or still in the early stages, no determination can be made at this time as to their final outcome, nor can the range of potential loss be estimated.

During 2006, a complaint was also filed against the Company by a customer who is claiming that the Company improperly recorded personal information at the point of sale at one of the Company’s retail locations. Since this matter is currently in discovery and still in the early stages, no determination can be made at this time as to its final outcome, nor can the range of potential loss be estimated.

The above mentioned complaints seek unspecified judgments and attorney’s fees and costs. Although the outcome of such items cannot be determined with certainty, the Company is of the opinion that the final outcome of these matters are either without merit or will not have a material adverse impact on its consolidated financial position or results of operations. Management intends to defend itself vigorously against the allegations in these complaints.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

(Dollars in Thousands)

In the third quarter of 2007, the Company reached a confidential financial settlement regarding allegations of copyright infringement relating to past advertisements. This settlement has not had a material adverse effect on the Company’s financial position, results of operations or liquidity. The Company is in the process of setting up mediation with another party who claims certain ownership rights over these same past advertisements.

On or about September 4, 2007, Hanesbrands, Inc. and related entities (collectively, “Hanes”) filed a lawsuit in the United States District Court for the Middle District of North Carolina captioned Hanesbrands, Inc. el al v. American Apparel, Inc. and American Apparel Retail, Inc., Case No. 1:07-cv-00662. In that lawsuit, Hanes contends that the Company used Hanes’ trademarks BARELY THERE and/or BARELYTHERE without Hanes’ authorization or approval and, by so doing, falsely represented the source, affiliation or sponsorship of American Apparel products. The lawsuit seeks injunctive relief and unquantified monetary damages. The Company is in the process of settling this matter with Hanes.

On or about October 3, 2007, Ms. Sonja Klimp filed a lawsuit in the United States District Court for the Central District of California captioned as Sonja Klimp v. American Apparel, Inc. and American Apparel Retail, Inc., Case No. CV07-06448. Ms. Klimp is claiming that American Apparel, Inc. and American Apparel, Retail, Inc., knowingly and willfully violated the Fair Credit Reporting Act (15 U.S.C. §1681 et seq.) by printing more than the last five digits of a person’s credit card or debit card numbers and/or printing the expiration date of the person’s credit card on receipts provided to customers. The lawsuit is seeking an order certifying this case as a class action, as well as injunctive relief and unquantified statutory and monetary damages. American Apparel denies the allegations and intends to aggressively defend this matter. Since this matter is currently in discovery and still in the early stages, no determination can be made at this time as to its final outcome, nor can the range of potential loss be estimated.

NOTE 22—Proposed Merger

On December 18, 2006, the Company signed a definitive merger agreement with Endeavor, a blank check company publicly listed on the American Stock Exchange. Upon consummation of the merger, the Company would become a wholly-owned subsidiary of Endeavor. However, since one of the stockholders of the Company would own a majority of the outstanding common stock of Endeavor, the merger is expected to be accounted for as a reverse acquisition. For accounting purposes, the transaction would be accounted for as a recapitalization of the Company. As part of the merger, the Canadian Affiliate is also being acquired by Endeavor.

The merger is subject to customary closing conditions, and is expected to close in the second half of 2007. As part of the agreement, the Company is required to achieve certain financial targets set forth in the agreement. However, the Company is not in compliance with the financial targets. The Company and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007, and is subject to the approval of Endeavor’s stockholders. There can be no assurances that the merger will be completed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of American Apparel, Inc.

We have audited the accompanying consolidated balance sheets of American Apparel, Inc. and Subsidiaries (the “Company”) as of December 31, 2006 and 2005. and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is riot required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects. the consolidated financial position of American Apparel, Inc. and Subsidiaries, as of December 31. 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP

New York, NY

August 10, 2007

American Apparel, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars and shares in thousands)

December 31, 2006 and 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash	$3,214	$2,382
Receivables
Trade, net of allowances of $2,163 and $1,085 at December 31, 2006 and 2005, respectively	13,969	12,111
Due from Canadian Affiliate	—	1,440
Other	1,344	736
Prepaid expenses and other current assets	1,670	1,592
Inventories, net	76,470	67,534
Deferred tax asset	336	—

Total Current Assets	97,003	85,795

PROPERTY AND EQUIPMENT, Net	42,469	33,475

INTANGIBLE ASSETS, Net	1,062	325

GOODWILL	950	950

OTHER ASSETS	6,673	3,681

TOTAL ASSETS	$148,157	$124,226

American Apparel, Inc. and Subsidiaries

Consolidated Balance Sheets, Continued

(Dollars and shares in thousands)

December 31, 2006 and 2005

	2006	2005
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Cash overdraft	$2,962	$3,686
Current portion of bank debt	3,201	5,612
Notes payable to unrelated parties	6,259	2,840
Notes payable to related parties	2,391	888
Subordinated notes payable to related parties	360	360
Accounts payable	30,136	18,261
Accrued expenses	9,935	10,032
Due to Canadian Affiliate	336	—
Income taxes payable	1,303	416
Current portion of capital lease obligations	2,911	2,820

Total Current Liabilities	59,794	44,915

LONG-TERM BANK DEBT, Net of current portion	52,728	42,963

SUBORDINATED NOTE PAYABLE TO UNRELATED PARTY	14,201	13,376

CAPITAL LEASE OBLIGATIONS, Net of current portion	3,078	4,153

DEFERRED RENT	6,654	4,873

TOTAL LIABILITIES	136,455	110,280

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, no par value, 1,000 shares authorized, 100 shares issued and outstanding	$—	$—
Additional paid-in capital	5,706	5,706
Due from stockholders	(553)	(158)
Accumulated other comprehensive income (loss)	322	(149)
Retained earnings	6,227	8,547

TOTAL STOCKHOLDERS’ EQUITY	11,702	13,946

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$148,157	$124,226

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

	2006	2005
NET SALES (including sales to the Canadian Affiliate of $10,295 and $10,850 for the years ended December 31, 2006 and 2005, respectively)	$264,691	$188,106

COST OF SALES (including cost of sales for the Canadian Affiliate of $10,113 and $10,525 for the years ended December 31, 2006 and 2005, respectively)	138,385	101,048

GROSS PROFIT	126,306	87,058

OPERATING EXPENSES
Selling	49,320	34,496
Warehouse and distribution	6,669	4,156
General and administrative (including related party rent expense of $380 and $— for the years ended December 31, 2006 and 2005, respectively)	61,017	38,171

TOTAL OPERATING EXPENSES	117,006	76,823

INCOME FROM OPERATIONS	9,300	10,235

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense (including related party interest expense of $206 and $105 for the years ended December 31, 2006 and 2005, respectively)	10,797	6,258
Foreign currency transaction (gain) loss	(601)	358
Other income	(607)	(356)

(LOSS) INCOME BEFORE INCOME TAXES	(289)	3,975

INCOME TAX PROVISION	1,335	392

NET (LOSS) INCOME	$(1,624)	$3,583

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss)

(Dollars and shares in thousands)

For the Years Ended December 31, 2006 and 2005

	Outstanding Shares	Amount	Additional Paid-In Capital	Due from Stockholders	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Stockholders’ Equity	Total Comprehensive Income (Loss)
BALANCE, January 1, 2005	100	$—	$5,706	$(1,197)	$—	$7,954	$12,463
Reclassification of prior year distributions to stockholders				1,197		(1,197)
Distributions to stockholders	—	—	—	—	—	(1,793)	(1,793)
Advances to stockholders	—	—	—	(158)	—	—	(158)
Components of comprehensive income:
Net Income	—	—	—	—	—	3,583	3,583	$3,583
Foreign currency translation	—	—	—	—	(149)	—	(149)	(149)

								$3,434

BALANCE, December 31, 2005	100	—	5,706	(158)	(149)	8,547	13,946
Advances to stockholders	—	—	—	(395)	—	—	(395)
Distributions to stockholders	—	—	—	—	—	(696)	(696)
Components of comprehensive loss:
Net (Loss)	—	—	—	—	—	(1,624)	(1,624)	$(1,624)
Foreign currency translation	—	—	—	—	471	—	471	471

								$(1,153)

BALANCE, December 31, 2006	100	$—	$5,706	$(553)	$322	$6,227	$11,702

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers (including cash received from sales to Canadian Affiliate of $10,295 and $10,850 for the years ended December 31, 2006 and 2005, respectively)	$263,790	$186,446
Cash paid to suppliers, employees and others	(244,063)	(181,478)
Interest paid	(9,607)	(6,257)
Income taxes paid	(845)	(86)
Other	611	259

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	9,886	(1,116)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(15,232)	(14,635)
Purchase of net assets under business acquisition	—	(1,224)

NET CASH USED IN INVESTING ACTIVITIES	(15,232)	(15,859)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in matured fund from factor, net	—	362
Cash overdraft from financial institution	(722)	2,385
Borrowings under revolving credit facility, net	6,643	10,220
Distributions to stockholders	(696)	(1,793)
Advances to stockholders	(395)	(158)
Advances to Canadian Affiliate, net	(1,776)	130
Borrowings of notes payable to related party	1,826	148
Repayment of notes payable to related parties	—	(24)
Borrowings under notes payable to unrelated parties	4,406	1,343
Repayment under notes payable to unrelated parties	(1,089)	(577)
Borrowing under subordinated note payable to related party	180	—
Borrowing under subordinated note payable to unrelated party	—	5,000
Borrowings under term loans and notes payable	7,479	5,703
Repayment of term loans and notes payable	(6,714)	(1,652)
Repayment of capital lease obligations	(3,141)	(3,659)

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,001	17,428

EFFECT OF FOREIGN EXCHANGE RATE ON CHANGES IN CASH	177	(136)

NET CHANGE IN CASH	832	317

CASH—Beginning	2,382	2,065

CASH—Ending	$3,214	$2,382

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

	2006	2005
RECONCILIATION OF NET (LOSS) INCOME TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net (Loss) Income	$(1,624)	$3,583
Depreciation and amortization	9,430	5,370
Impairment charge	221	605
Foreign currency transaction (gain) loss	(601)	358
Inventory reserve	3,484	600
Bad debt expense	1,121	586
Deferred tax benefit	(348)	—
Deferred rent	1,771	3,510
Changes in operating assets and liabilities, net of acquisition:
Trade receivables	(775)	(877)
Other receivables	—	(711)
Inventories	(12,010)	(20,824)
Prepaid expenses	(278)	(1,334)
Deposits and other assets	(4,596)	(2,110)
Accounts payable	11,866	2,372
Accrued expenses	1,387	7,447
Income taxes payable	838	309

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$9,886	$(1,116)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under capital leases	$2,156	$6,446

Fair value of assets acquired for acquisitions accounted for under the purchase method of accounting	$—	$655

Conversion of accrued interest to subordinated note payable to unrelated party	$—	$798

Reclassification of due from stockholders to distributions	$—	$1,197

Services provided to acquire assets accounted for under the purchase method of accounting	$—	$576

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

NOTE 1—Organization and Business

American Apparel, Inc. (“AA”), a California corporation is a vertically-integrated manufacturer, distributor and retailer of branded fashion basic apparel for men, women and children. AA sells its products through a wholesale distribution channel supplying t-shirts and other casual wear to distributors and screen printers, as well as direct to end users through retail stores located in the United States and internationally and its e-commerce website. As of December 31, 2006 and 2005, the Company had 93 and 66 retail stores in the United States and 31 and 17 retail stores internationally, respectively.

In addition, AA operates an online retail e-commerce website. AA, collectively with its subsidiaries is referred to as the “Company”.

The Company maintains its corporate offices, primary manufacturing and distribution facility, knitting and dye house in Los Angeles, California. The Company also maintains a portion of its yarn at outside knitting facilities and a portion of its greige goods at outside dye houses.

The wholly-owned operating subsidiaries of the Company are:

Sales

•	United States: American Apparel Retail, Inc. (“AAR”) operates retail stores. American Apparel Retail 1090 Third NYC, Inc., a wholly-owned subsidiary of AAR, operates a retail store in New York.

•	Mexico: American Apparel Mexico, S DE RL DE CU (“AAM”) operates retail stores. American Apparel Mexico Labor, LLC operates a payroll company used to provide services exclusively for AAM.

•	Continental Europe: American Apparel Deutschland GmbH operates retail stores and distributes American Apparel products.

•	United Kingdom: American Apparel (Carnaby) Limited operates retail stores. American Apparel (UK) Limited distributes American Apparel products.

•	Israel: American Apparel Retail (Israel), Ltd. operates a retail store.

•	Japan: American Apparel Japan Co., Ltd. operates retail stores and distributes American Apparel products.

•	Korea: American Apparel Korea Co., Ltd. operates retail stores, distributes, and franchises American Apparel products.

Manufacturing

•	KCL Knitting, LLC is engaged in textile manufacturing. The operating agreement under which KCL conducts its business provides that the term of their existence should continue until December 31, 2050.

•	American Apparel Dyeing and Finishing, Inc. operates a fabric dyeing and finishing plant.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

NOTE 2—Summary of Significant Accounting Policies

Liquidity Matters

Over the past year, the Company’s growth has been funded through a combination of borrowings from related and unrelated parties, bank debt, and lease financing. As of December 31, 2006, the Company had approximately $3,200 of unrestricted cash. As of December 31, 2006 and 2005, the Company failed to meet certain debt covenants relating to its financing agreements with its bank (Note 10) and the current second lien lender (Note 13). As a result of these covenant violations, the Company was in default of provisions stipulated in its financing agreements. As discussed in Note 22, the Company obtained $41 million of financing from a new second lien lender during January 2007. In addition, during July 2007 the Company executed an agreement with a private investment firm whereby the Company borrowed an additional $10,000 and it also replaced its revolving credit facility of $62,500 (Note 10) with an increased revolving facility of $75,000 from a new bank. In connection with these financings, the amounts due to the Company’s current second lien lender and certain term loans were paid in full. The Company believes that, as a result of this, it currently has sufficient cash and financing commitments to meet its funding requirements through at least December 31, 2007. The Company expects that it will need to obtain additional financing in order to accomplish its business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing might be available.

As discussed above, Management has taken several actions to improve the financial position of the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company not be unable to continue as a going concern.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of American Apparel, Inc. and its direct and indirect wholly-owned subsidiaries: All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include; sales returns and other allowances, allowance for doubtful accounts, inventory valuation and obsolescence, valuation and recoverability of long-lived intangible assets including the values assigned to acquired intangible assets, goodwill, property and equipment, income taxes; and accruals for the outcome of current litigation.

On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

Revenue Recognition

The Company recognizes product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from wholesale product sales and on-line product sales are recorded at the time the product is shipped to the customer. With respect to its own retail store operations, the Company recognizes revenue upon the sale of its products to retail customers. The Company’s net sales represent gross sales invoiced to customers, less certain related charges for discounts, returns, and other promotional allowances. Allowances provided for these items are presented in the consolidated financial statements primarily as reductions to sales and cost of sales (see “Sales Returns and Other Allowances” discussed below for further information).

The Company recognizes the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise. Prior to redemption, the Company maintains an unearned revenue liability for gift cards, gift certificates and store credits until the Company is released from such liability. The Company’s gift cards, gift certificates and store credits do not have expiration dates, and the Company maintains full liability and does not recognize any revenue from gift cards, gift certificates and store credits until redemption takes place. The unearned revenue for gift cards, gift certificates and store credits are recorded in accrued expenses in the amount of $496 and $212 at December 31, 2006 and 2005, respectively.

Sales Returns and Other Allowances

Allowances For Sales Returns—The Company analyzes sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). The Company is able to make reasonable and reliable estimates of product returns for its wholesale, on-line product sales and retail store sales based on the Company’s past history. The Company also monitors the buying patterns of the end-users of its products based on sales data received by its retail outlets. Estimates for sales returns are based on a variety of factors including actual returns and based on expected return data communicated to it by customers. Accordingly, the Company believes that its historical returns analysis is an accurate basis for its allowance for sales returns. Actual results could differ from those estimates.

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for each allowance above. However, the Company believes that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at each allowance. The Company regularly reviews the factors that influence its estimates and, if necessary, makes adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves. Actual experience associated with any of these items may be significantly different than the Company’s estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist primarily of cash (the amounts of which may, at times, exceed Federal Deposit Insurance Corporation limits on insurable amounts) and trade accounts receivable, relating substantially to the Company’s US wholesale segment. The Company mitigates its risk by investing in or through major financial institutions. The Company has approximately $2,100 and $1,470 held in foreign banks at December 31, 2006 and 2005, respectively.

The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

information. Collections and payments from customers are continuously monitored. The Company maintains an allowance for doubtful accounts, which is based upon historical experience as well as specific customer collection issues that have been identified. While such bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Cash

The Company’s cash balances represent cash on deposit held at banks.

Accounts Receivable

Accounts receivable primarily consists of trade receivables, including amounts due from credit card companies, net of allowances. Amounts due from credit card, debit card and electronic benefits transfer transactions as of the balance sheet date of December 31, 2006 and 2005 were approximately $1,400 and $856, respectively, and represented amounts owed from third-party credit card issuers.

Inventories

Inventories are stated at the lower of cost or market. Cost is primarily determined on the first-in, first-out (FIFO) method. The cost elements of inventories include materials, labor and overhead. During 2006 and 2005 no one supplier provided more than 10% of the Company’s raw material purchases.

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. During the years ended December 31, 2006 and 2005, the Company increased their reserve by $3,484 and $600, respectively, which resulted in a reserve for slow-moving inventories of $4,284 and $800 as of December 31, 2006 and 2005, respectively.

The Company establishes a reserve for inventory shrinkage for each of its retail locations. The reserve is based on the historical results of physical cycle counts.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. The costs of normal maintenance and repairs are charged to expense in the year incurred. Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset’s remaining useful life. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. Upon sale or disposition, the related cost and accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in operations.

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. Goodwill and other intangible assets acquired in a business combination and determined to have an

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The SFAS 142 goodwill impairment model is a two-step process. The first step compares the fair value of a reporting unit that has goodwill assigned to its carrying value. The Company estimates the fair value of a reporting unit by using a discounted cash flow model. If the fair value of the reporting unit is determined to be less than its carrying value, a second step is performed to compute the amount of goodwill impairment, if any. Step two allocates the fair value of the reporting unit to the reporting unit’s net assets other than goodwill. The excess of the fair value of the reporting unit over the amounts assigned to its net assets other than goodwill is considered the implied fair value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the carrying value of its goodwill. Any shortfall represents the amount of goodwill impairment. The Company has not had any goodwill impairment.

Other definite lived intangibles are amortized on a straight-line basis over periods not exceeding 10 years.

Impairment of Long-Lived Assets

The Company follows the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires evaluation of the need for an impairment charge relating to long-lived assets, other than goodwill and indefinite-lived intangible assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write down to a new depreciable basis is required. If required, an impairment charge is recorded based on an estimate of future discounted cash flows. For the years ended December 31, 2006 and 2005, the Company recognized impairment charges of $221 and $605, respectively, on assets to be held and used. The impairment charges related primarily to leasehold improvements and furniture and fixtures for certain U.S. retail stores and were included in the Consolidated Statements of Operations under the caption “General and administrative” expenses.

Foreign Currency

The financial statements of international subsidiaries are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for revenues, expenses, gains and losses. Foreign currency transaction gains and losses are charged or credited to operations as incurred. Where the local currency is the functional currency (which is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary) translation adjustments are recorded as a separate component of stockholders’ equity. The Company recognized foreign currency transaction gains (losses) of $601 in 2006 and ($358) in 2005.

Income Taxes

The stockholders of American Apparel, Inc. and its U.S. subsidiaries, American Apparel Retail, Inc., American Apparel Retail 1090 Third NYC, Inc., and American Apparel Dyeing and Finishing, Inc. elected subchapter S corporation status. Earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders. Accordingly, the Company does not incur additional Federal income tax obligations, and the consolidated financial statements do not include a provision for Federal income taxes. American Apparel, Inc. expects to pay the necessary distributions to satisfy the stockholders’ estimated personal

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

income tax aggregate personal liabilities based upon the Company’s taxable income. As of December 31, 2006 and 2005, the estimated unpaid aggregate personal tax liabilities of the individual stockholders, attributable to the taxable income of the Company approximated $6,200 and $4,123 respectively. As defined in the definitive Acquisition Agreement with Endeavor Acquisition Corp. (“Endeavor”) (Note 22), upon consummation of the merger, the stockholders will receive distributions to satisfy the stockholders estimated personal tax liabilities, as defined per the agreement. This distribution will be for stockholders taxable income attributable to the subchapter S corporation status and for the period commencing January 1, 2006 through the effective date of the Acquisition Agreement. The distribution amount will be less all previous distributions made by the Company. For periods before January 1, 2006, the Company expects to pay the estimated tax liabilities of the individual stockholders subsequent to December 31, 2006 through July 31, 2007, payments of approximately $2,870 were made against these liabilities. Where applicable, state income taxes are provided by the Company at applicable statutory rates multiplied by pre-tax income. The Company files income tax returns in various states. Some of these states accept subchapter S corporation status, while in some states, the Company is taxed at C Corporation tax rates and in the remaining states, the Company is taxed at reduced rates applicable to S corporations.

American Apparel Deutschland GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, American Apparel Mexico S DE RL DE CU, American Apparel Mexico Labor, LLC, American Apparel Japan, American Apparel Korea Co., Ltd. and American Apparel Retail (Israel), Ltd. are foreign domiciled entities subject to foreign income taxes on earnings in their respective jurisdictions.

KCL Knitting, LLC (“KCL”) is a limited liability company, classified as a pass-through entity for federal income tax purposes, which provides for profits and losses to be reported by American Apparel, Inc.

At December 31, 2006 and 2005, American Apparel, Inc. has unrecognized built-in gains of approximately $26 million resulting from its S corporation election. If any of the assets creating the unrecognized built-in gains are sold in the ten-year period ending July 1, 2014, AA is liable for Federal income taxes on those gains. The gain is determined by using the tax basis of the assets compared with the fair value of those assets at the time of the S corporation election. No deferred income taxes have been provided as the built-in gain relates primarily to intangible assets that are not expected to be sold within the ten year holding period.

The foreign entities have elected to be consolidated with the US entities for federal tax purposes. As such, all of the operations are included in the determination of the taxable income of American Apparel, Inc. Foreign income taxes paid internationally may be treated as foreign tax credits at the stockholder level as American Apparel, Inc. is taxed as an S corporation for federal tax purposes.

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carryforwards will result in a benefit based on expected profitability by tax jurisdiction. A valuation allowance for such tax assets and loss carryforwards is provided when it is determined that such assets will more likely than not go unused. If it becomes more likely than not that a tax asset will be used, the related valuation allowance on such assets would be reversed. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, accounts payable, revolving line of credit, and long-term debt. The Company estimates that carrying amounts of all financial instruments described above approximate fair value based upon current market conditions, maturity dates, and other factors.

Advertising, Promotion and Catalog

The Company expenses the production costs of advertising the first time the advertising takes place. The advertising expenses for the years ended December 31, 2006 and 2005 amounted to $6,605 and $4,338, respectively, and were included in Selling expense in the Consolidated Statements of Operations. The Company has cooperative advertising arrangements with certain vendors in its US wholesale segment. Cooperative advertising expenses were $376 and $348 for the years ended December 31, 2006 and 2005, respectively.

Shipping and Handling Costs

The Company incurs shipping and handling costs in its operations. These costs consist of freight expenses incurred for third-party shippers to transport products to wholesale customers. They are included in Cost of Sales in the Consolidated Statements of Income and amounted to $6,471 and $4,461 for the years ended December 31, 2006 and 2005, respectively. Amounts billed to customers of $4,775 and $3,574 for the years ended December 31, 2006 and 2005, respectively are included in Net Sales.

Deferred Rent, Rent Expense and Tenant Allowances

The Company occupies its retail stores and combined corporate office, manufacturing, and distribution center under operating leases generally with terms of one to ten years. Some leases contain renewal options for periods ranging from five to fifteen years under substantially the same terms and conditions as the original leases. Most of the store leases require payment of a specified minimum rent, a contingent rent based on a percentage of the store’s net sales in excess of a specified threshold, plus defined escalating rent provisions. The Company straight-lines and recognizes its rent expense over the term of the lease (including probable lease renewals), plus the construction period prior to occupancy of the retail location, using a mid-month convention. Also included in rent expense are payments of real estate taxes, insurance and certain common area and maintenance costs in addition to the future minimum operating lease payments. Certain lease agreements provide for the Company to receive lease inducements or tenant allowances from landlords to assist in the financing of certain property. These inducements are recorded as a deferred credit and amortized as a reduction of rent expense over the term of the related lease.

Start-up Costs

The Company expenses as incurred all retail store start-up and organization costs, including travel, training, recruiting, salaries and other operating costs.

Web Site Development Costs

The Company capitalizes applicable costs incurred during the application and infrastructure development stage and expenses incurred during the planning and operating stage. As of December 31, 2006 and 2005, the

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

Company capitalized website development costs approximating $273 and $0, which is included in Property and equipment in the accompanying Consolidated Balance Sheets.

Self-insurance accruals

The Company self-insures a significant portion of expected losses under its workers’ compensation program. Accrued liabilities are recorded based on the Company’s estimates of the ultimate costs to settle incurred claims, both reported and unreported.

Comprehensive (Loss) Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income”, the Company is required to display comprehensive income and its components as part of its complete set of financial statements. Comprehensive income represents the change in stockholders’ equity resulting from transactions other than stockholder investments and distributions. Included in accumulated other comprehensive income (loss) are changes in equity that are excluded from the Company’s net (loss) income, specifically, unrealized gains and losses on foreign currency translation adjustments.

The Company does not record deferred income taxes relating to accumulated other comprehensive income due to its Subchapter S election in the U.S. and the foreign entities are taxed as disregarded entities.

Seasonality

The company experiences seasonality in its operations. Historically, sales during the second and third fiscal quarters have generally been the highest, with sales during the first fiscal quarter the lowest. This reflects the combined impact of the seasonality of the wholesale and retail segments. Generally, the Company’s retail segment has not experienced the same pronounced sales seasonality as other retailers.

Accounting Pronouncements-Newly Issued

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs—an amendment of ARB 43, Chapter 4.” SFAS No. 151 clarifies that abnormal amounts of idle facility expenses, freight, handling costs and spoilage should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The provisions of SFAS No. 151 must be applied prospectively to the Company’s inventory costs incurred after January 1, 2006. The adoption of SFAS No. 151 did not have a material impact on the Company’s consolidated financial position or results of operations.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections—replacement of APB Opinion No. 20 and FASB Statement No. 3,” was issued. SFAS No. 154 changes the accounting for and reporting of a change in accounting principle by requiring retrospective application to prior periods’ financial statements of changes in accounting principle unless impracticable. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s consolidated results of operations, financial position or cash flows.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

effective for fiscal years beginning after December 15, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company adopted the Interpretation as of January 1, 2007, and such adoption did not have a material impact on the Company’s consolidated results of operations, financial position or cash flows.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The Company is currently evaluating the expected effect of SFAS No. 157 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The Company is currently evaluating the expected effect of SFAS No. 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, a company should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. The Company adopted EITF 06-3 on January 1, 2007. The adoption of EITF 06-3 did not have a significant impact on its consolidated financial position or results of operations. The Company currently records its sales net of any value added or sales tax.

All other recently issued accounting pronouncements are not expected to have a material impact on the Company’s consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

NOTE 3—Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46R provides a new framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principle activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

The Company identified an affiliate in Canada (“Canadian Affiliate”) that is determined to be a VIE under the provisions of FIN 46R. The Company determined it is not the primary beneficiary of the VIE and, as a result, has not consolidated the entity at December 31 2006 or 2005.

The Canadian Affiliate, which is indirectly owned by one of the Company’s 50% owners, has been in business since 1994. The Canadian Affiliate through its combined group of related companies operated 25 and 20 retail stores in Canada, that sell the Company’s products, at December 31, 2006 and 2005, respectively. The Canadian Affiliate’s total assets at December 31, 2006 and 2005 were approximately $15,534 and $14,834, respectively. The Canadian Affiliate’s total equity was $1,462 and $1,259 at December 31, 2006 and 2005, respectively. The Company sells the Canadian Affiliate merchandise on credit, with payment due 60 days from delivery. As of December 31, 2006 and 2005 the Company had accounts receivable from the Canadian Affiliate of $0 and $1,440, respectively and accounts payable to the Canadian Affiliate of $336 and $0, respectively.

NOTE 4—Business Acquisitions

American Apparel Dyeing and Finishing, Inc., a wholly owned subsidiary of American Apparel, Inc. entered into an agreement on June 2, 2005 with E & J Textile Group to purchase all of the assets of its dye and fabric processing and finishing plant. The Company purchased E&J Textile Group so that it could dye its own fabric for use in the production of its apparel products. The assets purchased included all of the facility’s tangible personal property. In addition, American Apparel Dyeing and Finishing, Inc. purchased the lease agreement for the premises and equipment leases. The Company accounted for this acquisition under the purchase method of accounting in accordance with SFAS No 141, “Business Combinations”. Under the purchase method the total purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values and the excess was allocated to goodwill.

The purchase price of the dye house facility amounted to $1,800. A payment was made at closing in the amount of approximately $1,224. Of this payment, approximately $900 was financed by a third party financial institution. The remaining balance of approximately $576 was paid off by future services rendered to the seller all of which were rendered and paid during the remainder of the year ended December 31, 2005. In addition to the purchase price, costs in the amount of approximately $371 were incurred and expensed during the year ended December 31, 2005. Prior to the acquisition, American Apparel Dyeing and Finishing, Inc. did not commence operations. The $900 financed by a third party financial institution was paid in full during the remainder of the year ended December 31, 2005.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

The following table summarizes the estimated fair values of assets purchased at the date of acquisition as of June 2, 2005:

Goodwill	$950
Property and equipment	600
Leasehold improvements	250

Total assets acquired	$1,800

On September 16, 2005, American Apparel Retail, Inc., acquired the net assets of an unrelated third party Company, distributor and franchiser of American Apparel products in order to own all of its retail stores under one parent company. The acquired Company, American Apparel Korea, Co. Ltd.,. became a wholly-owned subsidiary of American Apparel Retail, Inc. The purchase price of the Company amounted to approximately $655, payable by a promissory note at an interest rate of 9% per annum through September 2006. These consolidated financial statements include the results of operations of American Apparel Korea, Co. Ltd. since completion of this purchase transaction.

The following table summarizes the estimated fair values of assets acquired at the date of acquisition as of September 16, 2005:

Prepaid expenses	$53
Property and equipment	65
Deposits	69
Inventory	468

Total assets acquired	$655

In addition to these acquired net assets, the purchase price included 10 franchising contracts with retail stores throughout Korea. These franchising agreements are exclusively for the right to sell American Apparel Korea, Co. Ltd. products. Franchising agreements are all for the term of one year with an option to renew.

Pro-forma financial information is not provided for these acquisitions as their impact was not material individually or in the aggregate to the Company’s consolidated financial statements.

NOTE 5—Inventories, net

The components of inventories at December 31 are as follows:

	2006	2005
Raw materials	$21,991	$25,006
Work in process	1,532	1,906
Finished goods	52,947	40,622

Total	$76,470	$67,534

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

NOTE 6—Property and Equipment

The components of property and equipment at December 31 are as follows:

	2006	2005	Depreciation and Amortization Period (Years)
Machinery and equipment	$18,268	$15,626	5-7 years
Furniture and fixtures	8,292	6,019	5 years
Computers and software	8,134	6,417	3-5 years
Automobiles	319	80	3 years
Leasehold Improvements	27,298	16,425	Shorter of the life of lease or useful life
Construction in progress	334	—

	62,645	44,567
Accumulated depreciation and amortization	(20,176)	(11,092)

Total	$42,469	$33,475

For the years ended December 31, 2006 and 2005, depreciation and amortization expense relating to property and equipment (including capitalized leases) was $9,355 and $5,366, respectively. At December 31, 2006 and 2005, property and equipment includes $12,941 and $10,253 for assets held under capital leases, respectively. Accumulated depreciation and amortization for these capital leases at December 31, 2006 and 2005 was $6,019 and $3,000, respectively.

NOTE 7—Goodwill and Other Intangible Assets

Goodwill

Goodwill of $950 related to the acquisition of American Apparel Dyeing & Finishing, Inc. on June 2, 2005, (Note 5) and was assigned to the U.S. wholesale segment. There were no changes in the carrying amount of goodwill by segment for the year ended December 31, 2006.

Intangible Asset, net

The carrying amounts of intangible assets at December 31, are as follows:

	2006 Carrying Amount	2005 Carrying Amount	Amortization Period (Years)
Definite lived intangible assets:
Key money store leases	$500	$124	Life of lease
Lease rights	665	210	Life of lease

Total	1,165	334
Accumulated Amortization	(103)	(9)

Total	$1,062	$325

Key money is the amount of funds paid to a landlord or tenant to acquire the rights of tenancy under a commercial property lease for a certain property. Key money represents the “right to lease” with an automatic right of renewal. This

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

right can be subsequently sold by the Company or can be recovered should the landlord refuse to allow the automatic right of renewal to be exercised. Key money is amortized over the respective lease terms.

Lease rights are costs incurred to acquire the right to lease a specific property. A majority of lease rights are related to premiums paid to landlords. Lease rights are recorded at cost and are amortized over the estimated useful term of the respective leases. Property lease terms are generally for 10 years.

Aggregate amortization expense of other definite lived intangible assets included in the Consolidated Statements of Operations under the caption “General and administrative” expenses for the years ended December 31, 2006 and 2005 was approximately $75 and $9, respectively. Assuming no changes in the Company’s definite lived intangible assets, estimated amortization expense for each of the five succeeding fiscal years is as follows:

For the Years Ending December 31,
2007	$123
2008	123
2009	123
2010	123
2011	123

NOTE 8—Other Assets

The components of other assets at December 31 are as follows:

	2006	2005
Lease security deposits	$4,934	$3,441
Worker’s Compensation deposit	1,455	—
Other	284	240

Total	$6,673	$3,681

NOTE 9—Accrued Expenses

The components of accrued expenses at December 31 are as follows:

	2006	2005
Accrued compensation and related taxes	$2,565	$2,466
Worker’s Compensation self-insurance reserves	2,787	1,589
Sales taxes, value added tax, property taxes	1,373	724
Other	3,210	5,253

Total	$9,935	$10,032

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

NOTE 10—Long-term Bank Debt

Long-term bank debt at December 31 consists of the following:

	2006	2005
Credit Line Facility
Revolving Credit Facility, maturing January 2010 (a)	$48,568	$41,925

Term Loans and Notes Payable
Term loan with bank, maturing September 2007 (b)	3,750	4,167
Term loan with bank, maturing March 2010 (b)	1,872	—
Term loan with bank, maturing October 2007 (c)	52	120
Term loan with bank, maturing December 2008 (c)	391	400
Various notes payable (d)	224	794
Leasehold improvement note, maturing March 2010 (e)	114	143
Leasehold improvement note, maturing April 2007 (e)	958	1,026

	7,361	6,650

Total Long-Term Bank Debt	55,929	48,575
Less current portion of bank debt	3,201	5,612

Long-Term Bank Debt, net of current portion	$52,728	$42,963

(a)	At December 31, 2006 and 2005, the revolving credit facility with a bank provided for borrowings up to $57,500 and $55,000, respectively. Borrowings under the facility were subject to certain advance provisions established by the bank and were collateralized by all assets of the Company. Interest under the agreement was at LIBOR (5.30% and 4.84% at December 31, 2006 and 2005, respectively) plus 2.5% or the bank’s prime rate (8.25% and 7.25% at December 31, 2006 and 2005, respectively) plus 2.25%, at the Company’s option. The interest rate was 10.5% and 9.5% at December 31, 2006 and 2005, respectively. The facility was to expire in January 2010. The average borrowings during the years 2006 and 2005 were $46,500 and $38,663, respectively. Stockholders of the Company personally guaranteed the borrowings. On January 18, 2007, the Company negotiated an increase in the size of its credit facility from $57,500 to $62,500. Among other requirements, this facility agreement included a subjective acceleration clause and required the Company to maintain a lock box. As of December 31, 2006 and 2005 the Company was not in compliance with certain financial ratio covenants. As disclosed in Note 22, during July 2007, the Company replaced this revolving credit facility and converted this obligation into long-term debt with an increased revolving credit facility from another bank which expires at the earlier of July 2, 2012 or thirty days prior to the maturity date of the loan agreement with the private investment firm (January 18, 2009) unless it is refinanced on terms acceptable to the bank in December 2008. No charges for early extinguishment of debt were incurred associated with this transaction. As a result of the terms of the new credit agreement, the Company is currently in compliance with the covenants of the new agreement and accordingly, the loan balance at December 31, 2006 and 2005 is classified as a long-term obligation.

(b)

At December 31, 2006 and 2005, the Company had a term loan with a bank. The loan is payable in monthly installments of $417, including interest at prime (8.25% and 7.25% at December 31, 2006 and 2005, respectively) plus 1% through September 2007. The balance at December 31, 2006 and 2005 was $3,750 and $4,167, respectively. At December 31, 2006, the Company had another term loan payable in monthly installments of $48, including interest at prime plus 1% through March 2010. The balance at December 31, 2006 was $1,872. Both of these loans were secured by various unsecured equipment. On January 18, 2007, the Company completed a $41 million secured debt financing with a private investment firm (see Note 22) and converted these obligations into long-term and accordingly, a portion of such debt was classified as

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

long-term. A portion of the financing proceeds was used to pay off both of these loans without any prepayment penalty. No charges for early extinguishment for debt were incurred associated with this transaction.

(c)	At December 31, 2006 and 2005, the Company had two term loans with a financial institution. The first loan is payable in monthly installments of $5, including interest at prime (8.25% and 7.25% at December 31, 2006 and 2005, respectively) plus 1% through October 2007. The balance at December 31, 2006 and 2005 was $52 and $120, respectively. The second loan is payable in monthly installments of $22, including interest at prime plus 1% through December 2008. The balance at December 31, 2006 and 2005 was $391 and $400, respectively. Both of these loans are secured by related equipment, with a net book value of $520 and $552, respectively.

(d)	At December 31, 2006 and 2005, the Company had various promissory notes payable in monthly installments aggregating $24, including interest ranging from 4.6% to 11.9% and maturing at various dates through August 2011. The notes are collateralized by equipment.

(e)	At December 31, 2006 and 2005, the Company had two leasehold improvement term loans. The first loan is payable in monthly installments of $3 through March 2010, including interest at a rate of 8%. The balance at December 31, 2006 and 2005 was $114 and $143, respectively. The second loan is payable in monthly interest only payments at 9% through April 2007. The balance at December 31, 2006 and 2005 was $958 and $1,026, respectively.

Required principal payments of long-term debt (as adjusted to reflect the subsequent refinancing of long term debt disclosed in Note 23.) are as follows:

Year Ending December 31,
2007	$3,201
2008	48,806
2009	3,899
2010	17
2011	6

$55,929

NOTE 11—Notes Payable to Unrelated Parties

Unsecured notes payable to certain unrelated individuals are due upon demand with interest ranging from 10% to 24% per annum. The balance outstanding at December 31, 2006 and 2005 is $6,259 and $2,840, respectively, which is personally guaranteed by a stockholder.

NOTE 12—Notes Payable to Related Parties

Unsecured notes payable to certain individuals related to a stockholder are due upon demand with interest ranging from 12% to 18% per annum. The balance outstanding at December 31, 2006 and 2005 is $2,391 and $888, respectively.

NOTE 13—Subordinated Notes Payable to Unrelated Party

The Company has a financing agreement for borrowings of $12,500 with an unrelated third party, (the “current second lien lender”). Interest on the loan is at a rate of 17%. The Company pays monthly interest

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

payments at a rate of 11% on the current outstanding principal balance. The remaining unpaid portion of all monthly interest shall be added to the principal balance. The balance outstanding at December 31, 2006 and 2005 was $14,201 and $13,376, respectively, which includes accrued interest aggregating $1,701 and $876 at December 31, 2006 and 2005, respectively. On January 18, 2007, the Company completed a $41 million secured debt financing with a private investment firm and converted this obligation into long term debt (Note 22). Such amounts have been classified as long-term since they were refinanced on a long-term basis. A portion of the financing proceeds was used to pay off this loan plus the accrued interest without any prepayment penalty. No charges for early extinguishment for debt were incurred associated with this transaction.

This note was subordinated to the bank (Note 10). The agreement contained default and covenant provisions similar to its current bank agreement. At December 31, 2006 and 2005, the Company was not in compliance with certain financial ratio covenants. However, as a result of the refinancing on January 18, 2007 with a new long-term obligation, the subordinated notes payable is classified as a long-term liability.

NOTE 14—Subordinated Notes Payable to Related Parties

The Company has unsecured notes payable with a related party (relative of a stockholder), which are due upon demand with interest at 18%. The balance outstanding at December 31, 2006 and 2005 was $180. The note was subordinated to the interest of the bank which held the Company’s revolving credit facility at December 31 2006 and 2005 as well as the interest of the bank which provided the new secured revolving credit facility on July 2, 2007 (see note 22).

The Company has an unsecured note payable to a stockholder which is due on demand with interest at 12%. The balance outstanding at December 31, 2006 and 2005, was $180. The note is subordinated to the interest of the bank which held the Company’s revolving credit facility at December 31 2006 and 2005 as well as the interest of the bank which provided the new secured revolving credit facility on July 2, 2007 (see note 22).

NOTE 15—Capital Lease Obligations

The Company leases certain equipment under capital lease arrangements expiring at various times through 2011. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets.

Minimum future payments under these capital leases are:

Year Ending December 31,
2007	$3,397
2008	2,138
2009	989
2010	364
2011	101

Total future minimum lease payments	6,989
Less: amounts representing interest	(1,000)

Net minimum lease payments	5,989
Current portion	2,911

Long-term portion	$3,078

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

The interest rates pertaining to these capital leases range from 3.3% to 22.5% (average interest rate is 13.0%).

NOTE 16—Related Party Transactions

In December 2005, the Company entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with a related company, which is partially owned by the stockholders of the Company. The monthly lease payments are $48 and the lease expires in November 2011, with a five year extension, at the option of the Company.

NOTE 17—Income Taxes

Income tax expense (benefit) for the years ended December 31, 2006 and 2005 consists of:

	2006	2005
State
Current	$328	$239
Deferred	(348)	—

Total	(20)	239

Foreign
Current	1,355	$153
Deferred	—	—

Total	$1,355	$153

Total	$1,335	$392

Income tax expense differs from the amount computed by applying the federal statutory tax rate of 34% to (loss) income before income taxes as shown below:

	2006	2005
Computed expected income tax (benefits) expense	$(700)	$1,352
Reduced Federal tax rate for S Corporations	700	(1,352)
State income taxes, net of Federal income tax benefit	(20)	239
California enterprise zone tax credits	(2,833)	(2,833)
Change in valuation allowance	2,833	2,833
Foreign taxes	1,355	153

Income Tax Expense	$1,335	$392

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 are presented below:

	2006	2005
Deferred tax assets:
Allowance for doubtful accounts	$50	$26
Deferred rent	124	69
Accrued worker’s compensation	57	10
Inventory capitalization for tax purposes	42	34
Inventory reserve	121	—
Accrued liabilities	14	8
California enterprise zone tax credit	6,963	4,130

Total gross deferred tax assets	7,371	4,277
Less valuation allowance	(6,963)	(4,130)

Net deferred tax assets	408	147

Deferred tax liabilities:
Prepaid expenses	(56)	(28)
Fixed assets	(16)	(119)

Total gross deferred tax liabilities	(72)	(147)

Net deferred tax assets and liabilities	$336	$—

At December 31, 2006 and 2005, the Company had available state tax credit carryforwards of $6,963 and $4,130, respectively that may be utilized to offset future California state tax attributable to the tax on income earned if any, within a particular designated Enterprise Zone. These credits do not expire.

Management believes that it is more likely than not that the Company will realize the benefits related to these deductible temporary differences, except for the benefit to be derived from the utilization of the California Enterprise Zone tax credits. Consequently, the Company has provided a valuation allowance of $6,963 and $4,130 for the years ended December 31, 2006 and 2005, respectively.

NOTE 18—Commitments and Contingencies

Operating Leases

The Company conducts retail operations under operating leases, which expire at various dates through 2020. Future minimum rental payments, including related party lease (Note 16) (excluding real estate tax and maintenance costs) for retail locations and other leases that have initial or noncancelable lease terms in excess of one year at December 31, 2006 are as follows for the years ending December 31:

2007	$25,284
2008	24,345
2009	20,315
2010	17,862
2011	16,579
Thereafter	59,069

Total	$163,454

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

Operating lease rent expense (including real estate taxes and maintenance costs) and leases on a month to month basis were approximately $26,316 and $14,994 for the years ending December 31, 2006 and 2005, respectively. The Company did not incur any contingent rent during the same periods. Rent expense is included in cost of sales and general and administrative expenses in the accompanying Consolidated Statements of Operations.

Sales Tax

The Company has been contacted by the California State Board of Equalization in regard to scheduling a Sales and Use Tax audit for the period January 1, 2002 through December 31, 2004. No provision has been made for any future assessment, if any, which might be determined by the State Board of Equalization at the outcome of the audit.

California Franchise Tax Board

The Company has been contacted by the California Franchise Tax Board in regard to scheduling an audit related to California Enterprise Zone Tax Credits taken by the Company for the 2001 and 2002 income tax years. At this time no determination can be made as to the outcome of the audit and therefore no provision has been made for future assessment, if any, which might be determined by the California Franchise Tax Board as the outcome of the audit. However, the California Enterprise Zone Tax Credits have a full valuation allowance at December 31, 2006 and 2005 (Note 17).

Internal Revenue Service

The Company has been contacted by the Internal Revenue Service in regard to performing an audit for the income tax year 2005. The audit commenced in 2007. At this time no determination can be made as to the outcome of the audit and therefore no provision has been made for additional future assessment, if any, which might be determined by the Internal Revenue Service as the outcome of the audit.

Advertising

The Company has approximately $1,963 in open advertising commitments at December 31, 2006, which primarily relates to print advertisements in various newspapers and magazines during 2007.

NOTE 19—Workers’ Compensation Self-Insurance Reserves

Self Insurance Reserves

The Company uses a combination of third-party insurance and/or self-insurance for a number of risks including workers’ compensation and general liability claims. General liability costs relate primarily to litigation that arises from store operations. Self-insurance reserves include estimates of both claims filed carried at their expected ultimate settlement value and claims incurred but not yet reported. The Company’s estimated claim amounts are discounted using a rate with a duration that approximates the duration of the Company’s self-insurance reserve portfolio. The Company’s liability reflected on the Consolidated Balance Sheet represents an estimate of the ultimate cost of claims incurred as of the balance sheet date. In estimating this liability, the Company utilizes loss development factors based on Company-specific data to project the future development of incurred losses. Loss estimates are adjusted based upon actual claim settlements and reported claims. These projections are subject to a high degree of variability based upon future inflation rates, litigation trends, legal interpretations, benefit level changes and claim settlement patterns. Although the Company does not expect the

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

amounts ultimately paid to differ significantly from its estimates, self-insurance reserves could be affected if future claim experience differs significantly from the historical trends and the assumptions applied.

The workers’ compensation liability is based on the insurance company’s estimate of losses for claims incurred, but not paid at year end. Funding is made directly to the providers and/or claimants by the insurance company. To guarantee performance under the workers’ compensation program, the Company has issued standby letters of credit in the amount of $3,256 in 2006 and 2005, with the insurance companies being the beneficiary, through its bank along with cash deposits of $1,455 and $0 as of December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, the Company recorded a reserve of $2,787 and $1,589, respectively, for potential losses on existing claims as such amounts are believed to be probable and reasonably estimable.

NOTE 20—Business Segment and Geographic Area Information

Segment Information

The Company’s management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income or loss from operations of each segment, as these are the key performance indicators reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses, interest expense and other miscellaneous income/expense items. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance, IT and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 2.

The Company reports the following segments: US Wholesale, US Retail and All Other. All of the Company’s sales fall into one of these segments. The US Wholesale consists of sales of undecorated apparel products made to third party embellishers and other apparel manufacturers directly as well as through distributors including sales to its Canadian Affiliate that operated 25 and 20 retail stores at December 31, 2006 and 2005, respectively, plus wholesale operations. Internet sales are also recorded in the US wholesale segment. US Retail was comprised of 93 and 66 Company owned retail stores operating in the United States selling the Company’s apparel products directly to consumers as of December 31, 2006 and 2005, respectively. The All Other segment comprises the international subsidiaries in Israel, continental Europe, the United Kingdom, Mexico, Japan and Korea, which operated 31 and 18 retail stores along with wholesale operations as of December 31, 2006 and 2005, respectively. None of these individual foreign operations meet any of the quantitative thresholds for separate disclosure, as defined in SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Disclosures”.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

The following tables represent key financial information of the Company’s business segments for the year ended December 31, 2006:

	US Wholesale	US Retail	All Other	Consolidated
Net sales to external customers	$138,056	$80,210	$46,425	$264,691
Income from operations	14,221	11,510	4,719	30,450
Depreciation and amortization	4,852	3,709	869	9,430
Capital Expenditures	4,288	8,589	2,355	15,232
Deferred rent expense	2	1,641	128	1,771

Reconciliation to Loss Before Income Taxes
Consolidated Income from operations of reportable segments				$30,450
Corporate expenses				(21,150)
Interest expense				(10,797)
Other income				607
Foreign currency transaction gain				601

Consolidated Loss Before Income Taxes				$(289)

Net sales by location of customer
United States				$207,971
Germany				14,585
Canada				10,295
United Kingdom				10,031
Japan				6,499
Other foreign countries				15,310

Total Consolidated Net Sales				$264,691

Long-lived assets—Property and equipment, net as of December 31, 2006
United States				$36,618
Germany				1,782
Japan				1,241
Korea				661
United Kingdom				974
France				875
Other foreign countries				318

Consolidated Long-lived Assets				$42,469

Identifiable assets by segment as of December 31, 2006
US wholesale				$107,123
US retail				30,411
All other				10,623

Total				$148,157

Foreign subsidiaries accounted for the following percentages of assets and total liabilities as of December 31, 2006:

Total assets	7%
Total liabilities	4%

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

Product Revenue for the year ended December 31, 2006

Net sales by class of customer:
Wholesale	$149,396
Retail	115,295

Total Consolidated Net Sales	$264,691

The following table represents key financial information of the Company’s business segments for the year ended December 31, 2005:

	US Wholesale	US Retail	All Other	Consolidated
Net sales to external customers	$128,274	$45,532	$14,300	$188,106
Income from operations	22,156	6,757	(806)	28,107
Depreciation and amortization	3,828	1,245	297	5,370
Capital Expenditures	2,695	9,667	2,273	14,635
Deferred rent expense	459	4,376	38	4,873

Reconciliation to Loss Before Income Taxes
Consolidated Income from operations of reportable segments				$28,107
Corporate expenses				(17,872)
Interest expense				(6,258)
Other income				356
Foreign currency transaction loss				(358)

Consolidated Income Before Income Taxes				$3,975

Net sales by location of customer
United States				$157,240
Germany				14,585
Canada				10,850
United Kingdom				4,167
Japan				420
Other foreign countries				844

Total Consolidated Net Sales				$188,106

Long-lived assets—Property and equipment, net as of December 31, 2005
United States				$29,970
Germany				1,361
Japan				1,014
Korea				217
United Kingdom				718
Other foreign countries				195

Consolidated Long-lived Assets				$33,475

Identifiable assets by segment as of December 31, 2005
US wholesale				$103,537
US retail				17,563
All other				3,126

Total				$124,226

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

Foreign subsidiaries accounted for the following percentages of assets and total liabilities as of December 31, 2005:

Total assets	3%
Total liabilities	2%

Product Revenue for the year ended December 31, 2005

Net sales by class of customer:
Wholesale	$128,274
Retail	59,832

Consolidated Net Sales	$188,106

NOTE 21—Litigation

The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters and taxes, among others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. The liability recorded includes probable and estimable legal costs associated with the claim or potential claim. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material.

The Company is currently involved in matters with a few ex-employees who have either filed claims or state intentions to file various claims against the Company with the courts and regulatory agencies, which relate to alleged labor law violations, sexual harassment and other vague employment claims. One such claim against the Company was filed during 2005. During 2006, the Company was notified by two other ex-employees with respect to potential claims against the Company. One of these two ex-employees filed their claim against the Company in 2007. Since these matters are currently in discovery or still in the early stages, no determination can be made at this time as to their final outcome, nor can the range of potential loss be estimated.

During 2006, a complaint was also filed against the Company by a customer who is claiming that the Company improperly recorded personal information at the point of sale at one of the Company’s retail locations. Since this matter is currently in discovery and still in the early stages, no determination can be made at this time as to its final outcome, nor can the range of potential loss be estimated.

The above mentioned complaints seek unspecified judgments and attorney’s fees and costs. Although the outcome of such items cannot be determined with certainty, the Company is of the opinion that the final outcome of these matters are either without merit or will not have a material adverse impact on its consolidated financial position or results of operations. Management intends to defend itself vigorously against the allegations in these complaints.

NOTE 22—Subsequent Events

On December 18, 2006, the Company signed a definitive Acquisition Agreement with Endeavor, a blank check company publicly listed on the American Stock Exchange. Upon consummation of the merger, the

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands)

For the Years Ended December 31, 2006 and 2005

Company would become a wholly-owned subsidiary of Endeavor. However, since one of the stockholders of the Company would own a majority of the outstanding common stock of Endeavor, the merger is expected to be accounted for as a reverse acquisition. For accounting purposes, the transaction would be accounted for as a recapitalization of the Company. As part of the merger, the Canadian Affiliate is also being acquired by Endeavor.

The merger is subject to customary closing conditions, and is expected to close in the second half of 2007. As part of the agreement, the Company is required to achieve certain financial targets set forth in the agreement. While the Company was not in compliance with the financial targets, in April 2007 Endeavor waived the requirements to comply with certain financial targets. The Company and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007, and is subject to the approval of Endeavor’s stockholders. There can be no assurances that the merger will be completed.

On January 18, 2007, the Company completed a $41 million secured debt financing with a private investment firm. The proceeds of the financing were used to repay the Company’s subordinated notes payable with it current second lien holder (Note 13) of $15,000 (including principal, interest and fees), and repay its term loans with its bank (Note 10) of $5,600. No charges for early extinguishment of debt were incurred associated with payoff of these notes. Net proceeds related to the secured debt financing amounted to approximately $18 million. Indebtedness under the agreement bears interest at 16% per annum, payable monthly and matures on January 18, 2009. The agreement requires the Company to comply with certain covenants. In the event the Company is in default under the agreement the interest rate increases to 21% per annum and the private investment firm has the right to demand payment in full of all outstanding indebtedness. The agreement does not allow any prepayments prior to January 18, 2008 and subsequent to that date, any prepayment shall include a prepayment premium equal to 3% of the amount prepaid. The Company is currently in compliance with these covenants.

On July 2, 2007, the Company obtained an additional $10 million secured debt financing with the same private investment firm under the same terms as the original agreement on January 18, 2007. As of June 30, 2007 the Company was in violation of certain covenants of the original agreement from January 18, 2007. However, the default was subsequently waived and covenants were amended by the lender at the time of the additional financing obtained July 2, 2007.

On July 2, 2007, the Company also replaced its secured revolving credit facility of $62,500 (Note 10) with an increased revolving credit facility of up to $75,000 from a new bank. The Company did not incur any losses for early extinguishment of debt with this transaction. Prepayment fees of $313 were expensed in July 2007. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by all assets of the Company. Interest under the agreement is at LIBOR plus 2% or the Prime rate, at the Company’s option. The credit facility expires at the earlier of July 2, 2012 or thirty days prior to the maturity date of the loan agreement with the private investment firm (January 18, 2009) unless it is refinanced on terms acceptable to the bank. The credit facility agreement requires the Company to comply with certain covenants. The Company is currently in compliance with these covenants.

American Apparel, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2004

(unaudited)

ASSETS
CURRENT ASSETS
Cash	$2,065,145
Receivables
Due from factor	361,986
Trade, net of allowances of $864,000	12,035,414
Due from Canadian affiliate	1,569,919
Prepaid expenses	163,654
Inventories	47,072,327

Total current assets	63,268,445
PROPERTY AND EQUIPMENT, net	17,765,209
DEPOSITS	1,831,006

Total assets	$82,864,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$1,301,452
Line of credit	31,705,437
Accounts payable	15,884,356
Accrued expenses	3,136,490
Income taxes payable	117,970
Notes payable to unrelated parties	2,074,432
Notes payable to related parties	763,945
Current Portion of long-term obligations	2,277,428
Subordinated notes payable to related parties	360,000

Total current liabilities	57,621,510
TERM LOAN, net of current position	423,917
CAPITAL LEASE OBLIGATIONS, net of current position	2,689,124
LONG-TERM DEBT, net of current position	724,411
DEFERRED RENT	1,365,406
SUBORDINATED NOTE PAYABLE	7,577,666

Total liabilities	70,402,034

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock, no par value, 1,000,000 shares authorized, 100,000 shares issued and outstanding	300
Additional paid-in-capital	5,706,034
Due from stockholders	(1,197,334)
Retained earnings	7,953,626

Total stockholder’s equity	12,462,626

Total Liabilities and Stockholders’ Equity	$82,864,660

The accompanying notes are an integral part of these consolidated financial statements

American Apparel, Inc. and Subsidiaries

Consolidated Statement of Income

For the Year Ended December 31, 2004

(unaudited)

NET SALES (including sales to Canadian affiliate of $9,223,000)	$127,928,668
COST OF SALES (including cost of sales for the Canadian affiliate of $1,473,000)	80,994,988

Gross profit	46,933,680

OPERATING EXPENSES
Selling	17,793,295
Warehouse and distribution	4,061,143
General and administrative	15,820,631

37,675,069

Income from operations	9,258,611

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense	1,927,613
Foreign currency transaction gain	(351,978)
Other expense	340,405

1,916,040

INCOME BEFORE INCOME TAXES	7,342,571
INCOME TAX PROVISION	1,019,139

NET INCOME	$6,323,432

The accompanying notes are an integral part of these consolidated financial statements

American Apparel, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

December 31, 2004

(unaudited)

	Preferred Stock, no par value, 100,000 shares authorized (Note 19)		Common Stock, no par value, 1,000,000 shares authorized
	Outstanding shares	Amount	Outstanding shares	Amount	Additional Paid-in Capital	Due from Stockholders	Retained Earnings	Stockholders’ Equity
BALANCE, January 1, 2004	87,650	$5,001,408	100,000	$300	$—	$—	$1,943,061	$6,944,769
Cancellation redemption of preferred stock	12,350	704,626						704,626
Cancellation of preferred stock	(100,000)	(5,706,034)			5,706,034
Advances to stockholders						(1,197,334)		(1,197,334)
Distributions to stockholders							(312,867)	(312,867)
Net income	—	—	—	—	—	—	6,323,432	6,323,432

BALANCE, December 31, 2004	—	$—	100,000	$300	$5,706,034	$(1,197,334)	$7,953,626	$12,462,626

The accompanying notes are an integral part of these consolidated financial statements

American Apparel, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2004

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$121,976,189
Cash paid to suppliers, employees and others	(136,046,948)
Interest Paid	(1,927,613)
Income taxes paid	(521,831)
Other	(86,563)

Net cash used by operating activities	(16,606,766)

CASH FLOWS USED INVESTING ACTIVITIES
Purchase of property and equipment	(9,895,714)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in matured funds from factor, net	(14,710,795)
Cash overdraft from financial institution	1,301,452
Borrowings under line of credit, net	31,705,437
Distributions to stockholders	(312,867)
Notes payable to related parties	477,741
Notes payable to unrelated parties	1,728,000
Repayment of notes payable to unrelated parties	(98,568)
Borrowing of term loan	200,000
Repayment of term loan	(143,422)
Borrowings of long-term debt	8,687,753
Repayment of long-term debt	(173,285)
Repayment of capital lease obligations	(412,355)
Advances to stockholders	(1,197,334)
Cancellation of redemption of redeemable preferred stock	704,626

Net cash provided by financing activities	27,756,383

NET CHANGE IN CASH	1,253,903
CASH, beginning of period	811,242

CASH, end of period	$2,065,145

RECONCILIATION OF NET INCOME TO NET CASH USED BY OPERATING ACTIVITIES
Net income	$6,323,432
Depreciation and amortization	2,205,643
Provision for bad debt	1,365,998
Deferred income taxes	88,423
Deferred rent	1,365,406
Increase (decrease) in cash due to changes in operating assets and liabilities
Receivables	(5,907,117)
Inventories	(26,437,889)
Prepaid expenses	127,915
Other assets	(1,665,356)
Accounts payable	5,267,523
Accrued expenses	250,371
Income taxes payable	408,885

$(16,606,766)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under capital lease	$2,904,243

The accompanying notes are an integral part of these consolidated financial statements

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2004

(unaudited)

NOTE 1—Organization and Business

American Apparel, Inc. (“AA”), a California corporation is a vertically-integrated manufacturer, distributor and retailer of branded fashion basic apparel for men, women and children. AA sells its products through a wholesale distribution channel supplying t-shirts and other casual wear to distributors and screen printers, as well as direct to end users through its retail stores located in the United States and stores internationally. In addition, AA operates an online retail e-commerce website. AA, collectively with its subsidiaries is referred to as the “Company”.

The Company maintains its corporate offices, primary manufacturing and distribution facility, knitting and dye house in Los Angeles, California. The Company also maintains a portion of its yarn at outside knitting facilities and a portion of its greige goods at outside dye houses.

The wholly-owned operating subsidiaries of the Company are:

Sales

•	United States: American Apparel Retail, Inc. (“AAR”) operates retail stores. American Apparel Retail 1090 Third NYC, Inc., a wholly-owned subsidiary of AAR, operates a retail store in New York.

•	Continental Europe: American Apparel Deutschland GmbH operates retail stores and distributed American apparel products.

•	United Kingdom: American Apparel (Carnaby) Limited operates retail stores. American Apparel (UK) Limited distributes American Apparel products.

Manufacturing

•	KCL Knitting, LLC is engaged in textile manufacturing. The operating agreement under which KCL conducts its business provides that the term of their existence should continue until December 31, 2050.

NOTE 2—Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of American Apparel, Inc. and the following direct or indirect wholly-owned subsidiaries: American Apparel Retail, Inc., KCL Knitting, LLC, American Apparel Deutschland GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, and American Apparel Retail 1090, Third NYC, Inc. All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include; sales returns and other allowances, allowance for doubtful accounts, inventory valuation and obsolescence, valuation and recoverability of long-lived intangible assets including the values assigned to acquired assets, property and equipment, income taxes; and accruals for the outcome of current litigation.

On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from wholesale product sales and on-line product sales are recorded at the time the product is shipped to the customer. With respect to its own retail store operations, the Company recognizes revenue upon the sale of its products to retail customers. The Company’s net sales represent gross sales invoiced to customers, less certain related charges for discounts, returns, and other promotional allowances. Allowances provided for these items are presented in the consolidated financial statements primarily as reductions to sales and cost of sales (see “Sales Returns and Other Allowances” discussed below for further information).

The Company recognizes the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise. Prior to redemption, the Company maintains an unearned revenue liability for gift cards, gift certificates and store credits until the Company is released from such liability. The Company’s gift cards, gift certificates and store credits do not have expiration dates. The unearned revenue for gift cards, gift certificates and store credits are recorded in accrued expenses in the amount of $79,285 at December 31, 2004.

Sales Returns and Other Allowances

Allowances For Sales Returns—The Company analyzes sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). The Company is able to make reasonable and reliable estimates of product returns for its wholesale, on-line product sales and retail store sales based on the Company’s past history. The Company also monitors the buying patterns of the end-users of its products based on sales data received by its retail outlets. Estimates for sales returns are based on a variety of factors including actual returns and based on expected return data communicated to it by customers. Accordingly, the Company believes that its historical returns analysis is an accurate basis for its allowance for sales returns. Actual results could differ from those estimates.

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for each allowance above. However, the Company believes that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at each allowance. The Company regularly reviews the factors that influence its estimates and, if necessary, makes adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves. Actual experience associated with any of these items may be significantly different than the Company’s estimates.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist primarily of cash (the amounts of which may, at times, exceed Federal Deposit Insurance Corporation limits on insurable amounts) and trade accounts receivable, relating substantially to the Company’s wholesale segment. The Company mitigates its risk by investing in or through major financial institutions. The Company has approximately $467,000 held in foreign banks at December 31, 2004.

The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information. Collections and payments from customers are continuously monitored. The Company maintains an allowance for doubtful accounts, which is based upon historical experience as well as specific customer collection issues that have been identified. While such bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Cash

The Company’s cash balances represent cash on deposit held at banks.

Inventories

Inventories are stated at the lower of cost or market. Cost is primarily determined on the first-in, first out (FIFO) method. The cost elements of inventories include materials, labor and overhead. During 2004 no one supplier provided more than 10% of the Company’s raw material purchases.

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory agings, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories.

To account for inventory shrinkage, the Company establishes a reserve as an estimate based upon the analysis of inventory amounts on hand at segments for which quarterly physical inventories are not performed.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. The costs of normal maintenance and repairs are charged to expense in the year incurred. Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset’s remaining useful life. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. Upon sale or disposition, the related cost and accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in operations.

Impairment of Long-Lived Assets

The Company follows the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires evaluation of the need for an impairment charge relating to long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write down to a new depreciable basis is required. If required, an impairment charge is recorded based on an estimate of future discounted cash flows.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

Foreign Currency

The financial statements of international subsidiaries are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for revenues, expenses, gains and losses. Foreign currency transaction gains and losses are charged or credited to operations as incurred. Where the local currency is the functional currency (which is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary) translation adjustments are recorded as a separate component of stockholders’ equity. During fiscal 2004, the Company recognized foreign currency transaction gains of $351,978.

Income Taxes

The Company elected Subchapter S corporation status effective July 1, 2004. Consequently, the Company eliminated the previously reported deferred tax assets and liabilities, which resulted in recording an income tax benefit. Earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders and taxed according to their personal tax strategies. Accordingly, the Company does not incur Federal income tax obligations, and the consolidated financial statements do not include a provision for Federal income taxes. The Company expects to distribute the amounts necessary to satisfy the stockholders’ estimated personal income tax liabilities based upon the Company’s taxable income. State taxes are provided at applicable statutory rates multiplied by pre-tax income. The Company has Enterprise Zone credits available to offset current tax liabilities.

American Apparel Deutschland GmbH, American Apparel UK (Limited) and American Apparel (Carnaby) are foreign domiciled entities subject to foreign income taxes on earnings in the respective jurisdictions. For the year ended December 31, 2004, no foreign tax provision was recorded. A valuation allowance of approximately $200,000 was recorded against losses incurred by the German subsidiary.

KCL Knitting, LLC (“KCL”) is a limited liability company, classified as a pass-through entity for federal income tax purposes, which provides for profits and losses to be reported by American Apparel, Inc.

American Apparel, Inc. has unrecognized built-in gains of approximately $26 million resulting from its S corporation election. If any of the assets creating the unrecognized built-in gains are sold in the ten year period ending July 1, 2014, AA is liable for Federal income taxes on those gains. The gain is determined by using the tax basis of the assets compared with the fair value of those assets at the time of the S corporation election. No deferred income taxes have been provided as the built-in gain relates primarily to intangible assets that are not expected to be sold within the ten year holding period.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, accounts payable, revolving line of credit, and long-term debt. The Company estimates that carrying amounts of all financial instruments described above to approximate fair value based upon current market conditions, maturity dates, and other factors.

Advertising, Promotion and Catalog

The Company expenses the production costs of advertising the first time the advertising takes place. The advertising expenses for the year ended December 31, 2004 amounted to $2,322,912 and was included in selling expense in the Consolidated Statement of Income.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

Shipping and Handling Costs

The Company incurs shipping and handling costs in its operations. These costs, included in cost of sales in the Consolidated Statement of Income. Shipping and handling costs billed to customers amounted to $2,546,935 and is included in Net Sales for the year ended December 31, 2004.

Deferred Rent, Rent Expense and Tenant Allowances

The Company occupies its retail stores and combined corporate office, manufacturing, and distribution center under operating leases generally with terms of one to ten years. Some leases contain renewal options for periods ranging from five to fifteen years under substantially the same terms and conditions as the original leases. Most of the store leases require payment of a specified minimum rent, a contingent rent based on a percentage of the store’s net sales in excess of a specified threshold, plus defined escalating rent provisions. The Company straight-lines and recognizes its rent expense over the term of the lease (including probable lease renewals), plus the construction period prior to occupancy of the retail location, using a mid-month convention. Also included in rent expense are payments of real estate taxes, insurance and certain common area and maintenance costs in addition to the future minimum operating lease payments. All other pre-opening costs are expensed as incurred.

Start-up Costs

The Company expenses as incurred all retail store start-up and organization costs, including travel, training, recruiting, salaries and other operating costs.

Self-insurance accruals

The Company self-insures a significant portion of expected losses under its workers’ compensation program. Accrued liabilities are recorded based on the Company’s estimates of the ultimate costs to settle incurred claims, both reported and unreported.

New accounting standard

In November 2004, the Financial Accounting Standards Board issued SFAS No 151, “Inventory Costs—An Amendment of Accounting Research Bulletin No. 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. The provisions of SFAS No. 151 must be applied prospectively to the Company’s inventory costs incurred after January 1, 2006. The Company expects that the adoption will not have a material impact on its consolidated financial position or results of operations.

NOTE 3—Due from Factor

The Company has entered into a factoring agreement whereby it assigns a portion of its accounts receivable to a factor. The factor charges a commission on the net sales factored. The factor provides credit administration and assumes credit risk for all receivables assigned without recourse. Under inter-creditor agreements, the factored receivables are assigned to a bank (Note 7). Due from factor at December 31, 2004 consists principally of matured funds. Matured funds represent amounts due from the factor for cash collected from customers in excess of advances received.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

Included in accounts payable at December 31, 2004 is approximately $1,683,000 due to the factor for piece good purchases.

NOTE 4—Due from Stockholders

Unsecured advances to the stockholders bear interest at 2% per annum and are payable upon demand. The amounts due from the stockholders have been presented as deductions from stockholders’ equity in the financial statements.

NOTE 5—Inventories, net

The components of inventories are as follows:

December 31, 2004
Raw materials	$13,886,177
Work in process	1,063,904
Finished goods	32,122,246

Total	$47,072,327

NOTE 6—Property and Equipment

The components of property and equipment are as follows:

	December 31, 2004	Depreciation and Amortization Period (Years)
Machinery and equipment	$11,244,313	5-7 years
Furniture and fixtures	2,278,762	5 years
Computers and software	3,587,513	3-5 years
Automobiles	65,659	3 years
Leasehold improvements	5,720,071	Shorter of the life of lease or useful life
Construction in progress	470,171

	23,366,489
Accumulated depreciation and amortization	(5,601,280)

	$17,765,209

Depreciation and amortization expense relating to property and equipment (including capitalized leases) was $2,205,643 for the year ended December 31, 2004. Property and equipment includes $5,568,689 for assets held under capital leases at December 31, 2004. Accumulated amortization for these capital leases at December 31, 2004 was $1,300,566.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

NOTE 7—Line of Credit

The Company has a credit facility with a bank providing for borrowings up to $45,000,000. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by all assets of the Company. Interest under the agreement will be at LIBOR plus 3.0% or the bank’s prime rate plus .5%, at the Company’s option. At December 31, 2004, outstanding borrowings amount to $31,705,437. Stockholders of the Company personally guaranteed the borrowings up to a maximum of $2,000,000. The credit agreement is subject to various covenants relating to the maintenance of specific financial ratios. At December 31, 2004, the Company was not in compliance with certain financial ratio covenants. The Company received a waiver for the violations at December 31, 2004.

NOTE 8—Accrued Expenses

The components of accrued expenses are as follows:

December 31, 2004
Sales tax payable	$214,540
Store credit	10,649
Gift certificates	68,636
Accrued expenses	1,486,563
Accrued salaries & wages and related taxes	947,102
Workers Compensation self-insurance reserves	409,000

$3,136,490

NOTE 9—Notes Payable to Unrelated Parties

Unsecured notes payable to certain unrelated individuals are due upon demand with interest at 12% per annum.

NOTE 10—Notes Payable to Related Parties

Unsecured notes payable to certain individuals related to a stockholder are due upon demand with interest at 12% per annum.

NOTE 11—Term Loan

Term loan with a bank, payable in monthly installments of $12,500, including interest at prime plus 1% through September 2008. Loan is secured by related equipment	$550,000
Unsecured term loan with the Canadian Affiliate payable in monthly installments of $1,537, including interest at a rate of 11.99% per annum through May 2007	38,524

588,524
Current portion	(164,607)

Long-term portion	$423,917

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

Scheduled annual principal maturities for term loans are as follows:

Years ending December 31,
2005	$164,607
2006	166,458
2007	157,459
2008	100,000

$588,524

NOTE 12—Long-Term Debt

Various promissory notes, payable in monthly installments of $56,503 including interest ranging from 2.9% to 10.5% through November 2007. The notes are collateralized by equipment	$1,339,453
Current portion	(615,042)

Long-term portion	$724,411

Scheduled annual principal maturities for long-term debt are as follows:

Year ending December 31,
2005	$615,042
2006	563,968
2007	160,443

$1,339,453

NOTE 13—Capital Lease Obligations

The Company leases certain equipment under capital lease arrangements. Minimum lease payments for future years ending December 31, are as follows:

2005	$1,861,394
2006	1,553,598
2007	931,609
2008	482,214
2009	136,087

Total future minimum lease payments	4,964,902
Amount representing interest	(777,999)

Net of minimum lease payments	4,186,903
Current portion	(1,497,779)

Long-term portion	$2,689,124

Cost of equipment under capital leases and the related accumulated amortization amounted to $5,568,689 and $1,300,566 respectively, at December 31, 2004. Amortization expense amounted to $703,780 for the year ended December 31, 2004.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

NOTE 14—Subordinated Notes Payable

The Company has a financing agreement for borrowings of $7,500,000 with an unrelated third party. Interest on the loan is at a rate of 17% per annum, which commenced in November 2004. The Company pays monthly interest payments at a rate of 11% for the outstanding principal balance and accrued interest. On October 1, 2009, the Company must pay 50% of the outstanding principal balance of the loan, including all unpaid interest. On October 1, 2010, the Company must pay the entire remaining outstanding balance of the loan, including all unpaid interest.

During the first year of the financing agreement, the lender, has the discretion to make additional advances up to $5,000,000 to the Company. Advances shall be at least $1,000,000 and in increments of $1,000,000. On the fifth anniversary of an advance, the Company must pay the entire outstanding principal balance, including all accrued interest.

The Company paid the lender, a closing fee in the amount of $112,500 at the commencement of the financing agreement. The Company is obligated to pay the lender, a closing fee related to any advances in an amount of 1.5% of the balance.

The balance outstanding at December 31, 2004 was $7,577,666. The note is subordinated to the bank (Note 7). The agreement contains default and covenant provisions similar to the its bank agreement. At December 31, 2004, the Company was not in compliance with certain financial ratio covenants. The Company received a waiver for the violations at December 31, 2004.

NOTE 15—Subordinated Notes Payable to Related Parties

The Company has a revolving line of credit with a related party (relative of a stockholder), for borrowings up to $500,000. Borrowings on this line are secured by a lien on substantially all of the assets of the Company. The line bears interest at 12% and borrowings on the line are due on demand. The balance outstanding at December 31, 2004 is $180,000. Borrowings on this line of credit are subordinated to the interest of the bank.

The Company also has an unsecured note payable to a stockholder which is due on demand with interest at 12%. The balance outstanding at December 31, 2004 is $180,000. The note is subordinated to the interest of the bank.

NOTE 16—Related Party Transactions

The Company sold merchandise to the Canadian Affiliate amounting to approximately $9,223,000 during the year ended December 31, 2004. During the year ended December 31, 2004, the Company incurred expenses of approximately $1,473,000 for various goods and services provided by the Canadian Affiliate. Amounts due from the Canadian Affiliate amounted to approximately $1,569,000 at December 31, 2004.

NOTE 17—Commitments

The Company leases an operating facility and various retail stores under non-cancelable operating leases with expiration dates ranging from April 2005 to December 2015. In addition, the Company rents its main operating facility and other facilities, including warehouse space and showrooms under non-cancelable operating leases with expiration dates through December 31, 2008. The Company has an option for lease renewals for various retail stores. Most leases also provide for payment of operating expenses, real estate taxes and additional rent based on a percentage of sales. For the year ended December 31, 2004, the Company did not incur contingent rental expenses. Rent expense for the year ended December 31, 2004 amounted to $4,968,851.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

Future minimum payments under the non-cancelable operating leases are as follows:

Years ending December 31,
2005	$10,901,121
2006	11,982,407
2007	12,290,971
2008	12,333,454
2009	8,500,067
Thereafter	31,939,900

$87,947,920

NOTE 18—Contingencies

The Company is from time to time, involved in litigation incidental to the conduct of its business. The Company believes that the outcome of such litigation will not have a material adverse effect on its results of operations or financial condition.

Sales tax

The Company has been contacted by the California State Board of Equalization in regard to scheduling a Sales and Use Tax audit for the period January 1, 2002 through December 31, 2004. No provision has been made for any future assessment, if any, which might be determined by the State Board of Equalization at the outcome of the audit.

NOTE 19—Preferred stock

On July 1, 2003, the Company issued 100,000 shares of its no par value Preferred Stock. At June 30, 2004 the unredeemed shares were canceled and converted into additional paid in capital.

NOTE 20—Workers’ Compensation Insurance

The Company maintains a self-insurance program for workers’ compensation. The liability is based on the insurance company’s estimate of losses for claims incurred, but not paid at year-end. Funding is made directly to the providers and/or claimants by the insurance company. To guarantee performance under the workers’ compensation program, the Company has a standby letter of credit in the amount of $800,000, with the insurance company being the beneficiary. At December 31, 2004, the Company recorded a reserve of approximately $409,000 for potential losses on existing claims as such amounts are believed to be probable and reasonably estimable.

NOTE 21—Business Segment and Geographic Area Information

Segment Information

The Company’s management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income or loss from operations of each segment, as these are the key performance indicators reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses, interest expense and other miscellaneous income/expense items. Corporate general and administrative expenses include, but are not limited

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

to: human resources, legal, finance, IT and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 2.

The Company reports the following segments: US Wholesale, US Retail and All Other. All of the Company’s sales fall into one of these segments. The US Wholesale consists of sales of undecorated apparel products made to third party embellishers and other apparel manufacturers directly as well as through distributors including sales to its Canadian Affiliate that operates retail stores plus wholesale operations. Internet sales are also recorded in the US Wholesale segment. US Retail is comprised of Company owned retail stores operating in the United States selling the Company’s apparel products directly to consumers. The All Other segment comprises the international subsidiaries in continental Europe and the United Kingdom, which operate retail stores along with wholesale operations. None of these individual foreign operations meet any of the quantitative thresholds for separate disclosure, as defined in SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Disclosures.”

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

For the Year Ended December 31, 2004

(unaudited)

The following table represents key financial information of the Company’s business segments for the year ended December 31, 2004:

	US Wholesale	US Retail	All Other	Consolidated
Net sales to external customers	$117,715,499	$7,810,382	$2,402,787	$127,928,668
Income from operations	9,531,766	910,833	(1,183,988)	9,258,611
Depreciation & amortization	1,913,332	220,763	71,548	2,205,643
Capital Expenditures	4,970,033	3,704,481	1,221,200	9,895,714
Deferred rent expense	918,524	446,093	789	1,365,406

Reconciliation to Income Before Income Taxes
Consolidated Income from operations of reported segments				$9,258,611
Interest expense				(1,927,613)
Other expense				(340,405)
Foreign currency transaction gain				351,978

Consolidated Income Before Income Taxes				$7,342,571

Net sales by location of customer
United States				$116,302,881
Canada				$9,223,000
United Kingdom				930,462
Other foreign countries				1,472,325

Total Consolidated Net Sales				$127,928,668

Long-lived assets—Property & equipment as of December 31, 2004
United States				$16,269,459
United Kingdom				743,920
Other foreign countries				751,830

Consolidated Long-lived Assets				$17,765,209

Identifiable assets by segment as of December 31, 2004
US wholesale				$68,961,996
US retail				9,622,608
All other				4,280,056

Total				$82,864,660

Foreign subsidiaries accounted for the following percentages of assets & total liabilities as of December 31, 2004
Total assets				5.2%
Total liabilities				7.7%
Product Revenue for the year ended December 31, 2004
Net sales by class of customer
Wholesale				$117,715,499
Retail				10,213,169

Consolidated Net Sales				$127,928,668

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED INTERIM BALANCE SHEETS

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

	September 30, 2007	September 30, 2006
ASSETS
Current
Cash	$356,924	$223,223
Accounts receivable (Note 4)	1,762,506	2,049,173
Inventory	7,069,109	8,948,359
Advance—U.S. affiliate (note 5)	1,144,020	—
Current portion of deferred tax assets (Note 16)	168,000	141,000
Current portion of other assets	233,316	183,795

	10,733,875	11,545,550
Property and equipment (Note 6)	6,101,656	6,162,625
Deferred tax asset (Note 16)	387,000	260,000
Other Assets	277,622	270,850

	$17,500,153	$18,239,025

LIABILITIES
Current
Bank indebtedness (Note 7)	$885,000	$4,010,000
Accounts payable	1,343,803	1,223,968
Accounts payable—U.S. affiliate (Note 15b)	487,405	351,219
Accrued liabilities	644,719	1,469,914
Accrued liabilities—shareholder	2,646,212	1,824,400
Accrued payroll and vacation pay	595,377	526,659
Income tax payable	597,331	250,306
Demand loan (Note 8)	149,220	—
Demand loan—related party (Note 9)	994,800	—
Current portion of deferred lease inducements	61,637	60,273
Current portion of capital lease obligations (Note 10)	13,481	46,850
Current portion of long-term debt (Note 11)	52,325	1,963,866

	8,471,310	11,727,455
Long-term debt (Note 11)	390,475	442,800

Deferred rent	877,771	613,711

Deferred lease inducements	81,237	141,510

Capital lease obligations (Note 10)	—	13,481

Long-term debt—related parties (Note 12)	4,532,178	3,478,515

SHAREHOLDER’S EQUITY
Capital stock (Note 13)	2,010	1,710
Additional paid in capital	1,065,709	493,700
Retained earnings	2,079,463	1,326,143

	3,147,182	1,821,553

	$17,500,153	$18,239,025

See accompanying notes-

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED INTERIM STATEMENTS OF ADDITIONAL PAID IN CAPITAL

AND RETAINED EARNINGS

FOR THE PERIODS ENDED SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

	Nine Months Ended
	September 30, 2007	September 30, 2006
Additional Paid in Capital
Balance, beginning of period	$580,444	$257,447
Imputed interest on shareholder loans (Note 12 b)	485,265	236,253

Balance, end of period	$1,065,709	$493,700

Retained Earnings
Balance, beginning of period	$1,120,182	$1,208,974
Net income for the period	959,281	117,169

Balance, end of period	$2,079,463	$1,326,143

See accompanying notes

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED INTERIM STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

	Nine Months Ended
	September 30, 2007	September 30, 2006
Sales	$33,100,119	$25,836,709
Cost of sales (including cost of sales attributed to purchases from the U.S. affiliate of $10,528,000 and $9,303,000 respectively)	(12,044,101)	(9,670,217)

Gross profit	21,056,018	16,166,492

Operating expenses
Selling	10,004,052	8,853,800
Warehouse and distribution	2,488,115	2,143,039
General and administrative (including management fees charged by the shareholder of $3,000,000, and $1,824,400 respectively and consulting fees charged by an immediate family member of the shareholder of $172,475 and $139,040 respectively)	5,802,150	3,991,069

	18,294,317	14,987,908

Income before interest	2,761,701	1,178,584
Interest (including imputed interest on shareholder loans of $485,265 and $236,253 respectively, interest charged by family members of the shareholder and companies under their control of $207,497 and $149,230 respectively and interest earned from the U.S. affiliate of $110,491 and $Nil respectively)	(990,761)	(802,415)

Income before provision for income taxes	1,770,940	376,169

Provision for income taxes (Note 16)
Current	894,659	413,000
Deferred	(83,000)	(154,000)

	811,659	259,000

Net income for the period	$959,281	$117,169

See accompanying notes

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED INTERIM STATEMENTS OF CASH FLOWS (NOTE 17)

FOR THE PERIODS ENDED SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

	Nine Months Ended
	September 30, 2007	September 30, 2006
Operating activities
Net income for the period	$959,281	$117,169
Items not affecting cash:
Depreciation and amortization	1,362,544	1,180,754
Loss on disposal of assets	46,100	—
Amortization of deferred lease inducement	(43,840)	(45,204)
Imputed interest on shareholder loans	485,265	236,253
Deferred tax provision	(83,000)	(154,000)
Foreign exchange translation adjustment in investing activities	78,890	—
Foreign exchange translation adjustment in financing activities	(573,677)	(134,569)
Deferred rent	105,941	208,269

	2,337,504	1,543,241

(Increase) decrease in accounts receivable	(445,870)	486,454
Decrease in accounts receivable—U.S. affiliate	498,395	—
Decrease (increase) in inventory	1,092,454	(1,555,104)
(Increase) decrease in other assets	(152,757)	14,878
Increase (decrease) in accounts payable	121,749	(1,009,104)
Increase (decrease) in accounts payable—U.S. affiliate	487,405	(703,489)
Increase in accrued liabilities	290,979	762,139
Increase in accrued liabilities—shareholder	1,513,055	124,400
Increase in accrued payroll and vacation pay	235,487	249,770
Decrease in income taxes payable	(17,382)	(64,346)
Lease inducement received	—	34,357

Cash provided by (used in) operating activities	5,961,019	(116,804)

Investing activities
Additions to property and equipment	(894,741)	(937,248)
Advance—U.S. affiliate	(1,222,910)	—

Cash used in investing activities	(2,117,651)	(937,248)

Financing activities
(Decrease) increase in bank indebtedness	(2,935,563)	464,356
Issuance of demand loan	159,810	—
Issuance of demand loan—related parties	1,225,210	—
Repayment of capital lease obligations	(31,339)	(42,127)
Repayment of long-term debt	(1,507,362)	(485,528)
Issuance of long-term debt	—	353,216
Repayment of long-term debt—related parties	(3,120,000)	(1,184,628)
Issuance of long-term debt—related parties	2,222,500	1,926,480
Issuance of capital stock	300	—

Cash (used in) provided by financing activities	(4,146,254)	1,031,769

Decrease in cash	(302,886)	(22,283)
Cash, beginning of period	659,810	245,506

Cash, end of period	$356,924	$223,223

See accompanying notes

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

NOTE 1    Basis of Presentation and Nature of Business

These combined financial statements include the accounts of the commonly owned companies American Apparel Canada Wholesale Inc. (formerly American Apparel Holdings Inc., 9072-1416 Quebec Inc. and 9001-9134 Quebec Inc.) and American Apparel Canada Retail Inc. (formerly the retail companies 9133-1090 Quebec Inc., 9137-4033 Quebec Inc., 9140-8880 Quebec Inc., 9154-1128 Quebec Inc., 9156-4526 Quebec Inc., 1614652 Ontario Ltd., 2061560 Ontario Ltd., 2061555 Ontario Ltd., 2061561 Ontario Ltd., 1646837 Ontario Ltd., 2083497 Ontario Inc., 2052199 Ontario Inc., 6294057 Canada Inc., 6294049 Canada Inc., 6338941 Canada Inc., 6362851 Canada Inc., 4300840 Canada Inc. and American Apparel Community Store and Gallery Inc.), herein referred to as The American Apparel Group of Canada. All significant intercompany accounts and transactions have been eliminated upon combining these entities.

These companies are incorporated under the Canada Business Corporations Act. American Apparel Canada Wholesale Inc. is engaged in the distribution of garments in Canada. American Apparel Canada Retail Inc. sells garments in Canada through retail outlets primarily under the name of American Apparel, herein referred to as the retail company.

On July 1, 2007, 9001-9134 Quebec Inc. and American Apparel Holdings Inc. were part of a reorganization with the parent of 9001-9134 Quebec Inc. (9072-1416 Quebec Inc.), effectively becoming one entity known as American Apparel Canada Wholesale Inc. On July 1, 2007, the retail companies were part of a reorganization, effectively becoming one entity known as American Apparel Canada Retail Inc.

On December 18, 2006, American Apparel, Inc. (“U.S. affiliate”) a company partially owned by the shareholder, together with the American Apparel Group of Canada (together referred to as “American Apparel”), entered into a definitive merger agreement with Endeavor Acquisition Corp. (“Endeavour”), a blank check company publicly traded on the American Stock Exchange. Upon consummation of the merger, Endeavor would acquire all of the outstanding capital stock of each of the Canadian companies of American Apparel and each would become a wholly-owned subsidiary of Endeavor. The merger is subject to customary closing conditions, and is expected to close in the second half of 2007. As part of the agreement, American Apparel is required to achieve certain financial targets. American Apparel is not in compliance with the financial targets. Endeavor has waived certain of these requirements. American Apparel and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007 and is subject to approval by the shareholders of Endeavor. There can be no assurance that the merger will be completed.

The financial information in this quarterly report reflects, in the opinion of management, all adjustments of a normal recurring nature necessary to present fairly the results for the interim period. Quarterly operating results are not necessarily indicative of the results that may be expected for other interim periods of the year ended December 31, 2007.

NOTE 2    Trade Name and Source of Supply

The companies’ existing business operating structure relies on the use of the trade name “American Apparel” and in sourcing principally all of their purchases from American Apparel, Inc. (Note 15 a) and b)).

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

NOTE 3    Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the accompanying financial statements:

a)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b)	Cash

The companies’ cash balances represent cash on deposit held at banks.

c)	Inventory valuation

Inventory consists of finished goods and is valued at the lower of cost and net realizable value, determined on a first-in, first-out basis. Cost includes merchandise costs, duty and freight. Net realizable value is assessed using current demand information and historical experience. Inventory levels are reviewed in order to identify slow moving inventory and broken assortments, and markdowns are used to clear such inventory.

d)	Property and equipment

Property and equipment are recorded at cost. Depreciation is provided for on a declining balance basis at rates designed to depreciate the cost of the property and equipment over their useful lives. The annual depreciation rates used are as follows:

Building	4%
Rolling stock	30%
Computer equipment and software	30%
Furniture and equipment	20%

Leasehold improvements are amortized on a straight-line basis over five years, which approximates the terms of the related lease.

e)	Impairment of long-lived assets

The companies regularly review the carrying value of their long-lived assets. Whenever events or changes in circumstances indicate that the carrying amount of their assets might not be recoverable, the companies, using their best estimates based on reasonable and supportable assumptions and projections, adjust the carrying value of the related assets. Based upon the review of stores’ performances, no impairment charges were necessary.

f)	Deferred lease inducements

Certain lease agreements provide for the companies to receive lease inducements from landlords to assist in the financing of certain property. Lease inducements are recorded as a deferred credit and amortized as a reduction of rent expense over the term of the related lease.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

g)	Leased premises

The companies’ record rent expense on a straight-line basis over the term of the lease. Accordingly, reasonably assured rent escalations and free-rent periods granted are deferred and amortized over the term of the lease. The difference between the recognized rent expense and amounts payable under the lease is recorded as a deferred rent liability. Operating expenses are recognized in the period in which the applicable costs are incurred. Percentage rents are recognized when the required level of sales has been achieved.

h)	Assets under capital lease

Assets under capital lease are recorded at cost. The company provides for depreciation using the declining balance basis at rates designed to depreciate the cost of the assets under capital lease over their estimated useful lives. The annual depreciation rates used are as follows:

Computer equipment and software	30%
Furniture and equipment	20%

i)	Income taxes

The companies follow the asset and liability method of accounting for income taxes. Under this method, income taxes must reflect the expected future tax consequences of temporary differences between the accounting basis of assets and liabilities and their tax basis. Deferred tax assets and liabilities are determined for each temporary difference based on the currently enacted tax rates expected to apply when the underlying income or expense items will be realized. A valuation allowance is recorded against any deferred tax asset if it is more likely than not the asset will not be realized. The effect of the changes in tax rates on deferred tax assets and liabilities is recognized in income in the period the changes occur.

j)	Revenue recognition

Revenue from merchandise sales is net of returns and allowances, excluding sales taxes. The companies recognize product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Revenue from product sales are recorded at the time the product is shipped to the customer. With respect to their retail store operations, the companies recognize revenue upon the sale of their products to retail customers. The companies recognize the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise. Prior to redemption, the companies maintain an unearned revenue liability for gift cards, gift certificates and store credits until the companies are released from such liability. The gift cards, gift certificates and store credits do not have expiration dates, and the companies maintain full liability and do not recognize any revenue from gift cards, gift certificates or store credits until redemption takes place.

k)	Sales returns and other allowances

The companies analyze sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). The companies

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

are able to make reasonable and reliable estimates of product returns for their wholesale and retail store sales based on the companies’ past history. The companies also monitor the buying patterns of the end-users of their products based on sales data received by their retail outlets. Estimates for sales returns are based on a variety of factors including actual returns and based on expected return data communicated to them by customers. Accordingly, the companies believe that their historical returns analysis is an accurate basis for their allowance for sales returns. Actual results could differ from those estimates.

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for each allowance above. However, the companies believe that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at each allowance. The companies regularly review the factors that influence their estimates and, if necessary, make adjustments when they believe that actual product returns, credits and other allowances may differ from established reserves. Actual experience associated with any of these items may be significantly different than the companies’ estimates.

l)	Cost of sales

Cost of sales includes merchandise costs, duty and freight.

m)	Shipping and handling costs

The companies incur shipping and handling costs in their operations. These costs consist of freight expenses incurred for third-party shippers to transport products to wholesale customers. They are included in Cost of Sales in the Combined Statements of Operations. Amounts billed to customers are included in Sales.

n)	Advertising costs

Advertising and promotion costs are expensed as incurred.

o)	Store opening costs

Expenditures associated with the opening of new stores, such as occupancy costs, payroll, advertising and promotion are expensed as incurred.

p)	Foreign currency translation

Monetary assets and liabilities of the companies which are denominated in foreign currencies are translated at year end exchange rates. Other assets and liabilities are translated at rates in effect at the date the assets were acquired and liabilities incurred. Revenue and expenses are translated at the rates of exchange in effect at their transaction dates. The resulting gains or losses are included in operations.

q)	Accounting pronouncements—newly issued

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (the

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

“Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The adoption of FASB Interpretation No. 48 did not have a material effect on the companies’ combined financial statements (Note 16).

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The companies are currently evaluating the expected effect of SFAS No. 157 on their combined financial statements and are currently not yet in a position to determine such effects.

In September 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the companies’ combined financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The companies are currently evaluating the expected effect of SFAS No. 159 on their combined financial statements and are currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, a company should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. The companies have adopted EITF 06-3 on January 1, 2007. The adoption did not have a significant impact on their combined

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

financial position or results of operations. The companies record their sales net of any value added or sales tax.

All other recently issued accounting pronouncements are not expected to have material impact on the companies’ combined financial statements.

NOTE 4    Accounts Receivable

	September 30, 2007	September 30, 2006
Trade accounts receivable	$1,823,357	$2,103,645
Less:
Allowance for doubtful accounts	(60,851)	(54,472)

	$1,762,506	$2,049,173

NOTE 5    Advance – U.S. Affiliate

This advance to American Apparel Inc., of $1,150,000 U.S. bears interest at 18%, is due on demand and has no specific terms of repayment.

NOTE 6    Property and Equipment

	September 30, 2007
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$64,652	$520,348
Furniture and equipment	1,315,151	534,991	780,160
Computer equipment and software	1,443,653	743,011	700,642
Leasehold improvements	7,277,085	3,252,770	4,024,315
Rolling stock	124,817	48,626	76,191

	$10,745,706	$4,644,050	$6,101,656

The above include assets under capital lease having an aggregate cost of $77,555 and an aggregate net book value of $33,640.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

	September 30, 2006
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$42,975	$542,025
Furniture and equipment	1,160,739	361,189	799,550
Computer equipment and software	1,227,930	493,014	734,916
Leasehold improvements	5,954,395	1,917,413	4,036,982
Rolling stock	76,217	27,065	49,152

	$9,004,281	$2,841,656	$6,162,625

The above include assets under capital lease having an aggregate cost of $177,555 and an aggregate net book value of $91,571.

NOTE 7    Bank Indebtedness

A company has a line of credit facility with maximum borrowings of $4,500,000, due on demand, bearing interest at the bank’s prime rate (6.25% at September 30, 2007 and 6% at September 30, 2006) plus 1% per annum payable monthly. This line of credit is secured by a $5,000,000 moveable hypothec, which provides for a charge on the company’s accounts receivable, inventory and all other moveable assets and by Section 427 Security under the Bank Act of Canada on inventory.

The bank’s agreement contains various covenants which require the companies to maintain certain financial ratios and commitments as defined by the bank. As at September 30, 2007 and September 30, 2006, the company is not in compliance with one of these covenants. The bank has waived compliance with the obligation to meet this covenant as at September 30, 2007.

The shareholder has undertaken to subrogate an additional amount of approximately $1,410,500 U.S. in favor of the bank.

The retail company has provided unlimited corporate guarantees to secure this credit facility. These guarantees are secured by either moveable hypothecs in the amount of $3,200,000 or general assignment agreements. The shareholder has provided the bank with an unlimited guarantee. A member of the immediate family of the shareholder has provided the bank with a guarantee in the amount of $450,000 U.S.

NOTE 8    Demand Loan

This loan of $150,000 US from an employee of the U.S. affiliate, is due on demand, bears interest at 18% and has no specific terms of repayment.

NOTE 9    Demand Loan—Related Party

This loan of $1,000,000 US from a company controlled by a relative of the shareholder, is due on demand, bears interest at 18% and has no specific terms of repayment.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

NOTE 10    Capital Lease Obligations

	September 30, 2007	September 30, 2006
a) Lease, repayable in monthly installments of $3,446 including capital and interest at a rate of 14.59% per annum, repaid in the period (secured by computer software having a net book value of approximately $46,000 as at September 30, 2006).	$—	$22,994

b) Leases, bearing interest at rates of approximately 15.27%, repayable in blended monthly payments aggregating $750, maturing in 2007, secured by furniture and equipment having a net book value of approximately $6,000 (September 30, 2006—$11,000).	553	8,654

c) Lease, repayable in monthly installments of $1,519 including capital and interest at a rate of 13.60% per annum, maturing in 2008, secured by furniture and equipment having a net book value of approximately $27,000 (September 30, 2006—$34,000).	12,928	28,683

	13,481	60,331
Deduct:
Current portion	13,481	46,850

	$—	$13,481

Total payments of obligations under capital lease are as follows:

	Capital	Interest	Total
2008	$13,481	$765	$14,246

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

NOTE 11    Long-Term Debt

	September 30, 2007	September 30, 2006
a) Various bank term loans, repayable in monthly capital installments aggregating $36,663 plus interest at rates ranging from the bank’s prime rate (6.25% at September 30, 2007 and 6% at September 30, 2006) plus 2% to the bank’s prime rate plus 3% per annum, maturing at dates ranging from 2008 to 2011. As a result of the reorganization of the retail companies as disclosed in Note 1, these loans were repaid in the period.	$—	$1,437,990

b) Mortgage maturing November 2009, bearing interest at 4.85% per annum. The mortgage is secured by the building and is repayable in monthly installments of $2,462, combining principal and interest. An individual has provided the bank with a guarantee to secure this loan.	400,805	410,647

c) Loan from an individual, bearing interest at 14%, repayable in blended monthly payments of $21,366, maturing in 2007.	41,995	274,498

d) Loan from an individual, bearing interest at 6% per annum, repaid during 2006.	—	283,531

	442,800	2,406,666
Deduct:
Current portion	52,325	1,963,866

	$390,475	$442,800

The bank term loans were secured by moveable hypothecs in the amount of $3,200,000 or general assignment agreements for certain of the retail companies.

9001-9134 Quebec Inc. had provided an unlimited guarantee of these term bank loans. These guarantees are secured by moveable hypothecs in the amount of $5,000,000.

Principal payments due in the next five years are as follows:

2008	$52,325
2009	10,843
2010	379,632

$442,800

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

NOTE 12    Long-Term Debt—Related Parties

	September 30, 2007	September 30, 2006
a) Loan of $450,000 U.S. (September 30, 2006—$450,000 U.S.) from a member of the immediate family of the shareholder, bearing interest at 18% and without terms of repayment. The loan has been subrogated in favour of the bank. This loan will not be repaid prior to October 1, 2008.	$447,660	$502,965

b) Loan from the shareholder, in the amount of $3,804,300 U.S. (September 30, 2006—$2,393,800 U.S.), non-interest bearing and without terms of repayment. An amount of $2,393,800 U.S. has been subrogated in favor of the bank, and the shareholder has undertaken to subrogate an additional $1,410,500 U.S. Interest of $485,265 (September 30, 2006—$236,253) has been imputed at an average interest rate of 14% (2006 – 14%), and has been credited as an addition to paid in capital. This loan will not be repaid prior to October 1, 2008.	3,784,518	2,675,550

c) Loan from a member of the immediate family of the shareholder, bearing interest at 18% and without terms of repayment. The loan has been subrogated in favour of the bank. This loan will not be repaid prior to October 1, 2008.	300,000	300,000

	4,532,178	3,478,515
Deduct:
Current portion	—	—

	$4,532,178	$3,478,515

NOTE 13    Capital Stock

Authorized

The following authorized classes of shares are unlimited in number and without par value:

American Apparel Canada Wholesale Inc. (formerly American Apparel Holdings Inc.)

a)	Class A Common shares

Voting, participating

b)	Class B Common shares

Non-voting, participating

c)	Class A Preferred shares

Voting, non-participating, non-cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

d)	Class B Preferred shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

e)	Class C Preferred shares

Voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class D Preferred shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

American Apparel Canada Retail Inc. (formerly the retail companies)

a)	Class A Common shares

Voting, participating

b)	Class B Common shares

Non-voting, participating

c)	Class A Preferred shares

Voting, non-participating, non-cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

d)	Class B Preferred shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

e)	Class C Preferred shares

Voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class D Preferred shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

9001-9134 Quebec Inc. (prior to the reorganization of July 1, 2007)

a)	Class A shares

Voting, participating

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

b)	Class B shares

Non-voting, participating

c)	Class C shares

Voting, at the rate of 100 votes per share, non-participating, retractable at an amount equal to the consideration for which such shares were issued

d)	Class D shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

e)	Class E shares

Non-voting, non-participating, non-cumulative monthly dividend of .75%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class F shares

Non-voting, non-participating, non-cumulative annual dividend based on the Bank of Canada prime rate, redeemable and retractable at an amount equal to the consideration for which such shares were issued

American Apparel Canada Wholesale Inc. has 33,153 Class A Common shares issued and outstanding for $210. American Apparel Canada Retail Inc. has 2,546 Class A Common shares issued and outstanding for $1,800.

As at September 30, 2006, 9001-9134 Quebec Inc. had 100 Class A shares issued and outstanding for $10. Each of the retail companies and American Apparel Holdings Inc. had 100 Class A Common shares issued and outstanding for $100 for an aggregate of 1,700 shares and $1,700.

NOTE 14    Commitments

The minimum rentals payable under long-term operating leases exclusive of certain operating costs for which the companies are responsible are approximately as follows:

2008	$3,492,000
2009	3,269,000
2010	3,018,000
2011	2,598,000
2012	2,624,000
Thereafter	7,102,000

$22,103,000

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

Operating lease rent expense (including real estate taxes) was approximately $3,553,000 and $3,112,000 for the nine months ended September 30, 2007 and 2006 respectively. The companies did not incur any contingent rent during the periods. Rent expense is included in operating expenses. Certain lessors have registered security in support of the companies’ obligations.

NOTE 15    Related Party Transactions

a)	The companies operate under the trade name “American Apparel”, the right of which belongs to American Apparel, Inc. Nominal fees are paid for the use of this name.

b)	Purchases of approximately $9,249,000 U.S. and $9,233,000 U.S. ($9,765,000 CDN and $10,448,000 CDN) were made from American Apparel, Inc. for the nine months ended September 30, 2007 and 2006 respectively. The accounts payable – U.S. affiliate of $489,953 U.S. (September 30, 2006—$304,832 US) relate to these purchases, are net of the charges described in Note 15 c) and are subject to normal trade terms.

c)	A company paid expenses on behalf of American Apparel, Inc. in the amount of $1,915,857 and $836,482 for the nine months ended September 30, 2007 and 2006 respectively. These amounts have been applied against the accounts payable arising in Note 15 b).

d)	The shareholder has provided a guarantee to the landlord of one of the companies. No fee has been paid for this guarantee.

These transactions are in the normal course of operations and were recorded at the exchange amount, which is the consideration established and agreed upon by the related parties.

NOTE 16    Income Taxes

On January 1, 2007, the company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB No. 109” (“FIN No. 48”). FIN No. 48 addresses the determination of how benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN No. 48, the company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The companies did not recognize any additional liabilities for uncertain tax positions as a result of the implementation of FIN No. 48. The companies had no unrecognized tax benefits as of the date of adoption or as at September 30, 2007.

The companies’ uncertain tax positions are related to tax years that remain subject to examination by the relevant taxing authorities. The companies are currently open to audit for the fiscal years ended December 31, 2004 through June 30, 2007. The companies do not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

The companies’ income tax provision has been determined as follows:

	Nine Months Ended
	September 30, 2007	September 30, 2006
Net income before taxes for the period for accounting purposes	$1,770,940	$376,169
Temporary differences arising from:
Depreciation and amortization	78,969	65,550
Eliminated intercompany profit on inventory	33,395	232,320
Deferred rent	105,941	208,269
Unrealized foreign exchange gain/loss	246,000	89,000
Permanent differences arising from:
Non-deductible items	563,348	317,500

Net income for income tax purposes	$2,798,593	$1,288,808

Combined basic federal and provincial income tax at approximately 32%	$894,659	$413,000

The components of the deferred tax asset are as follows:

	September 30, 2007	September 30, 2006
Deferred tax asset arising from:
Current
Eliminated intercompany profit on inventory	$168,000	$141,000

Long-term
Depreciation and amortization	$106,000	$64,000
Deferred rent	281,000	196,000

	$387,000	$260,000

NOTE 17    Supplemental Cash Flow Information

	Nine Months Ended
	September 30, 2007	September 30, 2006
Cash paid for interest	$359,747	$513,083
Cash paid for income taxes	941,371	271,017

NOTE 18    Financial Instruments

a)	Credit risk

The companies are not exposed in a material manner to credit risk from any individual customer. The companies review any new customer’s credit history before extending credit and conduct regular reviews of their existing customers’ credit performance. Certain receivables have been insured. An allowance for doubtful accounts is established based upon factors relating to credit risk from specific customers, historical trends and other information.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

b)	Forward contracts

A company has purchased forward contracts for $2,500,000 U.S. which have a Canadian value of approximately $2,670,000 for future purchases denominated in U.S. dollars, which mature by December 2008. As at September 30, 2007, the unrealized loss with respect to these contracts amounts to approximately $183,000 CDN. This unrealized loss has been recorded in cost of sales and is included in accrued liabilities.

c)	Interest rate risk

A company is exposed to interest rate fluctuations on its bank line of credit, as it bears interest at a rate of the bank’s prime rate plus 1%.

d)	Fair value disclosure

The carrying amount of accounts receivable, advance – U.S. affiliate, bank indebtedness, accounts payable, accounts payable – U.S. affiliate, accrued liabilities, accrued liabilities – shareholder, accrued payroll and vacation pay, demand loan, demand loan – related party, capital lease obligations, long-term debt and certain long-term debt related parties approximate their fair values.

The fair value of the long-term debt due to shareholder is less than carrying value, as the amount is non-interest bearing.

As the amount of long-term debt due to the shareholder and a member of the immediate family of the shareholder have no terms of repayment, the fair value cannot be calculated with any degree of certainty.

NOTE 19    Business Segment Information

The companies’ management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income from operations of each segment, as these are the key performance indicator(s) reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses and interest expense. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance, and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 3.

The following table represents key financial information of the companies’ business segments:

	Nine Months Ended September 30, 2007
	Wholesale	Retail	Combined
Net sales to external customers	$10,193,736	$22,906,383	$33,100,119
Income from operations	1,371,147	4,862,929	6,234,076
Depreciation and amortization	240,174	1,122,370	1,362,544
Capital expenditures	105,547	789,194	894,741
Deferred rent	—	105,941	105,941

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(in Canadian dollars)

(unaudited)

	Nine Months Ended September 30, 2006
	Wholesale	Retail	Combined
Net sales to external customers	$9,881,448	$15,955,261	$25,836,709
(Loss) income from operations	(991,971)	4,202,391	3,210,420
Depreciation and amortization	248,608	932,146	1,180,754
Capital expenditures	196,929	740,319	937,248
Deferred rent	—	208,269	208,269

Reconciliation to income before income taxes:

	Nine Months Ended
	September 30, 2007	September 30, 2006
Combined income from operations of reportable segments	$6,234,076	$3,210,420
Corporate expenses	(3,472,375)	(2,031,836)
Interest expense	(990,761)	(802,415)

Combined income before income taxes	$1,770,940	$376,169

Identifiable assets by segment:

	September 30, 2007	September 30, 2006
Wholesale	$8,639,923	$9,215,640
Retail	8,860,230	9,023,385

	$17,500,153	$18,239,025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder of

The American Apparel Group of Canada

We have audited the accompanying combined balance sheets of The American Apparel Group of Canada as of December 31, 2006 and December 31, 2005 and the combined statements of retained earnings, operations and cash flows for the years then ended. These combined financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The American Apparel Group of Canada as of December 31, 2006 and December 31, 2005 and the combined results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

CHARTERED ACCOUNTANTS

Montréal, Québec

August 8, 2007

(except for Note 3m) which is as at October 5, 2007)

Ce cabinet indépendant est exploité par SNG Collins Barrow S.E.N.C.R.L./LLP. Les marques de commerce de Collins Barrow sont utilisées sous licence.

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED BALANCE SHEETS

AS AT DECEMBER 31, 2006, 2005 AND 2004

(in Canadian dollars)

	2006	2005	2004
			(unaudited)
ASSETS
Current
Cash	$659,810	$245,506	$—
Accounts receivable (Note 4)	1,316,636	2,535,627	1,499,558
Accounts receivable—U.S. affiliate (Note 12c)	498,395	—	—
Income taxes recoverable	—	—	20,934
Inventory	8,161,563	7,393,255	5,447,319
Current portion of deferred tax asset (Note 13)	157,000	47,000	26,000
Current portion of other assets	153,638	287,351	374,357

	10,947,042	10,508,739	7,368,167
Property and equipment (Note 5)	6,615,560	6,406,131	3,641,853
Deferred tax asset (Note 13)	315,000	200,000	50,000
Other assets	204,543	182,172	87,739

	$18,082,145	$17,297,042	$11,147,759

LIABILITIES
Current
Bank indebtedness (Note 6)	$3,820,563	$3,545,644	$2,698,693
Accounts payable	1,222,054	2,233,072	554,287
Accounts payable—U.S. affiliate (Note 12b)	—	1,054,708	1,797,995
Accrued liabilities	353,740	707,775	567,499
Accrued liabilities—shareholder (Note 12d)	1,133,157	1,700,000	1,800,000
Accrued payroll and vacation pay	359,890	276,889	161,478
Income taxes payable	614,714	314,652	—
Current portion of deferred lease inducements	60,272	53,157	—
Current portion of capital lease obligations (Note 7)	36,057	57,638	52,630
Current portion of long-term debt (Note 8)	1,551,893	724,371	179,677
Current portion of long-term debt—related parties (Note 9)	—	88,799	—

	9,152,340	10,756,705	7,812,259

Deferred rent	771,830	405,442	77,307

Deferred lease inducements	126,442	159,472	—

Capital lease obligations (Note 7)	8,763	44,820	99,762

Long-term debt (Note 8)	398,269	1,814,608	737,922

Long-term debt—related parties (Note 9)	5,922,165	2,647,864	1,130,823

SHAREHOLDER’S EQUITY
Capital stock (Note 10)	1,710	1,710	910
Additional paid in capital	580,444	257,447	72,852
Retained earnings	1,120,182	1,208,974	1,215,924

	1,702,336	1,468,131	1,289,686

	$18,082,145	$17,297,042	$11,147,759

APPROVED:

See accompanying notes

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED STATEMENTS OF ADDITIONAL PAID IN CAPITAL AND

RETAINED EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in Canadian dollars)

	2006	2005	2004
			(unaudited)
Additional Paid in Capital
Balance, beginning of year	$257,447	$72,852	$—
Imputed interest on shareholder loans (Note 9b)	322,997	184,595	72,852

Balance, end of year	$580,444	$257,447	$72,852

Retained Earnings
Balance, beginning of year	$1,208,974	$1,215,924	$1,105,066
Net (loss) income for the year	(88,792)	(6,950)	110,858

Balance, end of year	$1,120,182	$1,208,974	$1,215,924

See accompanying notes

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in Canadian dollars)

	2006	2005	2004
			(unaudited)
Sales	$34,657,769	$29,283,204	$17,378,646
Cost of sales (including cost of sales attributed to purchases from the U.S. affiliate of approximately $11,738,000; 2005—$10,454,000; 2004—$7,685,000)	12,851,745	11,465,815	8,786,194

Gross profit	21,806,024	17,817,389	8,592,452

Operating expenses
Selling	11,848,397	9,819,414	3,260,455
Warehouse and distribution	3,446,312	2,439,095	1,276,373
General and administrative (including management fees charged by the shareholder of $2,320,000; 2005—$2,298,306; 2004—$1,813,908 and related party consulting fees of $101,429; 2005—$106,442; 2004—$88,174)	5,178,202	4,786,054	3,530,897

	20,472,911	17,044,563	8,067,725

Income before interest	1,333,113	772,826	524,727
Interest (including imputed interest on shareholder loans of $322,997; 2005—$184,595; 2004—$72,852 and related party interest of $186,000; 2005—$51,000; 2004—$51,000)	1,150,842	642,234	342,719

Income before provision for income taxes	182,271	130,592	182,008

Provision for income taxes (Note 13)
Current	496,063	308,542	147,150
Deferred	(225,000)	(171,000)	(76,000)

	271,063	137,542	71,150

Net (loss) income for the year	$(88,792)	$(6,950)	$110,858

See accompanying notes

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED STATEMENTS OF CASH FLOWS (NOTE 14)

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in Canadian dollars)

	2006	2005	2004
			(unaudited)
Operating activities
Net loss for the year	$(88,792)	$(6,950)	$110,858
Items not affecting cash:
Depreciation and amortization	1,671,451	1,146,287	378,429
Amortization of deferred lease inducement	(60,272)	(53,157)	—
Imputed interest on shareholder loans	322,997	184,595	72,852
Deferred tax provision	(225,000)	(171,000)	(76,000)
Deferred rent	366,388	328,135	77,307
Gain on disposal of property and equipment	—	(2,752)	—

	1,986,772	1,425,158	563,446
Decrease (increase) in accounts receivable	1,218,991	(1,036,069)	578,015
(Increase) in accounts receivable—U.S. affiliate	(498,395)	—	—
(Increase) in inventory	(768,308)	(1,945,936)	(2,062,163)
Decrease (increase) in income taxes recoverable	—	20,934	(20,934)
Decrease (increase) in other assets	111,342	(7,427)	(382,288)
(Decrease) increase in accounts payable	(1,011,018)	1,678,785	313,698
(Decrease) increase in accounts payable—U.S. affiliate	(1,054,708)	(743,287)	1,200,053
(Decrease) increase in accrued liabilities	(354,035)	140,276	524,115
(Decrease) increase in accrued liabilities—shareholder	(566,843)	(100,000)	1,037,658
Increase in accrued payroll and vacation pay	83,001	115,411	122,374
Increase (decrease) in income taxes payable	300,062	314,652	(259,021)
Lease inducements received	34,357	265,786	—

Cash (used in) provided by operating activities	(518,782)	128,282	1,614,953

Investing activities
Additions to property and equipment	(1,880,880)	(3,917,713)	(3,339,250)
Proceeds on disposal of property and equipment	—	9,900	—

Cash used in investing activities	(1,880,880)	(3,907,813)	(3,339,250)

Financing activities
Increase in bank indebtedness	274,919	846,951	249,015
Issuance of long-term debt	172,648	1,822,920	905,933
Repayment of long-term debt	(761,465)	(201,540)	(34,915)
Issuance of long-term debt—related parties	4,107,561	1,605,840	628,527
Repayment of long-term debt—related parties	(922,059)	—	—
Repayment of capital lease obligations	(57,638)	(49,934)	(25,163)
Issuance of capital stock	—	800	900

Cash provided by financing activities	2,813,966	4,025,037	1,724,297

Increase in cash	414,304	245,506	—
Cash, beginning of year	245,506	—	—

Cash, end of year	$659,810	$245,506	$—

See accompanying notes

The American Apparel Group of Canada

Notes to Combined Financial Statements

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

NOTE 1—Basis of Presentation and Nature of Business

These combined financial statements include the accounts of the commonly owned companies 9001-9134 Quebec Inc., 9133-1090 Quebec Inc., 9137-4033 Quebec Inc., 9140-8880 Quebec Inc., 9154-1128 Quebec Inc., 9156-4526 Quebec Inc., 1614652 Ontario Ltd., 2061560 Ontario Ltd., 2061555 Ontario Ltd., 2061561 Ontario Ltd., 1646837 Ontario Ltd., 2083497 Ontario Inc., 6294057 Canada Inc., 6294049 Canada Inc., 6338941 Canada Inc., 6362851 Canada Inc., 4300840 Canada Inc. and American Apparel Holdings Inc., herein referred to as The American Apparel Group of Canada. All significant intercompany accounts and transactions have been eliminated upon combining these entities.

These companies are incorporated under the Canada Business Corporations Act except for 9001-9134 Quebec Inc., 9133-1090 Quebec Inc., 9137-4033 Quebec Inc., 9140-8880 Quebec Inc., 9154-1128 Quebec Inc., 9156-4526 Quebec Inc. which are incorporated under the laws of Quebec and 1614652 Ontario Ltd., 2061560 Ontario Ltd., 2061555 Ontario Ltd., 2061561 Ontario Ltd., 1646837 Ontario Ltd. and 2083497 Ontario Inc., which are incorporated under the laws of Ontario. These companies sell garments in Canada through retail outlets primarily under the name of American Apparel, herein referred to as the retail companies, other than 9001-9134 Quebec Inc., which is engaged in the distribution of garments. American Apparel Holdings Inc. owns a rental property occupied by the companies.

On July 1, 2007, the retail companies were part of a reorganization, effectively becoming one entity known as American Apparel Canada Retail Inc. On July 1, 2007, 9001-9134 Quebec Inc. and American Apparel Holdings Inc. were part of a reorganization with the parent of 9001-9134 Quebec Inc., effectively becoming one entity known as American Apparel Canada Wholesale Inc.

On December 18, 2006, American Apparel, Inc. (“U.S affiliate”) a company partially owned by the shareholder, together with the American Apparel Group of Canada (together referred to as “American Apparel”), entered into a definitive merger agreement with Endeavor Acquisition Corp. (“Endeavor”), a blank check company publicly traded on the American Stock Exchange. Upon consummation of the merger, Endeavor would acquire all of the outstanding capital stock of each of the Canadian companies of American Apparel and each would become a wholly-owned subsidiary of Endeavor. The merger is subject to customary closing conditions, and is expected to close in the second half of 2007. As part of the agreement, American Apparel is required to achieve certain financial targets. However, American Apparel is not in compliance with the financial targets. Endeavor has waived certain of these requirements. American Apparel and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007 and is subject to approval by the shareholders of Endeavor. There can be no assurance that the merger will be completed.

NOTE 2—Trade Name and Source of Supply

The companies’ existing business operating structure relies on the use of the trade name “American Apparel” and in sourcing principally all of its purchases from American Apparel, Inc. (Note 12 a) and b)).

As at December 31, 2006, American Apparel, Inc. has failed to meet certain debt covenants relating to its financing agreements with its bank and the current second lien lender. Subsequent to year-end, management has secured financing with a new bank and is in compliance with the covenants set forth in the new credit facility agreement.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

NOTE 3—Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the accompanying financial statements:

a)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b)	Cash

The companies’ cash balances represent cash on deposit held at banks.

c)	Inventory valuation

Inventory consists of finished goods and is valued at the lower of cost and net realizable value, determined on a first-in, first-out basis. Cost includes merchandise costs, duty and freight. Net realizable value is assessed using current demand information and historical experience. Inventory levels are reviewed in order to identify slow moving inventory and broken assortments, and markdowns are used to clear such inventory.

d)	Property and equipment

Property and equipment are recorded at cost. Depreciation is provided for on a declining balance basis at rates designed to depreciate the cost of the property and equipment over their useful lives. The annual depreciation rates used are as follows:

Building	4%
Rolling stock	30%
Computer equipment and software	30%
Furniture and equipment	20%

Leasehold improvements are amortized on a straight line basis over five years, which approximates the terms of the related lease.

e)	Impairment of long-lived assets

The companies regularly review the carrying value of their long-lived assets. Whenever events or changes in circumstances indicate that the carrying amount of their assets might not be recoverable, the companies, using their best estimates based on reasonable and supportable assumptions and projections, adjust the carrying value of the related assets. Based upon the review of certain under-performing stores, a company has recorded impairment charges of $35,989 in 2006. These charges are included in depreciation and amortization.

f)	Deferred lease inducements

Certain lease agreements provide for the companies to receive lease inducements from landlords to assist in the financing of certain property. Lease inducements are recorded as a deferred credit and amortized as a reduction of rent expense over the term of the related lease.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

g)	Leased premises

The companies’ record rent expense on a straight-line basis over the term of the lease. Accordingly, reasonably assured rent escalations and free-rent periods granted are deferred and amortized over the term of the lease. The difference between the recognized rent expense and amounts payable under the lease is recorded as a deferred rent liability. Operating expenses are recognized in the period in which the applicable costs are incurred. Percentage rents are recognized when the required level of sales has been achieved.

h)	Assets under capital lease

Assets under capital lease are recorded at cost. The company provides for depreciation using the declining balance basis at rates designed to depreciate the cost of the assets under capital lease over their estimated useful lives. The annual depreciation rates used are as follows:

Computer equipment and software	30%
Furniture and equipment	20%

i)	Income taxes

The companies follow the asset and liability method of accounting for income taxes. Under this method, income taxes must reflect the expected future tax consequences of temporary differences between the accounting basis of assets and liabilities and their tax basis. Deferred tax assets and liabilities are determined for each temporary difference based on the currently enacted tax rates expected to apply when the underlying income or expense items will be realized. A valuation allowance is recorded against any deferred tax asset if it is more likely than not the asset will not be realized. The effect of the changes in tax rates on deferred tax assets and liabilities is recognized in income in the year the changes occur.

j)	Revenue recognition

Revenue from merchandise sales are net of returns and allowances, excluding sales taxes. The companies recognize product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from product sales are recorded at the time the product is shipped to the customer. With respect to their retail store operations, the companies recognize revenue upon the sale of their products to retail customers. The companies recognize the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise. Prior to redemption, the companies maintain an unearned revenue liability for gift cards, gift certificates and store credits until the companies are released from such liability. The gift cards, gift certificates and store credits do not have expiration dates, and the companies maintain full liability and do not recognize any revenue from gift cards, gift certificates or store credits until redemption takes place.

The company analyzes sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). The company is able to make reasonable and reliable estimates of product returns for its wholesale, on-line product

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

sales and retail store sales based on the company’s past history. The company also monitors the buying patterns of the end-users of its products based on sales data received by its retail outlets. Estimates for sales returns are based on a variety of factors including actual returns and based on expected return data communicated to it by customers. Accordingly, the company believes that its historical returns analysis is an accurate basis for its allowance for sales returns. Actual results could differ from those estimates.

k)	Sales returns and other allowances

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for each allowance above. However, the companies believe that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at each allowance. The companies regularly review the factors that influence their estimates and, if necessary, make adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves. Actual experience associated with any of these items may be significantly different than the companies’ estimates.

l)	Cost of sales

Cost of sales includes merchandise costs, duty and freight.

m)	Shipping and handling costs

The companies incur shipping and handling costs in their operations. These costs consist of freight expenses incurred for third-party shippers to transport products to wholesale customers. Subsequent to the issuance of the Company’s 2006 audited combined financial statements, in response to the SEC Observer statement in EITF 00-10, the Company has evaluated the significance of shipping and handling costs for the purpose of applying the guidance of this Issue based on the significance of those costs to each line item on the income statement that includes them and on their significance in total to gross margin. As a result of this analysis, the Company has decided to change its accounting method from classifying such costs in Selling to classifying them as part of Cost of Sales. In accordance with SFAS 154, retrospective application for this change in accounting principal was required and therefore the 2006 and prior period combined financial statements have been adjusted to reflect the reclassification of shipping and handling costs from Selling to Cost of Sales. The financial statement line items for Cost of Sales was increased and Selling was decreased by $324,109, $346,579 and $313,812 for the years ended December 31, 2006, 2005 and 2004, respectively. Shipping and handling costs included in Cost of Sales in the Combined Statements of Operations amounted to $324,109, $346,579 and $313,812 for the years ended December 31, 2006, 2005 and 2004, respectively. Amounts billed to customers of $324,326, $267,388 and $241,016 for the years ended December 31, 2006, 2005 and 2004, respectively are included in Sales.

n)	Advertising costs

Advertising and promotion costs are expensed as incurred.

o)	Store opening costs

Expenditures associated with the opening of new stores, such as occupancy costs, payroll, advertising and promotion are expensed as incurred.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

p)	Foreign currency translation

Monetary assets and liabilities of the companies which are denominated in foreign currencies are translated at year end exchange rates. Other assets and liabilities are translated at rates in effect at the date the assets were acquired and liabilities incurred. Revenue and expenses are translated at the rates of exchange in effect at their transaction dates. The resulting gains or losses are included in operations.

q)	Accounting Pronouncements—Newly Issued

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections – replacement of APB Opinion No. 20 and FASB Statement No. 3, “ was issued. SFAS No. 154 changes the accounting for and reporting of a change in accounting principle by requiring retrospective application to prior periods’ financial statements of changes in accounting principle unless impracticable. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Companies’ combined results of operations, financial position or cash flows.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Companies are in the process of evaluating the impact of the application of the Interpretation to their combined financial statements and are currently not yet in a position to determine such effects.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The Companies are currently evaluating the expected effect of SFAS No. 157 on their combined financial statements and are currently not yet in a position to determine such effects.

In September 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Companies’ combined financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157. The Companies’ are currently evaluating

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

the expected effect of SFAS No. 159 in their combined financial statements and are currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, a company should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. The Companies will adopt EITF 06-3 on January 1, 2007. The Companies do not anticipate that the adoption will have a significant impact on their combined financial position or results of operations. The Companies currently records their sales net of any value added or sales tax.

All other recently issued accounting pronouncements are not expected to have a material impact on the Companies combined financial statements.

NOTE 4—Accounts Receivable

	2006	2005	2004
			(unaudited)
Trade accounts receivable	$1,347,058	$2,567,248	$1,547,523
Less:
Allowance for doubtful accounts	(30,422)	(31,621)	(47,965)

	$1,316,636	$2,535,627	$1,499,558

NOTE 5—Property and Equipment

	2006
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$48,560	$536,440
Furniture and equipment	1,244,609	408,650	835,959
Computer equipment and software	1,348,921	571,807	777,114
Leasehold improvements	6,643,647	2,230,563	4,413,084
Rolling stock	85,217	32,254	52,963

	$9,907,394	$3,291,834	$6,615,560

The above include assets under capital lease having an aggregate cost of $177,555 and an aggregate net book value of $83,852.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

	2005
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$26,208	$558,792
Furniture and equipment	1,009,340	233,550	775,790
Computer equipment and software	1,072,969	304,848	768,121
Leasehold improvements	5,342,478	1,080,747	4,261,731
Rolling stock	57,246	15,549	41,697

	$8,067,033	$1,660,902	$6,406,131

The above include assets under capital lease having an aggregate cost of $177,555 and an aggregate net book value of $123,468.

	2004 (unaudited)
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$2,925	$582,075
Furniture and equipment	492,896	104,472	388,424
Computer equipment and software	465,366	121,419	343,947
Leasehold improvements	2,578,758	281,704	2,297,054
Rolling stock	51,815	21,462	30,353

	$4,173,835	$531,982	$3,641,853

NOTE 6—Bank Indebtedness

	2006	2005	2004
			(unaudited)
Bank indebtedness arising from outstanding cheques	$485,563	$335,644	$288,693
Line of credit	3,335,000	3,210,000	2,410,000

	$3,820,563	$3,545,644	$2,698,693

A company has a line of credit facility with maximum borrowings of $4,500,000, due on demand, bearing interest at the bank’s prime rate (6%, 5% and 4.25% at December 31, 2006, December 31, 2005 and December 31, 2004, respectively) plus 1% per annum payable monthly. This line of credit is secured by a $5,000,000 moveable hypothec, which provides for a charge on the company’s accounts receivable, inventory and all other moveable assets and by Section 427 Security under the Bank Act of Canada on inventory.

The bank’s agreement contains various covenants which require the company to maintain certain financial ratios and commitments as defined by the bank. As at December 31, 2006 and December 31, 2005, the company was not in compliance with certain of these covenants. The bank has waived its right with respect to these

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

covenants as at December 31, 2006 and December 31, 2005. These covenants are measured quarterly. As at March 31, 2007 and March 31, 2006, the company was not in compliance with certain of these covenants. The bank has waived its right with respect to these covenants as at March 31, 2007 and March 31, 2006.

The shareholder has undertaken to subrogate an additional amount of approximately $1,508,000 in favor of the bank.

Certain of the companies have provided unlimited corporate guarantees to secure this credit facility. These guarantees are secured by either moveable hypothecs in the amount of $3,200,000 or general assignment agreements. The shareholder has provided the bank with an unlimited guarantee. A member of the immediate family of the shareholder has provided the bank with a guarantee in the amount of $450,000 U.S.

NOTE 7—Capital Lease Obligations

		2006	2005	2004
				(unaudited)
a)	Lease, repayable in monthly installments of $3,446 including capital and interest at a rate of 14.59% per annum, maturing in 2007, secured by computer software having a net book value of approximately $39,000 (2005—$56,000; 2004—$80,000)	$13,377	$49,837	$81,377

b)	Leases, bearing interest at rates of approximately 15.27%, repayable in blended monthly payments aggregating $750 and maturing in 2007, secured by furniture and equipment having a net book value of approximately $15,000 (2005—$19,000; 2004—$24,000)	6,835	14,171	20,474

c)	Lease, repayable in monthly installments of $1,519 including capital and interest at a rate of 13.60% per annum, maturing in 2008, secured by furniture and equipment having a net book value of approximately $30,000 (2005—$38,000; 2004—$47,000)	24,608	38,450	50,541

		44,820	102,458	152,392
Deduct:
	Current portion	36,057	57,638	52,630

		$8,763	$44,820	$99,762

Total payments of obligations under capital lease are as follows:

	Capital	Interest	Total
2007	$36,057	$3,269	$39,326
2008	8,763	351	9,114

	$44,820	$3,620	$48,440

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

NOTE 8—Long-Term Debt

		2006	2005	2004
				(unaudited)
a)	Various bank term loans, repayable in monthly capital installments aggregating $36,663 plus interest at rates ranging from the bank’s prime rate (6%, 5% and 4.25% at December 31, 2006, December 31, 2005 and December 31, 2004, respectively) plus 2% to the bank’s prime rate plus 3% per annum, maturing at dates ranging from 2008 to 2011. As a result of the reorganization of the retail companies described in Note 1, these bank term loans were repaid subsequent to year end.	$1,322,561	$1,592,431	$490,833

b)	Mortgage maturing November 2009, bearing interest at 4.85% per annum. The mortgage is secured by the building and is repayable in monthly installments of $2,462, combining principal and interest. An individual has provided the bank with a guarantee to secure this loan.	408,231	417,723	426,766

c)	Loan from an individual, bearing interest at 14%, repayable in blended monthly payments of $21,366, maturing in 2007.	219,370	428,825	—

d)	Loan from an individual, bearing interest at 6% per annum, repaid in the year.	—	100,000	—

		1,950,162	2,538,979	917,599
Deduct:
Current portion		1,551,893	724,371	179,677

		$398,269	$1,814,608	$737,922

The bank term loans are secured by moveable hypothecs in the amount of $3,200,000 or general assignment agreements for certain of the companies.

One of the companies has provided unlimited guarantees of these term bank loans. These guarantees are secured by moveable hypothecs in the amount of $5,000,000.

Principal payments due in the next five years are as follows:

2007	$1,551,893
2008	10,084
2009	10,584
2010	11,110
2011	11,663
Thereafter	354,828

$1,950,162

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

NOTE 9—Long-Term Debt—Related Parties

		2006	2005	2004
				(unaudited)
a)	Loan of $450,000 U.S. from a member of the immediate family of the shareholder, being a director of a company, bearing interest at 18% and without terms of repayment. The loan has been subrogated in favor of the bank. This loan will not be repaid prior to January 1, 2008.	$524,430	$523,350	$259,304

b)	Loans from the shareholder, including an amount of $2,393,800 U.S. ($2,789,735 CDN) (2005—$1,568,800 U.S.; $1,824,514 CDN; 2004—$560,000 U.S.; $812,552 CDN) non-interest bearing and without terms of repayment. An amount of $2,393,800 U.S. (2005—$1,568,800 U.S.; 2004—$560,000 U.S.) has been subrogated in favor of the bank, and the shareholder has undertaken to subrogate an additional $1,508,000 CDN. Interest of $322,997 (2005—$184,595; 2004—$72,852) has been imputed at an average interest rate of 14% (2005—14%; 2004—14%), and has been credited as an addition to paid in capital. These loans will not be repaid prior to January 1, 2008.	5,097,735	1,824,514	812,552

c)	Loan from a member of the immediate family of the shareholder, being a director of a company, bearing interest at 15% and without terms of repayment. The loan has been subrogated in favor of the bank. This loan will not be repaid prior to January 1, 2008.	300,000	300,000	—

d)	Loan from a member of the immediate family of the shareholder, bearing interest at 12% per annum, repaid in the year.	—	88,799	58,967

		5,922,165	2,736,663	1,130,823
Deduct:
Current portion		—	88,799	—

		$5,922,165	$2,647,864	$1,130,823

NOTE 10—Capital Stock

Authorized

The following authorized classes of shares are unlimited in number and without par value:

9001-9134 Quebec Inc.

a)	Class A shares

Voting, participating

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

b)	Class B shares

Non voting, participating

c)	Class C shares

Voting, at the rate of 100 votes per share, non participating, retractable at an amount equal to the consideration for which such shares were issued

d)	Class D shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

e)	Class E shares

Non voting, non participating, non cumulative monthly dividend of .75%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class F shares

Non voting, non participating, non cumulative annual dividend based on the Bank of Canada prime rate, redeemable and retractable at an amount equal to the consideration for which such shares were issued

Retail Companies

a)	Class A Common shares

Voting, participating

b)	Class B Common shares

Non voting, participating

c)	Class A Preferred shares

Voting, non participating, non cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

d)	Class B Preferred shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

Retail Companies

e)	Class C Preferred shares

Voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

f)	Class D Preferred shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

American Apparel Holdings Inc.

a)	Class A Common shares

Voting, participating

b)	Class B Common shares

Non voting, participating

c)	Class A Preferred shares

Voting, non participating, non cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

d)	Class B Preferred shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

e)	Class C Preferred shares

Voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class D Preferred shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

As at December 31, 2006 and December 31, 2005, 9001-9134 Quebec Inc. has 100 Class A shares issued and outstanding for $10. As at December 31, 2006 and December 31, 2005, each of the retail companies and American Apparel Holdings Inc. has 100 Class A Common shares issued and outstanding for $100 for an aggregate of 1,700 shares and $1,700.

During 2005, 800 Class A shares of the retail companies were issued for $800.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

NOTE 11—Commitments

The minimum rentals payable under long term operating leases exclusive of certain operating costs for which the companies are responsible are approximately as follows:

2007	$3,457,000
2008	3,130,000
2009	2,916,000
2010	2,609,000
2011	2,105,000
Thereafter	7,532,000

$21,749,000

Operating lease rent expense (including real estate taxes) was approximately $4,393,000 (2005—$3,222,000; 2004—$908,000). The companies did not incur any contingent rent during the year. Rent expense is included in operating expenses. Certain lessors have registered security in support of the companies’ obligations.

NOTE 12—Related Party Transactions

a)	The companies operate under the trade name “American Apparel”, the right of which belongs to American Apparel, Inc. Nominal fees are paid for the use of this name.

b)	Purchases of approximately $10,972,000 U.S. (2005—$10,309,000 U.S.; 2004—$7,497,000 U.S.) were made from American Apparel, Inc. The accounts payable – U.S. affiliate of $Nil (2005—$907,000 U.S.; 2004—$1,496,000 U.S.) relate to these purchases and are subject to normal trade terms.

c)	A company paid expenses on behalf of American Apparel, Inc. in the amount of $2,128,941 (2005—$1,520,023; 2004—$1,684,636). The accounts receivable – U.S. affiliate ($427,660 U.S.; 2005—$Nil; 2004—$Nil) relate to these charges.

d)	During the year, certain companies were charged management fees by the shareholder in the amount of $2,320,000 (2005—$2,298,306; 2004—$1,813,908). The accrued liabilities – shareholder relate to these charges.

e)	During the year, a company paid consulting fees to an immediate family member of the shareholder, being a director, in the amount of $101,429 (2005—$106,442; 2004—$88,174).

f)	During the year, a company paid interest to an immediate family member of the shareholder, being a director, in the amount of approximately $169,000 (2005—$42,000; 2004—$51,000) and a second immediate family member of the shareholder in the amount of approximately $17,000 (2005—$9,000; 2004—$Nil).

g)	The shareholder has provided a guarantee to the landlord of one of the companies. No fee has been paid for this guarantee.

These transactions are in the normal course of operations and were recorded at the exchange amount, which is the consideration established and agreed upon by the related parties.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

NOTE 13—Income Taxes

The companies’ income tax provision has been determined as follows:

	2006	2005	2004
			(unaudited)
Net income for the year for accounting purposes	$182,271	$130,592	$182,008
Temporary differences arising from:
Depreciation and amortization	64,000	165,000	10,000
Eliminated intercompany profit on inventory	342,662	64,537	83,644
Deferred rent	366,388	328,135	—
Permanent differences arising from:
Non-deductible items	587,499	281,633	187,632

Net Income for Income Tax Purposes	$1,542,820	$969,897	$463,284

Combined Basic Federal and Provincial Income Tax at Approximately 32%	$496,063	$308,542	$147,150

The components of the deferred tax asset are as follows:

	2006	2005	2004
			(unaudited)
Deferred tax asset arising from:
Current
Eliminated intercompany profit on inventory	$157,000	$47,000	$26,000

Long-Term
Depreciation and amortization	$70,000	$60,000	$25,000
Deferred rent	245,000	140,000	25,000

	$315,000	$200,000	$50,000

NOTE 14—Supplemental Cash Flow Information

	2006	2005	2004
			(unaudited)
a) Cash Flow Information:
Cash paid for interest	$689,489	$356,280	$216,043
Cash paid for (net of recoveries from) income taxes	196,001	(28,364)	299,401
b) Non-Cash Financing and Investing:
Assets acquired under capital leases	$—	$—	$177,555

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

NOTE 15—Financial Instruments

a)	Credit risk

The companies are not exposed in a material manner to credit risk from any individual customer. The companies review any new customer’s credit history before extending credit and conduct regular reviews of their existing customers’ credit performance. Certain receivables have been insured. An allowance for doubtful accounts is established based upon factors relating to credit risk from specific customers, historical trends and other information.

b)	Forward contracts

A company has purchased forward contracts for $1,150,000 U.S. which have a Canadian value of approximately $1,277,000 for future purchases denominated in U.S. dollars, which mature by November 2007. As at December 31, 2006, the unrealized gain with respect to these contracts amounts to approximately $63,000 CDN. This unrealized gain has been recorded in cost of sales and is included in other assets.

c)	Interest rate risk

Certain companies are exposed to interest rate fluctuations on their bank line of credit and bank loans, as they bear interest at rates ranging from the bank’s prime rate plus 1% to the bank’s prime rate plus 3%.

d)	Fair value disclosure

The carrying amount of accounts receivable, accounts receivable—U.S. affiliate, bank indebtedness, accounts payable, accounts payable—U.S. affiliate, accrued liabilities, accrued liabilities—shareholder, accrued payroll and vacation pay, capital lease obligations long-term debt and certain long-term debt related parties approximate their fair values.

The fair value of the long-term debt due to shareholder is less than carrying value, as the amount is non-interest bearing.

As the amount of long-term debt due to the shareholder and a member of the immediate family of the shareholder have no terms of repayment, the fair value cannot be calculated with any degree of certainty.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

NOTE 16—Business Segment Information

The companies’ management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income from operations of each segment, as these are the key performance indicators reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses and interest expense. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 3.

The following table represents key financial information of the companies’ business segments:

	2006
	Wholesale	Retail	Combined
Net sales to external customers	$12,643,985	$22,013,784	$34,657,769
Income from operations	584,013	3,321,108	3,905,121
Depreciation and amortization	314,944	1,296,235	1,611,179
Capital expenditures	239,276	1,641,604	1,880,880
Deferred rent	—	366,388	366,388

	2005
	Wholesale	Retail	Combined
Net sales to external customers	$13,686,933	$15,596,271	$29,283,204
Income from operations	1,081,176	2,359,800	3,440,976
Depreciation and amortization	271,866	821,264	1,093,130
Capital expenditures	476,672	3,441,041	3,917,713
Deferred rent	—	328,135	328,135

	2004 (unaudited)
	Wholesale	Retail	Combined
Net sales to external customers	13,374,352	4,004,294	17,378,646
Income from operations	2,267,102	340,639	2,607,741
Depreciation and amortization	181,367	197,062	378,429
Capital expenditures	1,087,324	2,429,481	3,516,805
Deferred rent	—	77,307	77,307

Reconciliation to income before income taxes:

	2006	2005	2004
			(unaudited)
Combined income from operations of reportable segments	$3,905,121	$3,440,976	$2,607,741
Corporate expenses	(2,572,008)	(2,668,150)	(2,083,014)
Interest expense	(1,150,842)	(642,234)	(342,719)

Combined income before income taxes	$182,271	$130,592	$182,008

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006, 2005 and 2004

Identifiable assets by segment:

	2006	2005	2004
			(unaudited)
Wholesale	$8,481,471	$8,651,391	$6,705,288
Retail	9,600,674	8,645,651	4,442,471

Total	$18,082,145	$17,297,042	$11,147,759

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Balance Sheets

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash	$101,007	$166,527
Cash held in Trust Fund	128,374,498	125,113,007
Prepaid expenses and other current assets	28,476	116,738

Total current assets	128,503,981	125,396,272
Deferred acquisition costs	431,314	145,808
Equipment, net of accumulated depreciation $1,767 and $631, respectively	2,777	3,914

Total assets	$128,938,072	$125,545,994

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$599,241	$260,076
Notes payable—related party	475,000	—

Total current liabilities	1,074,241	260,076

Common Stock, subject to possible conversion, 3,232,148 shares at conversion value	25,673,970	25,021,696

Commitment and Contingencies

Stockholders’ Equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued
Common stock, $.0001 par value, authorized 75,000,000 shares, issued and outstanding 19,910,745 shares (less 3,232,148 subject to possible conversion)	1,668	1,668
Additional paid-in capital	96,685,829	97,338,103
Earnings accumulated during development stage	5,502,364	2,924,451

Total stockholders’ equity	102,189,861	100,264,222

Total liabilities and stockholders’ equity	$128,938,072	$125,545,994

The accompanying notes are an integral part of these unaudited condensed financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Statements of Operations

(unaudited)

For the Three and Nine Months Ended September 30, 2007 and 2006,

And the period July 22, 2005 (inception) to September 30, 2007

	For the three months ended September 30, 2007	For the three months ended September 30, 2006	For the nine months ended September 30, 2007	For the nine months ended September 30, 2006	For the period July 22, 2005 (inception) to September 30, 2007
Revenue	$—	$—	$—	$—	$—
General, selling and administrative expenses	172,404	286,512	686,325	705,560	1,854,086

Operating Loss	(172,404)	(286,512)	(686,325)	(705,560)	(1,854,086)
Dividend and interest income	1,112,492	1,031,673	3,264,238	2,897,916	7,356,450

Income before provision for income taxes	940,088	745,161	2,577,913	2,192,356	5,502,364
Benefit for income taxes	—	252,148	—	—	—

Net income	940,088	997,309	2,577,913	2,192,356	5,502,364
Accretion of Trust Fund relating to Common Stock subject to possible conversion	(222,490)	(205,725)	(652,274)	(579,786)	(1,469,614)

Net income attributable to common stockholders	$717,598	$791,584	$1,925,639	$1,612,570	$4,032,750

Weighted average basic shares outstanding	16,678,713	16,678,713	16,678,713	16,668,470

Weighted average diluted shares outstanding	16,739,305	16,678,713	16,748,738	16,668,470

Basic income per share	$.04	$.05	$.12	$.10

Diluted income per share	$.04	$.05	$.11	$.10

The accompanying notes are an integral part of these unaudited condensed financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Statement of Stockholders’ Equity

(unaudited)

For the Nine Months Ended September 30, 2007

	Common Stock		Additional paid-in capital	Earnings accumulated during development stage	Total stockholders’ equity
	Shares	Amount
Balance, January 1, 2007	19,910,745	$1,668	$97,338,103	$2,924,451	$100,264,222
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(652,274)	—	(652,274)
Net income for the nine months ended September 30, 2007	—	—	—	2,577,913	2,577,913

Balance, September 30, 2007	19,910,745	$1,668	$96,685,829	$5,502,364	$102,189,861

The accompanying notes are an integral part of these unaudited condensed financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Statements of Cash Flows

(unaudited)

For the Nine Months Ended September 30, 2007 and 2006 and

For the Period July 22, 2005 (inception) to September 30, 2007

	For the Nine months ended September 30, 2007	For the Nine months ended September 30, 2006	For the period July 22, 2005 (inception) to September 30, 2007
Cash Flows from Operating Activities
Net income	$2,577,913	$2,192,356	$5,502,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,137	252	1,767
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other current assets	88,262	120,922	(28,476)
Increase in accrued expenses	53,659	148,778	167,927

Net cash provided by operating activities	2,720,971	2,462,308	5,643,582

Cash Flows from Investing Activities
Cash held in Trust Fund	(3,261,491)	(11,735,137)	(128,374,498)
Purchase of equipment	—	(4,545)	(4,545)

Net cash used in investing activities	(3,261,491)	(11,739,682)	(128,379,043)

Cash Flows from Financing Activities
Proceeds from sale of stock to initial stockholders	—	—	25,000
Gross proceeds from initial public offering	—	—	120,000,000
Gross proceeds from overallotment option	—	9,285,860	9,285,860
Proceeds from issuance of option	—	—	100
Payment of offering costs	—	(445,727)	(6,949,492)
Proceeds from issuance of notes payable—related party	475,000	—	475,000

Net cash provided by financing activities	475,000	8,840,133	122,836,468

Net (decrease) increase in cash	(65,520)	(437,241)	101,007
Cash at beginning of the period	166,527	1,144,634	—

Cash at end of the period	$101,007	$707,393	$101,007

Supplemental Disclosures of Noncash Transactions:
Accrual of deferred acquisition costs:
Deferred acquisition costs	$285,506	$—	$431,314
Accrued expenses payable	(285,506)	—	(431,314)

	$—	$—	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO SEPTEMBER 30, 2007

1.	Interim Financial Information

Endeavor Acquisition Corp.’s (the “Company”) unaudited condensed interim financial statements as of September 30, 2007 and for the three and nine months ended September 30, 2007 and 2006, and for the period July 22, 2005 (inception) to September 30, 2007 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In addition, the December 31, 2006 balance sheet data was derived from the audited financial statements, but does not include all disclosures required by GAAP. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period presented are not necessarily indicative of the results to be expected for any other interim period or for the full year.

These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 31, 2006 included in the Company’s Form 10-K for the fiscal year ended December 31, 2006, filed on March 16, 2007. The accounting policies used in preparing these unaudited condensed financial statements are consistent with those described in the December 31, 2006 audited financial statements except for the adoption of FIN 48 which is discussed in Note 9.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.	Organization and Business Operations

The Company was incorporated in Delaware on July 22, 2005 as a blank check company, whose objective is to acquire an operating business.

All activity from July 22, 2005 through December 21, 2005 related to the Company’s formation and initial public offering as described below. Since December 22, 2005, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $121,030,234 of the net proceeds from the initial public offering and the exercise of the underwriters’ overallotment

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO JUNE 30, 2007

option was deposited and is being held in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. As of September 30, 2007, the balance in the Trust Account was $128,374,498, which includes $7,344,264 of cumulative interest and dividends earned since inception of the Trust Account. Under the agreement governing the Trust Account, funds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 3,750,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert their shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 20% (less one share) of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (20% (less one share value) of the amount held in the Trust Account) amounting to $25,673,970 has been classified as common stock subject to possible conversion in the accompanying September 30, 2007 unaudited condensed balance sheet.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (July 21, 2007), or 24 months from the consummation of the Offering (December 21,

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO JUNE 30, 2007

2007) if certain extension criteria have been satisfied. The extension criteria was satisfied by filing a definitive agreement stating that the Company intends to acquire American Apparel, Inc. and its affiliated companies (collectively “American Apparel”) in an 8K filed with the SEC on December 20, 2006. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited interim condensed financial statements.

3.	Going Concern and Management Plans	As of September 30, 2007, the Company has negative working capital of $944,758, net of $128,374,498 of which is cash held in the Trust Account. On December 18, 2006, the Company entered into an agreement to acquire an operating entity expected to be consummated in 2007. In order for the Company to continue to fund the operating costs associated with the acquisition, the Company’s officers have agreed to advance the Company enough capital in order to consummate the acquisition. There can be no assurance that the acquisition will be consummated. Should this Business Combination not be consummated, the Company would be required to return the funds held in the Trust Account to holders of shares issued in the Offering, as a mandatory liquidation, pursuant to a plan of dissolution and liquidation approved by stockholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.	Notes Payable - Related Party

On March 8, 2007, the Company borrowed funds from two of the Company’s officers. The Company issued two promissory notes in the amount of $75,000 each. The principal balance of these notes shall be repayable on the earlier of the consummation of the Company’s business combination with American Apparel or upon demand by the officers. These promissory notes are noninterest bearing.

On April 30, 2007, the Company borrowed funds from two of the Company’s officers. The Company issued two promissory notes in the amount of $87,500 each. The principal balance of these notes shall be repayable on the earlier of the consummation of the Company’s business combination with American Apparel or upon demand by the officers. These promissory notes are non-interest bearing.

On August 31, 2007, the Company borrowed funds from two of the Company’s officers. The Company issued two promissory notes in the amount of $75,000 each. The principal balance of these notes shall be repayable on the earlier of the consummation of the Company’s business combination with American Apparel or upon demand by the officers. These promissory notes are non-interest bearing.

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO JUNE 30, 2007

5.	Earnings Per Share	Basic earnings per share (“EPS”) is computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted-average number of shares of common stock and the dilutive effect of outstanding Units as if exercised. Common shares subject to possible conversion of 3,232,148 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro-rata shares of the trust earnings. The September 30, 2006 earnings per share presentation for the three and nine months ended September 30, 2006 was revised to conform with this policy and to the current three and nine months presentation. The conversion of the outstanding warrants, totaling 16,160,745, is contingent upon the occurrence of future events, and therefore, is not includable in the calculation of diluted earnings per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” The following is a reconciliation between basic and diluted EPS:

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Numerator:
Numerator for basic and diluted EPS—net income attributable to common stockholders	$717,598	791,584	1,925,639	1,612,570
Denominator:
Denominator for basic EPS—weighted average shares outstanding	16,678,713	16,678,713	16,678,713	16,668,470
Effect of dilutive units	60,592	—	70,025	—

Denominator for dilutive EPS—weighted average shares	16,739,305	16,678,713	16,748,738	16,668,470

Basic EPS	$.04	$.05	$.12	$.10

Diluted EPS	$.04	$.05	$.11	$.10

6.	Commitment and Contingencies

The Company has previously been incurring a fee from Ironbound Partners Fund LLC, an affiliate of Jonathan J. Ledecky, our president and secretary, of $7,500 per month for providing the Company with office space and certain general and administrative services. This relationship has been terminated as of January 1, 2007. The Company entered into a month to month lease agreement with an unaffiliated party for the period January 1, 2007 through April 30, 2007. The Company subsequently paid rent expense from May 1, 2007 to September 30, 2007 as needed. During the three and nine months ended September 30, 2007 the Company incurred $0 and $12,000 rent expense, respectively. As of November 1, 2007 the Company

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO JUNE 30, 2007

will lease office space for the benefit of their consultants from an unaffiliated party at the cost of $2,500 per month.

Pursuant to letter agreements with the Company and Ladenburg Thalmann & Co. Inc., the representative of the underwriters in the Offering (“Representative”), the

Initial Stockholders have waived their rights to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement dated December 15, 2005. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

The Company entered into a consulting agreement with a consultant on July 17, 2006 to perform services through December 15, 2007. The Company pays the consultant a fee of $125,000 per year and the Company will issue to the consultant 12,500 shares of the Company’s common stock upon the closing of the initial business combination by the Company. The Company will also issue to the consultant an additional 12,500 shares of the Company’s common stock six months after closing of the initial business combination by the Company.

In December 2006, the Company retained the services of ICR, LLC (“ICR”) as an investor relations consultant to assist the Company in developing and disseminating investor presentations and communications. the Company pays ICR a fee of $12,000 per month, plus expenses, and will issue ICR 9,700 shares of the Company’s common stock upon consummation of the pending acquisition (see Note 8).

7.	Initial Public Offering	On December 21, 2005, the Company sold 15,000,000 units (“Units”) in the Offering at $8.00 per Unit. On January 5, 2006, the Company sold an additional 1,160,745 Units pursuant to the underwriters’ over-allotment option. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination or December 15, 2006 and expiring on December 14, 2009. The Warrants will be redeemable by the Company, at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. There is no cash settlement option for the Warrants. In connection with this Offering, the Company issued an option, for $100, to the Representative to purchase 350,000 Units at an exercise price of $10.00 per Unit.

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO JUNE 30, 2007

The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of this option is approximately $703,500 ($2.01 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 52.7%, (2) risk-free interest rate of 4.43%, (3) expected life of two years and 30 days and (4) dividend rate of zero. The option may be exercised for cash or on a “cashless” basis at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. There is no cash settlement option for the underwriters’ purchase options, or for the Warrants contained in the units to be purchased by the underwriters.

8.	Pending Acquisition

On December 18, 2006, the Company entered into an agreement and plan of reorganization (“Agreement”) by which it will acquire American Apparel. American Apparel is provider of cotton leisure wear geared toward contemporary metropolitan adults and sold through company-owned retail locations and online.

In exchange for a 100% equity of American Apparel, the Company will issue 32,258,065 shares of its common stock (“Transaction Shares”), subject to downward adjustment based on American Apparel’s net debt immediately prior to closing of the acquisition. 8,064,516 of the Transaction Shares will be placed into escrow to secure the Company’s indemnity rights under the Agreement. The Agreement also provides for a $2.5 million cash pool to be available for the granting of bonuses to management employees immediately following the closing of the acquisition. American Apparel also will be permitted to repay at the closing of the acquisition loans made to American Apparel by certain of its directors, officers and employees in an aggregate amount of approximately $15,000,000. The Company also will adopt a performance equity plan under which an aggregate of approximately 2,710,000 shares will be available for grant under options and restricted stock awards to employees.

The Company will submit such transaction for stockholder approval. The Company expects that the transaction will be consummated in December 2007, after the required approval by its stockholders. As of September 30, 2007, the Company has capitalized $431,314 of acquisition costs in connection with this acquisition. There can be no assurance that the acquisition will be completed.

On November 6, 2007, the Company entered into an amended Acquisition Agreement (“Amended Agreement”) under which the number of transaction shares issued by the Company at the closing of the acquisition increased from 32,258,065 to 37,258,065 while at the same time increasing the level of American Apparel’s net debt above which there would be a downward adjustment in the number of shares issued at the closing of the acquisition from $110 million to $150 million. The

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO JUNE 30, 2007

Amended Agreement also increased the size of the 2007 performance equity plan from 2,710,000 shares to 7,710,000 shares and provides that stock awards for an aggregate of 2,710,000 shares would be allocated and issued thereunder after consummation of the closing and upon filing of an effective registration statement.

9.	Uncertain Tax Positions	Effective January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). There were no unrecognized tax benefits as of January 1, 2007 and as of September 30, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company has identified its federal tax return and its state tax return in New York as “major” tax jurisdictions, as defined in FIN 48. The Company’s evaluations were performed for tax years ended 2005 and 2006, the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 1, 2007. There was no change to this balance at September 30, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Endeavor Acquisition Corp.

We have audited the accompanying balance sheets of Endeavor Acquisition Corp. (a development stage enterprise) (the “Company”) as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2006, for the period July 22, 2005 (inception) to December 31, 2005 and from July 22, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Endeavor Acquisition Corp. (a development stage enterprise) as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006, for the period July 22, 2005 (inception) to December 31, 2005, and from July 22, 2005 (inception) to December 31, 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination (as defined) prior to July 21, 2007 or December 21, 2007 if certain extension criteria have been satisfied. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 14, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ Marcum & Kliegman LLP

March 14, 2007
Melville, New York

Endeavor Acquisition Corp.

(a development stage enterprise)

Balance Sheet

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash	$166,527	$1,114,634
Cash held in Trust Fund	125,113,007	112,308,199
Prepaid expenses	116,738	187,457

Total current assets	125,396,272	113,640,290
Deferred acquisition costs	145,808	—
Equipment, net of accumulated depreciation of $631	3,914	—

Total assets	$125,545,994	$113,640,290

Liabilities and Stockholders’ Equity
Current liabilities—accrued expenses	$260,076	$64,641

Common stock, subject to possible conversion, 3,232,148 and 2,999,999 shares, respectively, at conversion value	25,021,696	22,460,921

Commitment and Contingencies	—	—

Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value; authorized 75,000,000 shares; total issued and outstanding 19,910,745 and 18,750,000 shares, respectively (less 3,232,148 and 2,999,999, respectively, subject to possible conversion)	1,668	1,575
Additional paid-in capital	97,338,103	91,058,838
Earnings accumulated during development stage	2,924,451	54,315

Total stockholders’ equity	100,264,222	91,114,728

Total liabilities and stockholders’ equity	$125,545,994	$113,640,290

The accompanying notes are an integral part of these financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Statement of Operations

	For the Year Ended December 31, 2006	For the Period from July 22, 2005 (inception) to December 31, 2005	For the Period From July 22, 2005 (inception) to December 31, 2006
Revenue	$—	$—	$—
General, selling and administrative expenses	1,101,412	63,233	1,164,645

Operating loss	(1,101,412)	(63,233)	(1,164,645)
Dividend income	3,974,013	118,199	4,092,212

Income before provision of income tax	2,872,601	54,966	2,927,567
Provision for income tax	2,465	651	3,116

Net income	2,870,136	54,315	2,924,451
Accretion of Trust Fund relating to Common Stock subject to possible conversion	(793,712)	(23,628)	(817,340)

Net income available to common stockholders	$2,076,424	$30,687	$2,107,111

Weighted average shares outstanding	16,668,534	4,670,245	12,836,677

Basic and diluted net income per share	$0.12	$0.01	$0.16

The accompanying notes are an integral part of these financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Statement of Changes in Stockholders’ Equity From July 22, 2005 (Inception)

to December 31, 2006

	Common Stock		Additional Paid-In Capital	Earnings Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance, July 22, 2005 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholders	3,750,000	375	24,625	—	25,000
Sale of 15,000,000 units, net of underwriters’ discount and offering expenses of $6,503,766 (includes 2,999,999 shares subject to possible conversion)	15,000,000	1,500	113,494,734	—	113,496,234
Proceeds subject to possible conversion of 2,999,999 shares	—	(300)	(22,436,993)	—	(22,437,293)
Proceeds from issuance of options	—	—	100	—	100
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(23,628)	—	(23,628)
Net income from July 22, 2005 (inception) to December 31, 2005	—	—	—	54,315	54,315

Balance, December 31, 2005	18,750,000	$1,575	$91,058,838	$54,315	$91,114,728
Sale of 1,160,745 units, net of underwriters’ discount and offering expenses of $445,726 (includes 232,149 shares subject to possible conversion)	1,160,745	116	8,840,117	—	8,840,233
Proceeds subject to possible conversion of 232,149 shares	—	(23)	(1,767,140)	—	(1,767,163)
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(793,712)	—	(793,712)
Net income for the year ended December 31, 2006	—	—	—	2,870,136	2,870,136

Balance, December 31, 2006	19,910,745	$1,668	$97,338,103	$2,924,451	$100,264,222

The accompanying notes are an integral part of these financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Statement of Cash Flows

	For the Year Ended December 31, 2006	For the Period from July 22, 2005 (inception) to December 31, 2005	For the Period from July 22, 2005 (inception to December 31, 2006
Cash Flows from Operating Activities
Net income	$2,870,136	$54,315	$2,924,451
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Depreciation	631	—	631
Decrease (increase) of prepaid expenses	70,719	(187,457)	(116,738)
Increase in accrued expenses	195,435	64,641	260,076

Net cash provided by (used in) operating activities	3,136,921	(68,501)	3,068,420

Cash Flows from Investing Activities
Purchase of equipment	(4,545)	—	(4,545)
Cash held in Trust Fund	(12,804,908)	(112,308,199)	(125,113,107)

Net cash used in investing activities	(12,809,453)	(112,308,199)	(125,117,652)

Cash Flows from Financing Activities
Gross proceeds from initial public offering	—	120,000,000	120,000,000
Payment of deferred acquisition cost	(145,808)	—	(145,808)
Proceeds from sale of shares of common stock	—	25,000	25,000
Proceeds from the overallotment option	9,285,959	—	9,285,959
Proceeds from issuance of option	—	100	100
Payment of offering costs	(445,726)	(6,503,766)	(6,949,492)

Net cash provided by financing activities	8,694,425	113,521,334	122,215,759

Net (decrease) increase in cash	(978,107)	1,144,634	166,527
Cash at beginning of the period	1,144,634	—	—

Cash at end of the period	$166,527	$1,114,634	$166,527

The accompanying notes are an integral part of these financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements

1. Organization	Endeavor Acquisition Corp. (the Company) was incorporated in the State of Delaware on July 22, 2005 as a blank check company, whose objective is to acquire an operating business.

All activity from July 22, 2005 (inception) through December 21, 2005 related to the Company’s formation and initial public offering. Since December 22, 2005, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

2. Business Operations	The Registration Statement for the Company’s initial public offering (“Offering”) was declared effective December 15, 2005. The Company consummated the Offering on December 21, 2005 and received net proceeds of $113,496,234. In January 2006, the underwriter exercised the overallotment option generating an additional $8,840,233 of net proceeds. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $121,030,234 of the net proceeds from the initial public offering and the exercise of the underwriters’ overallotment option was deposited and is being held in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. As of December 31, 2006, the balance in the Trust Account was $125,113,007, which includes $4,082,773 of dividend income. Under the agreement governing the Trust Account, funds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (July 21, 2007), or 24 months from the consummation of the Offering (December 21, 2007) if certain extension criteria have been satisfied. Such extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

vote their 3,750,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

3. Going Concern and Management Plans	As of December 31, 2006, the Company only has working capital of $23,189, net of $125,113,007 of which is cash held in Trust. On December 18, 2006 the Company entered into an agreement to acquire an operating entity expected to be consummated by the summer of 2007. In order for the Company to continue to fund the operating costs associated with the acquisition, the Company’s officers have agreed to advance the Company enough capital in order to consummate the acquisition. There can be no assurance that the acquisition described in Note 10 will be consummated. Should this Business Combination, or another qualifying Business Combination, not be reduced to a definitive agreement and consummated, the Company would be required to return the funds held in the Trust Account to holders of shares issued in the Offering described in Note 5, as a mandatory liquidation, pursuant to a plan of dissolution and liquidation approved by stockholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4. Significant Accounting Policies	Cash and Cash Equivalents The Company considers all highly liquid instruments with maturities of three months or less to be cash equivalents.

Earnings Per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted-average number of shares of common stock and warrants outstanding during the period. The conversion of the outstanding warrants, totaling 16,160,745, is contingent upon the occurrence of future events, and therefore, is not includable in the calculation of diluted earnings per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” Options to purchase 350,000 Units granted to the representative of the underwriters are not included in diluted earnings per share as their effect is antidilutive. Weighted average shares outstanding do not include the common stock subject to possible conversion.

Concentration of Credit Risk

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk,” requires disclosure of significant concentrations of credit risks

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

regardless of the degree of risk. At December 31, 2006, financial instruments that potentially expose the Company to credit risk consist of cash. The Company maintains its cash balances in various financial institutions. The Federal Deposit Insurance Endeavor Acquisition Corp.

Corporation insures balances up to $100,000 and the Securities Investor Protection Corporation insures balances up to $500,000. At December 31, 2006, the uninsured balances amounted to approximately $124,916,822. Management believes the risk of loss to be minimal.

Fair Value of Financial Instruments The carrying value of cash, cash held in Trust Fund and accrued expenses are reasonable estimates of the fair values due to their short-term maturity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Held in Trust Account The Company maintains its cash held in the Trust Account in tax free money market funds.

Recently Issued Accounting Pronouncements In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155.

Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006.

Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156—Accounting for Servicing of Financial Assets (SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48—Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This Interpretation shall be effective for fiscal years beginning after December 15, 2006. The cumulative effects, if any, of applying this Interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company has not yet commenced the process of evaluating the expected effect of FIN 48 on its financial statements and is not currently in a position to determine such effects.

In September 2006, the FASB issued SFAS No. 157—Fair Value Measurements (“SFAS No. 157”).

This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not evaluated the potential impact, if any, of the adoption of SFAS No. 157 will have on its financial position, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin 108, Considering the Effects on Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires registrants to quantify errors using both the income statement method (i.e. iron curtain method) and the rollover method and requires adjustment if either method indicates a material error. If a correction in the current year relating to prior year errors is material to the current year, then the prior year financial information needs to be corrected. A correction to the prior year results that are not material to those years would not require a restatement process where prior financials would be amended. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company has assessed SAB 108 and has concluded that it did not have a material effect on its financial position, results of operations or cash flows.

Income Taxes Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Management did not record the impact of deferred taxes as they were deemed immaterial. The provision for Federal, state and local taxes, which are included in the accompanying statement of operations, amounted to $2,465 for the year ended December 31, 2006, $651 for the period from July 22, 2005 (Inception) to December 31, 2005, and $3,116 from July 22, 2005 (Inception) to December 31, 2006.

5. Initial Public Offering	On December 21, 2005, the Company sold 15,000,000 units (“Units”) in the Offering at $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, and one Redeemable Common Stock Purchase Warrant (“Warrants”). In January 2006, the underwriters exercised the overallotment option and an additional 1,160,745 units were sold. Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination or December 15, 2006 and expiring on December 14, 2009. The Warrants will be redeemable by the Company, at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with this Offering, the Company issued an option, for $100, to Ladenburg Thalmann & Co. Inc., the representative of the underwriters in the Offering (“Representative”), to purchase 350,000 Units at an exercise price of $10.00 per Unit. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this option is approximately $703,500 ($2.01 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 52.7%, (2) risk-free interest rate of 4.43% and (3) expected life of two years and 30 days. The option may be exercised for cash or on a “cashless” basis at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

6. Notes Payable, Stockholders	In July 2005, the Company issued an aggregate of $225,000 unsecured promissory note to its executive officers. The notes were non interest-bearing and were paid in full upon the consummation of the Offering from the net proceeds of the Offering.

7. Commitment and Contingencies	The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that, until the consummation of a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

effective date of the Offering. The statement of operations for the year ended December 31, 2006, for the period from July 22, 2005 (Inception) to December 31, 2005 and from July 22, 2005 (Inception) to December 31, 2006, includes $90,000, $2,500 and $92,500, respectively, related to this agreement.

Pursuant to letter agreements with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement dated December 15, 2005. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

The Company hired a consultant on July 17, 2006 to perform services through the later of June 15, 2007 if the Company has not announced an acquisition candidate within the initial 18 month period or December 15, 2007 if the Company has signed a letter of intent with a proposed acquisition candidate within the initial 18 month period. The Company will pay the consultant a base salary of $125,000 per year and the Company will issue to the consultant 12,500 shares of the Company’s common stock upon the closing of the initial Business Combination by the Company. The Company will also issue to the consultant an additional 12,500 shares of the Company’s common stock six months after closing of the initial Business Combination by the Company.

8. Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

9. Common Stock	Effective November 21, 2005, two of the Initial Stockholders contributed an aggregate of 2,500,000 shares of common stock, at no cost, to the Company. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect this transaction.

On January 4, 2006 the underwriters informed the Company of their desire to exercise the over-allotment option to the extent of 1,160,745 Units. Gross proceeds amounted to $9,285,959, there was a $445,726 underwriting discount and the remainder of $8,840,233 was deposited in the Trust Account.

At December 31, 2006, 16,860,745 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriters’ unit purchase option.

10. Pending Acquisition	On December 18, 2006, the Company entered into an agreement and plan of reorganization (“Agreement”) by which it will acquire American Apparel,

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

Inc. and its affiliated companies (collectively, “American Apparel”). American Apparel is provider of cotton leisure wear geared toward contemporary metropolitan adults and sold through company-owned retail locations and online.

In exchange for a 100% equity of American Apparel, the Company will issue 32,258,065 shares of its common stock (“Transaction Shares”), subject to downward adjustment based on American Apparel’s net debt immediately prior to closing of the acquisition. 8,064,516 of the Transaction Shares will be placed into escrow to secure the Company’s indemnity rights under the Agreement. The Agreement also provides for a $2.5 million cash pool to be available for the granting of bonuses to management employees immediately following the closing of the acquisition. American Apparel also will be permitted to repay at the closing of the acquisition loans made to American Apparel by certain of its directors, officers and employees in an aggregate amount of approximately $5 million. The Company also will adopt a performance equity plan under which an aggregate of approximately 2.7 million shares will be available for grant under options and restricted stock awards to employees.

The Company will submit such transaction for stockholder approval. The Company expects that the transaction will be consummated in the Summer of 2007, after the required approval by its stockholders. As of December 31, 2006, the Company has capitalized $145,808 of acquisition costs in connection with this acquisition. There can be no assurance that the acquisition will be completed.

Annex A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

ENDEAVOR ACQUISITION CORP.,

(“Parent”)

AAI ACQUISITION LLC,

(“Merger Sub”)

AMERICAN APPAREL INC.,

(“AAI”)

AMERICAN APPAREL, LLC,

(“LLC”)

EACH OF THE CANADIAN COMPANIES SET FORTH ON SCHEDULE A HERETO,

(all of such companies collectively referred to as “CI”)

DOV CHARNEY

(“Stockholder”)

and

WITH RESPECT TO CERTAIN PROVISIONS ONLY,

EACH OF THE STOCKHOLDERS OF CI

(collectively, the “CI Stockholders”)

and

WITH RESPECT TO CERTAIN PROVISIONS ONLY,

SAM LIM

(“Lim”)

ORIGINALLY EXECUTED AS OF DECEMBER 18, 2006

AMENDED AND RESTATED AS OF NOVEMBER 7, 2007

AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of November 7, 2007, by and among:

•	Endeavor Acquisition Corp., a Delaware corporation (“Parent”);

•	AAI Acquisition LLC, a California limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”);

•	American Apparel Inc., a California corporation (“AAI”);

•	American Apparel, LLC, a California limited liability company (“LLC” and, collectively with AAI and CI, the “Company”);

•

Each of the corporations (each an affiliate of AAI and/or the Stockholder) formed under the laws of the applicable provinces of Canada or the Canada Business Corporation Act as set forth on Schedule A hereto (each such company referred to herein as a “CI company” and all of such companies referred to collectively herein as “CI” or the “CI companies”);

•	Dov Charney, an owner of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of LLC (the “Stockholder”);

•

Sang Ho Lim, the current owner of the remaining 50% of the outstanding capital stock of AAI and the remaining 50% of the outstanding membership interests of LLC (“Lim”), joins this Agreement as a party solely for purposes of Sections 1.1(a), 1.5(a), 1.6, 1.7, 1.8, 1.9, 1.10 1.12(a), 1.12(c), 1.15, 2.3(a), 2.3(c), 2.4(a), 2.4(c), 2.5(b), 2.24, 4.1(f), 4.2, 5.6, 5.8(c), 5.9, 5.11, 5.12, 5.13, 5.14(b), 5.17, 5.26, 5.27, 5.28, Article VIII, Article IX and Article X; and

•

Each person executing the “CI Stockholder Signature Page” to this Agreement, being (a) the owner or (b) the registered nominee or holder representing the owner with no beneficial interest vested in themselves, as the case and context may require herein, of all of the outstanding capital stock of each of the CI companies (“CI Stockholders”), joins this Agreement as a party solely for purposes of Sections 1.1(b), 1.5(a), 1.5(b), 1.6, 1.7, 1.8, 1.9, 1.12, 2.3(b), 2.4(a), 2.4(c), 2.24, 4.1(f), 4.2, 5.6, 5.8(c), 5.9, 5.10, 5.11, 5.12, 5.13, 5.14(b), 5.17, Article VIII, Article IX and Article X.

This Agreement amends and restates the Agreement and Plan of Reorganization, dated as of December 18, 2006 (“December 2006 Agreement”), by and among Parent, AAI Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, AAI, LLC, each of the corporations formed under the laws of the applicable provinces of Canada or the Canada Business Corporation Act as set forth on Schedule A thereto, the Stockholder, Lim and each person executing the “CI Stockholder Signature Page” thereto. Notwithstanding anything to the contrary, all representations and warranties contained herein and all schedules referenced herein and made a part hereto shall be deemed to be made and speak as of December 18, 2006, except Schedules A, 1.2, 1.5(a), 2.1(a), 2.1(b), 2.3(b), 2.22 and 5.25(c) as attached hereto (collectively, the “Amended Schedules”), which shall be deemed to speak as of the date hereof. It is acknowledged by the Parties that AAI Acquisition Corp. has withdrawn as a party to the Agreement and has been replaced by AAI Acquisition LLC which as of the date hereof has become a party to this Agreement. All schedules and exhibits delivered with the December 2006 Agreement shall be deemed incorporated by reference herein and are made a part hereof, other than Schedules A, 1.2, 1.5(a), 2.1(a), 2.1(b), 2.3(b), 2.22 and 5.25(c) and Exhibit F, which are replaced by the Amended Schedules and the new Exhibit F being delivered concurrently with the execution of this Agreement.

The term “Agreement” as used herein refers to this Agreement and Plan of Reorganization, as the same may be amended from time to time, and all schedules hereto (including the Company Schedule and the Parent Schedule, as defined in the preambles to Articles II and III hereof, respectively).

RECITALS

A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the applicable corporate and limited liability laws of the respective jurisdictions of formation of each of the companies as set forth in the preamble of this Agreement (the “Applicable Corporate Laws”), Parent and the Company intend to enter into a business combination transaction by means of a concurrent (i) merger in which Merger Sub will merge with AAI and be the surviving entity and (ii) acquisition by Parent of all of the outstanding capital stock of each of the CI companies, through an exchange of all the issued and outstanding shares of capital stock of each of AAI and each CI company for shares of common stock of Parent.

B. Immediately prior to the closing of the Business Combination (as defined in Section 1.1), all of the then outstanding membership interests of LLC shall be transferred to AAI.

C. Between the date of this Agreement and the Closing, if the Stockholder so elects, the Stockholder shall purchase from Lim (and if the Stockholder does not so purchase from Lim, then Parent shall purchase from Lim at the Closing) all of Lim’s Company Capital Stock (as defined) and Company Membership Interests (as defined) under the terms of this Agreement and on the terms set forth in the Lim Option Agreement (as defined), as the same may be modified by this Agreement.

D. The Boards of Directors of AAI, each CI company and Parent and the managers of Merger Sub and LLC have determined that the Business Combination is fair to, and in the best interests of, their respective companies and stockholders and members, as applicable.

E. The parties intend that this Agreement shall constitute a plan of reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) in respect of the Merger and each of the Canada Acquisitions (as defined).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

THE MERGER AND RELATED ACQUISITIONS

1.1 The Business Combination. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Applicable Corporate Laws:

(a) AAI shall be merged with and into Merger Sub (the “Merger”), the separate corporate existence of AAI shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the “U.S. Surviving Corporation.”

(b) All of the outstanding capital stock of each CI company shall be acquired by Parent (each, a “Canada Acquisition,” and together, the “Canada Acquisitions” and, collectively with the Merger, the “Business Combination”), and the separate corporate existence of each CI company shall continue, with each such company a wholly owned subsidiary of Parent.

1.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Business Combination to be consummated by filing as soon as practicable on or after the Closing Date (as herein defined) with each jurisdiction set forth on Schedule 1.2 hereto the certificates, articles, forms and other documentation necessary to consummate the Merger, the Canada Acquisitions and related transactions (including, but not limited to, any notices, stock transfer forms and payment of any transfer, stamp or duty taxes)

described on Schedule 1.2 in accordance with the Applicable Corporate Laws (collectively, the “Transaction Certificates”). The time of the last such filing to be properly completed or such later time as may be agreed in writing by Parent and the Company shall be referred to herein as the “Effective Time.” Unless this Agreement has been terminated pursuant to Section 8.1, the closing of the Business Combination (the “Closing”) shall take place concurrently at the offices of Graubard Miller, counsel to Parent, 405 Lexington Avenue, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile.

1.3 Effect of the Business Combination. At the Effective Time, the effect of the Business Combination shall be as provided in this Agreement and the provisions of the Applicable Corporate Laws. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time:

(a) All the property, rights, privileges, powers and franchises of AAI and Merger Sub shall vest in U.S. Surviving Corporation, and all debts, liabilities and duties of AAI and Merger Sub shall become the debts, liabilities and duties of U.S. Surviving Corporation; and

(b) Each of the CI companies shall remain in existence and shall continue after the Business Combination as a wholly owned subsidiary of Parent.

1.4 Charter Documents.

(a) At the Effective Time:

(i) the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of U.S. Surviving Corporation.

(ii) the Articles of Incorporation of each CI company shall remain the Articles of Incorporation of such CI company.

(b) At the Effective Time:

(i) the Bylaws of Merger Sub shall be the Bylaws of U.S. Surviving Corporation.

(ii) the Articles of Association of each CI company shall remain the Articles of Association of such CI company.

1.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Business Combination and this Agreement and without any action on the part of any party hereto, the following shall occur:

(a) Conversion or Exchange of Company Capital Stock. Other than any shares to be canceled pursuant to Section 1.5(c), and subject to Section 1.5(b) and Section 5.28 of this Agreement, on the Closing Date, (i) all of the shares of capital stock of AAI issued and outstanding immediately prior to the Effective Time held by the holders thereof will be automatically converted into the right to receive, and (ii) all of the shares of capital stock of each CI company will be exchanged for, an aggregate of 37,258,065 shares (“Transaction Shares”) of the common stock, par value $0.0001, of Parent (“Parent Common Stock”). The Transaction Shares are also sometimes referred to herein as the “Transaction Consideration.” The Transaction Shares shall be issued and allocated in accordance with an allocation schedule to be attached hereto as Schedule 1.5(a) which shall be finalized as reasonably determined by the parties prior to the Closing, and shall be transferred solely to the Stockholder (as the beneficial owner, effective as of the Closing, of all of the outstanding capital stock of AAI and each of the CI companies) and his designees; provided, however, that 8,064,516 of the Transaction Shares (“Escrow Shares”) shall be placed in escrow as described in Section 1.11. No Transaction Shares shall be issued or transferred to any such designee unless such Person shall have delivered to Parent in writing (1) the investment representations set forth in Section 1.12(b) of this Agreement and (2) an agreement to be bound by a lock-up agreement, escrow agreements and voting agreement having the same terms as the lock-up agreement, escrow agreements and voting agreement executed by the Stockholder in connection with the Business Combination (other than such changes as are necessary to reflect that such designee and not the Stockholder is the party thereto). All of the shares of capital stock of AAI and each CI company and each of their respective Subsidiaries shall be referred to collectively herein as the “Company Capital Stock.” Notwithstanding anything to the contrary, no such designee or designees shall be allocated Transaction Shares if such allocation shall require the filing of a registration statement under the Securities Act of 1933, as amended, or otherwise require any other filing (other than abbreviated or notice filings) or otherwise serve to eliminate any registration exemption otherwise available to Parent had the Transaction Shares been issued only to the Stockholder or serve to materially delay or prevent the consummation of the transactions contemplated hereby.

(b) Net Debt and Reduction of Amount of Transaction Shares.

(i) If the Company’s Net Debt (as defined) at the close of business on the date two business days prior to the Closing Date (“Closing Date Net Debt”) is more than $150,000,000 as determined in accordance with this Agreement, the number of Transaction Shares to be issued at the Closing shall be reduced by that number of shares equal to the Net Debt Transaction Share Reduction Number. Except for debt incurred to pay any Stub Period Tax Amounts (including, without limitation, any notes issued by AAI to pay any Stub Period Tax Amounts), the Company shall not incur any debt, other than in the ordinary course of business during the period from the date two business days prior to the Closing Date and the Closing Date.

(ii) The term “Net Debt Transaction Share Reduction Number” shall mean the quotient derived by dividing (i) the difference between the Closing Date Net Debt and $150,000,000 by (ii) $7.75 (rounded up to the nearest share); provided, however, that if Closing Date Net Debt is equal to or less than $150,000,000, the Net Debt Transaction Share Reduction Number shall be zero.

(iii) The term “Net Debt” shall mean the Company’s combined indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts), less the Company’s combined cash and cash equivalents (i.e., all short-term money market instruments and treasury bills and similar instruments). The term “Net Debt” shall not include any debt incurred to pay any Stub Period Tax Amounts (including, without limitation, any notes issued by AAI to pay any Stub Period Tax Amounts).

(iv) From the date hereof through the Closing Date, on the 30th day of each calendar month, the Company shall deliver to Parent a written statement of the Company’s Net Debt as of the end of the immediately preceding calendar month (“Periodic Net Debt Statement”), which shall (a) provide such detailed information as may be reasonably requested by Parent prior to such date, (b) be derived utilizing generally accepted accounting principles and (c) be certified as being true and complete by the Company’s Chief Executive Officer and Chief Accounting Officer. On the business day prior to the scheduled Closing Date, the Company shall deliver to Parent a written statement of the Company’s Net Debt as of the close of business of the immediately prior business day (“Closing Net Debt Statement”), which shall (a) provide such detailed information as may be reasonably requested by Parent prior to such date, (b) be derived utilizing generally accepted accounting principles and (c) be certified as being true and complete by the Company’s Chief Executive Officer and Chief Financial Officer.

(c) Cancellation of Treasury and Parent-Owned Stock. Each share of Company Capital Stock held by the Company or Parent or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(d) Adjustments to Exchange Ratios. The numbers of shares of Parent Common Stock that the beneficial holders of the Company Capital Stock are entitled to receive as a result of the Business Combination shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Capital Stock occurring on or after the date hereof and prior to the date of issuance or payments thereof.

(e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Business Combination, and each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon compliance with Section 1.6, receive from Parent, in lieu of such fractional share, one (1) share of Parent Common Stock.

1.6 Surrender of Certificates; Uncertificated Shares.

(a) Exchange Procedures. Upon surrender of all of the certificates representing Company Capital Stock (“Company Certificates”) at the Closing, the holders of such Company Certificates shall receive in exchange therefor certificates representing the Transaction Shares into which their shares of Company Capital Stock shall be converted or exchanged at the Effective Time, less the Escrow Shares. Until so surrendered, outstanding Company Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable portion of the Transaction Shares then issuable under the terms of this Agreement. Subject to compliance with United States federal backup withholding rules and the Canadian tax clearance certificate regime set forth in Section 1.6(d) hereof, the parties hereto acknowledge and agree that, as of the date hereof, no such deduction or withholding would be required by applicable law.

(b) Required Withholding. The Parent and the Surviving Corporations shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(c) No Liability. Notwithstanding anything to the contrary in this Section 1.6, neither Parent, U.S. Surviving Corporation, the Company nor any other party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(d) Canadian Tax Clearance Certificate. The following provisions apply in respect of each disposition of the shares of a CI company by CI Stockholders to Parent (the “Recipient Party”) pursuant to this Agreement:

(i) Subject to the remaining provisions of this Section 1.6(d), the CI Stockholders will deliver to Recipient Party a certificate issued pursuant to section 116 of the Income Tax Act (Canada) (“Canadian Tax Act”) in respect of the disposition of the shares of the relevant CI company to the Recipient Party (“Section 116 Certificate”).

(ii) If no Section 116 Certificate is delivered to the Recipient Party on or prior to the Closing Date, the Recipient Party shall withhold 25% of the portion of the Transaction Shares that is allocable to the acquisition of the shares of the CI company (such shares hereinafter referred to as the “Canadian Shares” and such portion hereinafter referred to as the “Canadian Allocation”). Such withheld Transaction Shares will be dealt with as provided for in Section 1.6(d)(iv).

(iii) If a certificate issued by the Minister of National Revenue pursuant to subsection 116(2) of the Canadian Tax Act in respect of the transfer of the Canadian Shares to the Recipient Party is delivered to the Recipient Party on or prior to the Closing Date specifying a certificate limit in an amount less than the Canadian Allocation, the Recipient Party shall withhold from the Transaction Shares to be delivered at Closing that number of Transaction Shares that has a value equal to 25% of the amount by which the Canadian Allocation exceeds the certificate limit. Such withheld Transaction Shares will be dealt with as provided for in Section 1.6(d)(iv).

(iv) Any Transaction Shares withheld by the Purchaser pursuant to Section 1.6(d)(ii) or Section 1.6(d)(iii) (“Canadian Escrow Shares”) shall not be delivered to the CI stockholder at Closing and shall be held in escrow by Parent and only dealt with as hereinafter provided.

(v) Subject to Section 1.6(d)(vii), if, prior to the 27th day after the end of the month in which the Closing Date occurs (“Due Date”) the CI Stockholder delivers to Recipient Party a Section 116 Certificate, the Recipient Party will deliver such CI Stockholder the Canadian Escrow Shares other than that number of Canadian Escrow Shares that has a value equal to 25% of the amount by which the Canadian Allocation exceeds the certificate limit.

(vi) Subject to Section 1.6(d)(vii), if Recipient Party has withheld Transaction Shares pursuant to Section 1.6(d)(ii) or Section 1.6(d)(iii) and the CI stockholder does not deliver to the Recipient Party, prior to the Due Date, a Section 116 Certificate or delivers a Section 116 Certificate specifying a certificate limit less than the Canadian Allocation, the Recipient Party or, at its election, the CI Stockholder shall remit to the Receiver General of Canada that number of Canadian Escrow Shares or, in the case of the CI Stockholder, any other property or assets that have an aggregate value equal to the amount required to be remitted pursuant to subsection 116(5) of the Canadian Tax Act and shall provide evidence of such remittance to the CI Stockholder. The Recipient Party shall cause to be delivered to the CI Stockholder any remaining portion of the Canadian Escrow Shares.

(vii) The Due Date under Section 1.6(d)(v) and Section 1.6(d)(vi) may be extended to a later date if the Canada Revenue Agency confirms in writing to Recipient Party that Recipient Party may continue to hold the Canadian Escrow Shares without being subject to penalty and interest for late remittance, provided that a copy of such correspondence is delivered to the Recipient Party.

1.7 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock and there shall be no further registration of transfers on the records of the Surviving Corporations or the Company of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to Parent or any Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.8 Lost, Stolen or Destroyed Certificates. In the event that any Company Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the certificates representing the shares of Parent Common Stock into which the shares of Company Capital Stock formerly represented by such Company Certificates were converted or exchanged; provided, however, that, as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, the owner of such lost, stolen or destroyed Company Certificates shall indemnify Parent against any claim that may be made against Parent or U.S. Surviving Corporation with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

1.9 Tax Consequences. It is intended by the parties hereto that the Merger and each Canada Acquisition shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” for the Merger and each Canada Acquisition within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest (a) U.S. Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of AAI, LLC and Merger Sub and (b) Parent with the full right, title and possession to all shares of capital stock of each CI company, the officers and directors of AAI, LLC and Merger Sub will take all such lawful and necessary action.

1.11 Escrow. As the sole remedy for the indemnity obligations set forth in Article VII, at the Closing, the Stockholder shall deposit in escrow, to be held from the Closing Date until the later of (i) the first anniversary of the Closing Date and (ii) 30 days after Parent has filed with the SEC its annual report on Form 10-K or 10-KSB for the year ending December 31, 2007 (such period, the “Escrow Period”), and for such further period as may be required pursuant to the Escrow Agreement referred to below, an aggregate of 8,064,516 Escrow Shares, all in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing between Parent, the Stockholder and Continental Stock Transfer & Trust Company, as escrow agent (“Escrow Agent”), in the form annexed hereto as Exhibit A (the “Escrow Agreement”).

1.12 Stockholder Matters.

(a) By his, her or its execution of this Agreement, the Stockholder and each of the CI Stockholders and Lim, in his, her or its capacity as a registered or beneficial stockholder of AAI and/or CI, and/or as a member of LLC, hereby approves and adopts this Agreement and authorizes each of AAI, each CI company and LLC, its respective directors, managers and officers to take all actions necessary for the consummation of the Business Combination and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the irrevocable written consent of the Stockholder, the CI Stockholders and Lim for purposes of the Applicable Corporate Laws. The Stockholder, each of the CI Stockholders and Lim also confirms that he, she or it is not entitled to any appraisal, dissenters’ or similar rights pursuant to the Applicable Corporate Laws.

(b) The Stockholder and each of the CI Stockholders, severally and not jointly, represents and warrants as follows: (i) all Parent Common Stock to be acquired by such Person pursuant to this Agreement will be acquired for his, her or its account and not with a view towards distribution thereof other than, with respect to any such Persons that are entities, transfers to its stockholders, partners or members; (ii) he, she or it understands that he, she or it must bear the economic risk of the investment in the Parent Common Stock, which cannot be sold by him, her or it unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) he, she or it has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and all persons acting on Parent’s behalf concerning the business and operations of Parent and to obtain any additional information to the extent Parent possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) he, she or it has had access to the Parent SEC Reports filed prior to the date of this Agreement. The Stockholder and each of the CI Stockholders acknowledges, as to himself, herself or itself only, that (v) he, she or it is either (A) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act or (B) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in Parent; and (vi) he, she or it understands that the certificates representing the Parent Common Stock to be received by him, her or it may bear legends to the effect that the Parent Common Stock may not be transferred except upon compliance with (C) the registration requirements of the Securities Act (or an exemption therefrom) and (D) the provisions of this Agreement. Any CI Stockholder that is an entity, for itself, represents, warrants and acknowledges, with respect to each holder of its equity interests, to the same effect as the foregoing provisions of this Section 1.12(b).

(c) The Stockholder, each of the CI Stockholders and Lim, severally and not jointly, represents and warrants that the execution and delivery of this Agreement by such Person does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(a)) on such Person or the Company or, after the Closing, the Parent, or prevent consummation of the Business Combination or otherwise prevent the parties hereto from performing their obligations under this Agreement.

1.13 Appointed Director for Purposes of Escrow Agreement. At or prior to the Closing, the Board of Directors of Parent shall appoint one of its existing members (“Appointed Director”) who will continue to serve on Parent’s board following consummation of the Business Combination under the terms of the Voting Agreement to act on behalf of Parent and to take all necessary actions and make all decisions following the Closing pursuant to the Escrow Agreement regarding Parent’s rights under Article VII hereof. In the event the Appointed Director resigns from the Board, he shall have the right to appoint another member of the Board of Directors of Parent who was a director of Parent prior to the Closing Date or some other Person who would qualify as an “independent” director of Parent and who has not had any compensatory business relationship with the Company prior to the Closing to serve as his successor in the role of Appointed Director.

1.14 Certain Registration Rights. At the Closing, Parent and the Stockholder shall execute and deliver a Registration Rights Agreement in the form annexed hereto as Exhibit B with respect to registration of the Transaction Shares (the “Registration Rights Agreement”).

1.15 Stub Period Tax Distributions. Prior to the Lim Buy Out, there shall be distributed by AAI to each of the Stockholder and Lim in accordance with their pro rata interests in AAI, an amount equal to AAI’s net taxable income for the period commencing January 1, 2006 and ending on the date of the distribution (the “Distribution Date”), multiplied by (B) the highest combined marginal Federal and state tax rate applicable to individuals residing in the State of California with respect to such income or gain (taking into account the amount and character of the income or gain) minus (C) all previous tax distributions made by AAI to the Stockholder and Lim in respect of the 2006 and 2007 taxable years, prior to the Distribution Date (the “Stub Period Tax Amounts”). The Stub Period Tax Amounts shall be payable by AAI in cash or in notes issued by AAI to the extent cash is not available, which notes shall be repaid as soon as practicable after Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Subject to the exceptions set forth in Schedule 2 attached hereto (the “Company Schedule”), each of the Company and the Stockholder severally and jointly represents and warrants to, and covenants with, Parent and Merger Sub, as set forth below in this Article II. In addition, Lim, solely with respect to himself, represents and warrants to, and covenants with, Parent and Merger Sub as set forth below in Section 2.3(a), 2.3 (c), 2.4(a), 2.4(c), 2.5(b) and 2.24. In addition, each of the CI Stockholders (other than the Stockholder), solely with respect to himself, herself or itself, represents and warrants to, and covenants with, Parent and Merger Sub as set forth below in Sections 2.3(b), 2.4(a), 2.4(c) and 2.24. As used in this Article II, and elsewhere in this Agreement, the term “Company” includes AAI, CI, LLC and their respective Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates.

2.1 Organization and Qualification.

(a) Each of AAI and each CI company is a corporation, and LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its formation and has the requisite corporate or limited liability company power, as the case may be, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The jurisdiction of formation of each of AAI, each CI company and LLC is as set forth on Schedule 2.1(a) hereto. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the certificate or articles of incorporation, certificate or articles of formation, by-laws and operating agreements (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of each of AAI, each CI company and LLC (and their respective Subsidiaries), as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. The Company is not in violation of any of the provisions of any of the Charter Documents. AAI, LLC and each CI company and their respective Subsidiaries taken together, comprise all of the companies through which all of the American Apparel business or similar or related apparel businesses that are owned and operated jointly by the Stockholder and Lim, including all designing, marketing, branding, manufacturing, distribution and retail store operations in the U.S. and abroad, is operated.

(b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1(b).

(c) The minute books of each of AAI, each CI company and LLC contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders and members (“Corporate Records”) since the time of their respective organization. Copies of such Corporate Records have been heretofore delivered to Parent or Parent’s counsel.

(d) The stock/equity transfer, warrant and option transfer and ownership records of each of AAI, each CI company and LLC contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock, equity interests and other securities of such company since the time of its organization. Copies of such records have been heretofore delivered to Parent or Parent’s counsel.

(e) AAI is a duly qualified “S” Corporation within the meaning of Section 1361 et seq. of the Internal Revenue Code of 1986, as amended. A valid election under IRC § 1362(a) to be treated as an “S” corporation is in effect for AAI. Other than in connection with the transactions contemplated hereby, no action has been taken by any shareholder of AAI or AAI to terminate AAI’s status as an “S” corporation.

2.2 Subsidiaries.

(a) The Company does not have any direct or indirect subsidiaries or participations in joint ventures other than those listed in Schedule 2.2 (the “Subsidiaries”). Except as set forth in Schedule 2.2, the Company does not own all of the outstanding equity securities of its respective Subsidiaries, free and clear of all Liens (as defined in Section 10.2(e)). Except for the Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary that is a corporation or limited liability company is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its state of incorporation or organization (as listed in Schedule 2.2) and has the requisite corporate or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Complete and correct copies of the

Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c) Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d) The minute books of each Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders or membership interest holders since its formation. Copies of the Corporate Records of each Subsidiary have been heretofore been delivered to Parent or Parent’s counsel.

2.3 Capitalization.

(a) The authorized capital stock of AAI consists of 1,000,000 shares of common stock, of which 100,000 shares are issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable and are owned by the Stockholder and Lim in the respective amounts set forth on Schedule 2.3(a) hereto. All of such capital stock of AAI is owned by such Persons free and clear of any Liens (as defined) and, giving effect to the Stockholders Agreements Waivers as defined and provided for under Section 5.11(b) of this Agreement, such Person has all right (including under applicable laws governing marital property) to sell and transfer such capital stock as contemplated by this Agreement and upon such sale and transfer, such capital stock shall be acquired by Merger Sub free and clear of any Liens.

(b) The authorized capital stock of each CI company is as set forth on Schedule 2.3(b). All of the outstanding shares of capital stock of each CI company are validly issued, fully paid and nonassessable and are owned by the Persons who are indicated as CI Stockholders on Schedule 2.3(b) hereto in the respective amounts set forth on Schedule 2.3(b) hereto. All of such capital stock of each CI company is owned by each such Person free and clear of any Liens and, giving effect to the Stockholders Agreements Waivers, such Person has all right (including under applicable laws governing marital property) to transfer such capital stock as contemplated by this Agreement and upon such transfer, such capital stock of each CI company shall be acquired by Parent free and clear of any Liens. The Stockholder is the ultimate owner of all outstanding shares of capital stock of each of the CI companies either directly or through nominees and has sole right and title to all such capital stock and to vote such capital stock and has the authority, power and capacity to cause his nominees to comply with the terms of this Agreement and the transactions contemplated hereby.

(c) The authorized capitalization of LLC consists of one class of membership interests, 50% of which are owned by the Stockholder and 50% of which are owned by Lim. All of LLC’s membership interests are validly issued, fully paid and nonassessable. All of such membership interests are owned by each such Person free and clear of any Liens and, giving effect to the Stockholders Agreements Waivers, such Person has all right (including under applicable laws governing marital property) to sell and transfer such membership interests as contemplated by this Agreement and upon such sale and transfer, such membership interest shall be acquired by AAI as contemplated by Section 5.26 of this Agreement free and clear of any Liens.

(d) As of the date of this Agreement, (i) no shares of Company Capital Stock or any membership interests of LLC or any Subsidiary (“Company Membership Interests”) are reserved for issuance upon the exercise of outstanding options granted to any person (“Company Stock Options”), and (ii) no shares of Company Capital Stock or Company Membership Interests are reserved for issuance upon the exercise of outstanding warrants or other rights (“Company Warrants”). There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option or Company Warrant as a result of the Business Combination.

(e) All outstanding shares of Company Capital Stock and all Company Membership Interests have been issued in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts (as defined in Section 2.19).

(f) Giving effect to the Stockholders Agreements Waivers, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of the Company or any Subsidiary or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(g) Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

(h) Giving effect to the Stockholders Agreement waivers, no outstanding shares of Company Capital Stock or Company Membership Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company.

(i) The authorized and outstanding capital stock of each Subsidiary is as set forth in Schedule 2.3(i) hereto. Except as set forth in Schedule 2.3(i), the Company owns all of the outstanding equity securities and membership interests of each Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries. There are no outstanding options, warrants or other rights to purchase securities or membership interests of any Subsidiary.

2.4 Authority Relative to this Agreement.

(a) Giving effect to the Stockholders Agreement Waivers, AAI, each CI company, LLC, the Stockholder, each of the CI Stockholders and Lim has all necessary power and authority to execute and deliver this Agreement and to perform its, his or her obligations hereunder and to consummate the transactions contemplated hereby (including the Business Combination).

(b) The execution and delivery of this Agreement and the consummation by each of AAI, each CI company and LLC of the transactions contemplated hereby (including the Business Combination) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of AAI, each CI company and LLC (including the approval by its board of directors, managers, members and stockholders, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate or limited liability company proceedings on the part of the Company or its stockholders or members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the Applicable Corporate Laws and the terms and conditions of this Agreement.

(c) This Agreement has been duly and validly executed and delivered by each of AAI, each CI company, LLC, the Stockholder and each of the CI Stockholders, and assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of each such Person, enforceable against each such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d) This Agreement has been duly and validly executed and delivered by Lim and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Lim, enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of AAI, each CI Company, LLC, the Stockholder, the CI Stockholders and Lim do not, and the performance of this Agreement by such Persons shall not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(c)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b) The execution and delivery of this Agreement by each of AAI, each CI Company, LLC the Stockholder, the CI Stockholders and Lim does not, and the performance of its, his or her obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and, if applicable, the Competition Act (Canada) and Investment Canada Act (together, the “Canada Acts”) and the expiration of the required waiting periods thereunder, (iii) the consents, approvals, authorizations and permits described in Schedule 2.5(b) hereto, (iv) for the application with the Canada Revenue Agency for the Section 116 Certificate, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, Parent, U.S. Surviving Corporation or the CI companies or prevent consummation of the Business Combination or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6 Compliance. The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.6, no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any such notice delivered to any other Person). The Company is not in violation of any term of any Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

2.7 Financial Statements.

(a) AAI has provided to Parent audited consolidated financial statements (including any related notes thereto) for the fiscal year ended June 30, 2004, the transition six month period ended December 31, 2004 and draft consolidated financial statements (including any related notes thereto) for the fiscal year ended December 31, 2005 and CI has provided to Parent audited combined financial statements for the fiscal years ended December 31, 2004 and 2005 (collectively, the “Annual Financial Statements”). The Annual Financial Statements were prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States (“U.S. GAAP”) or Canada (“Canada GAAP”), as applicable, applied on a consistent basis throughout the periods involved

(except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of the applicable companies at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b) AAI has provided to Parent a correct and complete copy of the unaudited consolidated financial statements (including any related notes thereto) of AAI for the ten-month period ended October 31, 2006 and CI has provided to Parent a correct and complete copy of the unaudited combined financial statement (including, any notes thereto) of CI for the ten-month period ended October 31, 2006 (collectively, the “Stub Financial Statements”). The Stub Financial Statements comply as to form in all material respects, and were prepared in accordance, with the published rules and regulations of any applicable Governmental Entity and with U.S. GAAP or Canada GAAP, as applicable, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), are consistent with the Annual Financial Statements and fairly present in all material respects the financial position of the applicable companies at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal audit adjustments.

(c) The books of account, minute books, stock certificate books and stock transfer ledgers and other similar books and records of the Company have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(d) The accounts and notes receivable of the Company reflected on the balance sheets included in the Annual Financial Statements and the Stub Financial Statements (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the Company. All inventory reflected on the Annual Financial Statements and the Stub Financial Statements were produced in the ordinary course of business consistent with past practice and represents saleable goods.

(e) LLC has not conducted any operations since January 1, 2004 and has not had any revenues, expenses or losses since such date and has no obligations to any party, whether now owing or which would become owed given the passage of time, except as set forth on Schedule 2.7(e), and has not been audited and has not produced financial statements (nor has it been required to under law or contract) since such date. LLC is not a party to any Company Contract (as defined). LLC has no assets or liabilities.

2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Stub Financial Statements or in the notes to the Annual Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since January 1, 2006, none of which would have a Material Adverse Effect on the Company.

2.9 Absence of Certain Changes or Events. Except as set forth in Schedule 2.9 hereto or in the Stub Financial Statements, since January 1, 2006, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any change in the auditors of the Company, (viii) any issuance of capital stock of the Company, (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10 Litigation.

(a) Schedule 2.10(a) sets forth all claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any director or officer thereof before any court, government department, commission, agency, instrumentality or authority, or any arbitrator.

(b) Except as disclosed in Schedule 2.10(b) hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company, the Stockholder, any of the CI Stockholders or Lim before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Business Combination.

2.11 Employee Benefit Plans.

(a) Schedule 2.11(a) lists all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (individually, a “Plan” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.12 Labor Matters. The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and the Company does not know of any activities or proceedings of any labor union to organize any such employees. Any action, complaint or investigation brought against the Company by the National Labor Relations Board or any other federal, foreign, state, provincial or local government or agency or administrative body since inception of any of AAI or any CI company is listed on Schedule 2.12 hereto.

2.13 Restrictions on Business Activities. Except as disclosed in Schedule 2.13 hereto, to the Company’s knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

2.14 Title to Property.

(a) All real property owned by the Company (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of the Company included in the Stub Financial Statements. The Company has good, valid and marketable fee simple title to the real property owned by it, and except as set forth in the Stub Financial Statements or on Schedule 2.14(a) hereto, all of such real property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 2.14(a) hereto also contains a list of all options or other contracts under which the Company has a right to acquire any interest in real property.

(b) All leases of real property held by the Company, and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of the Company (the “Personal Property”) are shown or reflected on the balance sheet included in the Annual Financial Statements, other than those entered into or acquired on or after January 1, 2006 in the ordinary course of business. The Company has good and marketable title to the Personal Property owned by it, and all such Personal Property is in each case held free and clear of all Liens, except for Liens disclosed in the Annual Financial Statements or in Schedule 2.14 hereto, none of which liens or encumbrances has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

(c) All leases pursuant to which the Company leases from others material real or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

(d) The Company is in possession of, or has valid and effective rights to, all properties, assets and rights (including Intellectual Property) required for the conduct of its business in the ordinary course.

2.15 Taxes.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, foreign, state, provincial, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b) Tax Returns and Audits. Except as set forth in Schedule 2.15 hereto:

(i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the with any Tax authority prior to the date hereof, except such Returns which are not material to the Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due and payable on such Returns. Each member of the LLC and each stockholder of AAI have filed individual Returns as and when required with respect to their ownership of LLC and AAI and has paid all Taxes shown to be due and payable on such Returns.

(ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii) The Company (or in the case of LLC or AAI, any LLC member or AAI stockholder) has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company (or such person), nor has the Company (or any such person) executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) To the knowledge of the Company and the Stockholder, no audit or other examination of any Return of the Company (or any LLC member or AAI stockholder) by any Tax authority is presently in progress, nor has the Company or the Stockholder been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company (or any LLC member or AAI stockholder) has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

(vi) The Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Annual Financial Statements or the Stub Financial Statements, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Company.

(vii) Neither the Company nor the Stockholder has taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger and each Canada Acquisition from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(viii) No transaction or arrangement between a CI company and any person with whom the CI company was not dealing at arm’s length within the meaning of the Income Tax Act (Canada) involving the acquisition, delivery, disposition or provision of property or services or the right to use property or services, took place for consideration that is other than the fair market value for such property, services or right and such transaction or arrangement was made on arm’s length terms and conditions. Each CI company has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada) with respect to all transactions and arrangements between such CI company and any non-resident person, within the meaning of the Income Tax Act (Canada), with whom such CI company was not dealing at arm’s length, within the meaning of the Income Tax Act (Canada).

(ix) None of the CI companies is subject to a liability for Taxes of any other person, including without limitation, liability arising under section 160 of the Income Tax Act (Canada). None of the CI companies has (a) made any payment, (b) is obligated to make any payment, or (c) is a party to any agreement under which it could be obligated to make any payment, that will not be deductible in computing its income under the Income Tax Act (Canada) by virtue of section 67 of the Income Tax Act (Canada).

2.16 Environmental Matters.

(a) Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) the Company has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently operated by the Company (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by the Company were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or, to the Company’s knowledge, during any prior period; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) As used in this Agreement, the term “Environmental Law” means any federal, foreign, state, provincial, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c) As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d) Schedule 2.16(d) sets forth all environmental studies and investigations completed or in process with respect to the Company and/or its subsidiaries or their respective properties or assets, including all phase reports, that are known to the Company. All such written reports and material documentation relating to any such study or investigation has been provided by the Company to Parent.

2.17 Brokers; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed in Schedule 2.17 hereto, no shares of common stock, options, warrants or other securities of either the Company or Parent are payable by the Company, the Stockholder, the CI Stockholders or Lim to any third party by the Company as a result of the Business Combination.

2.18 Intellectual Property.

(a) Schedule 2.18 hereto contains a description of all material Intellectual Property of the Company. For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

“Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company, including software and software programs developed by or exclusively licensed to the Company (specifically excluding any off the shelf or shrink-wrap software).

“Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

“Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

“Company Products” means all current versions of products or service offerings of the Company.

(b) Except as disclosed in Schedule 2.18 hereto, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

(c) The Company owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted or as presently contemplated to be conducted. Except as disclosed in Schedule 2.18 hereto, the Company owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company.

(d) The operation of the business of the Company as such business currently is conducted, including the Company’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company has not received any claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

2.19 Agreements, Contracts and Commitments.

(a) Schedule 2.19(a) hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including without limitation outstanding offers and proposals) of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (I) providing for payments (present or future) to the Company in excess of $50,000 in the aggregate or (II) under which or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Company Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company and (z) without limitation of subclause (x) or subclause (y), each of the following Company Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from the Company by any officer, director, stockholder or holder of derivative securities of the Company (each such person, an “Insider”);

(ii) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from an Insider by the Company;

(iii) any guaranty, direct or indirect, by the Company, a Subsidiary or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iv) any Company Contract of employment or management;

(v) any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(vi) any obligation to register any shares of the capital stock or other securities of the Company with any Governmental Entity;

(vii) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(viii) any collective bargaining agreement with any labor union;

(ix) any lease or similar arrangement for the use by the Company of real property or personal property (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business where the annual lease payments are less than $25,000);

(x) any Company Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property;

(xi) any Company Contract to which any Insider of the Company is a party; and

(xii) any offer or proposal which, if accepted, would constitute any of the foregoing.

(b) Each Material Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies), except where same has not had and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party to a

Material Company Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Company Contracts and offers and proposals, which, if accepted, would constitute Material Company Contracts (or written summaries in the case of oral Material Company Contracts or oral offers and proposals, which if accepted, would constitute Material Company Contracts), and of all outstanding offers and proposals of the Company have been heretofore delivered to Parent or Parent’s counsel.

(c) Except as set forth in Schedule 2.19(c), neither the Company nor, to the best of the Company’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each Material Company Contract to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect.

2.20 Insurance. Schedule 2.20 sets forth the Company’s insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The insurances provided by such Insurance Policies are adequate in amount and scope for the Company’s business and operations, including any insurance required to be maintained by Company Contracts.

2.21 Governmental Actions/Filings.

(a) Except as set forth in Schedule 2.21(a), the Company has been granted and holds, and has made, all Governmental Actions/Filings (as defined below) (including, without limitation, the Governmental Actions/Filings required for (i) emission or discharge of effluents and pollutants into the air and the water and (ii) the manufacture and sale of all products manufactured and sold by it) necessary to the conduct by the Company of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.21(a) hereto, will not expire prior to December 31, 2008, and the Company is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company.

(b) Except as set forth in Schedule 2.21(b), no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

(c) For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, foreign, state, provincial, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.22 Interested Party Transactions.

(a) Except as set forth in the Schedule 2.22 hereto, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees.

(b) Except as set forth in Schedule 2.22, to the Company’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each employee, stockholder, officer or director of the Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company.

(c) Except as set forth in Schedule 2.22, to the knowledge of the Company, no officer, director, manager, member or stockholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company).

(d) The Company is not a guarantor to the debt or other obligations of any of its directors, officers, stockholders, members, employees or affiliates (“Company Guarantees”).

2.23 Board Approval. The board of directors or managers, as they case may be, of each of AAI, each CI company and LLC (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby.

2.24 Stockholder or Member Approval. The shares of Company Capital Stock owned by the Stockholder, the CI Stockholders and Lim constitute, in the aggregate, all of the outstanding capital stock of each of AAI and each CI company, and the Company Membership Interests owned by the Stockholder and Lim constitute, in the aggregate, all of the outstanding equity interest in LLC, and therefore represents, in each case, the requisite amount of shares necessary for the adoption of this Agreement and the approval of the Business Combination by the stockholders or members of each of AAI, each CI company and LLC in accordance with the Company’s Charter Documents and the Applicable Corporate Laws.

2.25 Product Liability; Product Recalls. The Company never been found liable in a cause of action based on any product liability or related claims and has never been a party to any action alleging same. Schedule 2.25 sets forth a detailed description of each recall of any product of the Company since January 1, 2001.

2.26 Lim Option Agreement. The certain agreement by and between the Stockholder and Lim, dated as of November 9, 2006 (“Lim Option Agreement”), by which the Stockholder has the right, at any time before May 1, 2006, 5:00 PM (PDT), to purchase all of the Company Capital Stock and Company Membership Interests currently owned by Lim is in full force and effect and the Stockholder is not in default thereunder.

2.27 Privacy Matters.

(a) Each of the CI companies carries on and has carried on its business in compliance with all applicable laws including the Personal Information Protection and Electronic Documents Act (Canada), the Personal Information Protection Act (Alberta), and the Personal Information Protection Act (British Columbia) (collectively “Privacy Laws”) relating to the protection of information about an identifiable individual which is protected by Privacy Laws (“Personal Information”) wherever such Personal Information may be situate;

(b) Where consent of an individual to the collection, use or disclosure of Personal Information is required, either by law or in accordance with the Privacy Policies such consent has been obtained in accordance with Privacy Law and with the privacy policies of each of the CI companies (the “Privacy Policies”);

(c) All Personal Information held by the CI companies was collected and is used and disclosed by the CI companies for reasonable and legitimate purposes in accordance with Applicable Law and the Privacy Policies;

(d) The CI companies have not transferred Personal Information to any agent or other third party service provider or contractor for any purpose.

(e) There are no pending or proposed changes to Privacy Laws which would render unlawful or restrict the operations of the CI companies, or any part thereof, or the manufacture, sale, distribution or provision of any products or services by the CI companies; and

(f) No Investigations, Orders or Offences. There are no current or unresolved requests for access to Personal Information and the CI companies have not been the subject of a complaint, audit, review, investigation or inquiry or similar proceeding, made under any Privacy Law.

2.28 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

2.29 Survival of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall survive the Closing until the end of the Escrow Period.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Parent Schedule”), Parent represents and warrants to, and covenants with, the Company as follows:

3.1 Organization and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Charter Documents of Parent, as amended and currently in effect, have been heretofore delivered to the Company. Parent is not in violation of any of the provisions of Parent’s Charter Documents.

(b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

3.2 Subsidiaries.

(a) Except for the Merger Sub, which is a wholly-owned subsidiary of Parent, Parent has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) The Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of its formation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. The Merger Sub is not in violation of any of the provisions of its Charter Documents.

(c) The Merger Sub does not have any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever except such obligations and liabilities as are imposed under this Agreement.

3.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which 19,910,745 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable.

(b) Except as set forth in Schedule 3.3(b), (i) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock or Parent Preferred Stock granted to employees of Parent or other parties (“Parent Stock Options”) and there are no outstanding Parent Stock Options; (ii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock (“Parent Warrants”) and there are no outstanding Parent Warrants; and (iii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities (“Parent Convertible Securities”). All shares of Parent Common Stock and Parent Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.19). Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

(c) The shares of Parent Common Stock to be issued by Parent in connection with the Business Combination, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Parent Common Stock will be fully paid and nonassessable.

(d) Except as set forth in Schedule 3.3(d) or as contemplated by this Agreement or the Parent SEC Reports (as defined in Section 3.7), there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which the Parent is a party or by which the Parent is bound with respect to any equity security of any class of the Parent.

(e) Except as provided for in this Agreement or as set forth in Section 3.3(e), as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of the Parent are issuable and no rights in connection with any shares, warrants, options or other securities of the Parent accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

3.4 Authority Relative to this Agreement. Each of Parent and the Merger Sub has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that Parent or the Merger Sub has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent’s and the Merger Sub’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Business Combination). The execution and delivery of this Agreement and the consummation by Parent and the Merger Sub of the transactions contemplated hereby (including the Business Combination) have been duly and validly authorized by all necessary corporate action on the part of Parent and the Merger Sub (including the approval by their respective Boards of Directors), and no other corporate proceedings on the part of Parent or any of the Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Parent Stockholder Approval (as defined in Section 5.1(b)). This Agreement has been duly and validly executed and delivered by Parent and the Merger Sub and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent and the Merger Sub, enforceable against Parent and the Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and the Merger Sub do not, and the performance of this Agreement by Parent and the Merger Sub shall not: (i) conflict with or violate Parent’s or the Merger Sub’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s or the Merger Sub’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any Parent Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent.

(b) The execution and delivery of this Agreement by Parent and the Merger Sub do not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent or Merger Sub is qualified to do business, (ii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder, (iii) the filing of the Section 116 Certificate and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or prevent consummation of the Business Combination or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6 Compliance. Parent has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. The business and activities of Parent have not been and are not being conducted in violation of any Legal Requirements. Parent is not in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by Parent.

3.7 SEC Filings; Financial Statements.

(a) Parent has made available to the Company and the Stockholder the CI Stockholders and Lim a correct and complete copy of each report and registration statement filed by Parent with the SEC (the “Parent SEC Reports”), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement. All Parent SEC Reports required to be filed by Parent in the twelve (12) month period prior to the date of this Agreement were filed in a timely manner. As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning any Parent SEC Report as of any time other than the date or period with respect to which it was filed.

(b) Except as set forth in Schedule 3.7(b), each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

3.8 No Undisclosed Liabilities. Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in Parent SEC Reports that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof, and (ii) liabilities incurred since January 1, 2006 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent.

3.9 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since January 1, 2006, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Parent’s capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Parent, (vii) any issuance of capital stock of Parent, or (viii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business.

3.10 Litigation. There are no claims, suits, actions or proceedings pending or to Parent’s knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or have a Material Adverse Effect on the ability of the parties hereto to consummate the Business Combination.

3.11 Employee Benefit Plans. Except as may be contemplated by the Parent Plan (as defined in Section 5.1(b)), Parent does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12 Labor Matters. Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent and Parent does not know of any activities or proceedings of any labor union to organize any such employees.

3.13 Restrictions on Business Activities. Since its organization, Parent has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the Parent Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

3.14 Title to Property. Parent does not own or lease any real property or personal property. Except as set forth in Schedule 3.14, there are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in real property or personal property.

3.15 Taxes. Except as set forth in Schedule 3.15 hereto:

(a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority prior to the date hereof, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all Taxes shown to be due on such Returns.

(b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c) Parent has not been delinquent in the payment of any material Tax that has not been accrued for in Parent’s books and records of account for the period for which such Tax relates nor is there any material Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

(f) Parent has no liability for any material unpaid Taxes which have not been accrued for or reserved on Parent’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent.

(g) Parent has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger and each Canada Acquisition from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.16 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) Parent has complied with all applicable Environmental Laws; (ii) Parent is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) Parent has not been associated with any release or threat of release of any Hazardous Substance; (iv) Parent has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and (v) Parent is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17 Brokers. Except as set forth in Schedule 3.17, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18 Intellectual Property. Parent does not own, license or otherwise have any right, title or interest in any material Intellectual Property or material Registered Intellectual Property, except non-exclusive rights to the name “Endeavor” and “SPAC”.

3.19 Agreements, Contracts and Commitments.

(a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, and with respect to confidentiality and nondisclosure agreements, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than $25,000, or (b) may not be cancelled by Parent on 30 days’ or less prior notice (“Parent Contracts”). All Parent Contracts are listed in Schedule 3.19 other than those that are exhibits to the Parent SEC Reports.

(b) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, each Parent Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore delivered to the Company.

(c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

3.20 Insurance. Except for directors’ and officers’ liability insurance, Parent does not maintain any Insurance Policies.

3.21 Interested party Transactions. Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement: (a) no employee, officer, director or stockholder of Parent or a member of his or her immediate family is indebted to Parent nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent; (b) to Parent’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent; and (c) to Parent’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

3.22 Indebtedness. Parent has no indebtedness for borrowed money.

3.23 American Stock Exchange Quotation. Parent Common Stock is quoted on the American Stock Exchange (“AMEX”). There is no action or proceeding pending or, to Parent’s knowledge, threatened against Parent by the American Stock Exchange with respect to any intention by such entity to prohibit or terminate the quotation of such securities thereon.

3.24 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Business Combination and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Business Combination is in the best interests of the stockholders of Parent, and (iii) determined that the fair market value of the Company is equal to at least 80% of Parent’s net assets.

3.25 Trust Fund. As of the date hereof and at the Closing Date, Parent has and will have no less than $124,043,336 invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Escrow Agent (the “Trust Fund”), less any amounts contemplated as being deducted from or reserved against such Trust Fund in Section 5.25 of this Agreement.

3.26 Governmental Filings. Except as set forth in Schedule 3.26, Parent has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Parent of its business (as presently conducted) or used or held for use by Parent, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.26, will not expire prior to December 31, 2008, and Parent is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Parent.

3.27 WTO Investor. Parent is a “WTO Investor” under the Investment Canada Act.

3.28 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

3.29 Survival of Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall survive until the Closing.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by the Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, the Stockholder, Parent and the Merger Sub shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, the Stockholder, Parent and the Merger Sub shall not do any of the following:

(a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or Parent, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property of the Company, or Parent as applicable;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; provided, however, that AAI shall be permitted to make distributions of Stub Period Tax Amounts to the Stockholder and Lim in accordance with Section 1.15;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company and Parent, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to agreements in effect on the date hereof;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

(g) Amend its Charter Documents;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j) Except as disclosed in Schedule 2.22 and except for borrowing under the Company’s existing credit facilities in the ordinary course of business or any new borrowing arrangements entered into by the Company for the purpose of operating the business in the ordinary course or replacing currently existing mezzanine borrowing in the approximate amount of $15 million with C3 Capital Partners and syndicated lenders, incur any indebtedness for borrowed money in excess of $25,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, nor shall the Company modify or terminate any of its existing credit facilities;

(k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Stub Financial Statements or in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

(m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Company Contract or Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

(p) Engage in any action that could reasonably be expected to cause the Merger or any Canada Acquisition to fail to qualify as a “reorganization” under Section 368(a) of the Code;

(q) Settle any litigation to which an Insider is a party or where the consideration given by the Company is other than monetary;

(r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(s) Form, establish or acquire any subsidiary except as contemplated by this Agreement;

(t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(u) Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

(v) Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

(w) Except as disclosed in Schedule 2.22, enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates other than the payment of salary and benefits in the ordinary course of business consistent with past practice; or

(x) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (w) above.

4.2 Exclusivity.

(a) Each of the Stockholder, each CI Stockholder and Lim, and the Company shall not, and the Company shall use reasonable best efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any person or entity (other than the Parent) concerning any Acquisition Transaction or (ii) take any other action intended or designed to facilitate the efforts of any person or entity (other than Parent) relating to a possible Acquisition Transaction. For purposes of this Agreement, the term “Acquisition Transaction” shall mean any of the following involving the Company or any subsidiary of the Company: (i) any merger, consolidation, share exchange, business combination or other similar transaction; or (ii) any sale, lease, exchange, transfer or other disposition of any of the assets of the Company or Subsidiaries (other than in the normal course of business consistent with past practice) or any shares of the capital stock of the Company or any Subsidiary in a single transaction or series of transactions.

(b) In the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into, an Acquisition Transaction, communicated to the Company, the Stockholder, any CI Stockholder or Lim or any of their representatives or agents, such party shall immediately (and in no less than 48 hours) give written notice of same to the Parent.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Audited Financials; Proxy Statement; Special Meeting.

(a) Intentionally Omitted.

(b) As soon as is reasonably practicable after receipt by Parent from the Company of all financial information required for the proxy materials discussed below and other information relating to the Company as Parent may reasonably request for its preparation, and the Fairness Opinion (as defined) has been obtained by Parent from a qualified investment bank, Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of: (i) the adoption of this Agreement and the approval of the Business Combination (“Parent Stockholder Approval”); (ii) the change of the name of Parent to a name selected by the Company (the “Name Change Amendment”); (iii) an increase in the number of authorized shares of Parent Common Stock to 120 million shares (the “Capitalization Amendment”); (iv) an amendment to remove the preamble and Sections A through D, inclusive, of Article Sixth from Parent’s Certificate of Incorporation from and after the Closing and to redesignate and restate Section E as Article Sixth and to otherwise ensure that the provisions contemplated by the Voting Agreement are permitted; and (v) the adoption of a Performance Equity Plan in form and substance reasonably acceptable to Parent and the Stockholder (“Parent Plan”), at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Special Meeting”). The Parent Plan shall provide that an aggregate of 7,710,000 shares of Parent Common Stock shall be reserved for issuance pursuant to the Parent Plan. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Parent Common Stock (the “Proxy Statement”). The Company shall furnish to Parent on a timely basis all information concerning the Company (or any of the Subsidiaries) as Parent may reasonably request in connection with the preparation of the Proxy Statement. The Company and its counsel shall be given an opportunity to review, comment on and approve (which such approval shall not be unreasonably withheld, delayed or conditioned) the Proxy Statement prior to its filing with the SEC. Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use best efforts to cause the Proxy Statement to be approved for issuance by the SEC as promptly as practicable. Parent shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued pursuant to the Business Combination to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by the company, holders of the Company Capital Stock reside and to take any other such actions that may be necessary to enable the Parent Common Stock to be issued pursuant to the Business Combination in each such jurisdiction.

(c) As soon as practicable following its approval by the Commission, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the Delaware General Corporate Law (“DGCL”) and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Business Combination and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting.

(d) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company (and the Subsidiaries) supplied by the Company for inclusion in the Proxy Statement will not as of date of its distribution to the holders of Parent Common Stock (or any amendment or supplement thereto) or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(e) Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Business Combination, and shall otherwise use best efforts to obtain the Parent Stockholder Approval.

(f) The Company also shall cooperate with Parent and provide all information reasonably requested by Parent in connection with any application or other filing made to maintain or secure listing of Parent’s securities on the American Stock Exchange, Nasdaq, OTC-BB or other exchange or trading market.

5.2 Directors and Officers of Parent and the Surviving Corporations. Subject to limitations imposed under applicable laws, the parties shall take all necessary actions so that the persons listed in Schedule 5.2 (as same shall be completed prior to Closing) are elected to the positions of officers and directors of Parent and U.S. Surviving Corporation, effective immediately after the Closing. The Stockholder and those stockholders of Parent stated to be parties thereto shall enter into a Voting Agreement in the form of Exhibit C hereto concurrently with the execution of this Agreement.

5.3 Public Disclosure. From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Parent (in the case of the Company and the Stockholder) or the Company (in the case of Parent and Merger Sub), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably delay, withhold or condition approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

5.4 Other Actions.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which the Company may review and comment upon prior to filing. Any language included in such Current Report that reflects the Company’s comments, as well as any text as to which the Company has not commented upon being given a reasonable opportunity to comment, shall, notwithstanding the provisions of Section 5.3, be deemed to have been approved by the Company and may henceforth be used by Parent in other filings made by it with the SEC and in other documents distributed by Parent in connection with the transactions contemplated by this Agreement without further review or consent of the Stockholder or the Company. Promptly after the execution of this Agreement, Parent and the Company shall also issue a press release announcing the execution of this Agreement (“Press Release”).

(b) At least five (5) days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and such other information that may be required to be disclosed with respect to the Business Combination in any report or form to be filed with the SEC (“Closing Form 8-K”), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Parent and the Company shall prepare the press release announcing the consummation of the Business Combination hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall file the Closing Form 8-K with the SEC and distribute the Closing Press Release.

5.5 Required Information. In connection with the preparation of the Signing Form 8-K, Closing Form 8-K and Press Release, or any other statement, filing, notice or application made by or on behalf of Parent and/or the Company to any third party and/or any Governmental Entity in connection with the Business Combination or the other transactions contemplated hereby, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of Parent and the Company to be elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Business Combination. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.6 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party (i) will destroy or return or cause to be returned to the other all documents and other material obtained from the other in connection with the Business Combination contemplated hereby, and (ii) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Business Combination contemplated hereby.

(b) Access to Information.

(i) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Business Combination.

(ii) Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including the status of business or product development efforts, properties, results of operations and personnel of Parent, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Business Combination.

5.7 Cashless Exercise of Warrants. The parties hereto agree that, in connection with any redemption of Parent’s outstanding warrants, Parent shall offer holders thereof the opportunity to exercise such warrants on a cashless basis.

5.8 Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, the Merger Sub, the Company and the Stockholder agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Business Combination and the other transactions contemplated by this Agreement, including using best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including without limitation the consents referred to in Schedule 2.5 of the Company Disclosure Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and each of AAI and each CI company and its respective board of directors shall, if any state or provincial takeover statute or similar statute or regulation is or becomes applicable to the Business Combination, this Agreement or any of the transactions contemplated by this Agreement, use its best efforts to enable the Business Combination and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

(b) Each of the Company, the Stockholder and Parent shall further cooperate with each other and use their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Business Combination and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of the Company and Parent) and/or any Governmental Entity in order to consummate the Business Combination or any of the other transactions contemplated hereby. This obligation shall include, on the part of Parent, sending a termination letter to Escrow Agent in substantially the form of Exhibit A attached to the Investment Management Trust Agreement by and between Parent and Escrow Agent dated as of December 15, 2005. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company, the Stockholder and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Business Combination and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company, the Stockholder and Parent shall act reasonably and as promptly as practicable.

(c) Each of the CI Stockholders and Lim shall take such actions and execute all documents necessary, proper and advisable to consummate the transactions contemplated hereby. The foregoing obligations shall include providing all information concerning each of them and/or their ownership of AAI, LLC or any CI company required to be included in the Proxy Statement, 8-Ks, stock exchange listing applications and other filings described in this Agreement.

5.9 Treatment as a Reorganization. Neither Parent, the Company, the Stockholder, any of the CI Stockholders, nor Lim shall take any action prior to or following the Business Combination that could reasonably be expected to cause the Merger or any Canada Acquisition to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

5.10 No Parent Common Stock Transactions. The Stockholder and each of the CI Stockholders shall not, prior to 36 months after the Closing, sell, transfer or otherwise dispose of an interest in any of the shares of Parent Common Stock he, she or it receives as a result of the Business Combination other than as permitted pursuant to the Lock-Up Agreement in the form of Exhibit D hereto executed by such Persons concurrently with the execution of this Agreement.

5.11 Certain Claims.

(a) As additional consideration for the transactions prescribed hereby, each of the Stockholder, each CI Stockholder and Lim hereby releases and forever discharges, effective as of the Closing Date, each other and the Company and Subsidiaries and their respective directors, officers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from such Person’s (i) status as a holder of an equity interest in the Company or any Subsidiary; and (ii) employment, service, consulting or other similar agreement entered into with the Company or any Subsidiary prior to Closing to the extent that the basis for claims under any such agreement that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations of such Persons set forth in this Agreement or any other documents executed in connection with the transactions contemplated hereby.

(b) Each party to the (a) stockholders agreement by and among AAI, the Stockholder and Lim in its current form (“AAI Stockholders Agreement”), (b) stockholders agreement by and among any CI company and any of the CI Stockholders in its current form (“CI Stockholders Agreements”) and (c) operating agreement of LLC in its current form (“LLC Operating Agreement” and collectively, with the AAI Stockholders Agreement, CI Stockholders Agreement and any nominee agreements, the “Stockholders Agreements”) hereby irrevocably waives, solely with respect to this Agreement and the transactions and the other documents contemplated hereby, any rights he, she or it may have thereunder that would prevent any Person from executing and delivering this Agreement or performing its obligations hereunder or which would otherwise diminish the rights of any party to this Agreement or prevent the consummation of the Business Combination. Each such Person also hereby agrees that each of the Stockholders Agreements shall be immediately and automatically terminated not later than the date of the Closing and each party thereto hereby automatically waives, effective as of the Closing and only upon consummation of the Business Combination, any and all claims and rights whatsoever that he, she or it may have against any other party thereto with respect to any matter thereunder. Notwithstanding the foregoing, the LLC Operating Agreement shall not so terminate and shall be restated and amended, effective as of the Closing Date, in such form and substance as Parent may determine. All of the waivers, terminations and other actions contemplated by this Section 5.11(b) shall be referred to collectively in this Agreement as the “Stockholders Agreements Waivers.”

5.12 No Securities Transactions. Neither the Company or the Stockholder, nor any of the CI Stockholders or Lim or any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

5.13 No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, the Company, the Stockholder, each of the CI Stockholders and Lim acknowledges that they have read Parent’s final prospectus dated December 15, 2005 and understand that Parent has established the Trust Fund for the benefit of Parent’s public stockholders and that Parent may disburse monies from the Trust Fund only (a) to Parent’s public stockholders in the event they elect to convert their shares into cash in accordance with Parent’s Charter Documents and/or the liquidation of Parent or (b) to Parent after it consummates a business combination. The Company, the Stockholder, each of the CI Stockholder and Lim further acknowledge that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by December 15, 2007, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company, the Stockholder, each of the CI Stockholders and Lim for themselves and their subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against Parent and the Merger Sub to collect from the Trust Fund any monies that may be owed to them by Parent or the Merger Sub for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent or the Merger Sub (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of Parent.

5.14 Disclosure of Certain Matters.

(a) Each of Parent, the Company and the Stockholder will provide the others with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus. The parties shall have the obligation to supplement or amend the Company Schedules and Parent Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a), 7.1(a)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be deemed made as of the date of the December 2006 Agreement with reference to the Disclosure Schedules as they existed at the time of execution of the December 2006 Agreement, other than the Amended Schedules, which shall speak as of the date of this Agreement, subject to changes expressly contemplated by this Agreement or which are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

(b) Each of the CI Stockholders and Lim will provide Parent with prompt written notice of any event, development or condition that would cause any of such Person’s representations and warranties to become untrue or misleading or which may affect his, her or its ability to consummate the transactions contemplated by this Agreement,

5.15 AMEX Listing. Parent shall use its best efforts to continue listing of the Parent Common Stock, the Units issued in Parent’s initial public offering and the class of warrants included in such Units on the American Stock Exchange. If continued listing is not secured by the Closing, the parties shall continue to use their best efforts after the Closing to obtain such listing. The Company will use its best efforts to provide Parent with information regarding the Company required in connection therewith.

5.16 Charter Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Parent as provided in the Charter Documents of Parent or in any indemnification agreements shall survive the Business Combination and shall continue in full force and effect in accordance with their terms.

(b) For a period of six (6) years after the Closing Date, the Parent and U.S. Surviving Corporation shall cause to be maintained in effect the current policies of directors and officers liability insurance maintained by Parent and the Company, respectively, (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.16.

(d) The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Parent for all periods ending on or before the Closing Date and may not be changed without the consent of the Appointed Director.

5.17 Stockholder Obligations.

(a) The Stockholder, each of the CI Stockholders and Lim shall repay to the Company, on or before the Closing, all direct and indirect indebtedness and other obligations owed by them to the Company, including the indebtedness and other obligations described in Schedule 2.22 and all other amounts owed by them to the Company.

(b) The Company, the Stockholder, each of the CI Stockholders and Lim, and shall take all necessary actions prior to the Closing to terminate (effective and conditioned up on the Closing) of any and all guarantees furnished by the Company on behalf of any such person, including the Company Guarantees, if any, and as otherwise described in Schedule 2.22.

5.18 Certain Financial Information. Within 30 days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to Parent unaudited consolidated financial statements of the Company (including for each of AAI and the CI companies) for such month, including a balance sheet, statement of operations, statement of cash flows and statement of stockholders’ equity, that are certified as correct and complete by the Chief Executive Officer and Chief Financial Officer of the Company, prepared in accordance with the U.S. GAAP applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and may be subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

5.19 Access to Financial Information. The Company will, and will cause its auditors to, (a) continue to provide Parent and its advisors full access to all of the Company’s financial information used in the preparation of its Annual Financial Statements and Stub Financial Statements and the financial information furnished pursuant to Section 5.18 hereof and (b) cooperate fully with any reviews performed by Parent or its advisors of any such financial statements or information.

5.20 Intentionally Omitted.

5.21 Intentionally Omitted.

5.22 HSR. If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Parent and the Company shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be shared equally by Parent and the Company.

5.23 Company Contract Consents. As soon as practicable after the date hereof and prior to the Closing Date, the Company and the Stockholder shall use best efforts to negotiate with each party to each of the Material Company Contracts and take reasonable action to obtain the consent of each such party required for the assignment of each Company Contract to the Parent or Merger Sub, as appropriate, in each case without change to the terms or provisions of such Company Contract and without the payment of any consideration and to obtain the consent to the Business Combination and related transactions from any third party for which consent is required, including but not limited to all lessors, US Bank, N.A., and C3 Capital Partners, L.P. (collectively, the “Company Contract Consents”). Each Company Contract Consent shall be conditioned upon the consummation of the Business Combination and shall be effective as of the Closing Date.

5.24 Parent Borrowings. Through the Closing, Parent shall be allowed to borrow funds from its directors, officers and/or stockholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest bearing basis and repayable at Closing. The proceeds of such loans shall not be used for the payment of salaries, bonuses or other compensation to any of Parent’s directors, officers or stockholders.

5.25 Trust Fund Disbursement. The Trust Fund shall be dispersed to Parent immediately upon the Closing in an amount not less than $124,043,336, less any amounts required to pay to Lim under Section 5.28 of this Agreement and payments and reserves contemplated hereby, including as follows:

(a) Adequate reserves shall be made by Parent for payments to stockholders of Parent electing to convert their shares of Parent common stock into cash as provided in the Parent’s Charter Documents.

(b) All other liabilities of Parent due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all Parent tax liabilities and the payment at Closing of professional and other fees and expenses related to these transactions, and adequate reserves shall be made against amounts distributed from the Trust Fund therefor.

(c) Parent shall repay at Closing all indebtedness set forth on Schedule 5.25(c) in the amounts and to the Persons set forth on such schedule.

(d) As soon as practicable after Closing, Parent shall cause cash bonuses in an aggregate amount of up to $2,500,000 to be paid to certain employees of the Company to be identified on a schedule to be delivered by the Company to Parent at or prior to the Closing.

5.26 Transfer of LLC Interest. Immediately prior to the Closing, the Stockholder, Lim and the LLC shall cause all then outstanding membership interests of the LLC to be transferred to AAI (or such other entity that is party to this Agreement as may be selected by Parent) without any consideration being paid by AAI or any other entity. The LLC membership interests transferred to AAI (or such other designee) shall be free and clear or all Liens and all necessary waivers and consents required to make the transfer as contemplated hereby shall have been obtained by the LLC and the holders of the membership interests.

5.27 Noncompete.

(a) For a period of four years from the date of the Closing, none of the Stockholder, any CI Stockholder or Lim shall, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Parent, the Company or their respective Subsidiaries or Affiliates:

(i) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner, including as an employee, advisor or consultant or similar role, with any business engaged, in the geographical areas referred to in Section 5.27(b) below, in the design, research, development, marketing, sale, branding or licensing of products or services that are substantially similar to or competitive with the business of Parent, the Company or any of their respective Subsidiaries; or

(ii) Recruit, attempt to hire, solicit, or assist others in recruiting or hiring, in or with respect to the geographical areas referred to in Section 5.27(b) below, any person who is an employee of Parent, the Company or any of their respective Subsidiaries or Affiliates or induce or attempt to induce any such employee to terminate his employment with Parent, the Company or any of their respective Subsidiaries or Affiliates.

(b) The geographical areas in which the restrictions provided for in this Section apply include all cities, counties and states of the United States, and all other countries in which Parent, the Company (or any of their respective Subsidiaries or Affiliates) are conducting business at the time in question, whether or not any of Parent, the Company (or such Subsidiary or Affiliate) has an actual physical presence in such location. Each of the Stockholder, each CI Stockholder and Lim acknowledges that (i) the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section applies are fair and reasonable and are reasonably required for the protection of Parent, the Company and their respective Subsidiaries and Affiliates, (ii) this Agreement accurately describes the business to which the restrictions are intended to apply and (iii) the obligations and restrictions provided for herein are an integral part of the consideration motivating Parent to enter into this Agreement.

(c) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, each of the Stockholder, each CI Stockholder and Lim agrees with Company that for a period of four years from the date of the Closing, he or it will not, either for himself or itself or for any other person or entity, directly or indirectly (other than for Parent, the Company and any of their respective Subsidiaries or Affiliates), solicit business away from, or attempt to sell, license or provide the same or similar products or services as are then provided by Parent, the Company or any Subsidiary or Affiliate thereof to any customer of Parent, the Company or their respective Subsidiaries and Affiliates.

(d) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, each of the Stockholder, each CI Stockholder and Lim agrees that, for a period of four years from the Closing, he will not, either for himself or itself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any executive, employee, consultant or contractor of Parent, the Company or any Subsidiary or Affiliate thereof, to terminate his or her employment or his, her or its services with, Parent, the Company or any Subsidiary or Affiliate thereof or to take employment with another party.

(e) It is the intent of the parties that the provisions of this Section will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, the Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

5.28 Exercise under Lim Option Agreement. The Company, Parent, Lim and the Stockholder hereby covenant and agree as follows:

(a) It is acknowledged that the Stockholder shall have the right, but not the obligation, to exercise his rights under the Lim Option Agreement prior to Closing of the Business Combination for the Stockholder to consummate the purchase of Lim’s Company Capital Stock and Company Membership Interests contemplated thereby (“Lim Buy Out”).

(b) In the event that the Lim Buy Out is not consummated by the Stockholder prior to Closing for any reason, as part of and in connection with and as a condition to the Merger, Parent shall consummate the Lim Buy Out, rather than Stockholder, by paying to Lim the Lim Payment Amount (as defined) in cash for the surrender of all of his Company Capital Stock and Company Membership Interests and such cash payment shall be deemed part of the consideration paid by Parent for the Merger. Lim shall immediately surrender his Company Capital Stock and Company Membership Interests concurrently with his receipt of the Lim Payment Amount. For the avoidance of doubt, the number of Transaction Shares shall not be reduced by Parent’s consummation of the Lim Buy Out pursuant to this Section 5.28(c).

(c) The period under which the Lim Buy Out may occur is hereby extended from May 1, 2007 to the earlier of the consummation of the Lim Buy Out and termination of this Agreement. In consideration of the foregoing, it is hereby agreed that, in the event the Lim Buy Out occurs after May 1, 2007, then, in addition to the $60 million purchase price provided under the Lim Option Agreement for the purchase all of Lim’s Company Capital Stock and Company Membership Interests, the buyer thereof shall also pay an additional cash price (“Additional Purchase Price”) on the $60 million purchase price at a rate equal to 20% per annum, compounded monthly, from May 1, 2007 through the date the Lim Buy Out is consummated. The $60 million purchase price plus any Additional Purchase Price shall be referred to as the “Lim Payment Amount.” Each of Lim and the Stockholder hereby agree that the Lim Option Agreement shall be deemed amended and modified as provided in this Section 5.28(c).

(d) Neither Lim nor the Stockholder nor any other party to this Agreement shall agree to any terms in the Lim Buy Out that would adversely affect the other terms of this Agreement or the ability of any party to otherwise consummate the Merger as contemplated by this Agreement.

(e) In connection with the consummation of the Lim Buy Out, the Company and Parent shall cause Lim to be released from any and all personal guarantees made or given by him on behalf of the Company or any Subsidiary thereof and Lim shall otherwise be afforded all releases provided for under the Lim Option Agreement.

(f) Lim agrees that he shall not, until after such time as this Agreement is terminated, sell or transfer any Company Capital Stock or Company Membership Interests to any party other than the Stockholder or Parent as contemplated hereby or cause any Lien to be placed thereon.

(g) Each of the Stockholder and Lim agrees that any default or breach under the Lim Option Agreement that may currently exist or arise after the date hereof and prior to the earlier of the Closing and termination of this Agreement is waived and suspended until such time as the transactions contemplated by this Agreement are consummated or this Agreement is terminated. Each of the Stockholder and Lim agrees that he will not terminate or cause a termination of the Lim Option Agreement prior to the earlier of the Closing and the termination of this Agreement.

(h) Notwithstanding anything to the contrary contained herein or in the Lim Option Agreement and without in any way contradicting, modifying or restricting the nature and extent of the express obligations of a party hereto contained in this Section 5.28 and Lim’s right to seek the full extent of damages in the event of a breach, neither Parent nor the Company or any Subsidiary thereof shall be obligated to indemnify Lim or hold him harmless for any liability existing or arising from any circumstances existing prior to the Lim Buy Out.

5.29 [Reserved]

5.30 Section 116 Filing. As soon as practicable after execution of this Agreement, Parent, the Company and the Stockholder shall cause to be prepared and filed all necessary documents and applications necessary to obtain the Section 116 Certificate. Each party shall bear its owns costs in connection with the preparation and filing of the Section 116 Certificate. Any tax liabilities, penalties or interest owed with respect to any taxes or other matters related to the Company’s operations or interests in Canada shall be the responsibility of the Company.

5.31 Employee Matters. Parent hereby covenants and agrees that immediately following the Closing Date, Parent shall allocate (in accordance with a scheduled delivered to Parent by the Stockholder) an aggregate of 2,710,000 shares of Parent Common Stock available under the Parent Plan for issuance to or for the benefit of those employees of Parent who (i) were employees of the Company as of the date immediately prior to the Closing Date and (ii) are identified by the Stockholder prior to the Closing or no later than the last day of the 90-day period immediately following the Closing Date, which shares shall be issued directly to or for the benefit of such employees pursuant to the terms of the Parent Plan no earlier than the date an effective registration statement on Form S-8 has been filed with respect to the Parent Plan and such shares.

5.32 Key Person Insurance. The Company will use commercially reasonable best efforts to secure and maintain key person insurance on the life of the Stockholders for the benefit of the Company in the amount, when aggregated with any existing policies, of $100 million.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1 Conditions to Obligations of Each Party to Effect the Business Combination. The respective obligations of each party to this Agreement to affect the Business Combination shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Parent Stockholder Approval. The Parent Stockholder Approval, the Name Change Amendment and the Capitalization Amendment shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the laws of the State of Delaware and the Parent Charter Documents and an executed copy of an amendment to Parent’s Certificate of Incorporation reflecting the Name Change Amendment and the Capitalization Amendment shall have been filed with the Delaware Secretary of State to be effective as of the Closing.

(b) Parent Common Stock. Holders of twenty percent (20%) or more of the shares of Parent Common Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Parent’s Charter Documents.

(c) Stock Quotation or Listing. The Parent Common Stock at the Closing will be listed on the American Stock Exchange or Nasdaq or quoted on the OTC BB and there will be no action or proceeding pending or threatened against Parent to prohibit or terminate such listing or quotation.

(d) HSR Act. All specified waiting periods under the HSR Act shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination, substantially on the terms contemplated by this Agreement.

(e) Lim Buy Out Completion. The Lim Buy Out shall have been consummated as provided under Section 5.28 and Lim shall have received written assurances from the Company, Parent and the Stockholder that each of their respective covenants, obligations and agreements in favor of Lim that arise from the Lim Buy Out shall be and remain fully enforceable pursuant to their terms and conditions or that same have been satisfied.

(f) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination, substantially on the terms contemplated by this Agreement.

6.2 Additional Conditions to Obligations of the Company and Stockholder. The obligations of the Company and the Stockholder to consummate and affect the Business Combination shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Stockholder:

(a) Representations and Warranties. Each representation and warranty of Parent contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of the December 2006 Agreement (except with respect to Merger Sub, which shall be true and correct as of the date hereof) and (B) subject to the provisions of the last sentence of Section 5.14, on and as of the Closing Date, with the same force and effect as if made on the Closing Date and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of the December 2006 Agreement (except with respect to Merger Sub, which shall be true and correct as of the date hereof) and (B) subject to the provisions of the last sentence of Section 5.14, on and as of the Closing Date, with the same force and effect as if made on the Closing Date in all material respects as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent (“Parent Closing Certificate”).

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or will not, constitute a Material Adverse Effect with respect to Parent, and the Parent Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Parent Common Stock to be issued by Parent in connection with the Business Combination and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. Parent shall have obtained all consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and the Parent Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

(f) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act.

(g) Opinion of Counsel. Each of the Stockholder and the Company shall have received an opinion from (i) Graubard Miller, Parent’s counsel, substantially in the form of Exhibit E annexed hereto, and (ii) from Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) or, in the event Skadden does not deliver such opinion, other legal counsel reasonably acceptable to the Stockholder, to the effect that each Canada Acquisition constitutes a reorganization within the meaning of section 368(a) of the Code. Graubard Miller shall be deemed reasonably acceptable to the Stockholder for this purpose.

(h) Resignations. The persons currently in the directorships and officers of Parent shall have resigned from all of their positions and offices with Parent necessary to give effect to the Voting Agreement and the other agreements contemplated hereby.

(i) Trust Fund. Parent shall have made appropriate arrangements to have the Trust Fund, which shall contain no less than the amount referred to in Section 3.25, dispersed to Parent immediately upon the Closing and in accordance with Section 5.25.

(j) Stockholder Employment Agreement. An Employment Agreement in the form of Exhibit F hereto between Parent and the Stockholder shall have been executed and delivered at Closing by Parent.

(k) Voting Agreement. The Voting Agreement shall be in full force and effect, and the Company’s designees thereunder shall have been elected to Parent’s Board of Directors.

(l) Other Deliveries. At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by Parent’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

6.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and affect the Business Combination shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of the December 2006 Agreement (except with respect to the representations and warranties set forth in Sections 2.1(a), 2.1(b), 2.3(b), 2.15 and 2.22, which shall be true and correct as of the date hereof, giving affect to the Amended Schedules) and (B) subject to the provisions of the last sentence of Section 5.14, on and as of the Closing Date, with the same force and effect as if made on the Closing Date and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of the December 2006 Agreement (except with respect to the representations and warranties set forth in Sections 2.1(a), 2.1(b), 2.3(b), 2.15 and 2.22, which shall be true and correct as of the date hereof, giving affect to the Amended Schedules) and (B) subject to the provisions of the last sentence of Section 5.14, on and as of the Closing Date, in all material respects, with the same force and effect as if made on the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company (“Company Closing Certificate”).

(b) Agreements and Covenants. The Company, the Stockholder, each of the CI Stockholders and Lim shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Parent to own, operate or control any of the assets and operations of the Surviving Corporation following the Business Combination and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f) Opinion of Counsel. Parent shall have received an opinion in counsel in substantially the form of Exhibit G hereto from one or a combination of (i) Buchanan Ingersoll & Rooney PC, special counsel to the Company, and (ii) the Company’s Canadian and other general corporate counsels.

(g) “Comfort” Letter. Parent shall have received a “comfort” letter in the customary form from the Company’s independent accountants dated the Closing Date with respect to certain financial statements and other information included in the Proxy Statement.

(h) Stockholder Obligations. The Stockholders shall have repaid to the Company, on or before the Closing, all direct and indirect indebtedness and obligations owed by them to the Company, including the indebtedness and other obligations described in Schedule 2.22 and all other amounts owed by them to the Company.

(i) Resignations. The persons currently in the directorships and officers of the Company shall have resigned from all of their positions and offices with the Company necessary to give effect to the Voting Agreement and the other agreements contemplated hereby.

(j) Derivative Securities. There shall be outstanding no options, warrants or other derivative securities entitling the holders thereof to acquire shares of Company Capital Stock or other securities of the Company.

(k) Stockholder Employment Agreement. The Employment Agreement with the Stockholder shall have been executed and delivered at Closing by the Stockholder.

(l) Voting Agreement. The Voting Agreement shall be in full force and effect and the Founders Group’s (as defined therein) designees shall have been elected to the Parent’s board of directors.

(m) Cash Bonus Schedule. The schedule contemplated by Section 5.25(d) shall have been delivered to Parent at or prior to Closing.

(n) Intentionally Omitted.

(o) Intentionally Omitted.

(p) Intentionally Omitted.

(q) Compliance with Credit Facilities. On the Closing Date, the Company shall be in full compliance with all of its credit facilities and debt instruments and shall have delivered to Parent written acknowledgment of same from each such facility provider or debt holder.

(r) Stockholders Agreements Waivers. The Stockholders Agreements Waivers shall be in full force and effect as of the Closing Date and all necessary actions shall have been taken for all Shareholder Agreements to be automatically terminated upon the closing of the Business Combination, except as otherwise contemplated by Section 5.11(b).

(s) Transfer of LLC Interests. The transfer of the membership interests of the LLC in accordance with Section 5.26 of this Agreement shall have been consummated immediately prior to the Closing.

(t) Lock-up Agreement. The Lock-up Agreements between Parent and the Stockholder and each CI Stockholder shall be in full force and effect as of the Closing Date.

(u) [Reserved]

(v) Fairness Opinion. Parent shall have received an opinion form a qualified investment bank addressed to Parent’s board of directors that, as of the date of the opinion, the consideration being given by Parent in the transaction contemplated hereby is fair, from a financial point of view, to the stockholders of

Parent and that the fair market value of the Company is at least equal to 80% of the net assets of Parent at the time of the transaction (“Fairness Opinion”).

(w) Tax Clearance Certificate. The Section 116 Certificate shall have been obtained or otherwise the provisions of Section 1.6(d)(ii) hereof shall apply.

(x) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company’s board of directors and stockholders in connection with the adoption and approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification of Parent.

(a) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Parent, the Surviving Corporations and their respective representatives, successors and permitted assigns (the “Parent Indemnitees”) shall be indemnified, defended and held harmless by those Persons who are holders of the Company Capital Stock at the Effective Time, but only to the extent of the Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Company contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing;

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement; and

(iii) the matters referred to in Schedule 2.10 of the Company Disclosure Schedule.

(b) As used in this Article VII, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which Parent Indemnitee may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

7.2 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Parent by a Person other than the Company (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim. Parent, acting through the Appointed Director, will give the Stockholder prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Stockholder shall be entitled to participate in the defense of Third Party Claim at its expense.

(b) Defense. The Stockholder shall have the right, at its option (subject to the limitations set forth in subsection 7.2(c) below) and at its own expense, by written notice to Parent, to assume the entire control of, subject to the right of Parent to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Parent to be the lead counsel in connection with such defense. If the Stockholder is permitted and elects to assume the defense of a Third Party Claim:

(i) the Stockholder shall diligently and in good faith defend such Third Party Claim and shall keep Parent reasonably informed of the status of such defense; provided, however, that Parent shall have the right to approve any settlement, which approval shall not be unreasonably delayed, withheld or conditioned; and

(ii) Parent shall cooperate fully in all respects with the Stockholder in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Parent shall make available to the Stockholder all pertinent information and documents under its control.

(c) Limitations of Right to Assume Defense. The Stockholder shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against Parent; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect Parent other than as a result of money damages or other money payments.

(d) Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by Parent against the Stockholder and shall not affect the Stockholder’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Stockholder to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Stockholder is obligated to be greater than such damages would have been had Parent given the Stockholder prompt notice hereunder. So long as the Stockholder is defending any such action actively and in good faith, Parent shall not settle such action. Parent shall make available to the Stockholder all relevant records and other relevant materials required by them and in the possession or under the control of Parent, for the use of the Stockholder and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e) Failure to Defend. If the Stockholder, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Parent will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Stockholder shall have the right to approve any settlement, which approval will not be unreasonably delayed, withheld or conditioned.

(f) Parent’s Rights. Anything in this Section 7.2 to the contrary notwithstanding, the Stockholder shall not, without the written consent of Parent, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Parent of a full and unconditional release from all liability and obligation in respect of such action without any payment by Parent.

(g) Stockholder Consent. Unless the Stockholder has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, Parent shall use best efforts to obtain the maximum recovery under such insurance; provided that Parent shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Parent for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Stockholder. If Parent has received the payment required by this Agreement from the Stockholder in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Stockholder and shall pay to the Stockholder, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Stockholder pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4 Limitations on Indemnification.

(a) Survival; Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by the Company to Parent in connection with this Agreement (including the certificate required to be delivered by the Company pursuant to Section 6.3(a)) shall survive the Closing until the expiration of the Escrow Period.

(b) Any claim made by a party hereunder shall be preserved despite the subsequent expiration of the Escrow Period and any claim set forth in a Notice of Claim sent prior to the expiration of the Escrow Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VII shall be brought after the end of the Escrow Period.

(c) Deductible. No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $250,000 (the “Deductible”), in which event the amount payable shall include all amounts included in the Deductible and all future amounts that become payable under Section 7.1 from time to time thereafter.

(d) Aggregate Amount Limitation. The aggregate liability for Losses pursuant to Section 7.1 shall not in any event exceed the Escrow Shares and Parent shall have no claim against the Company’s stockholders other than for the Escrow Shares (and any proceeds of the shares or distributions with respect to the Escrow Shares).

7.5 Exclusive Remedy. Parent, on behalf of itself and all other Parent Indemnitees, hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit Parent’s or the Company’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

7.6 Adjustment to Transaction Consideration. Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the value of the shares of Parent Common Stock issued by Parent as a result of the Business Combination, except as otherwise required by Law.

7.7 Stockholder Capacities; Application of Escrow Shares. The parties acknowledge that the Stockholder’s obligations under this Article VII are solely as a representative of the Company’s stockholders in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify Parent under this Article VII and that the Stockholder shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to Parent as a result of such indemnification obligations shall be made solely from, and to the extent of, the Escrow Shares. The parties further acknowledge that all actions to be taken by Parent pursuant to this Article VII shall be taken on its behalf by the Appointed Director in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Company at any time;

(b) by either Parent or the Company if the Business Combination shall not have been consummated by December 15, 2007 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

(e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30)-day period); or

(f) by either Parent or the Company, if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent’s certificate of incorporation, or the holders of 20% or more of the number of shares of Parent Common Stock issued in Parent’s initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash in accordance with Parent’s certificate of incorporation.

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Business Combination shall be abandoned, except for and subject to the following: (i) Sections 5.6, 5.13, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) if such party’s action or failure to act constituted a principal cause of or resulted in the failure of the Business Combination to occur on or before the date stated therein.

8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Business Combination is consummated.

ARTICLE IX

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“AAA”	Section 10.12
“AAI”	Header
“AAI Stockholders Agreement”	Section 5.11(b)
“Acquisition Transaction”	Section 4.2(a)
“Additional Purchase Price”	Section 5.28(c)
“Affiliate”	Section 10.2(f)
“Agreement”	Header
“Amended Schedules”	Header
“AMEX”	Section 3.23
“Applicable Corporate Laws”	Recital A
“Appointment Director”	Section 1.13
“Approvals”	Section 2.1(a)
“Annual Financial Statements”	Section 2.7(a)
“Blue Sky Laws”	Section 1.12(c)
“Business Combination”	Section 1.1(b)
“Canada Acquisition”	Section 1.1(b)
“Canadian Allocation”	Section 1.6(d)(ii)
“Canadian Escrow Shares”	Section 1.6(d)(iv)
“Canadian Shares”	Section 1.6(d)(ii)
“Canadian Tax Act”	Section 1.6(d)(i)
“Capitalization Amendment”	Section 5.1(b)
“Charter Documents”	Section 2.1(a)
“CI”	Header
“CI companies”	Header
“CI Stockholders”	Header

“CI Stockholders Agreement”	Section 5.11(b)
“CI Stockholders Signature Page”	Section 2.3(b)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Closing Date Net Debt”	Section 1.5(b)(i)
“Closing Date Net Debt Statement”	Section 1.5(b)(iv)
“Closing Form 8-K”	Section 5.4(b)
“Closing Press Release”	Section 5.4(b)
“Code”	Recital E
“Comfort Letter”	Section 6.3(g)
“Company”	Header
“Company Certificates”	Section 1.6(a)
“Company Closing Certificate”	Section 6.3(a)
“Company Capital Stock”	Section 1.5(a)
“Company Contracts”	Section 2.19(a)
“Company Contract Consents”	Section 5.21
“Company Intellectual Property”	Section 2.18
“Company Membership Interests”	Section
“Company Products”	Section 2.18
“Company Registered Intellectual Property”	Section 2.18
“Company Schedule”	Article II Preamble
“Company Stock Options”	Section 2.3(c)
“Company Warrants”	Section 2.3(c)
“Copyrights”	Section 2.18
“Corporate Records”	Section 2.1(c)
“December 2006 Agreement”	Header
“Deductible”	Section 7.4(c)
“DGCL”	Section 5.1(b)
“Disclosure Schedules”	Section 5.14(a)
“Distribution Date”	Section 1.15
“Due Date”	Section 1.6(d)(v)
“Effective Time”	Section 1.2
“Employment Agreements”	Section 6.2(j)
“Environmental Law”	Section 2.16(b)
“Escrow Agent”	Section 1.11
“Escrow Agreement”	Section 1.11
“Escrow Period”	Section 1.11
“Escrow Shares”	Section 1.5(a)
“Exchange Act”	Section 1.12(c)
“Governmental Action/Filing”	Section 2.21(c)
“Governmental Entity”	Section 1.12(c)
“HSR Act”	Section 2.5(b)
“Hazardous Substance”	Section 2.16(c)
“Indemnity Shares”	Section 1.5(a)
“Insider”	Section 2.19(a)(i)
“Insurance Policies”	Section 2.20
“Intellectual Property”	Section 2.18
“knowledge”	Section 10.2(d)
“Legal Requirements”	Section 10.2(b)
“LLC”	Header
“LLC Operating Agreement”	Section 5.11(b)
“Lien”	Section 10.2(e)

“Lim”	Header
“Lim Buy Out”	Section 5.28(a)
“Lim Option Agreement”	Section 2.26
“Lim Payment Amount”	Section 5.28(c)
“Losses”	Section 7.1(b)
“Material Adverse Effect”	Section 10.2(a)
“Material Company Contracts”	Section 2.19(a)
“Merger”	Section 1.1(a)
“Merger Sub”	Header
“Name Change Amendment”	Section 5.1(b)
“Net Debt”	Section 1.5(c)(iii)
“Net Debt Transaction Share Reduction”	Section 1.5(c)(ii)
“Notice of Claim”	Section 7.2(a)
“Parent”	Header
“Parent Closing Certificate”	Section 6.2(a)
“Parent Common Stock”	Section 1.5(a)
“Parent Contracts”	Section 3.19(a)
“Parent Convertible Securities”	Section 3.3(b)
“Parent Indemnitees”	Section 7.1(a)
“Parent Plan”	Section 5.1(b)
“Parent Preferred Stock”	Section 3.3(a)
“Parent SEC Reports”	Section 3.7(a)
“Parent Schedule”	Article III Preamble
“Parent Stock Options”	Section 3.3(b)
“Parent Stockholder Approval”	Section 5.1(b)
“Parent Warrants”	Section 3.3(b)
“Patents”	Section 2.18
“Periodic Net Debt Statement”	Section 1.5(b)(iv)
“Person”	Section 10.2(c)
“Personal Information”	Section 2.27(a)
“Personal Property”	Section 2.14(b)
“Plan/Plans”	Section 2.11(a)
“Press Release”	Section 5.4(a)
“Privacy Laws”	Section 2.27(a)
“Privacy Policy”	Section 2.27(b)
“Proxy Statement”	Section 5.1(b)
“Recipient Party”	Section 1.6(d)(i)
“Registered Intellectual Property”	Section 2.18
“Registration Rights Agreement”	Section 1.14
“Returns”	Section 2.15(b)(i)
“Section 116 Certificate”	Section 1.6(d)(i)
“Securities Act”	Section 1.12
“Signing Form 8-K”	Section 5.4(a)
“Special Meeting”	Section 5.1(b)
“Stockholders Agreement”	Section 5.11(b)
“Stockholders Agreements Waivers”	Section 5.11(b)
“Stub Financial Statements”	Section 2.7(b)
“Stub Period Tax Amounts”	Section 1.15
“Stockholder”	Header
“Subsidiary/Subsidiaries”	Section 2.2(a)
“Surviving Corporations”	Section 1.1(b)
“Tax/Taxes”	Section 2.15(a)

“Third Party Claim”	Section 7.2
“Trademarks”	Section 2.18
“Transaction Certificates”	Section 1.2
“Transaction Consideration”	Section 1.5(a)
“Transaction Shares”	Section 1.5(a)
“Trust Fund”	Section 3.25
“U.S. GAAP”	Section 2.7(a)
“U.S. Surviving Corporation”	Section 1.1(a)

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent, to:

Endeavor Acquisition Corp.

590 Madison Avenue

21st Floor

New York, New York 10022

Attention: Jonathan Ledecky

212-409-2409 telephone

212-409-2407 telecopy

with a copy to:

David Alan Miller, Esq.

Graubard Miller

405 Lexington Avenue

New York, New York 10174-1901

212-818-8661 telephone

212-818-8881 telecopy

if to the Company or Stockholder, to:

American Apparel Inc.

747 Warehouse Street

Los Angeles, California 90021

Attention: Dov Charney

213-488-0226 telephone

213-488-0334 telecopy

with a copy to:

Buchanan Ingersoll & Rooney PC

One Chase Manhattan Plaza

35th Floor

New York, New York 10005-1417

Attention: Brian North, Esq.

212-440-4400 telephone

212-440-4401 telecopy

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Suite 3400

Los Angeles, California 90071

Attention: Jeffrey H. Cohen, Esq.

                 David C. Eisman, Esq.

213-687-5000 telephone

213-687-5600 telecopy

10.2 Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For purposes of this Agreement:

(a) the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition, prospects or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) changes in general national or regional economic conditions, or (iii) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell;

(b) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Parent Contracts;

(c) the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d) the term “knowledge” means actual knowledge or awareness, after due inquiry, as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation;

(e) the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(f) the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and

“under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

(g) all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

10.3 Counterparts; Facsimile Signatures. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties further acknowledge that the Company and its assets, business and equity securities are unique and therefore, in the event of the Company’s failure to consummate the Business Combination for any reason other than Parent’s or Merger Sub’ breach hereunder, Parent shall have the right to seek equitable relief hereunder, including specific performance.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Parent may assign all or any portion of its rights under this Agreement to any of its affiliates (whether currently existing or created hereafter), but no such assignment shall relieve Parent of its obligations hereunder.

10.10 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.11 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.12 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”) in its office in New York City. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in New York City. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of New York, New York County, for such purpose. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

10.13 Currency. All references to currency amounts in this Agreement shall mean United States dollars.

10.14 Waiver and Release. Each party hereto hereby waives any breach (or alleged breach) by any other party of, and any failure (or alleged failure) of a party to comply with, prior to the date of this Agreement (as amended and restated), any representation, warranty or covenant originally set forth in the December 2006 Agreement that has been deleted from this Agreement or any representation, warranty or covenant originally set forth in the December 2006 Agreement that has been updated or modified by this Agreement. To the fullest extent permitted by law, each of the parties hereto hereby waives and releases any claims that it may have against another party with respect to, and any Losses that have been or may be asserted against, resulting to, imposed upon or incurred by any Parent Indemnitee by reason of, arising out of or resulting from or in connection with any such breach (or alleged breach) or failure (or alleged failure) to comply. Notwithstanding anything to the contrary contained herein, nothing herein shall be deemed to constitute a waiver of any other representation, warrant or covenant originally contained in the December 2006 Agreement or a waiver of any breach occurring on or after the date hereof.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ENDEAVOR ACQUISITION CORPORATION

By:	/S/ JON LEDECKY
Name and Title

AAI ACQUISITION LLC

By:	/S/ JON LEDECKY
Name and Title

AMERICAN APPAREL, INC.

By:	/S/ DOV CHARNEY
Name and Title

AMERICAN APPAREL, LLC

By:	/S/ DOV CHARNEY
Name and Title

AMERICAN APPAREL CANADA RETAIL INC.

By:	/S/ DOV CHARNEY
Name and Title

AMERICAN APPAREL CANADA WHOLESALE INC.

By:	/S/ DOV CHARNEY
Name and Title
/S/ DOV CHARNEY
DOV CHARNEY

SEE SEPARATE SIGNATURE PAGES FOR SIGNATURE OF EACH OF THE CI STOCKHOLDERS AND LIM

THE SIGNATURES OF THE CI STOCKHOLDERS (AND THE RELATED NOMINEES) CONSTITUTE THEIR RESPECTIVE INDIVIDUAL SIGNATURES AS WELL AS THEIR SIGNATURES ON BEHALF OF THE CI COMPANIES

SANG HO LIM SIGNATURE PAGE

The Signature of the Person below constitutes his agreement only to Sections 1.1(a), 1.5(a), 1.6, 1.7, 1.8, 1.9, 1.10 1.12(a), 1.12(c,) 1.15, 2.3(a), 2.3(c), 2.4(a), 2.4(c), 2.5(b), 2.24, 4.1(f), 4.2, 5.6, 5.8(c), 5.9, 5.11, 5.12, 5.13, 5.14(b), 5.17, 5.26, 5.27,5.28, Article VIII, Article IX and Article X.

/S/ SANG HO LIM
SANG HO LIM

OTHER CI STOCKHOLDER SIGNATURE PAGE

The Signature of each Person below constitutes his, her or its only to Sections 1.1(b), 1.5(a), 1.5(b), 1.6, 1.7, 1.8, 1.9, 1.12, 2.3(b), 2.4(a), 2.4(c), 2.24, 4.1(f), 4.2, 5.6, 5.8(c), 5.9, 5.10, 5.11, 5.12, 5.13, 5.14(b), 5.17, Article VIII, Article IX and Article X.

/S/ DOV CHARNEY
DOV CHARNEY
(in his capacity as a CI Stockholder)
/S/ MORRIS CHARNEY
MORRIS CHARNEY

SCHEDULE A

THE CI COMPANIES

Name of Company	Jurisdiction Formed/Law of Formation	Beneficial Holder’s Name
American Apparel Canada Retail Inc.	Canada Business Corporations Act	Dov Charney

American Apparel Canada Wholesale Inc.	Canada Business Corporations Act	Dov Charney

SCHEDULE 1.2

APPLICABLE JURISDICTIONS AND FILINGS

Company	Jurisdiction of Organization	Transaction Document to be Filed
American Apparel, Inc.	California	Articles of Merger and any applicable filing required under California law.

American Apparel, LLC	California	Any applicable publication or filing required under California law.

American Apparel Canada Retail Inc.	British Columbia, Alberta, Ontario, Quebec, Nova Scotia	Section 116 Certificate Application

American Apparel Canada Wholesale Inc.	Quebec	Section 116 Certificate Application

SCHEDULE 1.5(a)

ALLOCATION OF TRANSACTION SHARES

[to be updated prior to Closing pursuant to Section 1.5(a)]

SCHEDULE 2

COMPANY SCHEDULE

(Information Furnished Separately)

Schedule 2.1	–	Organization and Qualification*

Schedule 2.2	–	Subsidiaries*

Schedule 2.3	–	Capitalization*

Schedule 2.5	–	Required Consents**

Schedule 2.6	–	Compliance***

Schedule 2.7	–	Financial Statements (Included elsewhere in proxy statement.)

Schedule 2.8	–	No Undisclosed Liabilities***

Schedule 2.9	–	Absence of Certain Changes or Events***

Schedule 2.10	–	Litigation**

Schedule 2.11	–	Employee Benefit Plans*

Schedule 2.12	–	Labor Matters**

Schedule 2.13	–	Restrictions on Business Activities***

Schedule 2.14	–	Title to Property**

Schedule 2.15	–	Taxes***

Schedule 2.16	–	Environmental Matters***

Schedule 2.17	–	Brokers; Third Party Expenses***

Schedule 2.18	–	Intellectual Property**

Schedule 2.19	–	Agreements, Contracts and Commitments**

Schedule 2.20	–	Insurance*

Schedule 2.21	–	Governmental Actions/Filings**

Schedule 2.22	–	Interested Party Transactions**

Schedule 2.25	–	Product Liability; Product Recalls***

*	Information not material. Schedule omitted.
**	Schedule included in Annex A.
***	No exceptions on schedule. Schedule omitted.

SCHEDULE 2.5(b)

NO CONFLICT; REQUIRED FILLINGS AND CONSENTS

Leases and bank lines.

SCHEDULE 2.10(a)

LITIGATION DISCLOSURES

OPEN LITIGATION MATTERS

Matter	Date Filed	Brief Description of Case	Current Status
Los Angeles County Metropolitan Transportation Authority v. VCC Alameda et al.	April 2004	Eminent Domain regarding off-site parking. American Apparel occupies real estate in the parcel which is adjacent to the one that is the source of the dispute.	This case has been conditionally dismissed with the parties ordered to negotiate a settlement.

Mary Nelson v. American Apparel	May 2005	Sexual Harassment.	Discovery stage.

Navigators Insurance v. American Apparel	October 2005	Denial of insurance coverage; declaratory judgment action.	Case is stayed pursuant to agreement of both parties, pending final resolution of Mary Nelson v. American Apparel (See above)

Sylvia Hsu v. American Apparel: See Claim No. 648-378568 under Worker’s Compensation Claim	Charge of Discrimination No. 480-2006-00418 was filed by Ms. Hsu with the EEOC in February 2006	EEOC Complaint Sexual Harassment.	EEOC still investigating

American Apparel v. Red Seven, et al.	March 2006	Breach of contract. American Apparel is suing these parties for past due balances owed for goods received.	First session of mediation completed. Settlement underway.

American Apparel v. Modern Amusement, Inc., et al.	March 2006	Breach of contract. American Apparel is suing these parties for past due balances owed for goods received.	Discovery phase.

American Apparel v. Stills Productions, et al.	March 2006	Breach of contract. American Apparel is suing these parties for past due balances owed for goods received.	Discovery phase.

American Apparel v. Garmentology	April 2006	Breach of contract. American Apparel is suing these parties for past due balances owed for goods received.	Case has settled. Defendants making installment payment on full amount owing.

Matter	Date Filed	Brief Description of Case	Current Status
American Apparel v. Prototype 21	N/A	Breach of contract. Collections matter American Apparel is suing for past due balances owed for goods received.	Demand letter sent; complaint will be filed in two weeks if no response.

American Apparel v. New Vision	June 2006	Breach of contract. American Apparel is suing these parties for past due balances owed for goods received.	Default Judgment Stage.

American Apparel v. Such-A-Tees	Unknown. This matter is currently being handled by a New York law firm; A retainer fee and contract is pending to retain and sub in a new attorney in NY.	Breach of contract. American Apparel is suing these parties for past due balances owed for goods received.	Discovery phase

American Apparel v. Americus Credit Group	August 2006	Fraudulent Transfer action to recover real property with is subject to a stipulated judgment in favor of American Apparel.	Early phase, with discovery to begin shortly.

Victoria Hutchin v. American Apparel	September 2006	Wage Claim Labor Commission	Settled. $86.50

Sunco Drywall Limited v. I.C.I. Construction Ltd. And 9156-4526 Quebec Inc.	October 2005	Past due balances.	Pending.

SCHEDULE 2.12

LABOR MATTERS

Matter	Date Filed	Brief Description of Case	Current Status
Mary Nelson v. American Apparel	May 2005	Sexual Harassment.	Discovery stage.

Sylvia Hsu v. American Apparel: see Claim No. 648-378568 under Worker’s Compensation Claim	Charge of Discrimination No. 480-2006-00418 was filed by Ms. Hsu with the EEOC in February 2006	EEOC Complaint Sexual Harassment.	EEOC still investigating

Victoria Hutchin v. American Apparel	September 2006	Wage Claim Labor Commission	Settled, $86.50

SCHEDULE 2.14(b)

IMPERFECTIONS OF TITLE—PERSONAL PROPERTY

On November 24, 2006 a financing statement was registered under the Personal Property Security Act of Ontario showing 2083497 Ontario Inc. as the debtor and the Toronto Dominion Bank as the Lender. The registration is for a period of 5 years, expiring on November 24, 2011 and covers the following collateral classification: inventory, equipment, accounts, other (motor vehicle included).

As of the current date, a financing statement is in the process of being registered under the Personal Property Security Act of British Columbia. The registration will show 4300840 Canada Inc. as the debtor and the Toronto Dominion Bank as the lender. The registration should be for a period of 5 years and should cover the following collateral classification: inventory, equipment, accounts, other (motor vehicle included).

As of the current date, a financing statement is in the process of being registered under the Personal Property Security Act of Nova Scotia. The registration will show 6338941 Canada Inc. as the debtor and the Toronto Dominion Bank as the lender. The registration should be for a period of 5 years and should cover the following collateral classification: inventory, equipment, accounts, other (motor vehicle included).

SCHEDULE 2.18

INTELLECTUAL PROPERTY

DOMESTIC TRADEMARK REGISTRATIONS

Trademark	Registration Number	Issue Date
AMERICAN APPAREL	2,954,280	May 24, 2005
AMERICAN APPAREL	3,048,206	January 24, 2006
SUSTAINABLE EDITION	2,984,703	August 16, 2005
STANDARD AMERICAN	2,534,190	January 29, 2002
CLASSIC BABY	2,534,189	January 29, 2002
CLASSIC GIRL	2,534,188	January 29, 2002
CLASSICGIRL & DESIGN	3,026,295	December 13, 2005
NINE SQUARE Design	3,078,364	April 11, 2006
CLASSICBABY & Design	3,102,758	June 13, 2006
SUSTAINABLE EDITION & Design	3,102,765	June 13, 2006
STANDARD AMERICAN & Design	3,105,682	June 20, 2006
ALL AMERICAN APPAREL**	2,359,401	June 20, 2000
ALL AMERICAN APPAREL**	2,063,013	May 20, 1997

DOMESTIC TRADEMARK APPLICATIONS

Trademark	Application Number	Filing Date
SUSTAINABLE EDITION	76/585,766	April 8, 2004
AMERICAN APPAREL	76/624,848	December 16, 2004
AMERICAN APPAREL aa	76/624,848	December 16, 2004
AA Logo	76/624,847	December 16, 2004
SEVEN CIRCLE Design	76/636,803	April 25, 2005
PANTYTIME	78/738,044	October 21, 2005

INTERNATIONAL TRADEMARK REGISTRATIONS

Trademark	Country/Registration Number	Issue Date
CLASSIC GIRL & Design	Taiwan 1,052,601	August 1, 2003
CLASSIC BABY & Design	Taiwan 1,051,285	July 16, 2003
STANDARD AMERICAN & Design	Taiwan 1,078,209	January 1, 2004
AMERICAN APPAREL	Taiwan 1,210,674	May 16, 2006
STANDARD AMERICAN	Taiwan 1,213,017	June 1, 2006
STANDARD AMERICAN	Japan 4,607,407	September 27, 2002
CLASSIC BABY	Japan 4,513,151	October 12, 2001
CLASSIC GIRL & Design	Japan 4,513,149	October 12, 2001
Classic Baby Design	Japan 4,513,150	October 12, 2001
Classic Girl Design	Japan 4,513,148	October 12, 2001
AMERICAN APPAREL	MadridProt.-868568	June 22, 2005
AMERICAN APPAREL aa	MadridProt.-868810	September 11, 2004
AMERICAN APPAREL. NET	CTM 3094927	December 7, 2004
aa Logo	CTM 3254604	January 1, 2005
GIRLY T	CTM 2793768	October 30, 2003
CLASSIC BABY & Design	CTM 2769560	March 12, 2004
CLASSIC BABY & Design	CTM 3254638	April 12, 2005

INTERNATIONAL TRADEMARK REGISTRATIONS (Continued)

Trademark	Country/Registration Number	Issue Date
STANDARD AMERICAN & Design	CTM 2769586	November 20, 2003
STANDARD AMERICAN & Design	CTM 3254554	November 15, 2004
SUSTAINABLE EDITION aa Logo	CTM 3983434	December 5, 2005
AA Logo	PR China 3232543	January 14, 2004
CLASSIC BABY & Design	PR China 3232541	January 14, 2004
americanapparel.net	PR China 1144226	March 16, 2005
CLASSIC BABY	PR China 1202269	April 1, 2006
CLASSIC GIRL	PR China 1202270	April 1, 2006
Circle Design	PR China 1202267	April 1, 2006
Square Design	PR China 1202266	April 1, 2006
SUSTAINABLE EDITION	PR China 1202265	April 1, 2006
Flower Design	PR China 1202268	April 1, 2006
CLASSIC BABY	Canada TMA675776	October 31, 2006
AMERICAN APPAREL AA LOGO	Germany 30414655	May 24, 2004
STANDARD AMERICAN & Design	S. Korea 619736	May 31, 2005

INTERNATIONAL TRADEMARK APPLICATIONS

Trademark	Country/Application Number	Filing Date
AMERICAN APPAREL	Benelux- 1089968	November 10, 2005
AMERICAN APPAREL	Brazil 16050000511	August 23, 2005
AMERICAN APPAREL	Brazil 16050000512	August 23, 2005
AMERICAN APPAREL	Brazil 16050000513	August 23, 2005
CLASSIC BABY	Brazil 16050000509	August 23, 2005
CLASSIC GIRL	Brazil 16050000504	August 23, 2005
STANDARD AMERICAN	Brazil 16050000503	August 23, 2005
STANDARD AMERICAN	Brazil 16050000499	August 23, 2005
Standard American Design	Brazil 16050000510	August 23, 2005
SUSTAINABLE EDITION	Brazil 16050000502	August 23, 2005
SUSTAINABLE EDITION	Brazil 16050000506	August 23, 2005
Sustainable Edition Design	Brazil 16050000508	August 23, 2005
AMERICAN APPAREL	Canada 1206889	February 19, 2004
AMERICAN APPAREL AA	Canada 1256928	May 19, 2005
Baby Design	Canada 1258933	May 19, 2005
CLASSIC GIRL	Canada 1258935	May 19, 2005
Circle Design	Canada 1258932	May 19, 2005
STANDARD AMERICAN	Canada 1258936	May 19, 2005
Square Design	Canada 1258931	May 19, 2005
SUSTAINABLE EDITION	Canada 1258937	May 19, 2005
Flower Design	Canada 1258930	May 19, 2005
AA Logo	Canada 1258934	May 19, 2005
CLASSIC GIRL	PR China 3743530	October 8, 2003
AMERICAN APPAREL AA Logo	CTM 3935335	July 15, 2004
CLASSIC GIRL	CTM 2769552	July 1, 2002
CLASSIC GIRL	CTM 4276135	January 28, 2005
AMERICAN APPAREL	Israel 184606	October 16, 2005
AMERICAN APPAREL AA	Japan 57753/2005	July 00, 2005

INTERNATIONAL TRADEMARK APPLICATIONS (Continued)

Trademark	Country/Registration Number	Filing Date
CLASSICGIRL	Korea	February 1, 2005
STANDARD AMERICAN	Korea	February 1, 2005
SUSTAINABLE EDITION	Korea	February 1, 2005
AMERICAN APPAREL	Mexico	July-05
CLASSIC BABY	Mexico	July-05
CLASSIC GIRL	Mexico	July-05
Circle Design	Mexico	July-05
STANDARD AMERICAN	Mexico	July-05
Square Design	Mexico	July-05
SUSTAINABLE EDITION	Mexico	July-05
Flower Design	Mexico	July-05
Circle Design	Philippines 04/2005/005929	June 27, 2005
Square Design	Philippines 04/2005/005930	June 27, 2005
Flower Design	Philippines 04/2005/005931	June 27, 2005
AMERICAN APPAREL	Philippines 04/2005/005933	June 27, 2005
CLASSIC BABY	Philippines 04/2005/005935	June 27, 2005
CLASSIC GIRL	Philippines 04/2005/005930	June 27, 2005
STANDARD AMERICAN	Philippines 04/2005/005934	June 27, 2005
SUSTAINABLE EDITION	Philippines 04/2005/005932	June 27, 2005
AMERICAN APPAREL AA	Taiwan 91-027701	June 27, 2002
CLASSIC BABY	Taiwan 94-030867	June 28, 2005
CLASSIC GIRL	Taiwan 94-030888	June 28, 2005
SEVEN CIRCLE Design	Taiwan 94-030862	June 28, 2005
STANDARD AMERICAN	Taiwan 94-03085X	June 28, 2005
NINE SQUARE Design	Taiwan 94-030861	June 28, 2005
SUSTAINABLE EDITION	Taiwan 94-030859	June 28, 2005
FLOWER Design	Taiwan 94-030864	June 28, 2005

DOMESTIC TRADEMARK OPPOSITIONS

None

INTERNATIONAL TRADEMARK OPPOSITIONS

Trademark	Opposer	Opposer’s Trademark(s)	Status
[American Apparel logo appears here ] Community Trademark Application No. 3935335	American Airlines	[American Arilines logo appears here ] American Airlines	Extension to cooling off period filed 4/13/06 to allow parties 1 year to negotiate respective rights in trademarks

Spain Trademark Application No. 2.671.096-aA	American Apparel	[GRAPHIC APPEARS HERE] CTM 3254604	Opposition filed 11/16/05; Opposition rejected by examiner 6/22/06; No appeal required

[GRAPHIC APPEARS HERE] Community Trademark Application No. 2769552	Pedro Mirellas Roman	[GRAPHIC APPEARS HERE]	Opposition pending; Appeal filed 2/2/06; Appeal dismissed by Second Board of Appeal on 9/1/06;

TRADEMARK LICENSES

Outbound

**ALL AMERICAN APPAREL trademarks licensed to Roochi Traders

The above listed trademarks may be subject to oral licenses among

Borrowers and their Affiliates

Inbound

Software user licenses

DOMESTIC COPYRIGHTS

Copyrights	Country/Application Number	Filing Date
Website, Text & Photos	U.S. TX 6-219-296	August 22, 2005
Catalog XIII 2005	U.S. TX 6-219-297	August 22, 2005
Hang Tag	U.S. TX-6-231-973	August 22, 2005

COPYRIGHT LICENSES

None

PATENTS AND PATENT LICENSES

None

SCHEDULE 2.19(a)

AGREEMENTS, CONTRACTS AND COMMITMENTS

1.	Financing Agreement dated as of October 31, 2005 between U.S. Bank National Association and American Apparel, Inc., KCL Knitting, LLC, American Apparel Retail, Inc., and American Apparel Dyeing & Finishing, Inc.

2.	First Amended and Restated Financing Agreement, dated as of March 3, 2005 between C3 Capital Partners, L.P. and American Apparel, Inc., American Apparel Retail, Inc., KCL Knitting, LLC and American Apparel Dyeing & Finishing Inc.

3.	Lease agreements for manufacturing facilities (see below).

4.	Various retail rental lease agreements (see below).

5.	Lease agreements for company apartments. (see below).

6.	Various capital lease agreements.

7.	Mortgage with HSBC Bank for a condominium located in the Cours Mont-Royal, Montreal under American Apparel Holdings, Inc.

Leases for manufacturing facilities

Name	Address	City	County	State	Zip	Tenant
Los Angeles	747 Warehouse Street	Los Angeles	Los Angeles	CA	90021	AME
Los Angeles	1020 E. 59th Street	Los Angeles	Los Angeles	CA	90001	AME
Hawthorne	12537 Cerise Avenue	Los Angeles	Los Angeles	CA	90250	AADF

Leases for retail stores—US

Store #	Name	Address	City	County	State	Zip	Tenant
01	Broadway	712-714 Broadway	New York	New York	NY	10003	AAR
02	Echo Park	2113-15-17 Sunset Blvd	Los Angeles	Los Angeles	CA	90026	AAR
03	Waverly	373 6th Ave	New York	New York	NY	10014	AAR
04	Robertson	104 S, Robertson Blvd	Los Angeles	Los Angeles	CA	XXXXX	AME
05	LES	183 Houston St	New York	New York	NY	10014	AAR
06	SOHO	121 Spring St	New York	New York	NY	10012	AME
07	Little Tokyo	374 East, Second St	Los Angeles	Los Angeles	CA	90012	AME
08	Cherokee	6611 Hollywood Blvd	Los Angeles	Los Angeles	CA	90026	AAR
09	Los Fallz	4685 Hollywood Blvd	Los Angeles	Los Angeles	CA	90027	AAR
10	Williamsburg	104 N. 6th St,	Brooklyn	Kings	NY	11211	AME
11	Lincoln Road	718-720 Lincoln Rd	Miami	Miami-Dade	FL	33139	AME
12	Melrose	7763 Melrose Ave	Los Angeles	Los Angeles	CA	90046	AME
14	Woodbury	640 Bluebird Ct	Central Valley	Orange	NY	10917	AME
16	Hawthorne	3416 SE Hawthorne	Portland	Multnomah	OR	97214	AAR
17	Stark	1234 SW Stark St	Portland	Multnomah	OR	97205	AAR
18	6922 Hollywood	6922 Hollywood Blvd	Los Angeles	Los Angeles	CA	90028	AAR
19	Court St	112 Court St	Brooklyn	Kings	NY	11201	AME
20	UES	1090 Third Ave	New York	New York	NY	10021	AA1090
21	Hillcreet	3667 4th Ave	San Diego	San Diego	CA	92103	AAR
22	Ocean Dr	840 Ocean Drive	Miami Beach	Miami-Dade	FL	33139	AAR
24	Back Bay	136 Newbury St	Boston	Suffolk/Middlesex	MA	02116	AAR
25	Wicker Park	1563 N, XXX Ave	Chicago	Cook	IL	80822	AAR
26	Evanston	XX50 Church St	XXX	Cook	IL	XXX	AAR
27	Height St	XXX Height St	San Francisco	San Francisco	CA	XXX	AAR
28	Union St	2174 Union St	San Francisco	San Francisco	CA	94123	AAR
29	Camerillo	XXX Premium Outlets, 840 Venture Bivd #71XX	XXX	Ventura	CA	XXX	AAR
30	Belmar	7239 W, Alaska Dr.	Lakewood	Boulder	CO	80028	AAR

Leases for retail stores — US (continued)

Store #	Name	Address	City	County	State	Zip	Tenant
31	Borkoloy	2301 Talegraph Ave	Berkeley	XXX	CA	84704	AAR
32	Las Vegas	740 S, Rampart Suite 6, Building 7	Las Vegas	Clark	NV	89145	AAR
33	Mockingbird	5331 E Mockingbird Lane, Suite 175	Dallas	Dallas	TX	XXX	AAR
34	University	4345 University Way Ne	Seattle	King	WA	98105	AAR
35	China Gate	XXX Grant Ave	San Francisco	San Francisco	CA	94108	AAR
		935-939 N Rush St; XXX-48 E Wallon
36	Gold Coast	S1 # 835	Chicago	Cook	IL	60611	AAR
37	West Hollywood	802 N San Vicente Blvd	Los Angeles	Los Angeles	CA	XXX	AAR
39	Temps	628 S Mill Ave	Tempe	Maricope	AZ	85281	AAR
40	Florida Keys	XXX Duval St	Key West	XXX	FL	33040	AAR
41	Federal Hill	1125-1127 Light Street	Baltimore	Baltimore	MD	21230	AAR
43	Westwood Village	1080 Westwood Blvd	Los Angeles	Los Angeles	CA	90024	AAR
44	Santa Monica	2064 Main Street	Santa Monica	Los Angeles	CA	80105	AAR
46	Pacific Beach	1280 XXX Ave	San Diego	San Diego	CA	92109	AAR
46	Armitage	837 W. Armitage	Chicago	Cook	IL	XXX	AAR
47	Ann Arbor	513 E. Liberty Street	Ann Arbor	Washtonaw	MI	48104	AAR
48	Coconut Grove	3030 Grand Ave	Coconut Grove	Miami-Dado	FL	33133	AAR
49	U Penn	3861 Walnut Street	Philadelphia	Philadelphia	PA	19101	AAR
51	Charleston	348 King Street	Charleston	Charleston	SC	29401	AAR
52	Providence	159 Weyboaset	Providence	Providence	RI	02903	AAR
54	Washington DC	555 11th St	Washington DC	District of Colombia	DC	20004	AAR
55	Broadway-Chicago	3128 North Broadway	Chicago	Cook	IL	60857	AAR
56	Huntington Beach	207 Main Street	Huntington Beach	Orange	CA	XXX	AAR
57	Rittenhouse-Philly 2	1611 Walnut Street	Philadelphia	Philadelphia	PA	19103	AAR
58	Coral Gables	225 Miracle Mille	Coral Gables	Miami-Dade	FL	33134	AAR
59	Columbus Circle	1841 Broadway	New York	New York	NY	10023	AAR
60	Chelsea	191 8th Avenue	New York	New York	NY	10011	AAR
62	GA Toch	800 Spring Street	Atlanta	XXX	GA	30308	AAR
63	Eugene	880 E. 13th Ave	Eugene	Lane	OR	97401	AAR
64	Boulder	1130 Pearl Street	Boulder	Boulder	CO	80302	AAR
65	Gramercy	119-121 E.23rd St	New York	New York	NY	10010	AAR
66	Royal Dak	405 S. Washington	Royal Oak	Oakland	MI	XXX	AAR
67	Columbus	1221 N. High St	Columbus	Frankin	OH	43201	AAR
68	Hobokon	80 Hudson Street	Hobokon	Hudson	NJ	07030	AAR
70	Burlington	145 Cherry Street	Burtington	XXX	VT	05401	AAR
71	Lady St. SC	701 Lady Street Suite B	Columbia	Richland	SC	29201	AAR
72	Cleveland Holghts	1792 Coventry Rd	Cleveland	Cuyahoga	OH	11118	AAR
73	Claremont Village	1 N. Indian Hill Blvd, Building D	Claremont	Los Angeles	CA	91711	AAR
74	Larimer	1512 Larimer Street, Space R-27-R28	Danver	Denver	CO	80202	AAR
75	XXX Cruz	1531 Pacific Ave	XXX Cruz	Santa Cruz	CA	95080	AAR
76	Savannah	318 W. Broughton	XXX	Chathem	GA	31401	AAR
77	SoNo	59 N, Main Street	South Norwalk	Fairfield	CT	08554	AAR
78	Flatbush	314 Flatbush Avenue	Brooklyn	New York	NY	11238	AAR
81	Euclid Ave	1133 Euclid Avenue	Atlanta	Fulton	GA	30307	AAR
82	Shadyside	5511 Walnut Street-Shadyside	Pittsburgh	Alloghony	PA	1X232	AAR
83	Tribeca	140 West Broadway	New York	New York	NY	10013	AAR
84	E Lansing	115 East Grand River Ave	East Lansing	Ingham	MI	48823	AAR
85	Charlotte	1510 Camden Road, Sulta 300	Charlotte	Mecklenburg	NC	28203	AAR
86	Richmond	3140A West Cary Street	Richmond	City of Richmond	VA	23221	AAR
88	Memphis	528 & 530 South Main	Memphis	Shalby	TN	38103	AAR
89	Silver Springs	8701 Coleville Road	Silver Spring	Montgomery	MD	20910	AAR
91	Cincinnatl	243 W. McMillan Street	Cincinnati	Clermont/Hamilton	OH	452s1X	AAR
92	Gainesville	15 SW 1st Ave	Gainesville	Alachua	FL	32801	AAR

Store #	Name	Address	City	County	State	Zip	Tenant
93	Smith St	237-23X Smith Street	Brooklyn	Kings	NY	11231	AAR
94	Capitol Hill	200 Broadway Ave. E	Seattle	King	WA	98102	AAR
95	Sunset- Miami	XXXX Sunset Dr,	Sunset Miami	Miami- Dade	FL	33143	AAR
96	La Jolia	7925 Grand Ave	La Jolia	San Diego	CA	92037	AAR
97	Houston, TX	1865 Westhoimer	Houston	Harris	TX	7700X	AAR
98	Naahville	320 Broadway	Nashville	Davidson	TN	37201	AAR
99	Pittsburgh 2	3805 Forbes Ave, 4th Ward	Pittsburgh	Allegheny	PA	15213	AAR
100	New OrieanX	3310 Magazine St	New Orleans	Orleans Parish	LA	70115	AAR
102	142 5th Ave	142 5th Ave	New York	New York	NY	10011	AAR
103	2831 Broadway	2631 Broadway	New York	New York	NY	10025	AAR
104	Santa AnX	200 N. Broadway	Santa Ana	Orange	CA	92701	AAR
105	Santa Barbara	1019 State St	Santa Barbara	Santa Barbara	CA	93101	AAR
106	Lenox Mail	3400 Lenox Rd, NE	Atlanta	Fulton	GA	30328	AAR
107	Cambridge	47 Brattle Street	Cambridge	Middlesex	MA	02138	AAR
108	Downtown Seattle	1500 8th Ave	Seattle	King	WA	98101	AAR
109	Tucson	988 E University ave	Tucson	Pima	AZ	85719	AAR
TBD	Downtown Houston	1111 Main	Houston	Harris	TX	77002	AAR

Note:

AAR: American Apparel Retail, Inc.

AmE: American Apparel, Inc.

AA1090: American Apparel Retail 1090 NYC, Inc.

KCL: KCL Knitting, LLC

AADF: American Apparel Dycing & Finishing, Inc.

Leases—Canada

Address	City	Province	Postcode	Tenant
350 rue de Louvaln W.	Montreal	Quebec	H2N 2E8	9001-9134 Quebec Inc.
872 Granville St.	Vancouver	British Columbia	V6Z 1K3	6290457 Canada Inc.
3050-3088 Granville St.	Vancouver	British Columbia		6290457 Canada Inc.
Metrotown Center, 4800 Kingsway	Bumaby	British Columbia	V5H 4J2	6362851 Canada Inc.
2242 W, 4th Avenue	Vancouver	British Columbia	V6J 1J4	4300840 Canada Inc.
10750-82nd Avenue	Edmonton	Alberta	T6E 2AB	6294049 Canada Inc.
1429-17th Ave SW	Calgary	Alberta	T2T 0C6	6294049 Canada Inc.
274 Princess St.	Kingston	Ontario	K7L 1B5	1614652 Ontario Inc.
Rideau Center Mall, Unit No. 226	Ottawa	Ontario	K1N 9J7	1614652 Ontario Inc.
499 Queen Street West	Toronto	Ontario	MSV 284	1614652 Ontario Inc.
533-535 College St. West	Toronto	Ontario	MBG 1A8	16146XX2 Ontario Inc.
500 Church St. Unit 1 and 2	Toronto	Ontario	M4Y 2C8	2061561 Ontario Inc.
338 Yonge Street	Toronto	Ontario	M5B 1R8	20083497 Ontario Ltd.
2466 – 2468 Yonge Street	Toronto	Ontario	M4P 2H5	206155 Ontario Ltd.
Unit C28/C29, 50 Bloor Street W	Toronto	Ontario	M4W 3L8	206155 Ontario Ltd.
3521,3523 and 3525 St Laurent Blvd	Montreal	Quebec	HTX 2T6	9001-9134 Quebec Inc.
4001 Rue St Denis	Montreal	Quebec	H2W 2M4	9133-1090 Quebec Inc.
1455 Rue Peel # 127	Montreal	Quebec	H3H 11XX	9137-4033 Quebec Inc.
967 Mount Royal Avenue East	Montreal	Quebec	H3J 1X4	9154-1128 Quebec Inc.
1651 Rue SL Catherine W. and 4502 rue Boyer	Montreal	Quebec	H3H 119	9133-1090 Quebec Inc.
4945 Sherbrooke Street West	Westmount	Quebec	H3HZ 1H2	9133-1090 Quebec Inc.
Fairview Shopping Center Pointe Claire Store C-003B	Pointe-Claire	Quebec	H9R 5J2	9140-8880 Quebec Inc.
5184 -5190 Cote des Neiges	Montreal	Quebec	H3T 1X8	9137-4033 Quebec Inc.
1205 Ste-Catherine East	Montreal	Quebec	H2L 2H1	9156-4256 Quebec Inc.
Place Laurier Premises #0055 2700 boul Laurier	Ste-Foy	Quebec	G1V 2LXX	9140-8880 Quebec Inc.
5486 Spring Garden Road	Halifax	Nova Scotia		6338941 Canada Inc.

Leases—International

Name	Address	City	Country	Postcode
Camaby	3 Camaby St.	London	England	W1F 9PB
Portobello	176-178 Portobello Rd.	London	England	W11 2EB
Shoreditch	123 Curtain Rd.	London	England	EC2A 3BX
Marals	41, rue du Temple	Paris	France	75004
Marche St-Honor	31, place du Marche St-Honore	Paris	France	75001
Beaurepaire	10, rue Beaurepaire	Paris	France	75010
Saint-Germain	7, rue Gozlin	Paris	France	75006
Vleille du Temple	123, rue Viellie du Temple	Paris	France	75003
Berlin	Munzatraße 19	Berlin	Germany	10178
Berlin 2	Bayreuther Straße 35	Berlin	Germany	10789
Berlin 3	Alte Schoenhausser 41	Berlin	Germany	10119
Dosseldorf	HarXXer Straße 19	Düsseldorf	Germany	40221
Frankfurt	Kalserstraße 23	Frankfurt	Germany	60311
Hamburg	JungfernXXtieg 51	Hamburg	Germany	20354
Koln	Maastrichter Straße 36	Köln	Germany	50872
Munchen 1	AmaXXlienstraße 44	Munchen	Germany	8079X
Munchen 2	Schellingstraße 11	Munchen	Germany	80799
StuXXgart	Friedrichastrasse 39	Stuttgart	Germany	70174
Dizengoff Centre	69 King George St.	Tel Aviv	Israel	64332
Shinsalbashi	1-16-5 Nishi-Shinsaibashi	Osaka	Japan	542-0086
Azabujuban	2-3-9 Azabujuban	Tokyo	Japan	108-0045
Dalkanyama	15-5 Hachiyamacho	Tokyo	Japan	150-0035
Shibuya	1-22-8 Shibuya	Tokyo	Japan	150-0002
Mexico City	169 Presidente Masaryk Chapultepec Moraies	Mexico. D.F.	Mexico	11570
Piaya del Carmen	Centro Comercial Paseo dei Carmen	Playa del Carmen	Mexico
Noordermarkt	Westerstreat 59-61	Amsterdam	Netherlands	1015LV
XX	11-1 Kwang-Bok Dong 3 Ga	Busean	South Korea
Cheong-Ju	158-1 Bukmun-Ro 1Ga,	Cheong-Ju city	South Korea
Hong Dee	382-4 Seo Kyo-Dong Mapo-Gu	Seoul	South Korea
Myungdong	52-8 Myung-Dong 2-ga	Seoul	South Korea
Kangnam	102, Bosung Blog. 1307022 Seocho-Dong	Seoul	South Korea
Zorich	Josafstraße 74	Zürich	Switzerland	8005
Office	Silver House 1st Floor, 31-35 Beak St.	London	England	W1F 9DW
Office	ZoXXhof 10	Düsseldorf	Germany	40221
Office	5-36-2 Suite 202, Jinguemae Shibuya-ku	Tokyo	Japan	11590
Office	Meichor Ocampo 469-401 Colonia Anzures	Mexico, D.F.	Mexico	8005
Office	ZweigniedXXassung Zurch JohannesgaXXX 3	Zürich	Switzerland

Leases for company apartments

#	Address	City	Country	State	Zip
01	351 S, Fuller Ave,	Los Angeles		CA	90036
02	500 Molino St, #104	Los Angeles	Los Angeles	CA
03	1466 Morton Place	Los Angeles		CA	90026
04	348 Hauser Blvd. #231	Los Angeles		CA	900X6
05
06	1115 Douglas St.	Los Angeles		CA	90026
07	3202 1/2 W. Sunset Blvd, #208	Los Angeles		CA	90026
08	3202 1/2 W. Sunset Blvd, #209	Los Angeles		CA	90026
09	3202 1/2 W. Sunset Blvd, #210	Los Angeles		CA	90026
10	9201 1/2 Euclid Street	Los Angeles		CA
11
12	711 1/2 East Edgeware	Los Angeles		CA	90026
13	3883 4th Avenue	San Diego		CA	92103
14
15	203 1/2 N. Boylston Street	Los Angeles		CA	90012
16	2113 W. Sunset Blvd, #4	Los Angeles		CA	90026
17
18	179 E. Houston St, #2F	New York		NY
19	179 E. Houston St, #8B	New York		NY
20
21	1608 Meridian Ave., #2	Miami Beach		FL	33139
22	199 Orchard Street, #6C	New York		NY
23
24	156 Orchard Street, #3A	New York		NY
25	1123 Light St., 2nd Fl.	Baltimore		MD
26	1201 W. Court St.	Los Angeles		CA	90026
27	674 Broadway, #501	New York		NY
28
29	618 S. Grand Ave., #707	Los Angeles		CA
30	960 Jefferson Ave., #7	Miami Beach		FL	33139
31	740 10th Street, #108	Miami Beach		FL	33139
32
33	1115 1/2 Douglas St.	Los Angeles		CA	90026

AMERICAN APPAREL. INC.

CAPITAL LEASES		November 2006
GL # Short term	GL # Long term	Label	Balance

22223-00	22827-00	Churchill (KKK)	280,513.36
22226-00	22826-00	CIT 2 (X)	170,810.68
22227-00	22832-00	Irwin (A1)	11X,731.41
22228-00	22833-00	Republic Bank (A2)	407,232.61
22229-00	22834-00	VaResources (A3)	137,758.20
22230-00	22837-00	HP (C9)	158,372.55
22231-00	22831-00	GE Colonial (Q)	81,166.83
22232-00	22835-00	CitiCorp (B1)	53,090.83
22233-00	22836-00	CitiCorp (B2)	17,609.43
22236-00	22839-00	Key (B5)	21,51X.99
22237-00	22841-00	Savin Credit (B6)	11,105.19
22238-00	22842-00	CitiCorp (B7)	7,030.9X
22239-00	22843-00	CitiCorp (B8)	8,929.13
22240-00	22850-00	Absource Leasing(G)	24,714.70
22241-00	22851-00	CitiCap (N)	3,220.23
22242-00	22852-00	Key (W)	20,683.16
22243-00	22853-00	Irwin (J)	20,754.62
22244-00	22854-00	Great America (V)	15,354.40
22246-00	22855-00	Walls Fargo (U)	20,742.58
22248-00	22848-00	Walls Fargo (EE)	23,691.58
22249-00	22849-00	Arlington (FF)	126,026.07
22263-00	22889-00	Dell 12 (CCC)	479.94
22264-00	22871-00	Dell 13 (DDD)	4,244.98
22265-00	22872-00	Dell 14 (EEE)	8,876.82
22266-00	22873-00	Dell 15 (FFF)	1,388.39
22267-00	22874-00	Dell 18 (GGG)	8,174.70
22268-00	22875-00	Dell 20 (XXX)	928.51
22269-00	22876-00	Dell 20 (YYY)	4,591.60
22271-00	22878-00	Dell 21 (ZZZ)	4,747.33
22272-00	22879-00	Dell 22 (A4)	14,903.60
22275-00	22883-00	CIT 1 (OO-01A)	127,217.43
22276-00	22903-00	Quall (C12)	41,377.93
22277-00	22885-00	CIT/ Lakeland Bank (QQ)	7,806.89
22278-00	22886-00	Fleet 1 (HHH)	37,868.68
22279-00	22887-00	GE Col (III)	194,999.27
22281-00	22888-00	GE/Colonial 002 (JJJ)	18,069.28
22283-00	22890-00	GE Capital 0004 (MMM)	5,566.80
22284-00	22891-00	GE/Colonial 0005 (NNN)	4,984.55
22285-00	22892-00	GE/Colonial 006 (OOO)	4,608.77
22286-00	22893-00	GE/Colonial 007 (PPP)	37,527.24
22287-00	22894-00	GE/Colonial 008 (QQQ)	5,770.57
22288-00	22895-00	Tetra/RepBank (RRR)	111,680.10
22290-00	22844-00	CitiCorp (B9)	13,141.33
22291-00	22845-00	CitiCorp (C1)	129,023.78
22292-00	22846-00	CitiCorp (C2)	10,853.92
22293-00	22847-00	CitiCapital (C3)	54,062.30
22294-00	22889-00	CitiCorp (C4)	1,665.62

AMERICAN APPAREL. INC. (continued)

CAPITAL LEASES		November 2006
GL # Short term	GL # Long term	Label	Balance
22296-00	22898-00	CitiCorp (C6)	35,742,41
22297-00	22899-00	CitiCorp (C7)	156,842.65
22298-00	22900-00	Tetra (C8)	81,047.54
22299-00	22902-00	Quall (C11)	123,559.51
22300-00	22828-00	CitiCap (F)	86,873.95
22301-00	22829-00	CitiCap (F2)	29,385.30
22302-00	22804-00	Stack (C13)	13,340
22303-00	22901-00	HP (C10)	238,005.83
22304-00	22905-00	VAResources (C14)	197,189.18
22305-00	22906-00	VAResources (C15)	134,512.01
22306-00	22907-00	Orix (C16)	175,420.50
22307-00	22808-00	Republic Bank (C17)	259,840.22
22308-00	22909-00	Churchill (C18)	87,486.04
22309-00	22910-00	VAR (C19)	63,595.57
22310-00	22911-00	Cisco System (C20)	16,911.94
22311-00	22912-00	Key Equipment (C21)	207,860.96
22312-00	22913-00	ICB Leasing (C22)	132,668.80
22313-00	22914-00	Libertyville Bank (C23)	291,245.59
22314-00	22915-00	ICB Leasing (C24)	486,418.02
22315-00	22916-00	Libertyville Bank (C25)	120,136.18
22316-00	22917-00	Libertyville Bank (C28)	50,347.90
22317-00	22918-00	Libertyville Bank (C27)	334,936.81
22318-00	22919-00	Marlin Leasing (C28)	35,487.50

			$5,920,208.38

			$5,950,208.38

SCHEDULE 2.19(c)

AGREEMENTS, CONTRACTS AND COMMITMENTS

The Company is currently in default with its respective credit agreements with US Bank, N.A. and C3 Capital Partners, L.P.

Schedule 2.22

Related Party Transactions

Noteholder name	Relation to Company or Stockholder	INTEREST RATE	PAYMENT TERMS	MATURITY DATE	AAI 9/30/2007 BALANCE USD $	CI 9/30/2007 BALANCE USD $	Exchange Rate	CI 6/30/2007 BALANCE CND

NOTES PAYABLE TO AFFILIATED PARTIES
Notes from affiliated individuals
Philip Klaparda	Commissioned Location Agent	18.0%	Interest Paid Monthly	Due On Demand	50,000
Audrey Vogelhut	Relative of Comm. Sales Rep.	12.0%	Interest Paid Monthly	Due On Demand	100,000
Seth Vogelhut7	Relative of Comm. Sales Rep.	18.0%	Interest Paid Monthly	Due On Demand	10,000
David Vogelhut	Outside Commission Sales Rep.	12.0%	Interest Paid Monthly	Due On Demand	10,000

TOTAL NOTES PAYABLE FROM UNRELATED PARTIES					$170,000	$—

NOTES PAYABLE TO RELATED PARTIES
Ronite Sasson	CI Employee	18.0%	Compounded Monthly	Due On Demand	283,714
David Kim	AAI Employee	18.0%	Interest Paid Monthly	Due On Demand		150,000	1.0052	159,810
Marty Bailey	AAI Employee	18.0%	Compounded Monthly	Due On Demand	115,836
Rod Kazazi	AAI Employee	18.0%	Interest Paid Monthly	Due On Demand	100,000
Lloyd Brown	Former CI Director	14.0%	Compounded Monthly	Due On Demand		42,213	1.0052	41,995
Louis Canadas	Employee	18.0%	Interest Paid Monthly	Due On Demand	80,000
Adrian Kowalewski	Employee	18.0%	Interest Paid Monthly	Due On Demand	35,000
Kelley Devanathan	Employee	18.0%	Compounded Monthly	Due On Demand	23,082
Paul Williamson	Grandfather of Iris Alonzo, employee	12.0%	Interest Paid Monthly	Due On Demand	50,000
Four-Two-Three(Oscar Crespo)	Brother of Carolina Crespo, employee	18.0%	Interest Paid Monthly	Due On Demand	250,000
Bharti Kapadia	Wife of Harry Kapadia, employee	18.0%	Compounded Monthly	Due On Demand	$60,887
Chintesh Kapadia	Son of Harry Kapadia, employee	18.0%	Compounded Monthly	Due On Demand	29,920
Jinal Kapadia	Daughter of Harry Kapadia, employee	18.0%	Compounded Monthly	Due On Demand	29,920
Dov Charney	Stockholder	18.0%	Compounded Monthly	Due On Demand	$212,328	$3,804,300	1.0052	$3,784,620
Billy Mauer	Cousin of Dov Charney	18.0%	Interest Paid Monthly	Due On Demand	500,000
Gabriel Safdie	Uncle of Dov Charney	18.0%	Compounded Monthly	Due On Demand	120,623
Maya Charney	Sister of Dov Charney	12.0%	Compounded Monthly	Due On Demand	55,990
Morris Charney	Father of Dov Charney	18.0%	Compounded Monthly	Due On Demand	1,443,949	751,548	1.0052	747,660
Moshe Safdie & Associates	Uncle of Dov Charney	18.0%	Compounded Monthly	Due On Demand	1,715,085	1,000,000	1.0052	994,827
Sylvia Safdie	Mother of Dov Charney	12.0%	Compounded Monthly	Due On Demand	831,781

TOTAL NOTES PAYABLE TO RELATED PARTIES					$5,938,116	$5,748,061		$5,728,912

SUBORDINATED NOTES PAYABLE TO RELATED PARTIES
Sam Lim	Stockholder	12.0%	Interest Paid Monthly		$180,000
Morris Charney	Relative of Stockholder	18.0%	Interest Paid Monthly		180,000

TOTAL SUBORDINATED NOTES PAYABLE TO RELATED PARTIES					$360,000	$—

OTHER AMOUNTS DUE TO STOCKHOLDER
Dov Charney	Accrued to Stockholder					2,710,232	1.0052	2,696,212

TOTAL OTHER AMOUNTS DUE TO STOCKHOLDER					$—	$2,710,232

					$6,468,116	$8,458,294

COMBINED					$14,926,409

EMPLOYEE ADVANCES/LOANS
Advances/Loans over $2,500
Ken Cieply					$13,000
Josphine De La Paz					3,500
Suhee Choe					4,000

Employee advances/loans under $2,500					16,063

TOTAL EMPLOYEE ADVANCES/LOANS					$36,563

MATERIAL COMPANY CONTRACTS
American Central Plaza, LLC. landlord to KCL,LLC.
– Dov Charney, 25% interest
– Mee Ju Lim, wife of Sam Lim, 25% interest
Morris Charney, father of Dov Charney: Consulting Services to CI
Sept 07 YTD	C$172,000
2006	C$182,000
2005	C$177,000
2004	C$105,000

SCHEDULE 3

PARENT SCHEDULE

(Information Furnished Separately)

Schedule 3.3	–	Capitalization

Schedule 3.7	–	SEC Filings; Financial Statements

Schedule 3.14	–	Title to Property

Schedule 3.15	–	Taxes

Schedule 3.17	–	Brokers

Schedule 3.19	–	Agreements, Contracts and Commitments

Schedule 3.26	–	Governmental Filings

SCHEDULE 5.2

DIRECTORS AND OFFICERS OF PARENT AND THE COMPANY

PARENT OFFICERS AND DIRECTORS

Directors

[TO BE COMPLETED PRIOR TO CLOSING]

Officers

[TO BE COMPLETED PRIOR TO CLOSING]

COMPANY OFFICERS AND DIRECTORS

Directors

[TO BE COMPLETED PRIOR TO CLOSING]

Officers

[TO BE COMPLETED PRIOR TO CLOSING]

SCHEDULE 5.20(d)

EXCLUSIONS TO 2006 EBITDA

The following items shall be excluded from the calculation of 2006 EBITDA; provided, however that the aggregate amount of such exclusions shall not exceed $5,000,000:

•	Workers compensation

•	Inventory obsolescence adjustments

•	Deferred rent

•	Litigation expenses

SCHEDULE 5.21

EXCLUSIONS TO PROJECTED 2007 EBITDA AND PROJECTED 2008 ANNUALIZED

EBITDA RUN RATE

The following items shall be excluded from the Projected 2007 EBITDA and Projected 2008 Annualized EBITDA Run Rate:

•	One-time bonus payments prescribed by Section 5.25(d) of this Agreement

•	Any expenses related to the Business Combination that are not subject to being capitalized

Any settlement in any litigation existing as of the date of this Agreement (including those set forth on Schedule 2.10 of this Agreement) that is not funded by insurance

SCHEDULE 5.25(c)

DEBT TO BE REPAID AT CLOSING

Noteholder name	Relation to Company or Stockholder	INTEREST RATE	PAYMENT TERMS	MATURITY DATE	AAI 9/30/2007 BALANCE USD $	CI 9/30/2007 BALANCE USD $	Exchange Rate	CI 9/30/2007 BALANCE CND	AA Korea Co, Ltd. 9/30/2007 BALANCE USD $		AA Korea Co, Ltd. 9/30/2007 BALANCE KRW
NOTES PAYABLE TO UNRELATED PARTIES
Notes from non-affiliated individuals
Eric Ribner		15.0%	Compounded Monthly	Due On Demand	$1,283,055
Kenira Holdings		18.0%	Interest Paid Monthly	Due On Demand	500,000
Peter Ma		10.0%	Interest Paid Monthly	Due On Demand	500,000
Nunthirat(Koi)Suwannagate		18.0%	Interest Paid Monthly	Due On Demand	425,000
Said Salek		18.0%	Interest Paid Monthly	Due On Demand	200,000
Coast II Coast		18.0%	Interest Paid Monthly	Due On Demand	150,000
Gregory Lorber		12.0%	Interest Paid Monthly	Due On Demand	150,000
Dusty's Inc		18.0%	Interest Paid Monthly	Due On Demand	100,000
Mark Lorenzana		18.0%	Interest Paid Monthly	Due On Demand	100,000
Morton Schrader		18.0%	Interest Paid Monthly	Due On Demand	100,000
Ellen Gutierrez		14.0%	Interest Paid Monthly	Due On Demand	25,000
John Brod		18.0%	Interest Paid Monthly	Due On Demand	50,000
Michael C.Perer		18.0%	Interest Paid Monthly	Due On Demand	50,000
Rabi Satareh		18.0%	Interest Paid Monthly	Due On Demand	50,000
Bong-Jae Hur		9.0%	Interest Paid Monthly	Due On Demand					$655,486.97	915.35	500,000,000

					$3,683,055				$655,487
Notes from affiliated individuals
Philip Klaparda	Commissioned Location Agent	18.0%	Interest Paid Monthly	Due On Demand	50,000
Audrey Vogelhut	Relative of Comm. Sales Rep.	12.0%	Interest Paid Monthly	Due On Demand	100,000
Seth Vogelhut	Relative of Comm. Sales Rep.	18.0%	Interest Paid Monthly	Due On Demand	10,000
David Vogelhut	Outside Commission Sales Rep.	12.0%	Interest Paid Monthly	Due On Demand	10,000

					$170,000	$—			$—

TOTAL NOTES PAYABLE FROM UNRELATED PARTIES					$3,853,055	$—			$655,487

NOTES PAYABLE TO RELATED PARTIES
Ronite Sasson	CI Employee	18.0%	Compounded Monthly	Due On Demand	$283,714
David Kim	AAI Employee	18.0%	Interest Paid Monthly	Due On Demand		150,000	1.0052	159,810
Marty Bailey	AAI Employee	18.0%	Compounded Monthly	Due On Demand	115,836
Rod Kazazi	AAI Employee	18.0%	Interest Paid Monthly	Due On Demand	100,000
Lloyd Brown	Former CI Director	14.0%	Compounded Monthly	Due On Demand		42,213	1.0052	41,995
Louis Canadas	Employee	18.0%	Interest Paid Monthly	Due On Demand	80,000
Adrian Kowalewski	Employee	18.0%	Interest Paid Monthly	Due On Demand	35,000
Kelley Devanathan	Employee	18.0%	Compounded Monthly	Due On Demand	23,082
Paul Williamson	Grandfather of Iris Alonzo, employee	12.0%	Interest Paid Monthly	Due On Demand	50,000
Four-Two-Three(Oscar Crespo)	Brother of Carolina Crespo, employee	18.0%	Interest Paid Monthly	Due On Demand	250,000
Bharti Kapadia	Wife of Harry Kapadia, employee	18.0%	Compounded Monthly	Due On Demand	60,887
Chintesh Kapadia	Son of Harry Kapadia, employee	18.0%	Compounded Monthly	Due On Demand	29,920
Jinal Kapadia	Daughter of Harry Kapadia, employee	18.0%	Compounded Monthly	Due On Demand	29,920
Dov Charney	Stockholder	18.0%	Compounded Monthly	Due On Demand	212,328	$3,804,300	1.0052	$3,784,620
Billy Mauer	Cousin of Dov Charney	18.0%	Interest Paid Monthly	Due On Demand	500,000
Gabriel Safdie	Uncle of Dov Charney	18.0%	Compounded Monthly	Due On Demand	120,623
Maya Charney	Sister of Dov Charney	12.0%	Compounded Monthly	Due On Demand	55,990
Morris Charney	Father of Dov Charney	18.0%	Compounded Monthly	Due On Demand	1,443,949	751,548	1.0052	747,660
Moshe Safdie & Associates	Uncle of Dov Charney	18.0%	Compounded Monthly	Due On Demand	1,715,085	1,000,000	1.0052	994,827
Sylvia Safdie	Mother of Dov Charney	12.0%	Compounded Monthly	Due On Demand	831,781

TOTAL NOTES PAYABLE TO RELATED PARTIES					$5,938,116	$5,748,061		$5,728,912	$—

SUBORDINATED NOTES PAYABLE TO RELATED PARTIES
Sam Lim	Stockholder	12.0%	Interest Paid Monthly		$180,000
Morris Charney	Relative of Stockholder	18.0%	Interest Paid Monthly		180,000

TOTAL SUBORDINATED NOTES PAYABLE TO RELATED PARTIES					$360,000	$—			$—

OTHER AMOUNTS DUE TO STOCKHOLDER
Dov Charney	Accrued to Stockholder					2,710,232	1.0052	2,696,212

TOTAL OTHER AMOUNTS DUE TO STOCKHOLDER					$—	$2,710,232			$—

					$10,151,171	$8,458,294			$655,487

COMBINED					$19,264,951

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENDEAVOR ACQUISITION CORP.

Pursuant to Section 102 of the

Delaware General Corporation Law

ENDEAVOR ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.    The name of the Corporation is “Endeavor Acquisition Corp.”

2.    The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 22, 2005.

3.    This Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.    This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5.    The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:    The name of the corporation is ClearPoint Business Resources, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:    The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD:    The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 121,000,000 of which 120,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A.    Preferred Stock.    The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.    Common Stock.    Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:    The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Jeffrey M. Gallant	Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174

SIXTH:    The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.    Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.    The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

EIGHTH:    A.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Dov Charney, its Chief Executive Officer, as of the              day of             , 2007.

Name: Dov Charney
Title: Chief Executive Officer

Annex C

ENDEAVOR ACQUISITION CORP.

2007 Performance Equity Plan

Section 1.	Purpose; Definitions.

1.1.    Purpose. The purpose of the 2007 Performance Equity Plan (“Plan”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(e) “Common Stock” means the Common Stock of the Company, par value $.0001 per share.

(f) “Company” means Endeavor Acquisition Corp., a corporation organized under the laws of the State of Delaware.

(g) “Deferred Stock” means Common Stock to be received under an award made pursuant to Section 8, below, at the end of a specified deferral period.

(h) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i) “Effective Date” means the date set forth in Section 12.1, below.

(j) “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq Capital Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k) “Holder” means a person who has received an award under the Plan.

(l) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(o) “Other Stock-Based Award” means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q) “Plan” means the Endeavor Acquisition Corp. 2007 Performance Equity Plan, as hereinafter amended from time to time.

(r) “Repurchase Value” shall mean the Fair Market Value in the event the award to be settled under Section 2.2(h) or repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7, below, that is subject to restrictions under said Section 7.

(t) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(u) “Stock Appreciation Right” means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(v) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(w) “Stock Reload Option” means any option granted under Section 5.3 of the Plan.

(x) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(y) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2.	Administration.

2.1.    Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code.

2.2.    Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan;

(e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

(f) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder;

(g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms; and

(h) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 200,000 shares in the aggregate.

2.3.     Interpretation of Plan.

(a) Committee Authority. Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3.	Stock Subject to Plan.

3.1.    Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 7,710,000 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan shall be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2.     Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4.	Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding the foregoing, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services.

Section 5.	Stock Options.

5.1.     Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

5.2.     Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Stockholder”).

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that in no event may the exercise price per share be less than $0.05 under any Stock Option.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided, however, that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

(f) Termination by Reason of Death. If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Termination by Reason of Disability. If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Other Termination. Subject to the provisions of Section 13.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if such Holder’s employment or retention by, or association with, the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option’s term.

(i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

5.3.     Stock Reload Option. If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option (“Underlying Option”) and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, then the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes (but only if such tendered shares were held by the Holder for at least six months). Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee from time to time. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Underlying Option to which the Reload Option is related.

Section 6.	Stock Appreciation Rights.

6.1.    Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2.    Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

(c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7.	Restricted Stock.

7.1.    Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2.    Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8.	Deferred Stock.

8.1.    Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (“Deferral Period”) during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

8.2.    Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

(a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b) Rights of Holder. A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

(c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

(d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (“Additional Deferral Period”). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 9.	Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10.	Accelerated Vesting and Exercisability.

10.1.    Non-Approved Transactions. If any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (“Exchange Act”)), is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards.

10.2.    Approved Transactions. The Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award or, in the event that an outstanding award does not have any Repurchase Value, then the Board of Directors may terminate the award on payment of $.01 per share that may be acquired or vest under an award.

Section 11.	Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 12.	Term of Plan.

12.1.    Effective Date. The Plan shall be effective as of             , 2007 subject to the approval of the Plan by the Company’s stockholders within one year after the Effective Date. Notwithstanding the foregoing, if the Plan is not approved by the Company’s stockholders, it will continue to be effective provided that no Incentive Stock Options will be issued under the Plan Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

12.2.    Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period following the Effective Date.

Section 13.	General Provisions.

13.1.    Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

13.2.    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

13.3.    Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b) Termination for Cause. The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

13.4.    Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

13.5.    Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6.    Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with

Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

13.7.    Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

13.8.    Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

13.9.    Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

13.10.    Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the “Securities Act”), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

13.11.    Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

13.12.    Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq Capital Market.

Plan Amendments

Date Approved by Board	Date Approved by Stockholders, if necessary	Sections Amended	Description of Amendments	Initials of Attorney Effecting Amendment

Annex D

LOCK-UP AGREEMENT

                    , 200

Endeavor Acquisition Corp.

7 Times Square, 17th Floor

New York, New York 10035

Re:	Securities Issued in Transactions with American Apparel, Inc. and Companies

Ladies and Gentlemen:

In connection with the Agreement and Plan of Reorganization (“Agreement”), dated December 18, 2006 by and among Endeavor Acquisition Corp., a Delaware corporation (“Corporation”), AAI Acquisition Corp., a California corporation and wholly owned subsidiary of the Corporation (“Merger Sub”), American Apparel, Inc., a California corporation (“AAI”), all of the affiliated companies of AAI through which it operates in Canada (collectively, “CI”), American Apparel, LLC, a California limited liability company (“AALLC”), Dov Charney, a holder of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of AALLC, Sam Lim, the holder of the remaining 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of AALLC, and all of the stockholders of each of the CI companies to induce the Corporation to enter into the Agreement and consummate the Business Combination (as defined in the Agreement), the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of stock, $.0001 par value, of the Corporation (“Parent Common Stock”) issued to the undersigned in connection with the Business Combination or the transactions related thereto (the “Restricted Securities”); or

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Agreement) and ending on the third anniversary thereof.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members”; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities except in accordance with this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability

D-1

company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities in accordance with this Lock-Up Agreement.

The undersigned hereby authorizes the Corporation’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s heirs, successors, executors, administrators, conservators and permitted assigns, and is executed as an instrument governed by the laws of the State of Delaware.

Very truly yours,

(Signature)

Name (Print):

Address:

D-2

Annex E

VOTING AGREEMENT

VOTING AGREEMENT, dated as of this      day of                     , 200   (“Agreement”), among each of the persons listed under the caption “AAI” on Exhibit A attached hereto (the “AII Group”), each of the persons listed under the caption “Founders Group” on Exhibit A attached hereto (the “Founders Group”), and Endeavor Acquisition Corp., a Delaware corporation (“Endeavor”). Each of the AAI Group and the Founders Group is sometimes referred to herein as a “Group”. For purposes of this Agreement, each person who is a member of either the AAI Group or the Founders Group is referred to herein individually as a “Stockholder” and collectively as the “Stockholders.”

WHEREAS, as of December 18, 2006, each of:

•	Endeavor;

•	AAI Acquisition Corp., a California corporation and a wholly-owned subsidiary of Endeavor Parent (“Merger Sub”);

•	American Apparel Inc., a California corporation (“AAI”);

•	All of the Canadian corporations affiliated with AAI (collectively “CI”);

•	American Apparel, LLC, a California limited liability company (“LLC” and, collectively with AAI and CI, the “Targets”);

•	Dov Charney, an owner of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of LLC and a member of the AAI Group (the “Stockholder”);

•	Sang Ho Lim, the owner of the remaining 50% of the outstanding capital stock of AAI and the remaining 50% of the outstanding membership interests of LLC (“Lim”); and

•	Each of the stockholders of CI (each of whom is a member of the AAI Group),

entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) that provides, inter alia, upon the terms and subject to the conditions thereof, for the concurrent merger of AAI with and into Merger Sub and acquisition of all of the outstanding capital stock of the CI companies by Parent, and the exchange of all of the outstanding capital stock of each of the Targets for shares of the common stock of Endeavor and/or cash (collectively, the “Transactions”).

WHEREAS, as of the date hereof, each Stockholder who is a member of the Founders Group owns beneficially and of record shares of common stock of Endeavor, par value $0.0001 per share (“Endeavor Common Stock”), as set forth opposite such stockholder’s name on Exhibit A hereto (all such shares and any shares of which ownership of record or the power to vote with respect to the Endeavor Common Stock is hereafter acquired by any of the Stockholders, whether by purchase, conversion or exercise, prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, at the Effective Time, all common shares of each of the Targets (“Company Common Stock”) beneficially owned by each Stockholder who is a member of the AAI Group shall be converted into the right to receive and shall be exchanged for his, her or its pro rata portion of the shares of Endeavor Common Stock to be issued to the Company’s security holders as consideration in the Transactions;

WHEREAS, as a condition to the consummation of the Merger Agreement, the Stockholders have agreed, severally, to enter into this Agreement; and

WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING OF SHARES FOR DIRECTORS

SECTION 1.01 Vote in Favor of the Directors. During the term of this Agreement, each Stockholder agrees to vote the shares of Endeavor Common Stock he, she or it now owns, or will hereafter acquire prior to the termination of this Agreement, for the election and re-election of the following persons as directors of Endeavor (“Director Designees”):

(a) Four (4) persons, each of whom shall be designees of the AAI Group; with one (1) of such designees to stand for election in 2008 (“Class A Director”), who shall initially be                     ; two (2) of such designees to stand for election in 2009 (“Class B Director”), who shall initially be                     ; and one (1) of such designees to stand for election in 2010 (“Class C Directors”), who shall initially be                      and                      (collectively, the “AAI Directors”), with two of such designees qualifying as “independent” directors within the meaning of the American Stock Exchange rules;

(b) Four (4) persons, each of whom shall be designees of the Founders Group; with one (1) of such designees being a Class A Director, who shall initially be                     ; one (1) of such designees being a Class B Director, who shall initially be                     ; and two (2) of such designees being Class C Directors, who shall initially be                      and                      (collectively, the “Endeavor Directors”), with two of such designees qualifying as “independent” directors within the meaning of the American Stock Exchange rules;

(c) One (1) person, who shall be mutually designated by the AAI Group and Founders Group, who shall, at all times, be an “independent director” within the meaning of the American Stock Exchange Rules, with such designee being a Class A Director. The initial mutual designee shall be Keith Miller.

Neither the Stockholders, nor any of the officers, directors, stockholders, members, managers, partners, employees or agents of any Stockholder, makes any representation or warranty as to the fitness or competence of any Director Designee to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in designating or voting for such Director Designee pursuant to this Agreement.

Any Director Designee may be removed from the Board of Directors in the manner allowed by law and Endeavor’s governing documents except that, subject to Section 1.04, below, each Stockholder agrees that he, she or it will not, as a stockholder, vote for the removal of any director who is a member of the Group of which such Stockholder is not a member. If a director is removed or resigns from office, the remaining directors of the Group of which the vacating director is a member shall be entitled to appoint the successor.

All committees of the Board shall be formed in accordance with, and its members shall be qualified under, the applicable rules and regulations of the United States securities laws and the American Stock Exchange or such other principal trading market on which Endeavor’s securities trade. All of the members of any committee (including, but not limited to, any audit, nominating, compensation or executive governance committee) shall be comprised of the mutually appointed director and an equal number of independent directors that were appointed by each of the AAI Group and the Founders Group.

SECTION 1.02 Obligations of Endeavor. Endeavor shall take all necessary and desirable actions within its control during the term of this Agreement to provide for the Endeavor Board of Directors to be comprised of nine (9) members and to enable the election to the Board of Directors of the Director Designees.

SECTION 1.03 Term of Agreement. The obligations of the Stockholders pursuant to this Agreement shall terminate immediately following the election or re-election of directors at the annual meeting of Endeavor that will be held in 2010.

SECTION 1.04 Obligations as Director and/or Officer. Nothing in this Agreement shall be deemed to limit or restrict any director or officer of Endeavor from acting in his or her capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to each Stockholder solely in his, her or its capacity as a stockholder of Endeavor and shall not apply to his, her or its actions, judgments or decisions as a director or officer of Endeavor if he or she is such a director or officer.

SECTION 1.05 Transfer of Shares. If a member of the AAI Group desires to transfer his, her or its Shares to a permitted transferee pursuant to the Lock-Up Agreement of even date herewith, executed by such member, or if a member of the Founders Group desires to transfer his or its shares to a permitted transferee pursuant to the Escrow Agreement dated as of December 15, 2005, it shall be a condition to such transfer that the transferee agree to be bound by the provisions of this Agreement. This Agreement shall in no way restrict the transfer on the public market of Shares that are not subject to the Lock-Up Agreement or the Escrow Agreement, and any such transfers on the public market of Shares not subject to the provisions of the Lock-Up Agreement or the Escrow Agreement, as applicable, shall be free and clear of the restrictions in this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby severally represents warrants and covenants as follows:

SECTION 2.01 Authorization. Such Stockholder has full legal capacity and authority to enter into this Agreement and to carry out such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder, and (assuming due authorization, execution and delivery by Endeavor and the other Stockholders) this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

SECTION 2.02 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any Legal Requirement applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Agreement.

SECTION 2.03 Title to Shares. Such Stockholder is the legal and beneficial owner of its Shares, or will be the legal beneficial owner of the Shares that such Stockholder will receive as a result of the Transactions, free and clear of all liens and other encumbrances except certain restrictions upon the transfer of such Shares.

ARTICLE III

GENERAL PROVISIONS

SECTION 3.01 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 3.01):

(a)	If to Endeavor:

Endeavor Acquisition Corp.

180 Madison Avenue, Suite 2305

New York, New York 10016

Attention: Chairman of the Board

Telephone: 212-683-5350

Facsimile: 212-

with a mandatory copy to

Graubard Miller

405 Lexington Avenue

New York, NY 10174-1901

Attention: David Alan Miller, Esq.

Telephone No. : 212-818-8800

Facsimile No.: 212-818-8881

(b)	If to any Stockholder, to the address set forth opposite his, her or its name on Exhibit A.

SECTION 3.02 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 3.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 3.04 Entire Agreement. This Agreement, collectively with the Lock-Up Agreements and the Merger Agreement, constitutes the entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

SECTION 3.05 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 3.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware applicable to contracts executed in and to be performed in that State.

SECTION 3.07 Disputes. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court in Delaware.

SECTION 3.08 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 3.09 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 3.10 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the Actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

SECTION 3.11 Merger Agreement. All references to the Merger Agreement herein shall be to such agreement as may be amended by the parties thereto from time to time.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENDEAVOR ACQUISITION CORP.

By:
Name:
Title:

STOCKHOLDERS:

The Founders Group:

The AAI Group:

EXHIBIT A

STOCKHOLDERS

The Founders Group:

Name and Address	Number of Shares

The AAI Group:

Name and Address	Number of Shares**

**	Gives effect to shares to be issued in the Transaction.

Annex F

Jefferies & Company, Inc. 650 California Street, 29th Floor San Francisco, CA 94108 www.jefferies.com

May 9, 2007

Board of Directors

Endeavor Acquisition Corp.

180 Madison Avenue

Suite 2305

New York, NY 10016

Members of the Board:

We understand that Endeavor Acquisition Corp. (the “Parent”) has entered into an Agreement and Plan of Merger dated as of December 18, 2006 (the “Agreement”), with American Apparel (USA), Inc., a wholly-owned subsidiary of the Parent (“U.S. Merger Sub”), CI Acquisition, Inc., a wholly-owned subsidiary of the Parent (“Canada Merger Sub”), American Apparel Inc. (“AAI”), American Apparel, LLC (“LLC”), the Canadian companies set forth on Schedule A thereto, each an affiliate of AAI (collectively, “CI”, and together with AAI and LLC, the “Company”), the stockholders of AAI and CI, and the holders of the membership interests of LLC. Pursuant to the Agreement, (i) U.S. Merger Sub will merge with AAI, and (ii) the Canada Merger Sub will merge or amalgamate with each of the CI companies (such mergers and amalgamations, collectively, the “Transaction”), in which all of the issued and outstanding shares of capital stock of each of AAI and CI will be exchanged for an aggregate of 32,258,065 shares of common stock, par value $.0001 per share (“Common Stock”), of the Parent (the “Consideration”), which number of shares is subject to adjustment (as to which we express no opinion) as provided in the Agreement based on the Company’s net debt prior to closing. The Agreement further provides that, under certain circumstances, the Consideration may be adjusted such that it will consist of a combination of (i) 24,516,130 shares of Common Stock, which number of shares is subject to adjustment (as to which we express no opinion) as provided in the Agreement based on the Company’s net debt prior to closing, and (ii) $60 million in cash. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have asked for our opinion as to whether (i) the Consideration to be paid by the Parent pursuant to the Transaction is fair, from a financial point of view, to the holders of Common Stock (other than any affiliates of the Parent), and (ii) the fair market value of the Company is at least equal to 80% of the net assets of the Parent.

In arriving at our opinion, we have, among other things:

(i)	reviewed the Agreement;

(ii)	reviewed certain publicly available financial and other information about the Parent and the Company;

(iii)	reviewed certain information furnished to us by the Company’s management, including historical financial information and financial forecasts and analyses relating to the business, operations and prospects of the Company, which information included (i) limited forecast information relating to the Company’s Canadian business, having been advised that more detailed financial forecasts for that business were not available, and (ii) certain adjustments to the Company’s historical consolidated earnings before interest, taxes, depreciation and amortization that were prepared by the management of the Company and also agreed to by the Parent’s management;

(iv)	reviewed certain information furnished to us by the Parent’s management relating to the Parent;

(v)	held discussions with members of senior management of the Parent and the Company concerning the matters described in clauses (ii), (iii) and (iv) above;

(vi)	reviewed the share trading price history for the Common Stock for the period ending December 18, 2006, and considered the implied value of the Consideration based upon the closing price of the Common Stock as of that date;

(vii)	reviewed the valuation multiples for certain publicly traded companies that we deemed relevant in lines of business similar to the Company;

(viii)	compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant;

(ix)	reviewed and compared the net asset value of the Parent to the indicated fair market value of the Company; and

(x)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Parent and the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Parent or the Company, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Parent and the Company have informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company, and we have relied solely upon such financial forecasts prepared by the management of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We note, however, that in rendering this opinion we have analyzed the implied value of the Consideration based upon the closing price of the Common Stock as of December 18, 2006, which was the date immediately prior to the date of the public announcement of the Transaction. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Parent or the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Parent and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreement to the Parent and its stockholders. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Parent, the Company or the contemplated benefits of the Transaction.

In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the Consideration, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Parent or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Parent’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might result in terms and conditions more favorable to the Parent or its stockholders than those contemplated by the Agreement.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Parent in its consideration of the Transaction, and our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative transaction or opportunity that might be available to the Parent, nor does it address the underlying business decision by the Parent to engage in the Transaction or the terms of the Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Transaction or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Transaction, other than the holders of shares of Common Stock (other than any affiliates of the Parent). We express no opinion as to the price at which shares of Common Stock will trade at any time.

We have been engaged by the Parent in connection with the delivery of this opinion and will receive a fee for our services, a portion of which is payable upon the delivery of our opinion and the balance of which is payable upon the earliest to occur of the consummation of the Transaction, abandonment of the Transaction or termination of our engagement letter with the Parent. We also will be reimbursed for expenses incurred. The Parent has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Parent and/or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Parent, the Company or entities that are affiliated with the Parent or the Company, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Parent, our opinion may not be used or referred to by the Parent, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, (i) the Consideration to be paid by the Parent pursuant to the Transaction is fair, from a financial point of view, to the holders of Common Stock (other than any affiliates of the Parent), and (ii) the fair market value of the Company is at least equal to 80% of the net assets of the Parent.

Very truly yours,

JEFFERIES & COMPANY, INC.

Annex G

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated [Closing Date] by and among ENDEAVOR ACQUISITION CORP., a Delaware corporation (“Parent”), DOV CHARNEY (the “Stockholder”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”).

Parent, the Stockholder, certain corporations affiliated with each of them and certain other persons are the parties to an Agreement and Plan of Reorganization dated as of December 18, 2006, and amended and restated on October     , 2007 (the “Reorganization Agreement”). Pursuant to the Reorganization Agreement, Parent and the Surviving Corporations are to be indemnified in certain respects. The parties desire to establish an escrow fund as collateral security for the indemnification obligations under the Reorganization Agreement. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

The parties agree as follows:

1. (a) Concurrently with the execution hereof, the Stockholder is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, stock certificates issued in the name of the Stockholder 8,064,516 shares of Parent Common Stock received by the Stockholder pursuant to the Reorganization Agreement, together with ten (10) assignments separate from certificate, executed in blank by the Stockholder. The shares of Parent Common Stock represented by the stock certificates so delivered by the Stockholder to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” Subsequent to any transfer permitted pursuant to Paragraph 1(e) hereof, the Escrow Agent shall maintain a separate account for each Owner’s (as hereinafter defined) portion of the Escrow Fund.

(b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c) Except as herein provided, the Owners (as defined in Section 1.(d), below) shall retain all of their rights as stockholders of Parent with respect to shares of Parent Common Stock constituting the Escrow Fund during the period from the Closing Date to the later of (i) the first anniversary of the Closing date and (ii) the date that is thirty (30) days after Parent has filed with the Securities and Exchange Commission its annual report on Form 10-K for the year ending December 31, 2007 (the “Escrow Period”), including, without limitation, the right to vote their shares of Parent Common Stock included in the Escrow Fund.

(d) During the Escrow Period, all dividends payable in cash with respect to the shares of Parent Common Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e) During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the shares of Parent Common Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of the Stockholder or any Permitted Transferee (the Stockholder and each Permitted Transferee being hereinafter referred to individually as an “Owner” and collectively as the “Owners”), or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (x) members of the Stockholder’s “Immediate Family” (as hereinafter defined); (y) an entity in which (A) the Stockholder and/or members of the Stockholder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) the Stockholder and/or a member of the Stockholder’s Immediate Family is a general partner and in which the Stockholder and/or members of the Stockholder’s Immediate Family beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by the Stockholder during his lifetime for the benefit of the Stockholder or for the exclusive benefit of all or any of the Stockholder’s Immediate Family. As used in this Agreement, the term “Immediate Family” means, with respect to the Stockholder, a spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Stockholder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from certificate executed by the transferring Stockholder, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with ten (10) assignments separate from certificate executed in blank by the Permitted Transferee with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to Parent the original stock certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from certificate executed by the transferring Stockholder, or a copy of the applicable court order, and shall request that Parent issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Stockholder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Parent, the Stockholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of Parent Common Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2. (a) Parent, acting through the current or former member of Parent’s Board of Directors who has been appointed by Parent to take all necessary actions and make all decisions on behalf of Parent with respect to its and the Surviving Corporations’ rights to indemnification under Article VII of the Reorganization Agreement (the “Appointed Director”), may make a claim for indemnification pursuant to the Reorganization Agreement (“Indemnity Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Stockholder (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Reorganization Agreement which it asserts has been breached or otherwise entitles Parent or a Surviving Corporation to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnity Claim, and (iii) whether the Indemnity Claim results from a Third Party Claim against Parent or a Surviving Corporation. The Appointed Director also shall deliver to the Escrow Agent (with a copy to the Stockholder), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Stockholder.

(b) If the Stockholder shall give a notice to the Appointed Director (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Appointed Director’s certification) by the Stockholder of a copy of the Notice, disputing whether the Indemnity Claim is indemnifiable under the Reorganization Agreement, the Appointed Director and the Stockholder shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnity Claim is received by the Escrow Agent from the Stockholder within such 30-day period, the Indemnity Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c) If the Stockholder delivers a Counter Notice to the Escrow Agent, the Appointed Director and the Stockholder shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Appointed Director and the Stockholder shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Appointed Director and the Stockholder shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to paragraph 2(d) below.

(d) If the Appointed Director and the Stockholder cannot resolve a dispute prior to expiration of the 60-day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration before a single arbitrator in New York, New York, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect and the provisions of Section 10.12 of the Reorganization Agreement to the extent that such provisions do not conflict with the provisions of this paragraph. The Appointed Director and the Stockholder shall attempt to agree upon an arbitrator; if they shall be unable to agree upon an arbitrator within 10 days after the dispute is submitted for arbitration, then either the Appointed Director or the Stockholder, upon written notice to the other, may apply for appointment of such arbitrator by the American Arbitration Association. Each party shall pay the fees and expenses of counsel used by it and 50% of the fees and expenses of the arbitrator and of other expenses of the arbitration. The arbitrator shall render his decision within 90 days after his appointment and may award costs to either the Appointed Director or the Stockholder if, in his sole opinion reasonably exercised, the claims made by the other party had no reasonable basis and were arbitrary and capricious. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be obtained on the decision of the arbitrator so rendered in any New York state court sitting in New York County, or any federal court sitting in the Southern District of New York having jurisdiction, and may be enforced in accordance with the law of the State of New York. If the arbitrator shall fail to render his decision or award within such 90-day period, either the Appointed Director or the Stockholder may apply to any New York state court sitting in New York County, or any federal court sitting in the Southern District of New York then having jurisdiction, by action, proceeding or otherwise, as may be proper to determine the matter in dispute consistently with the provisions of this Agreement. The parties consent to the exclusive jurisdiction of the New York courts sitting in New York County, or any federal court having jurisdiction and sitting in the Southern District of New York, for this purpose. The prevailing party (or either party, in the case of a decision or award rendered in part for each party) shall send a copy of the arbitration decision or of any judgment of the court to the Escrow Agent.

(e) As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) Indemnification Claim resolved in favor of Parent or a Surviving Corporation by settlement pursuant to paragraph 2(c) above, resulting in a dollar award to Parent or a Surviving Corporation, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above, resulting in a dollar award to Parent or a Surviving Corporation, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Appointed Director and the Stockholder have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Reorganization Agreement.

(f) (i) Promptly after an Indemnity Claim becomes an Established Claim, the Appointed Director and the Stockholder shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Parent, and the Escrow Agent promptly shall pay to Parent, an amount equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii) Payment of an Established Claim shall be made in shares of Parent Common Stock, pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Parent in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to Parent out of the Escrow Fund that number of shares of Parent Common Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Appointed Director and the Stockholder concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Appointed Director and the Stockholder in accordance with the procedures specified in paragraph 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Parent one or more stock certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, Parent shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Parent Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of Parent stock or otherwise. The Appointed Director and the Stockholder shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used in this Section 2, “Fair Market Value” means the average reported closing price for the Parent Common Stock for the ten trading days ending on the last trading day prior to the day the applicable portion of the Escrow Fund is released hereunder.

(iii) Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the Stockholder shall have the right to substitute, for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Stockholder shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Parent in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to the Stockholder.

3. On the first Business Day after the expiration of the Escrow Period, the Escrow Agent shall distribute and deliver to each Owner certificates representing the shares of Parent Common Stock then in such Owner’s account in the Escrow Fund, unless at such time there are any Indemnity Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Parent or a Surviving Corporation, would result in a payment to Parent, in which case the Escrow Agent shall retain, and the total amount of such distributions to such Owner shall be reduced by, the “Pending Claims Reserve” (as hereafter defined). The Appointed Director shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of shares of Parent Common Stock to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the Appointed Director and the Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to Parent an amount in respect thereof determined in accordance with paragraph 2(f) above, and to deliver to each Owner shares of Parent Common Stock then in such owner’s account in the Escrow Fund having a Fair Market Value equal to the amount by which the remaining portion of his account in the Escrow Fund exceeds the then Pending Claims Reserve (determined as set forth below), all as specified in a Joint Notice. If any Pending Claim is resolved against Parent, the Appointed Director and the Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner the amount by which the remaining portion of his account in the Escrow Fund exceeds the then Pending Claims Reserve. Upon resolution of all Pending Claims, the Appointed Director and the Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent shall pay to each Owner the remaining portion of his or her account in the Escrow Fund.

As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Parent Common Stock in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims). As used in this Section 3, “Fair Market Value” means the average reported closing price for the Parent Common Stock for the ten trading days ending on the last trading day prior to the day the Pending Claims Reserve determination is made.

4. The Escrow Agent, the Appointed Director and the Stockholder shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Parent and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

5. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Parent pursuant to the terms of this Agreement or, if such notice is disputed by the Appointed Director or the Stockholder, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Parent the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Appointed Director and the Stockholder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court in the Southern District of New York it deems reasonably appropriate.

(f) In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund into the United States District Court for the Southern District of New York and, upon giving notice to the Appointed Director and the Stockholder of such action, shall thereupon be relieved of all further responsibility and liability.

(g) The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund or it may deposit the Escrow Fund with the clerk of any appropriate court and be relieved of any liability with respect thereto or it may retain the Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Fund are to be disbursed and delivered.

(h) The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Parent for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(i) From time to time on and after the date hereof, the Appointed Director and the Stockholder shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(j) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Reorganization Agreement.

7. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives and shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Appointed Director, the Stockholder and the Escrow Agent.

8. The Appointed Director and the Stockholder each hereby consents to the exclusive jurisdiction of the New York state courts sitting in New York County and federal courts sitting in the Southern District of New York with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Appointed Director or the Stockholder in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 9, with a copy delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174-1901, Attention: David Alan Miller, Esq.

9. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Appointed Director, to him at:

[Name]

c/o Endeavor Acquisition Corp.

7 Times Square

New York, New York 10035

Telecopier No.:

with a copy to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1901

Attention: David Alan Miller, Esq.

Telecopier No.: 212-818-8881

B.	If to the Stockholder, to him at:

Dov Charney

[Address and fax number]

with a copy to:

[Name, address and fax number]

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company

2 Broadway

New York, New York 10004

Attention: Steven G. Nelson

Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10. (a) If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 2(d) of this Agreement.

(b) All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Parent.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

ENDEAVOR ACQUISITION, INC.

By:
Name:
Title:

THE STOCKHOLDER

Name:	Dov Charney

ESCROW AGENT

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:	Steven G. Nelson
Title:	Chairman

Annex H

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the      day of                     , 200    , by and among: Endeavor Acquisition Corp., a Delaware corporation (the “Company”), and the undersigned parties listed under the caption “Investors” on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors, formerly stockholders of American Apparel, Inc., a California corporation (“AAI”), and/or one or more of the corporations listed on Schedule A (collectively, “CI” and, collectively with AAI, the “Targets”) to the Agreement and Plan of Reorganization, dated as of December 18, 2006 and amended and restated as of October     , 2007 (“Reorganization Agreement”), have received shares of common stock of the Company (“Common Stock”) in exchange for the shares of stock of the Targets formerly held by them in connection with a series of transactions (the “Acquisition”) under the terms of the Reorganization Agreement;

WHEREAS, the Investors and the Company desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of shares of Common Stock held by them; and

WHEREAS, certain founders of the Company (“Founders”) have previously entered into a registration rights agreement with the Company, dated as of December 18, 2005, under which they have certain demand and piggyback registration rights with respect to their securities of the Company (“Founders Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Founders” is defined in the preamble to this Agreement.

“Founders Securities” is found in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean all of the shares of Common Stock issued to the Investors in the Mergers. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Securities and Exchange Commission makes a definitive determination that the Registrable Securities are saleable under Rule 144(k).

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Release Date” means the date that is three months prior to the date the Investors are no longer restricted in the transfer or sale of their Registrable Securities as provided in the lock-up agreement between the Company and each such Investor, dated                     .

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1. Request for Registration. At any time and from time to time on or after the Release Date, the holders of a majority-in-interest of the Registrable Securities held by the Investors or the transferees of the Investors, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder, a “Demanding Holder”) shall so notify the Company within thirty (30) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of Registrable Securities.

2.1.2. Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3. Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4. Reduction of Offering. Subject to the rights of the holders of securities issued or issuable upon exercise of those certain unit purchase options issued to the underwriters and/or its designees in connection with the Company’s initial public offering in December 2005 (the “Unit Purchase Options”), if the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, as a group, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Founders Securities as to which registration as demanded (pro rata among each such holder in accordance with the number of securities which such holder has requested be included in such registration, regardless of the quantity of securities held by such holder) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.1.5. Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.1.

2.2 Piggy-Back Registration.

2.2.1. Piggy-Back Rights. If at any time, or from time to time, on or after the Release Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within fifteen (15) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2. Reduction of Offering. Subject to the rights of the holders of the Unit Purchase Options, if the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities and the Founding Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders

(pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, as a group, the Registrable Securities and Founding Securities to which registration has been requested (pro rata among each holder of such securities in accordance with the number of securities which such holder has requested be included in such registration, regardless of the quantity of securities held by such holder) that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

2.2.3. Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Form S-3. The holders of a majority of the Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $7,500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1. Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1 or Section 2.3, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2. Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders and shall provide such persons with reasonable opportunity to review and comment on same, which review and comment shall not be unreasonable and shall not be unreasonably withheld or delayed.

3.1.3. Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4. Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the

Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5. State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e) or subject itself to taxation in any such jurisdiction.

3.1.6. Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7. Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8. Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9. Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11. Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The

Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that, other than with respect to registration rights granted by the Company to holders of the unit purchase options granted to the underwriters in connection with the Company’s initial public offering in December 2005, and registration rights afforded the persons who were security holders of the Company immediately prior to the initial public offering, no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Investor or holder of Registrable Securities or of any assignee of the Investor or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Endeavor Acquisition Corp.

180 Madison Avenue, Suite 2305

New York, New York 10016

Attention: Chairman of the Board

Telephone:

Facsimile:

with a copy to:

Graubard Miller

405 Lexington Avenue

New York, NY 10174

Attention: David Alan Miller, Esq.

Telephone: 212-818-8800

Facsimile: 212-818-8881

To an Investor, to:

Such Investor’s address as set forth on the Signature Page hereto:

with a copy to:

Buchanan Ingersoll & Rooney PC

One Chase Manhattan Plaza

35th Floor

New York, New York 10005-1417

Attention: Robert Frucht, Esq.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

ENDEAVOR ACQUISITION CORP.

By:

INVESTORS:

Signature

Name:

Address:

Signature

Name:

Address:

Signature

Name:

Address:

Signature

Name:

Address:

Annex I

GRAUBARD MILLER The Chrysler Building 405 Lexington Avenue NEW YORK, N.Y. 10174-1901 (212) 818-8800

[Closing Date]

Endeavor Acquisition Corp.

7 Times Square, 17th Floor

New York, New York 10036

Re: Merger with American Apparel

Dear Sirs:

We have acted as counsel to Endeavor Acquisition Corp. (“Endeavor”), a Delaware corporation, in connection with:

(a) the proposed merger of American Apparel, Inc. (“AAI”), a California corporation, into Endeavor’s wholly owned subsidiary AAI Acquisition LLC, (“Merger Sub”), a California limited liability company;

(b) the concurrent exchange of all of the outstanding capital stock of each of the Canadian Companies set forth on Schedule A of the Acquisition Agreement (the “CI companies”) for shares of common stock of Endeavor; and

(c) the acquisition by AAI of American Apparel, LLC (“LLC”).

The outstanding capital stock of AAI is owned equally by Mr. Charney and Mr. Lim. The outstanding capital stock of the CI companies is owned by Mr. Charney. The aggregate consideration to be delivered to Mr. Charney by Endeavor in connection with the merger and exchange is 37,258,065 shares of Endeavor common stock, subject to downward adjustment, based on American Apparel’s net debt at Closing. If Mr. Charney does not purchase all of Mr. Lim’s equity interests in the American Apparel companies, immediately prior to the acquisition and by December 15, 2007, Endeavor will buy out Mr. Lim’s equity interests for approximately $67.8. As a result of the merger and transfer of capital stock, AAI will be merged with and into Merger Sub and Merger Sub will survive as a wholly owned subsidiary of Endeavor. You have requested our opinion in connection with the federal income tax consequences of the proposed merger to Endeavor and the stockholders of Endeavor.

FACTS

The relevant facts are set forth in the Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on November      2007, File No. 001-32692, as amended (the “Proxy Statement”), and the Agreement and Plan of Reorganization, dated as of December 18, 2006, and amended and restated as of November 7, 2007 among Endeavor, Merger Sub, AAI, LLC, CI companies, Dov Charney, Sang Ho Lim and the stockholders of each of the CI companies (the “Acquisition Agreement”). For purposes of this opinion we have assumed and rely upon the truth and accuracy of the facts as set forth in the aforesaid documents.

Endeavor Acquisition Corp.

[Closing Date]

A summary of the facts are as follows: Endeavor was organized July 22, 2005 to effect a business combination with an operating business. Its assets consist primarily of cash in a trust account. The outstanding units, common stock and warrants of Endeavor are publicly held and are traded on the American Stock Exchange. AAI, organized many years ago, is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel. As of May 31, 2007, American Apparel operated 157 retail stores in 11 countries: the United States, Canada, Mexico, England, Germany, France, Switzerland, the Netherlands, Israel, Japan and South Korea. American Apparel also operates a leading wholesale business that supplies t-shirts and other casual wear to distributors and screen printers. LLC is currently inactive. Dov Charney (“Mr. Charney”) is owner of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of LLC; Sang Ho Lim (“Mr. Lim”) is the owner of the remaining 50% of the outstanding capital stock of AAI and the remaining 50% of the outstanding membership interests of LLC.

Under the terms of the Acquisition Agreement:

•

immediately prior to the acquisition, Mr. Charney will purchase all of the outstanding capital stock and membership interests of the American Apparel companies owned by Mr. Lim for approximately $67.8 million if effected by December 15, 2007 (“Lim Buyout”) or if Mr. Charney does not affect the Lim Buyout, Endeavor will affect it directly;

•	immediately prior to the acquisition, all of the membership interests of LLC will be transferred to AAI;

•	AAI will be merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor; and

•

all of the outstanding capital stock of each of the CI companies will be exchanged for shares of common stock of Endeavor, with all of the CI companies surviving the transaction as wholly owned subsidiaries of Endeavor.

Of the shares to be issued to Mr. Charney at the Closing, 8,064,516 shares will be placed in escrow to secure Endeavor’s indemnity rights under the Acquisition Agreement. This escrow will be governed by the terms of an Escrow Agreement. Mr. Charney retains the right to vote his shares and receive cash dividends on the escrowed shares. Under Section 2(f)(iii) of the Escrow Agreement, Mr. Charney may substitute cash for the escrowed stock.

In the proposed merger, all of the assets of AAI will be acquired by Merger Sub and Endeavor will continue to own 100% of the outstanding common stock of Merger Sub. All of the stockholders of AAI have approved the acquisition and the transactions contemplated by the Acquisition Agreement. Mr. Charney has agreed not to sell any of the Endeavor common stock he receives in the Acquisition until the third anniversary of the Closing, subject to certain exceptions.

Endeavor’s stockholders will continue to hold the shares of Endeavor common stock that they owned prior to the merger. Holders of Endeavor common stock issued in its IPO have the right to vote against the acquisition proposal and demand that Endeavor convert such shares into a pro rata portion of the trust account.

THE LAW

Section 61 of the Internal Revenue Code of 1986, as amended (“IRC”) provides that gross income includes “gains derived from dealings in property.” IRC section 1001 provides that the sale or exchange of property shall be a taxable event and gain “shall be the excess of the amount realized from the sale or other disposition of property over the adjusted basis” of the property.

Endeavor Acquisition Corp.

[Closing Date]

Certain types of exchanges, however, are afforded nonrecognition treatment where the exchange does not change the taxpayer’s capital investment, but merely the form in which he holds it. In these cases, the potential gain for recognition is preserved by substituting the basis of the relinquished property for the basis of the property received.

To qualify for nonrecognition of gain and tax free exchange treatment the exchanges of property and exchange of stock or securities for stock or securities must be pursuant to a “reorganization.” The term “reorganization” is defined by IRC section 368(a)(1)(A) to include mergers. IRC section 368(a)(2)(D) encompasses within the term “reorganization” a forward subsidiary merger. This type of reorganization is effected by a merger of the target into a newly formed subsidiary, in which the target shareholders receive in exchange for their target stock either solely stock of the parent corporation or parent stock and boot (e.g., cash). The Treasury Regulations require that, in order for a forward subsidiary merger to qualify for nonrecognition treatment, the merger of the target into the subsidiary must be a transaction which “would have qualified under section 368(a)(1)(A) if the merger had been into the controlling corporation.” Treas. Reg. § 1.368-2(b)(2). Thus the same amount of non-stock consideration that could be given in a two-party section 368(a)(1)(A) merger can be given in a forward subsidiary merger. In the forward subsidiary merger, the subsidiary must acquire “substantially all” of the target’s assets. IRC § 368(a)(2)(D). No stock of the subsidiary can be used in the transaction. IRC § 368(a)(2)(D)(i). The subsidiary and the parent may each assume target’s liabilities. Treas. Reg. § 1.368-2(b)(2). As in the case of any reorganization classified as a merger, the continuity of interest requirement must be satisfied.

With respect to the necessary degree of continuity of interest (“COI”) in a merger, Martin Ginsburg and Jack Levin (“Ginsburg and Levin”) in their treatise, Merger, Acquisitions, and Buyouts, state:

Effective 9/05 IRS/Treasury at long last finalized regulations (T.D. 9225), and in 3/07 superseding but consistent temporary regulations (T.D. 9316), adopting (in an example) a 40%-is-good COI test. Thus, the old maxim, “for COI you need 50% P stock for an IRS ruling, 40% P stock for a tax practitioner’s opinion,” has become simply, “for COI you need 40% P stock.” See Temp. Reg.§ 1.368-1T(e)(2)(v) example (1).

2 MARTIN D. GINSBURG & JACK S. LEVIN, MERGER, ACQUISITIONS, AND BUYOUTS ¶ 610.2, at 6-244 (JUL 2007).

Each of the foregoing requirements for a forward subsidiary merger is to be complied with in the proposed merger of AAI into Merger Sub.

Treasury Regulations section 1.368-1T(e)(2) provides that to determine whether the continuity of interest requirement is met, the amount of cash and stock portions of the merger consideration shall be valued on the last business day before the first date a binding contract is signed, if such contract provides for fixed consideration which can consist of stock, money and other property.

Endeavor Acquisition Corp.

[Closing Date]

Endeavor’s acquisition of AAI calls for the issuance of only stock to Mr. Charney if he purchases Mr. Lim’s stock interest in AAI prior to the merger and cash to Mr. Lim if Mr. Charney does not effect the purchase of Mr. Lim’s ownership interests by the date of Closing. Thus the date for testing the continuity of interest is as of November 7, 2007, the date of the signing of the binding Acquisition Agreement. On that date the Endeavor common stock traded at a price of $12.30 per share on the American Stock Exchange. Assuming that Mr. Charney does not purchase Mr. Lim’s stock interests in AAI then the breakdown of the proportionate division of stock and cash is:

	Approximate Values	Percentages
Endeavor common stock to Mr. Charney:
37,258,065 shares @ $12.30 per share	$458.3 million	87%
Endeavor cash to Mr. Lim:	67.8 million	13%

Total	526.1 million	100%

If 20% of the merger consideration is attributable to the CI companies (based on the comparative EBITDA of the CI companies to the total of American Apparel for the year 2006), this would reduce the total merger consideration for AAI by twenty percent to $421 million, with the balance of $105 million being allocable to the acquisition of the CI companies. Endeavor’s payment for acquiring the stock of AAI would be $353 million in stock to Mr. Charney and $67.8 million in cash to Mr. Lim. The proportions of merger consideration would be 16% in cash and 84% in stock, more than sufficient to satisfy the continuity of shareholder interest tests.

IRC section 354(a)(1) provides that, with respect to a shareholder, “no gain or loss is recognized if stock or securities in a corporation a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization.” A shareholder is taxable to the extent cash is received. IRC section 356(a) provides that if property other than stock or securities is received by a stockholder pursuant to a plan of reorganization, gain is recognized in an amount not in excess of the sum of money and the fair market value of other property received.

IRC section 358 provides that in the case of an exchange to which section 354 applies, the “basis of the property permitted to be received under such section without the recognition of gain or loss shall be the same as that of the property exchanged.” IRC section 361(a) provides that “[n]o gain or loss shall be recognized to a corporation if such corporation is a party to a reorganization and exchanges property, in pursuance of the plan or reorganization, solely for stock or securities in another corporation a party to the reorganization.” IRC section 361(b) provides that the target corporation does not recognize gain or loss on the exchange even if it receives other property in addition to stock or securities if the corporation distributes the other property pursuant to the plan of reorganization.

IRC section 1032 provides that “[n]o gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock (including treasury stock) of such corporation.” The Internal Revenue Service holds that a subsidiary recognizes no gain or loss upon the issuance of its parent’s stock in connection with a reorganization. See Treas. Reg. §1.1032-2; Rev. Rul. 57-278, 1957-1 Cum. Bul. 124.

IRC section 1221 defines a “capital asset” as property held by the taxpayer other than stock in trade, inventory, property held primarily for sale to customers, depreciable property, real property used in trade or business, and certain other specified types of property. IRC section 1222(3) defines “long-term capital gain” as gain from the sale or exchange of a capital asset held for more than one year.

Endeavor Acquisition Corp.

[Closing Date]

OPINION

Assuming that the above factual statements are the same on the Effective Date, our opinion of the federal income tax consequences of the proposed merger, transfer and acquisition to Endeavor, Endeavor stockholders and AAI, based upon existing provisions of the IRC, is:

1. The merger of AAI into Merger Sub will qualify as a reorganization within the meaning of IRC section 368(a).

2. No gain or loss will be recognized by Endeavor upon the issuance of its stock in connection with the proposed merger.

3. No gain or loss will be recognized by Merger Sub in connection with the proposed merger.

4. No gain or loss will recognized by stockholders of Endeavor if their conversion rights are not exercised.

5. A stockholder of Endeavor who exercises conversion rights and effects a termination of the stockholder’s interest in Endeavor will be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of Endeavor for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Endeavor common stock. This gain or loss will be a capital gain or loss if such shares were held as a capital asset on the date of the merger and will be a long-term capital gain or loss if the holding period for the share of Endeavor common stock is more than one year.

6. No gain or loss will be recognized by AAI in connection with the proposed merger.

This opinion is furnished to you for your benefit in connection with the transactions contemplated by the Acquisition Agreement and may not be relied upon by any other person or used for any other purpose without our prior written consent.

We consent to the inclusion of a copy of this opinion as an exhibit to the Registration Statement, and to the references to this opinion and to this firm in the Prospectus.

Very truly yours,

Annex J

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made between Endeavor Acquisition Corp. (the “Company”), a Delaware corporation, AAI Acquisition LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and Dov Charney (“Executive”) and is entered into concurrently with the closing of the merger and related business combination transactions (collectively, the “Acquisition”) prescribed by the Agreement and Plan of Reorganization (“Reorganization Agreement”) entered into as of December 18, 2006, and thereafter amended and restated as of November 7, 2007, by and among the Company, Merger Sub, American Apparel, Inc., a California corporation (“AAI”), the various Canadian companies defined in the Reorganization Agreement as CI, American Apparel, LLC, a California limited liability company (“AALLC” and, collectively with AAI and CI, the “Target Companies”), and all of the stockholders or members of the Target Companies, which include the Executive. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Reorganization Agreement.

R E C I T A L S

WHEREAS, the Company desires to be assured of the association and services of Executive; and

WHEREAS, Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, effective as of the Effective Date, upon the mutual terms, covenants and conditions set forth herein.

2. Term.

2.1 Initial Term. The initial term of this Agreement is the three (3) year period beginning on the Effective Date and ending on December 31, 2010, unless terminated earlier pursuant to the provisions of Section 7 of this Agreement; provided, however, that Executive’s obligations set forth in Section 11 of this Agreement shall continue in effect after any such termination.

2.2 Additional Terms. Beginning on December 31, 2009, and on each anniversary of such date, the term of this Agreement will automatically renew for successive one-year periods unless either party provides notice of non-renewal at least 90 days prior to such renewal date.

3. Duties. Executive will serve as Chief Executive Officer and President of each of the Company, Merger Sub and the CI companies (the “Constituent Companies”) and shall have such duties and responsibilities as may from time to time be assigned to Executive by the Board of Directors of each of the Constituent Companies (in each case, the “Board”), commensurate with Executive’s title and position described in this sentence. Executive shall report directly to the Board of each of the Constituent Companies. Executive agrees that he shall at all times conscientiously perform all of the duties and obligations assigned to him under the terms of this Agreement to the best of his ability and experience and in compliance with law. Executive shall perform his duties out of the Company’s Los Angeles, California office (as same may be relocated in the same metropolitan area from time to time) or at such other location as shall be agreed to by the Company and Executive; provided, that, Executive’s duties will include reasonable travel in the United States and abroad, including but not limited to travel to the Company’s domestic and foreign showrooms and offices of Company and its subsidiaries and affiliates as is reasonably necessary and appropriate to the performance of Executive’s duties hereunder. Executive will comply with and be bound by Company’s operating policies, procedures, and practices from time to time in effect during Executive’s employment.

4. Exclusive Service. Executive agrees to use his best efforts to promote the interests of the Constituent Companies and to devote his full business time and energies to the business and affairs of the Constituent Companies and the performance of his duties hereunder. Executive may, however, engage in civic and not-for-profit activities for which no compensation (other than reimbursement of his actual expenses incurred in performance of such activities) is paid to him, so long as such activities do not materially interfere with the performance of his duties to the Constituent Companies or directly conflict with the business interests of the Constituent Companies.

5. Board Membership. Company will nominate Executive to serve as a member of the Company’s Board at all times at which Executive is up for re-election during the term of this Agreement.

6. Compensation and Benefits.

6.1 Salary. During the term of this Agreement, the Company will pay Executive an initial salary of $750,000 per annum. Annual salary reviews will be conducted by the Company’s Board at which time Executive’s base salary may be increased but not decreased.

6.2 Annual Performance Bonus. Executive is eligible to receive an annual performance bonus for each Company fiscal year based on the achievement of performance and/or revenue goals set by the Company’s Board or a committee thereof, with a target bonus equal to 150 % of Executive’s annual base salary. All payments made pursuant to this Section 6.2 will be made in no event later than the later of (i) the 15th day of the third month following the end of Executive’s taxable year in which the annual performance bonus is determined or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the annual performance bonus is determined.

6.3 Long-Term Performance Bonus. Executive is eligible to receive a long-term performance bonus based on achievement of performance and/or revenue goals set by the Company’s Board or a committee thereof, covering the three (3) year period beginning on the Company fiscal year of the Effective Date, in an amount up to 300 % of base salary. All payments made pursuant to this Section 6.3 will be made in no event later than the later of (i) the 15th day of the third month following the end of Executive’s taxable year in which the long-term performance bonus is determined or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the long-term performance bonus is determined.

6.4 RESERVED

6.5 Benefits. Executive is eligible to participate (at Company’s cost) in Company’s employee benefit plans of general application as they may exist from time to time, including without limitation those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, and those plans covering life, health, and dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. Executive will receive such other benefits, including vacation, holidays and sick leave, as Company generally provides to its employees holding similar positions as that of Executive. The Company reserves the right to change or otherwise modify, in its sole discretion, the benefits offered herein to conform to the Company’s general policies as may be changed from time to time during the term of this Agreement. Executive shall also be entitled to continue to use the Target Companies’ residential apartments and vehicles maintained by the Target Companies for use by its executives and other employees.

6.6 Expenses. Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with Company’s business, provided that such expenses are deductible to Company and do not result in an excise tax to Executive under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), are in accordance with Company’s applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

2

7. Termination Events.

7.1 Permanent Incapacity. This Agreement and Executive’s employment with the Company shall automatically terminate on the date on which Executive dies or becomes permanently incapacitated. “Permanent incapacity” as used herein shall mean the inability to engage in any substantial gainful activity or the receipt of income replacement benefits for a period of three (3) months or more under an accident and health plan covering employees of the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Executive shall be deemed to have “become permanently incapacitated” on the date 30 days after the Company has determined that Executive is permanently incapacitated and so notifies Executive.

7.2 Termination By The Company With Cause. Executive’s employment may be terminated by the Company with cause in the event of any of the following actions by Executive: (i) willful and continued failure to fully perform material duties under this Agreement (other than Permanent Incapacity), (ii) willful and continued failure or refusal to follow material written directions of the Company’s Board consistent with Executive’s authority, duties and responsibilities, (iii) the commission by Executive of an act of fraud or embezzlement against the Company, (iv) the conviction of Executive or Executive entering a plea of guilty or nolo contendere to a crime that constitutes a felony (“Cause”). In this regard, the parties acknowledge that the Executive is a party with respect to the case captioned as Mary Nelson v. American Apparel, Inc., et al., Case Number BC333028, filed in Superior Court of the State of California for the County of Los Angeles, Central District and agree that this case shall not be used as the basis for a termination with Cause under this Section 7.2, regardless of the outcome. Executive shall have a period of thirty (30) days to cure any acts which would otherwise give the Company the right to terminate employment with Cause starting at the date of receipt of written notice of the Company’s Board’s intent to terminate Executive with Cause. Such notice shall state in reasonable detail the acts which the Company considers to be grounds for such termination. Executive shall be provided a reasonable opportunity during such 30-day period to hear and consider the evidence against him and a reasonable opportunity to provide information or other defense relevant to the decision to terminate with Cause.

7.3 Termination Without Cause. Subject to the terms set forth in Section 8 below, Executive’s employment may be terminated by the Company “without cause” by providing a (30) day written notice of such termination.

7.4 Termination for Good Reason. Executive may terminate his employment for “Good Reason” effective upon delivery of written notice to the Company, which shall be given no later than 90 days from the date the Company takes one of the following actions without Executive’s consent: (i) assignment to Executive of any duties materially inconsistent with his authority, duties or responsibilities, or any other action which results in a material diminution or adverse change in such authority, duties or responsibilities, (ii) a material breach of the Company’s obligations under this Agreement that is not cured within thirty (30) days after written notice, or (iii) a material reduction in Executive’s annual base salary or bonus opportunities, which is not related to any failure by Executive to satisfy mutually agreed upon performance goals.

8. Severance Payments

8.1 Payment On Termination Upon Permanent Incapacity, With Cause or Death. Upon termination of Executive’s employment pursuant to Section 7.1, Section 7.2 or Executive’s death, the Company shall pay Executive or, to the extent applicable, Executive’s estate, within ten days after the effective date of such termination, any unreimbursed expenses then owed by the Company to Executive and all accrued but unpaid wages. Executive shall not be entitled to any other consideration or compensation.

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8.2 Payment Upon Termination Without Cause Or For Good Reason. In the event that Executive’s employment is terminated (i) by the Company without Cause or (ii) by Executive for Good Reason, Executive shall be entitled to the following: (1) a lump sum payment on the 15th day following Executive’s termination of employment of a pro rata portion of his annual and long term performance bonuses for the year in which he is terminated as if 100% of the performance targets were met, (2) a lump sum payment on the 15th day following Executive’s termination of employment equal to the greater of (x) annual base salary for the remainder of Executive’s employment contract or (y) two (2) times the sum of Executive’s annual base salary and maximum annual performance bonus, (3) immediate vesting of all equity awards granted to Executive by the Company and (4) all lock-up restrictions on all of Executive’s stock in the Company shall immediately lapse (collectively referred to as, “Severance Benefits”); provided, however, that to the extent required under Section 409A of the Code, all Severance Benefits shall be made or become effective, as applicable, on the first business day following the six-month period immediately following the Executive’s date of termination, plus interest thereon, at a rate equal to the applicable “Federal short-term rate” (as defined in Section 1274(d) of the Code) for the month in which such date of termination occurs, from the respective dates on which such amounts would otherwise have been paid until the actual date of payment; except that, in the event of Executive’s death all Severance Benefits shall be made or become effective, as applicable, immediately following the date of Executive’s death.

8.3 Section 409A of the Code. For purposes of this Agreement, Executive’s employment shall be treated as having terminated only if the Executive shall have incurred a “separation from service” within the meaning of Section 409A of the Code and applicable guidance issued thereunder.

9. Gross-Up.

9.1 Whether or not Executive becomes entitled to payments under Section 8 of this Agreement, if any of the payments or benefits received or to be received by Executive in connection with a “Change in Control,” as defined in Section 10 below, or Executives termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person, as defined below, affiliated with the Company, any Person whose actions result in a change in control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment being hereinafter referred to as the “Total Payments”) will be subject to the excise tax imposed under section 4999 of the Code (the “Excise Tax”), the Company shall pay to Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Gross-Up Payment, shall be equal to the Total Payments.

9.2 For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as “parachute payments” (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor (the “Auditor”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all “excess parachute payments” within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount, as defined in Section 280G(b)(3) of the Code, allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, (1) Executive shall be deemed to pay federal

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income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence on the date of termination (or if there is no date of termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 9), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (2) Executive shall be deemed to be subject to the loss of itemized deductions and personal exemptions to the maximum extent provided by the Code for each dollar of incremental income.

9.3 In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by Executive), to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in Executive’s taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross Up Payment in respect of such excess (plus any interest, penalties or additions payable by Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

9.4 Any Gross-Up Payments under this Section 9 shall be made as soon as practicable but in no event later than the end of the calendar year following the calendar year in which the Excise Tax is paid.

10. Change in Control

10.1 Change in Control Defined. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a) any Person, as defined below, is or becomes the Beneficial Owner, as defined below, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (a) any parent of the Company or the entity surviving such merger or consolidation (b) if there is no such parent, of the Company or such surviving entity;

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

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(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (a) any parent of the Company or the entity surviving such merger or consolidation or (b) if there is no such parent, of the Company or such surviving entity; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (a) any parent of the Company or of the entity to which such assets are sold or disposed or (b) if there is no such parent, of the Company or such entity.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

10.2 Person Defined. “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

11. Confidentiality and Proprietary Rights.

11.1 Confidentiality. Executive acknowledges that as a result of his employment with the Company and his prior employment with the Target Companies, Executive has obtained and will obtain secret and confidential information concerning the business of the Company, the Target Companies and their subsidiaries and affiliates (all of such entities referred to collectively in this Section, as the “Company”). Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the Term of his employment with the Company or at any time thereafter, to any person, firm or corporation any confidential information concerning the Company which is not in the public domain including trade secrets, budgets, strategies, operating plans, marketing plans, supplier lists, non-public company agreements, employee lists, or the customer lists or similar confidential information of the Company.

11.2 Proprietary Rights. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company and/or its subsidiaries, which Executive shall use or prepare or come in contact with in the course of, or as a result of his employment, or as a result of work performed by Executive for the Company, shall, as between the parties, remain the sole property of the Companies. Upon termination of his employment with the Company, Executive agrees to immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Further, the Executive agrees to disclose and assign, and does hereby assign, to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by the Executive, whether or not patentable or copyrightable, either solely or jointly with others during the course of his employment with the Company, relating directly to the business, work or investigations of the Company or its subsidiaries (“Company Inventions”).

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Notwithstanding the foregoing, Executive understands that the provisions of this Agreement requiring assignment of Company Inventions to the Company do not apply to any invention which qualifies under the provisions of California Labor Code Section 2870 (as set forth in Exhibit A hereto). Executive understands that Company will keep in confidence and will not disclose to third parties without Executive’s consent any confidential information disclosed in writing to Company relating to inventions that qualify under the provisions of Section 2870 of the California Labor Code.

12. Miscellaneous.

12.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

12.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

12.3 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

12.4 Arbitration of Disputes. The Company and Executive agree that any and all disputes based upon, relating to or arising out of this Agreement, Executive’s employment relationship with the Company or any of its subsidiaries or affiliates and/or the termination of that relationship, and/or any other dispute by and between Executive and the Company or any of its subsidiaries or affiliates, including any and all claims that Executive may at any time attempt to assert against the Company or any of its subsidiaries or affiliates, shall be submitted to binding arbitration in Los Angeles County, California, pursuant to the American Arbitration Association’s (“AAA”) Employment Arbitration Rules and Mediation Procedures, including the Optional Rules for Emergency Measures of Protection (the “Rules”), provided that the arbitrator shall allow for discovery sufficient to adequately arbitrate any asserted claims, including access to essential documents and witnesses, and otherwise in accordance with California Code of Civil Procedure § 1283.05, and provided further that the Rules shall be modified by the arbitrator to the extent necessary to be consistent with applicable law. The arbitrator shall be a retired judge of the California Superior Court, California Court of Appeal, or United States District Court, to be mutually agreed upon by the parties. If, however, the parties are unable to agree upon an arbitrator, then an arbitrator who is a retired judge of the California Superior Court, California Court of Appeal, or United States District Court, shall be selected by AAA in accordance with the Rules. The Company and Executive further agree that each party shall pay its own costs and attorneys’ fees, if any; provided, however, that if either party prevails on a claim which affords the prevailing party an award of attorneys’ fees, then the arbitrator may award reasonable attorneys’ fees to the prevailing party, consistent with applicable law. In any event, the Company shall pay any expenses that Executive would not otherwise have incurred if the dispute had been adjudicated in a court of law, rather than through arbitration, including the arbitrator’s fee, any administrative fee and any filing fee in excess of the maximum court filing fee in the jurisdiction in which the arbitration is commenced. The Company and Executive further agree that any hearing must be transcribed by a certified shorthand reporter, and that the arbitrator shall issue a written decision and award supported by essential findings of fact and conclusions of law in order to facilitate judicial review. Said award and decision shall be issued within thirty (30) days of the completion of the arbitration. Judgment in a court of competent jurisdiction may be had on said decision and award of the arbitrator. For these purposes, the parties agree to submit to the jurisdiction of the state and federal courts located in Los Angeles County, California.

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12.5 Injunctive Relief. Executive acknowledges and agrees that the services being rendered by Executive to the Company under this Agreement (and which were rendered to the Target Companies prior to the date of this Agreement) are of a special, unique and extraordinary character that gives them peculiar value to the Company and/or its subsidiaries and affiliates, the loss of which (in violation of this Agreement) would cause irreparable harm to the Company and/or its subsidiaries and affiliates, for which the Company and/or its subsidiaries and affiliates would have no adequate remedy at law. Executive further acknowledges and agrees that the trade secrets and confidential and related information referred to in this Agreement each are of substantial value to the Company and/or its subsidiaries and affiliates and that a breach of any of the terms and conditions of this Agreement relating to those subjects would cause irreparable harm to the Company and/or its subsidiaries and affiliates, for which the Company and/or its subsidiaries and affiliates would have no adequate remedy at law. Therefore, in addition to any other remedies (in law or in equity) that may be available to the Company and/or any of its subsidiaries and affiliates under this Agreement or otherwise, the Company and/or its subsidiaries and affiliates shall be entitled to obtain (pursuant to the Rules) temporary restraining orders, preliminary and permanent injunctions and/or other equitable relief (pursuant to the Rules) to specifically enforce Executive’s duties and obligations under this Agreement, or to enjoin any breach of this Agreement, without the need to post a bond or other security and without the need to demonstrate special damages.

12.6 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

12.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

12.8 Modification. This Agreement may be modified, amended, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto.

12.9 Attorneys’ Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys’ fees, legal expenses and costs incurred in arbitrating or otherwise attempting to enforce this Agreement or resolve such dispute. In construing this Agreement, no party hereto shall have any term or provision construed against such party solely by reason of such party having drafted or written such term or provision.

12.10 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

12.11 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

12.12 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

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12.13 Notices. Any notice under this Agreement must be in writing and may be: (i) telecopied, (ii) sent by overnight courier, (iii) hand-delivered, or (iv) sent by United States mail, to the party to be notified at the following address:

If to the Company, to:	Endeavor Acquisition Corp.
[Post-merger address]
Attention: Chairman of the Board
Telephone:
Facsimile:

If to the Executive, to:	Dov Charney
[Home address]
[Home phone and facsimile]

12.14 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement (including but not limited to the obligations set forth in Section 11 hereof) shall, unless otherwise specified, survive the termination or expiration of this Agreement and be binding on Executive and the Company.

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IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of             , 2007.

In the presence of:	Endeavor Acquisition Corp.

By:

American Apparel (USA), Inc.

By:

American Apparel (Canada), Inc.

By:

Dov Charney

Employment Agreement Signature Page S-1

Exhibit A

CALIFORNIA LABOR CODE SECTION 2870

EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under Subdivision (a), the provision is against the public policy of this state and is unenforceable.”

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PROXY

ENDEAVOR ACQUISITION CORP.

590 Madison Avenue

21st floor

New York, New York 10022

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ENDEAVOR ACQUISITION CORP.

The undersigned appoints Jonathan Ledecky and Eric Watson, as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Endeavor Acquisition Corp. (“Endeavor”) held of record by the undersigned on              November 16, 2007, at the Special Meeting of Stockholders to be held on December 12, 2007, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4, 5 AND 6. THE ENDEAVOR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3 4, 5 AND 6. THE ENDEAVOR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve the Agreement and Plan of Reorganization, among Endeavor, AAI Acquisition, LLC., American Apparel, Inc., American Apparel, LLC, each of the Canadian Companies and their stockholders set forth on Schedule A of the Agreement and Plan of Reorganization, Dov Charney and Sang Ho Lim, which provides for the acquisition of all of the outstanding capital stock of American Apparel.	FOR ☐	AGAINST ☐	ABSTAIN ☐	If you voted “AGAINST” Proposal Number 1 and you hold shares of Endeavor common stock issued in the Endeavor initial public offering, you may exercise your conversion rights and demand that Endeavor convert your shares of common stock onto a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Endeavor common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the acquisition is completed and you affirmatively vote against the acquisition, continue to hold these shares through the effective time of the acquisition and deliver your stock certificate to Endeavor’s transfer agent within the time period specified in a notice that you will receive from Endeavor. Failure to (a) vote against adoption of the Agreement and Plan of Reorganization, (b) check the following box, (c) deliver your stock certificate to Endeavor’s transfer agent within such time period, or (d) submit this proxy in a timely manner will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

2.	To approve an amendment to the Certificate of Incorporation of Endeavor to change the name of Endeavor from Endeavor Acquisition Corp. to American Apparel, Inc.	☐	☐	☐

3.	To consider and vote upon the approval of an amendment to the Certificate of Incorporation of Endeavor to increase the number of authorized shares of Endeavor common stock.	☐	☐	☐

4.	To approve an amendment to the Certificate of Incorporation of Endeavor to remove the preamble and sections A through D, inclusive, of Article Sixth from the Certificate of Incorporation from and after the closing of the acquisition, and to redesignate section E of Article Sixth as modified as Article Sixth.	☐	☐	☐

5.	To approve the 2007 Performance Equity Plan.	☐	☐	☐

6.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized